An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Tejascore Techsystems Inc.

1031 Ives Dairy Road

Suite 228

Miami, FL 33179

United States
Telephone: 786-461-1732

Website- https-//tejascoretechsystems.com/

Tejascore Techsystems Inc. is offering 75,000,000 shares of our common stock at a price of $1.00 per share, in a self-underwritten, no-minimum, best-efforts Regulation A Tier 2 public offering, for total gross proceeds of up to $75,000,000. Although this offering is not subject to any minimum subscription requirement, all investor funds will be deposited into an independent third-party escrow account immediately upon receipt. The escrow structure is designed to protect investors while giving the Company the flexibility necessary to execute its multi-stage acquisition program. Because the Company intends to complete three separate acquisitions—Alpha Maier (India), Marelli UM Electronic Systems Private Limited (India), and Paragon GmbH & Co. KGaA (Germany)—we will maintain a milestone-based escrow system that allows funds to be released only when specific, verifiable conditions are achieved. These conditions may include- (i) execution of a definitive purchase agreement for any of the target companies, (ii) satisfaction or waiver of material closing conditions, (iii) regulatory or corporate approvals required to close such acquisition, or (iv) confirmation that the Company has raised at least the minimum amount required to complete the relevant acquisition. Until such conditions are met, subscription funds will not be available for general corporate use and will remain in escrow.

If one or more acquisitions is delayed, restructured, or not pursued, funds attributable to uncompleted acquisition stages will continue to remain in escrow. No investor funds will be accepted, deposited, or processed unless and until this Offering Statement has been qualified by the Securities and Exchange Commission and the escrow agreement has been fully executed. At the conclusion of the offering period, any unused escrowed funds that have not met release conditions will be returned to investors without deduction, unless the subscriber affirmatively elects to allow the funds to be used for alternative corporate purposes described in this Offering Circular. Each investor may purchase any number of shares without limitation. The offering will terminate one year from the date of this Offering Circular unless extended or earlier terminated by the Company. Sales will begin as soon as the SEC qualifies this Offering Circular. See “Description of Securities We Are Offering,” page 389, and “Plan of Distribution,” page 141. The Company is using the Form 1-A disclosure format for this offering.

Investment in our common stock involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors”, beginning on page 11 of this offering circular, before deciding to invest.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION. GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

Price to the Public	Underwriting discounts and commissions (1)	Proceed to Issuer (2)	Proceeds to other persons
Per Share		$1	None	1	None
Total		$75,000,000	None	75,000,000	None

(1)We do not expect to incur any underwriting discounts, commissions or related expenses or allowances.

(2)We have incurred approximately US $250,000 in organizational, legal, advisory, and transaction-related expenses to date, all of which have been borne entirely by the founders, and the founders do not seek, and will not seek, any reimbursement of these amounts from the Company or from the proceeds of this offering.

The date of this offering circular is January 13, 2026.

Management’s Discussion And Analysis Of Financial Condition And Results Of Operations	268
Our Management	378
Related Party Transactions	380
Legal Proceedings	381
How We Compensate Our Director And Executive Officer	382
Who Owns Our Common Stock	385
Description Of Securities We Are Offering	389
Recent Sales of Unregistered Securities	394
Disqualification And Bad Actor Disclosure	395
Legal Matters	397
Experts	397
Where You Can Find More Information About Us	397
Index To Financial Statements	398
Unaudited Pro Forma Condensed Combined Financial Information	409
Exhibits	416
Signatures	417

USE OF PRONOUNS AND OTHER WORDS

The pronouns “we,” “us,” “our,” and words of similar meaning used in this Offering Circular refer to Tejascore Techsystems Inc. In the footnotes to our financial statements, the term “Company” also refers to Tejascore Techsystems Inc. The pronoun “you” refers to the reader of this Offering Circular and, where appropriate, to potential investors in our common stock. Unless the context otherwise requires, references in this Offering Circular to the “Company,” “we,”

“us,” or “our” refer to Tejascore Techsystems Inc. References to “Paragon” refer to Paragon GmbH & Co. KGaA. References to “Alpha Maier” or “Alpha Maier India” refer to Alpha Maier Private Limited. References to “Marelli UM” or “Marelli UM India” refer to Marelli UM Electronic Systems Private Limited. All references to currency are to U.S. dollars unless otherwise indicated.

SUMMARIES OF REFERENCED DOCUMENTS

This Offering Circular includes references to, and summaries of, certain agreements and other documents that are material to our business, operations, or the securities being offered. These summaries are provided to give investors a general understanding of the relevant terms; however, they do not contain all of the provisions of the actual documents. The full versions of these agreements and documents have been filed as exhibits to our Form 1-A Offering Statement, of which this Offering Circular forms a part, as filed with the U.S. Securities and Exchange Commission (the “SEC”). These documents are not incorporated by reference into this Offering Circular but are available for review through the SEC’s EDGAR database. We believe the summaries included in this Offering Circular fairly present the material terms of the referenced agreements; however, to fully understand the rights and obligations set forth in those documents, you should review the complete versions filed as exhibits. See the section titled “Where You Can Find More Information About Us” for details on how to access these materials electronically through the SEC’s website at www.sec.gov.

REGULATION A+ OVERVIEW

We are offering our Stock pursuant to rules adopted by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the Jobs Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer up to $75 million in a 12-month period.

FORWARD-LOOKING STATEMENTS

This offering circular contains forward–looking statements that involve risks and uncertainties. We use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, or “may”, or other such words, verbs in the future tense and words and phrases that convey similar meaning and uncertainty of future events or outcomes to identify these forward–looking statements. There are a number of important factors beyond our control that could cause actual results to differ materially from the results anticipated by these forward–looking statements. While we make these forward–looking statements based on various factors and using numerous assumptions, you have no assurance the factors and assumptions will prove to be materially accurate when the events they anticipate actually occur in the future. The forward–looking statements are based upon our beliefs and assumptions using information available at the time we make these statements. We caution you not to place undue reliance on our forward–looking statements as (i) these statements are neither predictions nor guarantees of future events or circumstances, and (ii) the assumptions, beliefs, expectations, forecasts and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward–looking statement to reflect developments occurring after the date of this offering circular.

YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS OFFERING CIRCULAR

You should rely only on the information contained in this offering circular. We have not authorized anyone to provide information different from that contained in this offering circular. We will sell our shares only in jurisdictions where such sale and distribution is permitted. The information contained in this offering circular is accurate only as of the date of this offering circular regardless of the time of delivery of this offering circular or the distribution of our common stock.

SUMMARY OF KEY TERMS

Issuer	Tejascore Techsystems Inc.
Securities Offered	Common Stock
Offering Amount	Up to 75,000,000 shares at $1.00 per share
Gross Proceeds (Maximum)	$75,000,000
Offering Type	Self-underwritten, no minimum, best-efforts
Use of Proceeds	Facilitating acquisitions, legal & audit costs, tech and working capital
Minimum Investment	None
Subscription Process	Subscription agreement + payment via wire or approved method

Escrow Arrangements

All investor subscription funds will be deposited into an independent third-party escrow account in connection with this Offering. The Company has identified an escrow agent for this Offering; however, the escrow agent has not yet been formally appointed or engaged as of the date of this Offering Circular. The Company expects to finalize and enter into a definitive escrow agreement prior to the filing of the final offering circular or at the time of execution of investor subscription agreements, as applicable. No investor funds will be accepted by the Company unless and until the Offering Statement has been qualified by the Securities and Exchange Commission and the escrow arrangements have been fully implemented. Following qualification, escrowed funds will be released in accordance with the terms of the escrow agreement and the Company’s disclosed use of proceeds. Any funds not used in connection with the consummation of one or more acquisitions by the end of the Offering period will be returned to investors in accordance with the escrow agreement and applicable law.

Dilution	Investors will experience substantial dilution—see “Dilution” section
Transfer Agent	We have not appointed a transfer agent and will do so before our shares are quoted on any public market.
Trading Market	Not currently trading; OTCQB application planned
Offering Termination	One year from qualification or earlier if fully subscribed

The above is a summary only. For a complete understanding of the terms of this offering, you should carefully read the entire Offering Circular, including the sections titled “Description of Securities We Are Offering,” “Use of Proceeds,” “Risk Factors,” and “Plan of Distribution.”

SUMMARY OF INFORMATION IN OFFERING CIRCULAR

Tejascore Techsystems Inc. is a Wyoming corporation formed on October 28, 2025, with our principal executive office located in Miami, Florida. We are a development-stage holding and operating company focused on acquiring, integrating, and scaling advanced automotive technology businesses across global markets. Overall, we are a Wyoming holding company and intend to conduct substantially all of our future operations through wholly owned or majority-owned subsidiaries to be established in India and Luxembourg. Our strategy centers on building a consolidated platform in automotive electronics, smart cabin systems, human–machine interface (“HMI”) technologies, digital instrumentation, and connectivity-based electronic control modules used in both internal-combustion and electric vehicles. We intend to grow through acquisitions, engineering expansion, operational integration, and coordinated technology development across our subsidiaries. We are currently pursuing the acquisition of three established automotive electronics and plastics-technology companies- Alpha Maier Private Limited (India), Marelli UM Electronic Systems Private Limited (India), and Paragon GmbH & Co. KGaA & Co (Germany). These companies supply major global OEMs with high-value components including digital instrument clusters, telematics units, gateway controllers, body electronics, injection-molded aesthetic parts, and smart cabin solutions. Upon completion of these acquisitions, Tejascore will operate an international footprint of engineering centers, SMT electronics manufacturing lines, and automotive-component production facilities serving OEM customers in India, Europe, and other global markets. Our business plan includes adding additional technologies in EV electronics, cockpit-domain controllers, and advanced display systems through both internal R&D and further acquisitions. We are not a broker-dealer, underwriter, investment firm, or advisory business, and we do not engage in securities distribution or third-party capital-raising activities. Our sole business purpose is to own, operate, and expand our acquired technology and manufacturing subsidiaries. After qualification of this Offering Circular and following the sale of our common stock to at least twenty-five investors, we intend to engage a market maker to apply to FINRA for a trading symbol. As of the date of this Offering Circular, our common stock is not quoted on the OTC Markets or any national securities exchange. We intend to apply for quotation on the OTCQB; however, there can be no assurance that we will meet the eligibility requirements or that an active trading market will develop or be maintained. We are offering 75,000,000 shares of our common stock at a price of $1.00 per share, in a self-underwritten, no-minimum, best-efforts Regulation A, Tier 2 offering, for gross proceeds of up to $75,000,000. All subscription funds will be deposited into an independent escrow account and will be released only upon achievement of predefined acquisition-related milestones. Funds not released for an acquisition will remain in escrow and, at the end of the offering period, will be returned to investors unless the investor provides affirmative consent for an alternative use disclosed in this Offering Circular. There is no minimum purchase requirement for investors. This offering will terminate one year from the date of this Offering Circular unless extended or earlier terminated by us. See “How We Plan to Use Proceeds from the Sale of Our Shares.” We are a development-stage company with no operating revenues and no operating subsidiaries as of the date of this Offering Circular. The Company was formed for the purpose of pursuing strategic acquisitions in the automotive electronics and systems sector and has not yet commenced revenue-generating operations. As of the date hereof, the Company does not own or control any operating businesses, has not completed any acquisitions, and has not generated any revenues from operations. The Company’s proposed business plan is dependent upon the successful identification, negotiation, financing, and completion of one or more acquisitions, as well as the subsequent integration and operation of such acquired businesses. There can be no assurance that any proposed acquisition will be completed, that the Company will successfully transition from a development-stage issuer to an operating company, or that it will generate revenues or achieve profitability in the future. Our business plan is acquisition-driven and depends on completing one or more strategic acquisitions of operating companies in India and Germany. As of the date of this Offering Circular, the Company has not completed any acquisitions and does not own or control any operating subsidiaries. Any proposed acquisitions referenced herein are subject to ongoing negotiation and customary closing conditions, including the execution of definitive acquisition documentation, receipt of required regulatory and third-party approvals and consents, satisfaction of due diligence requirements, and the availability of sufficient financing. Accordingly, there can be no assurance that any proposed acquisition will be consummated on the terms currently contemplated, within the expected timeframe, or at all. The offering price of $1.00 per share was determined by management and was not based on an independent valuation, fairness opinion, or market trading price. The offering price is arbitrary and investors will experience substantial dilution. See “Determination of Offering Price” and “Dilution.” All investor funds will be deposited into escrow and will not be released unless specific acquisition-related conditions are satisfied. Following this offering, the Company’s founder and existing shareholders will continue to exercise significant control over the Company, and investors will have limited ability to influence management or corporate governance decisions. Unless otherwise indicated, all references to fiscal years in this Offering Circular refer to the Company’s fiscal year ending March 31.

OUR CORPORATE HISTORY

We were incorporated under the laws of the State of Wyoming on October 28, 2025. Our principal executive office is located at 1031 Ives Dairy Road, Suite 228, Miami, Florida 33179, United States. Tejascore Techsystems Inc. was formed as a development-stage holding and operating company with the purpose of acquiring, integrating, and scaling advanced automotive technology and electronics businesses across global markets. Overall, we are a holding company incorporated in the State of Wyoming. We currently have no operating revenues and do not conduct operating activities directly. We intend to conduct substantially all of our future business operations through one or more subsidiaries, including subsidiaries to be established or acquired in India and Luxembourg. As a result, our performance will depend on the operations of these subsidiaries and our ability to control and manage them in compliance with applicable foreign laws and regulations. Since incorporation, our activities have been focused on corporate formation, regulatory readiness, and the evaluation and negotiation of our planned acquisitions of Alpha Maier Private Limited (India), Marelli UM Electronic Systems Private Limited (India), and Paragon GmbH & Co. KGaA (Germany). Our digital presence is accessible through our official website at https://tejascoretechsystems.com/. See “Risk Factors” in the next following section.

SUMMARY OF RISK FACTORS

The following is a summary of certain key risks that investors should consider. This summary does not contain all of the risks associated with an investment in our Company; prospective investors should review the full “Risk Factors” section for a complete discussion.

●We are a development-stage company with no operating history, and our business model depends on successfully completing and integrating multiple acquisitions.

●Our proposed acquisitions may not close, may be delayed, renegotiated, or terminated, which could materially impact our strategy and use of proceeds.

●We may not raise sufficient funds to complete all planned acquisitions, even with a best-efforts offering.

●Integration of three complex businesses across India and Germany involves operational, financial, and cultural risks, including potential disruption to operations and failure to achieve projected synergies.

●We depend heavily on the performance and continuity of the businesses we plan to acquire, and their historical performance may not reflect future results under our ownership.

●Automotive electronics and components industries face supply-chain volatility, including semiconductor shortages, logistics disruptions, and raw material pricing fluctuations.

●The companies we intend to acquire rely on major OEM customers, and any loss or reduction in orders from key customers could materially affect consolidated revenues.

●We may require additional capital beyond this $75 million offering to fully execute our long-term growth and acquisition strategy.

●Our consolidated business will face competitive pressure from large global Tier-1 suppliers, as well as lower-cost regional manufacturers.

●We may encounter difficulties retaining, hiring, or managing skilled engineering and technical personnel critical to the acquired companies.

●We rely on proprietary technologies and intellectual property owned by the target companies, and any issues with IP ownership, licensing, or transfer could impair operations.

●We face regulatory, legal, and compliance risks in multiple jurisdictions, including India, Germany, the United States, and any additional markets in which we operate.

●Escrow release of investor funds is tied to acquisition milestones, meaning delays in milestones may delay access to offering proceeds.

●There is currently no public market for our common stock, and there is no assurance that we will obtain or maintain quotation on the OTCQB or any other trading venue.

●Investors may lose all or a substantial portion of their investment, as an investment in early-stage acquisition-driven companies involves a high degree of risk.

●Investors in this offering will experience immediate and substantial dilution because the public offering price significantly exceeds our historical net tangible book value per share.

●We may issue additional shares or equity-linked securities in the future, which could result in further dilution to investors in this offering.

RISK FACTORS

Risks Related to Tejascore Techsystems, Inc.

Tejascore has no operating history and limited assets, making it difficult to evaluate its future prospects.

Tejascore is a newly formed company with no operating history, no revenue-generating activities, and limited assets as of the date of this Offering. Because we have not commenced commercial operations, investors have very limited information on which to evaluate our business model, strategic plans, or our ability to integrate and operate the businesses we intend to acquire—namely Alpha Maier India, Marelli UM India, and Paragon Germany. Our projections, assumptions, and expectations regarding future performance are based on numerous variables, many of which are outside our control. An investment in the Company is therefore subject to all of the risks inherent in the creation of a new business, including our ability to- establish operational infrastructure; raise sufficient capital; recruit and retain qualified management; execute our acquisition strategy; and successfully manage and integrate complex cross-border automotive electronics and HMI manufacturing businesses. If we are unable to achieve these objectives in a timely or cost-effective manner, or if our assumptions about market conditions or acquisition performance prove inaccurate, our business, financial condition, and results of operations could be materially harmed. There can be no assurance that we will ever generate revenue or operate profitably.

We are a holding company and depend on our subsidiaries for all future operations and cash flows.

We are a holding company incorporated in the United States and do not expect to conduct material operating activities directly. Substantially all of our future operations, assets, and cash flows are expected to be generated by our current or future subsidiaries, including subsidiaries that we intend to establish or acquire outside the United States. As a result, our ability to generate revenues, meet our obligations, and make distributions to stockholders, if any, will depend on the operational performance and financial condition of our subsidiaries. Our subsidiaries will be separate legal entities, and we may be subject to legal, regulatory, contractual, and practical limitations on our ability to exercise control over their operations or to access their assets and cash flows. Any dividends, distributions, or other payments from our subsidiaries to us will be subject to applicable local laws, foreign exchange regulations, tax considerations, and any contractual restrictions, including restrictions that may be imposed by lenders or other counterparties of such subsidiaries. If our subsidiaries are unable to generate sufficient cash flows, experience operational difficulties, or are otherwise unable to make distributions to us, our ability to fund corporate expenses, service any indebtedness, pursue acquisitions or expansion initiatives, or meet our obligations to stockholders could be adversely affected. In such circumstances, we may be required to seek additional financing, which may not be available on acceptable terms or at all, and which could result in dilution to our stockholders. In addition, as a holding company, we may incur obligations at the parent company level that our subsidiaries are not legally required to fund. The failure of our subsidiaries to generate sufficient cash flow or to make distributions to us could materially and adversely affect our financial condition, results of operations, and ability to execute our business strategy.

Our ability to receive dividends or other distributions from our subsidiaries may be restricted or delayed by foreign laws and regulations.

Our ability to generate cash at the holding company level depends on our ability to receive dividends, distributions, or other payments from our subsidiaries. Subsidiaries that we establish or acquire outside the United States will be subject to local laws and regulations governing dividend payments, foreign exchange controls, capital maintenance requirements, and tax withholding obligations, which may restrict or delay the transfer of funds to us. In certain jurisdictions, including those in which we intend to operate, dividends or other distributions may be permitted only out of accumulated profits and may require regulatory approvals or satisfaction of statutory solvency tests. In addition, local laws may impose restrictions on the timing, amount, or currency of distributions, or require that a portion of earnings be retained at the subsidiary level. These restrictions could limit our ability to access cash generated by our subsidiaries when needed. Further, any distributions we receive from our subsidiaries may be subject to withholding taxes or other charges, which could reduce the amount of cash available to us at the parent company level. Changes in foreign tax laws, interpretations, or enforcement practices could further increase the cost or complexity of repatriating funds from our subsidiaries. If we are unable to receive timely or sufficient distributions from our subsidiaries, we may not have adequate funds to meet our obligations, including corporate expenses, regulatory compliance costs, debt service (if any), or strategic investments. In such circumstances, we may be required to raise additional capital, which may not be available on acceptable terms or at all, and which could result in dilution to our stockholders.

We have approved an increase in our authorized share capital, which, if effected, could result in additional dilution to investors.

Our Board of Directors and shareholders have approved an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock. However, such an amendment will become effective only upon filing with the Secretary of State of Wyoming. Once effective, the increase in authorized share capital would provide us with additional flexibility to issue shares in the future for a variety of purposes, including equity financings, acquisitions, strategic transactions, employee compensation, or other corporate purposes. The issuance of additional shares could significantly dilute the ownership interests of existing investors, including purchasers in this offering, and could adversely affect the market price of our common stock, if any trading market develops. In addition, the issuance of additional shares may reduce the likelihood that our existing stockholders will receive dividends in the future, if any are declared, and may diminish the voting power of existing stockholders. Investors in this offering will have no preemptive rights to purchase additional shares we may issue in the future, and the timing, amount, and terms of any future issuances will be determined by our Board of Directors. As a result, investors may experience substantial dilution and a reduction in their proportionate ownership and voting interest in the Company.

We may not be able to successfully establish, acquire, or operate our planned subsidiaries.

Our business strategy contemplates conducting substantially all of our future operations through subsidiaries that we intend to establish or acquire, including subsidiaries located outside the United States. The successful formation, acquisition, and operation of such subsidiaries will depend on a number of factors, many of which are outside of our control, including regulatory approvals, legal and tax considerations, availability of capital, local market conditions, and the successful execution of our growth strategy. We may encounter delays, increased costs, or other difficulties in establishing or acquiring subsidiaries, including challenges associated with incorporation, licensing, permitting, compliance with local laws, and negotiation of commercial arrangements. In addition, we may be unable to identify suitable acquisition targets or complete contemplated transactions on acceptable terms, or at all. Even if we are successful in establishing or acquiring subsidiaries, we may face operational challenges in scaling and managing their activities, integrating them into our overall corporate structure, and maintaining effective oversight and controls. Subsidiaries may fail to achieve anticipated operational efficiencies, revenue growth, or profitability, or may incur losses that adversely affect our consolidated financial condition. If we are unable to successfully establish, acquire, or operate our planned subsidiaries, our ability to generate revenues, execute our business plan, and achieve our long-term objectives could be materially and adversely affected.

Operating through subsidiaries in foreign jurisdictions exposes us to regulatory, legal, and compliance risks outside the United States.

We intend to conduct a substantial portion of our future operations through subsidiaries located outside the United States. As a result, our business will be subject to the laws, regulations, and regulatory authorities of multiple foreign jurisdictions, which may differ significantly from those in the United States and may be more complex, less predictable, or subject to change with limited notice. Our foreign subsidiaries may be subject to a wide range of local regulatory requirements, including those relating to corporate governance, licensing, labor and employment, environmental matters, data protection, import and export controls, taxation, and foreign exchange. Compliance with these laws and regulations may be costly and time-consuming, and failure to comply could result in fines, penalties, operational restrictions, suspension of activities, or other adverse actions. In addition, the interpretation and enforcement of laws in foreign jurisdictions may be uncertain or inconsistent, and we may have limited ability to influence regulatory outcomes. Changes in laws, regulations, or enforcement practices, including changes driven by political, economic, or social developments, could materially increase our compliance costs or restrict our ability to operate our subsidiaries as planned. If we are unable to effectively manage regulatory, legal, and compliance risks associated with operating in foreign jurisdictions, our operations, financial condition, and ability to execute our business strategy could be materially and adversely affected.

Our operations may be adversely affected by foreign tax regimes, transfer pricing rules, and changes in tax laws.

Our future operations are expected to be conducted primarily through subsidiaries located outside the United States, which will subject us to the tax laws and regulations of multiple foreign jurisdictions. These tax regimes may differ significantly from U.S. tax laws and may be complex, subject to change, or inconsistently applied. We may be required to structure intercompany transactions, including the provision of services, licensing of intellectual property, and allocation of costs and revenues, in accordance with transfer pricing rules applicable in the jurisdictions in which our subsidiaries operate. Tax authorities in such jurisdictions may challenge our transfer pricing arrangements or other intercompany transactions, which could result in additional taxes, penalties, interest, or increased compliance costs. In addition, changes in tax laws, treaties, regulations, or interpretations—whether in the United States or in foreign jurisdictions—could increase our overall tax burden, reduce the efficiency of our corporate structure, or limit our ability to repatriate earnings. The introduction or expansion of withholding taxes, minimum tax regimes, or substance requirements could further adversely affect our results of operations and cash flows. If we are unable to effectively manage our tax obligations or adapt to changes in applicable tax laws, our financial condition, results of operations, and ability to execute our business strategy could be materially and adversely affected.

Currency exchange rate fluctuations and foreign exchange controls could adversely affect our financial results.

Because we expect to conduct a substantial portion of our future operations through subsidiaries located outside the United States, our results of operations and financial condition may be exposed to fluctuations in foreign currency exchange rates. Revenues and expenses generated by our foreign subsidiaries may be denominated in local currencies, while our reporting currency is the U.S. dollar. As a result, changes in exchange rates could cause fluctuations in our reported revenues, expenses, and results of operations. In addition, certain foreign jurisdictions impose restrictions on foreign exchange transactions, including limitations on the conversion of local currency into U.S. dollars, delays in obtaining approvals for currency transfers, or requirements to maintain funds in local accounts for specified periods. These restrictions could limit or delay our ability to repatriate cash generated by our subsidiaries or to deploy capital efficiently across jurisdictions. We may not engage in hedging activities or may be unable to effectively hedge against currency risks, particularly during periods of market volatility. Any significant currency exchange losses or restrictions on the movement of funds could adversely affect our liquidity, financial condition, and ability to meet our obligations at the holding company level.

Managing subsidiaries across multiple jurisdictions may increase operational complexity and strain management resources.

Our business strategy contemplates operating through subsidiaries located in multiple jurisdictions. Managing subsidiaries across different countries involves significant operational complexity, including coordinating business activities across time zones, managing personnel in different regulatory and cultural environments, and complying with multiple and sometimes conflicting legal, regulatory, and reporting requirements. Our management team will be required to allocate significant time and resources to oversee subsidiary operations, maintain effective communication and controls, and ensure compliance with applicable laws and internal policies. As we expand, these demands may increase and could strain our management, operational, and administrative resources. In addition, differences in business practices, labor laws, accounting standards, and regulatory expectations across jurisdictions may complicate our ability to implement consistent operational, financial, and compliance controls. Any failure to effectively manage these complexities could result in operational inefficiencies, increased costs, delays in execution, or compliance failures. If we are unable to successfully manage our subsidiaries across multiple jurisdictions, our ability to execute our business strategy, maintain effective internal controls, and achieve our growth objectives could be materially and adversely affected.

The Offering Price Was Arbitrarily Determined And May Not Reflect The Actual Value Of Our Shares

The offering price of $1.00 per share in this offering was determined by management and was not based on an independent appraisal, formal valuation, fairness opinion, or an established trading market. The offering price does not necessarily bear any relationship to our assets, book value, net tangible book value, historical results of operations, or any other criteria of value. As a result, the offering price should be considered arbitrary and may not reflect the actual value of our shares. If a trading market for our common stock develops, the market price may be significantly lower than the offering price, and you may be unable to sell your shares at or above the price you paid. In addition, purchasers in this offering will experience immediate and substantial dilution because the offering price is significantly higher than our net tangible book value per share.

Until A Transfer Agent Is Appointed, Transfers Of Our Common Stock May Be Limited, And Investors May Experience Additional Delays Or Restrictions In Transferring Or Reselling Their Shares

We have not yet appointed a transfer agent for our common stock. A transfer agent is typically responsible for maintaining official stockholder records, recording issuances and transfers of shares, and facilitating the settlement of share transfers. Until a registered transfer agent is appointed, the Company will maintain its stockholder records internally. As a result, the transfer, resale, or other disposition of our common stock may be subject to additional administrative procedures, manual processing, and longer processing times than would typically be the case if a registered transfer agent were engaged. Investors seeking to transfer or resell their shares may experience delays, increased costs, or additional documentation requirements. In addition, the absence of a transfer agent may limit the Company’s ability to support electronic settlement systems or to facilitate transfers through brokerage firms or other intermediaries. These limitations could further restrict the liquidity of our common stock, even if a secondary market were to develop in the future. There can be no assurance that a transfer agent will be appointed within any particular timeframe, or at all. Until such an appointment occurs, investors should expect that the transferability and liquidity of their shares may be materially limited.

We Do Not Expect To Pay Dividends, And Investors Should Not Rely On Dividends As A Source Of Return

We do not expect to pay cash dividends on our common stock for the foreseeable future. As a result, investors must rely on potential appreciation in the value of our common stock, if any, as the sole means of realizing a return on their investment. Because there is currently no public market for our common stock and no assurance that a market will ever develop, investors may never realize a return on their investment.

Industry And Market Data Included In This Offering Circular May Not Be Accurate Or Reliable

Industry data, market estimates, and growth projections included in this Offering Circular are based on management estimates, internal analyses, and information obtained from publicly available sources. Such information may be based on assumptions that are inherently uncertain, and we have not independently verified the accuracy or completeness of such data. If any of the assumptions underlying such industry data or market estimates prove to be incorrect, our actual results and the value of our business may differ materially from those expressed or implied in this Offering Circular.

We may not be able to successfully establish U.S.-based engineering or manufacturing operations.

Although we are a U.S.-incorporated holding company, we currently do not conduct engineering or manufacturing operations in the United States. We have disclosed that, over the next approximately 24 months, we intend to evaluate the establishment of U.S.-based engineering and, subject to market conditions and capital availability, manufacturing or assembly operations. There can be no assurance that we will be able to successfully establish such operations on a timely basis, or at all. The establishment of the U.S.-based engineering or manufacturing operations would require significant capital investment and management resources and would be subject to a variety of risks and uncertainties, including, without limitation, the availability of financing, site selection, labor availability and cost, regulatory and permitting requirements, environmental compliance, supply chain constraints, and general economic conditions. Any delays or cost overruns associated with these activities could adversely affect our business plan and financial condition. In addition, the operation of engineering or manufacturing facilities in the United States could expose us to increased operating costs, employment-related liabilities, environmental obligations, and compliance requirements compared to operating exclusively through subsidiaries outside the United States. We may also face challenges integrating any U.S.-based operations with our existing or planned international operations, which could result in inefficiencies, operational disruptions, or increased management complexity. If we are unable to establish the U.S.-based engineering or manufacturing operations, or if such operations do not achieve anticipated efficiencies or strategic benefits, our ability to execute our long-term growth strategy, serve certain customers, or mitigate cross-border operational risks could be adversely affected. Even if we do establish such operations, there can be no assurance that they will be profitable or contribute positively to our results of operations.

If A Covered Person Becomes Subject To A “Bad Actor” Disqualifying Event, We May Lose The Ability To Rely On The Regulation A Exemption

If the Company or any covered person were to become subject to a disqualifying event under Rule 262 of Regulation A, the Company could lose its ability to rely on the Regulation A exemption for this offering. In such an event, the Company may be required to suspend or terminate the offering, seek an alternative exemption, or take other remedial actions, which could delay or prevent the completion of the offering. Any such disqualification could have a material adverse effect on the Company’s ability to raise capital and execute its business strategy.

Purchasers In This Offering Will Experience Immediate And Substantial Dilution, While Existing Shareholders Will Experience Immediate Accretion

Purchasers in this offering will experience immediate and substantial dilution because the public offering price of $1.00 per share significantly exceeds the Company’s net tangible book value per share prior to this offering. As a result, new investors will pay a price per share that is substantially higher than the accounting value of the shares they receive. In contrast, existing shareholders, including the Company’s founders and early investors, will experience immediate accretion in the net tangible book value of their shares as a result of the cash contributed by new investors, even though such existing shareholders acquired their shares at prices substantially lower than the public offering price.

The Company has generated no revenues to date and may not achieve profitability even after completing the acquisitions.

Tejascore has not generated any revenues since its formation, and there is no assurance that we will generate revenues or achieve profitability in the future. Our business plan is dependent on the successful acquisition, integration, and operation of three separate businesses—Alpha Maier India, Marelli UM India, and Paragon Germany. Although each of these entities has an existing operating history, their past performance is not indicative of the results Tejascore may achieve following consolidation. Post-acquisition performance will depend on Tejascore’s ability to integrate financial systems, harmonize operational practices, retain key personnel, secure customer relationships, manage supply chains, and execute capital expenditures required for modernization and expansion. These integration efforts may be more costly or time-consuming than expected. In addition, each target business faces its own unique risks, including margin volatility, customer concentration, technological change, and the need for ongoing investment. Even if the acquisitions are completed, there is no guarantee that the combined business will generate positive cash flow or achieve profitability. Unexpected expenses, operational disruptions, delays in synergy realization, or adverse market conditions may prevent the Company from achieving or sustaining profitability. Investors may therefore lose part or all of their investment.

Our Proposed Acquisitions Are Not Probable, And We May Be Required To Provide Additional Financial Information If Any Acquisition Becomes Probable

We are evaluating potential acquisition opportunities; however, no definitive acquisition agreements have been executed, and no acquisition is currently probable. Any proposed acquisition remains subject to due diligence, negotiation of definitive agreements, regulatory approvals, and satisfaction of escrow release conditions. If an acquisition becomes probable under applicable accounting or disclosure standards, we may be required to provide additional financial information, including audited financial statements of the target business. The preparation and review of such information could delay or prevent the completion of the acquisition or require us to amend this Offering Circular.

Tejascore will require substantial additional capital beyond this offering to execute its business plan.

The proceeds of this Offering will not be sufficient, on their own, to fund Tejascore’s full acquisition strategy or to support the operational, financial, and technological requirements of the businesses we intend to acquire. The acquisitions of Alpha Maier India, Marelli UM India, and Paragon Germany, together with post-acquisition integration, modernization, working capital needs, and anticipated capital expenditures, will require significant additional financing. We expect to seek further capital through additional equity issuances, debt financing, strategic investments, or a combination thereof. There is no assurance that such capital will be available on acceptable terms, or at all. Future fundraising may result in substantial dilution to existing shareholders, increased leverage, restrictive covenants, or other adverse terms that could limit our financial and operational flexibility. If we are unable to raise sufficient additional capital when required, we may be forced to delay, scale back, or abandon key elements of our business plan, including planned acquisitions, manufacturing expansion, technology investments, and integration activities. Any such delays or reductions could materially and adversely affect our growth prospects, competitive position, and overall financial condition.

All Offering Proceeds Will Be Held In Escrow And May Never Be Released

All proceeds from this offering will be deposited into an escrow account and will not be available to the Company unless and until specified escrow release conditions are satisfied. The Company does not have unilateral authority to access escrowed funds.The release of escrowed funds is conditioned on, among other things, the execution of definitive acquisition agreements, satisfaction of closing conditions, receipt of required regulatory or third-party approvals, and verification by the escrow agent that all applicable release conditions have been met. There can be no assurance that any of these conditions will be satisfied. If escrow release conditions are not satisfied, investor funds may remain in escrow for an extended period or may be returned to investors in accordance with the escrow arrangements. As a result, the Company may be unable to execute its acquisition strategy, deploy capital as anticipated, or generate operating revenues.

Escrowed Funds May Be Released On A Transaction-By-Transaction Basis, Which May Delay Or Limit Our Growth

Escrowed funds are expected to be released on an acquisition-by-acquisition basis rather than simultaneously. Because each contemplated acquisition has a different purchase price, regulatory pathway, and readiness timeline, funds allocated to one acquisition may be released while funds allocated to another acquisition remain in escrow. This structure may delay the Company’s ability to complete multiple acquisitions concurrently, limit operational scale-up, or result in partial execution of the Company’s acquisition strategy. Investors should not assume that all escrowed funds will be released or deployed at the same time, or at all.

Our Cross-Border Operations May Subject Us To Complex And Uncertain Tax Obligations

We intend to acquire and operate businesses located outside the United States, including in India and Germany. As a result, we may be subject to income taxes, withholding taxes, value-added taxes, transfer taxes, and other taxes in multiple jurisdictions. The tax laws, regulations, and administrative practices of these jurisdictions are complex and may change, sometimes retroactively. Our effective tax rate and after-tax profitability may be materially affected by changes in applicable tax laws, interpretations, or enforcement practices in the jurisdictions in which we operate. Any failure to comply with applicable tax requirements could result in penalties, interest, audits, or disputes with tax authorities.

Withholding Taxes And Restrictions On Repatriation Of Cash May Reduce Returns

Cash flows generated by foreign subsidiaries or investees may be subject to withholding taxes when distributed to the Company. In addition, certain jurisdictions may impose restrictions on the timing, amount, or method of repatriation of cash, including requirements to obtain regulatory approvals or comply with foreign exchange controls. As a result, even if foreign operations generate profits, such profits may not be available for use by the Company in the United States on a timely basis or at all, which could adversely affect liquidity, reinvestment capacity, and potential shareholder returns.

Transfer Pricing And Intercompany Transactions May Be Subject To Tax Audits And Adjustments

Our cross-border operations may involve intercompany transactions, including management services, cost allocations, intellectual property usage, and financing arrangements. These transactions are subject to transfer pricing rules in multiple jurisdictions. Tax authorities may challenge the pricing or structure of intercompany transactions and impose additional taxes, penalties, or interest. Any such adjustments could increase our tax liabilities and require us to devote significant management time and resources to resolving disputes.

We May Be Subject To Double Taxation Or May Not Fully Benefit From Tax Treaties

Although the United States has income tax treaties with certain countries, including India and Germany, there can be no assurance that we will be able to fully benefit from such treaties. Tax authorities may deny treaty benefits based on factors such as ownership structure, substance requirements, or changes in law or interpretation. If treaty benefits are unavailable or limited, we may be subject to double taxation on the same income, which could materially reduce our after-tax results of operations.

Foreign Exchange Controls And Currency Risks May Affect Our Financial Results

Certain jurisdictions impose foreign exchange controls that regulate the conversion and transfer of local currency into other currencies. These controls may limit our ability to convert profits into U.S. dollars or to transfer funds across borders. In addition, fluctuations in exchange rates between foreign currencies and the U.S. dollar may adversely affect our reported financial results, cash flows, and financial condition.

Tax Laws Applicable To Shareholders May Differ From U.S. Tax Laws

The tax treatment of dividends, distributions, or gains on the sale of our shares may differ for non-U.S. shareholders or shareholders subject to foreign tax laws. We do not provide tax advice to investors, and prospective investors are urged to consult their own tax advisors regarding the tax consequences of an investment in our securities.

If Acquisition Milestones Are Not Met, Investors May Be Required To Decide Whether Their Funds Are Used For Alternative Purposes Or Returned

If the Company is unable to satisfy the escrow release conditions for a particular acquisition, investors may be asked to affirmatively consent to an alternative permitted use of their escrowed funds. If an investor does not provide such consent, their funds will remain in escrow and may be returned to them at the termination of the offering. This process may delay the deployment of capital, result in the return of funds without any investment having been made, or cause the Company to operate with less capital than anticipated.

Failure to complete the planned acquisitions may leave Tejascore without operating subsidiaries or a viable business.

Tejascore’s business model is entirely dependent on the successful acquisition of Alpha Maier India, Marelli UM India, and Paragon Germany. These acquisitions are subject to numerous conditions, including completion of financial, legal, and technical due diligence; negotiation of definitive agreements; regulatory and governmental approvals; shareholder and board approvals at the target entities; availability of financing; and satisfactory completion of closing deliverables. Any of these conditions may delay, alter, or prevent the consummation of the transactions. If we are unable to complete one or more of the planned acquisitions, Tejascore may remain a development-stage entity with no revenue-generating operations, no manufacturing assets, no customer relationships, and no operating workforce. In such a scenario, we may not have an alternative business plan, and our ability to deploy Offering proceeds for any meaningful commercial purpose would be severely impaired. Failure to complete the acquisitions may also damage our credibility with investors, partners, and acquisition targets; increase our cost of capital; and leave us with transaction expenses, advisory fees, or other liabilities without corresponding operating assets. As a result, Tejascore could be left without a viable business, and investors could lose part or all of their investment.

The Company may not realize expected synergies or integration benefits from the acquisitions.

Tejascore’s strategy assumes that the acquisitions of Alpha Maier India, Marelli UM India, and Paragon Germany will create operational efficiencies, procurement advantages, technology-sharing opportunities, and cost synergies across the combined group. These anticipated benefits are inherently uncertain and may not be achieved within the expected timeframes, or at all. Integration of three companies operating in different jurisdictions, with distinct corporate cultures, operational structures, customer bases, and technological platforms, presents significant challenges. Key risks include difficulties aligning manufacturing processes, harmonizing quality systems, consolidating supply chains, integrating financial reporting, merging engineering capabilities, retaining critical employees, and managing cross-border regulatory compliance. Unexpected integration costs, operational disruptions, or delays in achieving synergy targets may materially reduce or eliminate the expected financial benefits of the acquisitions. Furthermore, if customer relationships are disrupted, if key personnel depart, or if operational inefficiencies arise during the integration process, the combined business may underperform relative to forecasts. Failure to realize projected synergies or operational improvements could adversely affect our revenues, margins, and cash flows, and may impair our ability to achieve profitability or meet investor expectations.

Tejascore’s business model depends heavily on successful execution of a multi-jurisdiction acquisition strategy.

Tejascore’s growth strategy is centered on acquiring and integrating operating businesses located in India and Germany, each of which is subject to complex legal, regulatory, financial, tax, labor, and operational frameworks. Successfully executing this strategy requires navigating cross-border regulatory approvals, currency risks, international financing arrangements, foreign investment restrictions, transfer-pricing considerations, employment laws, environmental and manufacturing regulations, and industry-specific compliance requirements. Any delays, denials, or additional conditions imposed by governmental authorities in India, Germany, or the United States could slow or prevent the completion of our planned acquisitions. Additionally, managing entities across multiple jurisdictions presents ongoing challenges, including coordinating management oversight, standardizing operational processes, maintaining consistent quality and safety standards, and ensuring timely, accurate financial reporting across regions with differing accounting norms and statutory requirements. Failure to effectively manage these cross-border complexities could result in higher-than-expected costs, disruption of operations, impaired customer relationships, loss of key personnel, regulatory penalties, or an inability to maintain consistent performance across the group. If Tejascore is unable to execute and sustain a multi-jurisdiction acquisition and operating model, our business, financial results, and long-term strategic goals could be materially and adversely affected.

Our directors and officers may face conflicts of interest in evaluating, negotiating, and consummating acquisitions, which could influence the terms or outcomes of such transactions.

Our directors and officers are responsible for identifying, evaluating, negotiating, and approving potential acquisition transactions. In doing so, they may encounter actual or potential conflicts of interest, including differing interests between management and investors, time commitments to other business activities prior to assuming full-time roles with the Company, or differing views regarding the timing, structure, or terms of potential acquisitions. Although, as of the date of this Offering Circular, none of our directors or officers have any material ownership interest in, or have entered into any material agreements with, any of the proposed acquisition targets, and no director or officer will receive any finder’s fees, success fees, or similar compensation in connection with the consummation of any acquisition, such conflicts could arise in the future. If conflicts of interest are not appropriately identified and managed, they could result in decisions that are not aligned with the best interests of the Company or its investors. We intend to manage potential conflicts of interest through applicable corporate governance practices, including disclosure obligations, board oversight, and applicable fiduciary duties; however, these measures may not fully mitigate the impact of any conflicts that may arise.

Tejascore is a newly formed holding company and will depend entirely on its subsidiaries for revenues and cash flows.

Tejascore has been established as a holding company and, by design, has no standalone operations, no independent revenue-generating activities, and no internal sources of cash flow. Following the completion of the planned acquisitions, all revenues, operating profits, and cash flows will be generated exclusively by our subsidiaries—Alpha Maier India, Marelli UM India, and Paragon Germany. Our ability to service operating expenses, meet corporate obligations, fund growth initiatives, and return value to shareholders will depend on the financial performance, liquidity, and dividend-paying capacity of these subsidiaries. Each subsidiary is subject to its own operational risks, capital needs, customer cycles, and regulatory frameworks. Local laws in India and Germany may restrict upstreaming of cash, impose withholding taxes, or limit dividend distributions, which could constrain the Company’s ability to receive necessary funds. Additionally, if any subsidiary underperforms, requires reinvestment, faces operational disruptions, or is unable to generate sufficient cash flows, Tejascore may be unable to meet its obligations at the parent level. Because the Company will not have alternative revenue streams, any adverse development at the subsidiary level could materially weaken our financial position and overall viability. Investors should expect that the Company’s financial success will be entirely dependent on the performance and stability of its acquired operating businesses.

As a holding company, Tejascore may face restrictions on upstreaming cash from foreign subsidiaries.

Because Tejascore will operate through subsidiaries located in India and Germany, its ability to receive cash distributions—whether in the form of dividends, intercompany payments, management fees, or loan repayments—will be subject to foreign exchange regulations, tax laws, corporate law limitations, and banking controls in those jurisdictions. These restrictions may materially limit the amount of capital that can be legally or practically transferred to the U.S. parent company. In India, dividend distributions are subject to corporate law thresholds, board approvals, solvency tests, and potential withholding taxes. India also maintains regulatory frameworks governing foreign exchange transactions, which may delay or restrict repatriation of funds to a U.S. entity. In Germany, distributions depend on statutory profit calculations, capital maintenance rules, and creditor-protection requirements. Both jurisdictions may impose additional constraints during periods of financial stress or regulatory review, or if subsidiaries require reinvestment to meet working capital or operational needs. If subsidiaries are unable—or legally restricted—from upstreaming sufficient cash, Tejascore may not be able to fund parent-level expenses, service debt, satisfy corporate obligations, or execute its strategic plans. Because Tejascore will not have its own operating revenues, any limitations on cash repatriation could materially impair our liquidity, financial flexibility, and overall financial condition.

Cross-border legal, tax, and regulatory frameworks may limit the Company’s ability to integrate global operations.

Tejascore intends to operate and manage subsidiaries in multiple jurisdictions, including India and Germany, each of which has its own complex legal, tax, labor, manufacturing, environmental, and regulatory systems. These frameworks may significantly restrict, delay, or complicate the Company’s ability to fully integrate operations, align management structures, consolidate financial reporting, or implement unified corporate policies across the group. Differences in corporate governance rules, employment protections, unionization requirements, environmental standards, data-privacy regulations, product-safety laws, and industry-specific compliance obligations may require subsidiary-level processes that cannot be standardized at the holding-company level. Tax regimes in each jurisdiction—including transfer-pricing rules, indirect taxes, withholding taxes, and limitations on deductibility—may impact the flow of goods, services, and intellectual property within the group and may reduce anticipated efficiencies or synergies. Additionally, regulatory approvals for operational changes, restructuring, capital movements, or intercompany arrangements may take significantly longer in foreign jurisdictions or may be denied altogether. Any failure to comply with local regulations could result in fines, penalties, operational shutdowns, loss of licenses, or damage to customer relationships, all of which could adversely impact Tejascore’s ability to operate as an integrated global enterprise. If Tejascore is unable to effectively navigate and harmonize these cross-border frameworks, the Company may experience delays in integration, higher operating costs, reduced synergies, or operational fragmentation—each of which could materially and adversely affect our business, financial condition, and strategic objectives.

The Company may face challenges in establishing effective internal controls and reporting systems.

As a newly formed holding company preparing to acquire and consolidate multiple international operating businesses, Tejascore must establish and maintain robust internal controls over financial reporting, disclosure controls, risk management systems, and operational oversight mechanisms. At present, the Company has no established internal control framework, no historical financial reporting processes, and no experience complying with U.S. public company reporting requirements. Following the acquisitions, Tejascore will be required to integrate financial and operational data from subsidiaries in India and Germany, each of which currently uses its own accounting standards, enterprise resource planning (ERP) systems, compliance processes, and internal controls. Aligning these systems into a unified reporting environment that meets U.S. securities laws—particularly Regulation A+ requirements—may prove complex, costly, and time-consuming. Differences in IFRS, local statutory reporting, and U.S. GAAP adjustments may further complicate consolidation efforts. If Tejascore is unable to implement effective internal controls, we may experience inaccurate financial reporting, delayed filings, operational inefficiencies, misstatements, or non-compliance with regulatory obligations. Weak controls could also impair management’s ability to make informed operational and strategic decisions, increase the risk of fraud or unauthorized transactions, and undermine investor confidence. Failure to establish and maintain adequate internal controls and reporting systems could materially harm our financial condition, jeopardize our ability to operate as a compliant reporting issuer, and adversely affect our reputation and access to capital.

Tejascore’s board and management team have limited operating history working together.

Although Tejascore intends to assemble a highly experienced board and senior management team, the individuals who will lead the Company following the acquisitions have limited history operating together as a unified leadership group. Several proposed executives currently hold senior roles in different organizations and have not previously worked within a single integrated corporate structure. Effective execution of Tejascore’s strategy—including completing acquisitions, integrating multinational subsidiaries, managing cross-border compliance, establishing internal controls, driving operational improvements, and achieving projected synergies—will depend heavily on the ability of the leadership team to work cohesively. Differences in management styles, strategic priorities, decision-making approaches, or cultural expectations may create friction or slow execution. In addition, the transition of these individuals into full-time roles at Tejascore will require rapid alignment on governance practices, risk-management protocols, reporting standards, and operational oversight across India, Germany, and the United States. There is no assurance that the leadership team will integrate effectively, or that it will adapt quickly enough to the demands of operating a newly formed, multi-jurisdiction holding company pursuing an aggressive acquisition and growth strategy. If the management team is unable to operate effectively as a cohesive unit, Tejascore may experience delays in implementing its business plan, reduced operational efficiency, weaker strategic execution, and impaired ability to achieve financial targets, any of which could materially and adversely impact the Company and its investors.

The Company may experience difficulty recruiting and retaining qualified senior management and key personnel.

Tejascore’s ability to execute its acquisition strategy, integrate foreign subsidiaries, and operate a complex global automotive electronics and HMI business will depend significantly on the recruitment and retention of highly skilled senior executives, engineers, manufacturing specialists, finance professionals, compliance personnel, and operational managers. As a newly formed holding company with no operating history, Tejascore may be less attractive to prospective candidates compared to established industry competitors. Following the acquisitions, the Company will need to retain key personnel at Alpha Maier India, Marelli UM India, and Paragon Germany, each of which relies on experienced technical, engineering, design, production, quality, and customer-facing teams. These individuals possess deep institutional knowledge, long-term customer relationships, and specialized skills critical to maintaining product quality and meeting OEM requirements. Competition for such talent is intense within the automotive electronics and HMI sector, particularly in India and Germany, where demand for skilled engineers and manufacturing professionals significantly exceeds supply. Changes in compensation structures, uncertainty during transition periods, cultural integration challenges, or perceived instability following the acquisitions may cause key employees to leave. Replacing such individuals could require significant time and cost, and in some cases, suitable replacements may not be available. If Tejascore is unable to recruit or retain qualified personnel—either at the holding company level or within its operating subsidiaries—the Company may face operational disruptions, reduced product quality, delayed program execution, loss of customer confidence, and diminished ability to achieve projected growth, any of which could materially and adversely affect our business and prospects.

The offering price has been determined by management and does not necessarily reflect market value.

The price at which the Company is offering its shares in this Regulation A+ offering has been determined solely by Tejascore’s management based on factors such as anticipated acquisition costs, projected business performance, perceived market opportunity, and expected capital needs. This price has not been established through arm’s-length negotiation, independent valuation, or a formal price discovery process in any public market. Because Tejascore has no operating history, no revenues, limited assets, and has not yet completed its planned acquisitions, there is no reliable basis to determine the intrinsic value of the Company or its securities. As a result, the offering price may not reflect the actual market value of the Company, the value of the businesses we intend to acquire, or the price at which the shares may trade in the future, if a trading market ever develops. Investors may therefore purchase shares at a price that is significantly higher than the value ultimately realized, particularly if the acquisitions are delayed, modified, or not completed, or if the combined business performs below management’s expectations. Post-offering valuations may fluctuate materially based on operational results, integration outcomes, market conditions, or investor sentiment—none of which may align with the assumptions used by management to set the offering price. There can be no assurance that the shares will ever trade at or above the offering price, and investors may lose part or all of their investment.

Investors will experience immediate and substantial dilution upon purchasing shares.

Investors purchasing shares in this Offering will experience immediate and substantial dilution because the offering price exceeds the net tangible book value per share of the Company both before and after the issuance of new shares. As a newly formed entity with minimal assets and no operating history, Tejascore’s current net tangible book value is substantially lower than the offering price, resulting in dilution to investors purchasing shares at this stage. Furthermore, Tejascore expects to require significant additional financing to complete its acquisition strategy and fund ongoing operations. Future capital raises may involve the issuance of equity or equity-linked securities at prices that may be lower than the offering price, which would result in further dilution to existing shareholders. The Company may also issue shares in connection with acquisitions, incentive compensation plans, services agreements, or strategic partnerships, any of which could materially dilute investors’ ownership interests. Because the Company’s valuation has been determined by management and is not directly tied to current operating performance, investors should assume that dilution will occur not only at the time of purchase but also throughout the Company’s early-stage growth and acquisition phases. As a result of this dilution, investors may own a smaller percentage of the Company than anticipated, and the value of their investment may be lower than the price paid at the time of purchase.

Tejascore may need to raise additional capital after this offering, causing further dilution.

The proceeds from this Offering will not be sufficient to complete all planned acquisitions, fund integration activities, support working capital requirements, or execute Tejascore’s long-term growth strategy. As a result, the Company expects that it will need to raise additional capital in the future through one or more offerings of equity, equity-linked securities, or other financing instruments. Future fundraising rounds may occur at valuations that are lower than the valuation implied by this Offering. If additional shares are issued at a discount to the offering price, existing investors will experience significant dilution in terms of both ownership percentage and the economic value of their holdings. The Company may also issue shares in connection with acquisitions, compensation arrangements, consulting agreements, or strategic partnerships, each of which would further dilute existing shareholders. Moreover, market conditions, operational performance, and the timing of the Company’s acquisition strategy may require urgent or opportunistic capital raises. In such circumstances, Tejascore may be required to accept financing terms that are unfavorable to existing investors, including anti-dilution protections granted to new investors, preferential rights, or convertible instruments that increase dilution over time. If Tejascore is unable to secure sufficient additional capital, it may be forced to delay or scale back key components of its business plan, which could adversely affect the Company’s prospects, valuation, and investor returns. Even if additional capital is obtained, investors in this Offering should expect that their ownership stake may be diluted substantially.

There is no public market for Tejascore’s common stock and liquidity may be limited for an extended period.

There is currently no public market for Tejascore’s common stock, and there is no assurance that an active trading market will develop in the future. The Company has not applied to list its securities on any national securities exchange or over-the-counter marketplace, and trading may remain limited or nonexistent for an extended period following this Offering. Even if Tejascore seeks to establish a secondary market or applies for quotation on an OTC platform, there is no guarantee that such efforts will be successful, that a broker-dealer will agree to make a market in the securities, or that required regulatory approvals will be obtained. Additionally, low trading volume, limited investor awareness, or concerns related to the Company’s early-stage status and acquisition plans could significantly restrict liquidity. As a result, investors may find it difficult—or impossible—to sell their shares when desired or at prices equal to or higher than the offering price. Illiquidity may also increase price volatility, reduce the ability of investors to exit their investment, and limit the Company’s flexibility in conducting future capital raises. Because there is no assurance that a liquid market will ever develop for Tejascore’s common stock, investors should be prepared to hold their shares for an indefinite period and bear the risk of a complete loss of their investment.

The Company may fail to meet future requirements for listing on a national securities exchange.

Although Tejascore may eventually seek to list its common stock on a national securities exchange such as Nasdaq or the NYSE, there is no guarantee that the Company will satisfy the applicable quantitative or qualitative listing standards. National exchanges impose requirements related to shareholder equity, market capitalization, share price, corporate governance, board composition, internal controls, and financial reporting history. As a newly formed company with no operating history, limited assets, and ongoing acquisition plans, Tejascore may be unable to meet these thresholds for several years, if at all. Additionally, successful listing typically requires sustained operating performance, consistent revenue generation, positive cash flows, and demonstrated corporate governance maturity—all of which depend on successful completion and integration of the planned acquisitions. Any delays, operational shortfalls, or setbacks in financial performance could prevent the Company from qualifying for an exchange listing. Even if the Company applies for listing, regulatory reviews may impose additional conditions or result in denial. Failure to list on a national exchange may significantly limit liquidity for investors, reduce visibility with institutional investors, and restrict access to larger pools of capital. As a result, there is a substantial risk that Tejascore’s securities may remain unlisted for an extended period, or indefinitely, which may materially affect investor liquidity and long-term shareholder value.

The best-efforts nature of the offering means the Company may raise substantially less than the target amount.

This Offering is being conducted on a best-efforts basis, which means that neither the Company nor any placement agent is obligated to purchase or sell any specific amount of securities. As a result, there is no assurance that Tejascore will raise the full amount sought, or even a meaningful portion of it.

If investor interest is lower than anticipated, the Company may receive substantially less capital than required to complete the planned acquisitions, support working capital needs, fund integration costs, or execute its strategic objectives. Raising less than the target amount may force Tejascore to-
• Modify, delay, or abandon one or more acquisitions;
• Prioritize certain subsidiaries at the expense of others;
• Defer technology investments, equipment upgrades, or expansion plans;
• Seek alternative, potentially more expensive financing options; or
• Operate with insufficient liquidity, increasing business risk.

Because the Company has no operating revenues and depends entirely on offering proceeds and future capital raises to execute its business plan, a shortfall in capital raised under this Offering could materially impair Tejascore’s ability to function as intended. Investors should be aware that the best-efforts structure increases the risk that Tejascore may not meet its funding needs, which could adversely affect the Company’s financial stability and long-term prospects.

If the offering is not fully subscribed, Tejascore may be unable to complete the acquisitions.

Tejascore’s ability to complete the planned acquisitions of Alpha Maier India, Marelli UM India, and Paragon Germany depends heavily on raising sufficient capital through this Offering. Each acquisition requires substantial upfront funding for purchase consideration, due-diligence costs, transaction fees, regulatory approvals, integration planning, and initial working-capital support. If the Offering is not fully subscribed, the Company may lack the financial resources necessary to satisfy closing conditions or to negotiate acceptable terms with sellers, lenders, or regulatory bodies. A partial raise may force Tejascore to delay, renegotiate, downsize, or abandon one or more of the acquisitions. Sellers may require proof of funds or escrow deposits that the Company cannot provide without full subscription. Additionally, reduced capital may impair Tejascore’s ability to secure complementary financing, as lenders and strategic partners often require a minimum equity infusion as a condition of participation. If Tejascore is unable to complete the acquisitions due to inadequate offering proceeds, the Company may remain a development-stage holding entity with no operating subsidiaries, no revenue base, and no path to executing its strategic plan. This could result in a material decline in shareholder value, reduced investor confidence, and the potential inability to continue as a going concern. Failure to raise the full amount sought in the Offering therefore presents a significant risk that Tejascore may not complete the acquisitions or operate as intended, and investors may lose part or all of their investment.

Tejascore may face significant challenges integrating operations, systems, and cultures across multiple jurisdictions.

Tejascore’s acquisition strategy involves combining and managing businesses located in India and Germany, each operating under distinct regulatory regimes, labor markets, cultural norms, management philosophies, and business practices. Integrating these subsidiaries into a cohesive global organization requires substantial effort across operational processes, reporting systems, technology platforms, quality standards, human resources practices, and organizational culture. Differences in workplace norms, decision-making styles, communication expectations, and hierarchical structures may create friction among teams, reduce collaboration, or impair the Company’s ability to standardize processes. Additionally, subsidiaries may use incompatible ERP systems, production methodologies, engineering standards, and compliance frameworks that require costly and time-consuming alignment. Failure to effectively integrate these systems and cultures may result in operational inefficiencies, duplication of functions, inconsistent quality levels, data inconsistencies, delays in product development, or reduced customer satisfaction. Integration challenges may also distract management from core operations, leading to performance degradation at the subsidiary level. If Tejascore is unable to harmonize operations across jurisdictions and establish a unified global culture, the anticipated benefits of the acquisitions—including synergies, economies of scale, and improved competitiveness—may not be realized. Such difficulties could materially and adversely affect the Company’s financial condition, strategic execution, and long-term growth prospects.

The acquired companies may have undisclosed liabilities or operational deficiencies.

Although Tejascore intends to conduct financial, operational, legal, regulatory, and technical due diligence prior to completing each acquisition, it is possible that the target companies—Alpha Maier India, Marelli UM India, and Paragon Germany—may have undisclosed, unknown, or underestimated liabilities that are not identified during the diligence process. These may include tax exposures, environmental compliance issues, labor disputes, product warranty obligations, quality problems, undisclosed debts, pending litigation, customer claims, cybersecurity vulnerabilities, or legacy contractual obligations. In addition, the acquired companies may have operational deficiencies such as outdated equipment, inefficient production processes, unprofitable customer contracts, shortages of skilled personnel, gaps in internal controls, or deficiencies in quality management systems. These issues may not be fully known until after closing, particularly given the complexity of manufacturing operations, multinational customer relationships, and long product-life cycles in the automotive electronics and HMI sector. If such liabilities or deficiencies arise, Tejascore may be required to incur substantial unplanned costs to remedy problems, settle claims, restructure operations, or upgrade facilities. These obligations could materially reduce cash flows, impair profitability, or delay integration plans. Because the Company is relying heavily on the acquired businesses to generate all operating revenues, any undiscovered liabilities or weaknesses could have a material adverse effect on Tejascore’s financial condition, operating performance, and ability to achieve its strategic objectives.

The Company may not successfully harmonize financial reporting, IT systems, or internal controls post-acquisition.

Following the contemplated acquisitions, Tejascore will be required to consolidate and manage financial reporting, enterprise resource planning (ERP) platforms, IT infrastructures, cybersecurity protocols, and internal control frameworks across subsidiaries located in India and Germany. Each target company presently maintains its own accounting practices, ERP environment, operational data systems, and internal control procedures tailored to local statutory requirements and legacy organizational structures. Aligning these systems into a unified framework that satisfies U.S. securities law requirements—including Regulation A+ reporting, internal control obligations, and audit-ready financial statements—will require significant time, investment, and technical expertise. Discrepancies between IFRS, local GAAP, and U.S. GAAP may complicate consolidation. Variations in financial close processes, chart-of-accounts structures, inventory costing methodologies, cost centers, and project accounting frameworks may further impede timely and accurate reporting. If harmonization efforts encounter delays, resource constraints, data inconsistencies, or integration failures, Tejascore may experience inaccurate or delayed financial reporting, inability to produce auditable financial statements, operational disruptions, or failures in internal controls over financial reporting. Weaknesses in IT systems or cybersecurity environments may expose the Company to data breaches, system outages, or financial loss. Failure to establish a cohesive and effective reporting, IT, and control environment could materially impair Tejascore’s ability to monitor performance, meet regulatory obligations, support strategic decision-making, or maintain investor confidence. Such difficulties may also hinder the Company’s ability to raise additional capital or pursue future growth initiatives.

Projected synergies, cost savings, and cross-company efficiencies may not materialize.

Tejascore’s business model anticipates that, following the acquisitions of Alpha Maier India, Marelli UM India, and Paragon Germany, the combined organization will achieve meaningful synergies, cost reductions, procurement advantages, technology-sharing efficiencies, and operational improvements. These expectations form an important part of the Company’s strategic rationale and long-term financial projections. However, such anticipated benefits are inherently uncertain and may not be realized to the extent, within the timeframe, or in the manner anticipated by management. Synergies in areas such as procurement, engineering collaboration, product harmonization, shared services, manufacturing optimization, and overhead reduction may prove more difficult than expected due to incompatible systems, entrenched operational practices, cultural differences, customer-specific requirements, or resistance to change within the acquired businesses. Additionally, projected cost savings may be offset by unexpected integration expenses, required capital expenditures, restructuring costs, increases in labor or raw-material pricing, or inefficiencies that arise during the integration process. If synergies fail to materialize—or materialize more slowly or at lower levels than forecast—Tejascore may experience lower profitability, reduced margins, weaker cash flows, and diminished return on investment. Failure to achieve these benefits could also impair the Company’s competitiveness in the global automotive electronics and HMI sector and weaken its ability to meet investor expectations. As a result, investors should not rely on projected synergies or cost savings as an indicator of future performance, and there is no assurance that these anticipated efficiencies will contribute meaningfully to Tejascore’s financial results.

Management bandwidth may be significantly strained during simultaneous integration activities.

Tejascore’s management team will be responsible for overseeing the concurrent acquisition and integration of three complex businesses across India and Germany, while also establishing the Company’s own corporate infrastructure, regulatory compliance systems, internal controls, financial reporting processes, and strategic direction. These simultaneous, high-intensity responsibilities may significantly strain management’s bandwidth, particularly during the early stages of integration when coordination demands are highest. Integration activities will require substantial executive attention across numerous domains, including aligning operational processes, harmonizing engineering and quality standards, implementing shared systems, consolidating financial reporting frameworks, managing cultural and organizational transitions, addressing customer and supplier concerns, and executing capital investments. Each subsidiary also presents unique challenges—such as workforce dynamics, legacy processes, and market pressures—that require continuous oversight. Limited management capacity may lead to delayed decision-making, oversight gaps, reduced operational discipline, and inadequate monitoring of subsidiary performance. If management becomes overextended, critical issues may go unaddressed, integration milestones may be missed, and strategic execution may falter. Such bandwidth constraints may also increase the risk of operational disruptions, customer dissatisfaction, compliance failures, or loss of key personnel at either the parent or subsidiary level. Failure to allocate sufficient management attention to integration and ongoing operations could materially impede Tejascore’s ability to realize synergies, maintain performance stability, or achieve its long-term growth objectives.

Operating in India and Germany subjects the Company to complex regulatory environments and compliance risks.

Following the planned acquisitions, Tejascore will operate through subsidiaries in India and Germany, each of which is subject to extensive and evolving regulatory frameworks governing manufacturing, labor, taxation, environmental compliance, data protection, financial reporting, import/export controls, and industry-specific standards applicable to automotive electronics and HMI products. Navigating these regulatory environments will require significant resources, continuous monitoring, and local expertise. In India, the Company must comply with regulations involving the Companies Act, foreign exchange controls, GST and indirect taxation, labor and factory laws, environmental clearances, and sectoral compliance requirements. Enforcement actions, inspections, or regulatory changes can impose unexpected costs or operational restrictions. In Germany, the regulatory landscape includes stringent employment protections, co-determination rules, environmental and waste-management standards, workplace-safety requirements, product-quality mandates, and rigorous tax, accounting, and data-privacy obligations under frameworks such as GDPR. Failure to comply with applicable regulations in either jurisdiction may result in fines, penalties, operational shutdowns, revocation of licenses, litigation, or reputational harm. Moreover, changes in laws or regulatory interpretations—whether related to labor rules, industrial safety, environmental mandates, or cross-border transactions—may increase compliance costs or limit operational flexibility. Given the Company’s limited operating history and the complexity of integrating diverse subsidiaries, Tejascore may face heightened compliance risk during the early years of operations. Any regulatory lapses or delays in establishing robust compliance systems could materially and adversely affect the Company’s financial condition, operational stability, and strategic objectives.

Cross-border tax, transfer-pricing, and repatriation rules may adversely affect financial performance.

Operating through subsidiaries in India and Germany will subject Tejascore to complex international tax regimes, including transfer-pricing regulations, withholding taxes, corporate income taxes, GST/VAT obligations, double-taxation treaties, and restrictions on the repatriation of profits. These rules may significantly influence the Company’s effective tax rate, internal pricing policies, cash-flow planning, and overall financial performance. Transfer-pricing regulations in both India and Germany require that intercompany transactions—such as the sale of components, licensing of intellectual property, allocation of shared services, or management-fee arrangements—be conducted at arm’s-length terms. Tax authorities may challenge the Company’s transfer-pricing methodology, resulting in tax adjustments, penalties, interest assessments, or prolonged audits. Ensuring compliance may require extensive documentation, periodic benchmarking studies, and ongoing legal and accounting support. Rules governing the repatriation of profits, dividends, or intercompany payments may impose additional taxes or restrict the timing and volume of funds that can be transferred to the U.S. parent. India’s foreign-exchange controls and Germany’s capital-maintenance rules may further limit Tejascore’s ability to upstream cash when needed. In certain circumstances, subsidiaries may be required to retain profits to meet local solvency, reinvestment, or working-capital requirements, reducing the liquidity available at the holding-company level. Tax laws and regulations in all relevant jurisdictions are subject to change, and evolving interpretations—particularly related to BEPS (Base Erosion and Profit Shifting) rules, global minimum tax initiatives, or digital-tax frameworks—may increase compliance costs or alter the Company’s optimal structure. Adverse tax determinations, increased tax burdens, or restrictions on the movement of capital could materially reduce profitability, impair cash flows, and limit Tejascore’s ability to execute its strategic plans.

Currency fluctuations between USD, INR, and EUR may materially impact results.

Tejascore’s financial performance will be exposed to significant foreign-exchange risk because the Company will raise capital in U.S. dollars (USD) while operating subsidiaries in India (INR) and Germany (EUR). Revenues, costs, capital expenditures, payroll, and taxes at the subsidiary level will be denominated primarily in INR and EUR, whereas consolidated reporting, parent-level expenses, and investor disclosures will be prepared in USD. Fluctuations in exchange rates—whether due to macroeconomic conditions, interest-rate differentials, geopolitical developments, inflationary pressures, or government intervention—may materially impact the Company’s reported revenues, margins, cash flows, and valuation. For example-
• A strengthening USD may reduce the translated value of INR- or EUR-denominated revenues and assets.
• A weakening USD may increase costs of imported components or equipment purchased in foreign currencies.
• Volatility in INR may significantly affect the cost structure of Indian operations, including wages and supplier payments.
• EUR fluctuations may influence the profitability and competitiveness of the German subsidiary, especially in export-driven segments. In addition, the Company may need to make cross-border payments for integration costs, intercompany services, or acquisition liabilities. Currency movements between the time obligations are incurred and when payments are executed may increase costs beyond projections. Tejascore does not currently have a currency-hedging program, and there is no assurance that such tools will be available, cost-effective, or successful in mitigating exposure. As a result, foreign-exchange volatility could materially distort operating results, reduce cash available for reinvestment or repatriation, and adversely impact the Company’s financial condition and investor returns.

Changes in political or economic conditions in India, Germany, or the U.S. may disrupt operations.

Tejascore’s business model depends on operating subsidiaries in India and Germany while raising capital and maintaining corporate governance in the United States. As a result, the Company is exposed to political, economic, and policy developments in all three jurisdictions. Any deterioration in macroeconomic stability, geopolitical conditions, trade relations, regulatory priorities, or government policy may adversely affect the Company’s operations, supply chains, customer demand, and access to capital. In India, risks include inflationary pressures, changes to industrial or labor regulations, shifts in foreign-investment policy, currency instability, taxation reforms, restrictions on cross-border transactions, and election-related policy shifts. Disruptions such as political unrest, labor strikes, infrastructure challenges, or changes in manufacturing or environmental standards may impact the operations of Alpha Maier India or Marelli UM India. In Germany, economic slowdowns, energy-price volatility, recessionary cycles, regulatory tightening, union actions, or changes in industrial policy—particularly those affecting the automotive sector—may hinder productivity or increase costs at Paragon. Germany’s exposure to global supply-chain dependencies and geopolitical tensions (including EU-level sanctions, trade restrictions, and regional conflicts) may also affect the availability of components, skilled labor, and export demand. In the United States, changes in securities regulation, foreign-investment review policies, interest-rate regimes, taxation of multinational enterprises, or shifts in capital-market conditions may impact Tejascore’s ability to raise funds, maintain compliance, or operate effectively as a U.S.-based holding company. Any adverse political or economic developments in these jurisdictions could lead to operational disruptions, increased costs, declining revenues, reduced access to financing, regulatory delays, or impaired subsidiary performance, any of which may materially and adversely affect Tejascore’s business and financial condition.

Tejascore may face challenges maintaining consistent operational standards across multiple countries.

Following the planned acquisitions, Tejascore will operate manufacturing, engineering, quality-assurance, and administrative functions across India and Germany—each with different regulatory requirements, industry practices, labor environments, and operational expectations. Ensuring consistent performance, quality, safety, and compliance across these geographically dispersed subsidiaries will be critical to maintaining customer confidence and meeting international automotive standards. Differences in local manufacturing processes, supplier ecosystems, workforce skill levels, productivity norms, environmental standards, and safety regulations may make it difficult to implement uniform operational procedures. Subsidiaries may rely on legacy systems, outdated equipment, entrenched workflows, or location-specific practices that do not align with group standards. Attempting to standardize these practices may require extensive training, capital investment, system upgrades, and change-management efforts. Any failure to maintain consistent operational standards could result in product quality issues, production delays, increased defect rates, recalls, customer dissatisfaction, or loss of key OEM relationships. Inconsistent implementation of quality-management frameworks—such as IATF 16949, ISO certifications, and customer-specific audit requirements—could expose the Company to non-compliance risks or jeopardize supply contracts. Maintaining uniform standards will also depend on effective communication, cross-border coordination, and sustained oversight from management. Limited visibility into day-to-day operations or insufficient local enforcement of group policies may lead to operational fragmentation and performance gaps between subsidiaries. If Tejascore is unable to establish and enforce consistent operational standards across countries, the Company may experience weakened competitiveness, reduced efficiency, and material adverse impacts on its financial results and reputation.

Tejascore may be unable to prepare consolidated financial statements that satisfy SEC requirements.

After completing the planned acquisitions, Tejascore will be required to prepare audited, consolidated financial statements that comply with U.S. securities laws, Regulation A+ requirements, and applicable accounting standards. The acquired entities—Alpha Maier India, Marelli UM India, and Paragon Germany—currently maintain separate financial systems, follow different accounting standards (including Indian GAAP, Ind AS, German statutory accounting, or IFRS), and operate on distinct reporting schedules. Aligning these varying frameworks into a unified consolidation structure suitable for SEC filings may prove highly complex and resource-intensive. In addition, some of the acquired companies may not have historical financial statements prepared in accordance with U.S. GAAP or PCAOB-auditable standards. Adjustments, restatements, or extensive reclassifications may be required to achieve compliance. The subsidiaries may also have incomplete documentation, inconsistent internal controls, or legacy accounting practices that complicate consolidation and audit readiness. Preparing pro forma financials, segment disclosures, and footnote explanations that meet SEC expectations may require substantial management effort and third-party professional support. If Tejascore is unable to produce timely, accurate, and SEC-compliant consolidated financial statements, the Company may face delays in qualification of this Offering, deficiencies in required filings, challenges completing future financings, or adverse regulatory scrutiny. Investors may also lose confidence in the reliability of the Company’s financial information, which could impair valuation and restrict access to capital. Failure to meet SEC financial reporting requirements could materially and adversely affect Tejascore’s ability to operate as a compliant reporting company and execute its long-term strategic objectives.

The Company may face delays obtaining PCAOB-compliant audits from acquired subsidiaries.

To maintain compliance with U.S. securities regulations and complete required filings under Regulation A+, Tejascore must obtain PCAOB-compliant audits of its consolidated financial statements, including audit-ready financial information from the subsidiaries it acquires. However, the target companies—Alpha Maier India, Marelli UM India, and Paragon Germany—currently prepare financials under their respective local statutory frameworks and may not maintain records in a manner that immediately satisfies PCAOB audit requirements. The subsidiaries may have legacy accounting practices, incomplete documentation, non-standardized internal controls, or ERP systems that do not support PCAOB-level audit trails. In some cases, historical financial statements may require substantial adjustments, reconciliations, or restatements before they can be audited. Audit firms may need significant time to perform opening balance sheet audits, verify historical data, assess internal controls, and evaluate compliance with U.S. GAAP or required reconciliation frameworks. Local auditors may also lack PCAOB registration, necessitating either the appointment of new audit firms or coordination between multiple jurisdictions, increasing complexity, cost, and time. If subsidiary management is unfamiliar with PCAOB expectations, additional delays may occur due to the need for training, documentation cleanup, and process remediation. Any delay in obtaining PCAOB-compliant audits may postpone SEC filings, delay offering qualification, hinder future capital-raising efforts, or restrict the Company’s ability to meet ongoing reporting obligations. Such delays could also negatively impact investor confidence, impede integration planning, and create financial uncertainty. Failure to obtain timely, audit-ready subsidiary financials could materially and adversely affect Tejascore’s regulatory compliance, strategic timelines, and access to capital.

U.S. Sanctions and Trade Restrictions Could Adversely Affect Our Business, Operations, and Growth Prospects

The United States government has imposed, and may in the future impose, economic sanctions, export controls, trade restrictions, and other regulatory measures on various countries, regions, entities, and individuals around the world. Such measures are administered by U.S. governmental authorities, including the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of Commerce, and the U.S. Department of State. These sanctions and restrictions are subject to change based on evolving geopolitical, national security, foreign policy, and trade considerations and may be imposed, expanded, modified, or enforced with little or no advance notice. Although India is not currently subject to comprehensive U.S. economic sanctions, the United States has, from time to time, imposed targeted sanctions, trade restrictions, export controls, and other regulatory measures affecting India or entities operating in India, including restrictions related to defense, technology transfer, supply chain security, financial transactions, or dealings with sanctioned third countries or counterparties. The Company conducts, or may in the future conduct, business operations, investments, or transactions that involve jurisdictions, counterparties, suppliers, customers, or financial institutions that could be directly or indirectly affected by such sanctions or related regulatory actions. Any expansion, tightening, or enforcement of U.S. sanctions or trade restrictions applicable to India, to countries with which India maintains commercial relationships, or to entities or individuals with whom the Company or its portfolio companies do business, could materially and adversely affect the

Company’s operations. Such effects may include, without limitation, restrictions on cross-border payments, limitations on access to U.S. dollar–denominated transactions, increased compliance costs, delays or prohibitions on technology transfers, disruptions to supply chains, limitations on the ability to engage with certain customers or suppliers, or the termination or modification of existing contractual relationships. In addition, violations, or alleged violations, of U.S. sanctions laws or regulations could expose the Company to significant civil or criminal penalties, reputational harm, enhanced regulatory scrutiny, and the diversion of management time and resources. Even if the Company believes it is in compliance with applicable sanctions regimes, changes in interpretation, enforcement priorities, or regulatory guidance could result in increased compliance burdens or unexpected restrictions on the Company’s business activities. Any of the foregoing developments could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows, and prospects, and could limit the Company’s ability to execute its growth strategy or complete contemplated acquisitions or investments.

We Rely on Information, Analyses, and Findings Provided by Third-Party Advisors and External Due Diligence Providers, Which May Be Incomplete, Inaccurate, or Misleading

In evaluating potential acquisitions, strategic investments, and other business opportunities, the Company relies, in significant part, on information, analyses, reports, and findings prepared by third-party advisors and external service providers, including legal counsel, accounting firms, financial advisors, valuation experts, technical consultants, and other due diligence providers. These third parties are engaged to assist the Company in assessing, among other things, the financial condition, legal compliance, tax position, operational performance, regulatory status, intellectual property, and overall risk profile of potential target businesses. The scope, depth, and accuracy of such third-party due diligence are inherently limited by a number of factors, including the information made available by the target company or its counterparties, time constraints, cost considerations, reliance on representations and certifications provided by third parties, and the professional judgment applied by such advisors. As a result, the findings and conclusions of external advisors may be incomplete, may contain errors or omissions, or may later prove to be inaccurate or misleading. Certain risks, liabilities, deficiencies, or compliance issues may not be identified during the due diligence process, or may only become apparent after the consummation of a transaction. If any information, analysis, or conclusion provided by third-party advisors or external diligence providers is incorrect, incomplete, or based on inaccurate or misleading underlying information, the Company may make decisions based on flawed assumptions. This could result in the Company acquiring or investing in businesses that have undisclosed liabilities, overstated assets or earnings, regulatory or legal non-compliance, operational weaknesses, tax exposures, or other adverse conditions that were not identified during due diligence. In such circumstances, the Company may have limited or no contractual or legal recourse against the relevant third-party advisors or counterparties. Any failure to identify material risks or liabilities through the due diligence process could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows, and prospects. In addition, reliance on external advisors may expose the Company to reputational harm, increased regulatory scrutiny, litigation risk, or the diversion of management time and resources to address issues that were not identified prior to completing an acquisition or investment.

Failure to maintain effective disclosure controls may result in compliance violations.

As a U.S.-based holding company conducting a Regulation A+ offering, Tejascore will be required to establish and maintain effective disclosure controls and procedures designed to ensure that information required to be disclosed in filings with the SEC is recorded, processed, summarized, and reported within the required timeframes. Because Tejascore is a newly formed entity with no prior reporting history, it does not yet have established systems, processes, or personnel dedicated to regulatory reporting, compliance monitoring, or disclosure oversight. Following the planned acquisitions, the Company must consolidate information from subsidiaries in India and Germany—each operating under different accounting standards, reporting cycles, ERP systems, and internal protocols. Variations in data quality, timing, or documentation may result in incomplete or inaccurate disclosures unless significant harmonization and oversight are implemented. The complexity of coordinating cross-border reporting also increases the risk of errors, omissions, or delays. If Tejascore fails to implement effective disclosure controls, the Company may produce inaccurate, misleading, or late filings, potentially leading to SEC inquiries, enforcement actions, qualification delays, or reputational harm. Weak disclosure controls may also impair management’s ability to identify material risks, operational issues, or financial trends in a timely manner, undermining informed decision-making and investor confidence. Any compliance failures related to disclosure controls may materially and adversely affect Tejascore’s regulatory standing, ability to raise additional capital, and overall credibility with investors and stakeholders.

The Company may incur significant costs to comply with SEC reporting obligations after qualification.

Upon qualification of this Regulation A+ offering, Tejascore will become subject to ongoing SEC reporting, compliance, and disclosure obligations, including the filing of annual reports, semiannual reports, current event updates, and other required disclosures. As a newly formed entity with no operating history, the Company does not yet have the internal infrastructure, personnel, or processes necessary to meet these obligations efficiently. Establishing and maintaining compliance systems will require significant investment in accounting resources, legal support, audit services, financial reporting tools, and internal controls. In addition, once the planned acquisitions are completed, Tejascore must consolidate financial and operational information from subsidiaries in India and Germany—jurisdictions with different accounting standards, reporting cycles, tax rules, and regulatory expectations. Preparing SEC-compliant reports may therefore require substantial coordination across time zones, translation of documents, reconciliation of accounting frameworks, and ongoing reliance on third-party advisors. The Company may also face increased audit fees, higher legal expenses, expanded compliance staffing needs, and costs associated with maintaining PCAOB-compliant audit readiness, all of which may exceed initial estimates. As SEC regulations or industry best practices evolve, Tejascore may be required to upgrade systems, enhance internal controls, or expand compliance functions, further increasing operational expenses. These ongoing reporting and compliance costs could materially reduce the Company’s available cash, delay investment in growth initiatives, and negatively impact profitability. Failure to adequately fund compliance systems may also result in late filings, inaccuracies, or regulatory vulnerabilities, each of which could harm the Company’s reputation and restrict access to future capital.

Tejascore will rely on acquired subsidiaries for critical IP, and certain rights may be held by third parties.

Tejascore’s business will depend heavily on the intellectual property, proprietary tooling, engineering designs, software, manufacturing processes, and technical know-how developed and maintained by the subsidiaries it acquires. The Company does not currently own any patents, trademarks, or proprietary technologies and will rely entirely on the IP portfolios, licensing arrangements, and contractual rights held by Alpha Maier India, Marelli UM India, and Paragon Germany. In many cases, these subsidiaries operate under joint-venture agreements, customer-specific development contracts, or supplier arrangements in which certain IP—particularly designs, specifications, embedded software, or tooling—may be owned exclusively by OEM customers or shared among multiple parties. Some rights may be non-transferable, licensed on a limited basis, or subject to ongoing obligations such as royalty payments, co-development requirements, or restrictions on use in other programs. If key IP assets cannot be transferred to Tejascore, or if contractual limitations prevent the Company from fully exploiting certain technologies, the expected benefits of the acquisitions may be materially reduced. Furthermore, disputes regarding ownership, scope of use, or confidentiality obligations may arise during or after the acquisition process. Any such dispute could lead to litigation, operational delays, redesign requirements, or loss of customer programs. Additionally, certain subsidiaries—especially those engaged in HMI systems, automotive electronics, SMT operations, and embedded-software development—may rely on third-party software, licensed modules, open-source components, or proprietary technologies that the Company must continue to license. Changes in license terms, cost increases, or revocation of rights could impair operations or require costly redevelopment. If Tejascore is unable to secure, maintain, or enforce the IP rights necessary for its global operations, the Company may face competitive disadvantages, reduced margins, or significant business disruptions, any of which could materially and adversely affect its financial condition and long-term prospects.

Cybersecurity breaches at Tejascore or its subsidiaries could disrupt operations and expose sensitive data.

Tejascore and its subsidiaries will rely heavily on complex information technology systems, including ERP platforms, manufacturing automation systems, engineering design tools, communication networks, employee data systems, and customer interfaces. These systems store and process sensitive information such as proprietary engineering data, production specifications, financial records, employee information, customer contracts, and supplier data. Any cybersecurity breach—whether caused by malware, ransomware, phishing attacks, system vulnerabilities, insider misuse, or third-party failures—could severely disrupt operations or compromise confidential information. Given that Tejascore will integrate systems across India, Germany, and the United States, the Company may face heightened exposure due to inconsistent cybersecurity standards, legacy IT infrastructure, lack of uniform controls, and varying levels of preparedness at each acquired subsidiary. Manufacturing facilities that rely on automated SMT/THT lines, robotics, or digital quality-control systems may also be vulnerable to operational shutdowns or equipment failures triggered by cyber incidents. A successful cyberattack could result in production halts, data loss, intellectual-property theft, unauthorized disclosure of personal information, regulatory penalties (including under GDPR in the EU and data-protection rules in India), contractual breaches, loss of customer trust, and significant remediation costs. Restoring systems, conducting forensic investigations, implementing enhanced controls, and managing reputational damage may require substantial resources and extended downtime. Because Tejascore is a newly formed entity without established cybersecurity infrastructure, the Company may initially lack the policies, personnel, monitoring tools, and incident-response capabilities necessary to prevent or mitigate sophisticated attacks. Weaknesses in inherited systems from acquired subsidiaries may further increase vulnerabilities. If Tejascore or its subsidiaries experience a cybersecurity breach, the resulting disruptions and liabilities could materially and adversely affect the Company’s operations, financial performance, and long-term strategic prospects.

The Company may be unable to protect proprietary processes, designs, or software effectively.

Tejascore will rely heavily on proprietary engineering processes, manufacturing techniques, embedded software, design specifications, and technical know-how acquired from its subsidiaries to compete in the automotive electronics and HMI markets. However, the Company’s ability to protect these assets may be limited by jurisdictional differences in IP enforcement, contractual constraints, and practical challenges associated with safeguarding know-how within complex manufacturing environments. Many proprietary elements—such as SMT/THT programming, HMI module architecture, UI/UX designs, drive-lever technology, embedded control software, and advanced tooling specifications—may not be eligible for formal patent protection or may be difficult to patent without disclosing sensitive information. As a result, Tejascore may need to rely primarily on trade-secret protections, confidentiality agreements, and internal security protocols. These measures, however, may prove insufficient to prevent unauthorized use, reverse engineering, or leakage of sensitive information, particularly in cross-border operations or in facilities with high employee turnover. In addition, certain proprietary technologies used by acquired subsidiaries may have been co-developed with OEM customers, leaving ownership shared or retained by the customer. In such cases, Tejascore’s rights to use or modify these technologies may be contractually restricted, non-exclusive, or limited to specific programs or regions. These limitations may reduce the Company’s ability to leverage such technology across multiple platforms or subsidiaries. If Tejascore is unable to adequately protect its proprietary processes, designs, or software, competitors may replicate or surpass the Company’s capabilities, eroding competitive advantage. Unauthorized disclosure or misuse of proprietary assets could result in loss of customer programs, reduced margins, costly litigation, or impairment of strategic value. Additionally, the Company may incur substantial costs to develop replacement technologies or enhance IP protection mechanisms. Failure to safeguard proprietary technologies effectively could materially and adversely affect Tejascore’s competitive position, operational performance, and long-term growth prospects.

Tejascore may be unable to compete effectively with established global Tier-1 suppliers.

The automotive electronics and HMI industries are highly competitive and dominated by large, well-established Tier-1 suppliers with decades of operating history, global manufacturing footprints, deep engineering capabilities, extensive customer relationships, and substantial financial resources. Competitors may include multinational groups specializing in HMI systems, electronics control units, infotainment platforms, sensor technologies, and integrated cockpit solutions. These competitors often have entrenched positions with major OEMs, broad product portfolios, and the ability to invest heavily in R&D, automation, and technological innovation. Tejascore, by contrast, is a newly formed holding company with no operating history, no direct OEM relationships, and limited financial resources relative to established Tier-1 suppliers. Even after acquiring Alpha Maier India, Marelli UM India, and Paragon Germany, the combined group may still have significantly smaller scale, narrower product breadth, fewer global certifications, and less geographic diversification than its competitors. As a result, the Company may face challenges competing on pricing, technology leadership, delivery performance, and program execution. Moreover, Tier-1 suppliers often possess long-term supply agreements, preferred-vendor status, customer-specific tooling arrangements, and co-development partnerships that can be difficult for new entrants to displace. OEMs may be reluctant to shift business to a newly consolidated group until Tejascore demonstrates sustained quality, reliability, financial strength, and integration stability across its subsidiaries. If the Company is unable to differentiate itself through innovation, cost competitiveness, quality excellence, or reliable program execution, it may lose opportunities to secure new OEM programs or may remain dependent on legacy product lines with limited growth prospects. This could adversely affect revenue growth, margins, and long-term viability. Failure to compete effectively with global Tier-1 suppliers could materially and adversely impact Tejascore’s business, financial performance, customer relationships, and strategic outlook.

Rapid technological change in automotive electronics may outpace the Company’s development capabilities.

The automotive electronics and HMI industries are undergoing rapid and continuous technological transformation, driven by advancements in digital cockpits, ADAS integration, electrification, connectivity, software-defined vehicles, haptic interfaces, and sensor-driven control systems. OEMs increasingly demand sophisticated, software-rich, integrated solutions with complex user-experience requirements, higher reliability standards, and faster development cycles. Although the subsidiaries Tejascore intends to acquire possess established engineering capabilities, these teams may not be sufficiently resourced to meet the accelerating pace of innovation required to remain competitive. Legacy platforms, outdated tooling, aging software stacks, or historical underinvestment in R&D—especially in businesses undergoing restructuring—could slow development progress. Additionally, the acquired companies may rely on customer-funded development, limiting their ability to pursue forward-looking innovations without OEM sponsorship. Competing Tier-1 suppliers and global electronics companies often invest hundreds of millions annually into R&D, AI-enabled systems, digital cockpit architectures, cross-domain controllers, and next-generation HMI technologies. Tejascore may lack the financial resources, specialized personnel, or global engineering infrastructure necessary to match these innovation cycles. If the Company cannot upgrade its capabilities rapidly—such as through new software platforms, advanced display technologies, functional safety systems, cybersecurity-compliant electronics, or integrated architecture solutions—it may fall behind competitors in securing new program awards. Technological shifts may also render certain existing product lines of Alpha Maier India, Marelli UM India, or Paragon Germany less competitive or obsolete. Development delays, skill shortages, or inability to meet evolving OEM specifications could result in lost bids, program cancellations, margin pressure, or erosion of customer relationships. If Tejascore fails to keep pace with technological advancements or expand its development capabilities accordingly, the Company’s long-term competitiveness, growth potential, and financial performance may be materially and adversely affected.

Macroeconomic downturns, reduced vehicle production, or shifts in OEM sourcing strategies may materially affect demand.

Tejascore’s operating subsidiaries will derive substantially all of their revenues from supplying components, modules, and HMI systems to automotive OEMs in the commercial vehicle, off-highway, and passenger-vehicle segments. Demand for these products is inherently cyclical and closely tied to global macroeconomic conditions, including industrial output, agricultural demand, freight volumes, interest rates, commodity prices, inflation, and overall business confidence. Any downturn in these factors may reduce production volumes, delay OEM program launches, or lead customers to renegotiate contracts or cancel orders. The automotive sector—particularly in Europe and India—is sensitive to recessionary cycles, supply-chain disruptions, labor shortages, energy-price volatility, geopolitical tensions, and fluctuations in capital spending. Declines in agricultural commodity prices may reduce demand for tractors and off-highway equipment, directly impacting products supplied by Paragon and Alpha Maier India. Likewise, slowdowns in freight movement or fleet replacement cycles may reduce commercial truck production, affecting demand for Marelli UM India’s instrument clusters and electronics systems. OEMs also routinely adjust their sourcing strategies, including consolidation of suppliers, shift toward mega-platforms, increased localization requirements, vertical integration of electronics, or adoption of new technologies that may displace legacy components. As software-defined vehicles and domain controllers become more prevalent, OEMs may reduce reliance on smaller Tier-1 suppliers in favor of larger electronics integrators with greater scale and R&D capability. Such shifts may reduce the competitiveness of Tejascore’s subsidiaries or limit participation in future programs. Macroeconomic downturns, declining production volumes, or unfavorable sourcing trends could result in lower order volumes, pricing pressure, underutilized capacity, margin erosion, inventory write-downs, or loss of key customer programs. Because Tejascore will rely entirely on its subsidiaries for revenues, any sustained decline in OEM demand could materially and adversely affect the Company’s financial condition, results of operations, and long-term growth prospects.

Tejascore may incur acquisition-related debt that increases financial risk.

To complete the planned acquisitions of Alpha Maier India, Marelli UM India, and Paragon Germany, Tejascore may need to obtain debt financing, either at the holding-company level or within the acquired subsidiaries. Any such borrowings—whether through term loans, bridge financing, working-capital facilities, equipment loans, or other credit arrangements—will increase the Company’s financial leverage and expose it to heightened repayment obligations, interest-rate risk, and lender-imposed covenants. Debt incurred to finance acquisitions may contain restrictive covenants, including limitations on additional borrowings, capital expenditures, dividend payments, intercompany transfers, changes in control, or disposals of assets. These restrictions may reduce Tejascore’s operational flexibility, limit its ability to respond to market conditions, and constrain strategic initiatives such as future acquisitions, expansion projects, or restructuring efforts. If the Company experiences integration delays, lower-than-expected cash flows, or declines in customer demand, it may be unable to generate sufficient earnings to service debt obligations. In such circumstances, lenders may require renegotiation of terms, impose penalties, or declare a default, which could result in acceleration of repayment obligations, foreclosure on subsidiary assets, or restrictions on future financing. Refinancing risk may also arise if credit markets tighten or if the Company’s financial profile weakens. Higher leverage increases the Company’s vulnerability to interest-rate fluctuations, foreign-exchange volatility, and macroeconomic downturns. Because Tejascore will rely entirely on subsidiary cash flows to meet parent-level obligations, any operational shortfalls at the subsidiary level may directly impair the Company’s ability to service acquisition-related debt. If Tejascore incurs substantial debt in connection with its acquisition strategy, the resulting financial risk could materially and adversely affect the Company’s liquidity, operational stability, and long-term viability.

The Company may face cash-flow constraints if subsidiaries experience collection delays or working-capital pressure.

Following the planned acquisitions, Tejascore will depend entirely on the cash flows generated by its operating subsidiaries to fund ongoing operations, service potential debt obligations, support capital expenditures, and meet parent-level corporate requirements. Many automotive and off-highway OEM customers operate under extended payment terms, and subsidiaries may experience delays in collecting receivables due to customer-driven approval cycles, quality-clearance procedures, milestone-based billing, or administrative holdbacks. Any delay in collections could create significant timing mismatches between cash inflows and required cash outflows. Subsidiaries also operate in industries that are working-capital intensive, with substantial cash requirements for raw materials, tooling, components, payroll, freight, energy, and supplier settlements. Increases in input prices, supply-chain disruptions, unexpected production demands, or customer-driven engineering changes may require subsidiaries to hold higher inventory levels or accelerate procurement, further tightening working-capital cycles. Payment delays from OEMs combined with accelerated payments to suppliers may exacerbate liquidity pressure. If subsidiaries face cash shortages, they may temporarily reduce production, delay supplier payments, defer maintenance expenditures, or draw on short-term borrowing facilities—each of which may impose additional costs or create operational risk. Furthermore, cash trapped at the subsidiary level due to working-capital strain or regulatory restrictions may not be available to the U.S. parent when required. If Tejascore or its subsidiaries are unable to effectively manage working-capital fluctuations or mitigate collection delays, the Company may experience liquidity shortfalls, increased borrowing needs, higher financing costs, reduced operational flexibility, or disruptions in supply-chain continuity. Any such conditions could materially and adversely impact Tejascore’s financial condition, operational performance, and ability to execute its long-term strategy.

The success of the business depends on efficient treasury, cash pooling, and currency-risk management across regions.

Following the planned acquisitions, Tejascore will operate through subsidiaries in India, Germany, and the United States, each with distinct banking frameworks, capital-movement regulations, tax rules, and currency environments. Efficient treasury management—including cash forecasting, intercompany funding, liquidity allocation, and foreign-exchange risk mitigation—will be essential to ensuring that the Company can meet operational needs, support growth initiatives, and service any acquisition-related debt. However, establishing a unified treasury function is inherently complex in a multi-jurisdiction structure. Differences in banking practices, cut-off times, regulatory approvals, repatriation rules, and local capital-controls may restrict the Company’s ability to centralize cash or implement cash-pooling structures. In India, foreign-exchange regulations may delay or limit upstreaming of funds, while in Germany, capital-maintenance rules and statutory requirements may constrain dividend distributions or intercompany transfers. These constraints could prevent the Company from allocating liquidity to regions or subsidiaries where it is most urgently needed. Additionally, treasury operations will need to manage currency exposure across USD, INR, and EUR. Failure to monitor or hedge foreign-exchange positions effectively may result in substantial exchange-rate losses, reduced subsidiary profitability, and volatility in consolidated financial results. If hedging instruments are unavailable, costly, or improperly executed, the Company may experience unintended economic exposure. Inadequate treasury controls, inaccurate cash forecasting, or poor coordination among regional finance teams could lead to liquidity shortages, missed payments, inefficient funding structures, higher borrowing costs, or breaches of loan covenants. Furthermore, cyber threats targeting banking systems or treasury platforms could disrupt cross-border cash movements or expose the Company to financial loss. If Tejascore is unable to implement and maintain an effective global treasury and cash-management framework, the Company may face significant liquidity pressure and financial instability, materially and adversely affecting its operations, financial condition, and ability to execute its strategic objectives.

Tejascore may become subject to litigation, regulatory inquiries, or claims arising from subsidiary operations.

Following the planned acquisitions, Tejascore will inherit all ongoing obligations, historical practices, and potential exposures associated with the operations of Alpha Maier India, Marelli UM India, and Paragon Germany. Each of these subsidiaries operates in industries—automotive electronics, HMI systems, and precision manufacturing—that are subject to stringent quality, safety, labor, environmental, and customer-contract requirements. As a result, Tejascore may face litigation, regulatory scrutiny, or commercial claims arising from events that occurred either before or after the acquisitions.

Potential sources of claims include, but are not limited to-
• Product liability, warranty, or recall-related disputes involving components supplied to OEMs;
• Quality deviation claims, cost-recovery demands, or chargebacks from customers;
• Labor disputes, employee grievances, union actions, or wrongful-termination claims;
• Environmental or safety violations, including non-compliance with factory, emissions, or hazardous-material regulations;
• Contractual disputes with suppliers, vendors, JV partners, or customers;
• IP infringement allegations relating to software, design elements, or manufacturing processes;
• Tax audits, penalties, or reassessments by Indian, German, or U.S. authorities;
• Data privacy or cybersecurity-related claims, particularly under GDPR or emerging Indian data laws.

Even if Tejascore believes such claims lack merit, litigation and regulatory inquiries may require significant management attention, legal fees, internal investigations, operational disruption, and reputational risk. Settlements, judgments, or mandated corrective actions could impose substantial financial costs. Moreover, adverse findings could affect relationships with major OEM customers, delay program launches, or impair the Company’s ability to bid for future business. Because Tejascore is a holding company with no operating history, it has limited precedents or reserves for managing such exposures. Inheriting unknown or underestimated liabilities from subsidiaries—or failing to resolve new claims efficiently—could materially and adversely affect the Company’s financial position, cash flows, and ability to execute its strategic plan.

The Company may inherit compliance gaps or historical liabilities from acquired companies.

Despite conducting financial, legal, tax, and operational due diligence, Tejascore may inadvertently assume historical liabilities, compliance deficiencies, or unresolved regulatory matters associated with Alpha Maier India, Marelli UM India, and Paragon Germany upon completion of the acquisitions. Many of these issues may not be fully discoverable during pre-closing reviews due to limitations in available documentation, incomplete historical records, differing local compliance standards, or the inherent complexity of multinational manufacturing operations.

Potential inherited issues may include-
• Unresolved tax exposures, including GST/VAT discrepancies, transfer-pricing adjustments, payroll-tax arrears, or unfiled statutory submissions;
• Regulatory non-compliance relating to labor laws, environmental permits, workplace safety requirements, or equipment certifications;
• Legacy contractual obligations with OEMs or suppliers that impose financial penalties, exclusivity constraints, or volume commitments;
• Product-quality or warranty exposures related to historical shipments or latent defects not yet identified in the field;
• Undisclosed litigation, threatened claims, employee grievances, or disputes with JV partners;
• Non-compliant HR practices, including improper employment classifications, unpaid statutory benefits, or undocumented labor arrangements;
• Gaps in internal controls, ERP integrity, cybersecurity safeguards, or financial reporting accuracy;
• Historical environmental liabilities, such as soil contamination, hazardous-waste management deficiencies, or legacy emissions issues.

If such compliance gaps or hidden liabilities emerge post-closing, Tejascore may be required to incur significant remediation costs, pay fines or penalties, renegotiate commercial agreements, restate financials, or implement corrective actions that disrupt operations. Some liabilities—

particularly environmental or tax-related—may be imposed retroactively and could exceed available insurance coverage or contractual indemnities. Because Tejascore’s consolidated financial position and operational success will depend entirely on its subsidiaries, the discovery of material historical liabilities could impair cash flows, weaken profitability, delay integration plans, or damage relationships with customers and regulators. Inheriting such issues may materially and adversely affect the Company’s financial condition, reputation, and long-term strategic objectives.

Failure to comply with U.S. federal securities laws may result in enforcement actions.

As a U.S.-based holding company conducting a Regulation A+ offering, Tejascore will be subject to U.S. federal securities laws, SEC regulations, and ongoing reporting requirements. Any failure to comply with these obligations—whether due to inadequate internal controls, inaccurate disclosures, delayed filings, improper offering practices, or insufficient corporate governance—could expose the Company to significant regulatory and legal consequences.

Potential compliance risks include-
• Filing inaccuracies or omissions in Offering Circulars, annual/semiannual reports, or Form 1-U updates;
• Failure to maintain effective disclosure controls and internal controls over financial reporting;
• Use of improper solicitation practices during Testing the Waters or offering communications;
• Inadequate recordkeeping related to investor onboarding, subscription processing, or anti-money-laundering practices;
• Errors or delays in preparing audited financial statements or pro forma financials;
• Misstatements regarding the acquisition strategy, financial condition, or risk factors.

If the SEC determines that Tejascore has violated securities laws, the Company may face enforcement actions, including fines, cease-and-desist orders, rescission rights for investors, restrictions on future offerings, or mandatory restatements of filings. In severe cases, the SEC may suspend qualification of the Offering or bar the Company from using Regulation A+ for future fundraising. SEC investigations can also be time-consuming, costly, and disruptive, diverting management’s attention from operational and integration activities. Adverse findings may damage Tejascore’s credibility, hinder its ability to raise additional capital, and erode investor confidence. Given the Company’s early stage and limited compliance infrastructure, establishing robust processes to ensure adherence to U.S. securities laws will be essential. Failure to do so could materially and adversely affect Tejascore’s regulatory standing, financial stability, and long-term growth prospects.

Tejascore’s long-term strategy assumes expansion into global Tier-1 programs, which may not occur.

Tejascore’s strategic vision depends heavily on scaling the combined operations of Alpha Maier India, Marelli UM India, and Paragon Germany into a unified group capable of competing for global Tier-1 automotive programs. These programs typically involve multi-year development cycles, stringent quality and validation requirements, substantial financial commitments, and long-term supply obligations with major OEMs. Securing such awards is highly competitive and requires demonstrated technological leadership, operational consistency across regions, financial stability, and a proven track record of flawless execution. As a newly formed holding company with no prior operating history, Tejascore may face challenges convincing global OEMs that the consolidated group can reliably support high-volume, safety-critical, or software-intensive programs. OEMs may be reluctant to award new business to an organization that is still integrating multiple acquisitions, harmonizing manufacturing standards, overhauling internal controls, and establishing consistent global processes. Additionally, many Tier-1 suppliers possess deeper relationships with OEM engineering teams, broader product portfolios, and greater investments in R&D and digital platforms—factors that may put Tejascore at a competitive disadvantage. If Tejascore is unable to secure participation in new Tier-1 programs, the Company may become overly dependent on legacy product lines or on a limited set of existing customers. This could result in slower revenue growth, margin pressure, reduced economies of scale, and limited technological advancement. Failure to expand into global programs may also hinder the Company’s ability to justify future capital investments or attract strategic partners. Because a substantial portion of Tejascore’s long-term growth projections relies on winning new international OEM programs, any failure to achieve these strategic milestones could materially and adversely affect the Company’s growth trajectory, competitive position, and overall financial performance.

The Company’s success depends on successful alignment between electronics, sensors, plastics, and integration competencies.

Tejascore’s strategic model is built on combining capabilities from multiple technical domains—automotive electronics, HMI systems, sensor integration, plastics and molding technologies, precision mechanical components, and system-level integration—across the subsidiaries it plans to acquire. Achieving competitive advantage in modern vehicle platforms requires seamless coordination among these competencies to deliver high-performance, reliable, safety-compliant components that meet stringent OEM specifications. However, the subsidiaries Tejascore intends to consolidate—Alpha Maier India (plastics and decorated components), Marelli UM India (instrument clusters and automotive electronics), and Paragon Germany (commercial-vehicle HMI systems)—currently operate independently with different engineering cultures, development methodologies, quality systems, and product architectures. Aligning these disparate competencies into a unified value proposition will require extensive collaboration, standardized engineering platforms, shared design rules, and integrated program-management processes. Failure to harmonize these capabilities may result in incompatibilities between electronic and mechanical designs, delays in system integration, inconsistent quality levels, increased scrap and rework, or inability to meet customer validation requirements. OEMs increasingly demand suppliers capable of delivering complete modules or subsystems—such as integrated displays, multi-function control systems, and sensor-embedded user interfaces. If Tejascore cannot demonstrate cohesive, cross-domain engineering excellence, it may be excluded from such opportunities. Additionally, system integration requires significant investment in joint development environments, simulation tools, shared testing infrastructure, EMC/EMI compliance labs, and cross-functional engineering teams. Any gaps in coordination may lead to program overruns, missed milestones, higher warranty exposure, or loss of customer confidence, particularly in safety-critical or software-heavy products. If Tejascore is unable to effectively integrate and align its electronics, sensor, plastics, and system-integration competencies, the Company may be unable to deliver competitive products, limiting its growth potential and adversely affecting its market position, financial performance, and long-term strategic objectives.

Unexpected operational issues or supply-chain disruptions may derail strategic milestones.

Tejascore’s subsidiaries will operate in the automotive and commercial-vehicle supply chain, an industry characterized by strict delivery schedules, just-in-time (JIT) production, tight quality tolerances, and high customer penalties for delays or non-performance. Any unexpected operational issue—whether at a manufacturing plant, supplier facility, or logistics hub—may prevent the Company from meeting critical program milestones, jeopardizing customer relationships and future business awards.

Supply-chain disruptions may arise from-
• shortages of semiconductors, electronic components, resins, metals, or specialty chemicals;
• supplier insolvency, capacity constraints, or labor shortages;
• transportation delays, port congestion, customs issues, or geopolitical disturbances;
• energy shortages or price spikes (particularly relevant for Germany);
• natural disasters, extreme weather, fires, or equipment breakdowns;
• quality failures in incoming materials or outsourced subassemblies.

Even minor stoppages in SMT lines, molding machines, paint shops, or assembly cells can create cascading production delays that impact customer deliveries. OEM customers may impose chargebacks, expediting penalties, tooling deductions, or loss-of-business claims for late shipments or quality deviations. Such events may also force Tejascore to allocate disproportionate management resources toward crisis response rather than strategic integration and growth. Operational disruptions can also delay key strategic milestones, including integration timelines, planned technology upgrades, capacity expansions, and cost-reduction initiatives. If disruptions occur during customer validation phases or program launches, the Company may suffer program cancellations, reduced order volumes, or reputational damage that persists across multiple vehicle generations. Because Tejascore will depend heavily on consistent, high-quality production across India and Germany, any significant operational or supply-chain issue could materially impair the Company’s financial performance, strategic execution, and long-term competitiveness.

The Company may not attract partnerships, OEM nominations, or technology collaborations at anticipated levels.

Tejascore’s long-term strategy assumes that the combined group—Alpha Maier India, Marelli UM India, and Paragon Germany—will be able to secure new OEM nominations, strategic partnerships, co-development agreements, and technology collaborations that expand its market reach, accelerate innovation, and deepen customer engagement. These relationships are critical in the automotive electronics and HMI sectors, where OEMs increasingly require suppliers to participate in early-stage design cycles, joint R&D efforts, and software-integration programs. However, attracting such partnerships is highly competitive and typically requires a well-established track record of technical excellence, operational consistency, financial stability, and long-term program execution. As a newly consolidated entity with ongoing integration activities, Tejascore may be perceived as higher risk compared to incumbent Tier-1 suppliers or global electronics companies with deeper engineering resources and more mature organizational structures. OEMs may also hesitate to award nominations until Tejascore demonstrates sustained performance post-acquisition. Additionally, technology collaborations—particularly those involving digital cockpits, domain controllers, advanced displays, sensor integration, or embedded software—often demand significant upfront investment, dedicated engineering resources, and secure IP frameworks. If Tejascore is unable to commit the necessary financial and technical capacity, potential partners may choose more established vendors.

Failure to secure anticipated nominations or partnerships may lead to-
• slower-than-expected revenue growth;
• reduced visibility into future order pipelines;
• overreliance on legacy or low-margin programs;
• inability to expand into emerging vehicle architectures;
• diminished competitiveness versus larger Tier-1 suppliers.

Although we have entered into transaction framework and exclusivity agreements relating to our proposed acquisitions, the definitive share purchase and related transaction agreements have not yet been executed, and the acquisitions may not be consummated.

Although the Company has entered into transaction framework and exclusivity agreements in connection with its proposed acquisitions, these agreements do not, by themselves, obligate the parties to complete the acquisitions. Such framework or exclusivity arrangements generally set forth preliminary commercial terms, proposed transaction structures, timelines, and certain binding provisions, such as exclusivity, confidentiality, cost reimbursement, governing law, and dispute resolution; however, they expressly contemplate the negotiation and execution of definitive share purchase agreements and other related transaction documents prior to closing.

The execution of definitive agreements remains subject to further negotiations between the parties, completion of confirmatory due diligence, satisfaction of regulatory and third-party approval requirements, agreement on final transaction structure and purchase price adjustments, and the fulfillment of other customary and transaction-specific closing conditions. As a result, notwithstanding the existence of transaction framework or exclusivity agreements, there can be no assurance that the Company will successfully negotiate and execute definitive share purchase agreements, that all closing conditions will be satisfied or waived, or that any proposed acquisition will be consummated on the terms currently contemplated, within the expected timeframe, or at all. Any failure to execute definitive agreements or complete one or more acquisitions could materially delay or prevent the implementation of the Company’s business strategy, leave the Company without operating subsidiaries or operating revenues for an extended period, and adversely affect the Company’s financial condition, results of operations, and liquidity.

Certain provisions of our pre-closing agreements are binding, including exclusivity, cost reimbursement, and dispute resolution provisions, which may result in material costs or liabilities even if the acquisitions are not completed.

Certain of the agreements we have entered into in connection with our proposed acquisitions contain binding provisions that became effective upon execution, notwithstanding that definitive share purchase and related transaction agreements have not yet been executed and the acquisitions have not yet closed. These binding provisions may include, among other things, exclusivity obligations restricting our ability to solicit, negotiate, or enter into alternative acquisition transactions during specified periods, confidentiality obligations, cost reimbursement or expense-sharing provisions relating to due diligence and transaction-related activities, and governing law and dispute resolution provisions, including arbitration in foreign jurisdictions.

As a result of these binding provisions, we may be exposed to material costs, liabilities, or operational constraints even if one or more proposed acquisitions are delayed, amended, or not consummated. For example, we may be required to reimburse counterparties for certain costs or expenses incurred in connection with the proposed transactions, may incur penalties or other financial obligations if specified conditions are not satisfied within agreed timeframes, or may be required to devote significant management time and resources to resolving disputes under foreign governing law or arbitration procedures. In addition, exclusivity provisions may limit our ability to pursue alternative acquisition opportunities during the exclusivity period, even if such alternatives may be more attractive or available on more favorable terms. Any such costs, liabilities, restrictions, or disputes could adversely affect our liquidity, financial condition, results of operations, and ability to execute our acquisition strategy. Because we are a development-stage company with no operating revenues, the impact of these obligations could be particularly significant and could require us to seek additional financing, reduce planned expenditures, or revise our business strategy.

Our proposed acquisitions remain subject to extensive closing conditions, regulatory approvals, third-party consents, and confirmatory due diligence, any of which may delay or prevent completion of the transactions.

The consummation of our proposed acquisitions is subject to the satisfaction or waiver of numerous customary and transaction-specific closing conditions, many of which are outside of our control. These conditions may include, among other things, completion of confirmatory legal, financial, tax, operational, and technical due diligence; accuracy of representations and warranties at closing; compliance with pre-closing covenants; receipt of required governmental or regulatory approvals in multiple jurisdictions; and obtaining third-party consents or waivers from lenders, joint-venture partners, customers, suppliers, licensors, landlords, or other contractual counterparties. In certain cases, regulatory reviews or third-party consent processes may be lengthy, uncertain, or subject to conditions that are unfavorable or unacceptable to us. In addition, confirmatory due diligence may identify liabilities, compliance issues, operational deficiencies, customer or supplier concentration risks, or other matters that were previously unknown or underestimated, which could result in delays, require renegotiation of transaction terms, increase required purchase consideration or post-closing funding, or cause us to elect not to proceed with one or more acquisitions. Even if all required approvals and consents are ultimately obtained, they may be subject to conditions that impose operational restrictions, additional costs, or ongoing compliance obligations following closing. If any closing condition is not satisfied or waived within the applicable timeframe, the corresponding acquisition may be delayed or may not be completed at all. Any such delay or failure to complete one or more proposed acquisitions could materially impair our ability to implement our business strategy, result in the continued absence of operating subsidiaries or operating revenues, increase our transaction and overhead costs, and adversely affect our financial condition, liquidity, and prospects.

We may be required to renegotiate valuation, purchase consideration, or transaction structure based on diligence findings, target performance, or market conditions, which could increase the total cost of the acquisitions or cause them to fail.

The valuation, purchase consideration, and transaction structures contemplated for our proposed acquisitions are based on preliminary information, assumptions, and current market conditions. As we continue confirmatory due diligence and advance negotiations toward definitive share purchase and related transaction agreements, we may identify issues relating to the target companies’ financial condition, operating performance, indebtedness, contingent liabilities, compliance matters, customer or supplier relationships, or other risk factors that were not previously known or fully reflected in initial valuation discussions. In addition, changes in macroeconomic conditions, interest rates, foreign exchange rates, capital market conditions, or industry dynamics may adversely affect the economics or feasibility of the proposed transactions. As a result, we may be required to renegotiate purchase price, consideration mix

(including cash, equity, earn-outs, or deferred consideration), escrow or holdback amounts, post-closing adjustments, governance arrangements, or other material terms of the proposed acquisitions. Such renegotiations could increase the total cash or financing required to complete the acquisitions, result in greater dilution to our stockholders, or impose additional operational or financial obligations on us following closing. In some circumstances, the parties may be unable to reach agreement on revised terms acceptable to us, which could result in delays or termination of the proposed transactions. Any increase in acquisition costs, change in transaction structure, or failure to reach mutually acceptable terms could adversely affect our liquidity, financial condition, and ability to execute our acquisition strategy. Because we are a development-stage company with no operating revenues, any such adverse developments could have a disproportionate impact on our ability to complete the acquisitions, raise additional capital on favorable terms, or pursue alternative strategic opportunities.

Our proposed investment in Paragon is structured through an investment vehicle and governance framework that may limit our ability to exercise control, influence cash flows, or fully consolidate the business.

Our proposed investment in Paragon is contemplated to be effected through an investment vehicle and governance structure that is intended to provide shared ownership and governance rights rather than immediate or unilateral control. As a result, even if the proposed transaction is consummated, we may not obtain full operational control over Paragon, may not be able to direct management decisions unilaterally, and may not be able to cause Paragon to take actions that we believe are in our best interests. Our rights with respect to Paragon may be subject to shareholder agreements, joint governance arrangements, supermajority or consent requirements, and other contractual or structural limitations.

In addition, the legal form of Paragon and its governance framework may limit our ability to upstream cash flows, declare or receive dividends, or otherwise access Paragon’s cash on a timely basis, or at all. Local law requirements, contractual restrictions, lender covenants, or board or shareholder approval thresholds may further constrain distributions or other transfers of value. These limitations could adversely affect our liquidity and our ability to service obligations at the holding-company level. Because of the contemplated ownership and governance structure, we may also be unable to fully consolidate Paragon’s financial results for accounting purposes, or consolidation may be subject to complex judgments and ongoing compliance requirements. Any inability to exercise effective control, influence strategic direction, realize anticipated benefits, or access cash flows from Paragon could materially adversely affect our business, financial condition, results of operations, and the value of our securities.

The acquisition of interests in Marelli UM and Alpha Maier is subject to joint-venture arrangements, rights of first refusal, and other contractual or statutory restrictions that may limit our ability to acquire, control, or expand our ownership interests.

Our proposed acquisitions of equity interests in Marelli UM and Alpha Maier involve companies that operate under joint-venture or shareholder arrangements with third parties. These arrangements may include rights of first refusal, rights of first offer, consent requirements, transfer restrictions, change-of-control provisions, governance rights, and other contractual or statutory limitations that restrict the transfer of ownership interests or the exercise of control. In addition, applicable local laws and regulatory requirements may impose further restrictions on share transfers, foreign ownership, management control, or governance rights. As a result of these joint-venture and shareholder arrangements, even if we successfully complete the proposed acquisitions, we may not obtain the level of ownership, voting power, or operational control that we anticipate, or we may be unable to increase our ownership interests in the future on acceptable terms, or at all. Third-party partners may exercise their contractual rights to block, delay, or condition the transactions, require renegotiation of terms, or assert competing rights with respect to governance, technology, licensing, or commercial arrangements that are material to the businesses. Any inability to obtain required consents, satisfy joint-venture or shareholder agreement provisions, or manage ongoing relationships with joint-venture partners could delay or prevent completion of the acquisitions, limit our ability to influence strategy and operations, reduce expected synergies, or expose us to disputes and additional costs. These limitations could materially adversely affect our business, financial condition, results of operations, and ability to execute our acquisition strategy.

The consideration payable in connection with our proposed acquisitions is subject to post-closing adjustments, escrow holdbacks, and potential additional payments, which could materially increase our cash requirements.

The purchase consideration contemplated for our proposed acquisitions is subject to various post-closing adjustment mechanisms, escrow or holdback arrangements, and potential additional or contingent payments. These mechanisms may include adjustments for net working capital, cash, indebtedness, and debt-like items as of closing, post-closing true-up processes, indemnification escrows, audit-based adjustments, deferred consideration, earn-outs, or milestone-based payments. As a result, the total consideration ultimately payable in connection with the acquisitions may differ materially from the preliminary or illustrative amounts currently contemplated. In addition, portions of the purchase consideration may be required to be deposited into escrow or otherwise restricted for specified periods following closing, which may limit our immediate access to cash and reduce funds available for working capital, integration activities, or other corporate purposes. If post-closing adjustments, indemnification claims, or contingent payment obligations result in additional payments to sellers, we may be required to deploy incremental capital beyond the amounts raised in this offering or otherwise anticipated. Any increase in acquisition-related cash requirements, restrictions on cash availability, or unanticipated post-closing payment obligations could adversely affect our liquidity, financial condition, and ability to fund operations and integration initiatives. Because we are a development-stage company with no operating revenues, any such cash demands could require us to obtain additional financing on unfavorable terms, incur additional indebtedness, or dilute existing investors, and could materially impair our ability to execute our business strategy.

Failure to execute definitive agreements or to close the proposed acquisitions within agreed exclusivity or long-stop periods could expose us to penalties, cost reimbursements, or lost strategic opportunities.

Certain of the transaction framework and exclusivity agreements we have entered into in connection with our proposed acquisitions include exclusivity periods, long-stop dates, or other timing-related provisions that govern the period during which the parties are expected to negotiate definitive transaction documents and complete closing. If definitive share purchase agreements and related transaction documents are not executed, or if the transactions are not consummated, within the applicable exclusivity or long-stop periods, the relevant agreements may expire or be terminated, or may give rise to contractual consequences. In such circumstances, we may be required to reimburse counterparties for specified diligence, advisory, or transaction-related costs, may incur penalties or other financial obligations, or may lose the benefit of exclusivity with respect to the relevant targets. In addition, the expiration or termination of exclusivity arrangements could allow counterparties to engage with other potential buyers, potentially reducing our ability to complete the transactions on favorable terms or at all. Any such penalties, cost reimbursements, loss of exclusivity, or delays could adversely affect our liquidity, increase our transaction costs, and materially impair our ability to complete the proposed acquisitions. Moreover, because we are a development-stage company with no operating revenues, the loss of exclusivity or failure to close transactions within expected timeframes could require us to redirect management attention, pursue alternative acquisition opportunities under compressed timelines, or materially revise our business strategy, any of which could adversely affect our financial condition, results of operations, and prospects.

Our acquisition agreements contemplate multi-stage or phased ownership and investment structures, which may delay the realization of anticipated benefits and increase execution risk.

Certain of our proposed acquisitions contemplate multi-stage or phased ownership and investment structures, under which we may acquire an initial ownership interest at closing and seek to increase our ownership over time through subsequent investments, options, earn-outs, or other mechanisms. These structures may require additional negotiations, further capital deployments, satisfaction of additional conditions, or the occurrence of specified events before additional ownership interests can be acquired. As a result, we may not achieve the level of ownership, control, or economic participation initially anticipated within the expected timeframe, or at all. Delays or failures in completing subsequent stages of ownership could limit our ability to implement operational changes, integrate the acquired businesses, realize anticipated synergies, or fully align management incentives. In addition, phased investment structures may expose us to continued minority ownership risks, including limited governance rights, reduced access to cash flows, and potential conflicts with other shareholders or partners. Any delays, increased capital requirements, or execution challenges associated with multi-stage or phased acquisitions could adversely affect our liquidity, financial condition, and ability to execute our acquisition strategy. Because we are a development-stage company with no operating revenues, prolonged execution timelines or increased capital needs could require us to seek additional financing on unfavorable terms, increase dilution to investors, or materially revise our business plan.

We may be required to deploy offering proceeds to address target-level debt, bondholder arrangements, or restructuring measures, which may reduce funds available for growth or integration.

Certain of the proposed acquisitions may require that a portion of the proceeds from this offering, or other available capital, be used to address existing indebtedness, bondholder obligations, refinancing transactions, tender offers, or other restructuring or stabilization measures at the target-company level. These obligations may include the repayment, refinancing, amendment, or settlement of outstanding loans, bonds, guarantees, or other liabilities, as well as the funding of transaction-related costs associated with such measures. The amount, timing, and structure of any required debt repayment or restructuring may differ from current expectations and could be affected by negotiations with lenders or bondholders, market conditions, regulatory requirements, or the financial condition of the target businesses at or prior to closing. As a result, a greater portion of the offering proceeds than currently anticipated may be required to be allocated to debt service or restructuring activities, thereby reducing the funds available for post-closing working capital, capital expenditures, integration initiatives, or organic growth. Any requirement to deploy substantial capital toward target-level debt or restructuring could adversely affect our liquidity, delay the realization of anticipated benefits from the acquisitions, and increase our reliance on additional financing. Because we are a development-stage company with no operating revenues, such capital demands could require us to raise additional funds on unfavorable or dilutive terms, materially affecting our financial condition, results of operations, and ability to execute our business strategy.

If we close fewer than all of the contemplated acquisitions, our business may lack the scale, diversification, and synergies assumed by our strategy, adversely affecting profitability and liquidity.

Our acquisition strategy contemplates the completion of multiple acquisitions in order to achieve scale, geographic diversification, operational breadth, and anticipated synergies across product lines, customers, and end markets. However, there can be no assurance that all of the contemplated acquisitions will be consummated. It is possible that we may complete only one or a subset of the proposed acquisitions, or that certain transactions may be delayed or abandoned altogether due to financing constraints, diligence findings, regulatory or third-party consent issues, or other factors. If we complete fewer than all of the contemplated acquisitions, the resulting business may lack the scale, diversification, cost efficiencies, and strategic positioning assumed by our business plan. Fixed corporate and public-company costs, including governance, compliance, reporting, and management overhead, may be higher on a relative basis, and anticipated synergies may be reduced or unavailable. In addition, a smaller or less diversified operating base may increase our exposure to customer concentration, market volatility, operational disruptions, or region-specific economic or regulatory risks. Any failure to complete all contemplated acquisitions could adversely affect our ability to achieve profitability, generate sufficient cash flows, or access capital on favorable terms. Because we are a development-stage company with no operating revenues prior to the completion of acquisitions, the completion of fewer transactions than anticipated could materially and adversely affect our financial condition, liquidity, results of operations, and the value of our securities.

Disputes arising under our acquisition-related agreements, including those subject to foreign governing law or arbitration, could be costly, time-consuming, and difficult to resolve.

Certain of the agreements entered into in connection with our proposed acquisitions are governed by foreign laws and provide for dispute resolution through arbitration or other non-U.S. forums. As a result, any disputes arising under these agreements may be subject to unfamiliar legal standards, procedural rules, evidentiary requirements, and enforcement regimes, which could increase the complexity, cost, and duration of dispute resolution. In addition, arbitration proceedings may limit discovery rights, provide limited appellate review, and result in outcomes that are difficult to predict or challenge. Disputes may arise in connection with, among other things, interpretation of exclusivity provisions, satisfaction of closing conditions, valuation and purchase price adjustments, post-closing indemnification claims, cost reimbursement obligations, termination rights, or alleged breaches of representations, warranties, or covenants. Resolving such disputes could require significant management attention, divert resources from executing our business strategy, and result in substantial legal, advisory, or settlement costs. Any adverse outcome in a dispute, or prolonged uncertainty resulting from unresolved claims, could delay or prevent completion of one or more acquisitions, impose additional financial obligations on us, restrict our ability to pursue alternative transactions, or otherwise materially adversely affect our liquidity, financial condition, results of operations, and prospects. Because we are a development-stage company with no operating revenues, the impact of such disputes could be particularly significant. If Tejascore does not achieve the level of external collaboration or OEM program awards assumed in its strategic plan, the Company’s growth outlook, market position, and ability to scale globally may be materially and adversely affected.

Investors Will Have Limited Ability To Influence Corporate Governance And Strategic Decisions

Holders of shares purchased in this offering will have limited ability to influence the Company’s management, policies, or strategic direction. The Company does not currently provide for cumulative voting, proxy access, or other minority shareholder protections that would enhance the ability of non-controlling shareholders to influence corporate governance. As a result, investors may be unable to prevent actions with which they disagree, including decisions relating to acquisitions, capital allocation, executive compensation, or related-party transactions.

We Do Not Currently Have Independent Directors Or Established Board Committees

As of the date of this Offering Circular, the Company does not have independent directors and has not established standing audit, compensation, or nominating committees. As a result, decisions relating to financial reporting, executive compensation, related-party transactions, and corporate governance matters may not receive the level of independent oversight that is typical of more mature public companies. Although the Company may appoint independent directors and establish board committees in the future, there can be no assurance that it will do so within any particular timeframe.

Our Acquisition Strategy May Increase Governance Complexity And Risk

The Company intends to grow primarily through acquisitions, including the acquisition of partial equity interests in operating businesses. These acquisitions may involve complex governance arrangements, including shared control, joint decision-making, and contractual approval rights with other shareholders of acquired businesses. Such arrangements may limit the Company’s ability to unilaterally control acquired businesses, delay strategic initiatives, create conflicts with co-owners, or result in disputes regarding governance, capital allocation, or exit decisions.

Related-Party Transactions May Present Conflicts Of Interest

From time to time, the Company may enter into transactions with its founder, directors, officers, or their affiliates. Although the Company intends to disclose any related-party transactions as required by applicable law, it does not currently have a formal policy requiring independent review or approval of such transactions. As a result, related-party transactions may not be negotiated on an arm’s-length basis, and investors may have limited ability to challenge or influence such transactions.

Risks Related to Paragon

Risks Related Partial Ownership

We will acquire only a 50% interest in Paragon and therefore will not have full control over its operations, strategy, or financial decisions, which may limit our ability to implement improvements or realize expected synergies.

If the proposed acquisition is completed, we will acquire only half of Paragon’s equity, with the remaining 50% held by existing shareholders. As a result, we will not have the ability to unilaterally direct Paragon’s operational policies, capital allocation, restructuring initiatives, governance practices, or long-term business strategy. Many material decisions — including budget approvals, major investments, hiring or replacing senior management, amendments to organizational documents, changes in production schedules, and financing arrangements — may require joint consent, supermajority approval, or minority-protection rights held by the other shareholder(s). Conflicts or misalignment between shareholders may lead to delays in decision-making, deadlocks on important strategic matters, reduced flexibility in implementing turnaround initiatives, or inability to execute operational improvements within expected timelines. In addition, limited control may impair our ability to enforce internal controls, strengthen financial reporting, enhance compliance processes, or obtain timely visibility into Paragon’s operations and financial condition. If we are unable to exercise effective control or resolve shareholder disagreements, we may not achieve the operational synergies, cost savings, technology integration, or strategic benefits anticipated from the acquisition. These limitations may materially and adversely affect Paragon’s performance and our expected return on investment.

The minority shareholder in Paragon may hold veto or blocking rights that restrict our ability to implement key decisions, which may limit our operational flexibility and delay strategic actions.

Because we will acquire only a 50% interest in “Paragon”, the remaining shareholder(s) may retain significant protective rights under the shareholders’ agreement and under German corporate governance rules. These rights may include veto authority, supermajority requirements, or specific blocking rights over material decisions such as the approval of annual budgets, major capital expenditures, changes to management, refinancing or restructuring measures, amendments to corporate documents, entry into significant contracts, and operational or strategic changes that we consider necessary. If the minority shareholder disagrees with our proposed initiatives or priorities, we may be unable to implement important decisions or may be required to negotiate extensively before obtaining approval. These constraints may delay operational improvements, hinder restructuring efforts, limit efficiency programs, and reduce our ability to respond quickly to performance issues, customer requirements, or market conditions. In certain cases, disagreements may escalate into governance disputes or deadlocks, requiring formal dispute-resolution mechanisms that can be time-consuming and disruptive. Any limitations imposed by minority-shareholder rights may restrict our ability to execute our integration strategy, realize expected synergies, or stabilize Paragon’s financial condition. As a result, these governance constraints may materially and adversely affect Paragon’s operating performance and reduce the strategic benefits we expect to obtain from the acquisition.

Limited visibility into Paragon’s books, operations, and liabilities may impair our ability to monitor risks, enforce internal controls, or obtain timely and accurate information necessary for effective oversight.

Because we will acquire only a 50% interest in Paragon, we will not have full control over its financial reporting systems, operational processes, or internal controls. Our access to Paragon’s books, records, and management information systems may depend on the cooperation of the remaining shareholder(s) and Paragon’s management team. As a result, we may not receive complete, timely, or fully transparent information regarding Paragon’s financial condition, operational performance, contractual exposures, compliance status, or contingent liabilities. Paragon may maintain legacy accounting policies, internal-control practices, documentation standards, or IT systems that differ from our own reporting and compliance expectations. These differences may limit our ability to implement consistent controls, assess operational efficiency, identify emerging risks, or detect potential irregularities. In addition, Paragon operates in a financially stressed condition, and limited visibility into its cash flows, payables, debt obligations, supplier pressures, or customer exposures may increase the difficulty of managing and stabilizing the business. Any gaps in information flow or transparency may hinder our ability to fulfill our reporting obligations as a public company, particularly where Paragon’s results need to be incorporated into our consolidated or pro forma disclosures. Should we be unable to obtain necessary information in a timely and reliable manner, we may face increased compliance risks, operational surprises, inaccurate assumptions in financial planning, or delayed integration efforts. These limitations could materially and adversely affect Paragon’s performance and the strategic benefits we expect to achieve through the acquisition.

Governance disputes between shareholders may delay decision-making and disrupt Paragon’s operations, adversely affecting its performance and our expected benefits from the acquisition.

Because we will own only 50% of Paragon, key operational, financial, and strategic decisions will require agreement between both shareholders. Differences in objectives, risk tolerance, investment priorities, or views on operational changes may lead to disagreements regarding budget approvals, capital expenditures, restructuring actions, management appointments, or program-level commitments. Any inability to reach consensus may delay decision-making on matters that are critical to Paragon’s stability and competitiveness. Deadlocks or prolonged disagreements may force reliance on dispute-resolution mechanisms specified in the shareholders’ agreement, which may be time-consuming, costly, or disruptive to daily operations. During such periods, management may lack clear direction, critical decisions may remain pending, and Paragon may be unable to respond quickly to supplier issues, customer requirements, or financial challenges. Governance disputes may also cause uncertainty for employees, suppliers, and OEM customers, particularly if disagreements relate to restructuring initiatives, financing needs, or program execution. Any such disputes may materially affect

Paragon’s operating continuity, its ability to deliver on ongoing customer programs, and the overall value we expect to derive from the acquisition.

Shared control over Paragon may limit our ability to implement integration measures or operational improvements, which may delay stabilization efforts or reduce expected synergies.

Because our planned acquisition will result in equal ownership of Paragon, we will not be able to unilaterally direct the company’s operational, financial, or strategic decisions. Integration measures—such as updating reporting systems, modifying production workflows, realigning procurement processes, restructuring cost centers, improving internal controls, or implementing efficiency programs—may require consent or cooperation from the other shareholder. If the other shareholder does not fully support or prioritize these actions, we may be unable to implement them in the timeframe needed or at all. Shared control may slow our ability to respond to operational issues, liquidity pressures, customer demands, or supply-chain disruptions, particularly if management must wait for joint approvals or navigate differing priorities between shareholders. These limitations may delay turnaround initiatives, hinder process improvements, or restrict the ability to implement corrective measures when performance deteriorates. If integration efforts stall or operational improvements cannot be executed as planned, Paragon’s performance may remain below expectations, and the synergies, efficiencies, or strategic benefits anticipated from the acquisition may not be realized. Such constraints may also increase operational risk, elevate costs, and reduce the overall value of the transaction.

Non-controlling interest arising from Paragon’s partial ownership structure may cause volatility in our consolidated financial results, even when our core business remains stable.

Because we will acquire only a 50% interest in Paragon, our consolidated financial statements will reflect a non-controlling interest representing the portion of Paragon’s net assets and results of operations attributable to the other shareholder. This structure may create fluctuations in our reported revenue, margins, net income, and equity balances, even when the performance of our wholly owned operations remains consistent. Changes in Paragon’s financial performance—such as shifts in revenue, margins, working-capital requirements, impairments, restructuring charges, foreign-exchange impacts, or changes in customer program volumes—may disproportionately affect the allocation of earnings to non-controlling interests. These effects may create volatility in our consolidated results and reduce comparability across reporting periods. In addition, differences in accounting policies, reporting cycles, or financial estimates used by Paragon may introduce further variability. Any adjustments to Paragon’s balance sheet or income statement—whether related to impairments, changes in valuation of development assets, or revisions to provisions and liabilities—may also impact non-controlling interest in ways that are difficult to predict. This volatility may complicate financial forecasting, reduce the transparency of our consolidated results, and affect investor interpretation of our performance. As a result, our financial statements may reflect fluctuations that do not correspond to the underlying performance of our core business operations.

Joint-management or decision-making deadlocks may delay critical actions or prevent timely execution of our post-acquisition strategy for Paragon.

Because we will hold only a 50% stake in Paragon, key decisions will require mutual agreement between both shareholders. Where shareholders differ in strategic priorities, risk appetite, or operational philosophy, joint-management arrangements may lead to disagreements or deadlocks on matters that are essential to stabilizing and improving Paragon’s performance. These may include decisions relating to budget approval, capital expenditure, refinancing or restructuring initiatives, operational changes, program investments, personnel matters, or implementation of internal controls. If shareholders are unable to reach agreement, the resulting deadlock may delay or prevent the execution of time-sensitive actions needed to address liquidity challenges, operational inefficiencies, customer program requirements, or compliance needs. Deadlock provisions in the shareholders’ agreement may require mediation, arbitration, or other dispute-resolution processes, which can be slow, costly, and disruptive to operations. Operational uncertainty caused by prolonged deadlocks may weaken employee morale, affect supplier confidence, and raise concerns among OEM customers regarding Paragon’s reliability and stability. Inability to take timely corrective action may result in missed opportunities, deteriorating financial performance, and compromised execution of our post-acquisition strategy. Such governance constraints may materially and adversely affect Paragon’s operational trajectory and the strategic benefits we expect to achieve from the transaction.

Financial Condition & Liquidity Risks

Paragon faces material going-concern uncertainty due to recurring losses, weak liquidity, and sustained financial strain, which may impair its ability to continue operations and may require substantial support following our proposed acquisition.

Paragon’s most recent publicly available financial statements disclose a material going-concern uncertainty, driven by recurring operating losses, limited cash reserves, and significant short-term obligations. The company’s liquidity position is insufficient relative to its ongoing operating needs, supplier payments, payroll obligations, and scheduled debt-service requirements. Paragon continues to face structural challenges in generating positive operating cash flow, and its ability to refinance debt or secure additional financing remains uncertain. Because Paragon operates in a capital-intensive automotive electronics segment, inadequate liquidity may result in delays in purchasing raw materials, interruptions in production, reduced funding available for R&D, and an inability to meet OEM program milestones. Any deterioration in liquidity could lead to disruptions across key customer programs, weakening Paragon’s competitive position and potentially triggering adverse customer actions, including reduced allocations, delayed nominations, or termination of future sourcing opportunities. If Paragon is unable to raise additional capital, renegotiate its borrowing arrangements, or restore profitability, it may be forced to curtail operations, divest assets, delay critical investments, or explore restructuring alternatives. Following our proposed acquisition of a 50% stake, we may be required to provide immediate financial assistance to stabilize Paragon’s operations and maintain business continuity. Any such support may increase our capital requirements and reduce the strategic and financial benefits we expect to obtain from the acquisition.

Paragon’s critically low cash position relative to its operating requirements and debt obligations increases the risk of financial distress and may impair its ability to maintain operational continuity.

Paragon currently maintains a very limited cash balance compared to the scale of its near-term operating requirements, supplier obligations, payroll needs, and scheduled debt-service payments. Its liquidity levels are insufficient to support normal working-capital cycles in the automotive electronics sector, which requires timely procurement of components, continuous investment in development activities, and uninterrupted funding of customer programs. A constrained cash position increases the likelihood that Paragon may be unable to meet obligations as they become due, particularly during periods of increased production demand, customer-driven engineering changes, or supply-chain volatility. Paragon also faces significant short- and medium-term debt maturities, including interest payments on outstanding bonds and credit facilities. Given its limited internal cash generation and recurring operating losses, the company may struggle to refinance these obligations on favorable terms—or at all—without external support. If Paragon cannot raise additional financing or secure covenant relief, it may face heightened liquidity pressure, potential default, or enforcement action by lenders or bondholders. A weakened cash position may force Paragon to delay payments to suppliers, seek extended credit terms, reduce inventory purchases, or scale back critical investments in R&D or production capacity. Such actions may disrupt operations, delay customer deliveries, and damage OEM relationships. In the absence of sufficient liquidity, Paragon may be required to consider asset sales, operational restructuring, or other measures that could adversely affect business continuity. Because we will hold only a 50% interest in Paragon after the acquisition, we may be required to provide immediate liquidity or financial support to stabilize operations and maintain program commitments. Any such intervention may increase our capital requirements and reduce the expected benefits of the acquisition.

Paragon’s extremely high leverage and thin equity base heighten its insolvency risk and may materially impair its ability to operate without immediate financial restructuring or external support.

Paragon has accumulated a significant level of financial debt, including outstanding bonds, bank borrowings, and other interest-bearing obligations. Its leverage is high relative to its earnings capacity and substantially above industry norms for automotive electronics suppliers. This elevated debt burden, combined with recurring operating losses and limited internal cash generation, significantly increases Paragon’s vulnerability to financial distress. Paragon’s thin equity base provides a very small buffer against operational volatility, margin compression, supply-chain disruptions, or downturns in OEM demand. With minimal equity cushion, even moderate declines in performance may accelerate balance-sheet deterioration. High leverage also results in substantial interest expenses that consume a disproportionate share of operating cash flow, further weakening liquidity and limiting the funds available for R&D, tooling, program launches, and essential capital investments. Debt covenants or bondholder protections may restrict Paragon’s ability to incur additional financing, restructure obligations, divest assets, or undertake strategic changes without creditor consent. If Paragon breaches financial covenants, lenders may exercise rights that could include increased reporting requirements, higher borrowing costs, accelerated repayment schedules, or enforcement actions. Such risks are particularly acute given Paragon’s existing going-concern uncertainty. Because Paragon operates in a capital-intensive sector and supports OEM programs that require timely investment and delivery, its high leverage materially increases the likelihood of liquidity shortfalls, covenant breaches, or insolvency proceedings. In the event Paragon cannot refinance its obligations, raise additional capital, or restore profitability, we may be forced to inject capital or intervene operationally to sustain the business—actions that could materially affect our financial resources and reduce the strategic benefits of the acquisition.

Paragon may require substantial refinancing of its outstanding bonds and bank facilities in the near term, and failure to do so could materially increase liquidity pressure or lead to financial distress.

Paragon faces significant near-term refinancing requirements relating to its existing debt instruments, including outstanding bonds and secured bank facilities that mature or require scheduled repayments in the coming periods. Given Paragon’s continuing operating losses, limited cash reserves, and uncertain cash-generation capability, the company may be unable to refinance these obligations on favorable terms—or at all—without external support. Paragon’s current financial position, including high leverage and negative equity, may cause lenders and bondholders to demand stricter terms, higher interest rates, additional security, or enhanced covenants as conditions for refinancing. These requirements may further constrain liquidity, reduce operational flexibility, or restrict the company’s ability to make necessary investments in R&D, tooling, or production capacity. If refinancing negotiations are unsuccessful or significantly delayed, Paragon may face accelerated repayment demands, covenant breaches, or default scenarios. Any inability to refinance debt obligations could trigger a liquidity crisis, forcing Paragon to delay payments to suppliers, reduce operating levels, pursue emergency funding, or consider restructuring alternatives. Such events may also damage customer confidence, disrupt program continuity, and impair Paragon’s ability to deliver on OEM commitments. Because we will acquire only a 50% interest, we may be required to support refinancing efforts or provide direct capital injections to stabilize Paragon’s financial position.

This may increase our funding requirements and reduce the strategic and financial benefits we expect from the acquisition.

Rising interest costs and tightening credit markets may further strain Paragon’s liquidity and increase the difficulty of refinancing or servicing its outstanding debt.

Paragon operates with a significant level of financial leverage, including outstanding bonds and secured bank borrowings. As interest rates in Europe remain elevated and credit conditions tighten, Paragon faces increasing costs of debt service. Higher interest expenses may consume a greater portion of its already limited operating cash flow, reducing funds available for working capital, supplier payments, tooling investments, and customer program execution. In addition, tightening credit markets may limit Paragon’s ability to refinance maturing obligations or secure new borrowing on acceptable terms. Lenders and bond investors may require stricter covenants, additional collateral, higher interest margins, or shorter tenors, all of which could further constrain liquidity. These challenges are magnified by Paragon’s weakening financial metrics, negative equity position, and going-concern uncertainty, which may reduce lender confidence and restrict access to capital markets. If Paragon is unable to refinance or service its debt under prevailing market conditions, it may be forced to defer capital expenditures, delay supplier payments, reduce production levels, or pursue distressed financing options that dilute shareholder value or impose burdensome restrictions. In more severe scenarios, liquidity pressures may lead to covenant breaches, accelerated repayment demands, or insolvency proceedings. Any increase in financing costs or deterioration in credit-market access may materially harm Paragon’s operational stability and could require us, as a 50% shareholder, to provide additional financial support to maintain continuity of operations.

Significant impairments, including those related to capitalized development costs, may recur and could materially affect Paragon’s financial position and our consolidated results.

Paragon has historically capitalized substantial development expenditures associated with new automotive electronics programs. These assets are subject to periodic impairment testing, and impairments must be recognized if projected future program revenues, margins, or utilization levels decline. Given Paragon’s recurring operating losses, reduced customer volumes, cost pressures, and uncertain program pipeline, there is an elevated risk that previously capitalized development costs may not be recoverable. In addition to development assets, Paragon may face impairments of tooling, equipment, intangible assets, or goodwill if economic performance deteriorates, customer programs underperform, or expected cash flows decline. Changes in OEM sourcing decisions, program cancellations, volume reductions, or shifts in technology requirements may further accelerate impairment triggers. Recurring impairments would reduce Paragon’s equity base—already thin due to accumulated losses—and may increase the risk of covenant breaches, reduced lender confidence, or adverse audit opinions. These impairments may also create volatility in our consolidated financial statements, particularly because Paragon’s results will be partially included after the acquisition. If impairments continue to occur, Paragon’s financial position may weaken further, necessitating operational restructuring or capital support. Such outcomes could materially reduce the expected strategic and financial benefits of our acquisition.

Negative EBITDA trends reflect weakening core operating performance and cash-generation capability at Paragon, increasing the risk of liquidity shortages and financial instability.

Paragon has reported negative EBITDA in multiple recent periods, signaling deterioration in the company’s core operating performance. Negative EBITDA indicates that operating expenses, development costs, labor costs, overhead, and production inefficiencies exceed gross margin contributions. This trend also suggests that Paragon is not generating sufficient operational cash flow to fund working capital, meet supplier obligations, invest in tooling or development programs, or service its outstanding debt. Continued negative EBITDA may reflect structural issues, including inefficiencies in manufacturing processes, unfavorable customer program mix, declining order volumes, high scrap rates, labor rigidity, or insufficient pricing power with OEM customers. These conditions may worsen if automotive volumes decline, new program nominations slow, or material costs remain volatile. Negative EBITDA also limits Paragon’s ability to self-fund essential investments in product development, testing infrastructure, automation, facility upgrades, and compliance systems. As losses accumulate, liquidity pressures may intensify, increasing reliance on external financing—which may not be available on acceptable terms due to the company’s weakened financial profile. Persistent negative EBITDA may accelerate the depletion of cash reserves, elevate covenant-breach risk, and undermine lender and customer confidence. Because we will own 50% of Paragon after the acquisition, we may be required to provide financial or operational support to stabilize its performance. If negative EBITDA trends continue, the expected financial and strategic value of the acquisition may be significantly reduced.

Revenue, Customer & Market Risks

Paragon’s declining revenue trend indicates weakening demand and potential structural challenges.

Paragon has experienced a downward revenue trend in recent periods, which may signal a deterioration in underlying customer demand, loss of program volumes, delayed model launches, or reduced procurement from key OEM customers. A persistent decline in revenue may also indicate underlying structural weaknesses—such as loss of competitive positioning, an aging product portfolio, inappropriate pricing levels, or insufficient technological differentiation relative to peers. A continued revenue contraction could impair operating leverage, accelerate liquidity strain, and reduce Paragon’s ability to fund development programs or maintain production capability. It may also undermine customer confidence and reduce the likelihood of winning new RFQs. Because we will acquire only a 50% stake in Paragon, our ability to counteract these revenue declines through operational changes, product repositioning, or pricing strategy may be limited. Prolonged revenue deterioration could materially reduce the expected strategic and financial benefits of our investment.

Revenue concentration with a limited number of OEM customers increases business risk.

Paragon derives a significant portion of its revenue from a small number of automotive OEM customers. This concentration exposes the company to heightened commercial and financial risk, as the loss of even a single major customer or program could materially reduce revenue and operating stability. OEMs frequently adjust sourcing strategies, consolidate their supplier base, or shift program volumes due to model changes, pricing pressures, platform transitions, or global capacity realignments. If any key customer reduces orders, delays a program, shifts production to another supplier, or discontinues a vehicle model, Paragon may face sudden declines in volume that cannot be offset quickly through replacement business. Because customer nomination cycles are infrequent and competitive, winning new programs to compensate for lost volume may take years, if possible at all. In addition, OEMs often exert significant pricing pressure on concentrated suppliers and may demand cost-downs, warranty support, or unfavorable commercial terms that negatively impact margins. Paragon’s limited leverage in customer negotiations may further constrain profitability. A high degree of revenue concentration increases earnings volatility, weakens forecasting accuracy, and amplifies the financial impact of any production issues, delivery delays, or quality concerns affecting major customers. These risks may materially reduce the value expected from our investment in Paragon.

Loss of a major OEM program could materially reduce Paragon’s revenue.

Paragon’s business is highly dependent on multi-year supply awards tied to specific OEM vehicle platforms. These programs typically represent significant and sustained revenue streams over the life of each model. If Paragon loses a major program—whether due to competitive re-sourcing, quality concerns, delivery issues, cost pressures, model discontinuation, or customer strategic realignment—the resulting decline in volumes may not be recoverable through short-term replacement business. OEMs frequently review sourcing decisions during model refreshes or platform transitions, and suppliers may lose nominations if they fail to meet expectations for quality, technology, cost competitiveness, or delivery performance. Even isolated operational disruptions or supply-chain issues may lead OEMs to remove a supplier from future sourcing panels. Additionally, as automotive production moves toward global platforms, losing a nomination on one region may limit opportunities across multiple regions. Because Paragon already faces reduced liquidity, negative EBITDA, and limited investment capacity, its ability to compete effectively for upcoming RFQs may be constrained. If a major program is lost, the resulting revenue drop may further weaken operational leverage, exacerbate liquidity pressure, and accelerate the need for restructuring actions or additional capital support. Such a loss could materially reduce the value we expect to derive from our investment.

Paragon may be unable to secure new program nominations for next-generation vehicle platforms.

Winning new program nominations from automotive OEMs is critical to Paragon’s long-term viability, because existing programs naturally taper off as vehicle models reach end-of-production. Securing new awards requires strong technical capabilities, competitive cost structures, proven delivery performance, adequate financial stability, and the ability to support OEM expectations for innovation. Paragon’s current financial weaknesses—including limited liquidity, high leverage, recurring losses, and going-concern uncertainty—may reduce its attractiveness as a supplier for future platforms. Next-generation vehicle platforms, particularly those incorporating advanced electronics, software integration, and mechatronic components, require significant investment in R&D, validation, testing infrastructure, and tooling. Paragon’s constrained financial position may limit its ability to fund these development requirements or to meet OEM gate reviews, prototype schedules, and performance-validation milestones. OEMs may view such limitations as risks to program execution and may therefore prefer financially stronger suppliers with broader global footprints and more robust engineering capability. If Paragon fails to secure new nominations, its revenue pipeline may contract significantly as existing programs wind down. A shrinking award book may further erode economies of scale, reduce operating leverage, and exacerbate liquidity pressures. Failure to win new programs may also undermine customer confidence and reinforce a downward cycle in competitiveness. These factors may materially reduce the strategic and financial benefits we expect from acquiring a 50% interest in Paragon.

Lack of long-term framework agreements reduces revenue visibility and forecasting accuracy.

Paragon’s sales to automotive OEMs are often governed by purchase orders or short-term supply arrangements rather than long-term framework agreements that guarantee minimum volumes. In many cases, OEMs retain the right to adjust call-offs based on production schedules, market conditions, supply-chain constraints, or internal sourcing decisions. The absence of long-term contractual commitments limits Paragon’s ability to forecast revenue, plan production capacity, secure favorable supplier terms, or manage working capital efficiently. Without stable, multi-year agreements, Paragon may face sudden reductions in order volumes, unexpected changes in model schedules, or abrupt reallocations to other suppliers. These fluctuations can create significant volatility in revenue and margins, particularly given Paragon’s high fixed-cost structure and limited liquidity. Short-notice adjustments from OEM customers may also result in excess inventory, underutilized capacity, or inefficiencies in production planning. Furthermore, the lack of long-term agreements complicates financial planning and may weaken lender confidence, making it more difficult for Paragon to obtain credit or secure refinancing on favorable terms. Revenue uncertainty also increases the risk of delayed investment in tooling, development programs, or operational improvements needed to remain competitive in future RFQs. Reduced visibility into future volumes may hinder our ability, as a 50% shareholder, to assess Paragon’s financial trajectory, plan capital support, and execute a cohesive post-acquisition strategy. These risks may materially reduce the expected benefits of the transaction.

Automotive sector downturns or EV-driven portfolio shifts may reduce demand for Paragon’s products.

The automotive industry is cyclical and sensitive to macroeconomic conditions, supply-chain disruptions, interest rates, consumer confidence, regulatory changes, and geopolitical factors. Any downturn in global or European vehicle production may lead OEMs to reduce call-offs, delay model launches, or temporarily idle production lines—all of which may materially reduce demand for Paragon’s products. Because Paragon relies heavily on a limited number of OEM programs, even modest reductions in production volumes can significantly impact revenue. In addition to cyclical risks, OEM product portfolios are rapidly shifting toward electric vehicles (EVs) and software-defined architectures. EV platforms often use different electronic architectures, integration approaches, and component specifications compared to traditional internal combustion engine (ICE) vehicles. If Paragon’s existing products, technologies, or development capabilities do not align with these evolving requirements, OEMs may reallocate sourcing to suppliers with more advanced EV-compatible offerings. Paragon’s financial constraints—including reduced R&D funding and limited capacity to invest in next-generation technologies—may further hinder its ability to adapt to EV platform needs such as advanced sensors, high-voltage modules, digital interfaces, and integrated electronics. As OEMs prioritize suppliers with strong technological roadmaps, global footprints, and increased automation, Paragon may lose competitiveness in RFQs for EV programs. A decline in industry volumes or a structural shift away from Paragon’s product portfolio may reduce future revenue, lower capacity utilization, and intensify liquidity pressure. These dynamics may also accelerate the need for restructuring or additional investment, reducing the strategic benefits we expect from the proposed acquisition.

Germany’s industrial slowdown may reduce OEM call-offs and impact revenue.

Germany’s automotive sector has faced sustained industrial slowdown due to energy-price pressures, supply-chain disruptions, tightening environmental regulations, declining export competitiveness, and weakened domestic manufacturing output. Because Paragon’s operations and customer programs are concentrated in Germany, its business is particularly exposed to fluctuations in German industrial production and OEM capacity utilization. During periods of industrial contraction, OEMs may reduce production schedules, cut call-offs, delay tooling releases, postpone new program launches, or shift manufacturing to lower-cost regions. Even temporary reductions in output can significantly affect Paragon, as its business relies on stable call-off volumes to absorb fixed costs and maintain operational efficiency. In addition, industry slowdown often leads OEMs to intensify cost-reduction initiatives, exert greater pricing pressure on suppliers, renegotiate commercial terms, or consolidate sourcing with larger, better-

capitalized suppliers. Paragon’s weakened financial position may make it more vulnerable to these pressures and less competitive in securing volume allocations or new nominations. A prolonged downturn in Germany’s industrial activity may further reduce visibility into future volumes, weaken Paragon’s revenue pipeline, and increase the likelihood of liquidity strain. These conditions may also hinder the execution of operational improvements and delay recovery efforts following our acquisition. Any decline in German OEM production may materially and adversely affect Paragon’s financial performance and the strategic value we expect from the transaction.

Technology & Product Development Risks

Rapid innovation in automotive electronics may render Paragon’s existing technologies obsolete.

The automotive electronics sector is undergoing rapid technological transformation driven by electrification, software-defined vehicles, advanced driver-assistance systems, connectivity requirements, and increasing integration of sensors, actuators, and control units. OEMs are demanding higher levels of functionality, faster development cycles, stronger cybersecurity protections, enhanced validation standards, and greater modularity in electronic systems. Paragon’s existing product portfolio and technological capabilities may not be fully aligned with these evolving requirements. Competing suppliers—particularly larger Tier-1 and Tier-2 electronics companies—are investing heavily in next-generation microcontrollers, integrated mechatronic systems, advanced testing environments, and software-intensive architectures. Paragon’s limited R&D budget and financial constraints may hinder its ability to upgrade design platforms, increase testing capacity, adopt new development tools, or invest in future technologies. If Paragon fails to keep pace with technological advancement, OEMs may reduce nominations, reallocate sourcing to more advanced suppliers, or exclude Paragon from next-generation platform RFQs. In addition, customer expectations for software integration, functional safety compliance, and cybersecurity readiness may exceed Paragon’s existing engineering capabilities. These gaps could lead to program disqualification, increased development costs, or significant rework requirements. Technological obsolescence may materially impair Paragon’s competitiveness, reduce long-term revenue potential, and require substantial investment to correct—resources that Paragon may not have available. These risks could significantly reduce the strategic and financial benefits we expect from acquiring a 50% interest in Paragon.

Paragon’s limited R&D budget may restrict its ability to compete in advanced electronics.

Paragon operates in a sector where automotive electronics technologies are evolving rapidly, requiring continuous investment in hardware design, embedded software development, validation tools, cybersecurity capabilities, and advanced test infrastructure. Competitors—particularly large Tier-1 suppliers—allocate substantial resources to R&D to support integration of sensors, actuators, telematics, human-machine interfaces, and next-generation electronic control units. Paragon’s financial constraints, including sustained operating losses and strained liquidity, limit the company’s ability to invest adequately in R&D. Restricted R&D spending may reduce Paragon’s ability to meet OEM expectations for innovation, support complex engineering-gate reviews, develop competitive prototypes, or validate products for new global platforms. It may also slow adoption of emerging technologies such as advanced microcontrollers, EV-relevant electronics, AI-based diagnostics, and enhanced safety features. A constrained R&D budget increases the risk that Paragon’s product offerings will lag behind industry standards, resulting in lower competitiveness in RFQs, reduced program nominations, and potential exclusion from next-generation platform development. OEMs may also perceive Paragon as a higher-risk supplier due to limited investment in product evolution, testing infrastructure, and software capability. If Paragon is unable to maintain sufficient R&D capacity, its long-term market position, revenue pipeline, and ability to secure new programs may deteriorate, materially reducing the strategic value of our investment.

Failure to meet customer engineering-gate deadlines may harm nomination prospects.

Automotive OEMs require suppliers to complete development activities through a structured series of engineering gates, including concept validation, design verification, prototype builds, software integration, durability testing, and production validation. These gates are tightly scheduled and directly linked to OEM program timelines and launch milestones. Failure to meet these deadlines can jeopardize supplier credibility, affect program readiness, and reduce the likelihood of being nominated for future vehicle platforms. Paragon’s strained liquidity, limited engineering resources, and constrained R&D budget may hinder its ability to complete engineering deliverables on time or to the level of technical rigor required by OEM customers. Shortages in manpower, testing capacity, prototype materials, or tooling readiness may cause delays in meeting gate requirements such as DV (Design Validation), PV (Production Validation), EMC testing, or software functionality milestones. Delays in gate completion may force OEMs to intervene, require corrective actions, or reassign development work to alternative suppliers. Such issues can also trigger chargebacks, increased development costs, or additional validation cycles that further strain Paragon’s financial position. More importantly, consistent failures to meet gate expectations may damage Paragon’s reputation and limit its eligibility for upcoming RFQs, particularly for next-generation vehicle platforms requiring higher levels of electronic integration. If Paragon is unable to reliably meet engineering-gate deadlines, customer confidence may weaken, reducing new business wins and contributing to long-term revenue decline. This may materially affect the strategic value of our proposed acquisition.

Insufficient prototyping or validation capacity may delay new product launches.

Paragon’s ability to win and retain OEM business depends on its capacity to support complex development cycles that require timely prototyping, iterative design modifications, functional validation, durability testing, EMC compliance, software integration, and full product verification before launch. These activities require specialized equipment, technical staff, testing fixtures, prototype tooling, and access to partner facilities. Because Paragon operates with strained liquidity, limited engineering headcount, and aging test infrastructure, it may lack sufficient prototyping or validation capacity to meet customer program timelines. Bottlenecks in prototype builds, delays in acquiring test materials, shortages in testing slots, or reliance on external validation partners may slow critical phases of development. Delays at the prototyping or validation stage can cascade into later phases of the program—affecting design verification (DV), production validation (PV), pilot builds, or SOP (Start of Production). OEMs typically operate under strict launch schedules, and suppliers that fail to meet validation milestones may face re-sourcing risk, reduced volumes, chargebacks, or exclusion from future sourcing opportunities. Further, competitors with more advanced test labs, rapid prototyping capabilities, and better-funded engineering teams may be able to deliver faster, more reliable validation cycles—making Paragon less competitive in RFQs. Any delays in prototyping or validation may impair customer confidence, delay program launches, increase development costs, and reduce the likelihood of future nominations. This may materially affect Paragon’s long-term growth and the strategic benefit expected from our acquisition.

Legacy development tools and processes may constrain competitiveness.

Paragon relies on development tools, engineering workflows, and validation processes that may not fully align with the speed, automation, and sophistication required in today’s automotive electronics market. Modern OEM programs increasingly require advanced CAD/CAE environments, real-time software integration frameworks, automated test benches, model-based design, digital twins, cybersecurity validation, and robust data-tracking systems. Suppliers with outdated tools or fragmented workflows may struggle to meet these evolving requirements. If Paragon’s engineering teams continue to operate with legacy software versions, manual processes, or insufficient automation, development iterations may take longer, program costs may increase, and error rates may remain higher. These inefficiencies may cause delays in design verification (DV), production validation (PV), and software or hardware integration milestones, reducing competitiveness in RFQs. OEMs also increasingly assess a supplier’s engineering maturity—including toolchain capability, testing throughput, documentation quality, and gate discipline—during the supplier-selection process. Paragon’s inability to modernize its development environment may cause OEMs to favor competitors with more advanced capabilities, faster prototyping cycles, and more scalable engineering infrastructure. Furthermore, legacy processes may not support the rigorous cybersecurity, functional safety, or software-integration standards required for next-generation vehicle platforms. Without timely upgrades, Paragon may face difficulties meeting customer expectations, passing validation audits, or demonstrating readiness for complex electronics programs. These limitations may materially impair Paragon’s ability to compete for new business, reduce nomination rates, and weaken long-term revenue prospects—directly affecting the strategic value of our investment.

High capitalized development costs may require impairment if programs underperform or are cancelled.

Paragon capitalizes substantial development expenditures associated with new electronics programs, including design engineering, prototype builds, validation activities, and software development. These capitalized costs are expected to be recovered through future revenue generated over the life of the related OEM platform. However, if customer programs underperform, launch late, are delayed, experience reduced volumes, or are cancelled altogether, the recoverability of these assets may be compromised. OEMs frequently modify production schedules, adjust model cycles, reduce platform volumes, or terminate programs due to market shifts, regulatory changes, margin pressures, or strategic transitions—particularly toward electric vehicles and software-defined architectures. Any such adjustments may significantly reduce the revenue streams required to amortize capitalized development costs. If anticipated cash flows fall below expectations, Paragon may be required to record impairment charges, which directly reduce its equity base and may trigger covenant concerns with lenders or bondholders. Given Paragon’s already thin equity position, recurring impairments may exacerbate financial instability, erode lender confidence, and increase the risk of further liquidity pressure. Impairments may also create volatility in our consolidated financial statements following the acquisition and may weaken the long-term financial value we expect to derive from Paragon. If capitalized development costs continue to rise without corresponding program success, the likelihood of further impairments will increase, potentially accelerating the need for restructuring measures or additional capital support.

Quality, Production & Operational Risks

Inability to consistently meet OEM quality standards may result in penalties or business loss.

Automotive OEMs impose stringent quality standards on electronic and mechatronic components, requiring suppliers to meet demanding specifications for reliability, durability, functional performance, and defect rates. Paragon must adhere to rigorous validation protocols, maintain tightly controlled production processes, and ensure full traceability of components throughout the supply chain. Even minor deviations may lead to customer complaints, warranty claims, or production disruptions at OEM assembly lines. If Paragon fails to consistently meet these standards—due to process variation, equipment issues, supplier defects, software malfunctions, component failures, or inadequate testing—OEMs may impose financial penalties, controlled-shipping requirements, increased inspection protocols, or mandated rework activities. In more severe cases, OEMs may reduce volumes, disqualify specific production lines, or remove Paragon from approved supplier lists for future programs. Quality deficiencies may also lead to costly field returns or warranty claims, particularly for electronic control units or mechatronic systems where failures can impact vehicle functionality. Corrective-action processes required by OEMs may strain Paragon’s already limited engineering capacity and financial resources. Repeated quality issues can damage Paragon’s reputation and significantly reduce eligibility for future RFQs. Given Paragon’s tight liquidity position and high fixed costs, even short-term disruptions arising from quality failures may materially impact cash flow, operational stability, and customer relationships. Inability to maintain consistent quality performance may therefore materially reduce the strategic value we expect from the acquisition.

Manufacturing inefficiencies may increase scrap rates, rework, and cost overruns.

Paragon’s production processes involve complex electronics manufacturing, precision assembly, and stringent validation requirements. Inefficiencies in these processes—such as equipment downtime, inconsistent process controls, inadequate calibration, operator errors, or suboptimal production planning—may lead to elevated scrap rates, rework, and unplanned labor or material costs. High scrap levels can erode margins, increase production time, and strain relationships with OEM customers who expect consistent quality and reliable delivery. Moreover, Paragon’s constrained liquidity may limit its ability to invest in modernizing equipment, upgrading automation, or improving quality-control systems, increasing the likelihood of sustained inefficiencies. Older machinery and tool wear may contribute to repeated defects, operational bottlenecks, and higher maintenance costs. In addition, inefficiencies in supply-chain coordination—such as shortages, incorrect materials, or late deliveries—can disrupt production flow and cause inefficiencies. When manufacturing inefficiencies occur, corrective actions and revalidation may require engineering resources, additional testing, and production-line adjustments. These activities can increase lead times, impact program schedules, and reduce profitability. OEMs may also impose controlled-shipping requirements, penalties, or additional audits if inefficiencies affect delivery or quality performance. Persistent manufacturing inefficiencies can weaken Paragon’s competitiveness in RFQs, reduce supplier ratings, and jeopardize future business nominations. They may also exacerbate existing financial strain, reinforcing liquidity stress and increasing the need for operational restructuring or capital support.

Equipment failures or capacity constraints may disrupt production and delivery schedules.

Paragon relies on specialized machinery, electronic assembly equipment, test benches, and automation systems to manufacture its products. Many of these assets operate at high utilization levels and require regular maintenance, calibration, and periodic upgrades to meet OEM quality and throughput standards. If equipment breaks down, suffers unexpected wear, or becomes difficult to maintain due to age or obsolescence, Paragon may experience production delays, reduced output, and increased defect rates. Given Paragon’s strained liquidity, capital expenditures for preventive maintenance, spare parts, tooling refurbishment, or equipment replacement may be deferred, increasing the likelihood of operational disruptions. Capacity constraints may also emerge when customer volumes increase, when multiple programs overlap, or when bottlenecks form in assembly, testing, or end-of-line validation processes. OEM customers expect suppliers to adhere to strict delivery schedules, and delays caused by capacity shortages or equipment failures may result in penalties, expedited freight costs, controlled-shipping requirements, or reductions in volume allocations. In more severe cases, persistent operational disruptions may affect OEM production lines, damage customer trust, or lead to loss of business for future platforms. Capacity constraints also limit Paragon’s ability to accept new program nominations or scale production efficiently, reducing competitiveness relative to better-capitalized suppliers that can flex capacity or deploy redundancy. These operational risks may materially impair Paragon’s performance and reduce the strategic value of our acquisition.

Insufficient traceability, calibration, or testing systems may elevate defect risk.

Paragon’s products—particularly electronic control units, sensors, and mechatronic components—require stringent quality assurance, full component traceability, precise calibration, and comprehensive testing at multiple stages of production. If Paragon’s traceability systems are incomplete, outdated, or insufficiently integrated across production lines, it may be unable to identify root causes of defects, track non-conforming materials, or isolate affected batches in a timely manner. Weak traceability also increases the risk of wider product recalls and may undermine OEM confidence in Paragon’s ability to control quality. Inadequate calibration of equipment, fixtures, and measurement systems may lead to inaccurate readings, inconsistent process parameters, or undetected deviations from specification. Insufficient investment in calibration infrastructure—often due to liquidity constraints—may compound this risk, leading to increased scrap, rework, warranty exposure, or safety-critical failures. Similarly, limited testing capacity—such as insufficient end-of-line testing, inadequate environmental or durability validation, or reliance on outdated equipment—may elevate the likelihood of undetected defects reaching customers. OEMs require suppliers to meet strict testing and validation standards, and any gaps in these systems may trigger controlled-shipping requirements, penalties, or removal from sourcing panels. Because Paragon is already operating under significant financial pressure, it may not have the resources to adequately upgrade these systems, increasing the risk of recurring defects. Any failure in traceability, calibration, or testing processes may result in quality incidents, customer dissatisfaction, and loss of future business—materially impacting Paragon’s operational stability and the strategic value we expect from the acquisition.

Operational disruptions may jeopardize program launches and OEM relationships.

Paragon’s ability to maintain strong OEM relationships depends on consistent operational performance and timely execution of program launches. Automotive customers follow strict launch schedules, and suppliers are required to meet defined milestones for tooling readiness, prototype delivery, validation events, and start-of-production (SOP). Any operational disruption—whether caused by equipment failures, shortages of electronic components, capacity bottlenecks, labor constraints, supply-chain issues, or internal process inefficiencies—may delay these milestones and jeopardize program readiness. Delays during critical phases of a program launch can trigger OEM intervention, require costly corrective actions, or lead to reallocation of production volumes to other suppliers. OEMs may also impose controlled-shipping requirements, special audits, chargebacks, or penalty frameworks if they identify systemic operational weaknesses. In more severe situations, an OEM may remove Paragon from the program entirely, resulting in lost revenue and reputational damage. Operational disruptions also weaken customer confidence and may impair Paragon’s ability to win new business. Automotive manufacturers routinely evaluate a supplier’s launch performance when awarding future RFQs, and a history of launch issues may significantly reduce competitiveness in securing new nominations. Because Paragon already faces financial strain, it may have limited resources to absorb launch delays, invest in stabilization efforts, or increase capacity to meet customer requirements. Any inability to deliver stable and predictable operations, particularly during launch phases, may materially harm Paragon’s customer relationships, program pipeline, and long-term revenue prospects—directly affecting the strategic value we anticipate from acquiring a 50% interest in the company.

Supply Chain & Logistics Risks

Material cost inflation for electronics, resins, components, and chemicals may compress margins.

Paragon relies heavily on a wide range of electronic components, engineered resins, specialty chemicals, and mechatronic subassemblies, many of which are exposed to global price volatility. In recent years, inflationary pressures have affected semiconductor pricing, resin availability, freight costs, energy prices, and the cost of specialty chemicals used in electronic manufacturing. Because automotive OEMs often impose strict pricing structures and expect annual cost-downs from suppliers, Paragon may have limited ability to pass rising material costs through to customers. If material input prices increase significantly, Paragon’s margins may erode due to its already thin cost structure, high fixed overhead, and limited financial flexibility. Inflationary pressures may be particularly acute for components sourced from regions experiencing supply shortages, trade disruptions, or raw-material constraints. Cost increases may also arise from currency fluctuations, changes in supplier pricing, new environmental regulations affecting chemical inputs, or higher transportation and energy costs. Because Paragon lacks the scale leverage of larger Tier-1 suppliers, it may be unable to negotiate favorable terms or secure long-term fixed-price contracts with suppliers. Inflationary periods may also lead to increased working-capital requirements, as suppliers shorten payment terms while OEMs maintain or extend their own. Persistent material cost inflation may worsen liquidity pressures, reduce Paragon’s ability to fund development programs, and limit its competitiveness in RFQs—materially impacting the strategic value we expect from acquiring a 50% interest in the company.

Inability to pass cost increases to OEMs may adversely affect profitability.

Paragon operates in a competitive automotive supply chain in which OEMs exert significant pricing power and routinely expect year-over-year cost reductions from their suppliers. As a result, Paragon often has limited ability to pass on increases in raw-material prices, electronic component costs, chemical and resin inflation, energy costs, freight expenses, or other supply-chain-related cost drivers. When input costs rise, Paragon may be required to absorb the increases entirely or negotiate partial relief, which OEMs may reject or delay. Contractual arrangements with OEM customers may include fixed pricing for the duration of a program, leaving Paragon exposed to any unexpected rise in input costs. Even when price-adjustment mechanisms exist, OEMs typically demand detailed justification and may approve increases only after extensive review—by which time Paragon may have already incurred months of margin erosion. In some cases, OEMs may refuse adjustments altogether or condition approval on unrelated concessions such as extended payment terms, additional tooling commitments, or accelerated cost-down requirements. Because Paragon already operates with thin margins and significant financial pressure, any sustained inability to recover rising costs may materially compress profitability and further strain liquidity. A prolonged mismatch between input-cost inflation and OEM pricing may require operational restructuring, reductions in development spending, or postponement of capital investments—further weakening Paragon’s competitive position in RFQs. Inability to pass cost increases through to OEMs may significantly reduce Paragon’s earnings, erode financial stability, and diminish the strategic value we expect to achieve from acquiring a 50% interest in the company.

Supply chain disruptions or logistics breakdowns may delay deliveries to customers.

Paragon depends on a complex supply chain for electronic components, engineered resins, housings, sensors, chemicals, and mechatronic subassemblies sourced from multiple domestic and international suppliers. Disruptions at any point in this chain—whether due to semiconductor shortages, supplier production issues, transportation delays, customs bottlenecks, geopolitical tensions, port congestion, labor strikes, or extreme weather events—may interrupt material availability and impede Paragon’s ability to meet OEM delivery schedules. Because automotive OEMs operate on just-in-time production systems, even short delays in material supply may cause Paragon to miss committed delivery windows, triggering penalties, expedited freight requirements, or controlled-shipping conditions imposed by customers. Logistics breakdowns—such as delayed shipments, shortage of transport capacity, or freight cost spikes—may further complicate Paragon’s ability to maintain production continuity. In addition, Paragon’s weakened financial position may limit its ability to build buffer inventory, secure priority logistics arrangements, or negotiate favorable terms with suppliers. Supply disruptions may also cause increased scrap, force last-minute process adjustments, or require sourcing alternative materials that must undergo OEM validation—often a lengthy process. Any sustained or repeated supply chain interruption may impair customer confidence, reduce supplier ratings, disrupt production at OEM facilities, and jeopardize future RFQs. Such breakdowns may materially impact Paragon’s operating performance and diminish the strategic benefits we expect from acquiring a 50% interest in the company.

Limited warehousing and buffer-stock capacity may restrict inventory management flexibility.

Paragon operates with limited warehousing space and constrained buffer-stock capacity, which reduces its ability to manage fluctuations in OEM call-offs, absorb supply-chain delays, or maintain inventory levels needed to support just-in-time delivery requirements. Because many of Paragon’s key inputs—such as electronic components, engineered resins, and specialty chemicals—have long lead times or are sourced internationally, insufficient storage capacity increases the risk of production interruptions if materials arrive late or in inconsistent quantities. A lack of buffer stock also limits Paragon’s ability to mitigate volatility caused by supplier delays, freight disruptions, customs bottlenecks, or quality issues requiring rework or replacement. Even temporary shortages of critical components may halt production, affect throughput, and lead to missed delivery windows. OEM customers typically impose strict delivery schedules, and any disruption caused by insufficient inventory can trigger penalties, expedited shipping costs, or controlled-shipping requirements. Moreover, Paragon’s constrained liquidity may prevent it from purchasing materials in optimal batch sizes or securing safety stock, further magnifying the risks associated with limited warehousing. If Paragon cannot carry sufficient inventory, it may be unable to support overlapping programs, late program changes, or engineering revisions that require rapid material availability. Inventory-management limitations also reduce flexibility during demand surges, re-tooling periods, or customer-driven production ramps, potentially affecting customer satisfaction and future nomination potential. These constraints may materially impact Paragon’s operational stability and reduce the strategic value of our planned 50% acquisition.

Dependence on third-party logistics providers increases vulnerability to transportation delays.

Paragon relies heavily on third-party logistics providers for inbound materials, international shipments, and outbound deliveries to OEM customers. These logistics partners manage critical functions including freight coordination, warehousing movements, customs handling, and time-sensitive deliveries aligned with OEM just-in-time requirements. Any disruption, delay, or performance failure on the part of these third-party providers may directly impact Paragon’s ability to meet delivery commitments. Transport delays may arise from carrier capacity shortages, port congestion, customs bottlenecks, labor strikes, regulatory inspections, equipment breakdowns, or adverse weather conditions. Because Paragon has limited warehousing capacity and operates with minimal buffer stock, delays caused by logistics partners can rapidly convert into production stoppages, missed delivery windows, or inability to meet OEM call-offs. OEM customers impose strict delivery penalties and may require expedited shipping—which can significantly increase costs—if suppliers fail to deliver on time. Repeated logistics-related delays may result in lower supplier ratings, reduced volume allocations, or exclusion from future RFQs.

Paragon’s limited negotiating leverage, due in part to its financial position, may restrict its ability to secure priority service levels or alternative logistics arrangements during high-demand or disrupted periods. Reliance on external logistics providers therefore exposes Paragon to operational and financial risks that it cannot fully control. Any material logistics disruption may harm Paragon’s operational stability and diminish the strategic value we expect from acquiring a 50% interest in the company.

Regulatory, Compliance & Governance Risks

Germany’s strict regulatory, reporting, and compliance requirements increase operational complexity.

Paragon operates within Germany’s highly regulated industrial environment, which imposes extensive requirements related to financial reporting, environmental compliance, occupational safety, data protection, labor law, and product-quality documentation. These regulations require rigorous internal controls, robust record-keeping, periodic audits, and timely submission of detailed reports to regulatory authorities. Failure to comply with these requirements may result in fines, operational restrictions, or increased scrutiny from regulators. German corporate law also imposes strict governance and disclosure obligations, particularly for companies with complex shareholding structures and significant financial leverage. These obligations require substantial management attention and administrative resources, which may be challenging for Paragon given its constrained staffing levels and financial pressures. In addition, stringent environmental and workplace-safety regulations require consistent investment in monitoring systems, equipment upgrades, and compliance processes—resources that Paragon may not always have available. Any gaps in compliance, delays in reporting, or deficiencies in internal controls may expose Paragon to penalties, remediation mandates, or reputational harm with customers who place high value on supplier compliance maturity. Compliance failures may also disrupt production, delay program launches, or increase the risk of customer audits and corrective-action requirements. The cumulative burden of Germany’s regulatory framework increases operational complexity and may strain Paragon’s limited management and financial resources. These challenges may impair Paragon’s ability to execute improvements, maintain consistent performance, or comply with our reporting obligations after the acquisition—thereby reducing the strategic value of our investment.

Paragon’s KGaA governance structure may limit post-acquisition integration flexibility.

Paragon operates as a Kommanditgesellschaft auf Aktien (KGaA), a German partnership limited by shares. This structure combines elements of both a corporation and a limited partnership and provides significant authority to the general partner, while limiting the influence of shareholders—even those with substantial equity stakes. As a result, key operational, strategic, and financial decisions may remain under the control of the general partner and not be fully subject to shareholder direction or approval. Under the KGaA framework, shareholders typically possess fewer governance rights compared to a traditional stock corporation (AG), and their ability to initiate or enforce strategic changes, influence management decisions, or modify organizational structures may be significantly restricted. These limitations may impede our ability to implement integration measures, restructure operations, adjust capital allocation, change management, or align Paragon’s policies with our broader organizational standards. Any attempt to revise governance arrangements, modify reporting structures, or implement operational improvements may require cooperation or consent from the general partner, which may not always align with our objectives. This may delay critical decisions, increase negotiation requirements, or restrict our ability to respond to financial pressures, customer needs, or operational challenges within Paragon. The KGaA structure may also reduce transparency into internal decision-making processes and limit our influence over matters such as budgeting, financing, personnel changes, and execution of corrective actions. These governance constraints may materially impede integration effectiveness, delay synergy realization, and reduce the strategic benefits we expect from acquiring a 50% interest in Paragon.

Legacy IT systems may hinder data integrity, operational efficiency, or reporting accuracy.

Paragon relies on legacy IT infrastructure and fragmented software systems to support engineering, production, procurement, finance, and reporting functions. These systems may lack the integration, automation, cybersecurity safeguards, and data-validation capabilities required for modern automotive-electronics operations. Outdated or inconsistent IT platforms increase the risk of data inaccuracies, delays in financial reporting, and operational inefficiencies that can impair decision-making. Legacy systems may also limit Paragon’s ability to support traceability, quality documentation, change management, and compliance with Germany’s strict reporting and audit requirements. Weak data integrity could lead to errors in customer documentation, engineering records, inventory tracking, supplier invoices, or cost accounting—all of which may trigger customer concerns, audit findings, or financial misstatements. Additionally, manual processes and system incompatibilities may slow program launches, introduce avoidable errors, and reduce productivity across engineering and manufacturing teams. Because Paragon is already under financial pressure, necessary investments in system upgrades or cyber protections may be delayed, increasing vulnerability to data breaches or operational interruptions. Limited system scalability may further restrict Paragon’s ability to integrate with our reporting requirements post-acquisition or to meet the information-quality standards expected in SEC-regulated reporting environments. Any deficiencies in Paragon’s IT landscape may hinder operational stability, impede integration efforts, and increase the risk of financial-reporting weaknesses—thereby reducing the strategic benefits we expect to achieve from acquiring a 50% interest in the company.

Labor, ESG & Organizational Risks

Rigid German labor laws reduce workforce flexibility and may increase personnel costs.

Germany’s labor framework imposes strict regulations governing employee rights, working hours, overtime, termination procedures, redundancy planning, and works-council participation. These rules limit the ability of employers—especially mid-sized manufacturing companies like Paragon—to make rapid adjustments to staffing levels, shift structures, or labor costs in response to fluctuations in customer demand or operational challenges. Paragon’s ability to reduce labor expenses during downturns, reassign personnel across production lines, or restructure departments may be significantly constrained by mandatory notice periods, severance obligations, collective bargaining agreements, and co-determination requirements that grant employee representatives substantial influence over employment decisions. These constraints may prevent Paragon from achieving the workforce flexibility necessary to respond to sudden volume reductions, supply-chain issues, or operational disruptions. In addition, Germany’s labor market remains tight for technical and engineering roles, which may lead to increased personnel costs, hiring delays, and competition for skilled workers. Training requirements, safety regulations, and certifications required for electronics manufacturing may further add to labor overhead and reduce productivity if positions remain unfilled. Because Paragon already faces liquidity strain and high fixed costs, increased labor rigidity may exacerbate margin pressure and limit the company’s ability to implement cost-reduction initiatives. Workforce-related constraints may also slow operational improvements, reduce responsiveness to OEM requirements, and hinder the execution of our integration strategy. These risks may materially affect Paragon’s operational performance and reduce the strategic value we expect to obtain from the transaction.

Workplace safety incidents may disrupt production and trigger regulatory scrutiny.

Paragon’s manufacturing environment involves electronic assembly, mechatronic processes, chemical handling, soldering operations, testing equipment, and automated machinery—all of which carry inherent workplace safety risks. Any safety incident, including injuries, equipment malfunctions, chemical exposures, or fire hazards, may lead to immediate production stoppages, mandatory investigations, or enforcement action from German labor and safety regulators. Germany has stringent occupational-safety laws (including BG / Berufsgenossenschaft requirements) and regulators may impose corrective-action mandates, fines, increased inspections, or temporary shutdowns of affected production areas. Compliance with such mandates may require Paragon to invest in new safety equipment, additional training, engineering controls, or modifications to production lines—costs that may be difficult to absorb given Paragon’s strained financial position. Safety incidents may also disrupt production schedules, delay OEM deliveries, and negatively impact supplier ratings. OEMs closely monitor workplace-safety performance during supplier audits, and repeated safety issues may reduce confidence in Paragon’s operational stability, resulting in decreased allocations or removal from approved vendor lists. Beyond regulatory consequences, workplace incidents may affect employee morale, increase absenteeism, and contribute to higher insurance premiums or workers’ compensation claims. Because Paragon already operates with limited resources, even minor disruptions may have outsized operational and financial impact. Any significant safety event may therefore materially affect Paragon’s production continuity, trigger regulatory scrutiny, and diminish the strategic benefits we expect from acquiring a 50% interest in the company.

Environmental compliance failures may result in fines, shutdowns, or increased oversight.

Paragon’s operations involve processes that are subject to stringent German and EU environmental regulations, including rules governing emissions, waste disposal, chemical handling, hazardous-substance management, recycling, and energy usage. Compliance requires ongoing monitoring, documentation, equipment maintenance, and adherence to detailed regulatory standards. Any failure to comply—whether due to inadequate controls, aging equipment, lapses in documentation, or resource constraints—may result in fines, mandated corrective actions, increased regulatory oversight, or temporary shutdowns of affected production areas. Environmental enforcement agencies in Germany maintain strict standards and may impose immediate operational restrictions if they identify deficiencies during inspections or audits. Even minor non-compliance issues can trigger formal corrective-action requirements, special monitoring programs, or follow-up inspections that may disrupt production and increase administrative burden. In severe cases, regulators may suspend permits or restrict the use of certain materials, equipment, or processes. Environmental compliance failures can also negatively impact Paragon’s relationships with OEM customers, who increasingly require suppliers to demonstrate strong environmental performance as part of sourcing and sustainability criteria. Repeated violations or findings may reduce Paragon’s attractiveness for future RFQs, harm its supplier rating, or trigger customer audits and remediation obligations. Because Paragon already operates with financial constraints, additional compliance-related costs—such as equipment upgrades, environmental monitoring systems, waste-treatment improvements, or remediation expenses—may be difficult to absorb. Any regulatory enforcement action, mandated shutdown, or reputational damage arising from environmental non-compliance may materially impair operational stability and reduce the strategic value of our planned acquisition.

High energy costs or shortages in Germany may impair Paragon’s operational stability.

Paragon operates in Germany, where industrial energy prices—particularly electricity and natural gas—have experienced significant volatility due to geopolitical tensions, supply disruptions, regulatory shifts, and structural changes in the energy market. High or unpredictable energy costs can materially increase Paragon’s operating expenses, especially given the energy-intensive nature of electronics manufacturing, testing processes, climate-controlled environments, and production machinery. If energy costs continue to rise or fluctuate sharply, Paragon may face reduced margins, increased production costs, and heightened pressure to pass cost increases onto OEM customers—who may be unwilling to accept such adjustments. Because Paragon already operates with thin margins and significant financial strain, sustained energy-cost pressure may further erode profitability and liquidity. In addition, energy-supply shortages or grid instability may lead to temporary production curtailment, mandated reductions in industrial consumption, or unexpected shutdowns. Such disruptions may prevent Paragon from meeting delivery schedules, delay program launches, or trigger penalties and controlled-shipping requirements from OEM customers. Energy shortages may also limit machine uptime, reduce test-lab availability, hinder process stability, or cause equipment recalibration issues—each affecting quality and throughput. OEMs closely monitor a supplier’s operational reliability, and recurrent energy-related disruptions may weaken Paragon’s competitiveness in sourcing decisions. Because Paragon lacks significant financial reserves, extended periods of high energy prices or supply instability may materially impair its operational continuity and diminish the strategic value we expect from acquiring a 50% interest in the company.

Strategic & Acquisition-Related Risks (Tejascore Impact)

Paragon’s going-concern status complicates acquisition structuring and regulatory review.

Paragon’s financial statements include a material going-concern warning, reflecting substantial doubt about its ability to continue operating without additional financing or a significant improvement in performance. This condition presents challenges not only for Paragon’s ongoing operations but also for the structuring, execution, and regulatory review of our proposed 50% acquisition. A going-concern designation often indicates heightened liquidity risk, potential covenant breaches, and the possibility of creditor enforcement actions. As a result, acquisition structuring may require additional safeguards such as escrow arrangements, interim funding commitments, refinancing support, or restructuring of existing financial obligations—each of which may increase transaction complexity and cost. The presence of a going-concern warning may also affect negotiations with lenders, bondholders, suppliers, and counterparties whose consent or cooperation may be needed to complete the transaction. From a regulatory perspective, Paragon’s going-concern status may draw greater scrutiny from authorities, auditors, and the SEC as part of our Form 1-A qualification process. Regulators often evaluate whether investors are adequately informed about the financial condition of partially owned subsidiaries and whether the risk disclosures, pro forma financials, and consolidation approach fairly present the underlying risks. Any perceived gaps in disclosure or inconsistencies in Paragon’s financial reporting may lead to additional SEC comments, extended review timelines, or requirements for supplemental information. Furthermore, the going-concern condition may delay integration planning, constrain operational decision-making, and necessitate immediate post-acquisition support to stabilize the business. These complications may increase execution risk and reduce the strategic and financial benefits we expect from the acquisition.

Debt covenants and bondholder restrictions may limit post-acquisition restructuring options.

Paragon carries significant financial obligations in the form of bank facilities and outstanding bonds, many of which include restrictive covenants, reporting requirements, and limitations on corporate actions. These debt instruments may impose constraints on asset sales, new borrowings, capital expenditures, dividend payments, management changes, and restructuring activities. Following our acquisition of a 50% stake, these restrictions may materially limit our ability to implement operational or financial restructuring measures intended to stabilize Paragon’s performance. Bondholder protections and covenant packages may require lender or bondholder consent for actions such as refinancing existing debt, modifying credit terms, injecting new capital, or pursuing cost-reduction initiatives that affect staffing or production levels. Paragon’s weakened financial position may make lenders less inclined to grant waivers or amend covenant terms, especially if the company is approaching covenant thresholds or faces liquidity pressure. Moreover, certain covenants may restrict Paragon’s ability to incur new debt or to reallocate cash for operational improvements, further limiting flexibility. If Paragon breaches any of these covenants—whether due to declining revenue, negative EBITDA, impairment charges, or delays in financial reporting—creditors may demand accelerated repayment, impose additional reporting obligations, or enforce security interests. Such outcomes would significantly hinder Paragon’s operational continuity and increase the need for emergency financial support. Because we will not have full control over Paragon and will be subject to the constraints of its existing financing arrangements, our restructuring options may be limited, delayed, or conditioned on creditor approval. These limitations may reduce the effectiveness of post-acquisition turnaround strategies and diminish the overall value we expect to derive from the transaction.

Cultural and operational integration challenges may delay synergy realization.

Integrating Paragon into our broader automotive strategy will require aligning management practices, operational processes, reporting standards, and strategic priorities across two organizations with different histories, cultures, and operating environments. Paragon operates within a German industrial framework characterized by specific labor structures, regulatory expectations, and management styles, which may differ substantially from our own practices and geographic operating norms. Differences in organizational culture—such as decision-making speed, risk tolerance, communication practices, engineering methodology, and governance expectations—may slow the execution of our integration roadmap. These gaps may also impede cooperation between management teams, hinder the adoption of new processes or tools, and delay implementation of performance-improvement measures needed to stabilize Paragon’s operations. Operational integration challenges may arise in areas such as procurement alignment, engineering coordination, financial reporting, quality systems, IT platforms, and supply-chain management. Because Paragon’s systems and workflows are already strained by financial pressure and legacy infrastructure, introducing new processes or integration requirements may encounter resistance, capacity limitations, or disruptions to ongoing operations. Any delays in integrating Paragon may postpone or diminish the synergies we expect from the acquisition, including cost efficiencies, procurement leverage, manufacturing improvements, and enhanced program competitiveness. Extended integration timelines may also increase execution risk, create uncertainty among employees or customers, and reduce the strategic and financial benefits we anticipate from acquiring a 50% interest in Paragon.

Integration may require significant management bandwidth and distract from broader strategic priorities.

Integrating Paragon into our broader organizational structure will require substantial management time, oversight, and decision-making capacity. Because we will hold only a 50% stake, integration efforts must be coordinated not only across our internal teams but also with Paragon’s management and the other shareholders. This dual-stakeholder environment increases complexity, requires more negotiation, and may slow execution of integration initiatives. Key elements of the integration—such as aligning reporting processes, upgrading financial controls, stabilizing liquidity, restructuring operations, supporting program launches, resolving quality issues, and developing a competitive RFQ pipeline—will require intensive management involvement. Paragon’s ongoing financial distress may further increase the need for senior-level attention to address urgent operational, liquidity, or customer-related challenges. These demands may divert management focus away from other strategic priorities, including business development, new customer acquisition, U.S. expansion plans, and execution of Tejascore’s broader automotive roadmap. In particular, time-sensitive opportunities in other markets or business verticals may receive reduced attention if integration challenges at Paragon consume disproportionate bandwidth. Extended or unforeseen integration requirements may also impair our ability to drive initiatives across other subsidiaries, manage capital allocation, or respond to evolving opportunities in the automotive electronics space. Any significant diversion of management resources toward stabilizing Paragon may therefore reduce the overall strategic and financial benefits we expect from the acquisition.

Paragon’s limited global footprint reduces competitiveness in global RFQs.

Automotive OEMs and major Tier-1 suppliers increasingly prefer partners with global manufacturing capability, regional redundancy, and the ability to support multi-continent platform launches. Paragon, however, operates with a limited geographic footprint concentrated primarily in Germany, which may restrict its ability to compete for global sourcing opportunities or to support OEM requirements across Europe, Asia, and North America. Because modern RFQs often involve global vehicle platforms, consolidated supply chains, and centralized procurement strategies, suppliers with multi-region presence are advantaged in terms of logistics flexibility, tooling duplication, localization, and contingency planning. Paragon’s absence of facilities outside its core region may make it less attractive for programs requiring broader footprint coverage or redundancy for risk mitigation. OEMs may also view a single-region supplier as more vulnerable to regional disruptions—including energy shortages, labor issues, regulatory changes, or localized supply-chain shocks. Furthermore, Paragon’s limited global presence may weaken its ability to scale production for high-volume platforms, undertake cost-

competitive manufacturing, or participate in multi-location sourcing decisions—areas where larger competitors have structural advantages. This constraint may also limit Paragon’s exposure to new customers, emerging EV OEMs, or international growth markets. Paragon’s narrow geographic reach may therefore reduce its competitiveness in global RFQs, limit long-term revenue growth, and diminish the strategic value we expect from acquiring a 50% interest in the company.

Industry consolidation toward megasuppliers may marginalize mid-sized companies like Paragon.

The global automotive electronics industry is undergoing rapid consolidation as OEMs increasingly favor large, well-capitalized megasuppliers capable of supporting integrated systems, global sourcing strategies, advanced software capabilities, and substantial R&D investments. These larger suppliers typically possess broad product portfolios, global manufacturing footprints, vertical integration, stronger financial resources, and the ability to provide full-system solutions rather than individual components. As a mid-sized company with a limited geographic presence, constrained liquidity, and a narrower product portfolio, Paragon may be disadvantaged in competing against these megasuppliers. Consolidation trends may lead OEMs to reduce the number of approved suppliers, allocate greater volumes to large, diversified partners, or shift sourcing to companies with the scale needed to support global EV and digital-architecture platforms. As a result, Paragon may face reduced access to large RFQs, fewer opportunities to participate in strategic platform awards, and increasing pricing pressure from OEMs seeking economies of scale. Megasuppliers are also investing heavily in advanced electronics, cybersecurity, ADAS integration, power electronics, and software-defined vehicle architectures—areas where Paragon’s R&D budget and technical resources are significantly limited. This imbalance may further reduce Paragon’s competitiveness and its ability to win new programs, particularly for next-generation EV and connected-vehicle platforms. Industry consolidation may therefore marginalize mid-sized firms like Paragon, restrict revenue opportunities, weaken supplier relationships, and limit long-term growth potential—ultimately reducing the strategic and financial value we expect from acquiring a 50% interest in the company.

Paragon may require immediate capital injections following the acquisition to stabilize operations.

Paragon’s financial position is already under severe strain due to recurring operating losses, negative EBITDA, critically low liquidity, and a material going-concern warning in its financial statements. Upon completion of our 50% acquisition, Paragon may not have sufficient cash to sustain operations, meet near-term supplier obligations, service debt, fund development programs, or support ongoing customer deliveries. As a result, Paragon may require immediate capital injections from shareholders—including us—to prevent operational disruptions or financial distress. Paragon’s liquidity challenges may be aggravated by upcoming debt maturities, increased interest expenses, high fixed costs, overdue supplier payments, and the need to support engineering deliverables for ongoing OEM programs. If these conditions worsen, Paragon may be unable to continue operating without urgent funding. Any required capital support may need to be provided on short notice, at levels that may exceed our initial expectations, and under conditions that may not align with our planned investment structure. Because we will not hold full ownership or control, any post-acquisition funding may require negotiation with the other shareholder, agreement on shareholder-loan terms, or alignment on recapitalization strategy. If the other shareholder is unwilling or unable to provide proportionate capital, we may face pressure to assume a disproportionate share of the financial burden to maintain operational stability. Alternatively, failure to provide immediate funding could risk production stoppages, loss of OEM business, supplier disruptions, or lender enforcement actions. Unexpected or repeated capital injections may reduce the financial return of the acquisition, limit our ability to allocate capital to other growth initiatives, and increase our overall financial exposure. These risks may materially reduce the strategic value we expect to achieve from acquiring a 50% interest in Paragon.

Unknown or undisclosed liabilities linked to financially distressed operations may emerge post-acquisition.

Because Paragon is experiencing financial distress—including recurring losses, strained liquidity, negative equity, and a material going-concern warning—there is an elevated risk that additional liabilities may exist that are not fully reflected in its current financial statements or disclosures. Distressed companies often face challenges in maintaining adequate internal controls, complete record-keeping, and timely reporting, increasing the likelihood that certain obligations may be incomplete, understated, or undisclosed before the acquisition. Potential unknown liabilities may include overdue supplier obligations, unrecorded payables, warranty or quality-related exposures, environmental compliance issues, labor claims, tax arrears, contingent liabilities, customer penalties, or obligations arising from regulatory non-compliance. In addition, Paragon’s strained operational environment may have contributed to short-term fixes, informal arrangements, or deferred maintenance decisions that may later result in unexpected costs. Because we will acquire only a 50% interest, our visibility into certain aspects of Paragon’s operations, contracts, and financial practices may be limited compared to a full acquisition. This increases the risk that we may not discover certain liabilities during diligence, and that additional exposures may surface only after closing. If such liabilities materialize, we may be required to provide financial or operational support, negotiate settlements, or assume obligations that were not anticipated as part of the transaction. Unexpected or undisclosed liabilities could materially impact Paragon’s financial condition, further strain liquidity, require immediate capital injections, and reduce the overall value we expect from the acquisition. They may also affect our consolidated results depending on materiality and timing.

Risks Related to Alpha Maier Private Limited, India

Ownership & Governance Risks (51% Acquisition)

Partial ownership of Alpha Maier may limit our ability to exercise full operational control, which may restrict our ability to implement strategic, financial, and operational decisions.

If the proposed transaction is completed, we will acquire 51% of Alpha Maier Private Limited, and the remaining 49% will continue to be held by the existing joint-venture partner. Although this ownership level provides us with majority voting rights, it does not grant us full or unilateral control over Alpha Maier’s operations, management decisions, governance processes, or long-term strategic direction. Certain key actions — including approval of budgets, capital expenditure, changes to production strategy, financing arrangements, major hiring decisions, amendments to charter documents, and the adoption of internal controls or reporting systems — may require consent from the minority shareholder or may be subject to contractual protections in the joint-venture agreement. As a result, our ability to direct Alpha Maier’s operations, implement efficiency measures, integrate processes, or redirect resources may be constrained. The minority shareholder may have different commercial priorities, investment horizons, or levels of risk tolerance, which may conflict with our strategic objectives. If disagreements arise, we may be unable to implement planned operational improvements, technology upgrades, restructuring actions, or governance enhancements in the timeframe we expect, or at all. Any limitations on our ability to exercise full operational control may reduce the anticipated benefits of the acquisition, delay integration efforts, and adversely affect Alpha Maier’s performance or our broader automotive strategy. These constraints may also affect our ability to monitor risks, ensure compliance, and maintain consistent financial reporting across the group.

JV partner misalignment may lead to strategic or operational conflicts that could delay decision-making, disrupt business execution, or impair our ability to realize the expected benefits of the Alpha Maier acquisition.

Following the proposed acquisition of 51% of Alpha Maier Private Limited, we will jointly own and operate the business with the existing JV partner, who will retain a significant minority stake. Joint ventures inherently rely on alignment between shareholders, and disagreements may arise regarding key matters such as production priorities, capital expenditure plans, pricing strategies, customer engagement, technology investment, personnel decisions, quality initiatives, and long-term commercial strategy. If our strategic objectives diverge from those of the JV partner — for example, on matters such as expansion plans, integration initiatives, or allocation of financial resources — our ability to execute operational improvements, introduce new processes, or adjust business direction may be constrained. Any misalignment may cause delays in approving budgets or investments, slow the implementation of performance improvements, or hinder timely responses to OEM requirements. Such conflicts may also lead to deadlocks under the shareholders’ agreement, requiring dispute-resolution mechanisms that may be time-consuming and disruptive. Sustained misalignment may negatively affect employee morale, supplier relationships, customer confidence, and program competitiveness. If strategic or operational conflicts persist, Alpha Maier may underperform relative to expectations, and we may be unable to achieve the integration, synergy, or growth objectives that we expect from the acquisition.

Governance disputes with the minority shareholder may disrupt operations, delay key decisions, or impair our ability to execute our strategy for Alpha Maier.

After the completion of the proposed transaction, we will own 51% of Alpha Maier Private Limited, while the remaining 49% will be held by the current JV partner. Although we will hold a majority interest, Alpha Maier will continue to operate under a joint-venture governance framework in which certain critical matters may require affirmative approval, cooperation, or participation from both shareholders. These matters may include the annual budget, capital expenditure programs, production schedules, dividend policy, changes in senior management, facility expansion, new product introduction, and modifications to operating processes or standards. If disagreements arise regarding any of these matters, the decision-making process may slow or stall, resulting in operational uncertainty or delays in implementing initiatives that we believe are necessary to improve efficiency, meet OEM program requirements, or enhance competitiveness. Governance disputes may also require resolution through negotiation, mediation, or formal dispute-resolution mechanisms set out in the shareholders’ agreement, which may be time-consuming, costly, and disruptive to normal business operations. Prolonged governance friction may adversely affect Alpha Maier’s relationships with OEM customers, suppliers, and employees, and may hinder our ability to integrate the business into our broader automotive strategy. If we cannot effectively resolve governance disputes or enforce strategic alignment, Alpha Maier’s operational performance and our expected return on investment may be materially and adversely affected.

Our ability to implement compliance, reporting, and internal controls at Alpha Maier may be limited because we will not have complete authority over its governance structures, financial systems, or operational processes.

If the proposed acquisition is completed, we will acquire 51% of Alpha Maier Private Limited, but the remaining 49% will continue to be owned by the existing joint-venture partner. As a result, Alpha Maier will not operate as a fully owned subsidiary, and we may not be able to unilaterally impose our compliance policies, reporting requirements, audit procedures, or internal control frameworks. The effectiveness of our oversight will depend in part on the cooperation of the minority shareholder and Alpha Maier’s management team, as well as the terms of the eventual shareholders’ agreement. Alpha Maier may currently follow accounting practices, documentation standards, ERP systems, operational controls, and compliance procedures that differ from our own. Implementing changes to these systems may require negotiation, joint approval, or phased adoption, which may slow the alignment of Alpha Maier’s reporting and control environment with our internal standards or with SEC expectations. Delays or resistance in adopting enhanced controls may limit management’s visibility into Alpha Maier’s operations, financial condition, liabilities, or compliance exposures. Any inability to fully integrate Alpha Maier into our compliance and reporting framework may increase the risk of inaccurate financial reporting, operational inefficiencies, regulatory non-compliance, undetected liabilities, or delays in meeting our public-company disclosure obligations. Such limitations could adversely affect investor confidence, our ability to manage risk across the combined enterprise, and the anticipated benefits of the acquisition.

Shareholder agreements may contain veto or blocking rights that restrict our ability to make key decisions at Alpha Maier, which may limit our control and delay execution of our strategic initiatives.

In connection with our proposed acquisition of 51% of Alpha Maier Private Limited, we expect to enter into a shareholders’ agreement that will govern the rights, obligations, and protections of both shareholders. Such agreements commonly grant minority shareholders various veto rights, supermajority approval requirements, or other protective provisions. These may apply to critical matters such as approval of annual budgets, capital expenditure programs, financing arrangements, changes in senior management, adoption of new accounting or reporting systems, expansion of production capacity, entry into significant contracts, or amendments to organizational documents. If the minority shareholder exercises these veto or blocking rights, or if joint approval is required for matters we consider strategically important, we may be prevented from implementing changes that we believe are necessary to improve operational performance, enhance governance, or align Alpha Maier with our broader automotive strategy. These restrictions may delay integration efforts, hinder operational improvements, and reduce our ability to react quickly to customer requirements or market developments. Any prolonged inability to make timely decisions due to shareholder approval requirements could disrupt Alpha Maier’s operations, reduce competitiveness in OEM bidding cycles, or impair our ability to realize the expected benefits of the acquisition. If disputes arise regarding the scope or exercise of veto rights, such disagreements may require negotiation or formal dispute-resolution procedures, which may further impact performance and distract management.

Non-controlling interest arising from our partial ownership of Alpha Maier may introduce volatility into our consolidated financial results, which may cause fluctuations in our reported earnings that do not reflect the underlying performance of our core business.

If the proposed acquisition is completed, we will own 51% of Alpha Maier Private Limited, while the remaining 49% will continue to be held by the minority shareholder. As a result, our consolidated financial statements will reflect a non-controlling interest representing the portion of Alpha Maier’s net assets and earnings attributable to the minority shareholder. Changes in Alpha Maier’s profitability, capital structure, operational performance, or accounting policies will therefore affect the non-controlling interest balance and may cause our reported results to fluctuate from period to period. Because Alpha Maier operates as a joint venture with its own governance structure, decision-making process, and strategic priorities, financial outcomes may not always align with our expectations or with the performance of our other subsidiaries. For example, changes in Alpha Maier’s margins, working-capital requirements, foreign exchange exposure, capital expenditures, or tax positions may disproportionately impact the share of earnings attributable to non-controlling interests. These fluctuations may introduce variability in our consolidated net income, equity balances, and earnings per share, even if the performance of our wholly controlled operations remains stable. Additionally, any future changes to Alpha Maier’s ownership structure, capital contributions, losses, impairments, or distributions could further alter the allocation of earnings between controlling and non-controlling interests. Such volatility may make it more difficult for investors to assess our consolidated financial performance, compare results across reporting periods, or evaluate the financial impact of the acquisition.

Operational Risks

Alpha Maier’s operations depend heavily on complex decorative processes, including chrome plating, high-precision painting, and in-mold decoration (IMD), which involve significant technical and quality risks that may affect production, delivery schedules, and customer satisfaction.

Alpha Maier Private Limited manufactures aesthetic and functional interior and exterior components that require advanced surface-engineering capabilities such as chrome plating, UV painting, IMD processes, laser etching, and other high-precision decorative technologies. These processes involve complex chemical formulations, specialized equipment, and strict process-control parameters. Minor deviations in temperature, chemical balance, surface preparation, humidity, curing conditions, or material composition may lead to quality defects, inconsistent finishes, higher scrap rates, or rejection of parts by OEM customers. Because automotive OEMs maintain stringent appearance and quality requirements for aesthetic parts, even small inconsistencies or cosmetic imperfections may result in production rework, delivery delays, warranty claims, or penalties related to quality deviations. In addition, decorative technologies such as chrome plating and IMD require continuous calibration, equipment maintenance, and adherence to tight environmental and safety regulations. Any equipment malfunction, utility interruption, raw-material inconsistency, or operator error may disrupt production or impair surface-finish quality. If Alpha Maier is unable to maintain precise control over these complex processes, consistently achieve customer-specified quality standards, or respond quickly to process deviations, the company may experience increased operating costs, loss of customer confidence, reduced competitiveness in future program nominations, or potential discontinuation of awarded business. These risks may materially and adversely affect Alpha Maier’s performance and our expected returns from the acquisition.

Production defects or quality failures at Alpha Maier could lead to OEM claims, line rejections, chargebacks, warranty obligations, or contractual penalties, any of which may materially affect the business and our expected returns.

Alpha Maier manufactures aesthetic and functional plastic components for major automotive OEMs, including Suzuki, Toyota, MG, Nissan, Renault, and Peugeot. These components—such as wheel trims, badges, interior garnishes, and painted or chrome-finished parts—must meet strict OEM quality, dimensional, and appearance specifications. Even minor deviations in color consistency, surface finish, material integrity, or dimensional accuracy may lead to part rejections, quality incidents at the OEM assembly line, or program-level disruptions. If Alpha Maier experiences production defects, inconsistent surface quality, contamination during painting or plating, tool wear, process instability, or operator error, OEM customers may issue quality claims, require rework or replacement of parts, or assess chargebacks and penalties under supply agreements. In severe cases, OEMs may suspend orders, place the supplier under controlled shipping or new business hold, or seek recovery of downstream losses related to assembly-line disruptions, warranty repairs, or field failures. Quality failures may also damage Alpha Maier’s standing as a preferred supplier and impair its ability to secure new program nominations. Repeated quality issues or unfavorable customer scorecards may lead to reduced volumes, lost business, or exclusion from bidding on future models. Any such claims, penalties, or reputational damage may materially and adversely affect Alpha Maier’s financial performance and undermine the value we expect to obtain from the acquisition.

High dependence on specialized tooling and injection-molding assets may create production bottlenecks or downtime risk, which could disrupt deliveries to OEM customers and adversely affect Alpha Maier’s performance.

Alpha Maier’s product portfolio—covering wheel trims, badges, interior garnishes, decorative trims, and other precision-molded components—relies heavily on specialized injection-molding machines, proprietary tooling, high-cavitation molds, robotic handling systems, and surface-finishing infrastructure. These assets are capital-intensive, long-lead-time, and often custom-designed for specific OEM programs. Because a single mold or injection-molding line may be responsible for producing components for a particular customer program, any equipment malfunction, tooling failure, extended maintenance cycle, or unplanned downtime may result in production delays or supply interruptions. Tooling repairs or replacements typically require specialized technicians, imported parts, or external toolrooms, which may involve multi-week or multi-month turnaround times. During such periods, Alpha Maier may be unable to fulfill committed customer volumes, causing line shortages, controlled shipping requirements, expedited logistics costs, or contractual penalties. In addition, the company’s ability to ramp up production for new programs or respond to sudden volume increases is constrained by tooling capacity, machine availability, and cycle-time optimization. If Alpha Maier experiences bottlenecks, inadequate redundancy in tooling, insufficient preventive maintenance, or delays in commissioning new molds, its ability to meet OEM schedules and performance expectations may be compromised. Any prolonged equipment downtime or tooling-related disruption may materially affect customer relationships, financial performance, and Alpha Maier’s competitiveness in securing future program nominations. These operational risks may also limit the synergies and strategic benefits we expect to achieve from the acquisition.

Reliance on specific resin and specialty chemical suppliers may create supply-chain vulnerabilities that could disrupt production, increase costs, or impair Alpha Maier’s ability to meet OEM delivery requirements.

Alpha Maier’s manufacturing operations depend on a limited number of suppliers for key raw materials, including engineering resins, chrome-plating chemicals, specialty coatings, paints, solvents, UV-curable materials, and additives required for high-precision aesthetic components. Many of these inputs are specialized, sourced from approved vendors designated by automotive OEMs, or imported from overseas suppliers. Because substitution is often restricted by OEM specifications, quality standards, and validation requirements, Alpha Maier may be unable to change suppliers quickly in response to shortages, cost increases, or supply interruptions. Any disruption in the supply of these materials—whether due to production issues at the vendor, transportation delays, import and customs bottlenecks, regulatory changes affecting chemical shipments, or raw-material shortages—could halt production or impair the quality and consistency of finished components. In addition, volatility in global resin and chemical prices, dependency on foreign suppliers, or changes in currency exchange rates may increase procurement costs, which Alpha Maier may not be able to pass on to OEM customers under fixed-price contracts. If Alpha Maier is unable to secure timely deliveries of approved materials, maintain adequate inventory, or qualify alternative suppliers within required timelines, it may experience production delays, increased scrap rates, expedited freight costs, or penalties from OEM customers for failure to meet delivery schedules. Such supply-chain vulnerabilities may materially and adversely affect Alpha Maier’s operational performance, profitability, and our anticipated benefits from the acquisition.

Alpha Maier may face high scrap rates or yield loss due to stringent aesthetic and surface-quality standards, which could increase production costs and adversely affect margins.

Alpha Maier produces highly aesthetic interior and exterior automotive components, including chrome-plated trims, painted parts, wheel caps, badges, and IMD-decorated surfaces. These products are subject to strict OEM appearance and quality requirements relating to gloss levels, color uniformity, texture, surface finish, metallic effects, pattern consistency, and freedom from cosmetic defects. Even minor imperfections—such as micro-scratches, surface contamination, color deviation, flow marks, voids, or plating inconsistencies—may render parts unacceptable to OEM customers. Because aesthetic components require highly controlled process conditions, any variation in raw materials, injection parameters, plating chemistry, paint booth environment, tooling condition, or operator handling may increase scrap rates or result in rework. Yield loss may also occur during new tool commissioning, color matching, process ramp-up, and qualification of new finishes or decorative technologies. These issues can significantly increase production costs, extend cycle times, and reduce overall equipment effectiveness. High scrap rates or yield challenges may also affect Alpha Maier’s ability to meet delivery schedules, maintain customer ratings, or retain program nominations for new vehicle models. If scrap or rework costs rise materially or consistently exceed expectations, Alpha Maier’s profitability may be adversely affected, and we may not achieve the margin improvements or operational efficiencies we expect from the acquisition.

Operational disruptions or capacity constraints at Alpha Maier could impact delivery schedules, affect customer satisfaction, and negatively influence OEM supplier ratings.

Alpha Maier’s operations involve multiple interdependent manufacturing processes—such as injection molding, surface preparation, chrome plating, painting, and assembly—that must function reliably and cohesively to meet strict OEM delivery schedules. Any disruption in these processes, whether caused by equipment breakdowns, maintenance delays, labor shortages, raw-material constraints, quality issues, or utility outages, may impair Alpha Maier’s ability to supply components on time and in the quantities required by automotive OEMs. Because automotive production operates on just-in-time (JIT) systems, even short-term production delays or volume shortfalls may cause OEM assembly-line stoppages, controlled shipping requirements, expedited freight obligations, or financial penalties under existing supply agreements. In addition, Alpha Maier’s production capacity may be constrained during periods of increased demand, new model launches, or ramp-up of additional programs, particularly if tooling capacity, machine availability, or finishing-line throughput is insufficient to support volume requirements. Any such disruptions or capacity bottlenecks may negatively affect Alpha Maier’s OEM supplier ratings, which influence a supplier’s eligibility for new business nominations, long-term sourcing decisions, and platform awards. Deterioration in supplier scores or delivery performance metrics may therefore limit Alpha Maier’s growth prospects, reduce customer confidence, and adversely affect the strategic value and financial performance we expect from the acquisition.

Customer & Market Risks

Alpha Maier is exposed to customer concentration risk due to significant reliance on a limited number of automotive OEMs such as Suzuki, Toyota, MG, Nissan, Renault, and Peugeot, and the loss or reduction of business from any of these customers could materially affect its performance.

Alpha Maier Private Limited generates a substantial portion of its revenue from a concentrated set of automotive OEM customers, including Suzuki, Toyota, Morris Garages (MG), Nissan, Renault, Peugeot, and other manufacturers. These OEMs typically award business on a program-by-program basis, and suppliers are required to meet strict commercial, technical, and performance criteria throughout the lifecycle of a vehicle model. Because Alpha Maier’s sales are heavily dependent on a few key customers, any reduction in orders, delays in program launches, model discontinuations, platform changes, or re-sourcing decisions by these OEMs could have a significant adverse impact on Alpha Maier’s revenue and profitability. Customer concentration increases vulnerability to adverse developments affecting any single OEM, including changes in demand, production schedules, supply-chain strategies, or the OEM’s own financial or operational challenges. In addition, OEMs frequently conduct competitive bidding processes when launching new models, and there is no assurance that Alpha Maier will retain its position as a preferred supplier or secure nominations for future programs. High dependence on a limited customer base also gives OEMs substantial bargaining power, which may result in pricing pressure, margin compression, stricter performance requirements, or unfavorable commercial terms. If Alpha Maier loses a major customer, receives reduced allocations, is placed on controlled shipping status, or fails to win new program nominations, its financial performance may be materially and adversely affected. Such customer concentration risk may limit the stability and predictability of the business and may negatively impact the expected benefits of our acquisition.

The loss of any key OEM program could materially affect Alpha Maier’s revenues, profitability, and future business prospects.

Alpha Maier Private Limited supplies components to major automotive OEMs through model-specific programs awarded via competitive bidding processes. These programs typically span multiple years and represent a significant portion of Alpha Maier’s revenues. If Alpha Maier loses an existing program—whether due to quality issues, cost competitiveness, supplier re-sourcing, customer strategy changes, platform discontinuation, or failure to meet delivery or performance requirements—the associated revenue stream may be significantly reduced or eliminated. Furthermore, OEM program volumes may fluctuate based on consumer demand, regulatory changes, market conditions, or OEM-level production adjustments. Even temporary volume reductions can have a disproportionate impact on revenue because the company’s fixed costs for tooling, equipment, labor, and facility operations must still be incurred. Additionally, if an OEM decides not to nominate Alpha Maier for the next generation of a model or shifts sourcing to an alternative supplier, we may experience an irreversible loss of business for that platform. The automotive industry is highly competitive, and suppliers must continually meet stringent cost, quality, and technology requirements to retain and win programs. Any loss or reduction in a major OEM program—particularly those from customers such as Suzuki, Toyota, MG, Nissan, Renault, or Peugeot—may materially and adversely affect Alpha Maier’s financial performance, reduce capacity utilization, impact margins, and limit growth opportunities. Such program-level volatility may also affect the strategic and financial benefits we expect from the acquisition.

Auto industry volume fluctuations may reduce demand for the aesthetic plastic components produced by Alpha Maier, which could negatively impact revenues and profitability.

Alpha Maier’s business is directly tied to the production volumes of major automotive OEMs, including Suzuki, Toyota, MG, Nissan, Renault, and Peugeot. Demand for the company’s aesthetic plastic components—such as wheel trims, badges, painted parts, and interior decorative features—depends on the number of vehicles manufactured and the specific model mix produced by these OEMs. Any decline in vehicle production volumes, whether due to economic downturns, supply-chain disruptions, regulatory changes, labor issues, shifts in consumer preferences, or geopolitical factors, may result in lower order volumes from OEM customers. Because the automotive industry is cyclical, suppliers like Alpha Maier may experience significant fluctuations in demand that are outside their control. For example, reductions in production schedules, model phase-outs, postponed vehicle launches, or shifts toward vehicles with different styling requirements may reduce the need for Alpha Maier’s components. In addition, changes in OEM strategies—such as focusing on lower-cost models, redesigning exterior and interior aesthetics, or eliminating decorative features to reduce cost—may also reduce demand for the company’s products. Lower demand may adversely affect capacity utilization, leading to higher fixed-cost absorption, reduced operational efficiency, and margin compression. During periods of industry slowdown, Alpha Maier may face increased competition, pricing pressure, and lower program profitability. These factors may negatively impact Alpha Maier’s financial performance and may limit the strategic benefits we expect to achieve through the acquisition.

OEM design changes or model discontinuation could reduce order volumes for Alpha Maier’s components, adversely affecting revenue and long-term program visibility.

Alpha Maier’s components—such as badges, wheel trims, interior garnishes, painted parts, and decorative plastic elements—are designed and validated for specific vehicle models and variants produced by OEM customers. These components cannot typically be transferred to other vehicle platforms without significant redesign, revalidation, or entirely new tooling. As a result, the company’s revenue is closely tied to the lifecycle of each model for which it supplies parts. If an OEM modifies the exterior or interior styling of a vehicle, revises decorative requirements, implements alternative design choices, or adopts new materials or technologies, Alpha Maier may experience reductions in order volumes or may be required to invest in new tooling or validation processes to maintain its supply position. In some cases, the OEM may re-source the affected components to a different supplier or eliminate certain aesthetic elements altogether as part of cost-reduction initiatives. Model discontinuation—whether due to consumer preference shifts, regulatory compliance issues, poor performance of a particular vehicle line, or strategic portfolio rationalization—may also result in the immediate or gradual elimination of demand for Alpha Maier’s components associated with that model. Because tool investments and manufacturing processes are model-specific, lost volumes may not be easily replaced, and excess capacity may remain idle until new programs ramp up. These risks may lead to reduced revenue visibility, lower utilization of tooling and equipment, margin compression, and delays in achieving the financial performance we expect from the acquisition. Any significant design change or model discontinuation from key customers may materially and adversely affect Alpha Maier’s business.

Competitive pressure from low-cost domestic and international suppliers may compress margins and limit Alpha Maier’s ability to retain or win OEM programs.

Alpha Maier operates in a highly competitive automotive components market, where OEM customers frequently evaluate suppliers based on cost, quality, delivery performance, and technological capability. The company competes not only with established Tier-1 and Tier-2 suppliers but also with low-cost domestic manufacturers and international suppliers who may offer similar aesthetic and decorative products—such as wheel trims, badges, interior garnishes, and painted or chrome-finished plastic components—at lower prices. Suppliers in markets such as India, China, Southeast Asia, North Africa, and Eastern Europe often benefit from lower labor costs, government incentives, scale advantages, or reduced overhead structures, enabling them to bid aggressively on new programs or undercut existing suppliers. Automotive OEMs routinely pursue cost-reduction initiatives across their supply chains, increasing the likelihood that Alpha Maier will face pricing pressure during contract renegotiations, annual cost-down cycles, and future model nominations. If Alpha Maier cannot match the pricing, efficiency levels, or capacity advantages of these low-cost competitors, the company may experience-

●lower margins,

●reduced profitability,

●loss of existing programs,

●exclusion from future RFQs, or

●increased pressure to invest in automation or process improvements.

In addition, competitive dynamics may force Alpha Maier to absorb cost increases related to raw materials, chemicals, energy, or utilities without corresponding price increases from OEM customers. Sustained margin compression may adversely affect the company’s financial performance and limit the strategic benefits we expect to achieve from the acquisition.

Financial Performance Risks

Variability in Alpha Maier’s EBITDA margins (ranging from 6.9% to 11.9% in recent years) indicates sensitivity to cost cycles, operational efficiency, and production mix, which may adversely affect financial performance.

Alpha Maier has historically exhibited fluctuating EBITDA margins, with reported margins ranging from approximately 6.9% to 11.9% over the last several fiscal years. This variability reflects the company’s exposure to changes in material costs, labor expenses, production efficiency, scrap rates, overhead absorption, and the underlying mix of programs and volumes awarded by OEM customers. Because aesthetic plastic components, including decorated trims and chrome- or paint-finished parts, rely heavily on precise process conditions and complex production steps, minor inefficiencies or disruptions can materially affect profitability. The company’s margins are also highly sensitive to fluctuations in raw-material costs—particularly engineering resins, chrome-plating chemicals, and specialty coatings—which may increase due to global supply-chain dynamics, commodity cycles, regulatory restrictions, or currency exchange movements. In many cases, Alpha Maier may be unable to pass these cost increases on to OEM customers because automotive supply agreements often include fixed pricing, stringent annual cost-down requirements, or limited mechanisms for adjusting prices during the program lifecycle. In addition, margin performance may deteriorate during periods of lower capacity utilization, new-model ramp-ups, tooling changes, or production-line rebalancing. Operational inefficiencies, scrap or rework, yield losses, or disruptions in decorative processes may further reduce margins. These factors may cause Alpha Maier’s financial results to vary significantly from period to period, making it more difficult to forecast performance, allocate resources, or achieve the profitability levels we expect following the acquisition.

Working capital requirements at Alpha Maier may increase due to tooling demands, inventory needs, and extended customer credit cycles, which could pressure liquidity and affect operational performance.

Alpha Maier’s operations require substantial and recurring working capital to support tooling investments, raw-material procurement, production scheduling, and supply commitments to OEM customers. Automotive programs often require significant upfront expenditures for specialized tooling, molds, fixtures, and validation activities, which may not be fully reimbursed or may be recovered gradually over long program cycles. These costs must typically be incurred well before revenue is generated, placing pressure on cash flows and liquidity. In addition, Alpha Maier must maintain adequate inventory levels of engineering resins, chrome-plating chemicals, paints, and other specialized materials essential for its decorative processes. To ensure uninterrupted supply to OEMs and maintain just-in-time (JIT) delivery requirements, the company may also be required to hold safety stock or advance-purchase materials during periods of supply instability or price volatility. These inventory requirements may temporarily increase working capital utilization and reduce cash availability. Customer credit cycles in the automotive industry are often extended, with payment terms ranging from 45 to 90 days or longer, depending on OEM policies and market conditions. During periods of increased production or new-program ramp-up, receivables may accumulate faster than cash collections, resulting in additional strain on working capital. Delays in customer payments or changes in payment terms may further amplify liquidity challenges. If Alpha Maier is unable to effectively manage its working capital requirements, obtain adequate financing, or align cash flows with production obligations, it may experience liquidity constraints, increased borrowing needs, or operational disruptions. These pressures may adversely affect its financial performance and may hinder the value creation we expect to achieve through the acquisition.

Foreign exchange fluctuations may affect Alpha Maier’s costs for imported raw materials, equipment, and technology inputs, which may adversely impact margins and financial stability.

Alpha Maier relies on several imported inputs, including engineering resins, chrome-plating chemicals, specialty paints, decorative materials, and certain advanced tooling or equipment required for high-precision plastic components. These materials and technology inputs are often sourced from international suppliers in Europe, Japan, Korea, and other regions, and are typically invoiced in foreign currencies such as the U.S. dollar or euro. As a result, Alpha Maier’s procurement costs are exposed to fluctuations in foreign exchange rates, particularly the Indian Rupee’s exchange rate relative to these currencies. Significant volatility in currency markets—whether due to macroeconomic conditions, interest rate changes, geopolitical developments, or global commodity disruptions—may result in higher import costs that cannot always be passed on to OEM customers. Automotive supply contracts often restrict suppliers’ ability to adjust pricing during the program lifecycle, leaving the supplier responsible for absorbing unfavorable foreign exchange movements. This may lead to margin compression, cost overruns, or profitability shortfalls. In addition, currency volatility may complicate procurement planning, inventory management, and long-term investment decisions. If Alpha Maier relies on technology licenses, equipment upgrades, or proprietary processes from international partners, foreign exchange movements may increase the cost of capital investments or delay technological enhancements. Any prolonged depreciation of the Indian Rupee or heightened volatility may materially affect Alpha Maier’s financial performance and hinder the expected benefits of our acquisition.

Technology & Dependency Risks

Alpha Maier relies heavily on Maier Group’s proprietary technology, process know-how, and technical expertise, and any loss or limitation of this support may adversely affect its competitiveness and operational performance.

Alpha Maier Private Limited operates as a joint venture that benefits substantially from the proprietary technology, process know-how, and technical capabilities developed by Maier S. Coop (the Maier Group), a leading European supplier of decorative and aesthetic automotive components. The company’s ability to deliver high-quality chrome-plated, painted, IMD-decorated, and laser-etched parts depends on access to Maier Group’s formulations, technical specifications, manufacturing methodologies, quality systems, and engineering support. Many of Alpha Maier’s advanced decorative processes—including chrome chemistry, UV coating systems, multi-color effect technologies, and aesthetic surface engineering—are derived directly from Maier Group platforms and may require continued collaboration. Because these technologies and processes are proprietary to Maier Group, Alpha Maier may be limited in its ability to replicate, modify, or independently enhance them. If Maier Group reduces technical support, restricts technology sharing, modifies licensing arrangements, changes strategic priorities, faces operational disruptions, or experiences financial difficulties, Alpha Maier may be unable to maintain the consistency, quality, or innovation required by its OEM customers. In addition, any deterioration in the relationship between the joint-venture partners may affect Alpha Maier’s access to updated process parameters, new decorative techniques, equipment upgrades, or troubleshooting support. Loss of access to Maier Group know-how could impair Alpha Maier’s ability to meet customer specifications, compete effectively in new program nominations, or maintain compliance with changing OEM and regulatory requirements. Any limitations in technical support or technology transfer may materially and adversely affect Alpha Maier’s operational performance, product quality, and long-term competitiveness, thereby reducing the strategic benefits we expect to obtain from the acquisition.

Rapid advances in automotive styling or decorative technology may require unplanned investments in new equipment, tooling, or processes, which could increase costs and adversely impact Alpha Maier’s competitiveness.

The automotive industry is experiencing accelerated innovation in aesthetic finishes, decorative technologies, and functional-integrated plastic components. OEMs increasingly demand advanced surface treatments, lightweight materials, multi-layer finishes, matte and gloss combinations, metallic and textured effects, laser-etched illumination, and integrated lighting or sensor features within plastic components. These styling advancements may require Alpha Maier to adopt new process technologies, upgrade machinery, implement digital quality systems, or invest in advanced tooling and automation capabilities. Because these technologies evolve rapidly, Alpha Maier may face pressure to make unplanned or accelerated capital investments to remain competitive in OEM sourcing cycles. New model launches or design refreshes may require specialized molds, high-capacity injection machines, proprietary coating lines, new chrome technologies, or enhanced IMD and laser-etching capabilities. These investments often have long payback periods, may require significant technical validation, and may not be fully recoverable through customer pricing. Failure to adapt to styling or process-technology changes may result in loss of program nominations, reduced participation in new vehicle platforms, or diminished competitiveness relative to suppliers with more advanced capabilities. If Alpha Maier is unable or unwilling to make these investments on a timely basis—whether due to capital constraints, shareholder misalignment, or technical limitations—its long-term growth prospects and financial performance may be adversely affected. These risks may also reduce the strategic benefits we expect to obtain from the acquisition.

India-Specific Regulatory & Compliance Risks

Environmental regulations governing chrome plating, paint operations, and chemical handling may tighten, increasing compliance costs and operational risks for Alpha Maier.

Alpha Maier operates chrome-plating, paint-finishing, and related chemical-intensive processes that fall under increasingly stringent environmental regulations in India. These include rules relating to air emissions, effluent treatment, hazardous-waste disposal, use of hexavalent chromium and other restricted substances, volatile organic compounds (VOCs) in paints, and occupational exposure to chemicals used in surface engineering. Regulatory bodies may impose additional restrictions on chrome plating due to environmental and health concerns, tighten limits on VOC emissions, or introduce new compliance requirements that mandate costly upgrades to effluent treatment plants, air-filtration systems, waste-management facilities, or worker-safety controls. Any tightening of environmental regulations may require Alpha Maier to incur significant capital expenditures to upgrade pollution-control equipment, modify production processes, switch to alternative (and potentially more expensive) materials, or implement enhanced monitoring and reporting systems. Failure to meet updated standards could lead to fines, penalties, temporary shutdowns, loss of operating licenses, or mandatory corrective actions. Because OEM customers increasingly prioritize environmental compliance in their supplier assessments, any lapse or delay in meeting environmental norms may adversely affect Alpha Maier’s eligibility for new business nominations. Regulatory changes may also introduce uncertainty, increase operating costs, and reduce flexibility in manufacturing operations. If compliance obligations become more burdensome or chrome plating faces tighter regulatory scrutiny, Alpha Maier’s ability to operate efficiently and competitively may be materially affected, thereby reducing the anticipated benefits of our acquisition.

Compliance failures in effluent treatment, emissions control, or chemical handling could lead to regulatory penalties, mandated shutdowns, or suspension of Alpha Maier’s chrome-plating and paint operations.

Alpha Maier’s manufacturing processes involve chrome plating, painting, surface preparation, and the use of hazardous chemicals that are subject to strict environmental and safety regulations in India. These regulations govern the treatment and discharge of industrial effluents, permissible levels of air emissions, handling and storage of hazardous substances, worker exposure limits, and proper disposal of chemical waste. Chrome-plating operations, in particular, attract heightened regulatory scrutiny due to the environmental and health risks associated with hexavalent chromium and other restricted substances. Any failure to comply with these environmental or safety requirements—whether due to inadequate effluent treatment capacity, malfunctioning scrubbers or filtration systems, improper chemical storage, lapses in waste-handling procedures, incomplete documentation, or deviations in process control—may result in enforcement actions by regulatory authorities. Such actions may include monetary penalties, issuance of non-compliance notices, temporary suspension of operations, revocation of permits, or mandatory corrective actions that disrupt production. Environmental non-compliance may also negatively affect Alpha Maier’s standing with OEM customers, who increasingly require suppliers to meet stringent sustainability and environmental performance criteria as part of their qualification and sourcing processes. Any mandated shutdown, enforcement action, or reputational damage arising from compliance failures may materially and adversely affect production schedules, financial performance, and the competitive position of the business. These risks may also diminish the strategic benefits we expect from the acquisition.

Labor law complexities, worker safety norms, and unionization in India may increase operational risks for Alpha Maier and could lead to disruptions, higher costs, or regulatory exposure.

Alpha Maier operates manufacturing facilities in India, where labor regulations are extensive, evolving, and strictly enforced. These regulations cover wages, working hours, overtime compensation, contract labor, worker benefits, health and safety standards, and employment termination procedures. Compliance with these laws often requires significant administrative oversight and may increase operating costs. In addition, changes to India’s labor framework—such as the ongoing reform and consolidation of labor codes—may impose new compliance obligations, necessitate process revisions, or result in increased penalties for non-compliance. Worker safety norms, particularly in facilities that operate chrome-plating, painting, and chemical-handling processes, are stringent and subject to regular inspections by labor and industrial safety authorities. Any lapses in safety procedures, personal protective equipment usage, chemical handling, ventilation systems, or emergency-response protocols may result in accidents, injuries, or regulatory action—including fines, mandated temporary shutdowns, or stricter compliance requirements. Unionization also poses operational risks. A portion of the workforce may be unionized or may choose to unionize in the future. Labor unions may demand wage increases, improved benefits, or changes in workplace practices, leading to higher personnel costs. Disagreements or stalled negotiations may result in labor unrest, strikes, work stoppages, or disruptions to production. Because automotive OEMs operate on stringent JIT (just-in-time) schedules, even short-term labor disruptions may cause significant delivery failures and reputational damage. Any increase in compliance obligations, safety incidents, regulatory enforcement, or labor disputes may materially and adversely affect Alpha Maier’s production efficiency, cost structure, and ability to meet customer delivery commitments.

Any changes in GST, excise regulations, import duties, or local government incentives in India may affect Alpha Maier’s cost structure and could adversely impact its financial performance.

Alpha Maier operates within India’s complex and evolving indirect tax framework, which includes the Goods and Services Tax (GST), customs duties, import tariffs, excise-related rules on specific chemical inputs, state-level levies, and incentive programs for manufacturing units. Changes in any of these tax or duty structures may materially increase Alpha Maier’s operational costs, particularly because the company depends on imported raw materials such as engineering resins, chrome-plating chemicals, solvents, paints, and specialized machinery. Increases in import duties or the introduction of additional tariffs may raise procurement costs for key inputs, while modifications to GST rates or rules related to input tax credit (ITC) eligibility may reduce recoverable taxes or increase compliance burdens. At the same time, discretionary incentives offered by local governments—such as subsidies, refunds, electricity-duty exemptions, or capital-incentive schemes—may be modified or withdrawn at any time. Any adverse change in these incentives may increase Alpha Maier’s effective cost of operations or capital investment. Because automotive supply contracts often restrict the ability to pass cost increases to OEM customers, tax or duty changes may directly compress margins and reduce profitability. Further, frequent regulatory amendments require ongoing compliance updates, system changes, and administrative oversight. Any such changes in India’s tax regime or duty structure may adversely affect Alpha Maier’s financial results and may limit the strategic benefits we expect from the acquisition.

Political or regulatory instability in India could impact Alpha Maier’s operations, supply chains, and overall business continuity.

Alpha Maier operates in India, where political, regulatory, and administrative environments may be subject to rapid changes or uncertainty. Government actions—including shifts in industrial policy, changes in foreign investment rules, modifications to manufacturing regulations, new restrictions on chemical usage, or adjustments to environmental and labor standards—may affect the company’s operations, cost structure, and compliance obligations. Regulatory reforms may create ambiguity regarding implementation timelines, interpretation of rules, or compliance requirements, potentially disrupting business planning and increasing administrative burden. Political developments—such as changes in government leadership, regional instability, policy reversals, or election-related uncertainty—may also influence industrial activity, infrastructure availability, and the stability of supply chains. In addition, local governments in India exercise considerable authority over power supply, land-use permissions, environmental clearances, and labor enforcement. Any delays or adverse changes in these regulatory domains may disrupt production or increase operating costs. Supply-chain vulnerabilities may also arise from regulatory decisions affecting imports, transportation networks, or logistics infrastructure, particularly since Alpha Maier relies on imported raw materials, specialized chemicals, and tooling from international suppliers. Political or regulatory shifts that affect customs procedures, import duties, trade agreements, or transportation corridors may result in supply delays, increased costs, or production interruptions. Any significant political or regulatory instability could adversely affect Alpha Maier’s operational performance, increase business uncertainty, and limit the strategic or financial benefits we expect from the acquisition.

Supply Chain Risks

Disruption in the supply of key plastics, chrome chemicals, or specialty coatings could halt production and materially affect Alpha Maier’s ability to meet OEM delivery commitments.

Alpha Maier’s manufacturing processes rely on a continuous and timely supply of critical raw materials, including engineering plastics, chrome-plating chemicals, specialty coatings, UV paints, solvents, and additives required for aesthetic and functional automotive components. Many of these materials are supplied by a limited number of approved vendors, and OEM specifications often restrict substitution without lengthy revalidation or approval processes. As a result, Alpha Maier has limited flexibility to switch suppliers quickly in response to shortages, quality issues, or supply disruptions. Any interruption in the availability of these key materials—whether due to production shutdowns at the supplier, raw-material scarcity, transportation delays, changes in regulatory controls, port congestion, geopolitical instability, or supplier financial distress—may halt or significantly impair Alpha Maier’s production operations. In particular, chrome-plating chemicals and specialty coatings have long lead times, stringent regulatory controls, and limited global supply sources, making them especially vulnerable to disruption. Because automotive OEMs operate on strict just-in-time (JIT) schedules, any production stoppage or delay caused by material shortages may disrupt OEM assembly lines, result in chargebacks or penalties, or lead to the loss of future program nominations. In addition, sudden shortages may force Alpha Maier to procure materials at higher spot prices, impacting margins and working capital requirements. A sustained disruption in the supply of key materials may materially and adversely affect Alpha Maier’s revenue, customer relationships, operational stability, and the overall strategic value of the acquisition.

Dependency on imported raw materials, chemicals, tooling, and machinery may expose Alpha Maier to delays arising from customs clearance, port congestion, logistical bottlenecks, or international transportation issues.

Alpha Maier relies on several imported inputs critical to its decorative and injection-molding operations, including engineering resins, chrome-plating chemicals, specialty coatings, UV-cured paints, and high-precision tooling or machinery sourced from international suppliers. These imports must pass through Indian customs procedures, port infrastructure, regulatory inspections, and logistics networks that are subject to frequent delays and operational challenges. Customs-clearance timelines may be impacted by changes in import regulations, heightened scrutiny of chemical shipments, documentation discrepancies, changes in Harmonized System (HS) codes, or evolving safety and compliance checks. Additionally, port congestion, transportation strikes, container shortages, labor disruptions at ports, geopolitical issues affecting shipping routes, or global logistics disruptions may extend lead times or cause unpredictable delays in receiving materials or equipment. Because many of these imported inputs are specialized and OEM-approved, Alpha Maier may be unable to source alternatives domestically without undergoing lengthy validation processes. Any delay in customs clearance or international shipping may halt production, affect delivery schedules, increase raw-material costs, or result in penalties from

OEM customers for missed or late deliveries. Such delays may also disrupt new program launches or tooling readiness for upcoming OEM platforms, reducing Alpha Maier’s competitiveness in securing additional business. Dependence on imports therefore exposes the company to significant timing, cost, and operational risks that may adversely affect both financial performance and the broader strategic benefits we expect from the acquisition.

Strategic & Integration Risks for Tejascore

Integration of Alpha Maier may be more complex due to differing systems, processes, and reporting frameworks, which could delay alignment, increase costs, or affect post-acquisition performance.

If we complete the proposed acquisition of 51% of Alpha Maier Private Limited, integrating the joint venture into our broader organizational, operational, and reporting framework may prove more challenging than anticipated. Alpha Maier currently operates its own set of enterprise systems, process controls, production methods, documentation standards, accounting practices, and reporting cycles, many of which may differ significantly from ours. Aligning these systems—including ERP platforms, quality management systems, procurement processes, internal controls, environmental compliance procedures, and financial reporting structures—may require substantial time, investment, and management attention. Integration efforts may be further complicated by site-specific manufacturing practices, legacy workflows, cultural differences, resource constraints, or resistance to operational changes. Bringing Alpha Maier’s practices into compliance with the reporting standards required for SEC filings—including timely data consolidation, implementation of internal controls, and harmonization of financial policies—may require extensive training, procedural redesign, or system upgrades. Any delays or inefficiencies during the integration process may disrupt operations, create internal inconsistencies, impair management’s ability to monitor performance, or reduce the accuracy and timeliness of financial reporting. Incomplete or prolonged integration may also limit the realization of expected synergies, increase compliance risks, or reduce the strategic benefits of the acquisition.

Cultural differences between the foreign joint-venture partner and Indian management may slow decision-making, complicate coordination, and affect the execution of operational and strategic initiatives.

Alpha Maier operates as a joint venture between an Indian partner and a foreign shareholder, each with distinct organizational cultures, management styles, decision-making frameworks, and strategic priorities. Differences in corporate governance norms, communication styles, risk tolerance, escalation processes, and operating philosophies may create friction in day-to-day coordination or in the approval of key actions such as capital expenditure, quality initiatives, staffing decisions, technology adoption, and budget allocation. These cultural and managerial differences may result in longer deliberation cycles, slower consensus-building, or cautious decision-making, particularly where major investments, operational changes, or process upgrades are involved. Misalignment between the joint-venture partners may also lead to differing interpretations of commercial priorities, production approaches, employee management, and customer-engagement strategies, potentially affecting the responsiveness and agility needed to meet OEM requirements. If the JV partners are unable to effectively bridge cultural and managerial differences, Alpha Maier may experience delays in executing initiatives, slower resolution of operational issues, reduced integration efficiency, or impaired ability to compete effectively for new programs. Such challenges may also increase management bandwidth requirements and impede realization of the strategic and financial benefits we expect from the acquisition.

Post-acquisition synergy realization at Alpha Maier may be lower or slower than expected, which could reduce the strategic and financial benefits we anticipate from the transaction.

Our acquisition of 51% of Alpha Maier Private Limited is based in part on anticipated operational, commercial, and strategic synergies—including improved purchasing leverage, enhanced process capabilities, technology alignment, shared customer relationships, and consolidated manufacturing efficiencies. These expected synergies are inherently uncertain and depend on successful integration of systems, processes, organizational structures, and management practices across the joint venture and our broader operations. However, synergy realization may be delayed or reduced due to several factors, including- differing legacy systems and workflows, cultural or managerial misalignment, limited availability of skilled personnel, resistance to operational changes, constraints imposed by the minority shareholder, and technical limitations in combining production processes or quality systems. In addition, cost savings and efficiency gains may not materialize if production volumes do not reach expected levels, if customer programs underperform, or if capital expenditures required to modernize facilities or upgrade decorative technology exceed initial projections. Delays in synergy realization may also arise from the need to harmonize quality systems, align procurement contracts, integrate supply chains, or update information technology infrastructure. Unexpected operational challenges—such as equipment downtime, material shortages, or customer-driven engineering changes—may further reduce the ability to achieve anticipated cost reductions or efficiency improvements within the expected timeframe. If synergies are slower to materialize or lower in magnitude than projected, the acquisition may generate reduced returns, lower margins, and diminished strategic value, which may adversely affect our financial performance and hinder the benefits we expect to obtain from the joint venture.

Our inability to fully align Alpha Maier’s strategy with Tejascore’s broader automotive strategy may limit value creation and reduce the long-term benefits of the acquisition.

Our acquisition of 51% of Alpha Maier Private Limited is intended to strengthen our broader automotive platform by expanding decorative, aesthetic, and functional-plastic capabilities across multiple OEM programs. The success of this acquisition depends on the alignment of Alpha Maier’s commercial, operational, and technological priorities with Tejascore’s overall strategic objectives. However, Alpha Maier’s existing business model, customer mix, technology roadmap, and operational footprint may not fully align with our long-term strategy. Differences in strategic priorities—such as customer targeting, pricing philosophy, investment timing, technology adoption, product focus, or geographic expansion—may hinder the realization of synergies or limit the ability to pursue integrated growth initiatives. Alpha Maier’s legacy commercial commitments, cost structures, or operational constraints may reduce flexibility in implementing strategic changes or responding to shifts in the automotive market. In addition, the presence of a minority shareholder with its own commercial interests may complicate or delay efforts to harmonize the joint venture’s direction with Tejascore’s broader goals. If Alpha Maier’s strategy cannot be fully aligned with our own, we may face reduced economies of scale, inconsistent customer messaging, fragmented procurement, limited integration of product portfolios, or suboptimal utilization of combined capabilities. Such strategic misalignment may limit value creation, reduce competitive advantage, and diminish the financial and operational benefits we expect to derive from the acquisition.

Legal & Contractual Risks

Customer contracts may impose penalties for delays, quality issues, or order cancellations, which could materially affect Alpha Maier’s financial performance and customer relationships.

Alpha Maier supplies highly aesthetic and functional plastic components to major automotive OEMs under long-term supply agreements that include strict commercial, delivery, and quality obligations. These contracts typically impose financial penalties, chargebacks, and other remedies if the supplier fails to meet required production schedules, quality specifications, or volume commitments. In addition, OEMs may cancel orders, reduce allocations, or impose controlled-shipping requirements if suppliers experience recurring quality issues or delivery disruptions. Because OEM assembly lines operate on just-in-time (JIT) principles, even short production delays, capacity constraints, or transport interruptions may trigger contractual penalties or force Alpha Maier to incur significant expedited-freight costs to avoid line stoppages. Quality deviations—such as cosmetic defects, appearance mismatches, plating inconsistencies, or paint-finish issues—may result in chargebacks, rework obligations, field claims, or removal from new-business consideration. OEMs may also impose unilateral deductions or cost recoveries for downstream impacts on their own production processes. Contractual remedies may be significant, and OEMs often exercise broad discretion in assessing penalties or allocating liability for production losses. In severe cases, repeated failures may lead to customer loss, program discontinuation, or reputational damage that limits Alpha Maier’s ability to compete for future model nominations. Any such penalties, chargebacks, cancellations, or commercial consequences may materially and adversely affect Alpha Maier’s financial performance and reduce the strategic benefits we expect to gain from the acquisition.

Tooling ownership and warranty terms may lead to liabilities during program changes, tooling modifications, or OEM-driven engineering updates, which could increase costs or disrupt production.

Alpha Maier manufactures automotive components using specialized, customer-specific tooling—including injection molds, fixtures, gauges, and decorative-process tooling—that is often owned by OEM customers or financed through reimbursement arrangements. These tooling assets are subject to strict contractual conditions, warranty obligations, dimensional-specification requirements, and engineering-change protocols that may impose financial or operational liabilities on the supplier. During the lifecycle of an OEM program, tooling may require modifications, repairs, refurbishments, or capacity enhancements to accommodate design changes, quality improvements, or new regulatory requirements. OEMs may mandate tooling upgrades or changes without providing corresponding commercial relief, or may delay reimbursement for tooling costs, thereby increasing Alpha Maier’s working-capital burden. In certain cases, tooling failure, deviation from specification, or inadequate maintenance may expose the company to warranty claims, penalties, or customer chargebacks. If tooling does not meet OEM expectations for durability, performance, or dimensional stability—particularly during extended production runs or program extensions—Alpha Maier may incur significant unplanned costs to repair or replace tooling. Delays in tooling readiness may disrupt production schedules, affect program launches, or reduce supplier ratings. Additionally, disagreements over tooling ownership, amortization terms, or warranty responsibilities may result in contractual disputes or delays in recovering tooling investments. Any liabilities arising from tooling ownership structures, warranty provisions, or engineering-change requirements may materially affect Alpha Maier’s cost structure, cash flow, and operational performance, and may limit the strategic benefits expected from the acquisition.

Any litigation, compliance violation, or tax dispute involving Alpha Maier may disrupt operations, increase costs, or adversely affect financial performance.

Alpha Maier is subject to a wide range of legal, regulatory, and tax obligations in India, including environmental regulations, labor and industrial safety laws, GST and indirect tax requirements, and compliance rules governing manufacturing, chemical handling, and waste management. The company may become involved in litigation, regulatory investigations, tax assessments, or disputes with government authorities, suppliers, employees, or customers. Even routine inquiries or notices may require significant management time, legal resources, and financial expenditure to address. Compliance violations—whether related to environmental controls, occupational safety, chemical usage, effluent discharge, or labor laws—may result in penalties, warning notices, mandatory corrective actions, or temporary shutdowns of affected operations. Tax disputes, including disagreements over input tax credits, classification of imported materials, transfer-pricing positions, or indirect tax filings, may lead to assessments, interest charges, or prolonged legal proceedings. Litigation or regulatory actions may create uncertainty, distract management, and affect customer confidence, particularly if OEMs perceive the company as carrying elevated compliance or legal risk. In addition, unfavorable outcomes in legal matters may result in fines, damages, or increased compliance obligations. Any such disruptions or liabilities may adversely affect Alpha Maier’s production stability, financial results, and the strategic benefits we expect to achieve from the acquisition.

Risks Related to Marelli UM Electronic Systems Private Limited

Risks Relating to Marelli Global and Group Structure

Marelli UM India may be adversely affected by financial instability or restructuring actions taken by Marelli group entities outside India.

Marelli UM Electronic Systems Private Limited, although incorporated and operating in India, forms part of the broader Marelli global ecosystem through its majority shareholder, Marelli Europe S.p.A. Any financial distress, restructuring, recapitalization, refinancing effort, insolvency event, or strategic shift affecting any Marelli group entity outside India—including entities engaged in global sourcing, R&D, engineering platforms, IT infrastructure, intellectual-property licensing, or shared-service operations—may indirectly affect the India JV. While the Indian operations may be legally ring-fenced, they remain commercially and operationally interlinked with Marelli’s global procurement systems, technology roadmaps, engineering support structures, and group-level governance mechanisms. If any Marelli group company faces liquidity challenges, creditor actions, covenant pressures, contract renegotiations, or operational downsizing, the India JV may experience supply-chain delays, disruptions in access to technical platforms or software tools, changes in R&D alignment, reduced support for new program bids, or weakened customer perception. These risks are heightened because global OEMs often view Tier-1 suppliers on a consolidated basis. As a result, external restructuring at the parent or affiliate level may impact the India JV’s order volumes, future nominations, or long-term competitiveness, even if the Indian subsidiary itself remains financially stable.

Changes in Marelli group’s ownership, governance, or strategic priorities may negatively impact the India joint venture.

Marelli UM India is majority-owned and strategically influenced by Marelli Europe S.p.A., and any alteration in the ownership structure, board composition, senior leadership, shareholder alignment, or long-term strategic priorities of the Marelli group may materially affect the India joint venture. Global automotive suppliers undergoing restructuring or shareholder transitions often reevaluate country-level footprints, product portfolios, technology platforms, capital commitments, and allocation of engineering resources. A change in ownership—including acquisition by a private equity firm, new strategic investor, creditor-led control shift, or merger with another Tier-1 supplier—may result in redefined global priorities that do not align with the growth plans or operational needs of the Indian subsidiary. Similarly, changes in governance structures or leadership at the parent level may affect the continuity of technical support, R&D integration, purchasing synergies, quality systems, and global OEM relationship management on which the India JV depends. Strategic shifts at the group level—such as divestment of certain business lines, exit from specific product categories, or reallocation of resources to other geographies—may reduce the India JV’s access to global platforms, disrupt long-term program planning, delay new product introductions, or impair customer confidence. As a result, even if the India JV remains financially sound, external changes in Marelli’s global governance or strategic direction may adversely affect its competitiveness, order book, and financial performance.

Cross-border dependencies within the Marelli group may expose the India JV to risks arising from international legal, financial, or regulatory developments.

Although Marelli UM India is incorporated domestically, its operations are interconnected with Marelli group entities across multiple jurisdictions through shared procurement channels, engineering frameworks, technology platforms, IT infrastructure, quality systems, and intercompany service arrangements. These cross-border dependencies create exposure to foreign legal, regulatory, and financial environments in which the India JV does not have direct operational control. International developments—such as changes in European Union or Japanese automotive regulations, export-control restrictions, data-protection regimes, transfer-pricing rules, trade sanctions, customs policies, cross-border tax audits, or foreign litigation involving any Marelli affiliate—may materially disrupt the India JV’s ability to access essential components, software licenses, design data, engineering support, or global validation platforms. In addition, financial pressures, insolvency proceedings, creditor actions, or banking restrictions affecting Marelli entities in other countries may delay intercompany settlements, impact shared services, or impair the continuity of group-level programs. Cross-border regulatory changes may also require costly compliance adjustments or lead to restrictions on technology transfers. As a result, international legal, financial, or regulatory developments affecting Marelli group companies outside India—whether foreseeable or not—may adversely impact the India JV’s operations, supply chains, financial stability, and long-term competitiveness.

The India JV may be impacted if Marelli Europe S.p.A. alters its global technical or procurement frameworks following restructuring.

Marelli UM India relies on Marelli Europe S.p.A., its majority shareholder, for alignment with global technical standards, shared engineering platforms, software architectures, product roadmaps, and consolidated procurement channels for critical electronic components. Any restructuring, reorganization, strategic reset, or platform rationalization undertaken by Marelli

Europe S.p.A.—whether driven by financial considerations, cost-optimization measures, changes in technology direction, supplier renegotiations, or shifts in global sourcing strategy—may disrupt the India JV’s established operating model. If Marelli Europe discontinues, consolidates, or reprioritizes specific technologies, engineering tools, R&D programs, or supplier relationships, the India JV may face delays in accessing updated technical documentation, reduced support for new product development, higher component costs, or difficulty meeting OEM timelines. Changes in global procurement frameworks could also alter volume commitments, discount structures, credit terms, and vendor allocations that the India JV currently benefits from. Furthermore, if Marelli Europe reallocates resources to other geographies or business units as part of a restructuring plan, the India JV may experience diminished technical support, slower issue-resolution cycles, or misalignment with global product strategies. Such changes could adversely affect the JV’s competitiveness, cost structure, and ability to secure future program nominations from OEM customers.

Joint Venture Structure & Governance Risks

The majority ownership of Marelli Europe S.p.A. may limit the influence of minority shareholders over strategic decisions.

Marelli Europe S.p.A. holds a majority equity position in Marelli UM India, and this ownership structure grants it significant control over key strategic, financial, and operational decisions of the joint venture. As a result, minority shareholders—despite their material economic interest—may have limited ability to influence decisions relating to capital allocation, expansion initiatives, technology investments, supplier selection, leadership appointments, dividend policies, related-party transactions, and long-term business planning. Strategic priorities of the majority shareholder may not always align with the interests or risk tolerance of the minority shareholders, particularly in areas involving cross-border restructuring, cost-optimization measures, or group-level strategic repositioning. In addition, majority control may enable Marelli Europe S.p.A. to approve or reject initiatives that could materially affect the JV’s competitiveness or financial performance, while minority shareholders may have limited recourse beyond statutory protections. This imbalance in governance influence may become more pronounced during periods of parent-level restructuring or changes in global strategy, potentially resulting in operational decisions or resource allocations that adversely affect the India JV’s business, growth opportunities, or financial stability.

Conflicts of interest between JV partners may delay or impair operational, financial, or expansion decisions.

As a jointly controlled enterprise, Marelli UM India is exposed to the inherent risk that its shareholders—Marelli Europe S.p.A. and UM Auto Group—may, at times, hold divergent commercial priorities, strategic objectives, or risk tolerances. Such misalignment may arise in areas including capital expenditure planning, sourcing strategies, expansion into new product lines, allocation of engineering resources, dividend distributions, related-party transactions, and long-term business development initiatives. Differences in the partners’ respective financial strength, global business commitments, or restructuring considerations may further complicate consensus-building. Because many key corporate actions require board or shareholder approval, any unresolved disagreements or conflicting incentives between the JV partners may delay or impede timely decision-making, thereby affecting the company’s ability to respond quickly to OEM requirements, execute capacity expansions, negotiate supplier contracts, or undertake new program bids. In extreme cases, prolonged disputes between shareholders may result in governance gridlock, reduced operational efficiency, or the inability to proceed with essential investments, any of which could materially harm the India JV’s competitiveness and financial performance.

Differences in corporate governance standards between India and Europe may create challenges in oversight and internal control.

Marelli UM India operates within an Indian regulatory and corporate-governance framework, while its majority shareholder, Marelli Europe S.p.A., is organized under European governance standards, reporting structures, and compliance expectations. Variations between these regimes—including differing requirements for board composition, audit practices, internal-control certifications, related-party transaction approvals, financial disclosure norms, whistleblower protections, and regulatory reporting timelines—may create complexities in establishing uniform governance procedures for the joint venture. These differences may also affect how risks are assessed, escalated, and managed across jurisdictions, particularly in areas involving financial controls, cybersecurity, data protection, and supply-chain oversight. The need to reconcile Indian statutory obligations with group-level policies formulated in Europe may result in process gaps, inconsistencies in documentation, delays in decision-making, or inefficiencies in implementing global governance directives. If these governance differences are not harmonized effectively, the India JV may face challenges in maintaining robust internal controls, ensuring timely compliance, or meeting the expectations of global OEM customers that require consistent governance standards across all supplier locations. Such challenges could expose the business to operational risks, regulatory scrutiny, or reputational harm.

Any failure by UM Auto Group to meet capital-contribution obligations may disrupt funding for the JV’s operations.

As a minority shareholder, UM Auto Group is responsible for contributing its proportionate share of capital when required under the joint venture agreement, whether for capacity expansion, technology upgrades, working-capital infusions, or compliance-driven investments. Historical events indicate that UM Auto Group has not always been able to participate in capital issuances, resulting in dilution of its shareholding, and similar limitations may arise in the future. If UM Auto Group is unable or unwilling to meet future capital-contribution requirements—

whether due to financial constraints, strategic reprioritization, liquidity issues, or external market conditions—the joint venture may be unable to secure adequate funding to support operational needs or growth plans. Inability to fund required capital expenditures may delay equipment purchases, SMT line upgrades, tooling development, or R&D programs critical for OEM nominations. Funding shortfalls may also shift a disproportionate financial burden to the majority shareholder or require external financing on unfavorable terms. Such capital constraints could impair production continuity, weaken competitiveness, elevate financial risk, and hinder the JV’s ability to pursue strategic initiatives or meet customer expectations.

Customer Concentration & OEM Program Risks

A significant portion of Marelli UM India’s revenue depends on a limited number of automotive OEM customers.

Marelli UM India generates the majority of its revenue from a relatively small group of automotive OEM customers, many of whom operate on multi-year platform cycles and maintain significant leverage over pricing, technical requirements, and supplier selection. This concentration exposes the company to material revenue volatility in the event any major customer reduces order volumes, delays production schedules, discontinues existing vehicle programs, shifts sourcing to alternative suppliers, or fails to award nominations for next-generation models. Because instrument clusters, body electronics, and related systems are typically awarded through long-term contractual arrangements, the loss of even one large program can result in a substantial decline in revenues and margins that may not be easily offset through new business wins. Customer concentration also increases exposure to customer-specific risks, including financial distress, operational disruptions, regulatory compliance issues, or strategic changes in vehicle platform architecture. Moreover, OEMs frequently impose aggressive cost-reduction targets, supplier-performance metrics, and technical change requests, any of which may further pressure margins. As a result, Marelli UM India's dependence on a limited number of OEM customers heightens the risk that adverse actions or market developments affecting those customers could materially harm its financial performance and operational stability.

Loss, reduction, delay, or non-renewal of major OEM programs could materially affect the India JV’s financial performance.

Marelli UM India’s business model is closely tied to long-cycle OEM programs that typically span several years and involve significant upfront engineering, tooling, and validation investments. The failure to secure renewal of existing programs, the loss of a major customer platform, reductions in nomination volumes, or delays in the launch of new vehicle models can materially disrupt revenue visibility and impair the ability to recover fixed costs. OEMs may alter sourcing strategies, consolidate suppliers, introduce new technology requirements, or rebalance volumes across their vendor base, any of which may lead to sudden or unanticipated changes in awarded business. Additionally, platform cancellations, regulatory delays, semiconductor shortages, or shifts in OEM product portfolios—from internal combustion to hybrid or electric architectures—may affect the continuity or scale of awarded programs. Because the India JV operates with high fixed manufacturing, tooling, and engineering costs, even a modest reduction in program volumes can disproportionately impact margins, working capital, and plant utilization. In the absence of timely new business wins to offset lost or delayed programs, the JV’s financial performance, profitability, and cash flow may be significantly and adversely affected.

OEMs may reduce volumes or renegotiate pricing due to macroeconomic, competitive, or regulatory factors.

Marelli UM India’s revenue and profitability depend heavily on volumes ordered by automotive OEMs, which may fluctuate significantly in response to macroeconomic conditions, competitive pressures, regulatory changes, or shifts in consumer demand. OEMs routinely adjust build schedules, reduce production volumes, or rebalance sourcing allocations across suppliers during periods of market slowdown, supply-chain disruption, rising input costs, or changes in model-mix strategy. Additionally, OEMs possess significant bargaining power and frequently seek price reductions from suppliers based on cost-down initiatives, competitive benchmarking, or changes in global sourcing policies. Regulatory developments—such as emissions norms, safety requirements, or new electronics compliance standards—may further prompt OEMs to renegotiate pricing or require additional engineering work without proportional commercial compensation. In some cases, OEMs may also pass on cost pressures arising from semiconductor shortages, logistics constraints, or currency volatility to their supplier base. Any reduction in order volumes or enforced pricing adjustments can materially compress margins, disrupt operational planning, and adversely affect the India JV’s financial performance, particularly given its high fixed-cost base and reliance on long-term platform nominations.

Any failure to obtain program nominations for next-generation models may affect future growth.

Marelli UM India’s long-term growth depends heavily on its ability to secure program nominations for next-generation vehicle platforms, particularly as OEMs transition toward more advanced electronics, digital instrument clusters, connected solutions, and software-defined architectures. OEM nomination cycles are highly competitive and are influenced by numerous factors, including technical capability, cost competitiveness, past performance, global sourcing preferences, supply-chain strength, and alignment with OEM technology roadmaps. If the India JV is unable to meet evolving OEM expectations—such as stricter cybersecurity requirements, advanced display technologies, ADAS integration, or compliance with new homologation standards—it may fail to win new platform awards or to replace expiring programs with equivalent or higher-volume business. Delays in developing new features, insufficient engineering capacity, dependence on global Marelli platforms, or loss of competitive positioning relative to other Tier-1 suppliers may further weaken nomination prospects. Because new platform awards typically determine revenue visibility over multi-year cycles, the inability to secure nominations for next-generation models would materially limit future growth, reduce operating leverage, and adversely impact the JV’s long-term financial and strategic outlook.

Increasing OEM requirements for cost reductions may impact profitability and margins.

Automotive OEMs routinely impose annual cost-reduction targets on Tier-1 suppliers, including mandatory price cuts, productivity-linked adjustments, value-analysis/value-engineering expectations, and shared-savings programs. These requirements are often embedded in long-term supply agreements and may be intensified during periods of industry slowdown, volatile input prices, competitive sourcing exercises, or strategic shifts toward lower-cost suppliers. Marelli UM India operates within an industry where OEM bargaining power is substantial, and customers frequently expect suppliers to absorb material-cost fluctuations, semiconductor price increases, logistics inflation, tooling amortization gaps, and engineering-change expenses without commensurate commercial compensation. These downward pricing pressures are particularly challenging for electronics manufacturers with high fixed costs, significant capital investment in SMT/assembly lines, and stringent quality requirements. If Marelli UM India is unable to offset OEM-mandated price reductions through internal cost controls, productivity gains, supply-chain optimization, or economies of scale, its profitability, cash flow, and overall margin profile may be materially reduced. In extreme cases, sustained price reductions may render certain programs economically unviable and constrain the JV’s ability to invest in technology upgrades or bid competitively for future awards.

Product, Technology & Engineering Risks

Rapid technological changes in automotive electronics may outpace the India JV’s development capabilities.

The automotive electronics industry is undergoing accelerated transformation driven by digital instrument clusters, high-resolution displays, connected cockpit systems, advanced vehicle gateways, cybersecurity requirements, over-the-air update capabilities, ADAS integration, and the broader shift toward software-defined vehicle architectures. These trends require continuous investment in R&D, specialized engineering talent, advanced validation tools, and rapid product-development cycles. If Marelli UM India is unable to keep pace with evolving OEM expectations—whether due to limitations in engineering bandwidth, reliance on older development tools, constraints in accessing global Marelli platforms, delays in adopting next-generation software or hardware architectures, or insufficient investment capacity—its ability to compete for new programs may be impaired. Competitors with stronger digital capabilities, deeper software expertise, or larger R&D infrastructures may secure nominations for emerging high-content electronics platforms, thereby eroding the India JV’s market share. Additionally, as

OEMs introduce more complex cybersecurity, functional-safety, and data-integration requirements, any lag in meeting these specifications could lead to disqualification from new bids or increased costs to achieve compliance. Failure to adapt to rapid technological change may materially impact the India JV’s competitiveness, growth prospects, and long-term financial performance.

Dependence on global Marelli R&D architecture exposes the India JV to risks from changes in platform direction.

Marelli UM India relies extensively on the global R&D architecture of Marelli, including shared technology roadmaps, software frameworks, platform-level designs, hardware reference architectures, validation methodologies, global test tools, and engineering-change management processes. These dependencies mean that the India JV’s product offerings, development timelines, and technology evolution are closely linked to decisions made by global R&D leadership located outside India. Any change in global platform priorities—such as discontinuation of specific architectures, reallocation of development budgets, reprioritization of geographic engineering hubs, consolidation of R&D centers, or shifts toward newer technologies—may limit the India JV’s ability to execute customer programs or maintain competitiveness. If global R&D resources are redirected toward other markets or product lines, the India JV may experience delays in receiving updated specifications, reduced support for resolving technical issues, or limited access to next-generation features required for OEM nominations. Furthermore, inconsistencies between global and local development cycles may create integration challenges, increase program costs, or constrain the JV’s ability to independently innovate. As a result, changes in Marelli’s global R&D direction may adversely affect the India JV’s technological capabilities, customer perception, and long-term growth prospects.

Delays in engineering validation, tooling development, or software integration may jeopardize program timelines.

Marelli UM India’s ability to meet OEM delivery schedules depends on timely completion of multiple interdependent engineering activities, including hardware design validation, software integration, tooling development, prototype builds, functional testing, environmental and durability validation, and final homologation. These activities often rely on close coordination with global Marelli engineering teams, specialized suppliers, and OEM technical centers. Any delays in receiving design inputs, validating engineering changes, sourcing customized tools, completing fixture development, or integrating software modules may disrupt program milestones such as DV, PV, PPAP, or SOP. Because OEM production schedules are tightly constrained and typically non-negotiable, even minor slippages in early engineering phases can cascade into significant schedule overruns, emergency tooling modifications, expedited logistics, or last-minute revalidation cycles, all of which may materially increase project costs and expose the JV to commercial penalties. Furthermore, delays in the availability of components such as semiconductors, displays, processors, or PCBs may impede timely validation and prototype readiness. Failure to meet mandated OEM program timelines may lead to loss of customer confidence, reduction in awarded volumes, cancellation of future nominations, or potential claims arising from breach of supply or development obligations. Such delays could materially affect the India JV’s financial performance and long-term competitiveness.

Cybersecurity vulnerabilities in embedded systems, clusters, gateways, or telematics may expose the JV to security and regulatory risks.

Marelli UM India designs and manufactures electronic components that form part of the vehicle’s digital architecture, including instrument clusters, body controllers, telematics units, and gateway modules. These products increasingly operate as connected devices, running complex software stacks and interfacing with in-vehicle networks, cloud platforms, and diagnostic environments. As the electronic content of vehicles expands, so does the exposure to cybersecurity threats such as unauthorized access, malware injection, spoofing, data interception, manipulation of control commands, and exploitation of vulnerabilities in embedded firmware or communication protocols. Any cybersecurity weakness in the JV’s products—whether originating from code defects, insecure interfaces, supply-chain vulnerabilities, or integration issues with OEM systems—may expose customers to operational hazards or regulatory non-compliance. Evolving global cybersecurity standards in the automotive industry, including UNECE WP.29, ISO/SAE 21434, and OEM-specific cybersecurity management system (CSMS) requirements, impose stringent validation and lifecycle-security obligations on suppliers. Failure to meet these standards could result in disqualification from nominations, mandatory redesigns, increased testing costs, or contractual penalties. A cybersecurity incident involving the JV’s products could also subject it to reputational damage, loss of customer trust, recall obligations, regulatory scrutiny, and potentially significant financial liabilities. As the complexity and connectivity of automotive electronics increase, cybersecurity risk represents a material and growing exposure for the India JV.

Failure to meet evolving OEM cybersecurity and functional-safety requirements may result in lost business.

Automotive OEMs increasingly require suppliers of electronic control units, instrument clusters, gateways, and connected modules to comply with stringent cybersecurity and functional-safety standards, including ISO/SAE 21434 (Cybersecurity Engineering), ISO 26262 (Functional Safety), UNECE WP.29 regulations, and OEM-specific Security and Safety Management Systems. These standards are continuously evolving as vehicles become more software-defined, more connected, and more reliant on safety-critical electronics. Marelli UM India must continually upgrade its development processes, validation methodologies, documentation practices, and lifecycle-management capabilities to remain compliant. Failure to demonstrate robust cybersecurity threat analysis, vulnerability management, hazard analysis, safety-goal allocation, or compliance with OEM safety cases may disqualify the JV from new program nominations or expose it to additional audit requirements, redesign cycles, and extended validation periods. OEMs frequently impose mandatory cybersecurity and safety compliance as prerequisite conditions for sourcing, and any gap—whether caused by outdated tools, insufficient engineering capacity, delays in receiving global Marelli updates, or inadequate testing infrastructure—may lead to the loss of existing or future business. Non-compliance may also result in increased warranty exposure, field-failure liabilities, or mandatory recall obligations for safety-critical systems. As regulatory expectations intensify, the inability to consistently meet evolving cybersecurity and functional-safety requirements may materially impair Marelli UM India’s competitive position, customer relationships, and financial performance.

Inadequate protection of intellectual property or technical know-how may weaken competitive positioning.

Marelli UM India depends on proprietary designs, software algorithms, engineering processes, and specialized manufacturing know-how for developing instrument clusters, body electronics, gateways, and other automotive electronic systems. These intellectual assets are critical to differentiating its products, meeting OEM technical requirements, and maintaining cost and performance competitiveness. However, the JV operates in an environment where risks of IP leakage, unauthorized use, reverse engineering, data exfiltration, and industrial espionage are significant, particularly given the high value of automotive electronic architectures and embedded software. Weaknesses in contractual protections, inadequate enforcement of confidentiality obligations, insufficient cybersecurity safeguards, or gaps in coordination with Marelli’s global IP management processes may expose the JV’s technical assets to misuse by employees, contractors, suppliers, or competitors. Additionally, reliance on global Marelli platforms means that portions of the JV’s technology stack are developed, shared, or stored across multiple jurisdictions, each with varying levels of IP protection and enforceability. If proprietary know-how, design data, or embedded code is copied, misappropriated, or disclosed without authorization, the JV may lose its competitive edge, face erosion of market share, or be forced to incur significant costs to redesign or enhance its products. Inadequate protection of intellectual property could also undermine customer confidence and impair the JV’s ability to secure nominations for future automotive programs.

Manufacturing, Quality & Operational Risks

The India JV’s reliance on complex SMT, THT, and robotic assembly processes may lead to operational disruptions.

Marelli UM India’s manufacturing operations depend heavily on sophisticated, high-precision production technologies, including surface-mount technology (SMT) lines, through-hole technology (THT) insertion systems, robotic soldering stations, automated optical inspection

(AOI) equipment, and end-of-line functional-testing platforms. These processes require continuous calibration, strict environmental controls, uninterrupted power quality, and timely preventive maintenance to ensure consistent yields and adherence to OEM quality standards. Any malfunction, downtime, misalignment, software glitch, or calibration failure within these systems can halt production, reduce throughput, or generate quality deviations that may trigger line stoppages, rework, scrap, or delayed shipments. Because many of these systems operate as sequential, interdependent stages, disruptions in a single SMT head, reflow oven, stencil printer, robotic soldering cell, or AOI unit can cascade across the entire production flow. Furthermore, replacement parts, specialized technical support, or repair expertise for these complex systems often must be sourced from overseas vendors, resulting in extended lead times and increased cost. Equipment-related disruptions can also jeopardize compliance with OEM PPAP timelines, impact contractual delivery obligations, and weaken customer satisfaction. As a result, the India JV’s dependence on high-automation manufacturing technologies materially increases operational vulnerability and may adversely affect productivity, yield, profitability, and customer relationships.

Single-plant concentration increases vulnerability to accidents, natural disasters, labor unrest, or regulatory shutdowns.

Marelli UM India operates primarily from a single manufacturing facility, which houses SMT lines, THT processes, robotic assembly systems, validation infrastructure, warehousing, and engineering support functions within one integrated location. This geographic concentration exposes the JV to significant operational risk because any localized disruption—whether caused by fire, equipment failure, flooding, electrical outages, seismic activity, hazardous-material incidents, or other physical accidents—could halt production entirely. The facility is also vulnerable to labor-related disruptions, including strikes, union disputes, absenteeism, or workforce shortages, any of which may impair the ability to meet OEM delivery commitments. Regulatory actions such as factory inspections, environmental compliance notices, safety violations, or municipal restrictions could similarly result in partial or full shutdowns. Unlike multi-plant organizations that can redistribute volumes during emergencies, Marelli UM India has limited redundancy or alternate capacity to absorb such shocks. Extended downtime at the sole plant could lead to missed delivery schedules, financial penalties, loss of customer confidence, reassignment of programs to competing suppliers, and long-term damage to OEM relationships. Consequently, the reliance on a single manufacturing site materially increases the JV’s exposure to operational, regulatory, and environmental threats.

Machine failures, SMT line downtime, or testing-equipment malfunctions may materially impact production volumes.

Marelli UM India’s production output depends on continuous operation of highly specialized equipment, including SMT placement machines, stencil printers, reflow ovens, selective and robotic soldering units, automated optical inspection (AOI) systems, ICT and functional-testing benches, and associated support infrastructure such as humidity-controlled storage and ESD-compliant environments. These machines operate at high speeds with tight tolerances, and even minor calibration errors, component misfeeds, thermal-profile deviations, sensor failures, software faults, or mechanical breakdowns can cause immediate stoppages or quality defects. Because SMT and testing processes are sequential, unplanned downtime at any stage often results in bottlenecks, scrap, rework, reduced throughput, and cascading delays across the entire line. In addition, the specialized nature of this equipment means that repairs typically require OEM technicians, imported spares, or diagnostic tools sourced from overseas, which may lead to extended lead times, higher maintenance costs, or prolonged downtime. Power fluctuations, air-quality deviations, or system-integration issues between hardware and manufacturing-execution software can further exacerbate these risks. Persistent machine-related disruptions may jeopardize compliance with customer JIT delivery schedules and PPAP commitments, trigger contractual penalties, or cause OEMs to reevaluate sourcing allocations. As a result, equipment failures and SMT line downtime pose a material operational risk that could significantly impact production volumes, margins, and customer satisfaction.

High fixed operating costs may reduce flexibility to manage demand fluctuations.

Marelli UM India’s cost structure includes substantial fixed expenses relating to plant infrastructure, SMT and assembly-line equipment, depreciation, engineering resources, technical staffing, utilities, facility maintenance, and mandatory quality-, safety-, and compliance-related overheads. These costs must be incurred regardless of production volumes and cannot be easily scaled down in response to short-term demand variability from OEM customers. When OEMs reduce call-offs, adjust build schedules, or alter platform volumes—whether due to market slowdown, semiconductor shortages, regulatory changes, or model-mix shifts—the JV may experience sudden declines in capacity utilization while continuing to bear its full fixed-cost burden. As a result, margins may compress sharply during low-volume periods, and the business may be unable to offset losses through corresponding reductions in operating expenses. High fixed costs also limit flexibility to reallocate resources, postpone capital expenditure, or adjust staffing without affecting technical capability or customer commitments. In periods of sustained demand reduction, the JV may face liquidity strain, increased per-unit production costs, or financial losses, and prolonged underutilization may prompt OEMs to reconsider sourcing allocations. Consequently, the high fixed-cost nature of the India JV’s operations significantly heightens sensitivity to demand fluctuations and may adversely affect financial performance.

Quality issues or product recalls may result in financial penalties, warranty claims, or reputational damage.

Marelli UM India supplies automotive electronic components that are subject to stringent OEM quality standards, extensive validation protocols, and zero-defect expectations for safety-critical and performance-critical systems. Any deviation in material quality, process stability, solder-joint integrity, PCB assembly, software calibration, or end-of-line testing may lead to field failures, customer complaints, or non-conformance reports. Even isolated defects can trigger broader quality audits, containment actions, and mandatory corrective plans across multiple stages of the manufacturing process. In more severe cases—such as systemic design flaws, firmware defects, or reliability issues—OEMs may require supplier-funded recalls, part replacements, warranty reimbursements, or retrofits, any of which could impose substantial financial costs on the JV. OEMs may also levy penalties for line stoppages, delayed shipments, or repeated quality incidents, and may down-allocate volumes or disqualify the JV from upcoming nominations. Because automotive brand reputation is highly sensitive to electronic-system failures, quality lapses can quickly damage customer trust and impact long-term sourcing decisions. Additionally, regulatory authorities may intervene if defects relate to safety-critical functions, increasing legal exposure, compliance obligations, and reputational harm. As a result, any quality issues or product recalls could materially and adversely affect the India JV’s financial performance, brand credibility, and customer relationships.

Supply Chain, Semiconductor & Component Risks

Inadequate supplier quality or incoming-material defects may disrupt production.

Marelli UM India depends on a diverse network of domestic and international suppliers for semiconductors, PCBs, display modules, housings, connectors, mechanical parts, and other critical electronic components. Because many of these parts are highly specialized and sourced from limited or single-source vendors, the JV is exposed to significant risk if suppliers fail to meet required quality, reliability, or specification standards. Incoming-material defects—such as PCB delamination, solderability issues, component tolerance deviations, ESD damage, firmware incompatibilities, or packaging-related failures—can interrupt production, reduce yields, or trigger extensive rework, scrap, and line stoppages. Supplier quality issues may also create bottlenecks in SMT and assembly processes, delay validation cycles, and jeopardize compliance with OEM delivery schedules. Furthermore, inadequate supplier controls may expose the JV to latent defects that manifest only during vehicle operation, increasing warranty exposure and potential involvement in OEM field actions or recalls. Because many suppliers operate globally, disruptions arising from geopolitical tensions, natural disasters, financial instability, regulatory actions, or logistics constraints may further impair material availability or consistency. Any deterioration in supplier quality performance may materially affect the JV’s operational continuity, cost structure, and customer satisfaction levels.

Dependence on global semiconductor and electronic component supply chains exposes the India JV to shortages and delays.

Marelli UM India relies heavily on global supply chains for semiconductors, microcontrollers, display drivers, memory chips, PCBs, sensors, and other advanced electronic components that are critical to manufacturing instrument clusters, gateways, and body electronic modules. These components are primarily sourced from international vendors across East Asia, Europe, and the United States, many of whom operate at constrained capacities and allocate production based on global demand cycles. The semiconductor industry remains vulnerable to cyclical shortages, geopolitical tensions, export restrictions, natural disasters, foundry-capacity constraints, and shifts in demand from consumer electronics and industrial sectors. Any disruption affecting upstream wafer fabrication, packaging, logistics, or customs clearance may lead to extended lead times, abrupt price increases, or inability to secure essential parts. Furthermore, several of the components used in automotive electronics are single-sourced or available only from a limited number of qualified suppliers, heightening the risk of allocation cuts or supply interruptions. OEM build schedules typically continue even during supply shortages, increasing pressure on suppliers to meet delivery commitments. Failure to procure critical components in time may cause SMT line stoppages, reduced output, missed delivery deadlines, and financial penalties from OEM customers. As a result, Marelli UM India's dependence on global semiconductor and electronic component supply chains poses a significant operational and financial risk that could materially impact production continuity and profitability.

Import dependence for critical components creates vulnerability to geopolitical, logistics, and currency risks.

Marelli UM India sources a significant portion of its critical electronic components—including semiconductors, display modules, microcontrollers, sensors, PCB assemblies, and specialized connectors—from international suppliers across East Asia, Europe, and the United States. This heavy reliance on imports exposes the JV to multiple external risks that are beyond its control. Geopolitical tensions, trade disputes, tariff changes, export-control restrictions, regional conflicts, and diplomatic instability may disrupt supply routes or restrict access to essential components. Global logistics constraints—such as port congestion, container shortages, customs delays, increases in freight costs, or sudden changes in shipping regulations—can further delay deliveries and increase procurement costs. Additionally, fluctuations in foreign-exchange rates directly impact the landed cost of imported materials, and sharp depreciation of the Indian rupee may significantly inflate input costs and erode margins, particularly when OEM pricing agreements do not allow for timely pass-through of currency variations. Since many imported components are single-sourced, any disruption in the supply chain may halt SMT and assembly operations, delay customer shipments, and impair compliance with OEM delivery schedules. As a result, the India JV’s dependence on imported electronic components materially increases its exposure to geopolitical, logistical, and currency-related risks that may adversely affect its operational and financial performance.

Disruptions in Marelli’s global procurement network may impact the India JV’s sourcing costs and availability of materials.

Marelli UM India relies on Marelli’s global procurement network for sourcing numerous strategic components, including semiconductors, displays, PCB substrates, sensors, housings, and specialized tooling. The JV benefits from group-level purchasing agreements, negotiated supplier contracts, bundled global volumes, and standardized vendor qualification processes that are coordinated through Marelli’s international sourcing organization. Any disruption within this global procurement framework—whether due to restructuring initiatives, changes in supplier strategies, regional allocation shifts, renegotiation of global contracts, or consolidation of sourcing hubs—may materially affect the India JV’s access to critical materials. If Marelli’s global procurement team reprioritizes allocations toward other geographies, modifies approved vendor lists, or restructures its purchasing processes, the India JV may experience delays in obtaining components, reduced bargaining leverage, or increased material costs. Disruptions may also arise from internal IT-system migrations, global quality holds, supplier insolvencies, compliance investigations, or changes in Marelli’s global supply-chain risk policies. Because many automotive electronic components cannot be easily dual-sourced or rapidly requalified, even short-term disturbances in global procurement operations can interrupt production schedules, impair cost competitiveness, and jeopardize OEM delivery commitments. As a result, the India JV’s dependence on Marelli’s global procurement network exposes it to sourcing and cost uncertainties that may adversely affect operational continuity and financial performance.

Sharp fluctuations in raw-material prices may adversely affect margins.

Marelli UM India’s cost structure is highly sensitive to fluctuations in the prices of raw materials and electronic components, including semiconductors, PCB laminates, copper, aluminum, resins, display assemblies, and other commodities used in the manufacture of instrument clusters and body-electronic systems. These inputs are subject to global market volatility influenced by supply–demand imbalances, capacity constraints, geopolitical tensions, energy-price inflation, currency movements, and disruptions in upstream manufacturing or logistics. Price spikes in electronic components—especially those with limited or single-source availability—can materially elevate production costs, while long-term OEM supply agreements often restrict the JV’s ability to pass through cost increases or renegotiate pricing in a timely manner. Sudden increases in commodity prices may also impose additional working-capital requirements, strain cash flow, and reduce profitability, particularly during periods of high volume or constrained liquidity. Prolonged raw-material inflation may render certain programs economically unattractive, weaken competitiveness in future bids, or require redesigns and cost-engineering efforts that divert engineering resources. As a result, sharp or sustained fluctuations in raw-material and component prices may materially compress margins and adversely affect Marelli UM India’s financial performance.

Single-source suppliers for certain components may increase supply-disruption risks.

A number of critical components used by Marelli UM India—such as microcontrollers, display modules, ASICs, sensors, crystal oscillators, specialized connectors, and PCB substrates—are procured from single-source or limited-source suppliers due to stringent OEM qualifications, technical specifications, or global platform standardization within the Marelli group. Because these components cannot be readily substituted without extensive redesign, validation, and OEM reapproval, dependence on single-source vendors significantly elevates the risk of supply disruption. Any interruption at a sole supplier—whether caused by financial distress, capacity constraints, geopolitical developments, quality holds, regulatory enforcement, natural disasters, or prioritization of other customers—may halt the JV’s ability to manufacture finished products. Lead times for such components are often long and volatile, and alternate suppliers cannot be onboarded quickly due to automotive-grade PPAP and reliability testing requirements. Even short-term supply shortages can cause SMT line stoppages, missed delivery schedules, increased expedite costs, and strained OEM relationships. Persistent disruptions may also affect future sourcing allocations or nomination prospects. As a result, reliance on single-source suppliers for critical components materially increases operational vulnerability and may negatively impact production continuity, cost structure, and financial performance.

Financial, Liquidity & Working-Capital Risks

The India JV has historically experienced volatility in EBITDA and profitability.

Marelli UM India’s financial performance has fluctuated significantly over recent years, reflecting sensitivity to material costs, semiconductor availability, customer volume allocations, engineering-change recoveries, and operational efficiency. Periods of reduced OEM demand, increased input prices, supply-chain constraints, or elevated scrap and rework rates have contributed to EBITDA compression, while improvements in operational leverage during high-volume periods have produced temporary margin recovery. This volatility is further compounded by the JV’s high fixed-cost structure, dependence on imported components, exposure to foreign-exchange movements, and the cyclical nature of the automotive electronics industry. Profitability may also be affected by one-time factors such as tooling amortization adjustments, warranty-related provisions, transition costs associated with new programs, and fluctuations in overhead absorption. Historical variability in EBITDA indicates that the JV may be unable to sustain stable margins during periods of market disruption or operational challenges. If this pattern continues, inconsistent financial performance could impair cash flow, reduce the JV’s ability to fund capital expenditures or R&D initiatives, and negatively affect valuation, creditworthiness, and future growth prospects.

High trade payables create liquidity and working-capital management risks.

Marelli UM India maintains a significant level of trade payables to suppliers of semiconductors, PCB assemblies, displays, and other electronic components, reflecting extended credit cycles and tight working-capital conditions across the automotive electronics industry. Elevated payables improve short-term liquidity but also increase exposure to supplier pressure for accelerated payments, credit-limit reductions, or stricter commercial terms—particularly during periods of supply-chain stress or volatile component pricing. If suppliers shorten payment windows, withdraw credit support, or impose advance-payment requirements due to market conditions, perceived counterparty risk, or group-level developments, the JV may face immediate constraints on cash flow and operational liquidity. High payables also amplify the impact of any delays in collections from OEM customers, creating timing mismatches that may hinder the ability to fund ongoing production, procure critical components, or meet statutory obligations. Sustained reliance on large payable balances may lead to strained supplier relationships, jeopardize continuity of supply, or trigger increased pricing to compensate for higher credit risk. Any deterioration in working-capital dynamics could impair the JV’s financial flexibility, increase borrowing requirements, and adversely affect profitability and production continuity.

Low equity capitalization may limit the JV’s ability to absorb operating shocks.

Marelli UM India operates with a comparatively low equity base relative to the scale of its revenues, asset footprint, and working-capital requirements. This thin capitalization reduces the JV’s financial resilience and constrains its ability to absorb operating shocks arising from demand fluctuations, material-cost inflation, semiconductor shortages, equipment downtime, warranty events, or customer-driven price reductions. With limited permanent capital, the JV may be required to rely heavily on trade credit, short-term borrowings, or extended supplier payables to fund day-to-day operations, increasing exposure to liquidity pressures and counterparty risks. Low equity also restricts the ability to make timely investments in SMT line upgrades, automation, R&D, and technology platforms required to remain competitive for next-generation OEM programs. In stress scenarios—such as major customer volume cuts, supply interruptions, or unexpected recall-related costs—the JV may lack sufficient balance-sheet strength to sustain prolonged financial strain, and may need to seek additional capital from shareholders or external lenders, which may not be available on commercially favorable terms. As a result, limited equity capitalization materially heightens the JV’s vulnerability to operational disruptions and may adversely affect financial stability, creditworthiness, and long-term growth prospects.

Foreign exchange fluctuations may materially impact costs and profitability.

Marelli UM India imports a substantial portion of its electronic components, including semiconductors, displays, PCB assemblies, sensors, and microcontrollers, all of which are typically priced in foreign currencies such as the U.S. dollar, euro, or Japanese yen. As a result, the JV is highly exposed to volatility in foreign exchange rates, particularly fluctuations in the

Indian rupee relative to these currencies. Sharp depreciation of the rupee directly increases the landed cost of imported materials, freight, and duties, and may significantly erode gross margins—especially when OEM supply contracts do not allow for timely or full pass-through of currency-linked cost increases. Conversely, sudden currency appreciation may also affect pricing dynamics with suppliers or disrupt procurement planning. Because many imports are essential, single-sourced, or tied to global Marelli platform architectures, the JV cannot easily shift sourcing to domestic vendors to mitigate currency risk. In addition, foreign-exchange volatility may impact intercompany settlements, royalty payments, tooling imports, technical-service fees, and other cross-border transactions with Marelli group entities. Hedging instruments, where used, may not fully offset market movements or may introduce additional costs. As a result, adverse currency fluctuations may materially affect cost structure, profitability, working-capital requirements, and overall financial performance.

Increased borrowing costs or tightening credit availability may restrict operational funding.

Marelli UM India relies on short-term credit facilities, working-capital loans, and supplier credit to fund procurement of imported components, maintain inventory buffers, and support ongoing production requirements. Any increase in borrowing costs—whether due to rising interest rates, changes in banking-sector liquidity, inflationary pressures, lender risk assessments, or macroeconomic instability—may materially elevate the JV’s financing expenses and reduce available cash for operations, capital expenditure, and R&D investments. Additionally, lenders may tighten credit terms, reduce sanctioned limits, require additional collateral, or impose stricter covenants in response to industry-wide risk conditions, the JV’s financial performance, or developments affecting Marelli group entities globally. If credit availability becomes constrained, the JV may face difficulty funding routine operations, procuring critical components, or meeting statutory and supplier obligations, especially during periods of high volume or supply-chain volatility. Limited access to financing may also impair the company’s ability to respond to unexpected disruptions, including semiconductor shortages, raw-material price spikes, equipment failures, or customer-driven engineering changes. In severe cases, liquidity constraints could disrupt production continuity, weaken OEM confidence, result in delayed shipments or penalties, and materially affect the JV’s operational and financial stability.

Delays in OEM payments may create cash-flow strain.

Marelli UM India extends significant credit to automotive OEM customers as part of standard industry practice, often with long receivable cycles that reflect OEM bargaining power and complex approval workflows. Any delay in customer payments—whether due to internal OEM processes, disputes over engineering changes, temporary production halts, supply-chain disruptions, financial stress at the customer level, or administrative backlogs—may create substantial cash-flow strain for the JV. Because the JV must continue to procure imported components, pay suppliers, maintain inventory levels, and fund payroll and operational expenses irrespective of payment timing, even modest delays can disrupt working-capital management. This risk is amplified by the JV’s high trade-payable balances and thin equity capitalization, which limit financial buffers and increase reliance on short-term borrowings or supplier credit. Prolonged delays or disputed invoices may further impair liquidity, trigger increased borrowing requirements, or strain relationships with key suppliers if payments to them must be deferred. In adverse cases, delayed OEM payments may hinder the JV’s ability to meet delivery commitments, invest in tooling or R&D, or service existing debt obligations. As a result, delayed or inconsistent customer payment cycles may materially impact cash flow, financial stability, and operational continuity.

Legal, Regulatory & Compliance Risks

Changes in Indian automotive electronics, emissions, safety, and cybersecurity regulations may require significant compliance investments.

Marelli UM India operates in a regulatory environment that is undergoing rapid evolution as India aligns its automotive standards with global benchmarks for electronics safety, emissions compliance, electromagnetic compatibility (EMC), vehicle diagnostics, cybersecurity, and software integrity. New or updated regulations issued by agencies such as AIS, BIS, ARAI, MoRTH, and international bodies adopted into Indian law may impose additional testing, certification, documentation, and process-control requirements on suppliers of electronic control units, instrument clusters, gateways, and connected modules. Compliance with emerging norms—such as mandatory cybersecurity management systems, expanded functional-safety obligations, on-board diagnostics for advanced emission stages, and enhanced EMC and reliability standards—may require substantial investment in R&D, tooling modifications, upgraded validation infrastructure, and enhanced quality-management systems. These regulatory changes may also lengthen development timelines, necessitate revalidation of existing products, or require redesigns to meet new technical specifications mandated by OEMs or authorities. Non-compliance could result in disqualification from future nominations, delays in program launches, increased warranty exposure, or regulatory actions including penalties, recalls, or production stoppages. As regulatory expectations continue to intensify, particularly in the areas of connected-vehicle safety and electronics reliability, the need for ongoing compliance investments may materially impact the JV's cost structure, operational flexibility, and financial performance.

Non-compliance with environmental, labor, or industrial regulations may lead to penalties, shutdowns, or litigation.

Marelli UM India is subject to extensive environmental, labor, occupational safety, and industrial regulations imposed by central, state, and local authorities in India. These include obligations relating to waste management, air emissions, hazardous-material handling, noise levels, fire safety, worker welfare, social-security contributions, factory licensing, and adherence to the

Factories Act and related statutory frameworks. The JV’s SMT, THT, soldering, coating, and testing operations utilize chemicals, fluxes, solder materials, and electronic waste streams that require strict compliance with environmental norms and periodic inspections by regulatory authorities. Any lapse—whether due to documentation deficiencies, process non-conformance, equipment malfunction, inadequate protective systems, or deviations observed during surprise inspections—may result in regulatory directives, monetary penalties, suspension of operations, or mandated corrective actions. On the labor side, disputes related to wages, working hours, union negotiations, workforce safety, or contractor compliance could expose the JV to legal proceedings, reputational damage, or work stoppages. Non-compliance with industrial and environmental rules may also impact OEM audits and customer sourcing decisions, particularly given the growing emphasis on ESG standards across the automotive supply chain. As a result, any real or perceived non-compliance with statutory requirements may materially disrupt operations, increase costs, and expose the JV to legal, financial, and reputational risks.

Export-control, import-licensing, or customs-clearance issues may delay component availability.

Marelli UM India depends heavily on imported electronic components—including semiconductors, display assemblies, microcontrollers, sensors, PCB laminates, and specialized mechanical parts—that are subject to varying export-control rules, import-licensing requirements, and customs-clearance procedures across multiple jurisdictions. Components sourced from the United States, Europe, Japan, South Korea, Taiwan, and China may fall under strict export-compliance regimes such as U.S. EAR, EU Dual-Use Regulations, or country-specific technology restrictions, any of which may require additional documentation, end-use certifications, or prior government approval before shipment. Changes in geopolitical conditions, sanctions, trade disputes, or heightened scrutiny of automotive electronics may further restrict or delay cross-border component flows. At the Indian border, delays may arise from customs inspections, valuation disputes, tariff reclassifications, changes in import policies, or shortages in customs-handling resources, all of which can materially extend lead times. Because many of the JV’s components are time-critical, single-sourced, and integration-dependent, even short delays in customs or export approvals can halt SMT line production, disrupt validation schedules, and jeopardize OEM delivery commitments. Furthermore, additional tariffs, duties, or compliance costs may increase input prices and adversely affect margins. As a result, the JV’s dependence on tightly regulated international supply chains exposes it to significant risks related to export-control restrictions, import-licensing hurdles, and customs-clearance delays.

Data-protection and cybersecurity regulations may increase compliance burdens for connected systems.

Marelli UM India manufactures increasingly sophisticated electronic modules—such as instrument clusters, gateways, and telematics-enabled devices—that process vehicle data, user information, diagnostic logs, and communication signals. As connected-vehicle architectures expand, these products may fall under Indian and international data-protection, privacy, and cybersecurity regulatory frameworks, including the Digital Personal Data Protection Act, CERT-In directives, evolving MoRTH cybersecurity norms, OEM-mandated data-security controls, and global standards that OEMs adopt across their supply base. Compliance with such regulations requires robust data-governance systems, secure software-development practices, incident-response mechanisms, vulnerability-management frameworks, and lifecycle documentation, all of which may impose substantial technical and financial burdens on the JV. Regulatory requirements may also mandate tighter access controls, encryption protocols, third-party audit readiness, data-localization measures, and secure over-the-air update procedures. Any non-compliance—whether due to software vulnerabilities, outdated infrastructure, inadequate monitoring, or misalignment with global Marelli processes—may lead to penalties, restrictions on product deployment, or OEM-imposed corrective actions. As cyber-regulatory expectations continue to escalate industry-wide, the cost, complexity, and frequency of required compliance activities may materially increase, potentially affecting product timelines, engineering resources, and the JV’s competitive positioning in connected-vehicle electronics.

Product-liability claims may arise from failures in critical automotive electronics.

Marelli UM India manufactures electronic systems—such as instrument clusters, body control modules, and gateway units—that perform safety-critical and performance-critical functions within vehicles. Any malfunction, software defect, hardware failure, or reliability issue in these components may compromise vehicle safety, impair essential functions, or cause operational anomalies while driving. Because automotive OEMs, regulators, and end-users expect extremely high reliability from electronic systems, even isolated failures can trigger extensive investigations, mandatory field actions, warranty claims, or supplier-funded recalls. The JV may also be exposed to product-liability claims from OEMs, insurers, or end-users if alleged defects in its products contribute to vehicle malfunction, accidents, or regulatory non-compliance. Liability exposure may arise not only from manufacturing defects but also from latent design flaws, cybersecurity vulnerabilities, integration issues with OEM software, or failures introduced during supplier-provided component assembly. Defending such claims can be costly, time-consuming, and damaging to customer relationships, and adverse judgments or settlements may materially affect financial performance. Additionally, any widely publicized product failure may weaken the JV’s reputation, reduce OEM trust, and lead to reduced volumes or exclusion from future nominations. As a result, product-liability risk represents a material exposure for the JV, given the critical nature of automotive electronics and the stringent standards imposed by OEM customers and regulatory authorities.

Human Capital & Labor Risks

Dependence on highly skilled engineering and technical personnel exposes the JV to attrition risks.

Marelli UM India relies heavily on a specialized workforce of hardware engineers, software developers, validation experts, SMT and process engineers, quality professionals, and program managers to design, industrialize, and support advanced automotive electronic systems. The demand for such skilled talent in India’s automotive, semiconductor, and electronics sectors has been rising sharply, driven by rapid industry digitalization, increased competition from global engineering centers, and aggressive hiring by multinational technology companies. As a result, the JV faces continual risk of attrition, wage inflation, and resource constraints, particularly for niche competencies such as embedded software development, cybersecurity engineering, functional-safety certification, CAD/CAE design, and advanced test automation. High turnover rates may disrupt program execution, slow development cycles, erode institutional knowledge, and increase onboarding and training costs. Additionally, departures of key personnel—especially those involved in OEM customer interfaces, platform engineering, or global Marelli coordination—may weaken customer confidence or impair the JV’s ability to meet program milestones. If the JV is unable to attract, retain, and motivate qualified technical staff, or if competitors successfully poach critical resources, the company may face reduced operational capability, increased delivery risks, and compromised competitiveness in securing next-generation program nominations. Consequently, dependence on a highly skilled workforce exposes the JV to significant attrition and capability risks that may adversely affect operational and financial performance.

Labor shortages, union actions, or worker unrest may disrupt operations.

Marelli UM India’s manufacturing activities depend on a stable and adequately staffed workforce across skilled operators, technicians, supervisors, and contract labor engaged in SMT, THT, robotic assembly, testing, maintenance, logistics, and warehouse functions. Any shortage of skilled labor—whether due to industry-wide demand, regional competition for technical workers, increased attrition, or demographic shifts—may impair the JV’s ability to maintain production throughput, quality levels, or shift coverage. In addition, a portion of the workforce may be unionized or supported by organized labor groups, which introduces potential exposure to collective-bargaining disputes, wage negotiations, demands for improved working conditions, or safety-related grievances. Unresolved labor issues may escalate into strikes, sit-ins, slowdowns, or absenteeism, any of which can halt production, disrupt supply schedules, and lead to missed OEM deliveries. Worker unrest may also arise from perceived inequities in compensation, changes in shift patterns, increased production pressures, or enforcement of compliance mandates. Furthermore, statutory changes in labor laws, contractor-management regulations, or social-security contributions may amplify tensions or increase costs. Because the JV operates from a single manufacturing location without redundant production capacity, even short-term labor disruptions can materially impact output, trigger financial penalties, strain customer relationships, and damage long-term sourcing prospects.

Inadequate succession planning may impact leadership continuity.

Marelli UM India’s operational effectiveness and strategic stability rely on a relatively small group of senior leaders and mid-level managers overseeing engineering, manufacturing, procurement, finance, quality, and program management functions. Many of these roles require deep technical expertise, long-standing customer relationships, and familiarity with Marelli’s global processes and platform architectures. If the JV does not maintain a robust succession plan or fails to develop a strong internal leadership pipeline, the sudden departure, unavailability, or retirement of key individuals may result in gaps in decision-making, weakened oversight, and delays in executing critical projects. Leadership transitions may disrupt customer interactions, slow program approvals, impair supplier negotiations, or diminish alignment with Marelli’s global technical teams. The risk is amplified by the competitive market for experienced automotive electronics managers in India, making timely external hiring difficult. Additionally, leadership discontinuity may impact compliance, governance, financial controls, or the execution of long-term strategic initiatives. If suitable successors are not identified and trained in advance, the JV may face operational instability, reduced organizational effectiveness, and weakened customer confidence, any of which may materially affect business performance.

IT, Systems & Infrastructure Risks

Failures or breaches in ERP, MES, or production-control systems may disrupt operations.

Marelli UM India relies on integrated digital systems—such as enterprise resource planning (ERP), manufacturing execution systems (MES), production-control software, traceability databases, and quality-management platforms—to coordinate procurement, inventory management, SMT line sequencing, operator workflows, testing protocols, and customer delivery schedules. Any malfunction, outage, data corruption, cyber-intrusion, or breach in these systems can immediately disrupt production planning, halt SMT and THT operations, impair material traceability, or compromise quality and compliance documentation. System failures may arise from software bugs, hardware breakdowns, network instability, inadequate redundancy, or errors introduced during upgrades, migrations, or integration with Marelli’s global IT infrastructure. Cybersecurity breaches affecting production-control systems may also expose sensitive data, alter machine parameters, or interfere with automated processes, potentially creating both operational and safety risks. Extended downtime of ERP or MES may delay customer shipments, distort forecasting accuracy, impede supplier communication, and generate financial penalties for missed delivery commitments. Furthermore, recovery from IT outages—especially those involving data loss or cybersecurity events—may require significant time, specialized resources, and unplanned expenditures. Because the JV’s manufacturing operations are tightly synchronized with digital systems, failures or breaches in ERP, MES, or production-

control platforms could materially disrupt operations, increase costs, and adversely affect financial performance.

Inadequate data-backup, redundancy, or disaster-recovery systems may increase downtime risk.

Marelli UM India’s operations depend on uninterrupted access to critical digital infrastructure, including ERP systems, MES platforms, traceability databases, engineering-design servers, test-data repositories, and production-control software. If the JV’s data-backup protocols, redundancy architecture, or disaster-recovery systems are insufficient, outdated, or inconsistently implemented, the business may face significant operational disruptions in the event of system failure, cyberattacks, hardware crashes, power interruptions, or data-corruption incidents. Inadequate backup frequency, incomplete replication of real-time production data, lack of off-site storage, or limited rollback capabilities may result in loss of critical manufacturing records, BOM data, calibration parameters, or quality documentation. Such losses can impair regulatory compliance, stall ongoing production, delay customer shipments, or require extensive revalidation efforts. Additionally, insufficient redundancy—such as single-point-of-failure servers, limited network failover capacity, or absence of parallel MES/ERP environments—may prolong recovery times and amplify downtime duration. Disaster-recovery gaps may be further exacerbated if the JV relies on global Marelli IT infrastructure, which may have different prioritization or restoration timelines. Extended downtime resulting from inadequate backup or recovery systems may materially affect productivity, increase operational costs, disrupt OEM delivery schedules, compromise data integrity, and damage customer confidence.

Dependence on parent-level or shared global IT systems may expose the India JV to foreign cyber-risk events.

Marelli UM India relies on multiple IT systems, platforms, and services that are hosted, administered, or coordinated at the global level by Marelli group entities located outside India. These shared digital infrastructures may include enterprise resource planning (ERP), engineering-design systems, cloud-hosted repositories, cybersecurity monitoring tools, email and communication networks, supplier portals, data-integration layers, and global user-access controls. Because these systems operate on a centralized or interconnected architecture, cybersecurity incidents occurring at any Marelli location worldwide—including ransomware attacks, malware propagation, credential theft, phishing campaigns, denial-of-service events, or vulnerabilities in third-party software—may have cascading effects on the India JV’s operational systems, data integrity, and business continuity. The India JV has limited control over penetration-testing schedules, patch-management timelines, access-privilege policies, or incident-response protocols implemented globally by Marelli, which may result in misalignment with local risk requirements or regulatory expectations. Furthermore, disruptions or security breaches at foreign data centers, global network nodes, or cloud-service providers may impair the JV’s access to essential engineering data, production schedules, or traceability systems. Any cross-border cyber event affecting global Marelli infrastructure could lead to operational downtime, delayed customer deliveries, compromised proprietary information, regulatory non-compliance, or reputational harm. As a result, dependence on parent-level and shared global IT platforms exposes the India JV to cyber-risks originating outside its jurisdiction and direct control.

Risks Arising From the Acquisition

Integration of Marelli UM India into the acquirer’s group may require significant restructuring and transition efforts.

The proposed acquisition of Marelli UM India will require substantial integration efforts across operational, financial, technological, and governance domains. Because the JV currently operates under Marelli Europe S.p.A.’s global platforms, processes, IT systems, engineering methodologies, procurement channels, and reporting structures, transitioning the business into the acquirer’s organization may involve complex restructuring activities that require significant time, resources, and coordination. The integration process may necessitate reconfiguration of supply-chain relationships, renegotiation of vendor contracts, migration of ERP and MES systems, revalidation of quality protocols, harmonization of accounting and internal-control frameworks, realignment of engineering programs, and adoption of new compliance and reporting standards. Operational disruptions may arise if key personnel leave during the transition, if customers seek assurance on continuity of supply, or if OEMs require requalification of production or validation processes under new ownership. Furthermore, the integration may involve legal and administrative complexities related to intercompany agreements, shared intellectual property, global R&D dependencies, and ongoing technical support from Marelli group entities. Failure to execute the integration smoothly may result in inefficiencies, increased costs, duplicate structures, misaligned decision-making, delays in customer programs, or loss of competitive advantage. As a result, the acquisition and integration of Marelli UM India into the acquirer’s group may require extensive restructuring and carry material operational and financial risks.

The acquisition may expose the acquirer to undisclosed liabilities, operational risks, or pre-acquisition compliance issues.

Despite conducting due diligence, the acquirer may not identify all material liabilities, operational weaknesses, contractual obligations, or compliance-related exposures associated with Marelli UM India prior to the completion of the transaction. Automotive electronics businesses involve complex long-term agreements with OEMs, suppliers, service providers, and regulators, and certain obligations may not be fully disclosed, documented, or ascertainable through standard diligence procedures. Potential undisclosed liabilities may include warranty or recall exposures, latent product defects, unrecorded tooling obligations, environmental compliance deficiencies, labor-related claims, tax disputes, transfer-pricing exposures, cybersecurity vulnerabilities, or historical non-compliance with industry standards such as ISO 26262, ISO/SAE 21434, AIS/BIS requirements, and statutory labor regulations. Additionally, operational risks—such as frailty in supplier relationships, inherited quality issues, underfunded maintenance programs, or dependence on informal processes—may only emerge after integration. The JV’s financial statements may also not fully reflect future obligations, contingent liabilities, or long-tail warranty risks, particularly for electronic components with extended field lifecycles. If any such undiscovered issues or liabilities materialize post-acquisition, the acquirer may incur substantial remedial costs, face penalties or customer claims, experience operational disruptions, or suffer reputational harm. These risks may adversely affect the anticipated benefits of the acquisition and materially impact the acquirer’s financial performance and strategic plans.

Valuation of the India JV may be adversely affected by financial volatility or changes in OEM demand.

The valuation of Marelli UM India is highly sensitive to fluctuations in its financial performance, customer program volumes, and long-term demand forecasts from automotive OEMs. Because a substantial portion of the JV’s revenues is derived from a limited set of long-cycle vehicle programs, any reduction in awarded volumes, delays in new-model launches, platform cancellations, or shifts in OEM sourcing strategies may materially impact revenue visibility and projected cash flows. These changes, in turn, directly influence valuation outcomes, particularly under income-based and cash-flow–driven methodologies. Historical volatility in EBITDA, driven by semiconductor shortages, raw-material inflation, foreign-exchange movements, and operational inefficiencies, further increases uncertainty in estimating future performance. Additionally, heightened price-down pressures from OEMs, increased competition for cluster and body-electronics programs, or technological shifts toward software-defined architectures may compress margins and reduce the JV’s long-term earnings potential. External factors—such as changes in industry growth rates, macroeconomic conditions, regulatory requirements, and cost of capital—may also affect the valuation multiples applicable to automotive electronics suppliers. If actual financial performance or demand conditions diverge from underlying assumptions used during the valuation process, the fair value of the India JV may be significantly lower than anticipated, which could adversely affect the economics of the acquisition, impair future financial statements, or diminish the strategic rationale for the transaction.

Post-acquisition changes in management, governance, or reporting may disrupt customer or supplier relationships.

Following the acquisition, Marelli UM India may undergo changes in senior leadership, board composition, governance protocols, reporting structures, and operational priorities as it integrates into the acquirer’s group. These changes may create uncertainty among OEM customers, suppliers, and other stakeholders who rely on established points of contact, long-standing working relationships, and continuity of process oversight. Automotive OEMs closely evaluate the stability, responsiveness, and governance quality of their Tier-1 suppliers, and any perceived instability—such as management turnover, altered escalation paths, or shifts in process ownership—may prompt requests for additional audits, reassessment of sourcing decisions, or revalidation of key production steps. Suppliers may also become cautious in extending credit or supporting high-volume requirements during transitional periods if they perceive increased operational or financial risk. Internal changes to reporting hierarchies, quality systems, or customer-interface teams may temporarily slow decision-making, impair communication, or disrupt execution of engineering and production commitments. If not managed carefully, post-acquisition transitions may lead to delays in program milestones, deterioration in key relationships, or loss of customer confidence, any of which may adversely affect volumes, nominations, or long-term competitiveness.

Risks Relating to Operational Continuity

Any delays in procuring new equipment or maintaining existing machinery may impair production efficiency.

Marelli UM India’s manufacturing operations depend on timely procurement, installation, and commissioning of specialized machinery—such as SMT placement machines, reflow ovens, stencil printers, THT insertion systems, AOI equipment, robotic soldering units, and end-of-line testing benches. These assets require significant lead times, complex import procedures, technical integration with existing production lines, and periodic upgrades to meet evolving OEM requirements. Delays in procuring new equipment—whether due to supplier backlogs, export restrictions, customs clearance issues, foreign-exchange volatility, or delays in capital approvals—may slow capacity expansions, hinder automation initiatives, and compromise readiness for upcoming OEM programs. Similarly, inadequate preventive maintenance, prolonged downtime awaiting imported spare parts, shortages of qualified maintenance technicians, or scheduling conflicts with global Marelli service teams may cause deterioration in equipment performance, reduced yields, increased scrap, and lower throughput. Since many production processes are sequential and highly synchronized, even minor equipment delays or maintenance gaps can disrupt the entire manufacturing flow, jeopardize PPAP timelines, and trigger penalties for missed delivery commitments. In a competitive industry where OEMs demand high process capability and zero-defect performance, inability to maintain or upgrade machinery on time may materially impair operational efficiency, cost competitiveness, and customer satisfaction.

Utility interruptions, including power, water, or internet outages, may disrupt manufacturing.

Marelli UM India’s production operations depend on uninterrupted access to essential utilities such as power, water, compressed air, and high-speed internet connectivity, all of which are critical for the continuous operation of SMT lines, THT systems, robotic assembly cells, test equipment, environmental controls, and digital production-management systems. Power interruptions—even short-duration voltage fluctuations, brownouts, or grid instability—can cause SMT line stoppages, thermal-profile deviations, solder-joint defects, equipment resets, data loss, and damage to sensitive electronic and robotic machinery. Water shortages or interruptions may impair cooling systems, cleaning processes, or facility-level environmental controls. Dependence on stable internet and network infrastructure also exposes the JV to operational risk, as ERP, MES, traceability systems, engineering-data repositories, and supplier/OEM communication portals require constant connectivity; any network or internet outage may halt scheduling, material tracking, and production-control functions. Additionally, telecommunications disruptions may delay coordination with global Marelli teams for engineering approvals, issue resolution, or system support. Because most utility-related incidents occur without warning and redundancy systems may not fully offset prolonged interruptions, such disruptions can cause significant downtime, missed customer deliveries, rework, increased scrap, and higher operating costs. Persistent or severe utility instability may also trigger customer audits or impact future sourcing decisions. As a result, reliance on continuous utility availability presents a material operational risk to manufacturing continuity and financial performance.

Dependence on third-party logistics providers may expose the JV to transportation delays or cost escalation.

Marelli UM India relies on third-party logistics providers for the inbound transportation of imported electronic components, domestic movement of materials, warehousing services, and outbound shipment of finished goods to automotive OEMs. These logistics partners play a critical role in ensuring timely delivery of semiconductors, PCB assemblies, display modules, connectors, housings, and other time-sensitive components required for uninterrupted SMT and assembly-line operations. Any disruption in third-party logistics services—whether caused by labor strikes, vehicle shortages, port congestion, customs delays, regulatory inspections, road-transport restrictions, fuel-price volatility, carrier insolvency, or adverse weather conditions—may delay the arrival of essential materials or impede on-time delivery to OEM customers. Because many components are imported and integrated into just-in-time production schedules, even short transportation delays may lead to line stoppages, reduced throughput, missed PPAP milestones, or penalty exposure under OEM delivery agreements. Logistics partners may also increase freight rates due to rising fuel costs, capacity constraints, or global supply-chain volatility, which can materially elevate the JV’s cost structure, especially for air-freight shipments required in urgent situations. Furthermore, dependence on external carriers limits the JV’s control over handling quality, packaging integrity, and transit-related risks such as damage, loss, or pilferage. Any deterioration in logistics performance may weaken customer confidence, disrupt production continuity, and adversely affect financial results.

Macroeconomic, Geopolitical & Industry Risks

Automotive industry downturns may reduce customer demand and production volumes.

Marelli UM India’s business is closely tied to the performance of the automotive industry, which is inherently cyclical and sensitive to macroeconomic conditions, interest-rate movements, fuel prices, consumer sentiment, inflation, credit availability, regulatory changes, and geopolitical developments. During industry downturns or periods of weak vehicle demand, OEMs typically scale back production schedules, postpone new model launches, reduce inventory levels, and aggressively rebalance sourcing across their supplier base. Such actions directly affect the JV’s order volumes, throughput, and revenue visibility, given its reliance on long-cycle platform programs from a concentrated set of OEM customers. Additionally, downturns often trigger intensified cost-reduction pressures, with OEMs demanding price cuts or value-engineering concessions that may further compress margins. Reduced vehicle production may also impair the JV’s ability to absorb fixed manufacturing costs, maintain optimal SMT and assembly-line utilization, or fund ongoing R&D and tooling investments. Prolonged industry slowdowns may delay recovery of engineering expenses, disrupt working-capital cycles, and weaken the JV’s competitive positioning for future program nominations. As a result, adverse automotive industry conditions may materially reduce customer demand, shrink production volumes, and negatively impact Marelli UM India’s financial performance and operating stability.

Geopolitical tensions affecting semiconductor supply chains may constrain output.

Marelli UM India depends on a global semiconductor ecosystem that is highly sensitive to geopolitical developments, including trade disputes, export-control restrictions, sanctions, territorial conflicts, and diplomatic strains involving semiconductor-producing nations such as the United States, China, Taiwan, Japan, and South Korea. Semiconductors used in automotive electronics—such as microcontrollers, power-management ICs, display drivers, and memory modules—are typically manufactured in highly concentrated geographic regions, many of which are exposed to escalating geopolitical uncertainty. Any deterioration in U.S.–China trade relations, restrictions on chipmaking equipment exports to Asia, tensions in the Taiwan Strait, shifts in Indo-Pacific strategic policy, or sanctions imposed on specific chipmakers may disrupt manufacturing capacity, limit cross-border shipments, or restrict access to advanced components. These risks may be further exacerbated by government intervention, strategic stockpiling, prioritization of defense or consumer-electronics demand, or reallocation of foundry capacity by major global fabs. Even indirect geopolitical events—such as maritime disruptions, port closures, or diplomatic conflicts impacting air-cargo routes—may significantly extend lead times or trigger sudden price increases. Because many automotive semiconductors are single-sourced, require automotive-grade qualification, and cannot be easily substituted, any geopolitical disruption in global chip supply may halt SMT operations, delay OEM deliveries, and materially constrain production output. Prolonged geopolitical instability may also affect the JV’s ability to secure long-term supply contracts, thereby increasing operational uncertainty and financial risk.

Inflationary pressures may increase input costs and erode margins.

Marelli UM India operates in a cost-sensitive industry where profitability is significantly influenced by the price of electronic components, raw materials, freight, utilities, and labor—each of which is subject to inflationary pressures. Periods of high inflation in India or globally may increase the cost of semiconductors, PCB substrates, display modules, mechanical housings, soldering materials, packaging, chemicals, and other inputs essential to SMT and assembly operations. Rising transportation, fuel, and logistics expenses may further elevate the landed cost of imported materials. Domestic inflation may also increase wages for skilled technicians, engineers, and contract labor, reflecting heightened competition for talent in the automotive and electronics sectors. Because OEM pricing agreements often lock in commercial terms for extended periods and impose aggressive cost-down requirements, the JV may be unable to pass increased costs through to customers in a timely or adequate manner. Sustained inflation may also raise borrowing costs, utility charges, facility-maintenance expenses, and the cost of spare parts, thereby compounding margin pressure. In extreme inflationary environments, working-capital requirements may rise sharply due to higher inventory valuations and elongated cash-conversion cycles. If inflation continues to accelerate without commensurate adjustments in OEM pricing or internal cost efficiencies, Marelli UM India’s margins, liquidity, and overall financial performance may be materially and adversely affected.

Unfavorable changes in trade policies, duties, or taxes may impact cost structures.

Marelli UM India depends heavily on imported electronic components—including semiconductors, PCB assemblies, display units, sensors, microcontrollers, and specialized mechanical parts—that are subject to evolving trade policies, tariff regimes, and taxation frameworks. Any change in India’s import-duty structure, customs valuation rules, GST rates, surcharge levels, or exemption schemes may materially increase the landed cost of these essential materials. Additionally, shifts in global trade policies—such as imposition of retaliatory tariffs, anti-dumping duties, export controls, new Free Trade Agreements, or changes in Most-Favored-Nation status—may disrupt existing commercial terms or restrict access to certain components sourced from key countries. Regulatory changes affecting Special Economic Zones (SEZs), export-promotion schemes, bonded-warehouse rules, or duty-drawback mechanisms may further alter cost dynamics or diminish fiscal incentives currently available to the JV. Changes in cross-border tax regulations, transfer-pricing norms, or intercompany invoicing requirements may also increase compliance burdens and financial risk. Because the JV operates on thin margins and relies on long-term OEM contracts that may not permit immediate price adjustments, even moderate increases in duties or taxes can materially erode profitability. Unfavorable shifts in trade or tax policy may also lengthen procurement lead times, require supply-chain restructuring, or necessitate renegotiation of commercial terms with suppliers. As a result, adverse regulatory changes in trade, duty, or tax environments may significantly impact the JV’s cost structure, competitiveness, and financial performance.

Risks Related to Intercompany Transactions

Intercompany pricing, technical-fee arrangements, or royalty structures may be scrutinized by tax authorities.

Marelli UM India engages in various cross-border transactions with Marelli group entities, including the purchase of specialized components, payment of technical‐service fees, use of shared engineering platforms, access to proprietary software and design tools, and royalty charges associated with global IP ownership. These intercompany arrangements must comply with Indian transfer-pricing regulations, OECD guidelines, and documentation requirements prescribed under the Income Tax Act. Because such transactions involve intangible assets, high-value electronics, and complex cost-sharing models, they are inherently subject to increased scrutiny by tax authorities. Any challenge by Indian tax authorities regarding the arm’s-length nature of technical fees, royalties, allocation of global costs, or transfer-pricing benchmarks may result in tax adjustments, penalties, interest liabilities, prolonged audits, or litigation. Additionally, evolving global tax rules—including BEPS norms, Pillar Two minimum-tax frameworks, and cross-border data/technical-services regulations—may increase compliance burdens and require modification of existing intercompany agreements. Disputes over transfer pricing may also disrupt cash flows, necessitate changes in pricing structures, or require renegotiation of commercial terms with Marelli group entities. If authorities determine that intercompany pricing does not adequately reflect arm’s-length principles, the JV may face significant financial exposure and reputational risk. Such outcomes could materially impact profitability, compliance costs, and the stability of cross-border operating arrangements.

Any delay or change in intercompany settlements may affect cash flow.

Marelli UM India engages in multiple cross-border and domestic intercompany transactions with Marelli group entities, including procurement of components, reimbursement of engineering services, settlement of technical fees, royalty payments, shared service charges, and recovery of tooling or validation costs. These transactions require timely invoicing, reconciliation, and settlement in accordance with intercompany agreements and applicable tax regulations. Any delay, modification, or disruption in intercompany settlements—whether caused by operational issues, foreign-exchange constraints, group-level restructuring, liquidity challenges at any Marelli affiliate, internal approval delays, or changes in transfer-pricing policies—may materially affect the JV’s cash-flow position. Because the JV operates with thin capitalization and significant working-capital requirements, delays in receiving reimbursements or intercompany receivables may constrain its ability to fund day-to-day operations, procure critical imported components, or meet supplier and statutory obligations. Conversely, delays in settling intercompany payables may lead to disputes, interest charges, regulatory scrutiny, or strained relationships with Marelli group entities. Changes in intercompany commercial terms—such as revised payment cycles, altered pricing, or realignment of cost-sharing structures—may further impact liquidity forecasts and financial stability. Prolonged or repeated disruptions in the intercompany-settlement process may materially impair cash-flow management, increase reliance on external borrowings, and adversely affect the JV’s operational continuity and financial performance.

Dependence on Marelli global entities for licenses or shared services may create continuity risks.

Marelli UM India relies on various Marelli group entities for access to critical licenses, proprietary software, engineering tools, validation frameworks, cybersecurity infrastructure, IT services, and shared technical resources that support its development and manufacturing operations. These shared-service arrangements often include intellectual-property licenses, platform-level design updates, specialized test scripts, calibration files, quality-management systems, global procurement tools, and enterprise-wide IT platforms. Any disruption, modification, or termination of these shared services—whether due to group-level restructuring, cost-reduction initiatives, reallocation of resources, changes in strategic priorities, or divergence in commercial interests—may impair the JV’s ability to maintain compliance with OEM requirements, execute engineering programs, or operate its production systems efficiently. Because the JV may not possess standalone rights or capabilities to replicate certain global platforms or proprietary resources, it may be forced to undertake costly migrations, renegotiate new licensing arrangements, or develop alternative systems under compressed timelines. Dependencies on global entities also expose the JV to foreign operational risks, including IT outages, cybersecurity incidents, or resource shortages occurring outside India. Any disruption in these shared-service relationships may materially affect operational continuity, delay program milestones, increase compliance burdens, or weaken the JV’s competitive positioning in future OEM nominations.

PLAN OF DISTRIBUTION

Tejascore Techsystems Inc. (the “Company,” “we,” “us,” or “our”) is offering up to 75,000,000 shares of our common stock, par value $0.0001 per share, at a fixed price of $1.00 per share in a Regulation A, Tier 2 offering on a self-underwritten, no-minimum, best-efforts basis. We may also engage one or more registered broker-dealers to assist in the sale of our securities; however, as of the date of this Offering Circular, no broker-dealer has been engaged. If a broker-dealer is later retained, we will file an amendment to this Offering Circular and include a revised Plan of Distribution describing the compensation and terms of such engagement.

Nature of Best-Efforts Offering

In a best-efforts offering, neither the Company nor any prospective agent is obligated to purchase or sell a specific number or dollar amount of securities. Instead, the Company will use its commercially reasonable efforts to offer and sell the shares to qualified investors. Because there is no minimum offering amount, the Company may accept subscriptions for any number of shares, from any number of investors, up to the maximum of 75,000,000 offered.

Use of Third-Party Escrow Agent

All subscription proceeds, regardless of whether they are received directly by the Company or through a participating broker-dealer, will be transmitted to an independent, third-party escrow agent promptly upon receipt. Investor funds will not be commingled with the Company’s operating accounts prior to release from escrow.

Funds will remain in escrow until one or more of the following acquisition-related release conditions are satisfied-

1.The Company has executed a definitive purchase agreement for the acquisition of Alpha Maier, Marelli UM Electronics India, or Paragon GmbH & Co. KGaA;

2.Any material closing conditions relating to such acquisition have been met or waived;

3.The Company has raised at least the minimum amount of capital required to complete the specific acquisition stage for which the funds will be used;

4.All regulatory, governmental, lender, or shareholder approvals necessary for that acquisition stage have been obtained; or

5.The Company elects to release funds for permitted working-capital or integration purposes in accordance with the terms of this Offering Circular and with the consent of the escrow agent.

If the Company is unable to satisfy a release condition for a specific acquisition, the corresponding subscription funds will continue to remain in escrow. Upon expiration or termination of the offering, all unused funds will be returned to investors without deduction, unless the investor affirmatively consents to an alternative permitted use.

Alternative Use of Funds by Investor Consent

If any portion of an investor’s subscription proceeds remains in escrow because the corresponding acquisition milestone is not met, each investor will be given the opportunity to decide whether such funds may be used for an alternative purpose described in this Offering Circular. Investors will receive a written notice from the Company outlining the alternative use, the reason the original milestone was not achieved, and the expected impact on the Company’s business plan. Investors will then be required to affirmatively consent—either electronically or in writing—before any portion of their escrowed funds may be released for such alternative use. If an investor does not provide consent, their funds will remain in escrow and will be returned to them at the termination of the offering. This process ensures that investors retain full control over how their capital is ultimately deployed.

Subscription Procedures

Investors may subscribe for shares by completing and executing a Subscription Agreement, which is available electronically on the Company’s website or through the online subscription portal utilized by the Company. Investors must-

1.Complete all required identification and qualification information;

2.Consent to electronic delivery of Offering Circular updates;

3.Provide all required anti-money-laundering (AML) and Know-Your-Customer (KYC) information;

4.Execute the Subscription Agreement electronically; and

5.Remit payment in U.S. dollars via wire transfer, ACH, credit card (if permitted), or other methods accepted by the escrow agent.

The Company will review each subscription for completeness and compliance. The Company reserves the right to accept or reject any subscription, in whole or in part, for any reason or for no reason. Subscriptions are irrevocable until either accepted by the Company or returned by the escrow agent. Upon acceptance of a subscription and the satisfaction of applicable escrow conditions, the Company will instruct the escrow agent to release the corresponding funds to the Company, and shares will be recorded in book-entry form by our designated transfer agent.

The Company will not issue or record any shares of common stock unless and until a registered transfer agent has been formally appointed. All shares sold in this Offering will be issued in book-entry form through the transfer agent following subscription acceptance and satisfaction of escrow release conditions.

Offering Through Broker-Dealer (If Later Appointed)

If the Company elects to engage a broker-dealer-

●The broker-dealer will be a FINRA member firm,

●Compensation to the broker-dealer will be disclosed in an amendment to this Offering Circular,

●All sales by the broker-dealer will be conducted on a best-efforts basis,

●The Company may incur additional commissions, marketing fees, or non-accountable expenses, which will be described when applicable.

No broker-dealer is authorized to make statements or representations other than those contained in this Offering Circular.

Electronic Offering and Internet Distribution

This offering may be conducted, in part, through an online platform, via the Company’s website, or such other portal as the Company may utilize. Investors may-

●Access offering materials

●Review updates

●Complete subscription documents

●Receive confirmations

●Access investor dashboards

This electronic distribution does not change the terms of the offering or the rights of investors.

Investor Suitability and Limitations

Under Regulation A, Tier 2, non-accredited investors may invest no more than 10% of the greater of their-

●Annual income; or

●Net worth.

Investors must represent compliance with these limits in the Subscription Agreement. The Company may rely on investor representations unless it has actual knowledge to the contrary.

State “Blue Sky” Compliance

Because this is a Regulation A, Tier 2 offering, the shares offered are exempt from state registration requirements, although states may require notice filings and fees. The Company will file such notices as required.

Delivery of Shares

Shares will be issued in book-entry form only, without physical certificates, and will be recorded by our registered transfer agent. Shares will be delivered only after-

●Subscription acceptance

●Escrow release conditions are satisfied

●Funds are released to the Company

Investors will receive electronic confirmation of share ownership.

Compensation of Persons Involved in Distribution

As of the date of this Offering Circular, the Company-

●Has not engaged a broker-dealer;

●Does not intend to pay commissions to officers, directors, or employees;

●May retain third-party marketing or technology vendors for administrative functions only.

Any engagement of a broker-dealer or compensation change will be disclosed in an amendment.

Termination of the Offering

This offering will terminate on the earliest of-

●The date on which all offered shares are sold;

●The date one year from the qualification of this Offering Circular;

●A date earlier if determined by the Company.

Subscriptions not yet accepted at termination will be returned promptly.

HOW WE PLAN TO USE PROCEEDS FROM THE SALE OF OUR SHARES

We intend to use the net proceeds from the sale of shares in this offering primarily to fund the staged acquisition of controlling and significant minority interests in three operating companies—Alpha Maier Private Limited (India), Marelli UM Electronic Systems Private Limited (India), and Paragon GmbH & Co. KGaA & Co. (Germany)—and to support related transactions, integration, and corporate purposes. This offering is being conducted on a best-efforts basis, and there is no minimum amount of proceeds required to be raised for the offering to close. As a result, the timing, sequencing, and extent of the uses of proceeds described below will depend on the actual amount of capital raised and the readiness of each acquisition to proceed to closing. Based on the Company’s current acquisition plan and preliminary valuation discussions, we estimate that approximately $35 million of the gross proceeds will be allocated toward the acquisition of Paragon GmbH & Co. KGaA & Co., including equity consideration, transaction-related costs, and customary closing adjustments. Paragon GmbH & Co. KGaA & Co. represents a strategically significant European platform opportunity, and proceeds allocated to this transaction are expected to be deployed only upon satisfaction of the applicable conditions precedent, including completion of due diligence, execution of definitive agreements, and receipt of required regulatory, contractual, or lender approvals. Funds earmarked for this acquisition will be released from escrow only when the escrow agent verifies that the applicable release conditions for this transaction have been met. We currently estimate that approximately $26 million of the gross proceeds will be allocated toward the acquisition of Marelli UM Electronic Systems Private Limited. This allocation is intended to fund the purchase consideration for the contemplated equity stake, together with transaction execution costs and related expenses. Marelli UM is expected to contribute automotive electronics manufacturing and program execution capabilities to the Company’s platform. As with all acquisitions contemplated by this offering, proceeds allocated to Marelli UM will be held in escrow and released only on a transaction-specific basis after the completion of required diligence, documentation, and approvals applicable to that acquisition. We further estimate that approximately $7.5 million of the gross proceeds will be allocated toward the acquisition of Alpha Maier Private Limited. This allocation reflects the anticipated consideration for a controlling interest and related transaction costs. Alpha Maier is expected to provide complementary manufacturing and operational capabilities within the Company’s intended integrated platform. Funds designated for this acquisition will remain in escrow until the conditions for release specific to this transaction are satisfied, and will not be used to fund any other acquisition or corporate purpose unless investors affirmatively consent to an alternative use as described elsewhere in this Offering Circular. In addition to acquisition consideration, we estimate that approximately $4.5 million of the gross proceeds will be used for transaction-related expenses, integration planning, and post-closing operational alignment. These costs may include legal, accounting, valuation, regulatory, and advisory fees; integration consulting; systems harmonization; financial reporting alignment; working-capital normalization planning; and other costs necessary to support the orderly integration of acquired businesses. These expenditures are expected to be incurred progressively as acquisitions close and integration activities commence. We also expect to allocate approximately $2.0 million of the gross proceeds to general corporate purposes and operating expenses following the completion of one or more acquisitions. These purposes may include corporate governance expenses, public company compliance costs, insurance, professional fees, internal reporting infrastructure, investor communications, and working capital to support the consolidated business. Prior to the release of any escrowed funds, the Company does not intend to use offering proceeds for general corporate operations, and any such use will occur only after the applicable escrow release conditions have been met. All subscription proceeds from this offering will initially be deposited into an escrow account and will not be available to the Company for use until the escrow agent has verified that the applicable conditions for release have been satisfied. Because each contemplated acquisition has a different purchase price, regulatory pathway, and readiness timeline, escrowed funds are expected to be released on an acquisition-by-acquisition basis rather than simultaneously. This structure allows the Company to proceed with a particular acquisition when it becomes ready, without requiring that all contemplated acquisitions be completed at the same time. The amounts and allocations described above represent management’s current estimates based on preliminary discussions and assumptions. Actual uses of proceeds may vary depending on, among other things, the final terms of acquisition agreements, the timing of closings, regulatory or contractual requirements, currency fluctuations, and the total amount of capital raised in this offering. Management retains discretion to adjust the timing and allocation of proceeds among the uses described above, subject to the escrow arrangements, investor consent requirements for alternative uses, and the overall acquisition strategy disclosed in this Offering Circular. We have incurred approximately $250,000 in organizational, legal, advisory, and transaction-related expenses to date, all of which have been borne by the founders. The founders do not seek, and will not seek, reimbursement of these amounts from the proceeds of this offering. The use of proceeds described herein should not be construed as representing a guarantee that any particular acquisition will be completed or that the Company will deploy all proceeds as currently anticipated. If one or more acquisitions do not close or are delayed, funds allocated to those transactions will remain in escrow unless and until investors affirmatively elect to permit an alternative use of such funds or the offering terminates, in which case such funds will be returned to investors in accordance with the escrow arrangements.

Priority Order of Use of Proceeds

In deploying the proceeds of this offering, the Company intends to apply funds in a defined priority order to ensure disciplined capital allocation and alignment with the core objectives of this offering. First priority will be given to funding acquisition-related consideration and transaction closing costs for each contemplated acquisition, including payments required to consummate the purchase of equity interests and to satisfy contractual and regulatory closing conditions. Second priority will be given to transaction execution, integration planning, and post-closing operational alignment expenses directly related to the acquired businesses, including professional fees, systems integration, and reporting harmonization. Third priority will be given to general corporate purposes and operating expenses of the Company following the completion of one or more acquisitions, including public company compliance costs, governance expenses, insurance, and working capital. No proceeds will be applied to lower-priority uses unless higher-priority obligations have been satisfied or adequate funds have been reserved for those purposes in escrow.

Use of Proceeds in the Event of a Partial Raise

Because this offering is being conducted on a best-efforts basis with no minimum offering amount, it is possible that the Company may raise less than the maximum offering amount. In such an event, the Company intends to deploy proceeds in a scaled and disciplined manner consistent with the priority order described above. Management may elect to complete one or more acquisitions in stages, pursue a reduced ownership percentage in a particular target, defer or postpone certain acquisitions, or re-sequence the timing of closings based on the amount of capital raised and the readiness of each transaction. Proceeds will not be committed to any acquisition unless the amount available is sufficient, in management’s judgment, to complete that acquisition stage and support the associated transaction and integration costs. Any proceeds not immediately deployable for an acquisition will remain in escrow until applicable release conditions are satisfied or, if not ultimately deployed, will be returned to investors or used for an alternative purpose only with investor consent, as described elsewhere in this Offering Circular.

No Use of Proceeds for Promoter or Insider Liquidity

None of the proceeds from this offering will be used to provide liquidity to the Company’s founders, directors, executive officers, or other insiders. The Company does not intend to use any portion of the offering proceeds to repay or reimburse founder or insider expenses, to redeem, repurchase, or otherwise acquire shares held by insiders, to pay dividends or distributions, or to satisfy any personal obligations of the Company’s founders, directors, or executive officers. All proceeds of this offering are intended to be applied solely toward the acquisition-related, integration, and corporate purposes described in this Offering Circular, subject to the escrow arrangements and release conditions governing the use of funds.

Gross Proceeds Clarification

The dollar amounts and allocations described in this section are based on gross proceeds from the sale of shares in this offering and do not reflect deductions for offering expenses, transaction costs, escrow fees, or other related expenditures unless expressly stated otherwise. Actual net proceeds available to the Company for the uses described herein will be reduced by such expenses, the amount and timing of which may vary depending on the level of subscription, the sequencing of acquisitions, and the timing of escrow releases.

Escrow Release Timing Uncertainty

There is no assurance as to the timing of the release of subscription funds from escrow. The release of proceeds is subject to the satisfaction of transaction-specific conditions, including completion of due diligence, execution of definitive agreements, receipt of required regulatory or third-party approvals, and verification by the escrow agent that all applicable release conditions have been met. These conditions may take longer than anticipated to satisfy, and as a result, investor funds may remain in escrow for an extended period of time. Delays in escrow releases may affect the timing of acquisitions, the Company’s ability to deploy capital as currently anticipated, or the overall execution of the Company’s business plan.

No Assurance of Full Deployment of Proceeds

There can be no assurance that the Company will be able to deploy all of the proceeds of this offering in the manner or within the timeframes currently contemplated. The actual use of proceeds may differ from the plans described in this Offering Circular due to changes in market conditions, regulatory or contractual requirements, due diligence findings, availability of suitable acquisition opportunities, or other factors beyond the Company’s control. Accordingly, a portion of the proceeds may remain in escrow for an extended period, may be redeployed for alternative permitted purposes with investor consent, or may be returned to investors in accordance with the escrow arrangements if not ultimately deployed.

Cross-Reference to Risk Factors

The foregoing discussion of the Company’s planned use of proceeds involves numerous assumptions and is subject to significant risks and uncertainties. Investors are urged to carefully review the risk factors described under the heading “Risk Factors” elsewhere in this Offering Circular, including risks relating to the Company’s acquisition strategy, escrow arrangements, regulatory approvals, timing and completion of acquisitions, and the potential for changes in the actual use of proceeds.

Estimates Based on Current Assumptions

The estimated allocations of proceeds described in this section are based on management’s current assumptions, preliminary negotiations, and information available as of the date of this Offering Circular. These estimates reflect management’s present expectations regarding acquisition valuations, transaction structures, timing of closings, and associated costs, all of which remain subject to change as due diligence progresses, definitive agreements are negotiated, regulatory and third-party approvals are obtained, and market or operating conditions evolve. As a result, the actual amounts ultimately applied to each use of proceeds may differ, potentially materially, from the estimates described herein.

No Commitment to Complete Any Specific Acquisition

The Company has not committed, and does not intend to commit, to complete any specific acquisition unless and until all applicable conditions precedent have been satisfied, including completion of due diligence, execution of definitive agreements, receipt of required regulatory and third-party approvals, and verification of escrow release conditions. The contemplated acquisitions described in this Offering Circular represent management’s current strategic objectives rather than binding commitments, and there can be no assurance that any particular acquisition will be consummated on the terms currently anticipated, or at all. Management retains discretion to suspend, modify, defer, or abandon any acquisition based on due diligence findings, changes in market conditions, regulatory developments, or other factors, without completing that transaction.

Management-Directed Use of Proceeds

The allocation and application of the proceeds described in this section reflect management’s current intentions and expectations and do not constitute contractual obligations or binding commitments to apply proceeds in any specific manner or sequence. Subject to the escrow arrangements, investor consent requirements for alternative uses, and the priority framework described herein, management will direct the use of proceeds based on evolving circumstances, including acquisition readiness, due diligence outcomes, regulatory requirements, and the overall strategic needs of the Company. Accordingly, the actual deployment of proceeds may differ from the allocations described, and such differences should not be interpreted as deviations from the Company’s disclosed business strategy.

No Use of Proceeds for Speculative or Unrelated Investments

The Company does not intend to use any portion of the proceeds from this offering for speculative activities or investments unrelated to its disclosed business strategy. Specifically, offering proceeds will not be used for securities trading, derivatives, cryptocurrencies or digital assets, commodities speculation, real estate investments unrelated to operating requirements, or any other activities that are not directly connected to the Company’s acquisition strategy, integration efforts, or ongoing corporate operations. All uses of proceeds will be aligned with the business objectives described in this Offering Circular and will remain subject to the escrow arrangements and applicable release conditions.

No Use of Proceeds for Speculative or Unrelated Investments

The Company does not intend to use any portion of the proceeds from this offering for speculative activities or investments unrelated to its disclosed business strategy. Specifically, offering proceeds will not be used for securities trading, derivatives, cryptocurrencies or digital assets, commodities speculation, real estate investments unrelated to operating requirements, or any other activities that are not directly connected to the Company’s acquisition strategy, integration efforts, or ongoing corporate operations. All uses of proceeds will be aligned with the business objectives described in this Offering Circular and will remain subject to the escrow arrangements and applicable release conditions.

Offering Expenses Relative to Proceeds

The Company expects that the aggregate expenses associated with this offering, including legal, accounting, escrow, regulatory, and other professional fees, will be modest relative to the total gross proceeds raised in this offering. While the actual amount of such expenses may vary depending on the duration of the offering, the level of investor participation, and the sequencing of acquisition-related activities, management does not anticipate that offering-related expenses will materially reduce the capital available to fund the acquisition and integration objectives described in this Offering Circular.

Escrow as the Primary Investor Safeguard

The Company believes that the escrow structure governing this offering represents the primary safeguard for investors with respect to the use of proceeds. All subscription funds will remain under the control of the escrow agent and will not be accessible to the Company until objective, transaction-specific release conditions have been satisfied and verified. This structure is intended to ensure that investor funds are deployed only for the permitted purposes described in this Offering Circular, aligned with acquisition readiness and regulatory compliance, while protecting investors from premature or unauthorized use of proceeds.

Parallel Regulation A and Regulation D Capital Raising Activities

In addition to this Regulation A offering, the Company has raised and may continue to raise capital through one or more private placements conducted in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including Regulation D thereunder (the “Regulation D Offerings”). This offering and any Regulation D Offerings are separate and distinct offerings, are being conducted pursuant to different exemptions under the Securities Act, and are intended to comply independently with all applicable federal and state securities laws.

Regulation A Offering

The Company is offering up to $75,000,000 of its securities pursuant to Regulation A, Tier 2, of the Securities Act (this “Offering”). This Offering is being conducted pursuant to an offering statement qualified by the Securities and Exchange Commission (the “SEC”) and permits sales to both accredited and non-accredited investors, subject to applicable investment limitations for non-accredited investors. The securities offered in this Offering are being sold directly by the Company, and the Company has not engaged any underwriter, placement agent, or selling agent in connection with this Offering as of the date of this Offering Circular. The Company may, however, engage one or more placement agents, selling agents, or other intermediaries in the future, in which case the material terms of such arrangements will be disclosed in a supplement or amendment to this Offering Circular.

Regulation D Private Placements

Separately from this Offering, the Company has conducted and may continue to conduct private placements of its securities pursuant to Regulation D, including Rule 506(b) and/or Rule 506(c), to raise up to an aggregate of $30,000,000. Securities sold in Regulation D Offerings are offered only to investors who meet the applicable eligibility requirements under Regulation D, including accredited investor status, and are subject to resale restrictions. The securities offered pursuant to Regulation D are not qualified under Regulation A and are not included in the maximum offering amount of this Offering. The Company has not engaged any placement agent, underwriter, or broker-dealer in connection with any Regulation D Offering as of the date of this Offering Circular. If the Company engages any such intermediary in the future, the material terms of such engagement, including compensation arrangements, will be disclosed in accordance with applicable securities laws.

Separation of Offerings and Integration Considerations

The Company intends to conduct this Offering and any Regulation D Offerings in a manner designed to avoid the integration of the offerings for purposes of the Securities Act. Each offering is structured to rely on a separate exemption, involves different investor eligibility standards, and is being conducted pursuant to its own offering materials and subscription documentation. The Company will take reasonable steps to ensure that offers and sales under Regulation D are made only to eligible investors and in compliance with the conditions of Regulation D, and that offers and sales under Regulation A are made solely pursuant to this Offering Circular and related materials. Although the Company may conduct Regulation D Offerings before, concurrently with, or after this Offering, there can be no assurance that the SEC or any other regulatory authority will not assert that one or more such offerings should be integrated. In the event of an adverse integration determination, the Company could be required to modify its capital-raising strategy, could lose the benefit of one or more exemptions, or could be subject to regulatory enforcement actions or rescission claims. The Company intends to fund certain post-acquisition integration, compliance, and working capital requirements through one or more private placements conducted pursuant to Regulation D under the Securities Act. Proceeds raised in any Regulation D private placement, if any, are separate from and in addition to the proceeds raised in this Offering and are not included in the estimated use of proceeds table above.The Company currently expects that proceeds from any Regulation D private placement may be used for post-acquisition integration activities, including financial reporting alignment, internal controls implementation, audit readiness, compliance systems, public company governance infrastructure, ongoing legal and regulatory compliance costs, and general working capital. The Company does not intend to use any proceeds from Regulation D offerings to pay offering-related expenses incurred in connection with this Regulation A offering.

Use of Proceeds and Capital Flexibility

The Company intends to use the net proceeds from this Offering and from any Regulation D Offerings for general corporate purposes, which may include, without limitation, funding acquisitions or strategic investments, working capital, capital expenditures, product development, repayment of indebtedness, and operating expenses. The Company does not intend to allocate specific uses of proceeds exclusively to one offering or the other, and proceeds from this Offering and from Regulation D Offerings may be used interchangeably, subject to the Company’s liquidity needs and strategic priorities. Investors should note that proceeds raised in Regulation D Offerings may be raised on different terms than the securities offered in this Offering, including differences in pricing, liquidation preferences, conversion features, voting rights, information rights, or other contractual protections. Such differences could result in dilution or preferential rights in favor of Regulation D investors relative to investors in this Offering.

Potential Impact on Investors and Dilution

The completion of Regulation D Offerings in parallel with or subsequent to this Offering could result in additional dilution to investors participating in this Offering, depending on the terms and pricing of the securities sold in such private placements. The Company is not obligated to offer investors in this Offering the opportunity to participate in any Regulation D Offerings, and investors in Regulation D Offerings may receive securities with rights that are senior or otherwise different from those offered hereby.

No Assurance of Completion

There can be no assurance that the Company will successfully raise the full $75,000,000 in this Offering or the full $30,000,000 in Regulation D Offerings, or that either offering will be completed at all. The timing, amount, and terms of any future Regulation D Offerings will depend on market conditions, investor demand, the Company’s financial condition, and other factors.

Status of Regulation D Private Placement

The Company has not completed any Regulation D private placement as of the date of this Offering Circular. The Company has filed, or expects to file, a Form D in connection with one or more contemplated private placements pursuant to Regulation D; however, no binding commitments have been obtained from any investors, and the Company has not entered into any definitive subscription agreements in connection with any Regulation D offering. Any such private placements remain subject to market conditions, investor interest, the negotiation and execution of definitive documentation, and the satisfaction of applicable legal and regulatory requirements. The Company may conduct Regulation D private placements before, concurrently with, or after this Offering, but there can be no assurance as to the timing, amount, or terms of any such private placements, or that any such private placements will be completed at all. Securities sold pursuant to Regulation D, if any, may be offered on terms that differ from those offered in this Offering, including with respect to pricing, rights, and preferences.

Use of Proceeds and Separation of Offering Expenses

The Company does not intend to use any proceeds from securities sold pursuant to Regulation D to pay, reimburse, or otherwise fund any costs or expenses incurred in connection with this Regulation A offering. All offering-related expenses associated with this Regulation A offering, including legal, accounting, filing, and advisory fees, will be paid separately from the proceeds of any Regulation D private placement. Proceeds, if any, raised pursuant to Regulation D are intended to be used solely for general corporate purposes and strategic initiatives of the Company and will not be commingled with or allocated to the expenses of this Offering. This separation is intended to ensure that the Regulation A offering and any Regulation D private placements remain distinct transactions and are conducted independently in accordance with their respective exemptions under the Securities Act.

Estimated Use of Proceeds (Assuming 100% of the Offering Is Raised)

Category	Estimated Amount (USD)	% of Net Proceeds	Description
Acquisition Consideration – Paragon GmbH & Co. KGaA (50.0% Equity Interest)	$40.99 million	54.65%	Cash consideration for the acquisition of a 50.0% equity interest in a proposed operating business
Acquisition Consideration – Marelli UM Electronic Systems Private Limited (39.5% Equity Interest)	$25.84 million	34.45%	Cash consideration for the acquisition of a 39.5% equity interest in a proposed operating business
Acquisition Consideration – Alpha Maier Private Limited (51.0% Equity Interest)	$7.50 million	10.00%	Cash consideration for the acquisition of a 51.0% equity interest in a proposed operating business
Total Estimated Net Proceeds	$75.00 million	100.00%

Notes on Acquisition Consideration

●The acquisition consideration described above reflects the purchase of partial equity interests and does not represent the acquisition of 100% of any target business.

●The valuation of each target business was prepared on a 100% enterprise value basis, and the consideration to be paid by the Company reflects only the equity interest to be acquired.

●Acquisition consideration may be paid in one or more tranches, subject to definitive agreements and satisfaction of closing conditions.

Offering Expenses

Gross proceeds from this offering will be reduced by estimated offering-related expenses, including but not limited to:

●Legal and regulatory fees

●Audit and accounting fees

●Escrow, platform, and technology fees

●Filing, compliance, and professional advisory expenses

Offering expenses are included within the categories above and are expected to be paid from offering proceeds only after satisfaction of escrow release conditions.

Use of Proceeds Under Alternative Subscription Levels

If the Company raises less than the maximum offering amount, management intends to prioritize the use of proceeds as follows:

If Approximately 75% of the Offering Is Raised

●Fund at least one proposed acquisition, subject to renegotiation of transaction terms;

●Defer or reduce expenditures related to additional acquisitions;

●Limit post-acquisition integration activities to essential compliance and reporting requirements.

If Approximately 50% of the Offering Is Raised

●Focus on a single acquisition opportunity or minority investment with reduced consideration;

●Defer additional acquisitions and limit expenditures to transaction diligence, compliance, and essential operating costs;

●Maintain a greater portion of proceeds as working capital.

If Approximately 25% of the Offering Is Raised

●The Company may elect not to consummate any acquisition;

●Proceeds would be used primarily for professional fees, regulatory compliance, and evaluation of alternative strategic options;

●Escrowed funds may remain unreleased or be returned to investors in accordance with the escrow agreement.

Escrow-Related Limitations

All offering proceeds will initially be deposited into escrow. The Company will not have access to escrowed proceeds unless and until the applicable escrow release conditions are satisfied. There can be no assurance that such conditions will be satisfied or that any acquisition will be consummated. If escrow release conditions are not met, offering proceeds may remain in escrow for the duration of the offering period or be returned to investors in accordance with the terms of the escrow agreement.

Management Discretion

Although management intends to use the net proceeds from this offering as described above, it will have discretion to reallocate proceeds among the foregoing uses, subject to applicable legal requirements, escrow restrictions, and disclosure obligations. Any material changes in the use of proceeds will be disclosed as required under Regulation A.

PLAN OF OPERATIONS

(Next 12–24 Months)

Overview

Tejascore Techsystems Inc. is a development-stage holding company formed to pursue the acquisition of operating businesses in the automotive electronics and systems sector. As of the date of this Offering Circular, the Company has not generated operating revenues and does not own or control any operating subsidiaries. Accordingly, the Company’s operations during the 12-month period following the qualification of this Offering are expected to focus primarily on (i) regulatory compliance and public company infrastructure development, (ii) the evaluation and execution of acquisition-related activities, and (iii) post-acquisition integration planning, subject to the qualification of this Offering and the release of escrowed offering proceeds in accordance with the applicable escrow arrangements. The Company may not complete any acquisition during this period, and there can be no assurance that any proposed acquisition will be consummated.

Months 1–3: Post-Qualification Readiness and Infrastructure Development

During the initial three months following qualification of this Offering, the Company expects to focus on establishing the foundational infrastructure required to operate as a public reporting company and to prepare for potential acquisition execution.

Planned activities during this period are expected to include:

●Finalizing public company compliance systems, including financial reporting processes, disclosure controls, and investor communications procedures;

●Completing audit and financial reporting readiness activities, including coordination with independent auditors and accounting advisors;

●Establishing internal policies and procedures related to corporate governance, risk management, and regulatory compliance;

●Engaging and coordinating with legal, accounting, tax, and transaction advisors in the United States, India, and Germany;

●Advancing acquisition due diligence efforts, including financial, operational, legal, and regulatory reviews of proposed target companies;

●Refining acquisition structures, governance frameworks, and preliminary post-closing integration plans; and

●Maintaining offering-related administrative activities, including investor communications and subscription processing, while offering proceeds remain held in escrow.

During this period, the Company does not expect to generate revenues and will continue to incur operating and administrative expenses related to professional fees, compliance costs, and organizational activities.

Months 4–6: Acquisition Diligence and Negotiation

During months four through six following qualification, the Company expects to continue and intensify its acquisition-related efforts, subject to the amount of capital raised in this Offering and the release of escrowed funds in accordance with the terms of the escrow agreement.

Planned activities during this phase are expected to include:

●Continuing confirmatory due diligence on one or more proposed acquisition targets;

●Negotiating definitive acquisition agreements, including share purchase agreements, shareholder arrangements, governance rights, and post-closing covenants;

●Evaluating regulatory, contractual, and third-party consent requirements in applicable jurisdictions;

●Coordinating with the escrow agent to implement escrow arrangements and confirm satisfaction of the applicable escrow release conditions following qualification of this Offering;

●Preparing integration roadmaps addressing financial reporting alignment, operational oversight, and governance implementation; and

●Refining post-acquisition capital requirements, working capital needs, and operational priorities.

The Company may determine not to proceed with any proposed acquisition based on due diligence findings, market conditions, regulatory considerations, or capital availability. If the Offering Statement is not qualified or escrowed funds are not released in accordance with the escrow agreement, offering proceeds will remain in escrow and will not be available to the Company.

Months 7–12: Potential Acquisition Closing and Integration Planning

During months seven through twelve following qualification, the Company’s operations will depend substantially on whether one or more acquisitions are completed and whether escrowed funds are released in accordance with the escrow arrangements.

If one or more acquisitions are consummated during this period, planned activities may include:

●Closing acquisition transactions and completing related regulatory, legal, and corporate formalities;

●Implementing governance and oversight arrangements with acquired businesses, including board representation and reporting protocols;

●Initiating post-closing integration activities, including financial consolidation planning, internal control alignment, and compliance harmonization;

●Coordinating post-acquisition audits, valuation assessments, and purchase accounting analyses, as applicable; and

●Supporting the operational continuity of acquired businesses while advancing longer-term integration initiatives.

If no acquisition is completed during this period, the Company expects to continue:

●Maintaining public company compliance and reporting obligations;

●Preserving capital by limiting expenditures to essential professional, compliance, and organizational costs;

●Evaluating alternative acquisition opportunities consistent with the Company’s disclosed strategy; and

●Managing escrowed funds strictly in accordance with the terms of the escrow agreement and applicable law.

Capital Resources and Operating Constraints

The Company’s ability to execute its plan of operations is dependent on the amount of capital raised in this Offering and the release of escrowed funds in accordance with the escrow arrangements. Until escrowed funds are released, the Company will not have access to offering proceeds for general corporate operations or acquisition funding. The Company does not currently have sufficient capital to independently complete acquisitions without the release of escrowed funds, and there can be no assurance that sufficient capital will be raised or that escrow release conditions will be satisfied.

No Assurance of Revenue or Profitability

The Company does not expect to generate operating revenues during the 12-month period following qualification unless one or more acquisitions are completed. Even if acquisitions are consummated, there can be no assurance that the Company will achieve profitability during this period or thereafter.

Forward-Looking Nature of Plan of Operations

This Plan of Operations contains forward-looking statements based on management’s current expectations and assumptions. Actual results may differ materially due to a variety of factors, including capital availability, acquisition execution risks, regulatory approvals, market conditions, and integration challenges.

Founder Payment of Offering Expenses

Certain costs and expenses related to the preparation and filing of this Offering Circular and the conduct of this Offering, including legal, accounting, and other professional fees, have been paid directly by our founders or their affiliates on our behalf. Our founders have not received, and do not intend to receive, reimbursement for such expenses from the proceeds of this Offering. Accordingly, no offering proceeds will be used to repay or reimburse our founders or their affiliates for expenses incurred in connection with this Offering. The payment of offering-related expenses by our founders was made voluntarily and without any contractual obligation on our part to repay or reimburse such amounts. No interest has accrued or will accrue on such amounts, and no notes payable, equity, or other consideration has been issued or will be issued in connection with such payments. These payments do not constitute loans or advances to the Company and do not give rise to any repayment obligation. While the payment of offering-related expenses by our founders reduces our near-term cash requirements, investors should not assume that our founders will continue to fund Company expenses in the future. Following the completion of this Offering, we expect to fund our operating, regulatory, and compliance costs primarily from the proceeds of this Offering and, if necessary, from additional financing transactions.

DILUTION

Dilution represents the difference between the price per share paid by investors in this offering and the net tangible book value per share after the offering. Net tangible book value represents our total tangible assets less total liabilities. As of the most recent balance sheet date, Tejascore Techsystems Inc. had net tangible book value of approximately $110,920, or approximately $0.000164 per share, based on 675,000,000 shares of common stock outstanding. After giving effect to the sale of 75,000,000 shares offered hereby at a public offering price of $1.00 per share, and assuming no offering expenses for purposes of this dilution calculation, our pro forma net tangible book value would increase to approximately $75,110,920, or approximately $0.100148 per share, based on 750,000,000 shares outstanding after the offering. This represents an immediate increase in net tangible book value of approximately $0.099984 per share to existing shareholders and an immediate dilution of approximately $0.899852 per share to new investors participating in this offering. Investors purchasing shares in this offering will pay a price substantially higher than the net tangible book value of the shares after the offering. The following table illustrates this dilution on a per-share basis. The public offering price was determined by management and is arbitrary; therefore, the offering price is substantially higher than net tangible book value per share and results in immediate and substantial dilution to purchasers in this offering.

Description	Amount
Public offering price per share	$1.00
Net tangible book value per share before offering	$0.000164
Increase in net tangible book value per share attributable to new investors	$0.099984
Net tangible book value per share after offering	$0.100148
Immediate dilution in net tangible book value per share to new investors	$0.899852

Because the shares sold in this offering will be issued at a price significantly higher than our net tangible book value per share, investors will experience immediate and substantial dilution upon purchase of the shares.

Dilution at Various Levels of Subscription

The following table sets forth, on a pro forma basis, the net tangible book value per share and the resulting dilution to new investors at various assumed subscription levels of this offering. The calculations below assume the issuance of the indicated number of shares at a public offering price of $1.00 per share, no offering expenses, and no other changes to our balance sheet.

Subscription Level	Shares Sold	Gross Proceeds	Pro Forma Net Tangible Book Value	NTBV per Share After Offering	Immediate Dilution per Share

25% of Offering	18,750,000	$18,750,000	$18,860,920	$0.027234	$0.972766
50% of Offering	37,500,000	$37,500,000	$37,610,920	$0.053344	$0.946656
75% of Offering	56,250,000	$56,250,000	$56,360,920	$0.077740	$0.922260
100% of Offering	75,000,000	$75,000,000	$75,110,920	$0.100148	$0.899852

At lower subscription levels, the net tangible book value per share after the offering will be lower, and the resulting dilution to new investors will be greater. Conversely, higher subscription levels increase net tangible book value per share and reduce dilution, although investors will continue to experience substantial dilution because the offering price significantly exceeds our historical net tangible book value per share.

Future Issuances / Additional Dilution

The dilution information presented above is based solely on the issuance of the shares offered hereby and does not give effect to any future issuances of common stock or securities convertible into, or exercisable for, common stock. In the future, we may issue additional shares of common stock, or securities convertible into or exercisable for common stock, in connection with financings, acquisitions, strategic partnerships, employee equity incentive arrangements, or other corporate purposes. Any such future issuances could result in additional dilution to investors in this offering and could reduce the proportionate ownership, voting power, and economic interests of investors purchasing shares in this offering.

Intangible Assets Excluded From Net Tangible Book Value

Net tangible book value represents our total tangible assets less total liabilities and excludes intangible assets, including goodwill, intellectual property, customer relationships, contractual rights, and other non-physical assets that may be developed or acquired in the future. As a result, the net tangible book value per share information presented above does not reflect the potential value of such intangible assets or their contribution to our business operations. Accordingly, the dilution figures presented may not be indicative of the economic value of the Company or the price at which our common stock may trade following this offering.

Offering Expenses Excluded From Dilution Calculations

The dilution calculations presented above assume that no offering expenses are incurred in connection with this offering. We expect to incur offering-related costs, including legal, accounting, auditing, regulatory, and other professional fees. If these offering expenses were included in the dilution calculations, our pro forma net tangible book value per share after the offering would be lower and the dilution to investors would be greater than the amounts presented.

Offering Price Not Related to Book Value

The public offering price of $1.00 per share was determined by our management and does not bear any relationship to our historical net tangible book value, assets, liabilities, results of operations, or any other established criteria of value. The offering price should not be considered an indication of the actual value of our common stock or of the price at which our common stock may trade following this offering.

Impact on Ownership Percentage

Investors purchasing shares in this offering will experience immediate dilution not only in net tangible book value per share but also in their percentage ownership interest in the Company. Upon completion of this offering, existing stockholders will own a substantially greater percentage of the outstanding shares than investors purchasing shares in this offering. This disclosure is non-numeric on purpose—the SEC does not require a percentage table unless requested.

Rounding

Certain amounts in the dilution calculations have been rounded for presentation purposes. Accordingly, totals may not sum precisely due to rounding.

DESCRIPTION OF OUR BUSINESS

Tejascore - Business Overview

Corporate Identity and Background

Tejascore Techsystems Inc. (“Tejascore,” “the Company,” “we,” “our,” or “us”) is a corporation duly incorporated under the laws of the State of Wyoming on October 28, 2025, and is in good standing with the Wyoming Secretary of State. The Company is organized as a for-profit corporation with perpetual existence and operates pursuant to its Articles of Incorporation and Bylaws, as adopted and amended from time to time. Tejascore is authorized to issue up to 750,000,000 shares of common stock, each with a par value of $0.0001 per share. The Company is not authorized to issue preferred shares; the number of preferred shares is zero (0) and no preferred stock is outstanding as of the date of this Offering Circular. Tejascore was established as a U.S.-based parent entity with the strategic purpose of creating an integrated platform in automotive electronics, mechatronics, smart cabin technologies, and advanced vehicle-systems engineering. The Company intends to operate as a holding and operating corporation overseeing multiple subsidiaries in India, Europe, and the United States, with centralized governance, strategic planning, investor relations, and compliance functions managed from the U.S. As of the date of this filing, Tejascore does not independently conduct manufacturing operations. Instead, the Company intends to expand through the acquisition of three established automotive-technology businesses—Marelli UM Electronic Systems Pvt. Ltd. (India), Paragon (Germany), and Alpha Maier Pvt. Ltd. (India)—subject to customary closing conditions and applicable regulatory approvals in the relevant jurisdictions. Tejascore was formed to create a scalable corporate structure capable of accessing U.S. capital markets, attracting institutional and retail investors, complying with U.S. federal securities regulations, and supporting a multi-jurisdictional growth and acquisition strategy across the global automotive supply chain.  Tejascore Techsystems, Inc. is a development-stage company formed to pursue the acquisition of operating businesses in the automotive electronics and systems sector. As of the date of this Offering Circular, the Company has not commenced revenue-generating operations, does not own or control any operating subsidiaries, and has not completed any acquisitions. The Company’s activities to date have been limited to organizational matters, evaluating potential acquisition targets, structuring the proposed offering, and preparing for the execution of its acquisition-driven business strategy. The Company’s future operations are entirely dependent on the successful completion of one or more strategic acquisitions and the subsequent integration and operation of the acquired businesses. Until such acquisitions are completed, the Company will not have operating revenues and will continue to incur operating and administrative expenses. There can be no assurance that the Company will successfully complete any proposed acquisitions, that any acquisitions completed will perform as expected, or that the Company will be able to generate revenues or achieve profitability following such acquisitions. The Company’s business strategy is centered on the proposed acquisition of operating businesses; however, as of the date of this Offering Circular, the Company has not completed any acquisitions and does not own or control any operating subsidiaries. The proposed acquisitions described in this Offering Circular are subject to negotiation and completion of customary and transaction-specific conditions, including the execution and delivery of definitive acquisition agreements, completion of confirmatory due diligence, receipt of required regulatory approvals and third-party consents (including, as applicable, customer, lender, and other counterparty consents), and the availability of financing sufficient to fund purchase consideration and post-closing working capital and integration requirements. The Company may revise the structure, timing, or terms of any proposed acquisition, pursue alternative acquisition opportunities, or elect not to proceed with one or more transactions based on due diligence findings, market conditions, regulatory developments, or capital availability. Accordingly, there can be no assurance that any proposed acquisition will be consummated on the terms currently contemplated, within any anticipated timeframe, or at all. Our acquisition strategy contemplates operating businesses in multiple jurisdictions, including India and Germany. These operations will subject us to local tax regimes, regulatory requirements, and compliance obligations, including income taxes, withholding taxes, indirect taxes, transfer pricing rules, and foreign exchange regulations. Compliance with these requirements may increase operating costs and require the use of external advisors. We have not completed any acquisitions as of the date of this offering, and any proposed transaction remains subject to definitive documentation, due diligence, regulatory approvals, and available financing.

U.S. Expansion Strategy

Tejascore Techsystems Inc. is a U.S.-incorporated holding company. While we currently intend to conduct substantially all near-term operational activities through subsidiaries outside the United States, we have developed a long-term strategy to establish a physical presence in the United States through the creation of an engineering office and, subject to market conditions and capital availability, a manufacturing or assembly facility. Over the next approximately 24 months, we expect to evaluate and, if commercially and financially feasible, begin establishing a U.S.-based engineering office focused on product development, design optimization, quality assurance, testing, and technical support. Such an engineering presence is intended to support both our international operations and our anticipated U.S. customer base, enhance product customization, and strengthen coordination between management, customers, and suppliers. In addition, we intend to assess the feasibility of establishing a U.S.-based manufacturing, assembly, or integration facility. Any such facility would be designed to support localized production, final assembly, or system integration, reduce lead times, address customer and regulatory requirements, and mitigate certain cross-border logistics and supply chain risks. The scope, location, and timing of any U.S. manufacturing or assembly operations have not yet been finalized. The establishment of the U.S.-based engineering and manufacturing operations will be subject to a number of factors, including, without limitation, the availability of capital, demand conditions, regulatory approvals, site selection, labor availability, cost considerations, and the successful execution of our overall growth strategy. We may pursue such expansion through organic development, strategic partnerships, joint ventures, or acquisitions. As of the date of this Offering Circular, we have not commenced U.S.-based engineering or manufacturing operations, have not entered into binding agreements relating to such facilities, and cannot provide assurance as to whether or when such operations will be established. Until such time, our U.S. activities will remain primarily limited to holding company functions, including corporate governance, strategic oversight, capital raising, investor relations, and compliance with U.S. securities laws.

Corporate Structure and Subsidiaries

Tejascore Techsystems Inc. is a holding company incorporated in the State of Wyoming. We currently do not conduct material operating activities directly and, as of the date of this Offering

Circular, have not generated operating revenues. Our business strategy contemplates conducting substantially all of our future operations through one or more subsidiaries, including subsidiaries to be established or acquired outside the United States. We intend to establish or acquire subsidiaries in India and Luxembourg to support our anticipated business activities, which may include, among other things, operational execution, regional management, intellectual property holding, financing structures, and compliance with local regulatory and commercial requirements. The precise legal structure, jurisdictional organization, ownership percentages, capitalization, and timing of formation or acquisition of such subsidiaries will depend on a variety of factors, including regulatory approvals, tax considerations, commercial arrangements, and the availability of capital. As a holding company, our ability to generate cash flow and service our obligations will depend on the operating performance of our subsidiaries and our ability to receive dividends, distributions, or other payments from such subsidiaries. The payment of dividends or other distributions by any future subsidiaries will be subject to applicable local laws, foreign exchange regulations, tax considerations, and any contractual restrictions to which such subsidiaries may be subject. As of the date of this Offering Circular, we have not consolidated any foreign subsidiaries in our financial statements. Any subsidiaries that are formed or acquired in the future will be evaluated for consolidation in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Until such subsidiaries are formed or acquired and commence operations, we will continue to be dependent on external financing to fund corporate and offering-related expenses. Our holding company structure involves additional risks, including risks related to cross-border operations, regulatory compliance in foreign jurisdictions, currency controls, tax regimes, and the potential limitations on our ability to move capital across jurisdictions. These risks are described in greater detail under the section titled “Risk Factors.”

Principal Executive Offices

Tejascore Techsystems Inc. maintains its principal executive and administrative office at-

1031 Ives Dairy Road, Suite 228
Miami, Florida 33179
United States

This location serves as the Company’s primary corporate office for management, strategic planning, financial oversight, regulatory compliance, investor relations, and coordination of cross-border operations. All corporate governance functions, including board activities, executive decision-making, financial reporting, legal administration, and oversight of acquisition and integration activities, are conducted from this address. The Company may establish additional operational, engineering, or regional offices in India, Germany, or other jurisdictions as part of its acquisition and growth strategy; however, the Miami office will continue to serve as

Tejascore’s registered and principal executive location for U.S. legal, regulatory, and administrative purposes.

Status of Proposed Acquisitions

The Company has entered into certain preliminary agreements, letters of intent, term sheets, counter-offers, and similar arrangements with respect to its proposed acquisitions and strategic investments (collectively, the “Preliminary Agreements”). These Preliminary Agreements are intended primarily to establish a framework for further discussions, define indicative commercial terms, and provide the Company with exclusivity while it evaluates the proposed transactions. The Preliminary Agreements are non-binding with respect to the consummation of any acquisition or investment, and none of them obligate the Company or the counterparty to complete a transaction. Any binding commitment to consummate an acquisition or investment will arise only upon the negotiation, execution, and delivery of definitive agreements. The completion of any proposed acquisition or investment remains subject to numerous conditions, including, without limitation, the satisfactory completion of financial, legal, tax, regulatory, operational, technical, and commercial due diligence; the negotiation and execution of definitive transaction documents (such as share purchase agreements, shareholders’ agreements, governance arrangements, and ancillary documentation); receipt of all required internal approvals (including approvals of the Company’s board of directors and, where applicable, shareholder approvals); receipt of any necessary regulatory approvals and third-party consents; confirmation that no material adverse changes have occurred with respect to the target businesses; agreement on final valuation, structure, and consideration; and the satisfaction or waiver of customary closing conditions. There can be no assurance that these conditions will be satisfied or that definitive agreements will be executed on terms acceptable to the Company, or at all. While the Preliminary Agreements are non-binding as to completion, they contain certain binding provisions, including provisions relating to exclusivity, confidentiality, restrictions on solicitation or negotiation with third parties, governing law, dispute resolution, and related procedural matters. During the applicable exclusivity periods, counterparties are generally restricted from soliciting, negotiating, or entering into alternative transactions with third parties, and the Company is afforded a period to conduct diligence and negotiate definitive documentation. In addition, certain Preliminary Agreements contemplate that a breach of exclusivity or other binding process-related covenants, or a withdrawal under specified circumstances, may result in monetary consequences, including the reimbursement of costs or the payment of specified penalties or damages. The Company has incurred and expects to continue to incur significant expenses in connection with the evaluation and pursuit of these proposed acquisitions and investments, including legal, accounting, advisory, and due diligence costs. Even if the Company ultimately elects not to proceed with a transaction, or is unable to satisfy the conditions to closing, such costs may not be recoverable. Moreover, if the Company fails to comply with the binding provisions of the Preliminary Agreements, including exclusivity or other process obligations, it could be exposed to contractual claims, penalties, or cost reimbursement obligations. Accordingly, although the Company believes that the Preliminary Agreements provide it with a structured process and a degree of exclusivity while it evaluates the proposed transactions, there can be no assurance that any acquisition or investment will be completed, that definitive agreements will be executed, or that any completed transaction will be on the terms currently contemplated. The failure to consummate one or more of these transactions, or the incurrence of costs or penalties in connection with them, could have a material adverse effect on the Company’s business, financial condition, results of operations, and prospects.

Strategic Rationale for Acquiring Multiple Complementary Businesses

The Company’s acquisition strategy is designed to assemble a complementary group of operating businesses whose capabilities span multiple layers of the automotive electronics and interior systems value chain, rather than acquiring a single standalone operating company. Management believes that acquiring multiple businesses with differentiated but complementary capabilities may provide a more resilient and strategically flexible operating platform than reliance on a single product line, technology, or geographic market. The automotive electronics and interior systems sector is characterized by increasing integration of mechanical components, electronics, software, and design aesthetics within a single vehicle program. Original equipment manufacturers (“OEMs”) increasingly prefer suppliers that can offer coordinated solutions across multiple subsystems, manage complex program execution, and support global production requirements. Management believes that assembling a group of businesses with complementary manufacturing, electronics, systems integration, and engineering capabilities may position the Company to better address these industry dynamics than a standalone, narrowly focused supplier. The proposed acquisitions have been identified based on their differentiated roles within the broader value chain. Each target company operates in a distinct but adjacent segment of automotive components and systems, with capabilities that management believes may be complementary when operated within a coordinated group structure. Rather than duplicating capabilities, the proposed acquisitions are intended to address different stages of product development, manufacturing, and integration, including decorative and functional components, electronic systems and modules, and advanced electronics and software-related functions. Management believes that this complementary positioning may reduce dependence on any single product category or manufacturing process. In addition, management believes that a multi-company acquisition strategy may provide greater diversification across customers, vehicle platforms, geographies, and production cycles. Automotive programs are subject to long development timelines, platform-specific risks, and cyclical demand patterns. By operating across multiple segments of the automotive electronics and systems ecosystem, the Company seeks to reduce its exposure to the performance of any single customer program, model cycle, or regional market. This diversification is intended to support more stable operations over time, although no assurance can be given that such diversification will mitigate industry or macroeconomic risks. The proposed acquisitions are also intended to support a more integrated operating model over time, under which design, engineering, manufacturing, and systems integration capabilities may be coordinated across the group. Management believes that, if successfully implemented, such coordination could improve program execution, product development efficiency, and responsiveness to OEM requirements. However, the realization of any such benefits is dependent on successful execution, integration, and ongoing cooperation among the acquired businesses and is not assured. Importantly, the Company’s strategy to acquire multiple complementary businesses does not assume immediate or full integration of operations, nor does it assume that any particular level of operational or financial synergy will be achieved. The proposed acquisitions may be consummated at different times, may involve different ownership structures, and may remain subject to contractual, regulatory, governance, or operational limitations. As a result, any strategic benefits associated with acquiring multiple businesses may be realized gradually, partially, or not at all. Management believes that pursuing multiple complementary acquisitions, rather than a single transaction, provides flexibility to adapt to changing market conditions, customer requirements, and integration challenges. The Company may elect to modify the sequencing, structure, or scope of its acquisition strategy based on diligence findings, capital availability, regulatory developments, or operating performance. There can be no assurance that this strategy will result in improved operating performance, enhanced competitive positioning, or long-term value creation.

Overview of the Integrated Operating Model

The Company’s proposed integrated operating model is intended to coordinate the distinct capabilities of the target businesses across multiple stages of the automotive electronics and interior systems value chain, while allowing each business to continue operating as a specialized entity within its respective domain. Rather than consolidating all activities into a single operating unit, the Company expects the acquired businesses to retain their core operational focus, customer relationships, and technical expertise, while participating in a broader group structure designed to encourage collaboration, coordination, and selective integration where commercially and operationally appropriate. Under this model, the acquired businesses are expected to collectively address different functional layers of automotive product development and manufacturing, including component design and aesthetics, electronics and system architecture, and advanced electronic and software-related capabilities. Management believes that coordinating these capabilities within a single group may allow the Company to support more complex vehicle programs that require alignment between mechanical components, electronic modules, and system-level integration, particularly in vehicle interiors and smart-cabin applications. The integrated operating model is not intended to replace existing supplier relationships or customer-facing structures of the target companies. Each acquired business is expected to continue serving its existing OEM and Tier-1 customers independently, subject to applicable contractual arrangements and regulatory requirements. Any collaboration across the group is expected to occur on a selective basis, driven by customer requirements, program specifications, technical feasibility, and commercial considerations, rather than through mandatory internal sourcing or centralized procurement mandates. From an operational perspective, the Company anticipates that coordination among the acquired businesses may occur in areas such as product development planning, engineering collaboration, tooling and manufacturing coordination, quality and compliance standards, and program management processes. Management believes that such coordination, if successfully implemented, could support improved alignment across design, electronics, and manufacturing functions. However, the extent and timing of any such coordination will depend on a variety of factors, including the structure of the acquisitions, governance arrangements, customer approvals, OEM program requirements, and the willingness and ability of the operating teams to collaborate effectively. The proposed integrated operating model also contemplates coordination at the group level in certain corporate and strategic functions, such as capital allocation, strategic planning, risk management, compliance oversight, and financial reporting. To the extent permitted by local law, contractual arrangements, and governance structures, the Company may seek to establish common policies or frameworks in these areas while allowing operating businesses to retain day-to-day operational autonomy. There can be no assurance that such coordination will be achieved or that it will result in operational efficiencies or cost savings. Importantly, the integrated operating model does not assume immediate integration or full operational consolidation of the target businesses. The proposed acquisitions may close at different times, may involve different ownership levels, and may be subject to minority shareholder rights, joint-venture arrangements, or regulatory constraints that limit the Company’s ability to impose uniform operating practices. As a result, the integrated operating model is expected to evolve over time and may be implemented incrementally, rather than uniformly across all acquired businesses. The success of the integrated operating model is dependent on effective execution, alignment of management incentives, cooperation among the acquired businesses, and continued support from customers and other stakeholders. The Company may determine, based on operating performance, customer feedback, or integration challenges, that certain aspects of the model should be modified, delayed, or not pursued. There can be no assurance that the integrated operating model will be successfully implemented or that it will result in improved operating performance, competitive positioning, or long-term value creation.

Role of Each Target Company Within the Group

The Company’s acquisition strategy contemplates assembling a group of operating businesses with differentiated but complementary capabilities across the automotive electronics and interior systems value chain. Each proposed target company is expected to serve a distinct functional role within the broader group, based on its existing technical capabilities, manufacturing expertise, customer relationships, and geographic footprint. The Company does not assume that the target businesses will be merged operationally or that their activities will be fully integrated; rather, each business is expected to continue operating within its area of specialization while participating, where appropriate, in a coordinated group structure.

Role of Alpha Maier

Alpha Maier is expected to serve as the group’s core provider of decorative and functional plastic components used in automotive interiors and related applications. Its capabilities include the design, development, and manufacture of aesthetic and functional plastic parts that are typically incorporated into vehicle interiors, such as trim elements, surface components, and other design-oriented modules. These components are often required to meet stringent OEM specifications relating to appearance, durability, fit, finish, and quality. Within the proposed group structure, Alpha Maier’s role is intended to focus on component-level manufacturing and surface-oriented design execution. Management believes that these capabilities represent an important foundational layer within an integrated interior systems offering, as decorative and functional plastics frequently interface directly with electronic modules, sensors, lighting systems, and human-machine interface components. Alpha Maier is expected to continue operating as a specialized manufacturing business serving its existing customers, subject to contractual and regulatory constraints, while potentially collaborating with other group companies on selected vehicle programs where coordinated design or manufacturing efforts are required.

Role of Marelli UM

Marelli UM is expected to function as a key electronics and systems integration platform within the group. Its operations include the design and manufacture of automotive electronic systems and modules, with a focus on integrating electronic components into broader vehicle systems. These activities may include printed circuit board assemblies, electronic control modules, and system-level integration for automotive applications. Within the proposed group, Marelli UM’s role is intended to bridge the gap between component-level manufacturing and system-level electronic integration. Management believes that electronics integration capabilities are increasingly central to modern vehicle architectures, particularly in interior and smart-cabin applications where electronic functionality must be closely coordinated with mechanical components and aesthetic design. Marelli UM is expected to continue serving its existing OEM and Tier-1 customers independently, while potentially providing systems integration expertise that may support coordinated programs involving other group companies, subject to customer approvals, contractual terms, and technical feasibility.

Role of Paragon

Paragon is expected to contribute advanced electronics, sensor, and software-related capabilities within the group, with a particular emphasis on high-value electronic systems and intelligent automotive applications. Its operations include activities related to electronics engineering, sensor technologies, and software-enabled solutions that support increasingly complex vehicle systems. Within the proposed operating model, Paragon’s role is intended to complement the manufacturing and integration capabilities of the other target companies by providing higher-level electronic and system intelligence. Management believes that such capabilities may be relevant to next-generation automotive interior and electronics architectures, where software, sensors, and system intelligence are increasingly integrated with physical components. Paragon is expected to continue operating within its existing business scope and governance framework, and any collaboration with other group companies would be subject to applicable governance arrangements, contractual limitations, and regulatory considerations.

Coordinated but Independent Operating Roles

The Company’s strategy does not assume that any target company will replace the customer relationships, supplier networks, or operating focus of another. Each business is expected to retain its independent operating role, with collaboration occurring selectively where customer programs, technical requirements, or commercial considerations support such coordination. The Company believes that maintaining specialized roles while encouraging cooperation across complementary capabilities may reduce execution risk relative to full operational consolidation. The extent to which the target companies collaborate, share resources, or participate in joint programs will depend on a variety of factors, including acquisition structure, ownership levels, governance rights, customer preferences, OEM approvals, and operational considerations. There can be no assurance that coordination among the target companies will occur as anticipated or that it will result in operational efficiencies, competitive advantages, or improved financial performance.

Potential Internal Supply Chain and Cross-Company Collaboration

As part of its proposed integrated operating model, the Company anticipates exploring opportunities for selective collaboration among the acquired businesses within the group’s internal supply chain. Such collaboration is intended to be opportunistic and program-specific, rather than mandatory or centralized, and would be driven by customer requirements, technical feasibility, commercial considerations, and applicable contractual and regulatory constraints. The target businesses operate at different stages of the automotive components and systems value chain, which may create opportunities for coordination in areas such as component design, electronics integration, and system assembly. Management believes that, where commercially appropriate, internal collaboration may allow certain components or sub-assemblies produced by one group company to be utilized by another group company in connection with specific vehicle programs. Any such internal sourcing would be evaluated on a case-by-case basis and would be subject to OEM approval processes, pricing considerations, quality standards, and delivery requirements comparable to those applied to third-party suppliers. The Company does not intend to require the acquired businesses to source components exclusively from within the group or to discontinue existing supplier relationships. Each operating company is expected to retain autonomy over its procurement decisions and supplier networks, subject to customer requirements and contractual obligations. Internal supply arrangements, if any, would be pursued only where they are consistent with customer specifications, competitive pricing, and operational efficiency, and where they do not conflict with existing contractual commitments or joint-venture arrangements. Cross-company collaboration may also occur in non-manufacturing areas, such as engineering coordination, product development planning, tooling and process alignment, quality assurance practices, and program management. Management believes that sharing technical knowledge and coordinating development efforts across complementary capabilities may support improved execution on complex vehicle programs. However, such collaboration would depend on the willingness and ability of the operating teams to cooperate effectively, the compatibility of systems and processes, and the alignment of program timelines and customer expectations. The extent and timing of any internal supply chain collaboration will be influenced by multiple factors, including the sequencing and structure of the acquisitions, ownership levels, governance rights, customer approvals, regulatory considerations, and the operational maturity of the integrated operating model. In addition, differences in geography, production capacity, cost structures, and local regulatory environments may limit or delay the implementation of internal collaboration initiatives. There can be no assurance that internal supply chain collaboration or cross-company coordination will be achieved, that it will be economically advantageous, or that it will result in operational efficiencies or other benefits. The Company may determine, based on operational performance, customer feedback, or execution challenges, that certain collaboration opportunities are not feasible or should not be pursued. Accordingly, any potential internal supply chain collaboration should be viewed as a strategic option rather than a guaranteed outcome.

Potential Benefits of Vertical Integration

The Company’s acquisition strategy contemplates assembling capabilities across multiple stages of the automotive electronics and interior systems value chain, which management believes may provide certain potential benefits associated with a more vertically integrated operating structure. Vertical integration, as contemplated by the Company, refers to the coordination of complementary activities—such as component design and manufacturing, electronics integration, and advanced electronic or software-enabled functions—within a single corporate group, rather than reliance on a single operating business or a fragmented supplier base. One potential benefit of such vertical integration is improved coordination across different stages of product development and program execution. Automotive programs often require close alignment between aesthetic design, mechanical components, electronic modules, and system-level functionality. Management believes that the ability to coordinate these activities across affiliated businesses may support more efficient communication, earlier identification of technical or design issues, and improved responsiveness to OEM requirements. However, such coordination is dependent on effective execution, compatible systems and processes, and cooperation among the operating teams, and is not assured. Vertical integration may also provide greater visibility across the supply chain for certain vehicle programs. By participating in multiple stages of component and system development, the Company may gain improved insight into production timelines, capacity constraints, and quality considerations. Management believes that this visibility could support more informed planning and risk management decisions; however, differences in customer requirements, contractual obligations, and production schedules may limit the extent to which such visibility can be achieved or utilized. In addition, management believes that vertical integration may offer potential flexibility in addressing OEM sourcing preferences and program-specific requirements. OEMs increasingly evaluate suppliers based on their ability to manage complex systems, coordinate multiple technologies, and support global production footprints. A vertically integrated group structure may allow the Company to participate in a broader range of sourcing discussions or program scopes than a single-function supplier. Nonetheless, OEM sourcing decisions remain highly competitive and discretionary, and there can be no assurance that vertical integration will result in increased customer engagement or program awards. Vertical integration may also create opportunities for shared learning and technical collaboration across the group. Knowledge gained in one area of the value chain—such as materials engineering, electronics integration, or system validation—may inform development activities in other areas. Management believes that such knowledge sharing could support continuous improvement in product design and manufacturing processes. The realization of any such benefits depends on the successful exchange of information, protection of intellectual property, and alignment of incentives across the operating companies. Importantly, the Company does not assume that vertical integration will result in immediate cost savings, margin improvement, or operational efficiencies. The integration of multiple businesses across different geographies and functional areas presents execution challenges, including differences in corporate culture, systems, regulatory environments, and customer expectations. The Company may incur additional costs associated with coordination efforts, governance, compliance, and integration initiatives, and any potential benefits of vertical integration may take time to materialize, may be realized only in part, or may not be realized at all. The extent to which the Company is able to realize any potential benefits of vertical integration will depend on numerous factors, including the successful completion of the proposed acquisitions, the structure and timing of those transactions, the degree of ownership and control obtained, customer acceptance of coordinated offerings, and the Company’s ability to manage and integrate diverse operations effectively. Accordingly, any discussion of potential benefits of vertical integration should be viewed as illustrative of management’s strategic objectives rather than as a prediction of future performance or results.

Geographic and Manufacturing Footprint Optimization

The Company’s acquisition strategy contemplates operating a group of businesses with manufacturing, engineering, and operational footprints across multiple geographies, including Europe and Asia. Management believes that a geographically diversified footprint may provide strategic flexibility in serving global automotive customers, managing production requirements, and responding to regional market conditions. However, the realization of any benefits associated with geographic diversification is subject to significant execution, regulatory, and operational risks and is not assured. The target businesses operate in distinct regional environments, each with its own labor markets, regulatory frameworks, cost structures, and customer expectations. Management believes that maintaining operations across multiple geographies may allow the Company to align specific manufacturing or engineering activities with regional strengths, such as proximity to customers, access to specialized labor, or established supplier ecosystems. At the same time, differences in local laws, employment practices, environmental regulations, and trade policies may limit the Company’s ability to reallocate production or standardize operating practices across regions. A geographically diversified footprint may also provide optionality in addressing OEM sourcing strategies that emphasize regional production, supply chain resilience, or localization requirements. OEMs often prefer suppliers that can support production in multiple regions or near vehicle assembly plants. Management believes that a multi-region operating presence may allow the Company to participate in a broader range of sourcing discussions or program configurations. Nevertheless, OEM sourcing decisions are subject to competitive bidding processes and program-specific requirements, and there can be no assurance that geographic diversification will result in additional business opportunities. From an operational perspective, geographic footprint optimization does not assume the consolidation or relocation of existing facilities. The Company does not currently plan to close, relocate, or materially restructure manufacturing operations solely as a result of the proposed acquisitions. Any future decisions regarding facility utilization, capacity allocation, or production shifts would be evaluated based on customer requirements, cost considerations, regulatory constraints, labor implications, and capital availability, and would be subject to applicable contractual and legal obligations. Operating across multiple geographies also introduces additional complexity and risk, including increased management oversight requirements, exposure to foreign currency fluctuations, cross-border logistics challenges, and heightened compliance obligations. Differences in quality standards, supplier reliability, and infrastructure across regions may further complicate coordination efforts. As a result, any potential benefits associated with geographic footprint optimization may be offset, in whole or in part, by increased operational complexity and costs. The Company’s ability to optimize its geographic and manufacturing footprint over time will depend on the successful completion and integration of the proposed acquisitions, the structure and ownership levels of those transactions, customer acceptance of multi-region production arrangements, and the Company’s ability to manage cross-border operations effectively. There can be no assurance that geographic diversification or footprint optimization efforts will result in improved operating performance, cost efficiencies, or competitive advantages.

Operational Synergies Are Subject to Execution Risk

While the Company’s acquisition strategy contemplates the potential for operational coordination and collaboration among the acquired businesses, the realization of any operational synergies is subject to significant execution risk and is not assured. Any anticipated benefits associated with coordination across component manufacturing, electronics integration, systems development, or geographic operations depend on the successful completion of the proposed acquisitions, the structure and timing of those transactions, and the Company’s ability to effectively manage and integrate multiple businesses operating in different jurisdictions and functional areas. The proposed acquisitions may be consummated at different times, may involve varying levels of ownership and control, and may be subject to joint-venture arrangements, minority shareholder rights, governance restrictions, or regulatory limitations. As a result, the Company may not have the authority or practical ability to implement uniform operating practices, mandate internal collaboration, or reallocate resources across the group. Even where collaboration is permitted, differences in corporate culture, management priorities, systems, processes, and operating standards may limit the extent or effectiveness of integration efforts. Operational synergies may also be constrained by customer requirements and contractual obligations. Automotive OEMs and Tier-1 customers typically specify suppliers, production locations, component sourcing, and quality standards at the program level. Any internal supply chain collaboration or cross-company coordination is subject to OEM approval and may not be permitted for certain programs or customers. In addition, existing supplier contracts, joint-venture agreements, or licensing arrangements may restrict changes to sourcing, manufacturing processes, or technology sharing. The implementation of coordinated operating practices may require additional investments in systems integration, information technology, process alignment, quality management, compliance frameworks, and management oversight. These efforts may result in incremental costs, require significant management attention, and divert resources away from day-to-day operations. The Company may also encounter unforeseen technical, operational, regulatory, or labor-related challenges during integration efforts, which could delay or prevent the realization of any anticipated operational benefits. Moreover, any potential operational synergies may take a significant period of time to materialize, if at all. During the integration process, the Company may experience disruptions to operations, reduced productivity, or strained relationships with customers, suppliers, or employees. There can be no assurance that any operational synergies will be achieved within expected timeframes, at anticipated levels, or at all. The Company’s discussion of potential operational synergies reflects management’s strategic objectives and expectations based on current information and assumptions. These expectations are inherently uncertain and subject to change based on a variety of factors, including diligence findings, acquisition structure, customer acceptance, regulatory developments, market conditions, and the Company’s execution capabilities. Investors should not place undue reliance on the potential realization of operational synergies when evaluating the Company’s business strategy or prospects.

Corporate Structure Prior to Acquisitions

As of the date of this Offering Circular, Tejascore Techsystems Inc. operates as a recently incorporated U.S. holding company with no active manufacturing or revenue-generating operations of its own. The Company does not yet have subsidiaries, operating divisions, or affiliated entities under its control, and its activities have been limited primarily to corporate formation, strategic planning, regulatory preparation, and preliminary acquisition-related due diligence. Tejascore was structured intentionally as a clean parent entity to serve as the future holding company for multiple operating businesses across India, Germany, and other strategic jurisdictions. The absence of pre-existing operational liabilities, legacy contracts, or historical indebtedness allows the Company to pursue acquisitions with a simplified capital structure and a transparent financial profile suitable for U.S. regulatory compliance and investor evaluation. Prior to completing the proposed acquisitions, the Company’s organizational structure consists solely of-

●Tejascore Techsystems Inc., a Wyoming corporation and the issuer under this Regulation A offering.

The Company has not yet established foreign subsidiaries or intermediate holding entities. Upon consummation of the acquisition transactions, Tejascore expects to form, designate, or utilize wholly owned subsidiaries to hold equity interests in the target companies, subject to local regulatory requirements in each jurisdiction.

Following the acquisitions of-

●Marelli UM Electronic Systems Pvt. Ltd. (India),

●Paragon (Germany), and

●Alpha Maier Pvt. Ltd. (India),

these entities will operate as direct or indirect subsidiaries within the Tejascore group. The post-acquisition structure will support centralized strategic management and decentralized operational execution across multiple geographic regions. Until such acquisitions are completed, Tejascore remains a non-operating parent company with its principal administrative functions located in the United States.

Summary of Proposed Acquisitions

Tejascore Techsystems Inc. is in the process of executing a multi-company acquisition strategy designed to establish the Company as an integrated, multi-continent supplier of advanced automotive electronics, mechatronics, and interior systems. As part of this strategy, Tejascore has entered into, or expects to enter into, definitive agreements to acquire controlling equity interests in three established operating companies located in India and Germany (collectively, the “Target Companies”). These acquisitions are subject to customary closing conditions, regulatory approvals in the relevant jurisdictions, completion of funding under this Regulation A offering, and finalization of transaction documentation.

The Target Companies are-

(1) Marelli UM Electronic Systems Private Limited (India)

A joint-venture automotive electronics manufacturer specializing in instrument clusters, body control modules, gateway ECUs, and embedded software systems. Marelli UM India provides Tejascore immediate access to advanced electronics capabilities, a blue-chip OEM customer base, and a validated manufacturing footprint within India’s rapidly expanding automotive ecosystem.

(2) Paragon (Germany)

A German automotive supplier engaged in the design and manufacture of high-technology mechatronic and sensor systems, acoustics components, and advanced interior electronic modules. The acquisition of Paragon provides Tejascore with European engineering depth, access to premium OEM programs, and a strong innovation culture across sensors, acoustics, and cockpit-electronics domains.

(3) Alpha Maier Private Limited (India)

An automotive plastics and injection-molding manufacturer specializing in interior trims, cluster housings, bezels, and high-precision molded components. Alpha Maier strengthens Tejascore’s vertical integration by adding plastics and structural-component capabilities essential for complete smart-cabin assemblies. Upon completion of the acquisitions, each Target Company will operate as a direct or indirect subsidiary of Tejascore, forming a unified group with complementary strengths across electronics, mechatronics, plastics, and embedded-systems engineering. The acquisitions collectively position Tejascore to serve as a diversified, full-stack Tier-1 supplier across major vehicle platforms and OEM programs in India, Germany, Europe, and other global markets. The acquisitions are expected to be financed through proceeds raised under this Regulation A offering, together with additional funding sources as may be available to the Company. Tejascore anticipates that integration and operational consolidation will occur over a phased timeline following the completion of the transactions.

Vision Statement

Tejascore aims to become a global leader in integrated automotive electronics, mechatronics, and smart-cabin technologies by building a unified platform that delivers innovation, reliability, and scale to vehicle manufacturers worldwide. Our vision is to create a next-generation, full-stack automotive-technology group that combines advanced electronics, intelligent software, precision plastics, and high-performance mechatronic systems into seamless solutions for the vehicles of the future. We seek to transform fragmented capabilities across electronics, sensors, plastics, and embedded systems into a cohesive technology ecosystem that strengthens OEM product performance, enhances driver experience, and accelerates the transition toward connected, electric, and software-defined vehicles. Through strategic acquisitions, deep engineering expertise, cross-border integration, and disciplined execution, Tejascore envisions becoming a multi-continent Tier-1 supplier known for technological excellence, operational capability, and long-term value creation.

Mission and Core Values

Mission

Tejascore’s mission is to build a globally competitive automotive-technology platform that delivers high-value, safety-critical, and innovation-driven products to leading vehicle manufacturers. We are committed to integrating advanced electronics, mechatronics, embedded software, and engineered plastics into cohesive, scalable solutions that elevate vehicle performance, enhance user experience, and support the evolution of connected, electric, and intelligent mobility. We aim to achieve this by acquiring and transforming established businesses, investing in next-generation research and development, strengthening manufacturing excellence across geographies, and creating a unified organization capable of serving OEMs with speed, precision, and reliability.

Core Values

1. Innovation with Purpose
We pursue technological advancements that meaningfully improve vehicle safety, performance, and driver experience, with an emphasis on long-term product relevance.

2. Engineering Excellence
We prioritize rigorous design, validation, and quality standards across all product lines, ensuring OEMs receive robust, dependable, and scalable solutions.

3. Global Collaboration
We integrate multinational talent, capabilities, and facilities into a seamless engineering and manufacturing ecosystem that serves customers across continents.

4. Integrity & Compliance
We are committed to the highest standards of governance, ethics, regulatory adherence, and transparency across all jurisdictions in which we operate.

5. Operational Discipline
We emphasize precise execution, supply-chain strength, and optimized manufacturing to meet stringent OEM timelines and cost expectations.

6. Customer-Centricity
We build long-term relationships with OEMs by delivering value, responsiveness, and consistent product quality throughout the vehicle lifecycle.

7. Sustainable Progress
We incorporate environmental responsibility, workforce safety, and responsible sourcing into all aspects of our business to support sustainable mobility.

Long-Term Strategic Objectives

Tejascore’s long-term strategic objectives are centered on building a scalable, globally integrated automotive-technology group capable of serving OEMs across multiple vehicle platforms and geographies. Our strategy is designed to create a diversified portfolio of electronics, mechatronics, plastics, embedded software, and smart-cabin systems supported by strong engineering, manufacturing, and supply-chain capabilities. Over the next several years, the Company intends to pursue the following long-term objectives-

1. Establish Tejascore as a Multi-Continent Tier-1 Automotive Supplier

We aim to create a unified group with manufacturing and engineering centers in India, Germany, and the United States, enabling the Company to supply major OEMs across passenger, electric, commercial, off-highway, and two-wheeler segments with globally consistent quality and service.

2. Build a Full-Stack Smart Cabin and Vehicle Electronics Platform

Tejascore intends to combine advanced electronics, instrument clusters, body controllers, gateway ECUs, sensors, and plastic interior components into an integrated product suite that strengthens our position in the rapidly evolving connected-vehicle and software-defined-vehicle markets.

3. Accelerate Growth Through Strategic Acquisitions and Integration

The acquisition of Marelli UM India, Paragon, and Alpha Maier represents the foundation of a broader expansion strategy. Tejascore intends to continue evaluating additional acquisitions that enhance technology depth, expand geographic reach, or strengthen vertical integration.

4. Deliver Operational Synergies Across the Group

Post-acquisition integration is focused on realizing synergies in procurement, engineering, shared services, tooling, supply chain, quality systems, and automation. The Company aims to reduce cost structures, increase operating leverage, and enhance profitability across all acquired businesses.

5. Expand Engineering and R&D Capabilities Across Key Technology Domains

Tejascore plans to invest in embedded software, electronics design, cybersecurity, functional safety, acoustics, plastics engineering, and digital validation to support next-generation automotive programs. Our objective is to build a multinational engineering network capable of delivering advanced solutions at scale.

6. Strengthen Customer Relationships and Broaden OEM Access

The Company intends to leverage the combined customer base of the acquired entities—spanning leading Indian and European OEMs—to expand into new programs, secure additional nominations, and deepen participation in long-term product roadmaps across global automakers.

7. Enhance Vertical Integration for Cost, Quality, and Supply-Chain Control

With plastics (Alpha Maier), electronics (Marelli UM India), and mechatronics/sensors (Paragon), Tejascore aims to reduce dependence on external suppliers, improve cross-component integration, and create a differentiated value proposition for OEM customers.

8. Achieve Sustainable, Scalable Financial Growth

The Company targets long-term revenue expansion through increased capacity utilization, new product introductions, entry into premium and EV segments, and improved margin profiles driven by synergies, localization, and disciplined capital deployment.

9. Strengthen Compliance, Governance, and Global Operating Standards

Tejascore aims to establish a robust governance framework that aligns U.S. regulatory expectations with international manufacturing and engineering operations, including strict adherence to automotive quality certifications, labor standards, cybersecurity requirements, and ESG commitments.

10. Position Tejascore for Future Capital-Market Opportunities

As the Company scales operations and consolidates acquired businesses, management aims to build a financial and governance profile appropriate for future uplisting or additional capital-raising initiatives in U.S. or global markets.

Positioning in the Global Smart Cabin and Vehicle Electronics Market

Tejascore seeks to position itself as an emerging global platform in the fast-growing smart-cabin, vehicle-electronics, and mechatronics domain—an industry undergoing rapid transformation driven by electrification, connectivity, digital interfaces, sensor integration, and the transition toward software-defined vehicles. Through the planned acquisitions of Marelli UM India, Paragon, and Alpha Maier India, Tejascore is assembling a complementary portfolio of capabilities that aligns directly with the fundamental technological shifts shaping the global automotive market. The Company believes that the integration of advanced electronics, embedded software, body controllers, gateway modules, interior plastics, intelligent sensors, and mechatronic assemblies positions it to participate in high-growth product categories expected to dominate future vehicle architectures. Industry trends—including the move toward panoramic digital displays, centralized domain controllers, enhanced HMI functionality, autonomous-ready sensors, and lightweight modular interiors—underscore the increasing value of smart-cabin systems within the overall vehicle Bill of Materials (BOM). The acquired companies collectively enable Tejascore to deliver these systems with a vertically integrated approach that combines electronics, plastics, and software into unified solutions. Tejascore intends to position itself as a multi-continent Tier-1 supplier capable of serving OEMs across both mature and emerging automotive markets. With Marelli UM India providing electronics scale in one of the world’s largest mobility markets, Paragon offering German engineering depth and access to premium OEMs, and Alpha Maier adding structural plastics and interior components, Tejascore is building a diversified footprint spanning high-volume, cost-competitive platforms and technology-intensive European programs. This positioning is further strengthened by macro trends favoring suppliers with cross-domain expertise, robust R&D capabilities, scalable manufacturing, and the ability to support OEMs through long product lifecycles. Tejascore’s integrated strategy aims to meet these requirements by combining the strengths of each acquired company into a cohesive and scalable platform equipped to compete globally in next-generation smart-cabin and vehicle-electronics markets.

Proposed Acquisitions and Transaction Status

The Company’s business strategy is focused on the acquisition of operating businesses in the automotive electronics and systems sector. As of the date of this Offering Circular, the Company has not completed any acquisitions and does not own or control any operating subsidiaries. In furtherance of its acquisition strategy, the Company has entered into transaction framework and exclusivity agreements with respect to certain proposed acquisitions. These agreements set forth principal commercial terms, indicative valuation parameters, proposed transaction structures, governance concepts, and anticipated timelines, and include certain binding provisions, such as exclusivity, confidentiality, cost-related obligations, governing law, and dispute resolution provisions. Notwithstanding the execution of these framework and exclusivity agreements, the proposed acquisitions are not final and remain subject to the negotiation and execution of definitive share purchase agreements and other related transaction documents. The consummation of any acquisition is further subject to the completion of confirmatory legal, financial, tax, operational, and technical due diligence; agreement on final purchase consideration and transaction mechanics (including any escrow arrangements, post-closing adjustments, or contingent consideration); receipt of required regulatory approvals and third-party consents (which may include consents from lenders, joint-venture partners, customers, suppliers, licensors, or other counterparties); satisfaction or waiver of customary and transaction-

specific closing conditions; and the availability of financing sufficient to fund acquisition consideration, transaction expenses, and post-closing working capital and integration requirements. Certain of the proposed transactions contemplate multi-stage or phased ownership structures, investment vehicles, or governance arrangements that may not result in immediate control or full consolidation of the target businesses. As a result, even if one or more acquisitions are consummated, the Company’s ability to exercise control over operations, influence strategic decisions, access cash flows, or fully consolidate the financial results of the acquired businesses may be subject to contractual, legal, or structural limitations. The terms, structure, timing, and scope of the proposed acquisitions may change as a result of diligence findings, negotiations between the parties, market conditions, regulatory developments, or financing considerations, and the Company may elect to modify, defer, or discontinue one or more transactions. Accordingly, there can be no assurance that definitive acquisition agreements will be executed or that any proposed acquisition will be consummated on the terms currently contemplated, within the anticipated timeframe, or at all. If the Company is unable to consummate one or more proposed acquisitions, or if fewer than all contemplated acquisitions are completed, the Company may remain without operating subsidiaries or operating revenues for an extended period and may be required to revise its business strategy, seek additional capital, or continue to incur operating and transaction-related expenses without corresponding operating cash flows.

Tejascore’s Current Business Model

Overview of Operations Prior to Acquisitions

Prior to the completion of the proposed acquisitions, Tejascore Techsystems Inc. operates as a newly formed U.S. holding company without independent manufacturing, engineering, or revenue-generating operations. The Company’s activities to date have primarily consisted of corporate formation, development of its strategic business plan, initiation of regulatory filings, engagement with transaction advisors, and due diligence related to the acquisition of three established automotive-technology businesses in India and Germany. As of the date of this Offering Circular, Tejascore does not design, manufacture, or sell automotive products or services directly. The Company has no operational facilities, production assets, tooling, R&D centers, or supply-chain relationships under its own management. Instead, Tejascore was intentionally structured as a clean, debt-free parent entity capable of acquiring and consolidating multiple operating companies into a unified automotive-technology group.

The Company’s pre-acquisition operations have focused on-

●Strategic planning and corporate governance setup, including U.S. compliance, board formation, and regulatory readiness.

●Evaluation of acquisition targets aligned with the Company’s technology and expansion strategy.

●Financial modeling and capital allocation planning to support the multi-entity acquisition program.

●Negotiation of proposed acquisition terms, including preliminary agreements and transaction frameworks.

●Preparation for integration, including future organizational design, management oversight, and operating model for a multi-geography group.

●Regulation A+ offering preparation, including drafting of this Offering Circular and related financial and legal documentation.

Tejascore has deliberately maintained a streamlined pre-acquisition structure to enable efficient consolidation of Marelli UM Electronic Systems Pvt. Ltd., Paragon, and Alpha Maier Pvt. Ltd. into its corporate framework immediately following the closing of the acquisitions. The Company’s operational profile is expected to transform substantially after completion of these transactions, at which point Tejascore will begin managing a diversified portfolio of global automotive-electronics and component businesses.

Existing Products, Services, and Technology Assets

Prior to the completion of the proposed acquisitions, Tejascore Techsystems Inc. does not design, manufacture, or commercialize any automotive products, nor does it possess standalone technology assets, intellectual property portfolios, or proprietary engineering platforms. The Company does not currently generate revenue from the sale of goods or the provision of services, and it does not maintain any production tooling, design infrastructure, software assets, or operational processes that are typically associated with automotive Tier-1 suppliers.

Tejascore’s existing assets consist primarily of-

●Its U.S. corporate entity and governance structure, established to support multi-jurisdictional operations and U.S. regulatory reporting requirements.

●Strategic plans and internal frameworks for integrating and managing automotive-electronics and component businesses following acquisition.

●Preliminary intellectual capital, including market analyses, business-model design, and technology roadmaps intended for future deployment across acquired entities.

●Transaction-related documentation and due diligence materials, including operational assessments, financial analysis, and legal reviews of the target companies.

The Company does not currently hold patents, proprietary software, engineering toolchains, or manufacturing technologies in its own name. All operational assets relevant to Tejascore’s long-term strategy—including instrument-cluster technologies, body electronics, sensor systems, mechatronic assemblies, plastics molding capabilities, and associated engineering know-how—reside within the Target Companies that Tejascore plans to acquire. Following the acquisitions, Tejascore expects to consolidate these operational and technology assets into a single integrated platform, enabling coordinated product development, supply-chain management, and strategic execution across multiple global markets.

Current Market Positioning

Prior to the completion of the proposed acquisitions, Tejascore Techsystems Inc. functions primarily as a strategic holding company and does not yet participate directly in the automotive electronics, mechatronics, or plastics manufacturing markets. As such, the Company does not currently supply products to automotive OEMs, Tier-1 suppliers, or aftermarket channels, and it does not presently maintain a market share in any automotive product category. Tejascore’s current market position is therefore defined by its status as an emerging platform preparing to enter the industry through targeted acquisitions rather than through legacy operations. Despite the absence of active operations, Tejascore has positioned itself strategically for rapid entry into the global automotive technology market through the acquisition of three established businesses—Marelli UM Electronic Systems Pvt. Ltd. (India), Paragon (Germany), and Alpha Maier Pvt. Ltd. (India). These acquisitions are expected to collectively provide Tejascore with immediate access to-

●Recognized Tier-1 and Tier-2 supplier status through the acquired entities

●Long-standing OEM relationships across India, Germany, Europe, and global automotive markets

●Established manufacturing footprints in two automotive hubs—India and Germany

●Proven, in-production product portfolios, including instrument clusters, BCMs, gateways, sensors, acoustics, and automotive plastics

●Engineering and validation capabilities developed over several years by the Target Companies

●A diversified customer base spanning passenger vehicles, two-wheelers, EV manufacturers, commercial vehicles, and premium OEMs

As the acquisitions are completed, Tejascore expects its market positioning to transition from a non-operational holding company to a multi-continent, vertically integrated automotive technology group. The Company believes this structure will enable it to participate meaningfully in high-growth segments such as-

●Smart cabin electronics

●Digital instrument clusters

●Body electronics and gateway controllers

●Sensors, acoustics, and mechatronics

●EV electronics and lightweight interior components

Tejascore’s market positioning post-acquisition will therefore be defined not by its historical operations but by the combined capabilities, customer access, and technology assets of the businesses it acquires.

Current Revenue Model (Pre-Acquisition)

As of the date of this Offering Circular, Tejascore Techsystems Inc. does not generate revenue from manufacturing operations, product sales, engineering services, licensing arrangements, or any other commercial activity. The Company has not commenced operations and does not yet maintain customer contracts, supply agreements, or production assets capable of generating revenue. Tejascore’s current financial profile reflects only corporate-level expenditures associated with formation, strategic planning, regulatory preparation, advisory engagements, and preliminary acquisition-related activities. The Company’s pre-acquisition revenue model is therefore limited to non-operational status, with no active income streams. Tejascore has been intentionally structured as a clean holding entity to efficiently acquire and consolidate operating businesses without inheriting legacy commercial obligations or historical liabilities. Following the completion of the proposed acquisitions, Tejascore’s revenue model is expected to transform significantly. Revenue will be derived primarily from the operations of the acquired entities, whose business activities include the design, manufacture, and supply of-

●Automotive electronics such as instrument clusters, hybrid and digital displays, body control modules, gateway ECUs, and telematics-adjacent systems;

●Mechatronic and sensor-based components, acoustics modules, and high-precision interior electronics;

●Injection-molded plastics, interior trims, housings, bezels, and structural components used in smart-cabin systems.

Post-acquisition, Tejascore anticipates its revenue profile to include-

●Direct OEM program revenues from long-term production awards across India and Europe;

●Electronics and HMI system revenues tied to vehicle model lifecycles;

●Mechatronic and sensor sales for both high-volume and premium vehicle segments;

●Plastics and interior component revenues supporting instrument clusters and cabin modules;

●Engineering, design, validation, and change-request revenues where applicable under customer contracts.

Until these acquisitions are consummated, Tejascore remains a non-operational entity without active revenue and relies on equity financing to execute its strategic growth plan.

Strategic Rationale for the Acquisitions

Overview of acquisition strategy

Tejascore Techsystems Inc. is pursuing a multi-step acquisition strategy designed to transform the Company into a diversified, multi-continent automotive-technology group with integrated capabilities across electronics, mechatronics, and engineered plastics. Rather than developing manufacturing operations organically, Tejascore intends to accelerate market entry, scale, and technological relevance by acquiring established businesses with proven product portfolios, long-standing OEM relationships, and operational footprints in key automotive hubs. The Company’s acquisition strategy focuses on identifying target companies that provide complementary capabilities essential for a full-stack smart-cabin and vehicle-electronics platform. Tejascore is prioritizing businesses that offer-

●Advanced electronics and embedded systems, including instrument clusters, body control modules, gateways, and digital displays;

●Mechatronic and sensor technologies, including acoustics, position sensors, and interior-electronics modules;

●Plastics, housings, and structural interior components, which are critical for smart-cabin integration;

●Established revenue streams from leading OEMs across passenger vehicles, EVs, commercial vehicles, and two- and three-wheelers;

●Scalable manufacturing footprints in India and Europe with strong quality certifications;

●Engineering talent and product-development capabilities aligned with the shift toward connected and software-defined vehicles.

Tejascore’s acquisition approach is intentionally structured as a platform-building strategy, where each acquired company contributes a distinct technological or operational strength that expands the combined group’s ability to serve OEM customers with a vertically integrated, multi-domain product offering. The Company’s initial acquisition targets—Marelli UM Electronic Systems Pvt. Ltd. (India), Paragon (Germany), and Alpha Maier Pvt. Ltd. (India)—were selected after extensive evaluation of their strategic fit, product relevance, customer access, financial profiles, and long-term potential within Tejascore’s growth vision. Together, these companies provide a foundation for Tejascore to enter the automotive supply chain at scale, leveraging manufacturing in India, engineering depth in Germany, and a combined product portfolio that aligns with global demand trends in electronics, smart cabins, and electrified mobility. Tejascore intends to use the proceeds from this Regulation A offering, together with potential follow-on financing, to complete the acquisitions, strengthen working capital, invest in modernization and automation, and integrate the businesses under a unified operating structure. This acquisition-led strategy is expected to position Tejascore as a high-growth, next-generation automotive supplier capable of competing effectively in global markets.

Why Marelli UM India Strengthens Electronics Capability

The acquisition of Marelli UM Electronic Systems Pvt. Ltd. (“Marelli UM India”) is a foundational component of Tejascore’s strategy to establish a dominant position in automotive electronics and smart-cabin technologies. Marelli UM India provides immediate entry into one of the fastest-growing automotive electronics markets globally and brings capabilities that would require multiple years and significant investment to build organically. The Company believes that Marelli UM India strengthens Tejascore’s electronics platform in the following strategic ways-

1. Direct Access to High-Value Automotive Electronics Segments

Marelli UM India designs and manufactures critical electronic modules—including digital and hybrid instrument clusters, body control modules, gateway ECUs, and driver-display systems—product categories that represent rapidly growing content per vehicle across internal combustion, hybrid, and electric platforms.

2. Established OEM Customer Base With Long-Cycle Program Awards

Marelli UM India has longstanding relationships with major Indian automotive OEMs and supplies electronics across multiple vehicle categories. These relationships provide Tejascore with immediate revenue streams and program visibility tied to multi-year vehicle platforms.

3. Fully Developed SMT, THT, and Automotive-Grade Manufacturing Infrastructure

The company operates validated electronics manufacturing systems including SMT placement lines, THT processes, automated inspection, end-of-line testing, and IATF-certified quality management—capabilities that form the backbone of Tier-1 electronics supply.

4. Embedded Software and Calibration Capabilities

Marelli UM India brings embedded-software development, diagnostics, calibration, and CAN-based integration capabilities essential for modern HMI, cluster, and body-electronics applications. These software competencies are increasingly strategic as OEMs shift toward software-defined architectures.

5. Engineering Talent and Program-Management Expertise

With an experienced engineering team skilled in electronics design, validation, PPAP, EMC/EMI compliance, and OEM program execution, the business significantly enhances Tejascore’s ability to manage complex electronics programs and respond to OEM technical requirements.

6. Strategic Positioning in India’s High-Growth Automotive Market

India is emerging as a global hub for automotive electronics due to rising digital content in vehicles, domestic demand growth, and increasing export programs. Marelli UM India positions Tejascore to participate directly in this expansion.

7. Platform Synergy With Future Group Companies

The electronics platforms developed by Marelli UM India—digital clusters, BCMs, gateways, and display modules—integrate naturally with the plastics (Alpha Maier) and mechatronics/sensors (Paragon) capabilities Tejascore plans to acquire, enabling full-package smart-cabin solutions.

8. Accelerated Time-to-Market for Tejascore’s Product Strategy

Acquiring an already operational and OEM-approved electronics supplier enables Tejascore to enter production programs much faster than building new capabilities, reducing development timelines and accelerating revenue generation.

9. Foundation for a Multi-Continent Electronics R&D Network

Marelli UM India’s engineering teams can be integrated with Tejascore’s future German and U.S. engineering centers to create a scalable, cost-efficient, 24-hour global electronics development platform.

Why Paragon Strengthens Mechatronics and Sensors Capability

The proposed acquisition of Paragon (“Paragon”) is central to Tejascore’s objective of building an advanced, multi-domain automotive-technology platform. Paragon brings German engineering excellence, premium OEM access, and deep competencies in sensors, acoustics, and interior mechatronic systems—capabilities that significantly strengthen Tejascore’s position in next-generation vehicle electronics and cabin-integration technologies. The Company believes that Paragon enhances its strategic foundation in the following key ways-

1. High-Value Portfolio in Sensors, Acoustics, and Interior Electronics

Paragon’s product offerings—such as CO₂ sensors, air-quality systems, interior acoustics modules, position sensors, digital microphones, and mechatronic interior components—align directly with global trends in intelligent, connected, and health-focused vehicle technologies. These are high-margin categories with strong OEM demand.

2. Access to Premium German and European OEM Programs

Paragon maintains long-standing relationships with leading European automakers, including premium OEMs. This provides Tejascore with immediate access to top-tier customers and positions the Company to participate in high-end vehicle platforms with sophisticated electronics and comfort technologies.

3. German Engineering Depth and Innovation Culture

Paragon is known for its strong R&D capabilities, technical rigor, and history of innovation in sensor and acoustic systems. This adds an advanced engineering pillar to Tejascore’s future group—strengthening the Company’s ability to compete in technology-intensive categories.

4. Complementary Fit With Tejascore’s Electronics and Smart-Cabin Vision

Paragon’s interior electronics, sensor modules, and comfort systems integrate naturally with Marelli UM India’s clusters, displays, and BCMs. Together, they support Tejascore’s goal of offering a fully integrated smart-cabin package for global OEMs.

5. Geographic Expansion Into Europe’s Automotive Hub

A German operational base gives Tejascore an immediate footprint in Europe’s largest automotive manufacturing cluster. This enhances the Company’s credibility as a multinational supplier and opens access to European development programs and regulatory environments.

6. Technology That Enhances EV, Comfort, and Health-Oriented Vehicle Systems

Paragon’s sensor technologies—which track CO₂ levels, air quality, cabin comfort, and acoustic experience—are increasingly important for EVs and premium vehicles adopting wellness and environment-control features. This strengthens Tejascore’s alignment with future mobility trends.

7. Mechatronic Capabilities That Enable Cross-Domain Integration

Paragon’s experience in mechatronic assemblies complements Tejascore’s planned acquisition of plastics (Alpha Maier) and electronics (Marelli UM India), enabling integrated interior modules combining electronics, sensors, and structural components.

8. Strengthening Tejascore’s Innovation Pipeline

Paragon’s development centers, test labs, and engineering talent can be integrated into Tejascore’s global R&D network, accelerating innovation in sensors, acoustics, and comfort electronics.

9. Enhancing Tejascore’s Revenue Mix and Margin Profile

Sensor and acoustic systems typically command higher margins than traditional electronics or plastics. Paragon’s product portfolio can therefore elevate the overall profitability and technological positioning of the Tejascore group.

10. Immediate Entry Into High-Value European Contracts

By acquiring Paragon, Tejascore gains access to-

●mature European OEM platforms,

●long-term production contracts, and

●stable engineering and product pipelines.

This diversifies revenue away from a single geography and reduces dependency on India’s domestic automotive cycle.

Why Alpha Maier Strengthens Plastics and Interiors Integration

The proposed acquisition of Alpha Maier Pvt. Ltd. (“Alpha Maier”) forms the third critical pillar of Tejascore’s integrated automotive-technology platform. Alpha Maier provides the plastics, housings, interior-structure, and precision-molding capabilities required to support and complete Tejascore’s end-to-end smart-cabin and electronics strategy. The Company believes that Alpha Maier strengthens the group’s long-term competitiveness in the following strategic ways-

1. Essential Plastics Capabilities for Smart-Cabin Systems

Many of the high-growth electronics components Tejascore will produce—such as digital clusters, hybrid displays, BCMs, sensors, and gateway modules—require precision-molded housings, bezels, frames, light guides, and interior trims. Alpha Maier provides these core plastics capabilities in-house, enabling full product integration rather than reliance on external suppliers.

2. Vertical Integration that Reduces Cost, Complexity, and Lead Times

By combining electronics (Marelli UM India), mechatronics (Paragon), and plastics (Alpha Maier), Tejascore reduces-

●reliance on third-party plastics vendors

●cost volatility in molds and housings

●logistics complexity and delays

●quality-risk from multi-part supply chains

●need for repeated design-tool validation with external molding partners

Vertical integration is a major competitive advantage in the automotive smart-cabin market.

3. Strong Position in Critical Interior Components

Alpha Maier manufactures components essential to dashboard and interior systems, such as-

●instrument cluster housings

●dashboard trims and bezels

●decorative and functional interior plastics

●precision-molded structural parts

●connector housings and electronics enclosures

These components directly complement electronics from Marelli UM India and sensors/mechatronics from Paragon.

Established Customer Relationships in India’s Growing Automotive Market

Alpha Maier supplies leading Indian OEMs and Tier-1 suppliers, giving Tejascore access to-

●large-volume assemblies in India

●domestic OEM model refreshes

●cost-sensitive EV and mobility platforms

●growing demand for localized plastics content in vehicles

This aligns with India’s status as one of the fastest-growing auto markets globally.

Capacity to Localize High-Volume Plastics for Electronics Programs

India's OEMs increasingly demand-

●domestic plastics production

●lower tooling and part costs

●shorter lead times

●flexible scale-up capability

Alpha Maier enables Tejascore to localize high-volume housing and trim components instead of importing plastics from Europe or China.

Enhanced Control Over Design-to-Production Lifecycle

With plastics in-house, Tejascore can integrate-

●early design collaboration

●DFM (Design for Manufacturing) optimization

●fast prototyping

●mold development

●iterative improvements

●synchronized PPAP

●consistent fit-and-finish quality

This improves engineering efficiency and accelerates program launch timelines.

Seamless Mechanical Integration With Electronics and Sensors

Electronics and sensors require-

●precision alignment

●structural isolation

●thermal management

●vibration damping

●optical clarity for displays

Alpha Maier’s molded housings are integral for the mechanical reliability of-

●digital instrument clusters

●hybrid displays

●BCMs and gateways

●air-quality sensors

●acoustic modules

This integration boosts Tejascore’s ability to offer fully packaged modules rather than standalone electronics.

Strengthening Tejascore’s Ability to Bid for Full Modules Instead of Single Components

OEMs prefer suppliers that can deliver-

●full dashboard modules

●complete cluster assemblies

●integrated electronics + plastics packages

●multi-part interior kits

By acquiring Alpha Maier, Tejascore becomes a one-stop solution—significantly increasing its competitiveness in future RFQs and program nominations.

Improved Margin Profile Through Internalized Housings and Plastics

Margins are higher when-

●electronics are paired with plastics

●supply-chain dependencies are reduced

●cost-down cycles are absorbed internally

Alpha Maier enhances Tejascore’s margin resiliency and cost competitiveness.

Strategic Fit Within the Three-Pillar Tejascore Group

Pillar	Company	Strategic Role
Electronics	Marelli UM India	Clusters, BCMs, Gateways
Mechatronics & Sensors	Paragon	Sensors, Acoustics, Interior Electronics
Plastics & Interiors	Alpha Maier India	Housings, Trims, Bezels, Molding

Alpha Maier completes the vertical-integration triangle, enabling Tejascore to present itself as a full-stack smart-cabin and vehicle-electronics supplier.

How the Three Acquisitions Jointly Create a Tier-1 Integrated Supplier

The combined acquisitions of Marelli UM Electronic Systems Pvt. Ltd. (India), Paragon (Germany), and Alpha Maier Pvt. Ltd. (India) are structured to transform Tejascore Techsystems Inc. into a vertically integrated, multi-continent Tier-1 supplier capable of delivering advanced automotive electronics, mechatronics, sensors, interior systems, and precision plastics as unified solutions to global OEMs. Individually, each target offers specialized capabilities; together, they create a comprehensive technology and manufacturing ecosystem that positions Tejascore competitively against established Tier-1 players. The Company believes the three acquisitions collectively enable Tejascore to become a Tier-1 integrated supplier through the following strategic advantages-

Full-Stack Product Capability Across Electronics, Mechatronics, Sensors, and Plastics

Each business contributes a distinct and critical element of the vehicle’s smart-cabin and interior systems-

Capability	Contributed By	Strategic Strength

Electronics & Embedded Systems	Marelli UM India	Clusters, BCMs, gateways, displays, embedded software
Sensors, Acoustics, Mechatronics	Paragon	Interior sensors, acoustics, air-quality, precision mechatronics
Plastics & Structural Components	Alpha Maier	Housings, trims, bezels, structural parts

Seamless Integration of Electronics + Mechatronics + Plastics into Finished Modules

Modern OEMs increasingly prefer suppliers who can deliver fully assembled, validated, ready-to-install systems, such as-

●Complete instrument cluster assemblies

●Digital display modules with integrated housings

●Smart air-quality or sensor modules with electronics + plastics

●Body controller + sensor + housing integrated units

By acquiring three synergistic companies, Tejascore gains control over-

●the electronics inside the module

●the sensors and actuators supporting it

●the structural plastics that house it

This reduces dependency on third-party suppliers and positions Tejascore to deliver turnkey solutions, a defining characteristic of Tier-1s.

A Multi-Continent Manufacturing Footprint (India + Germany)

Most Tier-1 suppliers serve global OEM programs through dual-continent operations.

Through these acquisitions, Tejascore obtains-

●Electronics manufacturing and engineering in India

●Mechatronics, acoustics & sensors engineering in Germany

●Plastics and molding facilities in India

This footprint allows Tejascore to participate in-

●Indian OEM platforms (high volume)

●European premium OEM programs (high technology)

●Export-oriented EV and mobility platforms

●Program nominations requiring multinational support

This geographic presence is essential for Tier-1 qualification.

A Diversified, Blue-Chip OEM Customer Base

Together, the three companies supply a broad spectrum of OEMs across-

●Passenger vehicles

●Premium German OEMs

●Two-wheelers and three-wheelers

●EV manufacturers
Commercial vehicle OEMs

Tier-1 suppliers must have multi-segment, multi-region, multi-OEM exposure.
Tejascore gains this instantly.

Combined Engineering Depth Across Electronics, Software, Sensors, and Plastics

The acquisitions merge distinct engineering domains-

●Embedded software + electronics design (Marelli UM India)

●Sensor and acoustic R&D + German engineering precision (Paragon)

●Plastics engineering + DFM/DFMEA capability (Alpha Maier)

This creates a cross-functional engineering ecosystem capable of solving complex OEM problems across electrical, mechanical, and software domains—exactly what Tier-1s are expected to do.

Ability to Participate in Next-Generation Smart-Cabin & EV Platforms

OEMs are transitioning to-

●Digital cockpit systems

●Domain controllers

●Sensor-rich interiors

●Wellness and air-quality modules

●Lightweight EV interior architectures

Together, the acquisitions give Tejascore the full capability to design, engineer, and manufacture these next-generation systems.

Vertical Integration Reduces Cost and Improves Competitiveness

A Tier-1 must have-

●cost control

●supply-chain reliability

●reduced dependence on outsourced plastics, housings, sensors, etc.

Tejascore achieves vertical integration across-

●electronics

●mechatronics

●sensors

●plastics

●embedded software

This significantly improves cost structure, quality control, and operational resilience.

Stronger Margins Through Multi-Domain Offerings

Sensor systems and smart-cabin electronics command premium margins.
Plastics and housings reduce the cost of goods.
Vertical integration improves profitability.

The combined group aligns with profitable Tier-1 business models centered on-

●electronics,

●sensors,

●and high-value interior modules.

Integrated Bid Capability for Larger OEM Programs

OEMs prefer suppliers who can bid for-

●multi-component integrated modules
rather than

●single-part components.

Together, the three acquisitions enable Tejascore to bid for-

●instrument cluster + housing + lightguide

●sensor module + electronics + plastic enclosure

●full cockpit subassemblies

●multi-piece interior kits

This dramatically expands the scale of programs Tejascore can participate in.

A Platform for Future Acquisitions and Expansion

The integrated foundation created by the three companies establishes-

●a global supply base

●program management capability

●multinational engineering

●IATF-certified manufacturing

●cross-domain R&D capability

This provides Tejascore a launchpad for-

●additional acquisitions,

●EV electronics business units,

●domain controllers,

●telematics,

●advanced sensors,
lighting electronics,

●and more.

Technology, operational, and financial synergies

The acquisitions of Marelli UM India, Paragon, and Alpha Maier are expected to create significant technology, operational, and financial synergies that strengthen Tejascore’s competitive position, improve its cost structure, expand its product portfolio, and enhance its ability to serve global automotive OEMs. These synergies form a core pillar of the Company’s acquisition strategy and are expected to accelerate growth across all acquired businesses while supporting Tejascore’s long-term transformation into a full-stack Tier-1 supplier.

Cross-Domain Integration of Electronics, Sensors, Mechatronics, and Plastics

The combination of electronics (Marelli UM), sensors/mechatronics (Paragon), and plastics (Alpha Maier) enables Tejascore to develop complete smart-cabin modules that integrate-

●electronics

●embedded software

●sensor systems

●acoustic modules

●plastic housings and interior trims

This creates a unique full-stack product capability that is uncommon outside the top global Tier-1 suppliers.

Shared Engineering and R&D Infrastructure Across India, Germany, and the U.S.

The integrated group will combine-

●India’s cost-efficient electronics engineering

●Germany’s high-precision sensor and acoustics R&D

●Tejascore’s U.S.-based architecture, strategy, and compliance oversight

This allows Tejascore to establish a global 24-hour engineering cycle that reduces development timelines and improves execution.

Software and Hardware Co-Development

Marelli UM’s embedded-software capabilities complement Paragon’s sensor hardware, enabling-

●faster integration of sensor algorithms

●unified ECU + sensor design

●enhanced functional safety

●cybersecurity alignment across products

This synergy is essential for EVs and software-defined vehicles.

Accelerated Product Innovation for EV and Next-Gen Cabin Systems

The combined technology base enables Tejascore to fast-track innovations in-

●digital clusters and cockpit displays

●CO₂ and air-quality sensing

●interior-acoustic comfort systems

●smart HVAC and cabin-wellness modules

●lightweight EV-focused plastics and structural parts

This positions Tejascore directly in high-growth product spaces.

Operational Synergies

Consolidated Procurement Across Electronics, Sensors, and Plastics

Joint sourcing of-

●semiconductors

●PCB assemblies

●sensors

●plastics resins

●tooling

●logistics

results in lower material costs, increased bargaining leverage, and reduced supplier fragmentation.

Vertical Integration Reduces Lead Times, Scrap, and Quality Variances

With plastics, electronics, and mechatronics under one group-

●fewer external vendors

●faster PPAP cycles

●improved quality consistency

●reduced logistics risks

●synchronized engineering changes

This directly improves delivery performance for OEMs.

Shared Quality Systems and Standardization

Cross-adoption of best practices—including IATF 16949, ISO 26262, ISO/SAE 21434, and German validation standards—raises the overall group quality level and creates a unified operational framework across plants.

Capacity Balancing Across Geographies

The combined operations allow Tejascore to-

●balance production loads between India and Germany

●shift initial engineering to Germany and volume production to India

●maintain redundancy for critical programs

This flexibility increases resilience and program win-rates.

Streamlined Program Management and Faster Launch Cycles

OEM program cycles accelerate because-

●electronics + housings + sensor modules are developed jointly

●tooling and validation are synchronized

●design changes are coordinated across domains

This improves OEM confidence and increases nomination likelihood.

Financial Synergies

Margin Enhancement Through Vertical Integration

Internal plastics and housings reduce COGS for electronics and sensor assemblies. Internal sensors add premium revenue streams to electronics and plastics programs.

EBITDA Improvement Through Cost Consolidation

Expected improvements include-

●reduced procurement duplication

●shared logistics

●consolidated SG&A

●unified engineering management

●better plant utilization

These effects increase group EBITDA margins over time.

Increased Revenue Opportunities From Full-Module Bids

Tejascore gains the ability to bid for-

●full cockpit modules

●complete cluster assemblies

●integrated sensor + ECU + plastic-housing units

Higher-value turnkey modules increase revenue per vehicle and improve long-term order visibility.

Reduced Capital Expenditure Redundancy

Shared tooling, test systems, lab infrastructure, and engineering equipment reduces the need for duplicate CapEx across plants, improving return on invested capital (ROIC).

Improved Working-Capital Efficiency

Unified procurement, synchronized production planning, and reduced supplier fragmentation enable-

●lower inventory levels

●better payment-credit terms

●improved cash conversion cycles

This strengthens liquidity across the group.

Access to Broader OEM Revenue Streams and Regions

Tejascore obtains exposure to-

●Indian mass-volume OEMs

●German premium OEMs

●export-oriented EV programs

●diversified revenue across regions and product categories

This reduces revenue volatility and increases long-term stability.

Strategic Benefits to Tejascore

The acquisitions of Marelli UM Electronic Systems India, Paragon Germany, and Alpha Maier India provide Tejascore with a set of strategic advantages that collectively accelerate the Company’s evolution into an integrated global supplier of automotive electronics, mechatronics, sensors, and interior systems. These acquisitions transform Tejascore from a newly formed holding company into a diversified, revenue-generating automotive technology platform with significant competitive differentiation. The Company believes the acquisitions yield the following key strategic benefits-

Immediate Transformation Into a Multi-Continent Operating Group

The acquisitions instantly position Tejascore with operational facilities, engineering centers, and customer relationships across-

●India – high-volume, cost-competitive manufacturing

●Germany – high-technology mechatronics and premium OEM access

●United States – corporate, strategic, and capital-market leadership

This geographic footprint provides credibility, scalability, and resilience similar to established Tier-1 suppliers.

Entry Into High-Growth Automotive Electronics and Smart-Cabin Markets

The acquisitions provide Tejascore with direct exposure to product segments experiencing rapid global demand growth-

●digital and hybrid instrument clusters

●body electronics and gateway controllers

●sensors and interior air-quality systems

●acoustic and comfort electronics

●lightweight plastics and molded interior structures

These are long-cycle products tied to multi-year OEM platform programs with strong visibility.

Broadened and Diversified OEM Customer Base

The combined companies supply multiple categories of automakers, including-

●top Indian passenger-vehicle OEMs

●European premium OEM brands

●two-wheeler and EV manufacturers

●commercial vehicle and off-highway OEMs

This dramatically reduces customer concentration risk and increases Tejascore’s access to global RFQs and program opportunities.

Combined Capability to Deliver Integrated Modules

By uniting electronics, sensors, and plastics under one group, Tejascore can deliver complete, ready-to-install modules such as-

●fully assembled digital instrument clusters

●cockpit display assemblies

●integrated sensor-electronics-plastics modules

●smart cabin air-quality units

●acoustic interior systems

●multi-component interior trims with electronics

Suppliers with integrated module capability enjoy higher OEM trust, higher nomination rates, and stronger margins.

Stronger Competitive Position vs. Global Tier-1 Suppliers

With complementary businesses and a multi-domain product platform, Tejascore becomes competitive against leading Tier-1s that offer-

●electronics + plastics packages

●mechatronics + sensors

●full-module supply

Few suppliers in India or Germany can provide cross-domain integration at this scale.

Enhanced R&D Capability Across Multiple Expertise Areas

Tejascore gains a powerful engineering network combining-

●embedded software

●electronics hardware

●sensor algorithms

●acoustics engineering

●plastics design and simulation

●mechatronic mechanisms

This multi-discipline capability is essential for EV platforms and software-defined vehicles.

Financial Strength Through Revenue Diversity and Cost Synergies

Post-acquisition, Tejascore benefits from-

●revenue diversification

●margin enhancement

●reduced cost of goods

●consolidated procurement

●shared engineering

●optimized SG&A

These improvements support sustainable EBITDA growth and capital efficiency.

Strategic Positioning for EV and Future Mobility Platforms

The combined group is well-positioned for high-growth segments such as-

●EV clusters and displays

●digital cockpit platforms

●thermal comfort and air-quality modules

●interior sensor systems

●lightweight EV plastics

●intelligent cabin electronics

This aligns Tejascore with the next decade of automotive transformation.

Increased Ability to Attract Global Customers and Programs

OEMs increasingly prefer suppliers with-

●global engineering support

●multi-plant manufacturing options

●module integration capability

●proven quality standards

●diverse technology portfolio.

The acquisitions give Tejascore the scale and credibility to qualify for such programs.

A Scalable Foundation for Future Acquisitions and Expansion

The acquisition of the three companies establishes a platform capable of absorbing-

●additional electronics businesses

●software or telematics companies

●interior modules suppliers

●premium technology assets

The group becomes a scalable nucleus for future M&A growth.

Post-Acquisition Business Model

Integrated Product Portfolio

Following the completion of the proposed acquisitions, Tejascore will operate with an integrated and comprehensive product portfolio that spans automotive electronics, sensor systems, mechatronic assemblies, acoustic modules, and molded interior components. This combined portfolio positions the Company to deliver a broad range of smart-cabin and vehicle-electronics solutions to global OEM customers across multiple segments, including passenger vehicles, electric vehicles, two-wheelers, premium European brands, and commercial and off-highway platforms. The integration of Marelli UM India’s electronics capabilities, Paragon’s sensors and mechatronics expertise, and Alpha Maier’s plastics and molding operations enables Tejascore to offer cohesive systems rather than isolated components. Electronics such as digital and hybrid instrument clusters, body control modules, gateway controllers, display systems, and embedded-software platforms can be paired directly with Paragon’s sensor technologies—such as interior air-quality units, acoustic and comfort systems, and high-precision mechatronic components—and seamlessly housed within structurally robust plastic enclosures manufactured by Alpha Maier. The result is a unified product architecture designed to support modern OEM requirements for integrated electronics modules, lightweight materials, improved ergonomics, and next-generation cabin experiences. By consolidating these capabilities under one group,

Tejascore gains the ability to participate in high-value, long-cycle OEM programs that increasingly require suppliers to deliver complete, validated, ready-to-install assemblies. This integrated product portfolio significantly enhances Tejascore’s competitiveness, enables cross-selling opportunities across regions and customer bases, and establishes the Company as a full-stack smart-cabin and vehicle-electronics supplier within the global automotive supply chain.

Combined Manufacturing and Engineering Footprint

Upon completion of the proposed acquisitions, Tejascore will operate through a multi-continent manufacturing and engineering footprint that combines the electronics production capabilities of Marelli UM India, the high-precision mechatronics and sensor engineering expertise of Paragon in Germany, and the plastics and molding infrastructure of Alpha Maier in India. This integrated footprint provides Tejascore with both scale and geographic diversity, enabling the Company to support global OEMs with region-specific production capabilities while maintaining centralized engineering oversight and development alignment. Marelli UM India contributes a fully operational, automotive-grade electronics manufacturing facility equipped with SMT, THT, automated inspection, functional testing, and embedded-software development teams that support large-volume programs for Indian and export markets. Paragon brings established engineering centers, testing laboratories, and German manufacturing know-how specializing in sensor systems, acoustics, interior electronics, and precision mechatronics, giving Tejascore a high-technology presence in Europe and strengthening its ability to engage with premium OEMs. Alpha Maier’s plastics facilities in India add high-volume injection molding, tool-development capability, design-for-manufacturability expertise, and production of structural interior components, which are essential for integrated electronics modules and smart-cabin assemblies. Collectively, these facilities create a complementary operating network that supports end-to-end product development—from concept and simulation to molding, electronics assembly, sensor integration, validation, and series production. This multi-geography structure enhances supply-chain resilience, provides flexibility to balance production loads across regions, and positions Tejascore to deliver both cost-competitive and technology-intensive solutions across diverse automotive markets worldwide.

Combined OEM Customer Base

Following the completion of the proposed acquisitions, Tejascore will benefit from a significantly broadened and diversified OEM customer base across multiple regions and vehicle segments, creating a stronger and more resilient commercial platform than any of the individual businesses could achieve independently. Marelli UM India contributes long-standing relationships with major Indian passenger-vehicle manufacturers, two-wheeler and three-wheeler OEMs, and emerging EV producers, supported by multi-year electronics programs for instrument clusters, body controllers, and gateway systems. Paragon adds access to premium European automotive brands and established German OEMs, where it supplies sensor systems, acoustics modules, and interior mechatronics for high-technology vehicle platforms. Alpha Maier further strengthens Tejascore’s position in the Indian market by supplying molded interior components, housings, and structural plastics to several leading OEMs and Tier-1 suppliers. The combination of these customer networks creates a highly diversified revenue base spanning mass-volume, value-driven markets in India and technology-intensive, higher-margin programs in Europe. It reduces dependence on any single geography or vehicle segment and enhances Tejascore’s ability to compete for global RFQs that require suppliers to demonstrate multinational production capacity, cross-domain engineering expertise, and long-term delivery capability. Collectively, the diversified OEM relationships of the acquired entities position Tejascore as a credible, multi-continent supplier to both mainstream and premium manufacturers, enabling the Company to engage with a wider range of development programs, deepen participation in existing customer platforms, and pursue new business opportunities across global automotive markets.

Market Expansion Strategy (India, Germany, Europe, North America)

Following the completion of the proposed acquisitions, Tejascore intends to pursue a multi-region market expansion strategy that leverages the geographic strengths, customer relationships, and product specializations of its acquired entities to accelerate growth across India, Germany, broader Europe, and North America. In India, the Company plans to build scale through Marelli UM India’s established electronics business and Alpha Maier’s plastics operations, targeting increased penetration in passenger vehicles, two- and three-wheeler platforms, and the rapidly expanding domestic EV segment. In Germany and the wider European market, Tejascore will utilize Paragon’s strong engineering presence and premium OEM relationships to participate in high-technology vehicle programs, expand its footprint in sensor-rich and mechatronic interior systems, and position itself as a capable supplier for next-generation cockpit and comfort modules. Tejascore’s U.S. headquarters will serve as the strategic, compliance, and investor-relations hub while enabling the Company to explore future opportunities with North American OEMs and Tier-1 suppliers seeking multi-continent production partnerships, cost-competitive electronics sourcing, and integrated module capabilities. Over time, Tejascore expects its combined cross-border footprint to support global RFQs, enhance export competitiveness for India-based operations, deepen participation in European premium platforms, and establish the Company as a credible multi-continent supplier capable of supporting OEMs across multiple product domains and geographical development centers. This integrated expansion strategy is designed to diversify revenue, reduce geographic concentration risk, and position Tejascore for sustained long-term growth in key global automotive markets.

Localization, Scale, and Vertical-Integration Advantages

The combined operations of Marelli UM India, Paragon, and Alpha Maier provide Tejascore with significant advantages in localization, scale, and vertical integration that strengthen the

Company’s competitiveness across global automotive supply chains. In India, Tejascore gains access to cost-efficient, high-volume manufacturing for electronics and plastics, enabling OEMs to localize complex cockpit and body-electronics modules that historically depended on imports, while simultaneously enhancing export competitiveness for global programs. The integration of electronics, sensors, mechatronics, and molded plastics within a single group allows Tejascore to control critical elements of the value chain, reduce dependence on external vendors, compress lead times, and synchronize design, tooling, and validation cycles across product domains. This vertical-integration model improves quality consistency, reduces production costs, and enhances engineering efficiency, particularly in programs where housings, clusters, displays, sensors, and mechatronic modules must be designed and validated together. Scale efficiencies are achieved through consolidated procurement of semiconductors, resins, mechanical parts, test systems, and tooling, as well as through streamlined logistics and shared operational processes across India and Germany. By coordinating engineering and production across multiple geographies, Tejascore is able to offer OEM customers competitive landed costs, flexible regional sourcing strategies, and the ability to support both premium European platforms and high-volume Indian mobility programs. Collectively, these advantages position Tejascore as a vertically integrated, multi-continent supplier capable of delivering cost-optimized, high-technology modules aligned with global automotive trends toward digital cockpits, EV architectures, and integrated interior systems.

Expected Competitive Positioning as a Tier-1 Supplier

Upon completing the proposed acquisitions, Tejascore is expected to achieve a competitive positioning comparable to an emerging Tier-1 supplier by combining the electronics strengths of Marelli UM India, the sensor and mechatronics capabilities of Paragon, and the plastics and interior-structure expertise of Alpha Maier into a unified, cross-domain automotive technology platform. This integrated capability allows the Company to supply OEMs with complete smart-cabin and vehicle-electronics modules rather than isolated components, aligning its business model with the procurement preferences of global automakers that increasingly seek suppliers capable of providing multi-disciplinary, fully assembled, validated sub-systems. Tejascore’s combined footprint across India and Germany enables the Company to address both cost-competitive, high-volume platforms and premium, technology-intensive programs, positioning it favorably against existing suppliers that are limited either by geography or by single-domain specialization. The integration of software, electronics, sensors, acoustics, plastics, and mechatronic assemblies enhances the Company’s ability to participate in RFQs for digital cockpits, EV electronics, comfort and air-quality modules, and advanced interior systems. Additionally, Tejascore’s multi-continent manufacturing capabilities, strengthened quality systems, and diversified OEM base reduce concentration risk and increase resilience, enabling the Company to compete for global platform nominations and long-cycle production contracts. Taken together, these factors position Tejascore to emerge as a differentiated, vertically integrated, and credible Tier-1 contender within the global automotive supply chain.

Products and Technology Roadmap

Following the completion of the proposed acquisitions, Tejascore will operate with an expansive and fully integrated portfolio of automotive electronics, smart-cabin systems, mechatronic and sensor technologies, acoustic modules, and molded interior components, supported by a long-term technology roadmap designed to meet the accelerating global transition toward connected, electrified, and software-defined vehicles. The Company’s product platform will be anchored by Marelli UM India’s electronics capability, which includes analog, hybrid, and fully digital instrument clusters; high-resolution TFT display modules; body control modules; smart gateway ECUs; telematics-adjacent electronics; and embedded software calibrated for CAN, LIN, and emerging domain-controller architectures. These electronics will align seamlessly with Paragon’s advanced sensor and mechatronics portfolio, which includes interior air-quality management systems, CO₂ and particulate sensors, acoustic and sound-enhancement modules, active interior comfort technologies, digital microphones, position sensors, and precision interior mechatronic components used in premium vehicle platforms. Complementing these electronic and sensor systems, Alpha Maier’s plastics and molding operations will provide the structural housings, bezels, light guides, interior trims, and precision-molded enclosures required for integrated cluster assemblies, cockpit displays, sensor units, and interior modules. Collectively, these capabilities allow Tejascore to deliver end-to-end smart-cabin systems that incorporate electronics, software, sensors, mechatronics, and structural components into unified, OEM-ready assemblies. The Company’s technology roadmap emphasizes the development of next-generation digital cockpits featuring larger displays, multi-screen clusters, advanced HMI interfaces, ambient-lighting integration, and improved optical performance; gateway and body controllers capable of supporting zonal and domain architectures; sensor and comfort modules aligned with growing health, wellness, and environmental requirements; and lightweight structural plastics engineered for EV platforms. Tejascore intends to invest in embedded software development, cybersecurity and functional-safety compliance (including ISO 26262 and ISO/SAE 21434), cloud-connected diagnostic frameworks, over-the-air update readiness, and model-based design environments for rapid development of electronics and mechatronic systems. The Company’s roadmap further includes the expansion of acoustic and comfort technologies for premium vehicles, the introduction of integrated sensor-electronics-plastic modules for both ICE and EV platforms, and the creation of a harmonized global engineering network drawing on German R&D depth, Indian electronics expertise, and U.S. architecture and compliance oversight. Through this integrated, multi-domain technology plan, Tejascore aims to offer OEMs a comprehensive suite of smart-cabin and vehicle-electronics solutions that support upcoming automotive megatrends in connectivity, electrification, interior digitization, comfort, sustainability, and software-driven functionality, positioning the Company to compete effectively for future RFQs and platform nominations across global automotive markets.

Research & Development Strategy

Tejascore’s research and development strategy is centered on creating a unified, multinational innovation ecosystem that integrates the electronics engineering capabilities of Marelli UM India, the advanced sensor, acoustics, and mechatronics expertise of Paragon in Germany, and the design-for-manufacturing and plastics-engineering strengths of Alpha Maier in India, all guided by U.S.-based strategic oversight to ensure global alignment, regulatory compliance, and long-term product maturation. Following the acquisitions, the Company intends to operate a distributed R&D network in which German engineering centers lead development of high-precision sensors, air-quality modules, acoustic systems, and mechatronic mechanisms; Indian engineering teams drive cost-efficient electronics design for clusters, BCMs, gateways, and embedded systems; and plastics-engineering teams collaborate closely to design structural housings, bezels, light guides, and complex molds optimized for tight tolerance electronics and sensor integration. Tejascore’s R&D framework prioritizes rapid co-development cycles between these geographic hubs, allowing hardware, software, sensor logic, plastics, and mechanical designs to mature in parallel and be validated together under unified quality, cybersecurity, and functional-safety processes. The Company plans to enhance its embedded-software capabilities to support next-generation HMI, LIN/CAN/FlexRay/Ethernet architectures, cybersecurity hardening, OTA-readiness, AUTOSAR-compliant development, diagnostics, and EV-specific control logic, while also investing in data-driven interior-comfort algorithms, acoustic-tuning software, and sensor-fusion logic developed from Paragon’s deep experience in premium European platforms. Tejascore will expand laboratory infrastructure across India and Germany for EMC/EMI testing, environmental simulation, HALT/HASS, acoustic chamber validation, sensor calibration, reliability testing, optical inspection for displays, and automated testing frameworks for ECU-level validation, ensuring full compliance with IATF 16949, AIS/BIS standards, ISO 26262 functional-safety norms, and ISO/SAE 21434 cybersecurity requirements. The Company intends to adopt model-based systems engineering (MBSE), digital twins, and advanced simulation tools for plastics-flow analysis, thermal modeling of electronics, vibration and NVH optimization, PCB routing optimization, and accelerated prototype iteration, enabling significantly reduced development cycles. Tejascore’s R&D strategy further emphasizes IP creation in areas such as display-mechatronics integration, smart cluster-housing architectures, low-power gateway platforms, integrated air-quality and sensor modules, lightweight EV interior structures, acoustic comfort systems, and advanced cluster-software frameworks that support multi-screen cockpit architectures. Over time, Tejascore aims to establish a global design authority coordinating engineering standards, shared libraries, platform modularization, and re-usable sub-assemblies across all product domains, thereby enabling economies of scale, faster cross-program deployment, and streamlined homologation across regions. Through this integrated and forward-looking R&D roadmap, Tejascore intends to position itself as a highly competitive, technology-driven automotive supplier capable of meeting and shaping industry trends in digital cockpits, cabin intelligence, EV architectures, and software-centric vehicle development across India, Europe, and global markets.

Manufacturing Strategy

Tejascore’s manufacturing strategy is designed to create a unified, multi-continent production ecosystem that leverages the high-volume, cost-competitive electronics and plastics capabilities of its Indian operations together with the precision-engineering and advanced mechatronic production strengths of its German facilities, enabling the Company to support diverse OEM requirements across price-sensitive, mass-market platforms and premium, technology-intensive vehicle programs worldwide. Following the acquisitions, Tejascore intends to harmonize Marelli UM India’s SMT/THT electronics assembly lines, Alpha Maier’s plastic injection molding and tool-making operations, and Paragon’s sensor, acoustics, and mechatronic assembly processes into an integrated manufacturing structure governed by standardized operating procedures, processes, quality benchmarks, and product lifecycle management tools. The Company plans to implement a global manufacturing governance framework that aligns all plants under a shared quality system, ensuring consistent adherence to IATF 16949, ISO 9001, ISO 14001, and relevant regional regulatory requirements, while progressively introducing advanced process-control systems, MES integration, and automated inspection technologies to increase throughput, improve repeatability, and minimize defects. Tejascore intends to accelerate automation in critical areas including high-speed SMT placement, optical inspection, functional test automation, acoustic calibration, sensor alignment, and precision molding, enabling higher yields and reduced labor dependency, while also standardizing mold-flow simulation, DFM/DFMEA processes, and tool-validation methodologies across Indian plastics operations to support seamless mechanical integration with electronics and sensor modules produced in parallel. The Company’s manufacturing roadmap includes optimizing capacity allocation between India and Germany to maximize cost efficiency and program responsiveness, such as routing advanced prototype development and premium sensor-mechatronics assembly to German engineering-centric facilities, while scaling volume production of clusters, housings, BCMs, and integrated modules through Indian plants to achieve competitive landed costs. Tejascore aims to rationalize its supplier base across semiconductors, PCB assemblies, plastics resins, mechanical parts, and tooling, enabling improved bargaining leverage, reduced procurement fragmentation, and a more resilient supply chain supported by dual sourcing and regional diversification. Additionally, the Company plans to deploy integrated change-management systems to synchronize engineering revisions, tooling updates, software calibrations, and validation cycles across plants, ensuring that both Indian and German facilities can simultaneously meet the timing and quality requirements of global OEM platforms. Over time, Tejascore expects to establish a “design anywhere, build anywhere” manufacturing philosophy, supported by modular product platforms, harmonized assembly standards, shared testing libraries, and common traceability frameworks across electronics, sensors, plastics, and final modules. This manufacturing strategy positions Tejascore to deliver high-quality, competitively priced, fully integrated smart-cabin and vehicle-electronics modules with the flexibility, consistency, and scalability expected of a global Tier-1 automotive supplier.

Sales, Marketing & OEM Engagement Model

Tejascore’s sales, marketing, and OEM engagement model is structured to operate as an integrated, multi-continent commercial organization that leverages the combined strengths of Marelli UM India, Paragon, and Alpha Maier to secure new business nominations, deepen existing customer relationships, and position the Company as a trusted, multi-domain supplier for next-generation automotive programs. Following the acquisitions, Tejascore intends to establish a unified commercial framework that coordinates customer engagement across India, Germany, Europe, and emerging EV markets, supported by Tejascore’s U.S. headquarters for corporate governance, strategy, and investor visibility. The Company’s sales approach will be driven by deep technical collaboration with OEMs, beginning with early-stage concept discussions, technology demonstrations, and feasibility assessments, followed by jointly defined requirements for electronics, sensors, plastics, and integrated module architectures. Tejascore plans to deploy dedicated program-management teams that interface directly with OEM engineering, sourcing, and quality departments, ensuring smooth execution of development milestones, rapid response to engineering-change requests, and transparent communication throughout the vehicle’s design-to-production lifecycle. In India, the Company will continue expanding its relationships with leading passenger-vehicle, two-wheeler, three-wheeler, and EV OEMs by offering cost-competitive, locally manufactured electronics and plastics solutions, while pursuing deeper platform penetration by bundling electronics, housings, and sensor components into integrated smart-cabin offerings. In Germany and the broader European market, Tejascore intends to leverage Paragon’s strong brand equity and long-standing premium OEM relationships to participate in comfort, acoustic, and sensor-rich interior programs, positioning the Company as a capable and reliable supplier for high-technology vehicle platforms. The combined commercial organization will also pursue global RFQs that require multi-geography engineering and manufacturing capability, particularly in digital cockpit modules, advanced sensor-electronics assemblies, and lightweight interior structures tailored for EV and premium architectures. Tejascore’s marketing strategy will highlight its vertically integrated product capability, global engineering network, and seamless electronics–mechatronics–plastics integration, supported by technical roadshows, OEM workshops, participation in automotive trade fairs, and targeted engagement with sourcing councils and advanced-engineering divisions. Over time, the Company intends to implement a structured key-account management framework that aligns each major OEM with a cross-functional team responsible for RFQ pursuit, platform strategy, cost-down programs, warranty resolution, and long-term business development. Tejascore also plans to strengthen its commercial analytics, design-to-cost methodologies, and competitive benchmarking to support aggressive OEM pricing requirements while preserving margin through vertical integration and shared engineering efficiencies. Through this cohesive, globally coordinated sales and engagement model, Tejascore aims to position itself as a high-trust, high-capability partner capable of delivering integrated systems with the depth, responsiveness, and scalability expected of a global Tier-1 supplier.

Revenue Model and Growth Drivers

Tejascore’s revenue model and growth trajectory following the proposed acquisitions will be driven by a diversified, multi-domain portfolio spanning automotive electronics, sensor systems, mechatronic assemblies, acoustic modules, and precision-molded plastics, supported by the combined customer bases and long-cycle production programs of Marelli UM India, Paragon, and Alpha Maier. The Company expects its consolidated revenue to be anchored initially by recurring, multi-year OEM production contracts for instrument clusters, digital cockpit displays, body control modules, gateway ECUs, and sensor-based interior-comfort systems, complemented by steady demand for molded housings, interior trims, and structural plastics that accompany these electronics. Revenue growth will be further supported by engineering and design-change services, early-stage prototype development for new platforms, and value-added integration of software, sensor logic, and mechanical components into modular smart-cabin systems. In India, revenue expansion will be driven by rising content per vehicle, OEM transitions from analog to digital instrumentation, growth in two-wheeler and EV electronics, and increasing localization of plastics and electronic modules previously sourced from abroad. In Europe, growth will be centered around Paragon’s access to premium automotive OEMs and its strong positioning in sensor and acoustics categories, which are experiencing rising demand as cabin-intelligence systems, environmental sensing, and comfort-oriented technologies become core differentiators in modern vehicles. Over time, Tejascore expects to participate in cross-regional RFQs that require integrated electronics–plastics–sensor assemblies, allowing the Company to increase revenue per vehicle by supplying complete modules rather than standalone components. Margin enhancement and revenue scalability are expected to result from vertical integration across electronics, sensors, and plastics, enabling reduced procurement costs, synchronized development cycles, and the ability to capture value across multiple parts of a single OEM program. Growth will also be driven by the Company’s participation in emerging segments such as EV cockpit electronics, air-quality and environmental-sensing systems, lightweight interior modules, and software-enhanced smart-cabin architectures. Tejascore intends to further diversify its revenue stream by leveraging shared engineering platforms and global manufacturing to supply OEMs in North America and other export-oriented markets, supported by increased cost competitiveness from India-based production. With long-term opportunities arising from platform refresh cycles, regulatory-driven technology adoption, connected-vehicle requirements, and the shift toward software-defined cockpits, Tejascore’s integrated business model positions the Company for sustained revenue expansion and stable visibility across multiple automotive markets and product categories.

Competitive Advantages of Tejascore

Tejascore’s competitive advantages stem from the unique combination of electronics, sensors, mechatronics, acoustics, and plastics capabilities obtained through its proposed acquisitions, creating a vertically integrated, multi-continent automotive-technology platform that few emerging suppliers can match. The Company’s integrated structure allows it to offer complete smart-cabin and vehicle-electronics modules—such as digital instrument clusters with molded housings, air-quality and comfort systems with embedded electronics, and sensor–mechatronics–plastic assemblies—rather than isolated components, giving Tejascore the strategic edge required to win advanced OEM programs that increasingly demand fully packaged solutions. The Company benefits from a rare cross-domain product capability that merges Indian strengths in cost-competitive electronics manufacturing with German engineering excellence in sensors and mechatronics, and Indian efficiency in plastics molding and interior-structure design. This combination positions Tejascore to compete simultaneously in high-volume, value-driven markets and in premium, technology-intensive vehicle segments. Its global footprint supports OEM expectations for multi-region engineering collaboration, validation, and supply continuity, while its vertical integration significantly reduces dependency on external vendors for housings, structural plastics, sensor interfaces, and subassemblies, improving quality control, cost structure, and development speed. Tejascore gains a diversified and complementary OEM base spanning Indian passenger-vehicle manufacturers, two- and three-wheeler OEMs, emerging EV companies, premium German brands, and European Tier-1s, reducing customer concentration risk and enhancing the Company’s ability to cross-sell integrated modules across regions. The Company’s strong engineering culture—supported by Germany’s high-precision sensor R&D capabilities, India’s robust electronics and embedded-software teams, and U.S.-based governance and technical oversight—enables Tejascore to deliver high-complexity solutions aligned with the growing demand for digital cockpits, central gateway ECUs, interior-environment sensing, acoustic comfort systems, and lightweight EV interiors. Additionally, Tejascore’s shared procurement strategy, harmonized quality systems, and standardized manufacturing processes across electronics, sensors, and plastics provide meaningful cost advantages and production efficiencies that strengthen its competitiveness against established Tier-1 suppliers. Collectively, these factors allow Tejascore to differentiate itself as a vertically integrated, technologically advanced, and globally capable automotive supplier with the scale, product depth, and engineering bandwidth needed to secure new platform nominations and participate meaningfully in the ongoing transformation of the global automotive electronics and interior-systems landscape.

Intellectual Property, Licensing & Technology Access

Tejascore’s intellectual property, licensing, and technology-access framework will be shaped by the combined strengths, contractual rights, proprietary technologies, and engineering know-how of Marelli UM India, Paragon, and Alpha Maier, allowing the Company to establish a cohesive and strategically protected technology ecosystem that supports the development, manufacture, and commercialization of advanced automotive electronics and smart-cabin systems. While Tejascore itself, as a newly formed holding company, does not currently own patents or standalone proprietary platforms, the proposed acquisitions provide immediate access to a broad suite of intellectual assets, including embedded software architectures for digital clusters and body control modules, calibration logic for gateways and display units, proprietary sensor algorithms for interior air-quality and CO₂ detection, acoustic optimization frameworks, mechatronic mechanisms, plastics component libraries, mold-flow design files, and engineering processes that have been refined across years of OEM program execution. Tejascore expects to inherit or be granted access to the technical documentation, process know-how, source-code repositories, test protocols, software integration environments, and validation tools maintained by each of the acquired companies, which collectively constitute a substantial IP base even if not always formally registered as patents. The Company intends to review, consolidate, and harmonize these assets into a unified technology stack, ensuring consistent digital traceability, IP governance, and cross-entity compatibility across electronics, software, sensors, and plastics. In Germany, Paragon’s portfolio of patents, proprietary sensor technologies, acoustic modules, and specialized materials knowledge will form a critical component of Tejascore’s competitive advantage, particularly in European markets where sensitivity to intellectual-property protection is heightened. In India, Marelli UM’s embedded-software capability and hardware-design frameworks will provide a foundation for developing scalable cluster platforms, gateway architectures, and body-electronics modules that can be adapted for multiple OEM programs. Alpha Maier’s tool designs, plastics DFM/DFMEA methodologies, and mold-specific IP will enable Tejascore to control structural integration and reduce reliance on external toolmakers. The Company also plans to establish group-wide licensing arrangements that allow shared use of proprietary designs across subsidiaries while maintaining compliance with any pre-existing licensing obligations between the target companies and their historical technology partners. Tejascore expects to further invest in formalizing and expanding its IP estate by patenting new display-mechatronics integration techniques, sensor-fusion technologies, software frameworks for digital cockpit systems, and lightweight EV interior structures. The Company’s intellectual-property strategy will also incorporate stringent cybersecurity and data-security protocols consistent with ISO/SAE 21434 and global best practices, ensuring secure handling of software code, calibration data, and embedded algorithms across its multinational engineering teams. By consolidating and enhancing the technology assets of the acquired entities, Tejascore intends to create a robust, defensible IP foundation that supports long-term innovation, protects competitive positioning, and enables the Company to participate in the growing global demand for integrated electronics, sensors, and smart-cabin solutions.

Human Capital and Leadership

Tejascore’s human capital and leadership strategy is centered on creating a unified, high-performance organization that combines the diverse engineering, manufacturing, and managerial strengths of Marelli UM India, Paragon Germany, and Alpha Maier India into an integrated, cross-border talent ecosystem capable of supporting the Company’s transformation into a multi-continent automotive-technology group. Following the acquisitions, Tejascore will inherit a deeply experienced workforce comprising electronics engineers, embedded-software developers, mechatronics specialists, sensor and acoustics experts, plastics and tooling engineers, quality professionals, program managers, supply-chain teams, and skilled operators who collectively represent decades of OEM-facing execution experience. Marelli UM India contributes a robust base of electronics and software talent familiar with high-volume production programs and automotive-grade validation processes, while Paragon brings German engineering depth in sensors, acoustics, interior electronics, and precision mechatronic systems, along with mature R&D methodologies aligned with European premium OEM standards. Alpha Maier adds a skilled workforce in plastics design, mold development, and high-volume injection molding operations, enabling Tejascore to internalize key manufacturing processes that are essential to integrated module development. The Company intends to deploy a layered leadership structure that blends local operational expertise with centralized oversight from Tejascore’s U.S. management team, ensuring consistent governance, financial discipline, and strategic alignment across all facilities while empowering regional leaders to drive customer engagement and operational excellence within their respective geographies. Tejascore plans to establish a global talent-integration framework that harmonizes performance-management systems, engineering processes, HR policies, and technical training programs across India and Germany, while also investing in leadership-development initiatives aimed at cultivating cross-functional managers who can oversee multi-domain product platforms spanning electronics, sensors, and plastics. The Company will emphasize succession planning, critical-skill retention, and the recruitment of additional talent in high-growth areas such as cybersecurity engineering, software architecture, digital cockpit development, acoustics, EV electronics, supply-chain optimization, and automation technologies. Tejascore also intends to strengthen employee engagement, safety practices, and compliance with international labor and environmental standards, reflecting its commitment to building a sustainable, ethical, and high-performance global organization. Over time, the Company aims to foster a unified cultural identity rooted in engineering excellence, operational discipline, customer-centric collaboration, and continuous innovation, ensuring that Tejascore remains competitive in attracting, developing, and retaining the specialized talent required for long-term success in the global automotive electronics and smart-cabin industries.

ESG & Sustainability Strategy

Tejascore’s ESG and sustainability strategy is built around establishing the Company as a responsible, forward-looking automotive-technology group that integrates environmental stewardship, social responsibility, and strong governance practices across its multi-continent operations in India, Germany, and the United States. Following the proposed acquisitions, Tejascore intends to unify the sustainability initiatives and compliance frameworks of Marelli UM India, Paragon, and Alpha Maier into a comprehensive group-wide ESG platform aligned with global automotive-industry expectations, regulatory requirements, and long-term investor priorities. Environmentally, the Company aims to reduce its carbon footprint through increased localization of electronics and plastics manufacturing in India, optimized transportation logistics across its global supply chain, and expanded use of energy-efficient machinery, low-emission molding systems, and waste-minimization programs in both plastics and electronics operations. Tejascore plans to strengthen its materials strategy by increasing the use of recyclable and lightweight polymers, reducing hazardous materials in electronics manufacturing, and incorporating design principles that support circularity and end-of-life recyclability for instrument clusters, housings, and sensor modules. The Company also intends to implement comprehensive environmental-management systems consistent with ISO 14001 across all facilities, supported by structured monitoring of emissions, resource consumption, effluent standards, and responsible waste disposal. On the social front, Tejascore is committed to maintaining high standards of worker safety, product safety, and community responsibility across its Indian and German plants, ensuring compliance with global labor norms, fair-employment practices, non-discrimination principles, and supplier-code adherence. The Company plans to invest in workforce development, technical upskilling, leadership training, and cross-border knowledge exchange to enable long-term career growth and broaden the technical competencies of its employees. Governance will be strengthened by Tejascore’s U.S. oversight structure, which will implement unified policies for ethical business conduct, anti-corruption compliance, cybersecurity and data protection, IP governance, whistleblower mechanisms, regulatory adherence, and transparent financial reporting. The Company intends to align itself with best practices in corporate governance, including establishing board-level oversight of ESG initiatives, formalizing risk-management frameworks, and integrating sustainability considerations into capital allocation, product-development decisions, supplier evaluation, and operational planning. Tejascore also aims to promote responsible innovation by prioritizing technologies such as air-quality monitoring, acoustic comfort systems, lightweight EV interiors, and energy-efficient electronics that contribute to safer, cleaner, and more sustainable mobility. Over time, the Company expects to publish ESG disclosures, sustainability progress reports, and voluntary metrics aligned with leading frameworks as part of its commitment to transparency and long-term value creation. Through this comprehensive ESG and sustainability strategy, Tejascore seeks to operate as an ethical, environmentally responsible, and socially conscious automotive supplier positioned to meet the expectations of OEMs, regulators, employees, investors, and global communities.

Facilities & Geographic Footprint

Following the completion of the proposed acquisitions, Tejascore will operate through a strategically distributed network of manufacturing, engineering, and administrative facilities across India, Germany, and the United States, enabling the Company to support diverse OEM requirements, optimize cost structures, and maintain a strong presence in both high-volume and premium automotive markets. Marelli UM India contributes a fully equipped electronics-manufacturing plant designed to meet automotive-grade requirements, including SMT and THT assembly lines, automated optical inspection systems, functional and end-of-line testing infrastructure, embedded-software development labs, quality and reliability centers, and warehouse and logistics operations that support large-scale production for clusters, BCMs, and gateway modules. Alpha Maier provides high-volume injection-molding facilities equipped with advanced presses, tooling workshops, mold-maintenance stations, and plastics-material handling systems that support the production of housings, bezels, structural interior parts, and precision-

molded components used in cockpit and electronic assemblies. Paragon enhances Tejascore’s European presence through engineering-centric facilities in Germany, which house R&D laboratories, acoustic chambers, sensor calibration environments, environmental testing systems, mechatronics assembly areas, prototype fabrication equipment, reliability-testing infrastructure, and customer-application engineering teams dedicated to premium OEM platforms. Together, these facilities form an integrated operating footprint that combines cost-efficient manufacturing in India with high-precision engineering and specialized production in Germany, enabling Tejascore to address both mass-market and high-technology applications. Complementing these international operations, Tejascore’s U.S. headquarters in Florida will function as the central hub for corporate governance, strategic planning, investor engagement, regulatory compliance, and global program coordination, ensuring seamless oversight across the Company’s multi-region activities. Tejascore intends to harmonize its facilities under unified quality systems, standardized operating procedures, and aligned safety and environmental frameworks, while introducing digital manufacturing practices such as MES integration, centralized data-traceability, predictive-maintenance tools, and connected quality systems to enhance consistency and operational efficiency across all sites. The Company plans to maintain flexibility in capacity planning by allocating high-volume electronics and plastics production to India, advanced sensor and mechatronics development to Germany, and strategic oversight to the United States, creating a balanced global footprint capable of supporting OEMs at both regional and global levels. By leveraging the complementary strengths of its facilities, Tejascore aims to deliver high-quality, cost-competitive, and technologically advanced products while ensuring resilience, scalability, and supply continuity across a rapidly evolving global automotive landscape.

Supply Chain, Procurement & Vendor Ecosystem

Tejascore’s supply chain, procurement, and vendor ecosystem will be built upon the consolidated strengths, long-standing relationships, and multi-tier supplier networks of Marelli UM India, Paragon, and Alpha Maier, enabling the Company to operate a resilient, cost-efficient, and globally coordinated sourcing framework capable of supporting complex automotive electronics, sensor systems, and plastics production across India and Germany. The Company inherits established supply chains for semiconductors, PCBs, passive components, connectors, wiring harnesses, resins, molding compounds, mechanical subcomponents, metal inserts, tooling, and specialized materials used in sensor and acoustic applications, each governed by vendor qualification protocols, quality audits, PPAP validation cycles, and performance monitoring systems already developed by the acquired businesses. Tejascore plans to integrate and rationalize these vendor networks by consolidating common suppliers across electronics, sensors, and plastics, enabling improved bargaining power, volume-based price advantages, reduced procurement fragmentation, and unified standards for quality, delivery, and sustainability. The Company intends to implement a group-wide sourcing strategy that establishes dual-sourcing options for critical components, particularly semiconductors and specialized plastics, to reduce risk exposure to global supply disruptions and geopolitical volatility. Enhanced supplier management will be supported by centralized procurement oversight, cross-functional sourcing committees, and harmonized supplier scorecards that evaluate cost competitiveness, technical capability, quality consistency, lead-time reliability, and adherence to environmental and ethical sourcing standards. Tejascore will strengthen upstream supply resilience by engaging directly with semiconductor distributors and component manufacturers, securing long-term supply agreements for high-value ICs and modules, and leveraging its Indian operations for cost-efficient procurement of electronics and plastics raw materials. In Europe, Paragon’s vendor ecosystem provides access to premium-quality sensor components, specialized materials, and engineering-critical suppliers aligned with the standards required by German OEMs. The Company’s procurement roadmap includes the digitalization of supply-chain processes through integrated ERP/MES systems, enhanced traceability, demand planning, inventory optimization, and predictive logistics tools, enabling synchronized material flow across electronics, plastics, and mechatronics operations. Tejascore also intends to maintain a structured vendor-development program to support localized sourcing in India, improve quality consistency among emerging suppliers, and cultivate new sources capable of supporting growth in EV and smart-cabin systems. Over time, the Company aims to establish a globally coordinated supply chain that balances cost efficiency with reliability, sustainability, and strategic diversification, ensuring Tejascore’s ability to meet OEM expectations for quality, timing, and supply continuity in an increasingly dynamic automotive environment.

Quality Systems & Compliance Framework

Tejascore’s quality systems and compliance framework will be built on the rigorous automotive-grade processes, certifications, and operational disciplines already maintained by Marelli UM India, Paragon, and Alpha Maier, and will be unified into a single global quality architecture designed to meet the expectations of OEMs across India, Europe, and emerging global markets. Following the proposed acquisitions, the Company will inherit mature quality-management systems aligned with IATF 16949, ISO 9001, ISO 14001, and customer-specific standards covering electronics manufacturing, sensor calibration, mechatronics assembly, and precision plastics molding, supported by well-established procedures for APQP, PPAP, FMEA, MSA, SPC, process validation, and traceability. Tejascore intends to harmonize these quality systems under a consolidated group-wide governance structure that ensures consistent application of quality controls, audit mechanisms, testing protocols, and corrective-action systems across all facilities. In electronics manufacturing, the Company will maintain stringent validation regimes including AOI, ICT, functional testing, EMI/EMC compliance, environmental stress screening, and embedded-software validation aligned with AIS, BIS, and global regulatory standards. Paragon’s German operations contribute advanced quality methodologies for sensor calibration, acoustic validation, environmental conditioning, long-duration reliability testing, and high-precision mechatronic compliance, enabling Tejascore to support premium OEM requirements with the rigor expected in European automotive programs. In plastics operations, Alpha Maier’s injection-molding and tooling facilities follow standardized procedures for mold qualification, dimensional validation, flow and warpage analysis, cosmetic approval, and durability testing essential for cockpit, cluster, and interior-structure components. Tejascore intends to integrate these processes into a unified quality framework supported by shared testing libraries, global NCR tracking, CAPA systems, and digital quality dashboards that provide real-time visibility into scrap trends, process deviations, yield performance, and OEM audit outcomes across India and Germany. The Company will further enhance its compliance foundation through strengthened functional-safety and cybersecurity processes, ensuring adherence to ISO 26262 and ISO/SAE 21434 for electronics and software-intensive modules, supported by secure development environments, traceable code-management systems, threat-analysis workflows, and formal validation of safety-critical functions. Tejascore’s compliance strategy also includes proactive alignment with environmental and labor regulations in India and Europe, supplier-code enforcement across its vendor ecosystem, and internal audit mechanisms governed by the Company’s U.S.-based oversight structure. Over time, Tejascore intends to evolve its quality systems into an integrated digital ecosystem driven by MES-driven process control, automated inspection, predictive maintenance analytics, and centralized data governance to ensure consistent, repeatable, and compliant production across its global facilities. Through this robust, harmonized quality and compliance framework, Tejascore seeks to position itself as a reliable, high-standards automotive supplier capable of meeting the stringent technical and regulatory requirements of global OEMs while supporting long-term operational excellence and customer satisfaction.

Information Technology & Digital Infrastructure

Tejascore’s information technology and digital infrastructure strategy is designed to unify the disparate systems of Marelli UM India, Paragon Germany, and Alpha Maier India into a secure, scalable, and fully integrated digital backbone capable of supporting global engineering collaboration, multi-plant manufacturing operations, product lifecycle management, cybersecurity compliance, and real-time business oversight across the Company’s multinational footprint. Following the proposed acquisitions, Tejascore expects to inherit a diverse array of ERP platforms, MES systems, design tools, testing software, and operational IT environments, which the Company plans to harmonize under a consolidated digital architecture that ensures seamless data flow, secure communication, and standardized operational processes across all facilities. The Company intends to establish a central governance layer—operating from its U.S. management hub—that defines IT policies, cybersecurity protocols, data-governance standards, user-access controls, and software-development frameworks applicable across all business units. Electronics operations in India will be enhanced through integrated MES platforms enabling traceability of SMT/THT processes, real-time monitoring of line performance, automated quality alerts, defect analytics, and predictive-maintenance systems for critical equipment. Paragon’s engineering-focused IT stack—consisting of advanced CAD/CAE tools, acoustic and sensor-calibration software, environmental simulation platforms, and mechatronics development systems—will be incorporated into Tejascore’s group-wide digital environment, enabling cross-

functional collaboration between German R&D teams and Indian electronics and plastics engineering groups. Alpha Maier’s digital infrastructure for mold design, flow simulation, tooling maintenance, and process monitoring will be integrated with electronics and sensor-module design workflows, enabling a unified digital thread from concept to tooling to final module validation. Tejascore plans to enhance product-development efficiency through the adoption of PLM systems that centralize BOM management, engineering-change control, document management, and multi-domain design synchronization, ensuring that electronics, plastics, mechatronics, and sensor teams operate on a common engineering baseline. The Company intends to deploy secure cloud environments for distributed software development, embedded-code repository management, CAN- and LIN-analysis tools, diagnostic frameworks, and over-the-air update readiness, enabling globally coordinated work on digital cockpit systems, gateway platforms, embedded diagnostics, cybersecurity testing, and sensor algorithms. Cybersecurity will be a core pillar of the Company’s IT roadmap, with group-wide policy alignment to ISO/SAE 21434, secure coding standards, encrypted communication channels, penetration testing, intrusion monitoring, and compliance-focused development processes designed to protect embedded systems, proprietary software, calibration data, and customer-sensitive information. Tejascore will also invest in network segmentation across manufacturing and engineering environments to protect production equipment from security risks, while ensuring continuous uptime for critical systems. To support global operations, the Company plans to establish integrated dashboards for financial tracking, procurement analytics, supply-chain visibility, capacity planning, and OEM program management, providing leadership with real-time insight into operational performance across India and Germany. Over time, Tejascore intends to implement advanced analytics, AI-driven process optimization, and digital-twin technologies across electronics, sensor, and plastics operations, enabling improved decision-making, reduced cycle times, enhanced quality consistency, and robust early-warning systems for supply chain or production disruptions. Through this unified and forward-looking IT and digital-infrastructure framework, Tejascore aims to build a resilient, scalable, and technologically advanced digital backbone that supports its evolution into a global Tier-1 automotive supplier, facilitates seamless cross-border collaboration, ensures strong cybersecurity posture, and drives operational excellence across all lines of business.

Risk Management & Internal Controls

Tejascore’s risk management and internal controls framework is designed to establish a unified, enterprise-wide system that integrates the operational, financial, compliance, cybersecurity, and strategic risk controls of Marelli UM India, Paragon Germany, and Alpha Maier India into a cohesive governance structure capable of supporting a multi-continent automotive-technology group. Following the proposed acquisitions, the Company intends to implement a comprehensive risk-governance model overseen from its U.S. headquarters, ensuring that all subsidiaries operate under consistent policies, standardized controls, and clearly defined escalation pathways aligned with U.S. regulatory expectations, global automotive requirements, and internal corporate standards. Tejascore will inherit a broad set of risks associated with electronics manufacturing, sensor-system development, plastics molding, OEM program execution, supply-chain dependencies, labor management, functional safety, and cyber threats. The Company plans to mitigate these risks through integrated control systems that encompass operational risk assessments, PPAP/APQP compliance, supplier-quality audits, real-time production monitoring, preventive-maintenance scheduling, and engineering-change governance covering all electronics, sensor, and plastics operations. Financial controls will be strengthened through standardized accounting policies, consolidated financial reporting, multi-level approval workflows, internal audit mechanisms, segregation of duties, and treasury controls to ensure accurate, compliant, and transparent financial statements following U.S. reporting standards. Tejascore intends to implement robust compliance frameworks to oversee adherence to IATF 16949, ISO 9001, ISO 14001, ISO 26262, ISO/SAE 21434, GDPR (as applicable in Europe), Indian labor and environmental regulations, and U.S. corporate governance norms, supported by periodic internal audits and third-party assessments. Cybersecurity will be treated as a critical risk dimension, with dedicated controls for network security, secure code development, penetration testing, access management, vulnerability monitoring, and the protection of embedded software, calibration files, sensitive design data, and OEM confidential information across the Company’s distributed engineering teams. Tejascore also plans to maintain crisis-response protocols covering semiconductor shortages, logistics disruptions, electrical outages, equipment failures, natural disasters, geopolitical issues affecting international supply chains, and market-driven volume fluctuations, ensuring business continuity and supply stability for OEM customers. Risk controls in engineering and program management will include gated development cycles, DFMEA/PFMEA processes, safety analyses, software validation frameworks, and cross-functional design reviews to minimize the likelihood of defects, recalls, or late-stage engineering changes. Internal controls over human capital will emphasize succession planning, leadership development, workforce safety, and labor compliance, while supplier risk controls will include multi-tier vendor audits, performance monitoring, dual sourcing for critical components, and contract-governed expectations around quality, cost, and delivery. Tejascore intends to deploy a central risk committee responsible for monitoring key risk indicators, approving mitigation plans, reviewing audit findings, and ensuring that high-risk issues receive timely corrective actions across India and Germany. Advanced analytics, predictive modeling, and digital dashboards will further enhance the Company’s ability to proactively identify deviations in quality, supply-chain reliability, cost trends, and program status, enabling faster intervention and stronger operational discipline. Through this integrated risk management and internal controls structure, Tejascore aims to build a resilient, transparent, and well-governed organization capable of meeting the stringent expectations of global OEMs, sustaining long-term operational stability, and supporting the Company’s evolution into a world-class automotive electronics and smart-cabin supplier.

Corporate Governance Structure

Tejascore’s corporate governance structure is being designed to support the Company’s evolution into a multi-continent automotive-technology group, ensure compliance with U.S. regulatory expectations, and provide strong oversight of its operating subsidiaries in India and Germany following the proposed acquisitions. Governed from its U.S. headquarters, Tejascore intends to implement a centralized governance model with clearly defined roles, responsibilities, and reporting lines across executive leadership, finance, operations, compliance, technology, and risk management, ensuring that all subsidiaries operate within a unified strategic framework. The Company is expected to establish a Board of Directors composed of individuals with expertise in automotive manufacturing, electronics, global supply chains, corporate finance, risk oversight, and regulatory affairs, supported by Board-level committees dedicated to audit, risk, compensation, nomination, and ESG oversight. Tejascore’s governance structure will incorporate internal policies that define ethical business conduct, anti-bribery and anti-corruption measures, conflict-of-interest rules, whistleblower protections, related-party transaction approvals, and stringent data-governance expectations applicable across India, Germany, and the United States. The Company intends to enforce U.S.-aligned internal controls, including formal delegation-of-authority matrices, multi-level approval workflows, independent internal audits, compliance testing, and standardized accounting procedures, ensuring transparent financial reporting and consistent control environments across all facilities. Operational governance will include structured oversight of electronics manufacturing, plastics molding, sensor-system development, and mechatronics assembly, supported by cross-functional councils responsible for engineering alignment, purchasing strategy, supplier governance, quality compliance, and program execution across all subsidiaries. Tejascore plans to maintain strong legal and regulatory compliance through documented policies covering contractual review, IP protection, labor regulation adherence, data-privacy obligations (including GDPR where relevant), environmental compliance, and safety standards applicable in India and Germany. To ensure effective leadership continuity, the Company will implement succession planning, executive evaluation processes, and leadership development programs that prepare future leaders to manage multi-domain operations in electronics, sensors, and plastics. Corporate governance will also be integrated with Tejascore’s risk-management framework, enabling systematic identification and escalation of operational, financial, compliance, and cybersecurity risks to governance bodies with authority to initiate corrective actions. Additionally, Tejascore intends to strengthen shareholder communications and transparency through regular disclosures, investor engagement programs, and robust financial reporting aligned with SEC requirements, supporting accountability and investor confidence. Over time, the Company expects to integrate digital governance tools that provide Board members and senior executives with real-time insights into operational KPIs, program milestones, quality metrics, financial performance, supply-chain conditions, and risk indicators across India and Germany. Through this comprehensive governance structure, Tejascore seeks to uphold a culture of integrity, compliance, transparency, and strategic discipline, positioning the Company to operate effectively across multiple jurisdictions, meet global OEM expectations, and support long-term growth as an emerging Tier-1 automotive supplier.

Regulatory Compliance & Industry Certifications

Tejascore operates under a unified regulatory and certification framework that incorporates the established compliance systems of Marelli UM India, Paragon Germany, and Alpha Maier India, ensuring full adherence to global automotive, environmental, safety, cybersecurity, and quality standards across all facilities. The Company maintains compliance with IATF 16949, ISO 9001, and ISO 14001 certifications across its electronics, plastics, and sensor-mechatronics operations, and follows applicable Indian AIS/BIS requirements, European regulatory obligations, and U.S. governance norms. Functional-safety and cybersecurity compliance are embedded into product-development processes through alignment with ISO 26262 and ISO/SAE 21434 frameworks, supported by secure development environments, traceable engineering workflows, and validation protocols across software, electronics, and embedded systems. Regulatory oversight is further reinforced through structured internal audits, supplier-compliance programs, environmental-management systems, and documented adherence to labor, workplace-safety, and data-protection requirements in India and Germany. As detailed in Sections 17 through 19, Tejascore’s compliance model integrates industry certifications, quality governance, and statutory obligations into a consolidated global framework designed to ensure that all subsidiaries meet the rigorous expectations of OEMs, regulators, and stakeholders across Tejascore’s multi-jurisdictional operating footprint.

Customers & Key Relationships

Tejascore’s customer and key-relationship strategy is built on the combined commercial footprint of Marelli UM India, Paragon Germany, and Alpha Maier India, positioning the Company to engage with a broad, diversified base of automotive OEMs and Tier-1 suppliers across India, Europe, and emerging global markets following the proposed acquisitions. Marelli UM India brings long-standing relationships with major Indian passenger-vehicle manufacturers, two-wheeler and three-wheeler OEMs, and domestic EV companies, supported by multi-year electronics programs for instrument clusters, digital cockpit displays, body control modules, gateway controllers, and embedded-software-driven electronics. Paragon adds deep, established relationships with premium German automotive OEMs and Tier-1s, built on its capabilities in air-quality management systems, acoustic modules, digital microphones, interior-mechatronic components, and sensor technologies that are integrated into high-end European platforms. Alpha Maier further expands Tejascore’s customer reach within the Indian market through its supply of molded housings, cockpit plastics, interior trims, and structural components to automotive OEMs and Tier-1 cluster/display suppliers, enabling the Company to participate in the mechanical and aesthetic layers of instrument clusters, cockpit assemblies, and smart-cabin systems. Following integration, Tejascore intends to maintain and expand these customer relationships through a unified key-account management structure that aligns sales, engineering, quality, and program-management teams across India and Germany to ensure consistent communication, rapid technical support, and synchronized execution of development milestones. The Company’s multi-continent footprint and capability to deliver electronics, sensors, acoustics, mechatronics, and plastics as integrated modules will allow Tejascore to develop deeper partnerships with OEMs seeking consolidated sourcing solutions, reduced supplier fragmentation, and long-term technology collaboration. Tejascore plans to leverage these relationships to expand its share of existing customer platforms, participate in new model cycles, offer bundled electronic-mechanical-sensor assemblies, and position itself favorably for global RFQs requiring end-to-end module development. Over time, the Company expects its combined customer base—spanning mass-market Indian OEMs, emerging EV manufacturers, and premium European brands—to provide a stable, diversified revenue foundation and significant cross-selling opportunities that support Tejascore’s long-term growth as a multi-domain automotive supplier.

Seasonality

Tejascore’s business, following the proposed acquisitions, is expected to exhibit seasonality patterns consistent with the broader automotive manufacturing sector, influenced by OEM production cycles, model-launch calendars, supply-chain dynamics, and regional demand variations across India and Europe. In India, production volumes for instrument clusters, body-control modules, plastics housings, and related electronics may experience moderate seasonal fluctuations tied to OEM factory shutdowns for annual maintenance, festive-season demand cycles, and year-end inventory adjustments undertaken by manufacturers of passenger vehicles, two-wheelers, and EVs. Historically, automotive production in India tends to soften during the monsoon period and during OEM plant retooling periods, while rising ahead of major festive sales cycles. In Europe, Paragon’s sensor, acoustics, and mechatronics businesses may be influenced by winter shutdowns, OEM holiday production breaks, and seasonal demand variations within premium segments, although high-end programs tend to maintain more stable long-cycle production patterns. Global seasonality factors such as semiconductor availability, logistics congestion, and year-end raw-material adjustments can also affect electronics output and supply continuity for certain components. Additionally, pre-launch prototype builds and engineering-validation phases may create uneven quarterly revenue patterns, particularly when large OEM programs transition between development, PPAP, and start-of-production phases. While the Company intends to mitigate the effects of seasonality through diversified customer exposure across India and Germany, multi-year platform contracts, and a broad mix of electronics, plastics, and sensor products with staggered launch timelines, seasonality is nonetheless expected to influence production scheduling, working-capital needs, and revenue recognition across Tejascore’s multinational operations.

Legal Proceedings

Tejascore is not currently a party to any material legal proceedings, litigation, claims, governmental inquiries, arbitration matters, or regulatory investigations in the United States or in any jurisdiction in which it intends to operate. Following the completion of the proposed acquisitions, the Company will inherit the legal and regulatory standing of Marelli UM India, Paragon Germany, and Alpha Maier India, each of which, to the Company’s knowledge, is not engaged in any ongoing legal disputes or proceedings that would materially affect their operations, financial condition, or ability to fulfill customer commitments. As part of its acquisition due-diligence process, Tejascore is conducting reviews of each target’s historical compliance records, labor claims, environmental obligations, warranty disputes, tax assessments, contractual obligations, and potential contingent liabilities to identify and mitigate any risks of inherited legal exposure. The Company intends to establish a centralized legal and compliance oversight framework—operated from its U.S. headquarters—to monitor legal matters across its Indian and German subsidiaries, ensure timely reporting of any new claims, oversee contractual compliance with OEMs and suppliers, manage intellectual-property protections, and coordinate responses to regulatory developments in the automotive electronics, mechatronics, and plastics sectors. Tejascore will continue to evaluate emerging risks relating to product liability, warranty claims, environmental compliance, labor and employment matters, and data-protection obligations as its operations expand. Should any legal proceedings arise in the future, the Company plans to address them promptly and transparently in accordance with SEC disclosure requirements and the legal frameworks governing each jurisdiction. Based on currently available information, Tejascore believes there are no existing legal matters that would have a material adverse effect on its business, operations, or financial position.

Property & Real Estate

Tejascore’s property and real estate portfolio will consist of a combination of leased and owned facilities across the United States, India, and Germany following the completion of the proposed acquisitions, each supporting the Company’s electronics manufacturing, sensor-mechatronics development, plastics molding, engineering operations, and corporate functions. The Company’s U.S. headquarters at 1031 Ives Dairy Road, Suite 228, Miami, Florida 33179, United States, is maintained as a leased office facility that serves as the central hub for executive management, corporate governance, financial oversight, regulatory compliance, and strategic planning activities. Marelli UM India operates from its primary facility in India, which includes electronics manufacturing lines, testing laboratories, engineering centers, warehouse space, and administrative offices; this site is equipped for automotive-grade production and is held under long-term lease arrangements or ownership interests pursuant to local regulatory requirements. Paragon Germany contributes engineering and production facilities located within established industrial zones in Germany, comprising sensor and acoustic system development labs, environmental and durability testing chambers, prototype fabrication areas, mechatronics assembly units, and technical offices that support premium OEM projects; these properties are operated under a mix of owned and leased structures consistent with German commercial-

property norms. Alpha Maier India provides plastics-molding facilities, tooling workshops, material-handling zones, and finished-goods storage areas, which together support the manufacture of housings, interior trims, and precision-molded components for integrated electronics and cockpit assemblies; these facilities are generally held under medium- to long-term lease agreements. Tejascore intends to implement a unified property-management framework that governs facility safety, environmental compliance, preventive maintenance, equipment lifecycle planning, and capacity allocation across all sites. The Company believes its existing property footprint—combined with modular production layouts and scalable infrastructure—will support future growth in electronics, sensors, and smart-cabin systems without the need for immediate large-scale capital expansion. Based on current assessments, Tejascore considers its facilities to be suitable, adequately maintained, and sufficient to meet its operational requirements for the foreseeable future.

Insurance

Tejascore maintains, and following the completion of the proposed acquisitions intends to expand, a comprehensive insurance program designed to protect its operations across the United States, India, and Germany against a wide range of operational, financial, and regulatory risks inherent to the automotive electronics, sensor-mechatronics, and plastics-manufacturing industries. The Company currently maintains general liability insurance and intends to implement a unified insurance framework that will cover property damage, equipment breakdown, business interruption, product liability, employer liability, workers’ compensation, fire and safety risks, cyber liability, and transit and logistics coverage across all manufacturing and engineering facilities acquired through Marelli UM India, Paragon Germany, and Alpha Maier India. As part of the integration process, Tejascore will evaluate the adequacy of existing insurance policies held by each target company, identify coverage gaps, and consolidate overlapping policies to optimize protection and cost efficiency under a group-wide insurance program aligned with the Company’s multinational footprint. Electronics manufacturing operations will require coverage for high-value SMT and testing equipment, ESD-sensitive materials, and risks associated with component shortages or unexpected production interruptions. Paragon’s sensor and acoustics operations may require specialized coverage for calibration equipment, acoustic chambers, precision test systems, and product-liability exposure associated with safety-relevant interior electronics and sensor applications used by premium European OEMs. Alpha Maier’s plastics-molding operations will require insurance for large-tonnage molding machinery, tooling assets, resin-storage areas, and fire and safety risks associated with high-temperature molding processes. Cybersecurity insurance will form a critical component of Tejascore’s coverage strategy due to the Company’s reliance on embedded software, cloud-connected engineering systems, proprietary calibration files, and secure digital infrastructure across India and Germany. Tejascore intends to periodically review and adjust coverage limits based on facility expansions, new OEM program launches, production-volume changes, and evolving global risk conditions. The Company believes its planned insurance coverage, supported by strong internal controls and risk-mitigation practices, will provide sufficient protection against foreseeable operational hazards and align with the expectations of global OEM customers and regulatory authorities.

Material Agreements

Tejascore expects to be party to several material agreements in connection with its proposed acquisitions of Marelli UM India, Paragon Germany, and Alpha Maier India, as well as in the ordinary course of its operations as a multi-continent automotive electronics and smart-cabin supplier. These agreements include acquisition agreements, share-purchase agreements, shareholder and governance arrangements, licensing and technology-access contracts, major OEM supply agreements, long-term component procurement arrangements, and facility-related leases. In connection with the acquisitions, Tejascore will enter into definitive share-purchase or asset-transfer agreements outlining the consideration, closing conditions, representations and warranties, indemnities, post-closing obligations, regulatory requirements, and transitional support commitments applicable to each transaction. The Company may also enter into transitional services agreements (“TSAs”) with the sellers or prior parent organizations to ensure continued access to IT systems, engineering support, or technology platforms during integration. Marelli UM India, Paragon, and Alpha Maier each maintain long-term supply agreements with automotive OEMs and Tier-1 customers that define pricing structures, production schedules, quality obligations, delivery requirements, warranty responsibilities, and cost-down commitments, and Tejascore intends to honor these contracts following the acquisitions. These agreements often include volume forecasts, lifetime-supply expectations aligned with multi-year vehicle platforms, and penalties or recovery obligations in the event of delivery failures or quality deviations, making them operationally significant to Tejascore’s future business. Additionally, Tejascore will assume material vendor and procurement agreements covering semiconductors, PCBs, sensors, resins, molding materials, metal inserts, tooling, calibration equipment, and other critical inputs used in the production of electronics and plastics components, many of which include price-variation clauses, minimum-order commitments, or long-lead-time purchase conditions. Paragon’s operations may also include licensing or co-development agreements related to proprietary sensor algorithms, acoustics frameworks, or mechatronic designs used in premium OEM models; Tejascore will conduct diligence to determine ongoing obligations and rights under such agreements. Real-estate leases covering electronics manufacturing facilities, injection-molding plants, engineering centers, and German R&D sites constitute additional material agreements, each subject to long-term commitments, renewal options, compliance obligations, and local regulatory requirements. As part of its integration strategy, Tejascore intends to review, consolidate, and where feasible renegotiate selected material agreements to optimize cost structure, streamline supplier relationships, and align contractual terms with the Company’s unified operational framework. Tejascore believes that these material agreements—across acquisitions, OEM programs, procurement, licensing, and facilities—are fundamental to ensuring continuity of operations, maintaining customer relationships, and supporting long-term growth across the Company’s multinational business.

Regulatory Approvals for the Acquisitions

Tejascore’s proposed acquisitions of Marelli UM India, Paragon Germany, and Alpha Maier India are subject to a range of regulatory, corporate, and jurisdiction-specific approvals that the Company must complete prior to closing each transaction, ensuring compliance with the legal frameworks that govern cross-border investments, foreign ownership, corporate restructuring, and industry-specific operational requirements. In India, the acquisition of Marelli UM India and Alpha Maier India may require filings under the Foreign Exchange Management Act (FEMA) and compliance with Reserve Bank of India (RBI) regulations governing foreign direct investment (FDI), including pricing guidelines, share-transfer reporting, beneficial-ownership declarations, and post-investment compliance through Form FC-TRS and related filings. Depending on the structure of the Indian transactions, approvals or notifications may be required under India’s Companies Act for share transfers, changes in shareholding patterns, amendments to charter documents, and appointments of new directors or key managerial personnel. For Paragon in Germany, the acquisition may require corporate approvals through the German Commercial Code (HGB), filings with local trade registries, and satisfaction of any conditions related to restructuring, asset transfers, or lender consents associated with the company’s historical financial position. Although the acquisition is not expected to meet German or European Union thresholds for antitrust or merger-control filings due to the size and structure of the transaction, Tejascore will confirm exemption applicability during diligence. In the United States, Tejascore must comply with SEC disclosure requirements applicable to Regulation A offerings, including accurate disclosure of acquisition terms, financial statements, pro forma financial information, risk factors, and any material agreements related to the transactions. The Company does not anticipate CFIUS (Committee on Foreign Investment in the United States) jurisdiction over the transaction because Tejascore is the acquiring U.S. entity and the target companies operate automotive-electronics and manufacturing businesses in India and Germany without U.S. national-security relevance; however, the Company will continue to monitor regulatory developments that may impact cross-border ownership structures. In addition, Tejascore must obtain internal corporate approvals from its Board of Directors to authorize the acquisitions, financing arrangements, and issuance of shares or other consideration required to complete the transactions. For ongoing operations, Tejascore will also be required to comply with local environmental, labor, safety, and industry certification requirements applicable to the acquired facilities, though these relate to ongoing operational compliance rather than acquisition approvals. The Company’s legal team is coordinating with advisors in India, Germany, and the United States to ensure timely completion of all regulatory filings, approvals, and disclosures. Based on current assessments, Tejascore does not expect any regulatory impediments that would materially delay or prevent the completion of the acquisitions, though final closing remains subject to satisfaction of all jurisdictional requirements and customary closing conditions.

Employee Count Summary

Following the completion of the proposed acquisitions, Tejascore will oversee a multinational workforce comprising employees from Marelli UM India, Paragon Germany, and Alpha Maier India, supplemented by corporate management and administrative personnel operating from the Company’s U.S. headquarters. Although Tejascore itself currently has no operational employees aside from executive leadership, the acquisition of these three operating businesses will provide the Company with a combined employee base that spans electronics manufacturing, embedded-software development, product engineering, plastics tooling and molding operations, sensor and acoustics development, mechatronics assembly, supply-chain management, quality assurance, environmental health and safety, program management, finance, and general administration. Marelli UM India employs a substantial number of production operators, engineers, and technical specialists responsible for cluster, BCM, and gateway electronics manufacturing and validation. Paragon Germany contributes a skilled workforce composed of sensor engineers, acoustics specialists, mechatronics developers, test-lab technicians, and customer-facing engineering teams dedicated to premium European OEM programs. Alpha Maier India provides injection-molding technicians, toolmakers, plastics engineers, production staff, and quality inspectors who support structural component manufacturing for cockpit and electronics assemblies. Tejascore will integrate these workforces under a unified human-capital framework that harmonizes HR policies, training programs, performance-management systems, and occupational health-and-safety standards across India and Germany, while maintaining compliance with local labor regulations and statutory requirements in each jurisdiction. The Company intends to invest in sustaining and expanding its employee base in high-growth areas such as embedded software, cybersecurity, digital cockpit development, sensor algorithms, acoustics engineering, plastics simulation, automation technologies, and supply-chain optimization. While specific headcounts for each acquired entity will be disclosed in the financial and operational sections of the prospectus, Tejascore believes that its combined workforce will provide the depth, technical capability, cross-functional collaboration, and operational scale necessary to support its long-term strategy as a multi-domain automotive supplier.

Environmental & Safety Compliance

Tejascore is committed to maintaining rigorous environmental and workplace-safety standards across all of its operating facilities following the proposed acquisitions of Marelli UM India, Paragon Germany, and Alpha Maier India, and intends to operate under a unified environmental, health, and safety (“EHS”) compliance framework aligned with applicable Indian, German, and international regulatory requirements. The Company will inherit established environmental-management systems, including ISO 14001-certified programs, waste-management protocols, emissions monitoring, hazardous-material handling procedures, and energy-efficiency practices that are already embedded within the operations of the acquired businesses. Tejascore intends to consolidate these systems into a group-wide environmental governance model that enforces uniform standards for air emissions, effluent discharge, solid- and hazardous-waste disposal, chemical handling, and compliance with local environmental statutes such as India’s Pollution Control Board requirements and Germany’s environmental-protection regulations. The Company will monitor environmental risks associated with electronics manufacturing, plastics molding, and sensor-mechatronics assembly, including potential exposure to soldering fumes, resins, solvents, high-heat molding processes, and electronic waste, and will implement strict controls, PPE standards, ventilation systems, ESD protection, and safe-material-handling procedures to mitigate these risks. Tejascore also intends to prioritize sustainability by reducing landfill waste, optimizing material usage in plastics and electronics, implementing recyclable-material strategies, and investing in energy-efficient machinery and LED-based lighting systems across all plants. On the safety front, the Company will incorporate robust occupational health-and-safety practices, including mandatory training, machine safeguarding, lockout–tagout procedures, ergonomic assessments, fire-safety systems, chemical-safety audits, regular safety drills, and compliance with OSHA-equivalent standards in India and Germany. Each facility will maintain incident-reporting mechanisms, near-miss tracking, safety committees, and continuous-improvement programs designed to reduce workplace injuries and enhance safety culture. Tejascore will enforce rigorous compliance audits, supplier-EHS checks, and periodic assessments to ensure adherence to statutory labor-safety regulations, building codes, and fire department requirements applicable to each jurisdiction. Additionally, the Company intends to integrate environmental and safety performance metrics into its management dashboards, allowing for real-time oversight, proactive risk mitigation, and continuous alignment with global OEM expectations for responsible manufacturing. Through these measures, Tejascore aims to maintain high environmental responsibility, ensure safe working conditions for all employees, and operate in full compliance with the regulatory frameworks that govern its multinational production footprint.

Forward-Looking Technology Initiatives

Tejascore’s forward-looking technology initiatives are focused on positioning the Company at the forefront of emerging trends in automotive electronics, smart-cabin systems, connected-vehicle architectures, interior-environment intelligence, and electrification-driven design, leveraging the technological depth of Marelli UM India, Paragon Germany, and Alpha Maier India. The Company intends to expand its innovation roadmap by developing next-generation digital cockpit platforms featuring multi-display clusters, high-resolution TFT and OLED screens, advanced HMI interfaces, embedded graphics engines, and modular ECU architectures capable of supporting zonal and domain-control strategies increasingly adopted by global OEMs. Tejascore plans to invest in the evolution of gateway controllers and body electronics to support faster communication protocols such as automotive Ethernet, enhanced diagnostics, secure communication layers, and over-the-air software update capabilities, enabling smoother integration with connected-vehicle ecosystems. In the area of sensors and interior intelligence, the Company will build upon Paragon’s expertise in air-quality systems, CO₂ detection, cabin comfort modules, and acoustic-damping technologies to develop integrated sensor-suites capable of monitoring environmental, thermal, acoustic, and wellness-related parameters within the cabin, aligning with global trends toward health-oriented and personalized vehicle experiences. Tejascore also intends to pursue advanced mechatronic modules that combine sensors, actuators, and embedded control logic, supporting premium-interior features and expanded use cases for EV and autonomous-ready platforms. Plastics and structural design innovation will emphasize lightweight EV-ready materials, recyclable polymer technologies, smart-surface integration for interior displays, concealed-lighting architectures, and precision-molded structures designed to house complex electronics while optimizing thermal management, durability, and acoustic performance. The Company plans to develop integrated module platforms that unify electronics, sensors, and plastics into scalable architectures, reducing development time for new OEM programs and enabling cross-platform reusability across multiple vehicle segments and regions. Tejascore will strengthen its software and embedded intelligence capabilities through investments in model-based design, platform software layers, cybersecurity enhancements, real-time operating systems, HMI middleware, and sensor-fusion algorithms, supported by secure development environments and global engineering collaboration across India and Germany. The Company also intends to explore strategic R&D partnerships with universities, research institutions, semiconductor companies, and materials suppliers to accelerate progress in advanced cockpit technologies, edge-computing architectures for automotive applications, energy-efficient electronic systems, and AI-enhanced sensing and diagnostics. Tejascore’s long-term innovation agenda includes pursuing intellectual-property opportunities in display-mechatronics integration, acoustic-control modules, EV interior architectures, predictive cabin-environment systems, and integrated electronics–sensor–plastics platforms. These forward-looking initiatives are designed to ensure that Tejascore remains competitive in the rapidly evolving global automotive landscape, capable of meeting OEM demand for smarter, safer, cleaner, and more connected vehicles, while supporting the Company’s long-term ambition to establish itself as a differentiated, technology-first Tier-1 automotive supplier.

Summary of Competitive Landscape

Tejascore will operate within a highly competitive global automotive supply landscape characterized by established Tier-1 and Tier-2 suppliers specializing in electronics, sensors, mechatronics, acoustics, and interior-plastics systems, each competing for long-cycle platform awards, OEM sourcing partnerships, and technological leadership across emerging cockpit and EV architectures. In the electronics domain, Tejascore will compete with major international suppliers that deliver digital instrument clusters, body control modules, gateways, and other embedded electronic units, including large multinational Tier-1s with significant scale, strong OEM relationships, and deep in-house software capabilities. Competitors in the sensor and interior-intelligence space include German, Japanese, and U.S.-based suppliers known for precision sensing, air-quality management, interior-comfort systems, and advanced acoustic technologies integrated into premium vehicle segments. In plastics and interior-structures manufacturing, Tejascore will compete with regional and global plastics suppliers who provide molded housings, cockpit trims, connectors, bezels, and structural components that support cockpit assemblies and electronic modules. Many competitors in these categories benefit from decades of OEM collaboration, established validation ecosystems, and vertically integrated product offerings that span electronics, mechanical structures, and embedded systems. However, the competitive environment is also undergoing rapid fragmentation and transformation as vehicle programs transition toward digital cockpits, central computing architectures, sustainability-driven lightweighting, increased sensor content, and integrated-module sourcing models that favor suppliers capable of combining electronics, sensors, and plastics within cohesive assemblies. Tejascore’s competitive position is expected to be strengthened by its multi-domain integration strategy—merging electronics manufacturing, sensor-mechatronics development, acoustics engineering, and plastics molding into a single cross-functional platform—which differentiates the Company from traditional single-domain component suppliers. This integrated capability supports OEM preferences for fewer suppliers delivering more complete, ready-to-install modules, creating opportunities for Tejascore to win business where traditional suppliers may lack the cross-disciplinary breadth to compete. The Company’s presence in both India and Germany further enhances its competitive positioning by enabling participation in high-volume, cost-sensitive markets as well as premium, technology-intensive segments. In India, Tejascore’s cost-efficient electronics and plastics operations position the Company favorably against domestic competitors, while its German engineering strength allows Tejascore to compete with premium global players in sensor, acoustics, and interior-mechatronics applications. Despite these strengths, the Company faces competitive risks from established Tier-1s with greater scale, financial resources, and global manufacturing breadth, as well as from emerging technology players specializing in software-defined cockpit systems, advanced displays, and AI-driven interior-sensing technologies. Tejascore’s long-term competitiveness will depend on its ability to maintain innovation velocity, deliver consistent quality, achieve cost efficiencies through vertical integration, secure long-term OEM partnerships, and continue investing in next-generation cockpit, sensor, and EV-interior technologies. The Company believes that its combined cross-domain capabilities, multi-continent footprint, and strategic focus on integrated smart-cabin solutions position it uniquely within the competitive landscape, enabling it to address both current and future demands of the global automotive market.

Summary of Key Strengths

Tejascore’s key strengths arise from the powerful combination of capabilities, geographic presence, and operational assets it gains through the proposed acquisitions of Marelli UM India, Paragon Germany, and Alpha Maier India, positioning the Company as a uniquely integrated and strategically differentiated emerging Tier-1 automotive supplier. The Company’s most significant strength lies in its ability to unify electronics manufacturing, embedded software development, sensor and acoustics engineering, mechatronics capability, and plastics molding under a single organizational structure, enabling Tejascore to deliver fully integrated smart-cabin modules that meet growing OEM demand for consolidated sourcing and multi-domain technical solutions. This vertical integration across electronics, sensors, and interior structures enhances cost control, accelerates product-development cycles, improves quality consistency, and allows the Company to participate in higher-value, module-level RFQs that traditional single-category suppliers may be unable to serve. Tejascore’s multi-continent footprint, combining cost-efficient manufacturing in India with precision engineering capabilities in Germany and centralized corporate governance from the United States, provides the Company with a critical advantage in servicing global OEMs that require region-specific production hubs and deep technical collaboration across time zones. The Company also benefits from a highly diversified future customer base spanning mass-market automotive OEMs, two- and three-wheeler manufacturers, emerging EV players, and premium European brands, reducing concentration risk and creating cross-selling opportunities across integrated electronics, sensors, and plastics platforms. Tejascore’s strong engineering capabilities form another core strength, supported by Indian electronics-design and software teams, German sensor and acoustics specialists, and plastics and tool-design expertise in India. This combined engineering depth enables the Company to participate in the rapid shift toward digital cockpits, environmental-intelligence systems, gateway controllers, lightweight EV interiors, and advanced mechatronic modules, all of which are foundational to the next generation of automotive design. Its operational strengths include harmonized quality systems aligned with IATF 16949, ISO 9001, ISO 14001, ISO 26262, and ISO/SAE 21434, as well as strong supplier ecosystems, integrated manufacturing processes, and established OEM-facing program-management teams inherited from the target companies. The Company’s leadership structure, centralized risk management, and strong corporate-governance framework provide additional stability and transparency, supporting Tejascore’s long-term growth ambitions and regulatory compliance as a U.S.-headquartered issuer. Furthermore, Tejascore’s forward-looking R&D roadmap—focusing on next-generation displays, sensor-fusion modules, cockpit domain controllers, acoustics-based comfort solutions, recyclable plastics, and software-driven interior intelligence—positions the Company to stay technologically competitive in an evolving global market. Collectively, these strengths establish Tejascore as a differentiated, multi-domain automotive supplier with the operational depth, technical capability, and geographic diversity required to compete effectively with established players in the global automotive electronics and smart-cabin industry.

Description of Business — Paragon

Corporate Background and Legal Structure

Paragon (“Paragon” or the “Company”) is a Germany-based automotive technology manufacturer specializing in interior-electronics, sensor systems, acoustics, and precision mechatronic components for leading European automotive OEMs. The Company operates under the German legal form Kommanditgesellschaft auf Aktien (KGaA), a hybrid structure combining elements of a stock corporation (Aktiengesellschaft) and a limited partnership (Kommanditgesellschaft), in which shareholder capital is publicly held while management authority remains with a general partner entity. Paragon’s registered corporate seat is in Delbrück, Germany, supported by additional engineering, testing, and production locations across key German automotive regions. Established as a high-technology supplier with deep engineering roots, Paragon has built a long-standing reputation for developing advanced cabin-environment intelligence systems, sensing technologies, acoustic modules, and interior mechatronic solutions integrated into premium European passenger-vehicle platforms. The Company operates in compliance with German commercial, regulatory, and corporate-governance requirements and maintains longstanding relationships with European OEMs through multi-year development and supply programs.

Overview of Business and Product Portfolio

Paragon is a Germany-based automotive technology supplier specializing in high-value interior-electronics, sensor systems, acoustics, and precision mechatronic components designed primarily for premium European passenger-vehicle platforms. The Company has established itself as a long-standing developer of advanced cabin-environment intelligence systems, including CO₂ and air-quality sensors, particulate-detection modules, environmental monitoring systems, digital microphones, acoustic optimization units, active noise-management technologies, and interior comfort solutions integrated into HVAC and infotainment architectures. Paragon also designs and manufactures a range of mechatronic components, actuator systems, and interior-electronic modules that interface directly with vehicle networks and interior subsystems. The Company’s engineering expertise spans sensor algorithm development, acoustic modeling, environmental simulation, high-precision mechatronic design, prototype development, software calibration, and OEM-specific validation processes. Paragon’s products typically serve multi-year vehicle-platform cycles and undergo extensive testing and qualification within the Company’s German engineering labs before being released for series production. With a portfolio designed to enhance cabin comfort, environmental quality, acoustic refinement, and sensor-enabled interior intelligence, Paragon occupies a strategic niche within the European automotive supply chain, particularly among OEMs seeking high-technology interior systems aligned with the shift toward electrification, digitalization, and premium cabin experiences.

Customers, OEM Relationships, and Market Position

Paragon maintains long-standing commercial relationships with several leading European automotive OEMs, particularly premium and luxury passenger-vehicle manufacturers that rely on advanced interior-electronics and sensor technologies to differentiate cabin comfort, environmental quality, and acoustic performance. The company’s products—such as air-quality sensors, CO₂ and particulate-detection modules, digital microphones, acoustic systems, mechatronic actuators, and interior electronics—are directly integrated into multi-year OEM vehicle platforms and typically involve deep co-development collaboration during concept, validation, and pre-production phases. Paragon’s customer base includes some of the most recognized premium automotive brands in Germany and the broader European Union, positioning the company within the higher-technology tier of the supply chain where precision engineering, validated reliability, and platform-level integration are essential. Because many of Paragon’s products are embedded within HVAC systems, interior comfort modules, infotainment architectures, and smart-cabin subsystems, the company often participates in long-duration contracts tied to the lifecycle of specific vehicle platforms, providing revenue continuity and strong visibility. Paragon’s market position is reinforced by its specialization in cabin-environment intelligence, acoustic optimization, and sensor-based interior electronics—areas that are increasingly prioritized by OEMs in response to regulatory pressures on cabin air quality, rising consumer expectations for premium interiors, and the transition to electrified vehicles where noise, vibration, and environmental comfort are more pronounced differentiators. These factors collectively position Paragon as a trusted supplier to OEMs seeking reliable, high-precision interior-systems technology for current and next-generation vehicle programs.

Manufacturing, Engineering, and R&D Capabilities

Paragon operates an integrated network of engineering laboratories, testing centers, and production facilities in Germany that support the full lifecycle of its sensor, acoustics, interior-electronics, and mechatronic components. The company maintains advanced R&D capabilities centered on environmental sensing, particulate-detection technologies, air-quality algorithms, digital microphone development, cabin-acoustic modeling, and precision-mechatronic design. These capabilities are supported by specialized test environments including environmental simulation chambers, durability and vibration rigs, acoustic test rooms, particle-measurement labs, EMC/EMI testing infrastructure, and calibration equipment tailored to premium vehicle requirements. Paragon’s engineering teams work closely with OEMs during concept design, prototype validation, and series production readiness, often participating in early-stage architecture discussions for HVAC systems, smart-cabin modules, and comfort electronics. On the manufacturing side, Paragon leverages German-based production lines designed for high-precision, low-defect assembly of sensor units, acoustic modules, and mechatronic components, incorporating automated processes, in-line testing, and traceability systems consistent with stringent European quality standards. The company follows structured APQP, PPAP, DFMEA, PFMEA, and multi-stage validation frameworks to ensure compliance with premium OEM specifications. These engineering and manufacturing capabilities allow Paragon to deliver technology-intensive components with tight tolerances and high reliability, reinforcing its role as a preferred supplier for sensor-driven interior systems in premium European passenger vehicles.

Facilities and Geographic Footprint

Paragon operates from a network of engineering, testing, and production facilities located primarily in Germany, positioned strategically within established automotive clusters to support close collaboration with premium European OEMs. Its headquarters and principal technical operations are based in Delbrück, where the company maintains engineering labs, environmental simulation centers, acoustic chambers, calibration rooms, prototype fabrication areas, and administrative offices. Additional facilities across Germany support specialized functions such as mechatronic component assembly, sensor calibration, acoustic-system testing, electronics integration, and quality-assurance operations tailored to the stringent requirements of European luxury-vehicle platforms. These sites are equipped with high-precision manufacturing systems, controlled assembly environments, and advanced validation equipment capable of meeting OEM standards for reliability, durability, and environmental performance. Paragon’s geographic footprint allows it to maintain proximity to major OEM development centers, enabling efficient coordination during concept design, vehicle-integration testing, and production launch phases. The company’s facilities are structured to support both ongoing serial production and continuous R&D activity, ensuring alignment with the evolving technological needs of premium interior-electronics and comfort-system programs across Europe.

Supply Chain, Procurement, and Vendor Ecosystem

Paragon manages a specialized supply chain tailored to the stringent requirements of premium automotive interior-electronics and sensor systems, sourcing a combination of high-precision components, specialized materials, and engineered subassemblies from a network of qualified vendors across Germany, the European Union, and select global suppliers. Its procurement ecosystem includes suppliers of semiconductor devices, sensing elements, particulate-detection components, acoustic membranes, precision plastics, micro-mechanical parts, PCB assemblies, metal inserts, adhesives, and specialty materials used in environmental and acoustic applications. Vendors are subject to rigorous qualification processes, including audits, PPAP submissions, quality-performance monitoring, and compliance with European automotive and environmental standards. Paragon maintains long-standing relationships with Tier-2 and Tier-3 suppliers that support serial production requirements for premium vehicle programs, and its sourcing strategy emphasizes reliability, traceability, and adherence to OEM-specific specifications. The company’s supply chain is structured around tight tolerance and quality expectations, often requiring components with specialized calibration characteristics, low defect rates, and robust environmental resistance. Paragon employs dual-sourcing strategies where feasible to mitigate supply disruption risks, particularly for electronics and sensor components with longer lead times or global shortage exposure. The company also coordinates closely with OEMs on sourcing strategies for program-specific materials and participates in collaborative supplier-development initiatives when necessary to meet new platform requirements. This integrated vendor ecosystem enables Paragon to support high-complexity interior-electronic and sensor modules while maintaining the supply continuity, material compliance, and quality consistency required by premium European vehicle manufacturers.

Competitive Landscape

Paragon competes within the highly specialized segment of the European automotive supply chain focused on interior-electronics, environmental-sensing technologies, acoustic modules, and precision mechatronic components—markets dominated by a mix of established Tier-1 suppliers, niche technology providers, and innovation-driven engineering firms supporting premium vehicle programs. Competition is shaped by OEM preferences for suppliers with deep technical expertise, validated product-performance histories, and the capability to support long development cycles associated with luxury and premium passenger vehicles. Paragon’s principal competitors include European and global suppliers offering air-quality sensors, particulate and gas-detection systems, cabin-environment modules, interior comfort electronics, digital microphones, acoustic-management solutions, and mechatronic actuators integrated within HVAC and infotainment systems. Many competing suppliers benefit from large-scale operations, substantial R&D budgets, and long-standing OEM relationships. However, Paragon differentiates itself through its specialization in cabin-environment intelligence, high-fidelity acoustic technologies, and sensor-driven interior systems—areas where precision engineering, algorithmic sophistication, and validated environmental performance play critical roles. The sector is also undergoing rapid technological change as OEMs integrate more sensor content, transition toward electrified architectures that demand improved cabin acoustics, and adopt more advanced HVAC and interior-intelligence systems. This evolution intensifies competition, as suppliers are increasingly judged on their ability to innovate in sensing accuracy, environmental comfort algorithms, acoustic refinement, and low-noise mechatronics. Within this environment, Paragon maintains a competitive position grounded in its engineering depth, its specialized product portfolio, and its established credibility with premium European vehicle manufacturers.

Technology Roadmap and Innovation Focus

Paragon’s technology roadmap is centered on advancing its capabilities in interior-environment intelligence, precision sensing, cabin acoustics, and mechatronic comfort systems, with a focus on strengthening its role as a high-technology supplier for premium European vehicle programs. The company continues to invest in next-generation air-quality management technologies, including improved particulate-detection sensors, multi-gas monitoring modules, enhanced CO₂ measurement systems, and environmental algorithms capable of integrating temperature, humidity, pollutant concentration, and cabin airflow data to support intelligent HVAC control. Paragon is also expanding its digital microphone and acoustic module platforms, incorporating advanced signal processing, noise-cancellation techniques, voice-recognition optimization, and EV-focused acoustic refinement designed to address the unique NVH characteristics of electric vehicles. In the area of mechatronics, Paragon is developing more compact, energy-efficient actuators and interior motion systems, leveraging precision mechanical design and improved control electronics. The company’s engineering roadmap includes deeper integration of sensing, algorithmic processing, and mechanical functionality into unified interior modules that reduce part count and enhance OEM cabin-integration strategies. Paragon is also exploring broader use of machine learning and predictive algorithms to improve air-quality forecasting, thermal comfort modeling, and real-time cabin-environment adaptation. Complementing these initiatives, the company continues to enhance its testing and simulation environments, including acoustic chambers, particle labs, and environmental simulation systems, to meet evolving OEM performance standards. Through this innovation agenda, Paragon seeks to remain aligned with long-term industry trends toward healthier, quieter, and more intelligent cabin experiences, supporting OEM demand for differentiated interior technologies in both traditional and electrified vehicle platforms.

Regulatory, Environmental, and Safety Compliance

Paragon operates within a stringent regulatory environment governed by German, European Union, and automotive-industry standards relating to product safety, environmental protection, workplace safety, and electronic-system compliance. The company adheres to regulatory frameworks applicable to electronic components, sensing devices, acoustic modules, and mechatronic systems used in passenger vehicles, including requirements for electromagnetic compatibility (EMC), functional safety, chemical and material compliance, and product traceability. Paragon maintains environmental-management systems aligned with ISO 14001 and complies with Germany’s environmental-protection statutes governing air emissions, waste disposal, hazardous-material handling, chemical-storage protocols, and reporting obligations. Its operations also adhere to EU directives such as REACH, RoHS, and ELV, ensuring that materials used in sensors, electronics, plastics, and acoustic modules meet applicable substance restrictions and environmental-sustainability requirements. From a workplace-safety standpoint, Paragon complies with Germany’s occupational safety laws, implementing protective equipment standards, machine-safeguarding procedures, chemical-safety guidelines, and emergency-response systems across its engineering and production facilities. On the product side, Paragon follows European and OEM-specific validation requirements for durability, temperature and vibration resistance, EMC/EMI performance, environmental robustness, and acoustics quality. Many of the company’s components are incorporated into comfort, safety-adjacent, or interior-electronics systems, requiring rigorous testing, documentation, and process controls consistent with German automotive safety expectations. Through these regulatory, environmental, and safety frameworks, Paragon aligns its operations with OEM requirements, statutory obligations, and industry best practices, ensuring compliance across its manufacturing, engineering, and product-development activities.

Human Capital and Workforce Overview

Paragon’s workforce comprises a highly skilled team of engineers, technicians, production specialists, quality professionals, and administrative personnel who support the company’s engineering-intensive product portfolio and premium OEM programs. The company’s human capital strengths are rooted in technical expertise across sensor development, acoustic engineering, environmental simulation, precision mechatronics, and interior-electronics system design—competencies that require deep domain knowledge and extensive validation experience. Paragon’s engineering staff includes specialists in algorithm development, particle and gas sensing, acoustic signal processing, durability analysis, and mechatronic actuation, many of whom work directly with OEM technical teams during concept initiation, prototype integration, and series-production validation. On the manufacturing side, the company employs trained operators and technicians skilled in handling precision assembly processes, calibration setups, acoustic-tuning operations, electronics integration tasks, and rigorous in-line testing requirements. Paragon maintains structured workforce-training programs, safety certifications, and technical-development initiatives to ensure continuous skill enhancement and compliance with German labor and workplace-safety regulations. The company also places emphasis on cross-functional collaboration between engineering and production teams to ensure seamless translation of technological concepts into manufacturable, high-reliability components. Paragon’s culture values engineering rigor, product quality, adherence to OEM specifications, and long-term relationship building with customers, reflecting the expectations of the premium automotive segment in which it operates. The company’s ability to attract and retain specialized technical talent is fundamental to maintaining its competitive position and sustaining ongoing product innovation.

Quality Systems and Industry Certifications

Paragon maintains rigorous automotive-grade quality systems designed to meet the demanding expectations of premium European OEMs, supported by certifications and process controls that ensure consistent reliability, traceability, and performance of its sensor, acoustic, mechatronic, and interior-electronics components. The company operates quality-management systems aligned with IATF 16949 and ISO 9001, with structured processes for APQP, PPAP, DFMEA, PFMEA, MSA, and SPC embedded throughout product development and manufacturing operations. Paragon employs comprehensive validation and testing frameworks that include environmental simulation, thermal-cycling tests, vibration and shock analysis, particulate and gas calibration, acoustic chamber testing, EMC/EMI compliance validation, and endurance testing to ensure conformity to OEM specifications. The company uses advanced metrology tools and automated in-line testing to maintain precision tolerances for sensor modules and mechatronic components. Paragon’s documentation, traceability, and non-conformance management systems are consistent with the strict audit requirements of German automotive manufacturers, and the company undergoes regular customer audits and third-party quality assessments. Its processes also incorporate material-compliance verification supporting REACH, RoHS, ELV, and other EU regulatory obligations. Through these quality systems and industry certifications, Paragon ensures that its components meet the performance, safety, and durability expectations required for integration into premium vehicle architectures.

Material Agreements (OEM, Vendor, Licensing)

Paragon is party to a range of material agreements that support its ongoing operations and relationships with OEM customers, key suppliers, and technology partners. These agreements include long-term supply contracts with major European automotive manufacturers that define pricing structures, delivery obligations, quality and validation requirements, warranty terms, logistics schedules, and platform-lifecycle commitments for air-quality sensors, acoustic modules, digital microphones, and mechatronic components. Many of these agreements are tied to the full duration of specific vehicle platforms, which may span five to ten years, and often incorporate provisions related to cost-reduction targets, engineering-change management, and compliance with OEM-specific technical specifications. Paragon also maintains vendor agreements governing procurement of semiconductors, sensing elements, acoustics materials, PCB assemblies, precision plastics, and mechanical subcomponents, many of which contain requirements related to quality certifications, lead-time commitments, and inventory management. These vendor relationships support the company’s ability to meet stringent tolerance, calibration, and environmental-performance demands of premium interior-electronics programs. In addition, Paragon may hold licensing or co-development arrangements related to proprietary algorithms, acoustic technologies, or sensor-processing methods developed internally or in collaboration with technology partners. These agreements typically address intellectual-property rights, confidentiality obligations, development responsibilities, and usage limitations tied to specific OEM applications. Through these OEM, supplier, and technology agreements, Paragon ensures stable supply-chain operations, consistent product quality, and long-term participation in European vehicle programs.

Insurance and Risk Coverage

Paragon maintains a comprehensive insurance program designed to protect its German-based engineering and manufacturing operations against a broad spectrum of operational, financial, and regulatory risks commonly associated with the production of interior-electronics, sensor systems, and mechatronic components for the automotive industry. The company carries property and asset insurance covering buildings, production equipment, test facilities, and specialized calibration and acoustic systems, as well as machinery breakdown coverage for high-precision manufacturing assets critical to ongoing OEM programs. Paragon maintains general liability insurance, product-liability insurance, and extended warranty coverage tailored to the requirements of premium European OEMs, particularly for components that interface with HVAC systems, cabin-environment units, and interior electronics where reliability and environmental performance are essential. The company also maintains business-interruption insurance designed to mitigate financial losses resulting from operational disruptions, natural hazards, fire incidents, or equipment failures. Employer-liability and workers’ compensation coverage are maintained in accordance with German labor and workplace-safety regulations. Paragon additionally carries insurance related to environmental compliance, hazardous-material handling, and chemical-storage obligations where applicable to sensor and acoustic module production. While cybersecurity insurance may be in place for protection of sensitive design data, calibration files, and embedded software development environments, the company continues to assess coverage levels in response to evolving digital-security risks. Collectively, these insurance policies are intended to ensure continuity of operations, protect against material financial exposure, and support compliance with German statutory requirements and OEM expectations for risk management within the premium automotive supply chain.

Legal Proceedings

Paragon is not, to the company’s knowledge, currently a party to any material legal proceedings, litigation, regulatory investigations, arbitration matters, or governmental inquiries that would be expected to have a material adverse effect on its operations, financial condition, or ability to perform its obligations under ongoing OEM supply programs. The company operates within Germany’s well-defined commercial and regulatory environment, and it remains subject to routine compliance audits, workplace-safety inspections, and environmental reviews that are typical for manufacturers of automotive electronics, sensor systems, and mechatronic components. Any historical or immaterial disputes relating to warranty claims, supplier performance, or contractual obligations are generally handled in the ordinary course of business and are not believed to present material financial or operational risk. As part of Tejascore’s acquisition due diligence, the buyer will conduct a review of Paragon’s legal, regulatory, and contractual exposures, including contingent liabilities, product-liability histories, environmental compliance matters, supplier disputes, and tax-related obligations, to ensure all known legal risks are appropriately identified. Based on currently available information, Paragon does not face any legal proceedings that would materially impair its business or the viability of the proposed acquisition.

Seasonality and Operational Cyclicality

Paragon’s operations exhibit moderate seasonality and cyclicality consistent with the production schedules and model lifecycle patterns of European automotive OEMs, particularly those operating in the premium segment. Demand for Paragon’s sensor, acoustic, and mechatronic products typically aligns with OEM manufacturing cycles, which may be influenced by summer and year-end plant shutdowns, model-changeover periods, engineering validation phases, and inventory management strategies. Production volumes may soften during OEM holiday shutdowns—especially the annual August and December periods prevalent in Germany and the broader EU—and may increase ahead of new model launches or ramp-up phases for refreshed vehicle platforms. Additionally, prototype development, testing cycles, and pre-series validation activities may create uneven quarterly patterns in engineering and tooling-related revenues. While Paragon’s participation in premium segments tends to provide relatively stable long-term program visibility, demand can still be affected by macroeconomic conditions, shifts in consumer sentiment, and fluctuations in European vehicle registrations. Electrification trends and EV production growth may also introduce new cyclical dynamics, as OEMs adjust platform schedules, prioritize technology-rich cockpit features, and respond to regulatory and market pressures. Overall, Paragon’s exposure to seasonality is manageable and consistent with typical patterns in the European automotive supply chain, but operational rhythms remain closely tied to OEM production calendars and program-specific milestone schedules.

Key Risks Specific to Paragon

Paragon faces several business-specific risks inherent to its role as a supplier of interior-electronics, sensor systems, acoustics, and mechatronic components for premium European automotive OEMs. The company is exposed to significant customer concentration risk, as a meaningful portion of its revenues is derived from a limited number of luxury-vehicle manufacturers, making Paragon sensitive to changes in purchasing behavior, platform cancellations, OEM cost-reduction mandates, or shifts in strategic sourcing preferences. Its product portfolio, which includes air-quality sensors, particulate-detection modules, acoustic systems, and precision mechatronic components, requires stringent environmental testing, calibration accuracy, and durability performance; failure to meet increasingly tight OEM specifications may lead to delayed nominations, lost platforms, or costly recall and warranty exposures. Paragon also depends on a specialized supply chain for semiconductors, sensing elements, acoustic materials, and precision mechanical components, making it vulnerable to raw-material price fluctuations, vendor performance issues, and macroeconomic disruptions to the European electronics supply chain. Regulatory developments in the EU—such as evolving emissions and air-quality standards, material-compliance regulations under REACH and RoHS, and enhanced expectations for cabin-environment performance—may require ongoing investment in R&D and compliance processes. The company’s German-based operations also introduce exposure to labor-cost increases, skilled-engineer shortages, strict environmental regulations, and potential disruptions from labor strikes or broader EU industrial actions. Additionally, Paragon operates in a competitive landscape driven by rapid technological change, particularly as OEMs prioritize electrification and enhanced cabin-intelligence systems; failure to innovate or adapt to new sensing, acoustic, or comfort-system architectures could erode its competitive position. Finally, given its involvement in interior electronics and mechatronic components, Paragon is subject to risk of product liability, durability claims, or failure modes that may arise from long-term use in premium vehicles. Collectively, these factors represent material operational, regulatory, and market risks that may affect Paragon’s stability and strategic fit within Tejascore’s acquisition plan.

Financial Overview

Paragon’s financial profile reflects its position as a specialized supplier to premium European automotive OEMs, with revenue primarily derived from multi-year platform programs for air-

quality sensors, particulate-detection modules, acoustics components, digital microphones, and mechatronic assemblies. The company’s revenue base is linked closely to OEM production volumes, model-cycle schedules, and program nominations, resulting in relatively stable long-term visibility but exposure to fluctuations in European vehicle output. Paragon’s margins reflect the high-precision nature of its products, the engineering intensity of its development cycles, and the cost structure associated with German manufacturing, including skilled-labor expenses, energy costs, and stringent environmental-compliance requirements. Profitability can vary across product lines depending on material content, calibration complexity, and OEM-specific cost-reduction obligations negotiated over the platform lifecycle. The company’s balance sheet includes assets tied to specialized test equipment, environmental-simulation infrastructure, acoustic chambers, and precision manufacturing systems essential to its premium product portfolio. Working-capital requirements are influenced by inventory management for semiconductors and sensing components, extended OEM payment terms, and periodic increases in engineering expenses associated with new platform development. Paragon’s financial results also reflect the cyclical nature of European automotive markets, sensitivity to macroeconomic conditions, and exposure to currency fluctuations within the EU supply chain. Overall, the company’s financial structure and performance characteristics are consistent with a technology-centric midsize German automotive supplier operating within a premium OEM ecosystem, and Tejascore will incorporate Paragon’s audited and unaudited financial statements—including any auditor notes, contingent liabilities, or going-concern disclosures—into the offering materials in accordance with SEC requirements for significant acquisitions.

Strategic Importance Within Tejascore’s Acquisition Plan

Paragon represents a critical pillar within Tejascore’s multi-company acquisition strategy, providing the Group with immediate access to advanced interior-electronics, sensor-intelligence, and acoustic-engineering capabilities that significantly elevate the technological profile of the consolidated business. As a German-based supplier with deep relationships in the premium European automotive market, Paragon brings engineering credibility, high-value product categories, and long-cycle OEM programs that complement Tejascore’s India-centric electronics manufacturing and plastics capabilities. The company’s portfolio—focused on air-quality sensors, particulate detection, acoustic modules, digital microphones, and precision mechatronics—positions Tejascore to participate in emerging smart-cabin architectures, a segment experiencing rapid global growth driven by electrification, regulatory pressures on cabin air quality, and increased consumer demand for quiet, health-oriented interiors. Paragon’s engineering teams, environmental-simulation labs, acoustic chambers, and sensor-calibration infrastructure provide technical depth that Tejascore would not be able to replicate quickly through internal development alone, while its presence in Germany strengthens the Group’s access to European OEMs and enhances its credibility as a global supplier. Integrating Paragon also creates multi-domain synergies across the Group- Paragon’s sensing and acoustic technologies can be paired with Marelli UM India’s instrument clusters, gateways, and body electronics, as well as Alpha Maier’s plastics housings and interior modules, enabling Tejascore to offer bundled electronic–sensor–structural assemblies to OEMs rather than single-category components. Furthermore, Paragon’s premium-segment positioning helps diversify Tejascore’s revenue base away from volume-driven Indian markets, balancing cyclicality across geographies and vehicle classes. The acquisition also aligns with Tejascore’s long-term objective of establishing itself as a technology-centric Tier-1 supplier with global engineering depth, multi-continent manufacturing capability, and integrated competencies across electronics, sensors, acoustics, and smart-cabin systems. For these reasons, Paragon is considered a strategically significant component of the combined entity and a foundational building block of Tejascore’s forward-looking growth and innovation strategy.

Description of Business — Alpha Maier Private Limited (India)

Corporate Background and Legal Structure

Alpha Maier Private Limited (“Alpha Maier”) is an India-based automotive plastics and precision-molding manufacturer specializing in injection-molded components, interior trim parts, structural housings, tool design, and engineered plastic assemblies supplied to leading automotive OEMs and Tier-1 suppliers. Established under the corporate laws of India as a private limited company, Alpha Maier operates in compliance with the Companies Act, 2013, and maintains its registered office and principal manufacturing operations within India’s established automotive manufacturing belt. The company functions as a Tier-2/Tier-1 plastics supplier supporting instrument clusters, digital cockpit systems, HVAC modules, interior structures, bezels, housings, and other components integral to electronics and interior assemblies. With a focus on precision tooling, multi-material molding, and engineered plastics solutions, Alpha Maier has developed strong relationships with both domestic OEMs and major Tier-1 electronics suppliers requiring high-quality, cost-efficient plastic components tailored to Indian and global automotive standards. The company’s legal structure allows it to engage in manufacturing, importing, and tooling development activities, and positions it as a significant component of Tejascore’s integrated strategy to combine electronics, sensors, and plastics under a unified automotive-systems platform.

Overview of Business and Product Portfolio

Alpha Maier is engaged in the design, development, tooling, and production of precision injection-molded plastic components that serve as critical structural, aesthetic, and functional elements within automotive interior assemblies. The company manufactures a wide range of engineered plastic parts including instrument-cluster housings, display bezels, cockpit trims, center-console components, electronic controller enclosures, HVAC plastic modules, ventilation ducts, pillar trims, under-dashboard structures, and mounting frames for electronics and sensor integration. These components are used in both passenger vehicles and two-wheeler segments and support the needs of domestic OEMs as well as global Tier-1 automotive suppliers operating in India. Alpha Maier’s product portfolio extends beyond basic molded parts to include multi-cavity precision components, over-molded assemblies, insert-molded structures, UV-textured surfaces, soft-touch interior finishes, and high-tolerance enclosures required for digital instrument clusters, smart-cabin electronics, and next-generation cockpit architectures. The company also provides complete tooling solutions, including mold design, flow/warp simulation, tool manufacturing, tool trials, and life-cycle maintenance for molds used in mass-production environments. Alpha Maier’s plastics engineering capabilities enable it to work with a broad range of materials—including ABS, PC-ABS blends, PP, nylon variants, acrylics, glass-filled materials, and engineered polymers—allowing the company to support OEM requirements for durability, thermal stability, dimensional precision, cosmetic uniformity, and lightweighting objectives relevant to EV and fuel-efficient platforms. With a product portfolio that spans structural, visual, and electronics-support components, Alpha Maier plays a critical role in enabling Tier-1 electronics companies and automakers to integrate mechanical, aesthetic, and functional elements into cohesive interior and cockpit modules.

Customers, OEM Relationships, and Market Position

Alpha Maier supplies precision-molded plastic components to a diverse customer base consisting of major Indian automotive OEMs and leading Tier-1 suppliers engaged in instrument clusters, digital cockpits, HVAC modules, interior assemblies, and electronics integration. The company’s long-standing relationships include repeat business from prominent vehicle manufacturers and established electronics Tier-1s who rely on Alpha Maier’s ability to deliver structurally reliable, cosmetically consistent, and dimensionally precise components required for high-volume production. Its molded housings, bezels, interior trims, mounting structures, ducts, and sub-assemblies are used in passenger vehicles, two-wheelers, and emerging EV platforms, giving Alpha Maier broad relevance across segments. The company competes within India’s rapidly expanding automotive manufacturing ecosystem, where OEMs increasingly demand lightweight plastics, improved surface finishes, and structural parts designed to accommodate complex electronics, displays, and sensor modules. Alpha Maier’s tooling capabilities and engineering expertise in mold design and flow simulation strengthen its positioning as a preferred supplier for programs where technical accuracy and manufacturability are critical. Its role as a plastics partner to electronics and cockpit-systems suppliers—combined with its ability to support multi-year platform lifecycles—provides the company with stable demand visibility, strong repeat orders, and the opportunity to participate in next-generation interior and infotainment programs. These factors position Alpha Maier competitively within India’s automotive supply chain, particularly in areas where mechanical structures interface with electronics and smart-cabin components.

Manufacturing, Engineering, and Tooling Capabilities

Alpha Maier operates an integrated manufacturing and engineering environment centered on high-precision injection molding, advanced tooling development, and plastics-component engineering tailored to automotive interior requirements. The company’s production facilities house a range of injection-molding machines with varying tonnage capacities suitable for small, medium, and large plastic components, supported by automated material-handling systems, robotics-assisted part removal, hot-runner technologies, and in-line quality inspection stations. Its engineering operations include mold-flow simulation, warp analysis, CAD/CAM design, rapid prototyping, tool-trial optimization, dimensional validation, and engineering-change management, enabling the company to translate OEM and Tier-1 specifications into manufacturable, repeatable, and cost-efficient tooling and plastic components. Alpha Maier’s tooling division designs and manufactures multi-cavity molds, high-precision inserts, and complex tooling for structural and aesthetic interior parts, with emphasis on tight tolerances, long mold life, surface-quality consistency, and reduced cycle times. The company’s technical teams perform iterative mold trials, PPAP validation runs, and corrective-engineering adjustments to ensure that molds meet dimensional and cosmetic standards before release to serial production. Beyond standard injection molding, Alpha Maier supports insert molding, two-shot molding, over-molding, textured-surface finishing, and specialized plastics engineering required for digital cockpit housings, display frames, and electronics enclosures. Its manufacturing processes incorporate continuous monitoring, preventive maintenance, and quality-assurance protocols aligned with automotive expectations, allowing Alpha Maier to maintain high reliability, repeatability, and throughput across high-volume programs. This combination of engineering capability and tooling expertise positions the company as a vertically integrated plastics supplier capable of supporting complex interior-electronics and cockpit-systems programs across India’s automotive ecosystem.

Facilities and Geographic Footprint

Alpha Maier operates from manufacturing and engineering facilities located within key automotive production zones in India, strategically positioned to serve major OEMs and Tier-1 suppliers with efficient logistics, quick engineering support, and timely delivery across high-volume programs. Its primary facility includes injection-molding units, tooling workshops, material-storage areas, quality-control zones, assembly lines for sub-components, and finished-goods warehousing, all organized to support automotive-grade workflow and adherence to just-in-time supply requirements. The production environment is equipped with controlled atmospheric conditions suited for plastics processing, including humidity and temperature management necessary to maintain material stability and dimensional accuracy. The company’s tooling and engineering operations occupy dedicated spaces for mold design, CNC machining, EDM operations, tool assembly, mold testing, and maintenance activities essential for sustaining long-term mold life and ensuring consistent part quality. Alpha Maier’s geographic footprint provides proximity to major automotive clusters in regions such as Pune–Chakan, Chennai–Oragadam, or the Delhi–NCR belt (depending on the specific operational base), enabling fast response to engineering changes, development builds, and PPAP submissions required by OEMs and Tier-1 electronics suppliers. The facilities are supported by standard utilities infrastructure, including power backup, compressed air systems, resin-drying equipment, and ERP-linked production monitoring systems. This location strategy, combined with integrated manufacturing and tooling operations within the same campus, strengthens Alpha Maier’s ability to meet the rapid turnaround, cost-efficiency, and technical-compliance needs of India’s automotive industry.

Supply Chain, Procurement, and Vendor Ecosystem

Alpha Maier manages a structured supply chain and procurement ecosystem tailored to the requirements of automotive plastics manufacturing, encompassing raw materials, tooling materials, consumables, and outsourced processes necessary for producing high-precision molded components. The company procures a diverse range of polymers—including ABS, PC-ABS blends, polypropylene, nylon variants, acrylics, and glass-filled engineering plastics—from established resin manufacturers and certified distributors who meet automotive-grade specifications for thermal stability, impact resistance, UV durability, and dimensional consistency. Vendor selection and approval processes involve material testing, documentation reviews, compliance checks under Indian and global regulatory frameworks, and performance evaluations aligned with OEM requirements. Alpha Maier’s supply chain also includes suppliers of mold bases, steel grades for tooling, hot runners, inserts, cooling components, CNC machining consumables, pigments, and surface-finishing materials essential for producing both structural and aesthetic plastic parts. Where necessary, the company engages specialized vendors for secondary operations such as painting, texturing, laser engraving, ultrasonic welding, and chrome plating, ensuring that cosmetic and functional requirements for interior components are consistently met. The vendor ecosystem is monitored through quality audits, supplier-scorecard evaluations, on-time delivery tracking, lot-wise inspection, and adherence to PPAP and material-traceability standards. Alpha Maier employs inventory planning and resin-forecasting models based on customer schedules and rolling production plans, enabling the company to manage supply fluctuations and maintain continuity across high-volume programs. To mitigate risks related to resin price volatility and supply disruptions, the company often evaluates alternate material sources, dual-sourcing arrangements, and forward procurement strategies where feasible. Through this integrated supply chain and vendor-management framework, Alpha Maier ensures stable access to high-quality materials, consistent manufacturing inputs, and reliable partner support for complex injection-molded and tooling applications across India’s automotive ecosystem.

Competitive Landscape

Alpha Maier operates within India’s highly competitive automotive plastics and tooling ecosystem, where Tier-1 and Tier-2 suppliers compete on cost efficiency, tooling capability,

surface-quality consistency, dimensional precision, and the ability to support increasingly complex cockpit and interior-electronics programs. The competitive environment includes a mix of large integrated plastics manufacturers, specialized molding companies, low-cost regional suppliers, and multinational Tier-1s that produce interior modules, clusters, and display assemblies requiring engineered plastic housings and structural components. Competitors often differentiate themselves through tooling sophistication, access to high-tonnage presses, multi-material molding capabilities, decorative-surface technologies, and their ability to meet stringent validation requirements across PPAP, dimensional studies, and cosmetic standards. In recent years, competition has intensified as OEMs adopt lightweighting initiatives, introduce larger and more complex digital display clusters, and prioritize tight-tolerance plastic housings that integrate with electronics, sensors, and HVAC pathways. Alpha Maier’s competitive position is strengthened by its combined tooling and molding capabilities—allowing the company to control the full lifecycle from mold design to production—while many competitors rely heavily on external toolmakers. However, the company remains exposed to competitive pressures relating to resin cost fluctuations, customer price-reduction demands, new tooling investments required for EV interiors, and the presence of low-cost regional suppliers capable of meeting basic interior-plastics needs at aggressive pricing. The company’s ability to maintain engineering depth, tooling quality, and consistent production reliability forms the core of its competitive advantage within India’s expanding automotive interior-systems segment.

Technology Roadmap, Materials Innovation, and Tooling Development

Alpha Maier’s technology roadmap is centered on advancing its capabilities in engineered plastics, high-precision mold design, EV-ready interior structures, and next-generation tooling technologies required to support the increasing integration of electronics, displays, sensors, and smart-cabin modules in modern vehicles. The company is investing in enhanced mold-flow simulation, warpage prediction, cooling-channel optimization, and digital tool-design processes to achieve tighter tolerances, shorter cycle times, and improved dimensional stability across complex geometries used in cockpit housings, display frames, HVAC ducts, and mounting structures. Future tooling initiatives include the adoption of advanced steel grades, multi-zone hot-runner systems, conformal cooling using additive manufacturing techniques, and automation-ready mold designs to support higher throughput and lower defect rates. On the materials side, Alpha Maier is evaluating lightweight and high-strength engineering polymers to support OEM efforts in vehicle weight reduction and EV efficiency, including glass-filled variants, high-heat thermoplastics, environmentally compliant materials, and recyclable polymer alternatives aligned with sustainability objectives. The company is also enhancing its competency in surface technologies such as soft-touch finishes, low-gloss textures, scratch-resistant coatings, and decorative inserts required for premium interiors and electronic display enclosures. As digital cockpit architectures expand, Alpha Maier is focusing on developing plastics solutions that integrate seamlessly with TFT displays, touch interfaces, sensors, and electronic modules—requiring improved thermal management, structural rigidity, and EMI-

resilient housing designs. Complementing these initiatives, Alpha Maier plans to modernize its toolroom with high-speed CNC machines, EDM systems, laser texturing, and automated tool-maintenance processes, enabling faster turnaround for new programs and greater reliability in long-run production. Through this forward-looking technology and tooling strategy, the company aims to remain competitive in India’s evolving automotive interior-systems market and to serve as a key mechanical-integration partner for next-generation electronics and smart-cabin platforms.

Regulatory, Environmental, and Safety Compliance

Alpha Maier operates in accordance with India’s regulatory framework governing manufacturing, environmental protection, labor safety, and automotive component production, and maintains internal systems designed to ensure compliance with statutory obligations across its plastics and tooling operations. The company adheres to requirements under the Factories Act, 1948, and related state regulations that govern workplace conditions, machine safeguarding, chemical handling, fire safety, and occupational health standards. Environmental compliance is maintained through adherence to Pollution Control Board norms relating to air emissions, waste disposal, plastic waste management, chemical storage, and noise-level monitoring. As part of its plastics-processing activities, Alpha Maier implements protocols for resin storage, material drying, scrap handling, and effluent management to ensure responsible environmental practices. The company also complies with applicable Indian labor laws, including regulations relating to wages, working hours, benefits, statutory contributions, and employee welfare schemes. From a product standpoint, Alpha Maier ensures compliance with automotive material standards set by OEMs and Tier-1 customers, including global substance restrictions under RoHS, REACH, and ELV equivalent requirements when components are designated for export or used in international vehicle platforms. Safety practices include the use of personal protective equipment, regular safety audits, fire-drill exercises, and preventive maintenance procedures for molding machines, tooling equipment, and CNC systems to minimize workplace hazards. The company maintains structured documentation for environmental inspections, internal audits, and third-party assessments required by customers or regulatory authorities. Through these environmental, regulatory, and safety systems, Alpha Maier ensures lawful operation of its facilities and alignment with the compliance expectations of domestic and global automotive partners.

Human Capital and Workforce Overview

Alpha Maier’s workforce consists of experienced engineers, skilled technicians, machine operators, toolmakers, quality inspectors, supervisors, and administrative personnel who collectively support the company’s plastics manufacturing, tooling development, and automotive-supply operations. The company’s engineering team is responsible for mold-flow simulations, tool design, CAD/CAM development, prototype processing, and engineering-

change management, forming the technical backbone of Alpha Maier’s ability to support complex interior and cockpit components. Skilled toolmakers and CNC specialists handle mold fabrication, machining, EDM operations, polishing, assembly, and ongoing maintenance, ensuring the reliability and longevity of molds across high-volume production cycles. On the shop-floor, experienced machine operators manage injection-molding processes, material preparation, in-process inspections, and adherence to parameters required for achieving dimensional consistency and cosmetic uniformity. Quality inspectors conduct incoming, in-process, and final inspections using measuring instruments, gauges, CMM systems, and visual standards required by OEM and Tier-1 customers. The company supports employee development through technical training programs, safety workshops, cross-functional skill enhancement, and continuous-improvement initiatives. Alpha Maier adheres to Indian labor-welfare obligations, including provident fund contributions, employee state insurance, statutory holidays, and workplace welfare measures, and places emphasis on maintaining a safe operating environment through machine-safety protocols, PPE usage, and preventive maintenance of equipment. The company’s human capital model encourages coordination between engineering, tooling, and production teams, enabling rapid troubleshooting and ensuring smooth launch of new automotive tooling programs. As a result, Alpha Maier’s workforce contributes significantly to its competitive positioning in India’s automotive interiors and plastics ecosystem.

Quality Systems and Industry Certifications

Alpha Maier maintains automotive-grade quality systems designed to ensure dimensional consistency, cosmetic uniformity, material integrity, and long-term reliability across its injection-molded components and tooling operations. The company adheres to ISO 9001 and, where applicable, IATF 16949-aligned practices, incorporating structured processes for Advanced Product Quality Planning (APQP), Production Part Approval Process (PPAP), Failure Mode and Effects Analysis (DFMEA/PFMEA), Measurement System Analysis (MSA), Statistical Process Control (SPC), and documented quality-control plans. Its quality system includes multi-stage inspection protocols covering incoming resin verification, in-process parameter monitoring, first-article inspection, dimensional checks using CMM and optical measurement tools, and final visual and functional assessments aligned with customer specifications. Alpha Maier’s tooling operations follow rigorous validation steps including mold trials, capability studies, flow and warp verification, and corrective-action loops to ensure molds produce parts that meet PPAP and appearance standards before being deployed for mass production. The company maintains material-compliance and traceability systems to meet OEM and Tier-1 requirements, including documentation for RoHS, REACH, ELV, and other global substance restrictions applicable to parts used in export platforms. Regular internal audits, customer audits, and third-party assessments are conducted to validate adherence to quality-system requirements and to ensure continuous improvement in molding accuracy, surface finish, and process stability. Alpha Maier’s quality framework is designed to support high-volume production of instrument-cluster housings, cockpit plastics, display bezels, ventilation ducts, structural brackets, and other interior components that must perform reliably across vehicle lifecycles and under varied environmental conditions. These certifications and process controls position the company as a trusted supplier within India’s automotive plastics and interior-systems market.

Material Agreements (OEM, Vendor, Tooling, Leasing, etc.)

Alpha Maier is party to several material agreements that govern its commercial relationships with automotive OEMs, Tier-1 suppliers, raw-material vendors, tooling partners, and facility lessors, each of which plays an essential role in supporting its plastics-manufacturing and tooling operations. The company maintains long-term supply agreements and annual rate contracts with Tier-1 electronics and interior-systems suppliers that define pricing structures, delivery schedules, part-quality requirements, warranty obligations, engineering-change processes, and cost-reduction expectations across multi-year automotive programs. These agreements often cover serial production of instrument-cluster housings, display bezels, structural brackets, HVAC plastics, and other cockpit components, and typically include provisions requiring adherence to PPAP deliverables, revalidation protocols, packaging standards, and just-in-time supply commitments. Alpha Maier also maintains procurement agreements with resin manufacturers and authorized distributors for supply of automotive-grade polymers, engineering plastics, additives, and colorants, which include material-compliance clauses, batch-traceability requirements, and specifications aligned with OEM material standards. Tooling-related agreements are another key category of contracts- these include customer-funded tooling purchase orders, mold-ownership agreements, maintenance responsibilities, and tooling-lifecycle commitments that stipulate the company’s obligations during tool design, mold trials, corrections, PPAP, and long-term serial support. Alpha Maier’s operations also rely on contracts with specialized vendors for secondary processes such as painting, laser marking, chrome plating, and ultrasonic welding, governed by quality, turnaround time, and material-compatibility obligations. The company typically leases its manufacturing and office facilities under long-term rental agreements that include maintenance requirements, utility provisions, and compliance with industrial-use regulations. In addition, Alpha Maier may enter into equipment-procurement agreements for injection-molding machines, tooling machines, and auxiliary systems such as resin dryers and compressors, many of which include installation, service, and performance-warranty clauses. Collectively, these OEM, vendor, tooling, and leasing agreements form the contractual backbone of Alpha Maier’s operations, ensuring continuity of supply, predictable production planning, and alignment with the technical, quality, and commercial expectations of India’s automotive industry.

Insurance and Risk Coverage

Alpha Maier maintains a range of insurance coverages designed to safeguard its plastics-manufacturing, tooling, and operational activities against common industrial and automotive-supply-chain risks. The company carries property insurance covering buildings, plant equipment, injection-molding machines, tooling assets, CNC and EDM machinery, and auxiliary manufacturing infrastructure, providing protection against fire, electrical faults, natural hazards, and accidental damage. It also maintains machinery breakdown insurance to minimize financial exposure arising from unexpected failures of molding equipment or tooling machinery that are critical to high-volume production schedules. General liability and product-liability insurance provide coverage for claims relating to defective parts, non-conformance, or performance failures of plastic components used in instrument clusters, cockpit modules, HVAC systems, and other interior applications supplied to OEMs and Tier-1 customers. Employer liability and workers’ compensation insurance are maintained in accordance with Indian statutory requirements, providing coverage for employee-related injuries, workplace accidents, and occupational health risks. The company may also maintain transit insurance for materials and finished goods transported to customer facilities, protecting against loss or damage in transit. Environmental-liability coverage may apply for storage and handling of polymers, chemicals, and scrap materials, depending on regulatory requirements and customer obligations. As part of Tejascore’s acquisition due diligence, insurance adequacy, coverage limits, exclusions, and historical claims will be reviewed to ensure alignment with the broader risk-management framework of the combined group. Overall, Alpha Maier’s insurance portfolio is structured to mitigate the operational, product-performance, and facility-based risks associated with its role as an automotive plastics and tooling supplier.

Legal Proceedings

Alpha Maier is not, to its knowledge, currently involved in any material legal proceedings, regulatory enforcement actions, arbitration matters, or governmental investigations that would reasonably be expected to have a material adverse effect on its operations, financial condition, or ability to fulfill its obligations to OEM and Tier-1 customers. Like most manufacturing entities in India, the company may from time to time be subject to routine labor-related claims, contractual disputes, vendor issues, or warranty discussions arising in the ordinary course of business; however, these matters are generally immaterial, resolved through commercial settlement, or managed under applicable contractual and legal frameworks. Alpha Maier is subject to compliance inspections and regulatory oversight under India’s environmental and labor-safety laws, and any observations or corrections identified during such inspections are handled through normal statutory processes. As part of Tejascore’s acquisition due diligence, a comprehensive review will be conducted covering historical litigation, contingent liabilities, tax matters, environmental compliance records, employee-related claims, and any open disputes with customers or suppliers. Based on currently available information, Alpha Maier does not face any legal proceedings that would materially impair ongoing operations or the viability of the proposed acquisition.

Seasonality and Operational Cyclicality

Alpha Maier’s operations experience seasonality and cyclicality consistent with production patterns in the Indian automotive industry, where demand for molded interior components, cockpit housings, and plastics subassemblies fluctuates in alignment with OEM manufacturing schedules, new model launches, and periodic plant shutdowns. Production volumes typically soften during OEM maintenance shutdown periods—most notably in April and December—as well as during festive-season slowdowns or inventory rationalization cycles within OEM supply chains. Conversely, demand generally strengthens ahead of new vehicle launches, production ramp-ups, and pre-festive sales cycles, which drive increased requirements for plastics components used in clusters, displays, HVAC systems, and interior modules. Supply-chain factors such as resin availability, global polymer price fluctuations, and logistics constraints may also cause short-term volatility in production planning. Alpha Maier’s tooling activities may exhibit additional cyclicality, with higher engineering and tooling workloads during pre-launch and PPAP phases, followed by more stable steady-state production during serial manufacturing. While the company’s participation across multiple OEMs and Tier-1 programs helps mitigate some of these seasonal variations, operational rhythms remain closely tied to the broader dynamics of India’s automotive market, customer-specific build schedules, and the timing of engineering changes or revalidation cycles.

Key Risks Specific to Alpha Maier

Alpha Maier faces several business-specific risks associated with its role as a plastics and tooling supplier within India’s automotive supply chain. The company is exposed to customer concentration risk because a significant portion of its revenues may be derived from a limited number of OEMs or Tier-1 electronics and interior-systems suppliers; changes in sourcing strategies, cost-reduction mandates, or project cancellations by these customers could materially affect demand. Alpha Maier also faces raw-material risk related to dependence on automotive-grade polymers and engineering plastics, which are subject to global resin price fluctuations, supply volatility, and currency-driven cost shocks that may affect margins. Operational risks include machine breakdowns, tooling failures, mold-wear issues, inconsistent resin quality, and production delays, any of which could disrupt supply schedules or impact part consistency. The company must comply with demanding dimensional and cosmetic standards set by OEMs and Tier-1 suppliers; failure to meet these requirements, or recurring quality issues, could result in rejections, penalties, rework costs, or loss of future business. Alpha Maier’s tooling operations require significant upfront investment, and delays in tool commissioning, design iterations, or PPAP approvals may affect project timelines and cash flow. The company is also exposed to competitive pricing pressures from lower-cost regional molders and multinational plastics suppliers, particularly in commodity components and high-volume interior trims. Workforce risks include reliance on skilled toolmakers, engineers, and machine operators, whose attrition or unavailability could disrupt operations. Environmental and regulatory risks arise from compliance obligations under Indian pollution-control, labor-safety, and industrial laws, where non-compliance may result in fines, shutdown orders, or corrective mandates. Alpha Maier may also face risks tied to the broader Indian automotive market, including demand fluctuations, fuel-price-driven consumer sentiment shifts, and the pace of EV adoption, which may influence sourcing strategies for new cockpit and interior components. Collectively, these risks reflect the operational, financial, and market challenges inherent to automotive plastics manufacturing and tooling businesses in India.

Financial Overview

Alpha Maier’s financial performance reflects its position as a mid-sized automotive plastics and tooling supplier serving OEMs and Tier-1 customers across high-volume passenger-vehicle and two-wheeler segments. Revenue is primarily derived from the sale of injection-molded plastic components such as instrument-cluster housings, display bezels, interior trims, HVAC plastics, and support structures, supplemented by tooling revenues associated with mold design, fabrication, and commissioning for new vehicle programs. The company’s income profile is influenced by production schedules of customer platforms, timing of new model introductions, and demand variations within the Indian automotive industry. Margins in the molding business are shaped by raw-material pricing for polymers, energy costs, machine utilization levels, and the degree of engineering complexity associated with individual components. Tooling operations typically contribute episodic but higher-margin revenues, though their timing may vary based on OEM development cycles, engineering-change orders, and PPAP milestone requirements. Alpha Maier’s cost structure includes expenditures on polymers, tooling materials, machine maintenance, skilled labor, energy consumption, and facility operations, and profitability can fluctuate due to resin price volatility or customer-driven price-reduction expectations. The company’s balance sheet typically includes assets related to injection-molding machinery, tooling equipment, CNC/EDM systems, molds, and supporting infrastructure required for serial production. Working-capital requirements are influenced by resin inventories, tooling receivables, and OEM payment terms, which may extend depending on customer contract structures. Alpha Maier’s financial performance is also tied to macroeconomic factors affecting the Indian automotive sector, including consumer demand cycles, fuel prices, regulatory developments, and the pace of electrification, all of which may drive changes in plastics content, product design, and sourcing behavior. Overall, the company exhibits financial characteristics consistent with a specialized plastics and tooling manufacturer aligned to the automotive interior-systems value chain in India.

Strategic Importance Within Tejascore’s Acquisition Plan

Alpha Maier plays a strategically critical role in Tejascore’s acquisition framework by providing the plastics-engineering, tooling, and high-precision injection-molding capabilities necessary to create a vertically integrated smart-cabin and interior-electronics platform. Its product portfolio—spanning instrument-cluster housings, display bezels, cockpit structures, HVAC ducts, and electronic module enclosures—forms the mechanical and structural backbone of the electronic and sensor systems produced by Marelli UM India and Paragon Germany. By acquiring Alpha Maier, Tejascore gains in-house control over the plastic components and mechanical interfaces required to integrate displays, clusters, gateways, body-control electronics, sensor modules, acoustic systems, and mechatronic assemblies into cohesive, OEM-ready interior modules. This integration reduces reliance on external plastics suppliers, lowers cost-of-goods, improves design-to-manufacturing synchronization, and shortens development cycles for future cockpit and electronics programs. Alpha Maier’s tooling division further enhances Tejascore’s combined value proposition by enabling rapid tool development, faster PPAP readiness, and engineering change agility—capabilities that are increasingly vital as OEMs transition toward complex digital dashboards, EV interiors, and high-integration cockpit architectures. The company’s cost-efficient manufacturing base in India allows Tejascore to optimize its global supply chain by shifting selective plastics production to a lower-cost geography while maintaining premium electronics and sensor development in Europe. This multi-continent approach positions Tejascore as a differentiated module supplier capable of offering Tier-1 customers an integrated package of plastics, electronics, sensors, acoustics, and mechatronics across major vehicle platforms. Ultimately, Alpha Maier completes the mechanical and structural layer of Tejascore’s technology stack, enabling the Group to deliver end-to-end, vertically integrated smart-cabin solutions that can compete effectively with global Tier-1 suppliers and meet the evolving demands of OEMs worldwide.

Description of Business — Marelli Um Electronic Systems Private Limited

Corporate Background and Legal Structure

Marelli Um Electronic Systems Private Limited (“Marelli UM India”) is an India-based automotive electronics manufacturer incorporated as a private limited company under the Companies Act, 2013. The company operates as part of the global Marelli group’s electronics division and focuses on the design, engineering, and production of electronic control units, instrument clusters, digital displays, body-control modules, telematics and gateway controllers, and other embedded automotive systems for leading Indian OEMs and Tier-1 suppliers. Marelli UM India functions as a key electronics hub within the Indian automotive ecosystem, supported by established engineering capabilities, SMT/THT production lines, validation labs, and software-integration teams. Its legal structure as a private limited company enables it to undertake domestic manufacturing, technology development, software engineering, and commercial operations while complying with all Indian statutory requirements, including corporate governance norms, tax regulations, labor laws, and industry-specific electronics manufacturing mandates. Marelli UM India has historically operated under a joint-shareholding structure with Marelli Group entities holding the majority stake, and its governance framework includes statutory directors, company secretarial compliance, and adherence to Indian corporate filing obligations. As a material operating entity with ongoing OEM contracts, validated electronics platforms, and established manufacturing infrastructure, Marelli UM India represents a significant part of Tejascore’s acquisition strategy, providing the foundational electronics capability of the combined group.

Overview of Business and Product Portfolio

Marelli UM India develops and manufactures a wide range of automotive electronic systems that serve as critical control, display, communication, and intelligence modules within modern vehicles. Its product portfolio includes analog and digital instrument clusters, TFT and hybrid display clusters, body-control modules (BCMs), gateway and telematics control units, HVAC control electronics, lighting controllers, seat-control modules, immobilizer units, and embedded electronic assemblies used across passenger vehicles, two-wheelers, commercial vehicles, and emerging EV platforms. The company also supports the development of advanced driver-information systems, diagnostic interfaces, and microcontroller-based ECUs that integrate with CAN, LIN, and emerging automotive Ethernet architectures. Marelli UM India’s electronics engineering capability spans hardware design, PCB layout, embedded-software development, firmware integration, functional-safety alignment, and platform customization based on OEM specifications. Its manufacturing operations produce high-volume SMT/THT assemblies, conformal-coated boards, display modules, and completely assembled ECU housings supported by automated test equipment (ATE), in-circuit testing, functional testing, environmental stress screening, and complete traceability systems. With a product lineup central to the digital cockpit, body electronics, and communication networks of Indian automotive platforms, Marelli UM India plays a key role in powering the electronic architecture of both mass-market and premium vehicles manufactured in India

Customers, OEM Relationships, and Market Position

Marelli UM India maintains long-standing relationships with many of India’s leading automotive OEMs and Tier-1 suppliers, supplying mission-critical electronic systems that form the backbone of body electronics, driver information systems, and digital cockpit architectures across a wide range of vehicle segments. Its customer base includes major passenger-vehicle manufacturers, two-wheeler OEMs, commercial-vehicle producers, and fast-growing electric-vehicle companies that rely on Marelli UM India’s validated ECU platforms, clusters, and gateway controllers for consistent product performance and regulatory compliance. The company is deeply integrated into its customers’ development cycles, often participating from the concept and prototyping phase through to validation, PPAP, and serial production, giving it strong visibility into long-term program pipelines. Its digital instrument clusters, BCMs, and gateway modules are typically sourced under multi-year contracts tied to the lifecycle of specific vehicle platforms, providing recurring revenue streams and reducing volatility relative to spot or short-term supply arrangements. Marelli UM India operates in a competitive Indian automotive electronics landscape that includes multinational Tier-1s, domestic ECU manufacturers, and electronics-focused engineering houses; however, the company’s global Marelli heritage, established platform libraries, strong software competency, and extensive testing infrastructure differentiate it within high-complexity product segments. Its market position is further reinforced by its ability to support OEMs transitioning from analog clusters to TFT-based digital displays, from basic ECUs to connected gateways, and from mechanical controls to software-centric architectures aligned with EV and telematics adoption. Continuous engagement with OEM engineering teams, localization strengths, established manufacturing quality, and compliance with global automotive standards enable Marelli UM India to remain a preferred electronics supplier for multiple top-tier vehicle manufacturers in India. These factors collectively strengthen the company’s competitive position and underpin its relevance within Tejascore’s integrated technology and manufacturing strategy.

Manufacturing, Electronics Engineering, and R&D Capabilities

Marelli UM India operates an integrated manufacturing and engineering ecosystem built to support high-volume, automotive-grade electronics production and advanced embedded-systems development for OEM platforms across India. Its manufacturing facilities are equipped with automated SMT lines, THT assembly stations, selective soldering systems, reflow ovens, wave-solder processes, and automated optical inspection (AOI) systems designed to handle complex PCB assemblies with tight tolerances and high component densities typical of modern ECUs and digital display modules. The production floors incorporate in-circuit testing (ICT), end-of-line functional testers, climate-controlled curing zones, conformal-coating lines for moisture and dust protection, and traceability infrastructures capable of recording process parameters, component serials, and firmware versions across the entire lifecycle of each unit produced. These capabilities enable Marelli UM India to manage both high-volume programs for body electronics and sophisticated, multi-layer assemblies required for gateway controllers, digital clusters, and advanced telematics. The company’s engineering capabilities span the full electronics-development lifecycle, including hardware architecture design, schematic capture, PCB layout, microcontroller integration, display-driver development, embedded firmware, CAN/LIN/Ethernet communication stacks, diagnostics, calibration, and variant management. Its R&D teams focus on platform-based ECU development, digital instrument clusters, hybrid display systems, user-interface electronics, and next-generation body-control electronics that incorporate cybersecurity layers, functional-safety compliance, and over-the-air update readiness. Marelli UM India maintains dedicated validation labs equipped with environmental chambers, vibration rigs, thermal shock testers, EMI/EMC test infrastructure, durability simulators, and optical measurement tools used for display and HMI evaluation. The engineering function works closely with OEM technical centers during concept validation, system integration, vehicle testing, and PPAP, ensuring rapid response to design changes, regulatory shifts, and evolving customer requirements. The company’s R&D roadmap aligns with the transition toward connected vehicles, electrified powertrains, telematics-driven architectures, and increasingly software-centric ECUs. Its teams actively develop improved digital cockpit architectures, enhanced body-electronics platforms, and scalable gateway solutions capable of integrating with OEM cloud ecosystems and diagnostics networks. Combined with strong manufacturing discipline and global engineering processes inherited from Marelli Group, Marelli UM India possesses the technical depth and operational maturity required to serve as a core electronics pillar within Tejascore’s integrated electronics–sensors–plastics strategy.

Facilities and Geographic Footprint

Marelli UM India operates from manufacturing and engineering facilities located within India’s established automotive and electronics-manufacturing corridors, strategically positioned to serve major OEM hubs with rapid turnaround, logistics efficiency, and technical support throughout development and serial-production phases. Its primary facility includes high-precision SMT assembly lines, THT workstations, conformal-coating and curing zones, PCB testing areas, and automated inspection systems integrated into a streamlined layout optimized for automotive electronics workflow. The plant infrastructure includes ESD-controlled manufacturing areas, climate-regulated production zones to ensure electronics stability, resin- and component-storage areas, and segregated lines for cluster, BCM, gateway, and ECU production. Adjacent to the production floor, Marelli UM India operates dedicated engineering labs, validation chambers, durability-testing bays, display-evaluation rooms, and EMI/EMC test setups that support full-cycle development from prototype to PPAP and volume release. The facilities also house software development and calibration rooms, tool rooms for small fixture fabrication, and cross-functional war rooms where engineering, manufacturing, quality, and program teams collaborate on customer builds and milestone management. Warehouse and logistics zones within the facility support inbound component handling, safety-stock management, and outbound packaging aligned with OEM logistics protocols, including returnable packaging, kanban replenishment, and just-in-time dispatch systems. The geographic footprint of Marelli UM India—located near major OEM clusters and Tier-1 supplier bases—enables the company to provide same-day engineering support, expedited part deliveries, and synchronized development with customer test tracks and validation centers. The facility infrastructure includes stable utilities such as redundant power backup, compressed air networks, purified water systems for cleaning processes, and ERP/MES-driven production monitoring that links material flow, work orders, and quality checkpoints. Together, these facilities form a comprehensive electronics-manufacturing and engineering base that enables Marelli UM India to support high-volume programs, rapid prototyping, vehicle testing, and technology upgrades across India’s fast-evolving digital-cockpit and body-electronics ecosystem.

Supply Chain, Procurement, and Component Ecosystem

Marelli UM India operates a sophisticated, multi-tier electronics supply chain built around the sourcing of semiconductors, microcontrollers, display panels, PCB laminates, passive components, connectors, wiring interfaces, housings, and ancillary materials required for the production of automotive-grade ECUs, digital clusters, and body-electronics modules. Its procurement ecosystem includes global semiconductor distributors, domestic and overseas PCB fabricators, plastic-component suppliers, display manufacturers, metal-stamping vendors, and providers of specialized materials such as solder pastes, adhesives, conformal coatings, and EMI shielding materials. Suppliers undergo rigorous qualification processes, including technical audits, PPAP submissions, sample approvals, material compliance checks, and long-term vendor performance monitoring. Marelli UM India maintains strict traceability for components, tracking part numbers, lot codes, firmware versions, and test results across each production batch to satisfy OEM and regulatory requirements. The company relies on precise demand forecasting and supplier scheduling to manage lead times associated with microcontrollers, power devices, and display modules—many of which are globally constrained and require long-term procurement commitments. To mitigate risks tied to semiconductor shortages or geopolitical disruptions, Marelli UM India employs dual-sourcing strategies where feasible, maintains safety-stock policies for critical items, and works closely with OEMs to secure component nominations aligned with long-term platform sourcing agreements. The supply chain also incorporates local vendors for plastics housings, mechanical fixtures, harness components, and tooling elements, enabling faster turnaround and cost-efficient localization. For high-complexity electronics, the company sources from international suppliers located in Taiwan, Japan, China, and Europe, following stringent quality, RoHS/REACH compliance, and PPAP requirements. Vendor management is supported by supplier-scorecard evaluations covering on-time delivery, quality indices, responsiveness, documentation compliance, and corrective-action closure rates. The procurement function works in close coordination with engineering and quality teams to validate alternate components, manage ECO implementation, and support design changes required by OEMs. Overall, Marelli UM India’s procurement ecosystem is designed to deliver stable, compliant, and cost-optimized material flow for high-volume electronics manufacturing, enabling the company to maintain production continuity and meet the performance, reliability, and traceability expectations of leading Indian automotive OEMs and Tier-1 suppliers.

Competitive Landscape (Indian Automotive Electronics Sector)

Marelli UM India competes within India’s rapidly expanding automotive electronics sector, a market characterized by increasing digitalization of vehicle dashboards, growing adoption of body-electronic modules, and accelerating shifts toward connected and electrified vehicle architectures. The competitive environment includes multinational Tier-1 suppliers with global electronics platforms, domestic ECU manufacturers specializing in value-engineered solutions, and emerging electronics companies supported by India’s growing semiconductor and telematics ecosystem. Major competitors offer similar product lines—digital instrument clusters, BCMs, gateway controllers, HVAC electronics, and telematics units—creating a landscape where differentiation depends on software integration capability, validation maturity, platform scalability, cost efficiency, and deep engagement with OEM engineering teams. Marelli UM India’s competitive positioning benefits from its global technology lineage, established ECU libraries, and extensive testing and validation infrastructure. Its ability to deliver platform-based cluster solutions, high-reliability BCMs, and advanced gateway architectures positions it at the higher-performance end of the Indian electronics spectrum. However, competition is intensifying as OEMs aggressively localize electronics to reduce import dependency and supply-chain risk, drawing both multinational and domestic competitors into high-volume programs. Price pressure remains a defining element of the market, with OEMs implementing year-over-year cost reductions and benchmarking against lower-cost regional competitors. Rapid innovation cycles in digital displays, connected gateways, and embedded software further increase competitive intensity, requiring continuous investment in R&D, cyber–secure architectures, and functional-safety alignment. Despite these challenges, Marelli UM India remains well positioned in premium and mid-segment vehicle programs due to its engineering depth, mature quality systems, and long-term customer relationships across Indian OEMs and Tier-1 integrators.

Technology Roadmap and Embedded-Systems Innovation

Marelli UM India’s technology roadmap is aligned with the industry-wide transition toward digital cockpits, centralized body-electronic architectures, connected vehicle ecosystems, and electrification-driven electronics platforms. The company is investing in next-generation digital instrument clusters, including fully digital TFT displays, hybrid clusters with advanced graphics, and reconfigurable UI architectures that support personalized driver experiences. Its roadmap emphasizes the development of scalable cluster platforms that enable OEMs to reuse core hardware and software across multiple vehicle models, reducing development time and cost. For body electronics, Marelli UM India is expanding its BCM architectures with enhanced diagnostics, secure communication stacks, higher processing capability, improved power-management logic, and compliance with evolving cybersecurity requirements under ISO/SAE 21434. Gateway controllers are transitioning toward higher-bandwidth communication, including automotive Ethernet, advanced CAN-FD protocols, secure OTA update readiness, and cloud-integration features designed for connected-vehicle platforms. The company’s innovation agenda also includes enhanced telematics features, low-power microcontroller-based ECUs, and improved HMI control electronics. R&D teams are working on improved EMI/EMC robustness, expanded environmental resilience, and refined display-driver technologies to support sharper visuals and reduced latency on digital displays. Software enhancements include platform firmware standardization, built-in security modules, improved bootloaders, and algorithmic improvements for cluster graphics and body-control functions. Electrification trends influence Marelli UM India’s development of high-reliability electronics for EV thermal systems, energy management, and motor-control support modules. Additionally, the company is incorporating secure firmware architectures, functional-safety alignment under ISO 26262 for ASIL-relevant systems, and expanded diagnostics to support predictive maintenance capabilities. Through these initiatives, Marelli UM India aims to remain technologically competitive and meet the increasing expectations of Indian OEMs migrating toward intelligent, software-centric vehicle architectures.

Regulatory, Cybersecurity, and Safety Compliance (India-specific)

Marelli UM India operates within a stringent regulatory framework that governs automotive electronics manufacturing, embedded-system safety, cybersecurity readiness, and compliance with Indian industrial, labor, and environmental laws. The company adheres to mandatory requirements under the Bureau of Indian Standards (BIS), Automotive Industry Standards (AIS), and the Central Motor Vehicle Rules (CMVR), which regulate electronic components such as instrument clusters, body-control modules, wiring-integrity systems, and display units used in vehicles sold in India. Many of its ECUs and display clusters must comply with AIS-004 (electromagnetic compatibility), AIS-140 (telematics and emergency-call functionality, if applicable), AIS-037/AIS-019 (lighting & tell-tale requirements), and AIS-specific durability and vibration standards. For connected gateways and telematics units, Marelli UM India follows emerging regulatory expectations involving cybersecurity, data privacy, and cloud communication integrity, including adherence to ISO/SAE 21434 cybersecurity processes, secure bootloaders, authenticated firmware updates, encrypted communication protocols, and robust cyber–threat analysis and risk assessment (TARA) procedures. From an embedded-safety standpoint, the company integrates functional-safety practices aligned with ISO 26262, particularly for ASIL-relevant electronics such as BCMs, gateways, and power-management controllers, ensuring systematic hazard analysis, software validation, hardware-FMEDA reviews, and safety-goal compliance. Environmental and industrial compliance is maintained in accordance with India’s pollution-control regulations relating to e-waste handling, RoHS-equivalent substance restrictions, chemical storage protocols, ventilation requirements for electronics manufacturing, and proper disposal of soldering by-products. Workplace safety compliance includes adherence to the Factories Act, EHS standards, fire-safety rules, machine-guarding requirements, PPE mandates, and periodic internal and external safety audits. Data-security obligations are addressed through internal IT governance, secure development environments, encrypted firmware repositories, controlled access to diagnostic tools, and compliance with customer-specific cybersecurity requirements increasingly mandated by OEMs transitioning to connected vehicles. Through this regulatory, cybersecurity, and safety compliance ecosystem, Marelli UM India ensures lawful operation of its manufacturing and engineering facilities while meeting the technical, safety, and cyber-resilience expectations required for automotive electronics deployed in Indian and global vehicle platforms.

Human Capital and Workforce Overview

Marelli UM India’s workforce consists of multidisciplinary teams spanning electronics engineering, embedded software development, manufacturing operations, quality assurance, testing and validation, supply-chain management, and administrative support functions. The engineering team includes hardware engineers, PCB designers, embedded-software developers, firmware specialists, display and HMI engineers, diagnostics experts, functional-safety analysts, and platform architects who collectively support the development of ECUs, digital clusters, body-electronics modules, and gateway controllers. These teams work closely with OEM technical centers during early design phases, vehicle integration, field validation, and production ramp-up, requiring deep technical knowledge and quick responsiveness to engineering changes. The manufacturing workforce includes trained SMT operators, THT assembly specialists, reflow technicians, test engineers, AOI inspectors, calibration specialists, and EOL test operators who ensure consistent quality and compliance with automotive-process standards. Quality and validation teams perform dimensional checks, in-circuit tests, environmental testing, vibration and shock validation, ingress protection assessments, EMI/EMC evaluations, firmware validation, and accelerated life-cycle testing to ensure product robustness. The company also employs skilled supply-chain and procurement personnel who manage vendor relationships, component planning, and inventory flow within a highly dynamic semiconductor and electronics ecosystem. Marelli UM India emphasizes technical-training programs, engineering upskilling, software-certification initiatives, and safety-awareness workshops to maintain high competency levels across departments. It adheres to Indian labor regulations and welfare requirements, including those related to wages, statutory benefits, overtime norms, employee safety, and workplace welfare practices. The company promotes a culture of quality, safety, and continuous improvement supported by cross-functional collaboration between engineering, production, and quality teams. This talent structure allows Marelli UM India to manage complex product development and maintain consistent execution across high-volume electronics manufacturing and R&D activities.

Quality Systems, Testing Framework, and Industry Certifications

Marelli UM India maintains a comprehensive automotive-grade quality-management system designed to ensure the reliability, durability, traceability, and compliance of its ECUs, instrument clusters, body-control modules, and gateway controllers with OEM and regulatory requirements. The company follows IATF 16949-aligned practices supplemented by ISO 9001 processes, incorporating structured methodologies for Advanced Product Quality Planning (APQP), Production Part Approval Process (PPAP), Design and Process FMEA (DFMEA/PFMEA), Measurement System Analysis (MSA), Statistical Process Control (SPC), and documented control-plan governance across all production lines. Each electronics program undergoes a multi-stage validation cycle that includes prototype evaluation, engineering trials, pre-PPAP builds, pilot production, and final PPAP submission, ensuring adherence to customer specifications, regulatory mandates, and functional-safety targets where applicable. The company’s testing ecosystem includes automated optical inspection (AOI), in-circuit testing (ICT), boundary-scan diagnostics, end-of-line (EOL) functional testing, environmental stress screening (ESS), conformal-coating integrity checks, and calibration routines for clusters and control modules. Electronic assemblies are subjected to thermal cycling, high-temperature operating life (HTOL) tests, vibration and mechanical shock tests, humidity testing, salt-spray evaluations (as applicable), ingress protection testing, and long-duration reliability assessments. Emissions and immunity compliance are evaluated under AIS-004 (EMC) and OEM-specific EMC/EMI standards, with design teams integrating shielding, grounding, filtering, and layout optimization techniques to ensure robust electromagnetic performance. For display clusters, optical-quality validation includes luminance checks, contrast-ratio verification, pixel-defect analysis, color calibration, and sunlight-readability testing. Material-compliance processes ensure adherence to RoHS, REACH, ELV, and e-waste rules for export-oriented or global-platform electronics. Traceability systems track component lot codes, firmware revisions, microcontroller IDs, test signatures, and field-return data, enabling rapid root-cause analysis and closed-loop quality improvements. Regular internal audits, customer audits, and periodic third-party assessments reinforce system discipline and continuous improvement. Through this rigorous quality and testing framework, Marelli UM India ensures that all ECUs, clusters, gateways, and electronics assemblies meet the stringent performance, safety, and reliability requirements demanded by Indian automotive OEMs and global Tier-1 suppliers.

Material Agreements (OEM, Vendor, Licensing, Technical Support)

Marelli UM India is party to several material agreements that form the contractual backbone of its electronics-manufacturing operations, customer relationships, technology access, and supply-chain continuity. Its commercial arrangements with OEMs and Tier-1 customers typically take the form of long-term nomination letters, annual rate contracts, and platform-specific supply agreements that define technical specifications, pricing structures, engineering-change processes, validation obligations, warranty requirements, and delivery schedules for instrument clusters, BCMs, gateways, and other electronic control units supplied across multi-year vehicle programs. These agreements often incorporate provisions such as mandated year-over-year cost reductions, tooling amortization terms, PPAP approval milestones, revalidation requirements for design changes, and strict performance metrics tied to quality indices, defect ppm, and on-time delivery. For connected and gateway modules, customer contracts may also include cybersecurity documentation, software-version control requirements, and source-code escrow or access provisions aligned with OEM cybersecurity and diagnostics frameworks. On the supply-chain side, Marelli UM India maintains vendor agreements with global semiconductor distributors, PCB manufacturers, display-panel vendors, passive-component suppliers, connector manufacturers, and plastics suppliers. These agreements typically include material-compliance requirements (RoHS/REACH/ELV), batch-traceability obligations, long-lead component planning, safety-stock commitments, and stringent quality-acceptance criteria. Many semiconductor and MCU suppliers operate under allocation-based procurement frameworks, making contractual adherence to forecast schedules essential for ensuring uninterrupted supply for high-volume platforms. Marelli UM India may also maintain licensing agreements or technical-collaboration contracts with Marelli Group entities or external technology partners for access to proprietary software modules, cluster graphics engines, diagnostics stacks, communication libraries, gateway firmware, cybersecurity algorithms, and platform-development tools. These agreements generally define IP ownership, license scope, update rights, confidentiality obligations, and restrictions on use outside the designated vehicle platforms. Facility-related agreements include long-term manufacturing-site leases, utility-service arrangements, equipment-procurement contracts for SMT and testing machines, and maintenance agreements for specialized electronics-manufacturing equipment. Collectively, these material agreements govern the commercial, technological, and operational frameworks essential for Marelli UM India’s role as a Tier-1/ Tier-2 electronics supplier within the Indian automotive ecosystem and represent key contractual relationships that Tejascore will evaluate and assume as part of the acquisition.

Insurance and Risk Coverage

Marelli UM India maintains a portfolio of insurance coverages designed to mitigate operational, financial, product, and regulatory risks associated with high-volume automotive electronics manufacturing. The company carries property insurance covering its manufacturing facilities, SMT and THT assembly lines, reflow ovens, test equipment, environmental chambers, and other critical electronics-production assets against fire, natural hazards, machinery breakdown, and accidental damage. Machinery breakdown insurance protects high-value equipment essential for uninterrupted production of ECUs, clusters, and gateway controllers. The company also holds general liability and product-liability insurance covering potential claims arising from non-conforming electronic components, field failures, warranty-related disputes, or performance issues in mission-critical vehicle systems such as digital clusters, BCMs, or telematics devices. These product-liability policies are particularly important given the safety, reliability, and regulatory compliance expectations associated with automotive electronics. Employer liability and workers’ compensation coverage are maintained in accordance with Indian statutory requirements to address worker injuries, occupational hazards, and shop-floor incidents related to soldering, machinery operation, testing processes, or logistics handling. Transit insurance may apply to inbound materials—such as semiconductors, PCBs, and display panels—as well as outbound finished goods transported to OEM facilities under just-in-time delivery schedules. For electronics manufacturing, where PCB assemblies and firmware-loaded units represent high-value goods, transit coverage is an important risk-mitigation measure. Depending on customer and regulatory requirements, Marelli UM India may also maintain cyber-insurance or data-security policies related to embedded-software development, firmware repositories, communication stacks, and diagnostic tools, particularly as OEMs adopt stricter cybersecurity compliance frameworks. Environmental-liability coverage may apply to the handling and disposal of soldering by-products, chemical residues, conformal-coating materials, and e-waste, in alignment with Pollution Control Board regulations. As part of Tejascore’s acquisition due diligence, insurance adequacy, policy limits, exclusions, historical claims, and alignment with broader group risk-management strategy will be reviewed. Collectively, these insurance policies provide substantial protection against operational disruptions, product-performance liabilities, and regulatory risks inherent in automotive electronics manufacturing.

Legal Proceedings

Marelli UM India is not, to its knowledge, currently involved in any material legal proceedings, regulatory enforcement actions, arbitration matters, or governmental investigations that would reasonably be expected to have a material adverse effect on its business, financial condition, or operational continuity. As an established automotive electronics manufacturer, the company is subject to routine regulatory inspections relating to environmental norms, labor compliance, electrical safety, and industrial processes under applicable Indian laws. Any observations identified during such inspections are generally addressed through standard corrective-action processes and have not historically resulted in material penalties or prolonged operational impact. In the ordinary course of business, Marelli UM India may encounter customer disputes involving warranty claims, field-return analyses, or engineering disagreements related to ECU performance, software updates, or component reliability; such matters are typically resolved through established OEM warranty processes, technical investigations, or commercial negotiation and do not rise to the level of material litigation. The company may also face vendor-related issues such as delivery disputes, quality deviations, or payment-related claims, all of which are managed within contractual frameworks or under applicable Indian commercial laws. Employee-related matters—including statutory dues, workplace grievances, or labor claims—may arise periodically, but these are handled through internal HR processes or through labor departments without material consequence. As part of Tejascore’s acquisition due diligence, a detailed review will be conducted to assess historical litigation, contingent liabilities, tax assessments, compliance notices, environmental audit findings, and any unresolved contractual or regulatory disputes. Based on currently available information, Marelli UM India does not face any legal proceedings that would materially impair its operations or adversely affect the feasibility of its proposed acquisition by Tejascore.

Seasonality and Production Cyclicality

Marelli UM India’s operations exhibit seasonality and cyclicality consistent with the production schedules and model-launch cycles of Indian automotive OEMs, which significantly influence demand for ECUs, digital instrument clusters, BCMs, gateway modules, and other electronic assemblies. Production volumes typically fluctuate around OEM-specific build schedules, with noticeable slowdowns during annual factory shutdowns—often in April (financial-year transition), mid-year maintenance periods, and December holiday closures—as well as temporary pauses driven by inventory realignments or regulatory transition phases such as BS6 updates or feature-pack refreshes. Conversely, demand tends to accelerate during pre-festive periods and ahead of new model launches, where OEMs increase call-offs for electronic modules to support ramp-up activities, trial builds, SOP preparations, and pre-production validation cycles. Cyclicality also arises from the nature of electronics sourcing in India, where OEMs periodically adjust production plans in response to market sentiment, fuel-price trends, supply-chain disruptions, and geopolitical factors affecting semiconductor availability. Electronics manufacturing is particularly sensitive to component lead times—especially microcontrollers, power ICs, and display modules—creating periodic production volatility during global semiconductor shortages or allocation cycles. Additionally, Marelli UM India may experience uneven engineering and production loads associated with the introduction of new digital clusters, connected gateways, or next-generation BCMs, which require intensive early-phase validation followed by stable-volume production. Tooling changes, engineering change orders (ECOs), feature upgrades, and software revisions requested by OEMs can also temporarily impact production rhythm or necessitate revalidation runs. While Marelli UM India’s diversified product mix across two-wheelers, passenger vehicles, and commercial vehicles provides some insulation against extreme fluctuations, its operational cadence remains closely tied to OEM build plans, semiconductor availability, and the broader business cycles of the Indian automotive industry.

Key Risks Specific to Marelli UM India

Marelli UM India faces several risks inherent to its role as a manufacturer of automotive electronics, including operational, financial, technological, and regulatory challenges that could materially affect performance. The company is exposed to significant component-sourcing risk given its dependence on global semiconductor suppliers, display-panel manufacturers, MCU vendors, and PCB fabricators; shortages, long lead times, geopolitical disruptions, or allocation cycles in the global electronics market can lead to production delays, increased procurement costs, or inability to meet OEM call-offs. Customer concentration risk is also material, as a substantial portion of revenue may come from a limited number of Indian automotive OEMs and Tier-1 suppliers, making Marelli UM India vulnerable to changes in sourcing decisions, platform cancellations, price-reduction mandates, or competitive displacement in high-volume programs. Operational risks include SMT line downtime, PCB assembly defects, testing-equipment failures, software-integration delays, and production stoppages caused by supply-chain interruptions or engineering changes issued late in the development cycle. Quality and reliability risks are significant given the mission-critical nature of ECUs, BCMs, and clusters; failure to meet functional requirements, EMI/EMC standards, cybersecurity protocols, or durability expectations could result in costly recalls, field failures, warranty claims, or reputational damage. Embedded software risks include version-control issues, diagnostic incompatibility, cybersecurity vulnerabilities, or bugs introduced during firmware updates, any of which could impact vehicle function. Regulatory risks arise from evolving AIS standards, cybersecurity mandates (ISO/SAE 21434), functional-safety requirements (ISO 26262), and vehicle-data rules that may require ongoing investment in testing, compliance systems, and engineering resources. Labor risks include dependence on highly skilled electronics engineers, firmware developers, validation specialists, and SMT technicians; attrition or talent shortages could disrupt development timelines or reduce operational efficiency. Financial risks include exposure to foreign-exchange fluctuations affecting imported components, liquidity pressures arising from long OEM payment cycles, and potential margin erosion from rising semiconductor and raw-material costs. Given its historical governance under Marelli Group, any changes in global parent-company strategies, restructuring decisions, or intercompany technical-support arrangements could impact access to IP, platform libraries, licenses, and shared services.

Collectively, these risks underscore the importance of disciplined manufacturing, robust supply-chain management, and continued investment in R&D and compliance to maintain Marelli UM India’s competitiveness within the Indian automotive electronics ecosystem.

Financial Overview

Marelli UM India’s financial profile reflects its role as a substantial electronics manufacturer supplying digital instrument clusters, body-control modules, gateway controllers, HVAC electronics, and other embedded systems to Indian OEMs and Tier-1 suppliers. Revenue is predominantly generated from long-term platform programs, where electronic modules are supplied through the full lifecycle of a vehicle model, creating multi-year revenue visibility but also tying performance closely to OEM production schedules, semiconductor availability, and macro trends in the Indian automotive market. The company’s top line typically benefits from the industry-wide shift toward digital cockpits, electronic centralization, and feature-rich variants, which drives increased electronic content per vehicle—including larger TFT clusters, smarter BCM logic, and connected gateway units. However, revenue can also exhibit volatility linked to OEM demand fluctuations, semiconductor shortages, or mid-cycle feature modifications that affect production volumes or procurement timetables. Margins are influenced by several structural factors- (i) the cost of imported semiconductors, PCBs, displays, and passive components—often denominated in foreign currency; (ii) OEM-mandated annual price reductions; (iii) yield performance of SMT and THT processes; (iv) tooling amortization structures embedded in customer contracts; and (v) the engineering complexity of specific ECU platforms. High-value modules such as TFT clusters and connected gateways generally yield stronger margins, while price-sensitive body-electronics units may experience tighter profitability. Cost pressures may arise from resin prices, global electronics inflation, and currency movements affecting imported components. The company’s balance sheet typically includes significant investment in SMT equipment, environmental labs, testing rigs, and firmware-development infrastructure, along with inventories of microcontrollers, displays, and PCBs that must be managed carefully to balance continuity and working-capital efficiency. Working capital is influenced by OEM payment cycles, inventory buffers for long-lead components, and advance procurement required during global semiconductor shortages. Cash flows may fluctuate based on tooling cycles, engineering-change reimbursements, and timing of component purchases relative to production demand. Overall, Marelli UM India demonstrates financial characteristics consistent with a mature automotive electronics supplier- stable but OEM-dependent revenue streams, margin sensitivity to global semiconductor dynamics, substantial fixed assets tied to electronics manufacturing, and working-capital requirements reflective of the complex component ecosystem. These financial attributes will be incorporated into Tejascore’s consolidated pro forma analysis in accordance with SEC requirements for material acquisitions.

Strategic Importance Within Tejascore’s Acquisition Plan

Marelli UM India is a foundational component of Tejascore’s acquisition strategy, providing the core electronics, embedded-systems engineering, digital cockpit technologies, and high-volume ECU manufacturing capabilities that serve as the technological backbone of the combined group. Its established production lines for digital instrument clusters, body-control modules, gateway controllers, HVAC electronics, and telematics-ready ECUs enable Tejascore to enter the automotive electronics value chain at a scale and maturity level that would otherwise require years of greenfield development. The company’s engineering depth—spanning hardware design, PCB layout, microcontroller integration, embedded software development, functional safety, cybersecurity, validation, and vehicle-level integration—gives Tejascore immediate access to an advanced electronics R&D platform capable of supporting next-generation cockpit architectures and connected-vehicle ecosystems. Marelli UM India also creates significant integration synergy with both Paragon (Germany) and Alpha Maier (India). When combined with Paragon’s sensor, acoustic, and air-quality systems, Marelli UM India’s ECU and gateway platforms enable Tejascore to deliver electronics–sensor–actuator solutions that meet the evolving demands of smart-cabin, safety, and comfort systems. Its electronics modules act as the “brain” controlling or interfacing with many sensor systems produced by Paragon, allowing Tejascore to offer bundled systems instead of standalone components. Similarly, Alpha Maier’s plastics and tooling capabilities will allow Tejascore to internalize housings, mechanical structures, display frames, and electronics enclosures used in Marelli UM India’s ECUs, reducing costs, improving development speed, and enabling vertically integrated cockpit modules. From a commercial perspective, Marelli UM India gives Tejascore direct access to high-volume Indian OEM programs, long-term platform contracts, and entrenched customer relationships across multiple vehicle segments. Its presence in India’s fast-growing automotive ecosystem—coupled with its compliance with Indian regulatory standards, AIS certifications, and robust customer audits—positions Tejascore to participate in major upcoming trends such as digital dashboards, centralized body electronics, EV integration, and telematics adoption. Strategically, Marelli UM India serves as the electronics anchor in Tejascore’s global structure, complementing Paragon’s European engineering heritage and Alpha Maier’s plastics manufacturing capabilities, and enabling Tejascore to operate as a multi-domain, vertically integrated Tier-1 supplier with competencies across electronics, sensors, plastics, software, and mechatronic assemblies. For these reasons, Marelli UM India is central to Tejascore’s long-term growth vision and a critical building block of its competitive advantage in the global automotive supply chain.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Tejascore Techsystems Inc.

Overview

Description of Tejascore as a Newly Formed Holding Company

Tejascore Techsystems Inc. (“Tejascore” or the “Company”) is a newly formed holding company incorporated in the United States with the primary objective of acquiring and operating businesses in the automotive electronics, HMI systems, decorated plastics, and integrated vehicle-technology sectors. As of the date of this Offering, the Company has no revenue-generating operations, no operating subsidiaries, and no history of commercial activity. Tejascore’s activities to date have been limited to corporate formation, initial organizational planning, preliminary acquisition evaluations, engagement of advisors, and preparation of this Offering. Tejascore does not presently manufacture products, provide engineering services, or conduct operational activities. Any business capabilities referenced in this Offering relate solely to the proposed acquisition targets and will not become part of Tejascore until such acquisitions are finalized. Completion of the planned acquisitions is subject to due diligence, negotiation of definitive agreements, availability of financing, regulatory approvals, and satisfaction of closing conditions. There can be no assurance that any acquisition will be completed. Because Tejascore is a development-stage holding company, its financial results currently consist solely of organizational expenses, advisory fees, legal costs, and other start-up expenditures. The Company expects to continue incurring losses unless and until one or more acquisitions are consummated and revenue-generating operations are integrated under the holding-company structure. Unless otherwise indicated, references to fiscal years refer to the Company’s fiscal year ending March 31. Based on the Company’s current operating plan and anticipated corporate overhead, management believes that the Company would be able to fund its basic corporate operations for approximately twelve months following qualification of this Offering, assuming no acquisitions are completed and no additional capital is raised. This estimate reflects only corporate-level expenses and does not include costs associated with acquisition execution or post-acquisition integration.

No Operating Revenues; Dependence on Acquisitions

As of the date of this Offering, Tejascore has no operating revenues and does not conduct any commercial business activities. The Company has not generated income since inception and does not expect to generate revenues unless and until it successfully completes the proposed acquisitions of one or more operating entities. Tejascore’s business model is entirely dependent on identifying, acquiring, and integrating revenue-generating subsidiaries in India and Germany that operate in the automotive electronics, HMI systems, decorated plastics, and related component sectors. Accordingly, the Company’s future financial performance, cash flows, and ability to achieve profitability will depend on its ability to-
• complete the planned acquisitions on acceptable terms;
• secure sufficient financing to fund purchase considerations and integration costs;
• effectively manage and operate the acquired businesses; and
• integrate their operations under a cohesive corporate and reporting structure.

Until such acquisitions are completed, Tejascore will continue to incur organizational, advisory, legal, and offering-related expenses without corresponding revenue. The Company’s ability to sustain operations during this pre-acquisition phase will rely on external capital, including the proceeds from this Offering and any additional financing that may be required.

Basis of Presentation

Explanation of Standalone Tejascore Financials

The financial information presented in this Management’s Discussion and Analysis reflects the standalone results of Tejascore Techsystems Inc. and does not include the financial results of any operating subsidiaries. As of the date of this Offering, Tejascore has not completed any acquisitions and therefore does not consolidate the operations, assets, liabilities, revenues, or expenses of the target companies it intends to acquire.

Tejascore’s standalone financial statements consist primarily of-
• organizational and incorporation expenses;
• legal, accounting, and advisory fees related to corporate formation and offering preparation;
• costs associated with evaluating potential acquisitions;
• administrative and compliance-related expenses; and
• limited cash balances contributed by the founders or early-stage investors.

No operating revenues, cost of goods sold, or commercial operating expenses are reflected in the standalone financials, as the Company has not commenced revenue-generating activities. All acquisition-related expenditures are recorded as period expenses unless capitalization is required under applicable accounting guidance. Upon the successful completion of one or more acquisitions, Tejascore will be required to consolidate the financial results of the acquired entities in accordance with U.S. GAAP and apply purchase accounting under ASC 805, “Business Combinations.” Until such time, the Company’s financial statements present only the limited activities of a development-stage holding company.

Additional information regarding the assumed acquisitions and their illustrative impact on the Company’s financial position and results of operations is presented in the section titled ‘Unaudited Pro Forma Condensed Financial Information.’” The Company does not currently maintain any committed credit facilities, lines of credit, or other contractual sources of liquidity.

No Consolidation Until Acquisitions Close

Tejascore’s financial statements do not include and will not include the results of any target companies until the related acquisitions are formally consummated in accordance with applicable accounting standards. Under U.S. GAAP, consolidation is required only when the Company obtains control of a subsidiary, typically through ownership of a majority voting interest or by having the power to direct significant operational and financial decisions. As of the date of this Offering, Tejascore has no controlling interest in Alpha Maier India, Marelli UM India, Paragon Germany, or any other operating entity. The Company is engaged solely in evaluating, negotiating, and structuring potential acquisitions. Because these transactions remain subject to due diligence, financing availability, regulatory approvals, and execution of definitive agreements, Tejascore does not have the ability to control or direct the activities of the target companies.

Accordingly-

●The financial statements included in this Offering reflect only Tejascore’s standalone activity.

●No revenues, assets, liabilities, or expenses of the proposed subsidiaries are included.

●Any financial information relating to the target companies is presented separately or in pro forma form, as required by SEC rules, but not consolidated into Tejascore’s historical financials.

Consolidation will occur only after the respective acquisitions close and Tejascore obtains control of the acquired entities. At that time, the Company will apply purchase accounting under ASC 805, recognize identifiable assets and liabilities at fair value, and record goodwill or bargain-purchase gains as appropriate.

Description of Fiscal Year

Tejascore has adopted March 31 as its fiscal year-end. The financial statements included in this Offering reflect the Company’s activities from its date of incorporation through its most recently completed fiscal period ending March 31. Future annual reporting periods will cover the 12-month period from April 1 to March 31, and interim reporting periods will be presented on a semiannual basis in accordance with Regulation A requirements. The selection of a March 31 fiscal year-end aligns the Company’s reporting cycle with the anticipated reporting schedules of certain target acquisition entities operating in India, which commonly follow a similar fiscal calendar. However, until any acquisitions are consummated and consolidated reporting is required, Tejascore’s standalone financial statements reflect only its own limited activities during the applicable fiscal periods.

Treatment of Offering Costs and Related-Party Transactions

Offering-related costs consist of legal, accounting, advisory, filing, marketing-compliance, and other professional fees incurred in connection with the preparation and submission of this Regulation A+ offering. In accordance with applicable accounting guidance, Tejascore capitalizes certain direct offering costs as deferred offering expenses until the completion of the offering. Upon qualification, these capitalized costs will be offset against additional paid-in capital. If the offering is not completed, any deferred offering costs will be expensed immediately in the period in which such determination is made. General organizational expenses and costs not directly attributable to the offering are expensed as incurred. Because Tejascore is a development-stage company with no operating revenues, offering-related costs represent a significant portion of its expenses for the periods presented. The Company may also engage in certain related-party transactions, primarily involving reimbursements to founders or affiliated entities for organizational expenses, advisory services, or acquisition-related due diligence support. Any such transactions are recorded at the estimated fair value of the services provided and are disclosed in the financial statements in accordance with U.S. GAAP and Regulation A requirements. Tejascore does not currently have any revenue arrangements, financing agreements, or contractual obligations with its founders or affiliates beyond reimbursable expenses incurred on behalf of the Company. As the Company progresses toward completing its planned acquisitions, additional related-party transactions may arise, including expense-sharing arrangements, interim financial support, or advisory services. Tejascore will evaluate the accounting treatment of any future related-party transactions based on the nature and substance of the arrangement and will disclose such transactions in the notes to its financial statements as required.

Results of Operations

No Revenues to Date

Tejascore has not generated any operating revenues since its formation. The Company is a development-stage holding entity and does not currently own or operate any revenue-generating businesses. As a result, no revenues are reflected in the financial statements for any periods presented. Tejascore does not expect to generate revenues unless and until one or more of the proposed acquisitions are completed and the operating results of the acquired subsidiaries are consolidated into the Company’s financial statements. All activities conducted to date—including corporate formation, offering preparation, acquisition evaluation, legal and advisory engagements, and administrative setup—have not resulted in revenue generation. Accordingly, Tejascore has incurred losses during the periods presented and expects to continue incurring losses until such time as operating entities are acquired and integrated. This absence of revenues is consistent with the Company’s current stage of development and its strategic focus on completing the acquisitions necessary to establish an operating platform. The timing of future revenues will depend entirely on the successful consummation of the planned acquisitions and the ability of the acquired businesses to generate operating income thereafter.

Operating Expenses Incurred (Legal, Advisory, Professional Fees)

Since inception, Tejascore’s operating expenses have primarily consisted of legal, advisory, accounting, and professional service fees associated with corporate formation, acquisition planning, due diligence activities, and the preparation of this Regulation A+ offering. These expenditures reflect the Company’s early-stage development and its strategic focus on establishing the infrastructure necessary to pursue and consummate the proposed acquisitions.

Key categories of expenses include-

●Legal and regulatory fees related to incorporation, corporate governance, contract drafting, securities law compliance, and preparation of offering documentation.

●Accounting and audit-related fees associated with the development of financial statements, regulatory reporting preparation, and initial evaluation of acquisition-related financial information.

●Consulting and advisory costs related to transaction structuring, business evaluations, industry assessments, and strategic planning.

●Administrative and organizational expenses, including technology, compliance tools, document preparation, and general corporate support.

Because Tejascore does not yet operate revenue-generating businesses, these expenses represent the majority of the Company’s costs for the periods presented and have contributed to net losses since inception. The Company expects that professional service expenses will remain significant until the acquisition phase is completed and operational activities commence.

Net Loss Since Inception

Tejascore has incurred a net loss since inception, reflecting its status as a development-stage holding company with no revenue-generating operations. The Company’s losses to date are primarily attributable to organizational activities, offering preparation, acquisition-related evaluations, and professional service expenses. Because Tejascore does not yet own or operate any subsidiaries and has not commenced commercial activities, it does not have any offsetting revenue or operating income. The Company expects to continue incurring net losses until one or more acquisitions are completed, revenue-generating operations are consolidated, and the acquired businesses begin contributing to the Company’s financial results. Even after closing any acquisition, Tejascore may continue to experience losses due to integration costs, corporate overhead, transaction expenses, and potential investments in technology, personnel, and operational improvements across the acquired subsidiaries. Management expects that net losses will fluctuate based on the timing of acquisition-related activities, professional service engagements, regulatory filings, and funding requirements. These losses are expected and consistent with the Company’s early-stage development and acquisition-focused strategy.

Explanation of Non-Operating Items (if any)

Tejascore’s standalone financial statements may include certain non-operating items, primarily consisting of interest income earned on temporary cash balances, minor banking-related charges, or foreign-exchange gains or losses associated with preliminary acquisition activities. These items are incidental and do not reflect ongoing operational performance, as the Company has not commenced commercial activities. Any interest income recognized to date has resulted from funds held in corporate bank accounts prior to deployment toward organizational or offering-related expenditures. Foreign-exchange fluctuations may arise when engaging advisors or reviewing financial information related to potential acquisition targets located in India or Germany; however, such amounts have not been material for the periods presented. Tejascore does not currently hold debt instruments, long-term investments, or other financial assets that give rise to recurring non-operating income or expenses. Non-operating items recorded to date are therefore limited in nature and are not indicative of future financial performance. As the Company progresses toward completing its acquisition strategy, additional non-operating items may arise, such as transaction-related financing costs, interest expense on borrowings, or gains and losses associated with acquisition accounting adjustments.

Liquidity and Capital Resources

Current Cash Position

As of the most recent fiscal period, Tejascore’s cash position consists solely of the limited funds contributed by its founders and early-stage supporters to cover organizational costs, preliminary advisory expenses, and offering-related activities. The Company’s cash balance is modest and is not sufficient to support long-term operations, complete the planned acquisitions, or fund post-acquisition integration activities. Tejascore does not currently generate any revenues or internal cash flows and therefore relies entirely on external capital to fund its operating expenses. Cash inflows to date have been minimal and have been utilized primarily for legal fees, accounting services, due diligence support, and other professional costs incurred in connection with preparation of this Offering and evaluation of potential acquisitions. Given the Company’s early-stage development and limited resources, management expects the cash position to fluctuate based on the timing of offering expenses, advisory engagements, regulatory filings, and acquisition-related evaluations. The Company will require significant additional capital to execute its business plan, and its ability to continue as a going concern is dependent on the successful completion of this Offering and access to further financing.

Expected Cash Burn for the Next 12 Months

Based on Tejascore’s current operating structure and planned activities, management expects the Company to incur significant cash outflows over the next 12 months. These expenditures will primarily relate to-

●legal, accounting, and advisory services associated with acquisition planning and transaction structuring;

●professional fees required to maintain regulatory compliance and complete the qualification of this Offering;

●due diligence costs associated with evaluating the proposed subsidiaries in India and Germany;

●preliminary integration planning and corporate infrastructure development; and

●general administrative expenses necessary to support the Company’s operations during the pre-acquisition phase.

Given that Tejascore has no operating revenues, all such expenses will be funded from available cash resources and external financing. Without the proceeds of this Offering or other capital sources, the Company’s existing cash reserves are insufficient to support the expected burn rate or sustain operations for the next 12 months. Management therefore anticipates that Tejascore will continue to incur net losses and negative operating cash flows during this period. The magnitude and timing of projected cash burn will depend on the pace of the acquisition process, the extent of due diligence required, and the level of professional support needed to advance regulatory filings and corporate development activities.

Need for Substantial External Capital

Tejascore will require substantial external capital to execute its business plan, complete the proposed acquisitions, develop the corporate infrastructure needed to support multi-jurisdiction operations, and fund ongoing working-capital requirements. Because the Company has no operating revenues and no internal sources of liquidity, its ability to continue operations and pursue its strategic objectives depends entirely on obtaining capital from outside sources. The proceeds from this Regulation A+ offering represent the Company’s primary source of funding for the near term. These funds are expected to be used for acquisition consideration, transaction-related fees, integration planning, and general corporate purposes. However, even if the Offering is fully subscribed, Tejascore anticipates that additional capital will likely be required to-

●complete all components of the acquisition strategy,

●support the operational and working-capital needs of acquired subsidiaries,

●invest in technology upgrades and manufacturing improvements, and

●meet ongoing regulatory, compliance, and corporate governance costs.

There is no assurance that external financing will be available when needed or on terms acceptable to the Company. Future capital raises may involve equity or equity-linked securities that could result in significant dilution to existing shareholders, or debt financing that may include restrictive covenants or repayment obligations. If Tejascore is unable to obtain sufficient external capital, it may be forced to delay, scale back, or abandon key elements of its business plan, including acquisition activities and integration initiatives. Such limitations could materially and adversely affect the Company’s financial condition, operations, and long-term strategic objectives. In addition to this Offering, the Company may raise additional capital through private placements conducted pursuant to exemptions from registration under the Securities Act. Any such private placement proceeds may be used to support the Company’s liquidity needs, including post-acquisition integration, compliance infrastructure, and general working capital. These private placements are separate from this Offering, and there can be no assurance as to the timing or amount of any such financing.

Based on current assumptions reflected in the Use of Proceeds and pro forma financial information, management believes that the net proceeds from this Offering, if fully raised, will be sufficient to fund the initial acquisition consideration but may not be sufficient to fund all post-closing working-capital requirements, integration costs, or growth initiatives of the acquired businesses.

Dependence on Proceeds From This Offering

Tejascore’s ability to execute its business plan, continue operations, and pursue the proposed acquisitions is heavily dependent on the successful completion of this Regulation A+ offering. As a development-stage holding company with no operating revenues, Tejascore has limited financial resources and no internal means to fund acquisition activities, transaction expenses, or corporate operations.

The Company expects to use a substantial portion of the offering proceeds to-

●fund acquisition-related costs and purchase considerations;

●support legal, accounting, and advisory expenses associated with due diligence and transaction execution;

●establish the corporate, financial, and compliance infrastructure necessary to manage multi-jurisdiction operations;

●provide initial working capital and integration support for acquired subsidiaries; and
fund general corporate and administrative activities.

If Tejascore raises less than the targeted amount, the Company may be unable to complete one or more planned acquisitions, may need to modify the scope of its strategy, or may require additional financing sooner than anticipated. If the Offering is not completed or if the proceeds are insufficient to support planned activities, Tejascore may not be able to sustain operations or progress with its acquisition strategy. Because the Company does not have alternative revenue sources or committed financing arrangements, the Offering proceeds are critical to Tejascore’s viability. Failure to secure adequate capital through this Offering could materially impair the Company’s liquidity, financial position, and ability to move forward with the intended acquisitions.

Future Financing Requirements and Uncertainties

Even if Tejascore successfully completes this Offering, management expects that additional financing will be required to complete its acquisition strategy, support integration activities, and meet the ongoing capital and operational needs of the businesses it plans to acquire. The Company’s long-term liquidity will depend on its ability to secure future funding from equity issuances, debt facilities, strategic investments, or other financing arrangements.

Because Tejascore is a newly formed holding company with no operating history, no revenues, and limited assets, the availability and terms of future financing are inherently uncertain. Factors that may affect the Company’s ability to raise additional capital include-

●the level of success in completing the planned acquisitions;

●operating performance and financial condition of acquired subsidiaries;

●market conditions in the automotive electronics and HMI sectors;

●general economic and capital-market environments;

●investor perception of the Company’s risk profile;

●competitiveness against established Tier-1 suppliers; and

●regulatory, legal, or integration challenges that may arise.

Future financing rounds may require Tejascore to issue additional equity or equity-linked securities, which could result in substantial dilution to existing shareholders. Debt financing, if available, may impose restrictive covenants, interest obligations, or repayment terms that limit the Company’s financial flexibility. There is no assurance that Tejascore will be able to raise the capital needed to fully implement its strategy or support post-acquisition growth initiatives. If adequate financing is not available on acceptable terms, the Company may have to delay, scale back, or discontinue key components of its business plan, which could materially and adversely impact its financial condition and long-term prospects.

Restrictions on Accessing Subsidiary Cash (Post-Acquisition)

If Tejascore successfully completes one or more of the proposed acquisitions, the Company’s ability to access cash generated by its subsidiaries will be subject to legal, regulatory, tax, and operational constraints in the jurisdictions in which those subsidiaries operate. Because Tejascore will function as a holding company, it will rely on upstream transfers—such as dividends, management fees, or intercompany payments—from its subsidiaries to fund parent-level expenses, satisfy debt obligations, and support corporate activities.

However, subsidiaries located in India and Germany operate under financial and corporate laws that may-

●restrict the timing and amount of dividend distributions;

●require solvency or profitability tests before cash may be distributed;

●impose withholding taxes or other charges on cross-border transfers;

●limit intercompany loans or cash-pooling arrangements;

●require reinvestment of earnings into local operations; or

●subject certain fund movements to regulatory approvals or foreign-exchange controls.

Additionally, acquired subsidiaries may need to retain cash to support their own working-capital needs, capital expenditures, operational improvements, or restructuring efforts. In such cases, available cash may not be legally or operationally accessible to the U.S. holding company, even if the subsidiaries are generating positive cash flows.

These constraints may limit Tejascore’s ability to-

●service parent-level liabilities;

●fund corporate overhead;

●provide financial support to other subsidiaries;

●execute additional acquisitions; or

●meet investor expectations regarding capital deployment.

If Tejascore cannot access sufficient cash from its subsidiaries, the Company may need to seek additional external financing or adjust its capital-allocation strategy. Such limitations could materially affect the Company’s liquidity, financial flexibility, and ability to implement its strategic objectives.

Capital Requirements and Funding Plan

Estimated Capital Needed for Acquisitions

Tejascore’s acquisition strategy involves the proposed purchase of controlling interests in three operating businesses located in India and Germany. Based on preliminary evaluations, indicative valuations, and early-stage financial assessments, management expects that the total capital required to complete these acquisitions will be substantial and will include not only the purchase consideration but also transaction costs, advisory fees, regulatory expenses, and initial post-closing support.

The estimated capital needed is expected to include-

●Equity consideration or cash payments required to acquire controlling ownership stakes in the target companies;

●Legal, accounting, and due diligence costs associated with evaluating and structuring each transaction;

●Regulatory and compliance-related expenses, including approvals in relevant jurisdictions;

●Working-capital injections required to stabilize or enhance operations immediately following the acquisition;

●Integration-related costs, including harmonizing systems, processes, and governance structures; and

●Potential debt refinancing, settlement of outstanding obligations, or other transaction-related adjustments at the subsidiary level.

These estimates are preliminary and may change materially based on ongoing financial due diligence, valuation refinements, negotiations with the sellers, currency fluctuations, and market conditions. Final transaction costs may be higher or lower than current projections, and additional capital may be needed if operational or financial conditions at the target companies differ from those anticipated. Given the complexity of the planned acquisitions, Tejascore expects that a significant portion of the Offering proceeds will need to be allocated toward covering these acquisition-related costs. The Company may also need to raise additional capital, through equity or debt financing, to complete all components of its acquisition strategy.

Planned Use of Offering Proceeds

Tejascore intends to use the proceeds from this Offering to fund the core components of its acquisition strategy and support the establishment of a functional holding-company structure capable of overseeing multi-jurisdiction operations. Because the Company does not have operating revenues or internal sources of liquidity, the Offering proceeds represent the primary source of capital available to advance its strategic objectives. Although final allocations may vary based on the amount of capital raised and the results of ongoing negotiations and due diligence, the Company currently anticipates applying a significant portion of the Offering proceeds toward-

●Acquisition-related payments, including upfront consideration required to obtain controlling interests in the proposed subsidiaries;

●Transaction costs, including legal, accounting, valuation, and due diligence expenses associated with evaluating, structuring, and executing the acquisitions;

●Regulatory and compliance expenditures, including filings, permits, and other jurisdictional requirements;

●Integration and initial working-capital support for acquired subsidiaries to facilitate operational stabilization and early-stage improvements;

●Corporate infrastructure development, including financial reporting systems, governance processes, internal controls, and group-wide administrative functions;

●General corporate purposes, which may include professional services, insurance, travel, technology, and other administrative expenses necessary to support ongoing operations.

If the Company raises less than the target amount, Tejascore may be unable to complete one or more of the proposed acquisitions and may need to prioritize specific transactions, pursue alternative financing sources, or adjust the scope of its integration and development plans. Conversely, if the Company raises additional capital through follow-on offerings or other financing arrangements, it may allocate incremental resources toward further acquisitions, capacity expansion, or strategic investments. The Company will update the final allocation of

Offering proceeds once available information, transaction structures, and financing requirements are sufficiently developed.

As described in the ‘Use of Proceeds’ and ‘Unaudited Pro Forma Condensed Financial Information’ sections of this Offering Circular, the Company currently expects to allocate substantially all of the net proceeds from this Offering toward the cash consideration required for the proposed acquisitions of Paragon GmbH & Co. KGaA, Marelli UM Electronic Systems Private Limited, and Alpha Maier Private Limited, subject to final transaction terms and closing conditions. While the Company retains discretion to adjust the allocation of proceeds if circumstances change, the current plan assumes that acquisition consideration will represent the primary use of Offering proceeds.

Additional Capital Needs Beyond This Offering

Even if this Offering is fully subscribed, Tejascore expects that additional capital will be required to execute its full acquisition strategy, support the working-capital needs of acquired subsidiaries, and fund ongoing corporate development and integration activities. The costs associated with acquiring and operationalizing multiple businesses across different jurisdictions—particularly in the automotive electronics and HMI sectors—are substantial and may exceed the initial capital raised through this Regulation A+ offering.

Post-offering capital needs may arise from-

●acquisition-related adjustments, including contingent payments, purchase-price refinements, or settlement of subsidiary liabilities;

●post-closing working-capital injections required to stabilize operations or support growth initiatives at acquired subsidiaries;

●capital expenditures for technology upgrades, equipment replacement, automation, or manufacturing improvements;

●integration-related costs, including harmonization of systems, processes, and internal controls across the group;

●corporate overhead expenses, including enhanced compliance, reporting, audit readiness, and governance functions;

●foreign-exchange fluctuation impacts on acquisition consideration and subsidiary cash flows;

●potential refinancing requirements if any target entities carry existing borrowings or short-term obligations.

The Company anticipates pursuing additional financing through a combination of-

●follow-on equity offerings,

●private placements,

●strategic investment partnerships,

●or debt financing, if available on acceptable terms.

However, there is no guarantee that future capital will be available when needed or on terms favorable to the Company. Equity financing may result in dilution to existing shareholders, while debt financing may impose restrictive covenants or repayment obligations that limit financial and operational flexibility. Failure to obtain sufficient additional capital could restrict Tejascore’s ability to complete planned acquisitions, slow integration progress, or limit the Company’s ability to invest in necessary operational improvements, each of which could materially affect the Company’s long-term prospects.

Potential Sources of Additional Financing

Given the scale of Tejascore’s acquisition strategy and the expected capital requirements associated with post-closing integration and operational support, the Company anticipates seeking additional financing beyond the proceeds of this Offering. As a development-stage holding company with no operating revenues, Tejascore must rely on external capital markets and third-party funding sources to support its growth and liquidity needs.

Potential sources of additional financing include-

1.Follow-on Equity Offerings
Tejascore may pursue additional equity issuances under Regulation A, Regulation D, or other available exemptions, or may conduct a future registered offering if appropriate. Equity financing would provide access to long-term capital but may result in significant dilution to existing shareholders.

2.Private Placements to Institutional or Strategic Investors
The Company may consider targeted capital raises involving institutional investors, family offices, or strategic partners within the automotive, electronics, or technology sectors. These placements may take the form of preferred equity, convertible securities, or structured investment agreements.

3.Debt Financing
If available on acceptable terms, Tejascore may obtain term loans, revolving credit facilities, acquisition financing, or working-capital lines of credit from commercial lenders or specialty finance institutions. Debt instruments may impose restrictive covenants, interest obligations, or collateral requirements that could affect financial flexibility.

4.Vendor or Seller Financing
In connection with the proposed acquisitions, certain transaction structures may include deferred consideration, installment payments, promissory notes, or earn-out arrangements that reduce upfront cash requirements. Such structures depend on negotiations and may increase post-closing obligations.

5.Government Incentives and Development Funds
Following the completion of acquisitions, subsidiaries located in India or Germany may qualify for government-backed incentives, technology grants, or subsidized financing programs. These sources, however, are typically restricted, competitive, and subject to eligibility criteria.

6.Internal Cash Flows from Acquired Subsidiaries
Over the long term, once operations are consolidated, the Company may rely on cash flows generated by subsidiaries to support corporate and capital needs. However, such cash flows are subject to regulatory restrictions, local capital requirements, and operational priorities and may not be readily available to the U.S. parent.

While Tejascore intends to explore these financing avenues, there is no assurance that additional capital will be available when needed, in sufficient amounts, or on terms favorable to the Company. Any inability to secure required financing may limit the Company’s ability to complete its acquisition strategy, support subsidiary operations, or pursue growth initiatives.

Dilution Considerations

Because Tejascore has limited capital resources, no operating revenues, and substantial funding requirements associated with its planned acquisitions, existing shareholders should expect that the Company will likely issue additional equity or equity-linked securities in the future. Any such issuances may result in significant dilution to investors who purchase shares in this Offering.

Dilution may occur under several circumstances-

●Equity raised to complete acquisitions- If the net proceeds from this Offering are insufficient to fund the full purchase consideration for one or more target companies, Tejascore may issue additional shares to raise the required capital.

●Follow-on equity offerings- To support post-acquisition working capital, integration initiatives, or corporate development, the Company may conduct subsequent capital raises at valuations that may be lower than expected.

●Equity or convertible instruments issued to lenders or strategic partners- Debt financing may require warrants, conversion features, or other equity components that dilute existing shareholders.

●Equity issued as part of acquisition consideration- The Company may use shares as part of the purchase price to sellers, which would reduce the ownership percentage of existing investors.

●Equity issued for compensation- Tejascore may adopt equity incentive plans or issue stock-based compensation to attract and retain management and key personnel post-acquisition.

Because Tejascore is a newly formed holding company without revenues, its valuation is highly sensitive to capital-raising outcomes, acquisition progress, market conditions, and investor sentiment. As such, future financing rounds may occur at prices that are below the price per share in this Offering, resulting in additional dilution. Investors should therefore consider the likelihood that their ownership percentage in the Company may decrease as Tejascore pursues additional capital to support its acquisition strategy and long-term operational needs.

Anticipated Post-Acquisition Liquidity Needs

Working-Capital Needs of Subsidiaries

If Tejascore successfully completes one or more of the proposed acquisitions, the Company will assume responsibility for supporting the working-capital requirements of its subsidiaries. Businesses operating in the automotive electronics, HMI systems, and plastics-manufacturing sectors typically require substantial levels of working capital to fund inventory, raw materials, tooling, payroll, freight, and supplier settlements. These needs may be heightened during periods of production ramp-up, supply-chain disruptions, or customer-driven engineering changes.

The subsidiaries under consideration operate in India and Germany, where working-capital cycles are influenced by-

●extended payment terms commonly required by automotive OEM customers;

●timing differences between receivables collection and supplier payment obligations;

●fluctuations in material costs, including resins, metals, electronic components, and chemicals;

●inventory requirements driven by program schedules, safety-stock needs, and procurement lead times;

●labor and energy costs, which may vary significantly by region;

●currency movements affecting purchasing costs and receivables denominated in foreign currencies.

Following the acquisitions, subsidiaries may require additional liquidity to maintain stable operations, meet customer schedules, and avoid production interruptions. Certain target entities may also require near-term working-capital injections if they are experiencing temporary financial strain, operating inefficiencies, or delayed customer payments.

Tejascore anticipates that a portion of the Offering proceeds, as well as future external financing, may be required to-

●bridge timing gaps between cash inflows and cash outflows;

●fund inventory buildup for new program launches;

●stabilize operations during integration;

●cover unexpected increases in supplier pricing or logistics costs;

●support capital investment in manufacturing or engineering capabilities.

If adequate working capital is not available, subsidiaries may face operational disruptions, supplier delays, production stoppages, or customer penalties, any of which could materially affect the consolidated financial condition and performance of the Company.

Integration Costs

Following the completion of any acquisition, Tejascore expects to incur significant integration costs as it works to align the operations, systems, processes, governance practices, and reporting frameworks of its subsidiaries across India, Germany, and the United States. Integration activities are essential to establishing a unified operating model and achieving the anticipated operational efficiencies of a consolidated group, but they require substantial financial resources and management effort.

Integration costs may include-

●systems integration, including harmonization of ERP platforms, financial reporting tools, cybersecurity infrastructure, and IT networks;

●process alignment, including standardization of procurement, quality assurance, engineering workflows, program management, and HR policies;

●professional services, such as legal, accounting, tax advisory, technology consulting, and integration-management support;

●facility upgrades or consolidation, including retooling, layout modifications, or capital investments needed to achieve operational consistency;

●training and onboarding costs associated with implementing new systems, safety protocols, and corporate governance standards;

●management restructuring or personnel additions, including leadership hires needed to support a multi-jurisdiction operating platform;

●travel, coordination, and oversight expenses associated with cross-functional and cross-border integration teams.

Integration expenses may arise immediately following the acquisition and may continue over an extended period as the Company stabilizes operations and develops unified capabilities across the group. The magnitude and timing of these costs will depend on the complexity of the acquired businesses, the degree of operational alignment required, and the condition of the legacy systems and processes at each subsidiary. Because Tejascore does not currently generate revenues or cash flows, a portion of the Offering proceeds, together with potential future financing, will be needed to fund these integration initiatives. Failure to adequately fund integration activities could delay operational improvements, reduce potential synergies, and negatively impact the Company’s overall financial and strategic objectives.

Synergy Investments

In addition to the costs associated with integration, Tejascore expects to incur synergy-driven investments aimed at enhancing the long-term competitiveness, efficiency, and technological capabilities of its acquired subsidiaries. These investments are intended to strengthen the consolidated group’s ability to compete in the automotive electronics, HMI, and decorated-plastics markets by enabling collaboration, improving capacity utilization, and expanding the range of services offered to OEM customers.

Synergy investments may include-

●technology upgrades, such as modernization of SMT/THT lines, automation of molding and assembly operations, adoption of advanced testing equipment, and implementation of enhanced quality-control systems;

●engineering collaboration, including shared development platforms, joint design initiatives, software tool harmonization, and coordinated product roadmaps;

●supply-chain optimization, such as vendor consolidation, negotiated volume pricing, centralized procurement strategies, and shared logistics networks;

●manufacturing efficiency improvements, including lean manufacturing initiatives, equipment standardization, cross-training of personnel, and productivity-enhancement programs;

●product integration, enabling electronics capabilities from one subsidiary to be combined with plastics or HMI solutions from another to create integrated modules or systems for OEM customers;

●customer-development initiatives, such as coordinated RFQ responses, unified business-development teams, and cross-selling opportunities across subsidiaries.

These synergy investments are expected to require substantial capital, particularly in the early stages of post-acquisition integration. The timing, scale, and effectiveness of synergy investments will vary based on the operational readiness of each subsidiary and the degree of alignment needed across the group. Because Tejascore does not currently generate operating cash flows, a portion of the Offering proceeds and future financing may be needed to support these investments. Delays or limitations in funding synergy initiatives could reduce expected operational improvements, limit competitiveness, or postpone anticipated benefits of the combined operations.

Cash Management Across India, Germany, and the U.S.

Upon the completion of any acquisition, Tejascore will be required to implement a coordinated cash-management framework across subsidiaries operating in India and Germany, with oversight and reporting consolidated at the U.S. holding-company level. Managing liquidity in multiple jurisdictions introduces significant operational, regulatory, tax, and foreign-exchange complexities that will materially influence the Company’s post-acquisition financial position.

Cash management across these regions will be affected by-

●local banking regulations, which may limit intercompany transfers or impose restrictions on dividend distributions;

●foreign-exchange rules, including capital-control requirements in India and withholding-tax obligations on cross-border remittances;

●regional working-capital needs, requiring subsidiaries to retain cash to support procurement, payroll, production, and customer-delivery schedules;

●timing differences between receivables collection from OEM customers and payment obligations to suppliers;

●regulatory constraints on upstreaming funds from subsidiaries to the U.S. parent, including profitability requirements and solvency tests;

●currency volatility among USD, INR, and EUR, which may impact liquidity forecasts and consolidated financial results.

Tejascore anticipates that it will need to establish robust treasury controls, including-

●centralized liquidity planning and cash-flow forecasting;

●multi-currency banking relationships;

●structured intercompany funding mechanisms;

●policies governing dividends, loans, and cash pooling;

●hedging strategies to mitigate foreign-exchange risk;

●compliance processes to support regulatory reporting across jurisdictions.

Effective cash management will be critical to ensuring that each subsidiary maintains sufficient liquidity to operate independently, while also enabling Tejascore to meet parent-level obligations, support integration activities, and pursue strategic investments. Any inability to efficiently coordinate and manage cash across regions could lead to liquidity shortfalls, operational disruptions, or increased financing needs, each of which could materially impact the Company’s consolidated financial condition.

Management’s Discussion And Analysis Of Paragon GmbH & Co. KGaA’s Financial Condition And Results Of Operations

Tejascore Techsystems, Inc. is a development-stage company and has not generated any operating revenues as of the date of this Offering Circular. The Company does not own or control any operating subsidiaries and has not completed any acquisitions to date. Accordingly, the historical financial information presented herein reflects only the Company’s organizational activities, professional fees, offering-related costs, and other general and administrative expenses incurred in connection with its formation, capital-raising efforts, and evaluation of potential acquisition opportunities. The Company’s ability to commence operations, generate revenues, and achieve profitability is wholly dependent upon the successful completion of one or more strategic acquisitions and the subsequent integration and operation of the acquired businesses. Until such acquisitions are completed, the Company expects to continue to incur operating losses and negative cash flows from operations. There can be no assurance that the Company will successfully complete any proposed acquisitions, that the timing or terms of any acquisitions will be favorable, or that sufficient capital will be available to fund acquisition consideration, post-closing working capital requirements, and ongoing operating expenses. As a result, the Company’s financial condition, results of operations, and liquidity are subject to significant uncertainty, and the historical financial statements included in this Offering Circular are not indicative of the Company’s future operating performance following the completion of any acquisitions.

Overview of Paragon’s Business and Operating Environment

Paragon GmbH & Co. KGaA is a Germany-based automotive components manufacturer operating primarily within the European passenger-vehicle and commercial-vehicle supply chain. The Company specializes in the design, engineering, and production of technologically advanced automotive interior systems, electronics, and sensor-driven components. Paragon’s product offerings generally support OEM requirements related to driver comfort, cabin functionality, and vehicle-systems integration, and the Company participates in customer programs across multiple vehicle platforms. Paragon’s operations are characteristic of a mid-sized Tier-1 or Tier-2 supplier within the European automotive ecosystem. The Company services a concentrated base of OEM and Tier-1 customers and is subject to the competitive dynamics of a procurement-driven market in which suppliers are expected to meet stringent requirements regarding quality, cost, delivery, and engineering responsiveness. As with many German automotive suppliers, Paragon operates within a high-precision, high-compliance manufacturing environment that demands significant investment in specialized equipment, quality-assurance systems, and customer-specific engineering capabilities.

The Company’s industry positioning is influenced by several structural factors-

●OEM program dependency- Revenues are driven by multi-year customer programs that typically ramp up and decline in accordance with vehicle-platform cycles.

●Cost-pressure environment- European suppliers operate under continuous pressure from OEMs to reduce component pricing and improve productivity, requiring ongoing efficiency initiatives and disciplined cost control.

●Technical content requirements- Paragon’s product streams often involve electronics, sensors, and interior modules, sectors characterized by rapid innovation, evolving OEM specifications, and increasing integration with vehicle software and HMI (Human–Machine Interface) systems.

●Operational footprint- Manufacturing operations in Germany subject the Company to higher labor and energy costs relative to certain global competitors, which may impact margins and require counterbalancing operational efficiencies.

●Competitive landscape- The Company competes with both global Tier-1 suppliers and specialized niche manufacturers, many of whom benefit from scale, diversification, or lower-cost manufacturing bases.

Paragon’s ability to maintain its positioning depends on its engineering capabilities, customer relationships, adherence to quality certification standards, and capacity to respond to industry trends such as electrification, digitalization, and lightweight materials. The Company’s operational and financial performance is closely linked to overall automotive production volumes in the EU region, customer program health, and the Company’s ability to manage material, labor, and energy-cost volatility.

Key Customers and Product Lines

Paragon GmbH & Co. KGaA generates the majority of its revenues from a concentrated group of automotive original equipment manufacturers (“OEMs”) and Tier-1 system suppliers. As is typical within the German automotive supply chain, the Company’s customer base consists of large, globally recognized vehicle manufacturers and technology integrators that source components under long-term platform-specific contracts. These contracts generally align with multi-year vehicle production cycles and require continuous adherence to customer engineering standards, quality certifications, and delivery schedules. Although specific customer names and revenue percentages have not been provided during the preliminary diligence phase, Paragon’s historical results demonstrate a revenue profile materially influenced by several recurring customer programs. The Company’s exposure to customer concentration is consistent with the broader automotive supplier industry, where a limited number of OEM platforms often represent a substantial portion of annual sales. Loss of a major customer program, delays in platform launches, or lower-than-expected production volumes could materially impact Paragon’s financial performance.

Paragon’s product portfolio typically includes components and modules within the following categories-

●Interior and cabin electronics- sensor-based modules, comfort systems, driver-interface controls, and small mechatronic assemblies designed to enhance vehicle operability and cabin functionality.

●HMI-related components- parts supporting human–machine interface features, including switches, control units, and integrated interior modules.

●Specialized automotive electronics- niche electronic assemblies that may support proprietary customer specifications, compliance-driven features, or advanced interior systems.

Many of Paragon’s products require substantial engineering input, validation cycles, and coordination with OEM development teams. Accordingly, product margins and demand are tied to the timing of program nominations, engineering changes, and customer-driven updates. The mix of electronics and interior modules also subjects the Company to shifting technology requirements, cost-down expectations, and competitive sourcing pressures from global electronics suppliers. The Company’s reliance on specific product families and customer programs introduces revenue variability, particularly when customer volumes fluctuate due to macroeconomic conditions, supply-chain disruptions, or vehicle-platform adjustments. Paragon’s ability to maintain or grow revenue depends on securing new program awards, retaining competitive positioning in its existing product categories, and managing the transition of legacy programs as the European automotive industry evolves.

Geographic and Regulatory Environment (Germany/EU)

Paragon GmbH & Co. KGaA operates within Germany and serves customers across the broader European Union (“EU”), positioning the Company within one of the most regulated and technically demanding automotive manufacturing regions in the world. The German automotive sector is characterized by high labor costs, strict environmental and manufacturing standards, and deep integration with OEM engineering and supplier ecosystems. These factors shape the Company’s operating environment and influence its financial performance.

The regulatory landscape in Germany and the EU includes stringent compliance obligations related to-

●product quality and safety standards, including adherence to IATF 16949 and other industry certifications;

●labor regulations, such as collective bargaining agreements, minimum wage provisions, and worker protection laws that increase fixed-cost structures relative to non-EU regions;

●environmental regulations, including EU directives governing emissions, waste management, hazardous materials handling, and energy efficiency;

●data protection rules, such as the General Data Protection Regulation (“GDPR”), which apply to any digital or connected components within the Company’s product range;

●sustainability and reporting requirements, which increasingly influence OEM sourcing decisions and may require investments in energy-efficient machinery or carbon-

reduction initiatives.

The Company’s operations are also sensitive to regional macroeconomic factors, including energy inflation, shifts in EU industrial policy, and fluctuating demand in the German and European automotive markets. Germany has experienced elevated energy prices relative to global peers, which disproportionately affect manufacturing companies with significant power consumption. Volatility in energy markets may continue to pressure margins unless offset by operational efficiencies or customer pricing adjustments. European automotive production volumes, customer investment cycles, and OEM platform strategies further shape Paragon’s operating environment. OEMs in the region are actively transitioning toward electrification, digitalization, and advanced driver-assistance technologies. These trends create opportunities for suppliers with strong electronics, sensor, and interior-module capabilities, but also require ongoing engineering investment and the ability to respond to dynamic product requirements.

In addition, the EU’s cross-border regulatory framework and harmonized trade regime allow for efficient movement of goods and components across member states, supporting the Company’s ability to service multinational OEM customers. However, exposure to EU-wide economic conditions, geopolitical developments, and supply-chain disruptions remains a structural operating risk. Given these factors, the geographic and regulatory environment in which Paragon operates contributes both to high technical-entry barriers and to cost and compliance pressures that may influence future financial performance.

Basis of Presentation

Standalone MD&A Because Paragon Is Not Yet Acquired

The following Management’s Discussion and Analysis (“MD&A”) presents an overview of Paragon GmbH & Co. KGaA’s financial condition, results of operations, liquidity, and key operational drivers on a standalone basis. Tejascore has not yet acquired Paragon, and the Company has no control over Paragon’s operations, financial reporting, or management decisions. Therefore, the information presented in this section is provided solely to assist investors in understanding the business that Tejascore intends to acquire and should not be construed as indicative of Tejascore’s historical financial performance.

Because Paragon is not part of Tejascore’s consolidated financial statements, the MD&A herein-

●reflects Paragon’s historical results as provided by its management or as derived from diligence materials;

●does not include any pro forma adjustments, purchase accounting, or effects of Tejascore’s planned operational or financing structure;

●is based on information available to Tejascore at the time of filing and may be subject to revision as additional diligence is completed;

●is presented for informational purposes and does not represent the prospective performance of the combined business following any acquisition.

Tejascore has prepared this standalone MD&A in accordance with SEC guidance applicable to material acquisition targets, which requires issuers to provide investors with sufficient information to evaluate the operating history, financial health, liquidity needs, and risks associated with significant businesses that the issuer intends to acquire using offering proceeds.

As a result, the MD&A focuses on-

●Paragon’s revenue trends, cost structure, and margin profile;

●operating performance and key business drivers;

●liquidity position, working-capital dynamics, and debt obligations;

●material trends and uncertainties affecting Paragon’s industry;

●operational factors that may influence future performance under Tejascore ownership.

Until the acquisition is completed, Tejascore will not consolidate Paragon’s operations and will not influence or direct Paragon’s financial policies or operating results. Accordingly, this MD&A does not incorporate any assumptions regarding strategic changes, integration actions, or synergy initiatives that Tejascore may pursue post-closing.

Financial Information Presented Based on Historical German GAAP/IFRS Converted to U.S. GAAP (If Applicable)

Paragon GmbH & Co. KGaA prepares its standalone financial statements in accordance with German Generally Accepted Accounting Principles (“German GAAP”) or International Financial Reporting Standards (“IFRS”), depending on the reporting requirements applicable to the entity and the jurisdiction in which it operates. Because Tejascore intends to acquire Paragon and ultimately consolidate its operations under U.S. GAAP, the financial information included in this MD&A is presented based on Paragon’s historical German GAAP/IFRS results, with adjustments made where necessary to align with U.S. GAAP concepts.

The financial information provided for purposes of this Offering should therefore be understood as follows-

1.Primary Source of Information

○Historical financial statements, management accounts, and operational data prepared by Paragon under German GAAP or IFRS.

○These figures represent Paragon’s actual recorded results in its local statutory reporting framework.

2.Conversion to U.S. GAAP (If Applicable or Required for Disclosure)

○To the extent Tejascore has received sufficient detail, certain items may be adjusted to approximate U.S. GAAP treatment.

○Areas that may require adjustment include revenue recognition, lease accounting, impairment assessment, inventory valuation, capitalization policies, and treatment of engineering or development costs.

○These adjustments are made for comparability and consistency with Tejascore’s expected post-acquisition reporting obligations but may remain preliminary until full audit procedures are performed.

3.Limitations of the Information Provided

○Because Tejascore has not yet acquired Paragon, it has no access to internal accounting policies, audit workpapers, or detailed transaction-level records needed to perform a complete U.S. GAAP conversion.

○As a result, financial information presented may be derived from management-prepared summaries, unaudited schedules, or preliminary diligence materials.

○Tejascore cannot assure investors that additional adjustments would not be required once full financial statements are audited or formally converted under ASC 805 purchase accounting.

4.Use of Management Certifications

○Certain financial information used in this MD&A may be based on documents certified by Paragon’s management as accurate to the best of their knowledge.

○Formal U.S. GAAP reconciliation procedures and audit testing will be performed only after a definitive acquisition agreement is executed and closing approaches.

5.No Consolidation into Tejascore Financial Statements

○The historical Paragon financial results presented do not form part of Tejascore’s standalone audited financial statements.

○Consolidation will occur only upon acquisition and will require full purchase accounting under ASC 805.

6.Supplemental Pro Forma Information

○Separate pro forma financial information, prepared in accordance with SEC Regulation A requirements, will illustrate the impact of integrating Paragon’s financials with Tejascore’s.

○These pro forma statements may rely on preliminary assumptions and will change when more complete information becomes available.

Given these factors, the financial information presented should be viewed as a tool to understand Paragon’s historical financial condition and operating performance, not as a final U.S. GAAP presentation of the business.

No Consolidation Into Tejascore Financials Until Closing

Because Tejascore has not yet completed the proposed acquisition of Paragon GmbH & Co. KGaA, the Company does not consolidate Paragon’s financial statements within its own financial reporting. Under U.S. GAAP, consolidation is required only when an entity obtains control over another business, typically through ownership of a majority interest or contractual arrangements granting decision-making authority. Until such control is obtained, Paragon remains a separate, unrelated entity, and its financial results do not appear in Tejascore’s audited statements.

For purposes of this Offering-

1.Paragon’s historical financial information is presented solely for investor understanding, to enable an evaluation of the target business that Tejascore intends to acquire. This includes standalone MD&A, business descriptions, and selected financial data provided by Paragon’s management or derived from diligence materials.

2.None of Paragon’s assets, liabilities, revenues, or expenses are included in Tejascore’s audited balance sheets, statements of operations, or statements of cash flows. Tejascore’s financial statements reflect only its own development-stage activities, including legal and advisory expenses, offering-related costs, and organizational expenditures.

3.Pro forma financial information required under SEC rules will be presented separately, illustrating the hypothetical combined results had Tejascore acquired Paragon at an earlier date. These pro forma statements are provided for informational purposes and do not represent actual historical or future financial performance.

4.Purchase accounting under ASC 805 will be applied only upon closing, at which point-

○all identifiable assets and liabilities of Paragon will be recorded at fair value;

○intangible assets and goodwill may be recognized;

○contingent consideration will be measured;

○Paragon will become part of Tejascore’s consolidated financial statements.

5.No effect of anticipated synergies, integration actions, or strategic changes is reflected in the standalone MD&A, as Tejascore does not yet have the authority to influence Paragon’s operations or financial policies.

6.Post-acquisition financial reporting will differ significantly from the standalone information presented in this section, due to consolidation adjustments, purchase accounting, and the inclusion of Paragon’s operating results in Tejascore’s financial statements from the date of acquisition.

Investors should therefore understand that Paragon’s standalone financial information is presented only to support transparency around a material acquisition target and should not be interpreted as indicative of Tejascore’s current financial condition or historical results.

Results of Operations

Revenue Trends and Program Performance

Paragon’s revenues are primarily derived from long-term supply arrangements with European automotive OEMs and Tier-1 suppliers. These arrangements are typically tied to specific vehicle-platform programs and are subject to the production schedules, launch timing, and volume forecasts of those programs. As such, Paragon’s revenue trends reflect both the cyclical nature of the European automotive industry and the Company’s exposure to customer-specific program lifecycles.

During the periods reviewed, Paragon’s revenues were influenced by several key factors-

1.Program Launches and Ramp-Ups
New customer nominations, particularly for electronics and interior-module components, contributed to revenue growth as programs transitioned from pre-series to full-production volumes. Revenue recognition generally increased following tooling validation, customer approvals, and stable production scheduling. The timing of new program launches remains a significant driver of period-to-period revenue fluctuations.

2.Platform Maturity and Ramp-Downs
As certain OEM platforms matured or approached the end of their lifecycle, Paragon experienced reduced order volumes and corresponding decreases in revenue. These declines are typical within the industry and reflect the natural progression of multi-year automotive programs.

3.Customer Volume Variability
Several of Paragon’s customers adjusted production schedules due to supply-chain disruptions, macroeconomic conditions, or internal platform-planning decisions. Changes in customer demand—whether temporary or structural—directly impacted Paragon’s sales levels, given its dependence on recurring purchase orders from a concentrated customer base.

4.Engineering Change Requests and Mix Effects
Revenue variability also resulted from customer-driven design updates, engineering change requests, and product-mix variations. Such changes may increase or reduce unit pricing, affect margin structure, or alter the timing of shipments.

5.Commodity and Energy Market Environment
In certain periods, elevated material and energy costs within Germany influenced customer order patterns and may have contributed to program-level repricing discussions. While these impacts are primarily cost-related, they may indirectly affect production scheduling or customer sourcing decisions.

6.Impact of Supply-Chain Constraints
Broader industry constraints—such as semiconductor shortages or component delays—affected OEM production levels during specific periods, thereby influencing Paragon’s shipment volumes. Although these disruptions were external to the Company’s operations, they contributed to revenue variability across reporting periods.

Overall, Paragon’s revenue trends reflect the Company’s alignment with major OEM production cycles, the concentrated nature of its customer relationships, and the operational sensitivity inherent to automotive Tier-1 and Tier-2 suppliers. Future revenue performance will continue to depend on the timing of program launches, continuation of existing customer platforms, and broader industry conditions affecting European vehicle production.

Cost of Materials, Labor, and Overhead

Paragon’s cost structure reflects its role as a Tier-1/Tier-2 supplier operating within the German automotive manufacturing environment, where production economics are driven by precision engineering requirements, high labor costs, and a regulated industrial framework. The Company’s cost of materials, labor, and manufacturing overhead collectively represent a significant portion of its total operating expenses, directly influencing gross margin performance during the periods under review.

1. Cost of Materials

Material costs constitute the largest component of Paragon’s cost base. These costs relate primarily to-

●electronic components and subassemblies used in sensor and interior systems;

●plastics, resins, and injection-molding inputs for interior modules;

●metal housings, connectors, and mechanical elements in mechatronic parts;

●externally purchased parts aligned with customer specifications.

Material prices are subject to fluctuations arising from global supply-chain conditions, commodity pricing, supplier negotiations, and customer-driven cost-down expectations. During certain periods, the Company may have experienced upward pressure on material costs due to-

●semiconductor shortages affecting pricing and availability;

●increases in raw-material prices, including plastics and metals;

●supply-chain disruptions leading to expedited freight or alternate sourcing.

These material cost increases may not be immediately recoverable from customers, given the automotive industry’s structured pricing mechanisms and annual negotiation cycles.

2. Labor Costs

Labor expenses include direct manufacturing labor, indirect production support, engineering, and factory-level administrative personnel. As a Germany-based manufacturer, Paragon operates within a labor environment characterized by-

●high wage standards relative to global automotive peers;

●statutory benefits and mandated social-security contributions;

●structured work councils or collective-bargaining influences, depending on facility and workforce profile;
strict compliance requirements related to hours, safety, training, and overtime.

Labor costs tend to be relatively fixed in the near term, and downward adjustments may be limited by regulatory and contractual obligations. Variability in production volumes therefore has a disproportionate effect on per-unit labor cost absorption and margins.

3. Manufacturing Overhead

Manufacturing overhead includes energy consumption, facility maintenance, depreciation of production assets, indirect personnel, tooling amortization, and quality-assurance costs. Several factors influence overhead trends-

●Energy costs- Germany has experienced significant volatility in industrial electricity and natural-gas rates, which may have materially affected overhead in certain periods.

●Depreciation and equipment intensity- Electronics and interior-module manufacturing typically require capital-intensive machinery, including automated assembly lines, injection-molding presses, and testing systems.

●Fixed-facility costs- Leasing or ownership costs of production facilities contribute to high fixed-cost leverage.

●Quality and compliance requirements- Meeting automotive certification and quality-audit standards increases overhead burden relative to less regulated industries.

4. Combined Effects on Gross Margin

Paragon’s gross margins fluctuate based on-

●changes in material pricing;

●production volume and utilization rates;

●labor-cost absorption;

●facility-level efficiency;

●engineering-change impacts;

●customer pricing adjustments or cost-down requirements.

Periods of higher material cost inflation, lower production volumes, or elevated energy expenses can materially compress margins, while successful operational efficiencies, new program ramp-ups, or engineering-related price increases may support margin improvement.

Gross Margin Drivers

Paragon’s gross margin performance is influenced by a combination of operational, commercial, and industry-specific factors that affect the relationship between product pricing, material inputs, labor utilization, and manufacturing overhead absorption. Because the Company serves automotive OEMs and Tier-1 customers under multi-year sourcing contracts, gross margin fluctuations are largely driven by changes in cost structures and production dynamics rather than discretionary pricing adjustments. Key factors impacting Paragon’s gross margins during the periods presented include the following-

1. Production Volume and Capacity Utilization

Gross margin is significantly affected by the level of production volume relative to fixed manufacturing costs. Higher utilization of existing capacity typically results in improved absorption of fixed labor, overhead, and depreciation, thereby supporting stronger margins. Conversely-

●lower OEM production volumes,

●customer program delays,

●or temporary operational interruptions

may reduce utilization rates and compress gross margins due to under-absorption of fixed factory costs.

2. Material Cost Variability

Material inputs—including electronic components, plastics, and mechanical parts—represent a substantial portion of Paragon’s cost of goods sold. Gross margin performance is sensitive to-

●fluctuations in global prices for semiconductors and electronic modules,

●resin and polymer pricing trends,

●supplier cost increases,

●unfavorable currency movements affecting imported materials,

●expedited freight or alternate sourcing required during supply-chain disruptions.

Cost increases may not be immediately recoverable, as OEM contracts often include annual cost-reduction expectations.

3. Customer Pricing and Commercial Terms

Automotive customers typically impose structured pricing mechanisms that include-

●year-over-year cost-down targets,

●value-engineering reductions,

●price negotiation at program milestones,

●volume-based price adjustments.

These commercial pressures limit Paragon’s ability to offset rising material or operating costs through price increases, thereby impacting gross margin when cost inflation exceeds negotiated pricing flexibility.

4. Engineering Changes and Product Mix

Gross margin is also affected by the mix of products shipped within each period. Factors include-

●engineering change requests (ECRs) that modify product specifications,

●introduction of higher-value or lower-value variants,

●differing labor and material intensities of specific modules,

●changes in customer demand across platforms.

Programs with higher electronics content typically carry higher margins, while mature or cost-reduced programs may exhibit margin compression.

5. Energy Costs and Factory Overhead

Paragon’s manufacturing footprint in Germany exposes the Company to elevated and volatile energy costs. Periods of rising electricity or natural-gas prices may materially increase overhead burden and reduce gross margin unless offset by-

●productivity improvements,

●manufacturing efficiencies,

●negotiated customer adjustments,

●or operational cost controls.

Because energy costs are largely nondiscretionary, they materially influence margin volatility.

6. Operational Efficiency and Scrap Rates

Manufacturing efficiency, including scrap rates, rework, downtime, and yield performance, also affects margin. Margins may decline if operational inefficiencies arise from-

●equipment malfunction,

●quality-control issues,

●supply-chain disruptions requiring alternative processes,

●rapid engineering changes disrupting stable production.

Sustained efficiency improvements, automation, or lean-manufacturing initiatives may support margin gains.

7. Labor Cost Absorption

Labor costs in Germany are relatively fixed in the short term due to regulatory requirements and wage structures. When production volumes decline, labor absorption decreases, compressing margins. Conversely, periods of stable or increasing demand allow for more efficient deployment of labor and improved margin performance.

Operating Expenses and Restructuring Costs

Paragon’s operating expenses consist primarily of engineering and development costs, selling and administrative expenses, facility-level support functions, and other non-manufacturing overhead necessary to sustain operations as a German automotive supplier. In addition, the Company has incurred restructuring and cost-rationalization expenses in certain periods due to industry conditions, internal operational challenges, or liquidity constraints. These expenses collectively contribute to variability in operating income or loss across reporting periods.

1. Engineering and Development Costs

As a supplier of electronics, sensor-based modules, and interior systems, Paragon must maintain ongoing engineering and product-development capabilities to support-

●customer-specific component designs,

●platform adaptations and redesigns,

●validation and regulatory-compliance testing,

●continuous improvement initiatives.

These activities generate recurring engineering expenses, which are recorded as operating costs under German GAAP/IFRS unless capitalized under specific criteria. Periods with intensive engineering activity—such as during major program launches or contract negotiations—may show elevated operating-expenditure levels.

2. Selling, General, and Administrative (“SG&A”) Expenses

SG&A expenses include-

●commercial and program-management activities,

●executive and administrative salaries,

●accounting, legal, and compliance costs,

●insurance, IT systems, and corporate services,

●employee-related benefits required under German labor regulations.

Because portions of SG&A expenses are fixed or semi-fixed, fluctuations in revenue levels may result in variability in SG&A as a percentage of sales.

3. Facility-Level Administrative Costs

Certain administrative costs relate to facility management, production planning, safety, training, and support services. These expenses may rise over time due to-

●increased regulatory compliance needs,

●mandatory employee training,

●quality-audit cycles,

●inflation in service-related categories.

4. Restructuring and Cost-Rationalization Costs

Paragon may have incurred restructuring-related expenses in connection with-

●workforce adjustments or temporary labor reductions,

●facility optimization or consolidation activities,

●contract renegotiations or supplier changes,

●efficiency or turnaround initiatives intended to improve cost competitiveness.

Such restructuring costs may include severance, professional services, impairment charges, or one-time operational adjustments. These costs tend to be non-recurring but can materially affect operating performance in the periods in which they are recognized.

5. Professional Services and Advisory Costs

During periods of operational or liquidity pressure, the Company may have engaged external consultants to assist with-

●financial restructuring,

●operational optimization,

●quality-system improvements,

●customer negotiations.

Such advisory costs may represent an additional burden on operating expenses.

6. Variability Across Reporting Periods

The overall level of operating expenses may vary significantly due to-

●program launch cycles,

●changes in engineering activity,

●administrative cost pressures,

●restructuring initiatives,

●inflationary trends affecting labor and services in Germany.

Elevated operating expenses in periods of declining revenues contribute to operating losses, while cost-optimization or restructuring benefits may support margin improvements in subsequent periods.

Operating Income/Loss Analysis

Paragon’s operating income or loss reflects the combined effects of its revenue performance, gross margin profile, and operating-expense structure during the relevant reporting periods. As a supplier operating within a cost-sensitive and production-dependent automotive environment, Paragon’s operating results demonstrate variability tied to changes in customer demand, cost inflation, labor absorption, and the timing of restructuring initiatives.

1. Relationship Between Revenue Levels and Operating Performance

Operating results are strongly influenced by production volumes driven by OEM program schedules. Periods of higher revenue generally improve operating performance due to-

●better utilization of fixed manufacturing assets,

●increased absorption of labor and overhead,

●improved contribution margins from higher-volume programs.

Conversely, declines in customer volumes—whether due to supply-chain disruptions, economic conditions, or program maturity—tend to reduce operating income and may result in operating losses as fixed-cost structures remain relatively inflexible.

2. Impact of Gross Margin Variability

Fluctuations in gross margin, driven by material cost inflation, energy cost increases, and shifts in product mix, materially affect operating profitability. Margin compression caused by rising input costs or lower production volumes can push the Company into operating losses even when revenue levels remain stable.

In certain periods, Paragon may have faced-

●increased semiconductor and electronic component costs,

●elevated resin or raw-material prices,

●energy-cost spikes in Germany,

●under-absorption of factory overhead.

Such factors reduce gross profit and thereby negatively affect operating results.

3. Effect of Operating Expenses

Operating expenses—including engineering, SG&A, administrative functions, and compliance-related costs—represent a significant burden on profitability. Because many of these expenses are fixed or semi-fixed, decreases in revenue do not result in proportionate decreases in operating expenses. Periods in which Paragon experiences-

●higher program-development activity,

●increased administrative or compliance requirements,

●inflationary pressure in wages or services,

●or professional service engagements

may show a widening of operating losses.

4. Impact of Restructuring Costs

If Paragon undertook restructuring actions in response to operational challenges, these efforts may have generated one-time expenses that contributed to operating losses in specific periods.

While such restructuring initiatives may improve long-term cost competitiveness, they increase short-term operating volatility.

Examples may include-

●severance payments,

●facility optimization or shutdown costs,

●advisory fees,

●write-downs of equipment or inventory.

5. Comparative Period Variability

Differences in operating performance across reporting periods may reflect-

●timing of engineering expenditures,

●customer program launches or wind-downs,

●mix of high-margin versus low-margin products,

●changes in energy and material cost environments,

●management actions related to cost controls or efficiency programs.

Shifts from operating income to operating losses, or vice versa, are not unusual in mid-sized automotive suppliers given the cyclical and contract-driven nature of the industry.

6. Overall Assessment

Paragon’s operating income/loss profile highlights-

●sensitivity to macroeconomic and supply-chain conditions,

●dependence on major customer programs,

●exposure to German cost structures,

●and the importance of maintaining operational efficiency and disciplined cost management.

Sustained operating losses may raise concerns regarding liquidity, working-capital adequacy, and long-term financial stability—factors that must be considered in evaluating the Company as a potential acquisition target.

Impact of energy costs, supply chain conditions, and OEM volumes

Paragon’s financial performance has been meaningfully influenced by external factors such as energy costs, supply-chain conditions, and fluctuations in OEM production volumes. As a manufacturer operating in Germany, the Company is exposed to one of the highest-cost energy environments among advanced industrial economies. Periods of elevated electricity and natural-gas prices—driven by geopolitical uncertainty, shifts in European energy supply, and regulatory changes—have increased Paragon’s overall manufacturing overhead and reduced its cost competitiveness. These increases in nondiscretionary energy expenses directly pressured gross margins, as the Company’s ability to recover such costs from OEM customers is limited by contractual pricing structures. In addition, global supply-chain instability, particularly in the automotive electronics sector, has affected Paragon’s ability to procure essential components such as semiconductors, electronic modules, plastics, and engineered mechanical parts. The Company has experienced delays, increased purchasing costs, and reliance on alternate suppliers during periods of material scarcity. These supply-chain challenges have occasionally led to production inefficiencies, as inconsistent delivery schedules resulted in machine downtime, expedited freight costs, or the need to adjust production planning. Such disruptions have compounded margin pressures and contributed to variability in period-to-period operating results. OEM production volumes represent another significant factor driving Paragon’s financial outcomes. Because Paragon serves automotive OEMs and Tier-1 suppliers under long-term platform-specific contracts, its revenues closely track customer production schedules. Declines in European automotive output—whether caused by macroeconomic weakening, supply shortages, or platform transitions—have led to reductions in order volumes and shipment activity for the Company. Lower production volumes reduce the absorption of fixed labor and overhead costs, thereby contributing to margin compression and, in some periods, operating losses. Conversely, periods of stable or rising OEM production support improved absorption and generally stronger operating metrics. Taken together, heightened energy costs, persistent supply-chain challenges, and fluctuations in OEM volume have materially influenced Paragon’s results of operations. These factors are external to the Company’s direct control and may continue to affect future performance, depending on broader economic trends, industrial policy in the EU, and automotive sector dynamics.

Analysis of year-over-year fluctuations

Paragon’s year-over-year financial performance reflects the inherent volatility of the European automotive supply chain and the Company’s sensitivity to shifts in customer production schedules, cost structures, and operational efficiency. Changes in revenue from one period to the next were largely driven by the timing of OEM platform launches and ramp-downs, which directly influence shipment volumes under Paragon’s long-term supply arrangements. In years where new customer programs entered serial production, revenues generally increased due to higher unit volumes and improved utilization of production capacity. Conversely, when major customer platforms matured or were replaced, Paragon experienced corresponding declines in revenue as order volumes contracted. These program lifecycle effects, typical in the automotive industry, resulted in notable year-over-year fluctuations in the Company’s sales. Gross margin trends also contributed to variability across reporting periods. Margins tended to weaken during periods of elevated material costs, energy inflation, or supply-chain disruptions, particularly when increases in input costs could not be fully passed through to customers within the constraints of automotive pricing agreements. Additionally, lower OEM production volumes in certain periods reduced factory utilization, leading to under-absorption of fixed overhead and labor costs. In contrast, periods marked by stable component availability, improved production scheduling, or higher factory throughput supported stronger margin performance. Variations in product mix, engineering change requests, and customer-initiated price adjustments further influenced margin outcomes. Operating expenses also fluctuated year over year depending on the level of engineering activity, staffing requirements, administrative needs, and regulatory or compliance obligations. Periods involving new program development, operational improvements, or heightened quality-assurance activities generally resulted in higher engineering and administrative expenses. In some years, restructuring initiatives or cost-optimization efforts contributed to one-time charges that increased total operating expenses and widened operating losses. These restructuring actions, while potentially beneficial over the long term, introduced short-term financial volatility. Overall, the interplay of revenue timing, gross margin variability, and operating cost dynamics explains the majority of Paragon’s year-over-year fluctuations. The Company’s historical financial results reflect the challenges of operating in a high-cost, highly regulated German manufacturing environment, where external factors such as supply availability, customer demand, and energy pricing materially influence performance. These fluctuations may continue given the cyclical nature of European automotive production and the structural conditions of the industry.

Liquidity and Capital Resources

Paragon’s cash position and working-capital profile reflect the operational demands and financial constraints typical of a mid-sized automotive supplier operating within the European manufacturing environment. The Company’s cash balance has fluctuated across periods in line with profitability, timing of customer payments, material procurement cycles, and investment in production-related assets. Periods of reduced production volumes or compressed margins generally resulted in weaker cash generation, while years with stable OEM demand and stronger operational performance supported modest improvements in liquidity. Given the capital-intensive nature of Paragon’s business, cash reserves tend to remain limited relative to the scale of its operations, making careful management of working capital essential to maintaining day-to-day stability. Paragon’s working capital is primarily driven by its receivables, inventory, and payables cycles. The Company’s receivables reflect its exposure to major OEM and Tier-1 customers, which typically impose extended payment terms consistent with automotive industry norms. These longer receivable cycles can create timing mismatches between cash inflows and the Company’s own obligations to suppliers, employees, and service providers. Inventory levels are influenced by production forecasts, supply-chain reliability, engineering changes, and customer scheduling adjustments. Higher inventory levels may be required during periods of supply-chain uncertainty or when preparing for new program launches, which in turn can increase cash conversion cycle length and tie up liquidity. Payables, meanwhile, are subject to supplier terms that may be less flexible than those afforded to customers, contributing to working-capital strain when receivable timing is unfavorable. Paragon’s working-capital position may also be impacted by fluctuations in raw material prices, energy costs, and labor-related expenses, all of which contribute to operational cash requirements. In periods of heightened cost inflation or supply-chain instability, the Company may require additional working capital to meet higher input prices or expedite critical materials. Limited availability of short-term credit or restrictive borrowing conditions may exacerbate these operational pressures. Taken together, the Company’s cash position and working-capital dynamics underscore the importance of liquidity planning and disciplined financial management, as shortfalls in working capital could materially impair Paragon’s ability to sustain production, meet customer obligations, or manage unforeseen disruptions.

Borrowings, interest obligations, and debt maturities

Paragon’s borrowings and interest obligations form an important component of its overall liquidity profile and have a direct impact on both cash flow and financial stability. The Company’s debt structure typically reflects a combination of term loans, equipment financing, and working-capital credit lines obtained from local financial institutions in Germany. These borrowings may carry fixed or variable interest rates and are often subject to collateral requirements, financial covenants, and periodic compliance reporting. Interest expense associated with these facilities represents a recurring charge that reduces net income and contributes to operating losses during periods of weaker financial performance. The Company’s ability to service its debt is therefore closely linked to cash generation from operations, which may fluctuate based on OEM production levels, input cost inflation, and overall profitability. The maturity profile of Paragon’s borrowings may include a mix of short-term facilities requiring frequent renewals and long-term obligations amortizing over several years. Short-term financing arrangements such as revolving credit lines or overdraft facilities are commonly used to support working capital needs, particularly when receivable cycles extend beyond supplier payment terms. These instruments may require annual renegotiation with lenders and are sensitive to changes in the Company’s financial condition. Long-term borrowings, including loans used to acquire machinery or invest in production capabilities, require scheduled repayments that can create cash pressure during periods of operational stress. Any breach of financial covenants—such as minimum equity thresholds, leverage limits, or interest-coverage ratios—could trigger lender remedies, including increased interest rates, accelerated repayment obligations, or restrictions on additional borrowing. Paragon’s ability to refinance its debt or secure new credit facilities depends on its financial performance, balance sheet strength, and relationship with lending institutions. Periods of operating losses, declining liquidity, or negative working-capital trends may limit access to external financing or result in less favorable borrowing terms. These conditions may also limit the Company’s capacity to fund capital expenditures, manage supply-chain disruptions, or sustain long-term program commitments with OEM customers. Overall,

Paragon’s borrowings and interest obligations contribute to heightened financial risk, and the Company’s debt maturities must be managed carefully to avoid liquidity shortfalls that could impair its ongoing operations.

Vendor terms, receivable cycles, and liquidity stress

Paragon’s liquidity is significantly influenced by the structure of its receivable cycles and vendor payment terms, both of which reflect the dynamics of the European automotive supply chain. The Company supplies major OEMs and Tier-1 customers who generally impose extended payment terms, often stretching well beyond standard commercial norms. These extended receivable cycles delay cash inflows and create a structural timing mismatch between when Paragon incurs material, labor, and overhead costs and when it ultimately receives payments for shipped products. This mismatch is one of the primary contributors to liquidity pressure, particularly during periods of declining production volumes or margin compression. Because OEMs typically operate with strong bargaining power, Paragon has limited ability to negotiate faster payment terms or modify established billing practices, further embedding receivable delays into its working-capital model. On the vendor side, Paragon may face comparatively shorter payment terms from suppliers of electronic components, plastics, metals, and other raw materials. Suppliers—especially in constrained supply-market conditions—often require prompt payment or impose strict credit limits, leaving the Company with less flexibility to delay outflows when receivable collections are slow. During periods of supply-chain disruption or material scarcity, vendors may demand faster payment, upfront deposits, or minimum-volume commitments that place additional strain on liquidity. These conditions may also arise when global component shortages prompt suppliers to tighten credit or prioritize customers with stronger financial positions. The combination of elongated receivable cycles and inflexible vendor payment terms increases Paragon’s reliance on external financing and short-term credit facilities to bridge timing gaps. When production volumes decline, energy or material costs rise, or unexpected operational disruptions occur, these working-capital pressures can intensify quickly, leading to recurring liquidity stress. This environment increases the likelihood of borrowing base limitations, credit facility utilization beyond sustainable levels, or covenant pressure from lenders. As a result, Paragon’s liquidity remains sensitive to operational volatility, customer payment behaviors, and changes in supplier credit conditions, any of which could materially affect its ability to maintain stable operations and support ongoing program commitments.

Dependence on external financing or support

Paragon’s ability to maintain adequate liquidity has increasingly depended on access to external financing and, in certain periods, on support from lenders, shareholders, or affiliated entities. The Company’s operational cash generation has been constrained by extended customer receivable cycles, rising production costs, and periodic margin compression, all of which limit internally generated liquidity. As a result, Paragon has relied on revolving credit facilities, term loans, equipment financing arrangements, and other short-term borrowings including bonds to fund working capital, meet supplier obligations, and sustain ongoing production. These financing sources are critical to bridging timing gaps between cash outflows for materials and labor and delayed inflows from OEM and Tier-1 customers. During periods of operational stress—such as energy-cost spikes, supply-chain disruption, or reduced customer volumes—the Company’s dependence on external financing has increased, heightening its exposure to lender conditions and covenant requirements. Continued availability of external financing is not assured, and Paragon’s borrowing capacity may be limited by its financial performance, balance sheet strength, or the willingness of banks to extend credit under prevailing market conditions. Deterioration in operating results, breaches of loan covenants, or concerns regarding credit quality could result in tighter access to capital, potentially requiring renegotiation of existing facilities, provision of additional collateral, or payment of higher interest rates. In certain cases, the Company may also depend on financial support from its owners or affiliated stakeholders, either through capital injections, payment deferrals, or guarantee arrangements designed to satisfy lender requirements. Such support, if provided, may not be sufficient to address long-term liquidity challenges. Paragon’s reliance on external financing therefore represents an ongoing vulnerability, and any disruption in access to such funding could materially impair its ability to sustain operations, fulfill customer commitments, or navigate future industry volatility.

Going-concern considerations

Paragon’s financial condition raises going-concern considerations driven by its historical operating losses, recurring liquidity pressures, and dependence on external financing to sustain day-to-day operations. The Company operates within a high-cost manufacturing environment where fixed labor, facility, and energy expenses remain substantial regardless of production volume, creating ongoing pressure on margins and cash generation. Periods of reduced OEM production, elevated material and energy costs, or supply-chain disruptions have further constrained the Company’s ability to generate positive operating cash flow, increasing its reliance on short-term borrowings and credit facilities. If these conditions persist, Paragon may be unable to meet its financial obligations as they become due without raising additional capital or securing continued cooperation from lenders and suppliers. The Company’s near-term liquidity outlook depends significantly on its ability to maintain access to existing credit lines, refinance upcoming maturities, and negotiate favorable payment terms with key stakeholders. Any tightening of lender requirements, invocation of financial covenants, or reduction in borrowing capacity could impair Paragon’s ability to operate without interruption. Likewise, deterioration in customer demand, delays in receivable collections, or unexpected cost increases could accelerate cash outflows and heighten financial strain. These factors collectively create substantial doubt regarding the Company’s ability to continue as a going concern over the next twelve months unless mitigating actions are successfully implemented. Management may pursue various measures to address these uncertainties, including cost-reduction initiatives, restructuring programs, renegotiation of supplier and lender terms, or external capital infusion. However, the success of such actions cannot be assured, particularly in light of broader macroeconomic challenges facing the German and European automotive sectors. Until the Company demonstrates sustained improvement in operational performance and financial stability, going-concern risks will remain a material uncertainty affecting its outlook and suitability for acquisition.

Cash Flows

Net cash from operating activities

Paragon’s net cash from operating activities has fluctuated across reporting periods in line with the Company’s operating performance, working-capital demands, and overall cost structure. As a supplier operating within the European automotive sector, the Company’s ability to generate positive operating cash flow is highly dependent on production volumes from OEM customers, material cost stability, and the efficiency of its internal operations. In periods where customer volumes were stable and gross margins were sufficient to cover fixed manufacturing and administrative costs, Paragon generated modest positive cash flows from operations. However, these periods of strength were often offset by stretches of reduced OEM demand, increases in input costs—particularly for materials and energy—and operational inefficiencies related to supply-chain disruptions. During such periods, the Company reported negative operating cash flows as outflows for materials, labor, and overhead exceeded cash inflows from customer collections. Working-capital dynamics have also played a significant role in determining net cash from operating activities. The extended payment terms typical of major OEMs result in slower cash conversion, causing receivables to accumulate even when shipment volumes remain steady. Meanwhile, supplier terms and wage obligations require more immediate cash outlays, creating a structural imbalance between inflows and outflows that can result in operating cash deficits despite stable revenue levels. Inventory movements—whether caused by supply-chain uncertainties, preparation for new program launches, or slowdowns in customer demand—have similarly affected operating cash flow. Increases in inventory during challenging periods require additional cash investment, while inventory reductions during stronger periods can provide temporary liquidity relief. In addition, fluctuations in energy prices and production overhead have influenced cash from operations as increases in these nondiscretionary expenses immediately elevate cash requirements. Elevated energy costs, combined with the fixed-cost intensity of German manufacturing operations, reduced the Company’s ability to generate sufficient operating cash during downcycle conditions. The cumulative effect of these factors has been a pattern in which net cash from operating activities remains under pressure during periods of margin compression, operational interruption, or adverse working-capital movements. As a result, Paragon’s operating cash flow profile indicates a reliance on external financing to support ongoing operations during financially stressed periods.

Capital expenditures (tooling, machinery, upgrades)

Paragon’s capital expenditures primarily relate to investments in tooling, production machinery, testing equipment, and facility upgrades required to support existing OEM programs and prepare for new vehicle-platform launches. As an automotive supplier with engineering-driven product lines, the Company must periodically invest in dedicated tools and customer-specific production assets to satisfy technical specifications and maintain compliance with quality and validation requirements. These tooling investments often occur in advance of or in parallel with program launch cycles and can result in significant cash outflows before corresponding revenue contributions are realized. In addition to tooling, Paragon’s capital spending has historically included purchases of automated assembly equipment, injection-molding machinery, electronic testing systems, and production-line enhancements designed to improve manufacturing efficiency, reduce scrap rates, and enhance throughput. The level of capital expenditure varies across periods depending on customer program pipelines, equipment-replacement needs, and operational priorities. Years involving major program launches or substantial engineering changes typically reflect higher investment levels as the Company upgrades or expands its manufacturing capabilities. Conversely, periods marked by financial constraints, reduced customer demand, or liquidity pressure may lead to deferral of non-essential capital projects, potentially resulting in aging equipment, lower production efficiency, or increased maintenance requirements. In certain instances, Paragon may also incur capital expenditures to address regulatory or quality compliance needs or to modernize systems in response to evolving OEM expectations around automation, precision, and traceability. These investments, while essential for maintaining competitiveness in the automotive supply chain, increase cash requirements and may contribute to negative free cash flow during periods when operational performance is weak. Capital expenditures also play a role in shaping the Company’s long-term cost structure. Investments in modernized machinery and process automation can improve labor productivity and reduce long-term operating costs, while deferred capital spending may limit the Company’s ability to respond to customer volume increases or introduce more efficient manufacturing techniques. Because tooling and equipment financing arrangements are common in the automotive sector, certain capital projects may also be supported by debt or lease structures, increasing fixed financial obligations. Overall, Paragon’s capital expenditure profile highlights the ongoing cash commitments required to sustain its technical capabilities and remain competitive in a highly engineered, customer-driven manufacturing environment.

Investing and financing activities

Paragon’s investing and financing activities reflect the Company’s ongoing need to support production capabilities, manage liquidity constraints, and maintain access to external capital. Investing activities are primarily driven by capital expenditures for tooling, machinery, and facility upgrades required to meet OEM program demands and maintain compliance with quality and regulatory standards. These outflows often occur ahead of revenue generation and can place pressure on cash reserves, particularly during periods of declining margins or reduced customer volumes. In addition to production-related investments, Paragon may engage in periodic maintenance spending to sustain equipment reliability or modernize manufacturing systems. Proceeds from asset disposals, if any, tend to be limited and are insufficient to offset the Company’s recurring investment needs. Financing activities have played an essential role in sustaining Paragon’s liquidity, especially when operational cash flow has been insufficient to fund working-capital requirements or capital expenditures. The Company has relied on borrowings under revolving credit lines, term loans, and equipment-financing arrangements to bridge cash shortfalls arising from longer receivable cycles, increasing production costs, or supply-chain disruptions. These financing inflows have provided near-term liquidity but have also increased interest obligations and contributed to a more leveraged capital structure. In some periods, Paragon may have required additional support from its owners or affiliates in the form of capital injections, loan guarantees, or renegotiated lender terms to maintain compliance with borrowing covenants and ensure continued access to credit. Conversely, financing cash outflows—such as scheduled loan repayments, debt amortization, or lease liabilities—have reduced available liquidity and, during stressed periods, heightened the Company’s dependence on refinancing or new credit arrangements. Overall, Paragon’s investing and financing activities reflect a business operating with tight liquidity and significant reliance on external funding sources to sustain operations and support capital requirements.

Trends affecting cash generation and burn rate

Paragon’s cash generation and burn rate have been shaped by a combination of industry conditions, internal cost structures, and working-capital dynamics that collectively influence the Company’s liquidity and ability to sustain operations. Cash generation has generally weakened during periods of declining OEM production volumes, which reduce shipment activity and limit the Company’s ability to absorb fixed labor and overhead costs inherent in German manufacturing. Because Paragon’s revenue is tied to customer platform cycles, even modest reductions in customer demand or temporary line stoppages can materially reduce cash inflows. Margin pressure arising from increases in material, labor, and energy costs has further reduced the Company’s ability to generate positive operating cash flow, particularly when such cost inflation could not be passed through to customers within existing pricing arrangements. The Company’s burn rate has been significantly impacted by elongated receivable cycles, which delay cash inflows despite ongoing production activity. Automotive OEMs and Tier-1 customers often operate on extended payment terms, resulting in slow conversion of sales into cash. Meanwhile, suppliers may require shorter payment cycles or advance commitments, causing Paragon to expend cash more quickly than it is able to collect it. This structural mismatch between cash inflows and outflows has increased reliance on external financing and contributed to a persistent operational burn rate, especially during periods of margin compression or inventory buildup. Inventory fluctuations—whether driven by supply-chain uncertainty, preparations for program launches, or sudden changes in customer scheduling—have also influenced cash usage. Increases in inventory require additional working capital and accelerate cash burn, while reductions can provide temporary liquidity relief. In addition to these working-capital pressures, the Company’s burn rate is affected by mandatory fixed costs, including wages, regulatory compliance expenses, and energy-intensive manufacturing requirements. These cost commitments limit Paragon’s ability to scale expenses quickly in response to revenue declines. Capital expenditure needs—particularly tooling and machinery investments required for customer programs—also contribute to higher cash outflows and intensify the burn rate during periods of financial strain. When operational performance weakens or working-capital demands increase, the Company’s limited internal cash generation necessitates increased dependence on credit facilities, term loans, and other external funding sources. Overall, the interaction of revenue variability, fixed-cost intensity, working-capital friction, and ongoing capital requirements has resulted in a cash profile characterized by volatility and a tendency toward sustained cash burn during operational or market disruptions.

Key Operational Metrics and Drivers

Capacity utilization levels

Paragon’s capacity utilization levels have had a direct and material impact on its operational efficiency, gross margin performance, and overall financial results. As a German automotive supplier operating within a cost-intensive manufacturing environment, the Company’s ability to effectively utilize available production capacity is essential for absorbing fixed labor, depreciation, and overhead expenses. In periods where OEM demand was stable or increasing, utilization rates improved, leading to more efficient deployment of production assets and stronger absorption of factory-level fixed costs. Higher utilization typically corresponds with reduced per-unit manufacturing costs, improved labor productivity, and more consistent operational workflows, all of which support margin enhancement and better cash generation. Conversely, declines in customer volumes, unexpected scheduling adjustments, or disruptions in the supply chain have resulted in lower utilization across key production lines. Reduced utilization diminishes the Company’s ability to spread fixed manufacturing costs across a sufficient volume of output, leading to under-absorption and higher per-unit costs. This operational dynamic has contributed to margin compression during challenging periods, particularly when declines in customer demand coincide with increases in material or energy costs. In some instances, supply-chain disruptions—such as delays in critical electronic components—prevented production lines from operating at planned output levels, further impacting utilization and reducing operational efficiency even in the presence of customer demand. Paragon’s utilization levels are also influenced by the timing of program launches and wind-downs. New program ramp-ups typically require initial validation and pre-production activity, during which utilization levels may be temporarily lower. Similarly, programs approaching the end of their lifecycle may experience reduced order volumes, impairing the Company’s ability to maintain efficient production scheduling. The combination of customer-

driven volume variability, internal production constraints, and external supply-chain factors has resulted in fluctuating capacity utilization levels across reporting periods. Sustained low utilization poses particular financial risk in a high fixed-cost environment such as Germany, where the Company’s ability to rapidly scale down labor or overhead expenses is limited by regulatory, contractual, and operational considerations.

OEM program launches and ramp-downs

Paragon’s financial performance is closely tied to the timing of OEM program launches and ramp-downs, which represent one of the most significant drivers of revenue variability and operational efficiency within the Company’s production cycle. As an automotive supplier operating under long-term, platform-specific agreements, Paragon depends on OEM schedules for new vehicle introductions, engineering validation milestones, and production rollouts. When new programs enter serial production, shipment volumes typically increase, supporting improved absorption of fixed manufacturing costs and contributing positively to revenue and gross margin trends. These ramp-up periods often follow substantial engineering work and capital investment in tooling and machinery, and they provide the Company with the opportunity to benefit from higher production throughput and stable customer demand. However, the Company is equally exposed to the negative effects of program ramp-downs as vehicle platforms reach the end of their lifecycle or transition to successor models. During these periods, OEMs reduce order volumes, consolidate component procurement, or wind down production entirely, resulting in lower shipment levels and diminished factory utilization. Because Paragon operates within a fixed-cost manufacturing environment, such declines can significantly reduce operational efficiency and lead to margin compression. The impact of ramp-downs may be exacerbated if successor program nominations are delayed, awarded to competing suppliers, or involve new technical requirements that extend development timelines. In certain years, the Company may experience overlapping effects where established programs decline before new programs fully ramp, creating gaps in production volume and increasing cash-flow pressure. The timing and magnitude of program launches and ramp-downs are largely beyond Paragon’s control and depend on OEM strategic planning, market conditions, regulatory requirements, and broader economic trends affecting vehicle demand. Delays in program launches—whether caused by supply-chain disruptions, engineering changes, or OEM internal issues—can postpone expected revenue contributions and extend periods of lower utilization. Conversely, accelerated ramp-downs driven by model discontinuation or production realignment can abruptly reduce order volumes. These cyclical dynamics underscore the sensitivity of Paragon’s operating results to customer-driven program schedules and highlight the importance of a diversified program portfolio to mitigate the financial impact of individual platform transitions.

Customer concentration and dependence

Paragon’s revenue profile reflects a high degree of customer concentration, a common characteristic among European automotive suppliers that serve a limited number of OEMs and Tier-1 manufacturers through long-term, platform-specific contracts. A significant portion of the Company’s annual revenues is typically generated from a small number of major customers, with certain OEM programs representing a meaningful share of total sales. This concentration exposes Paragon to heightened commercial and operational risk, as changes in purchasing behavior, production schedules, or strategic sourcing decisions by any key customer can materially affect the Company’s financial performance. Reduced demand from a major OEM, the loss of a single platform nomination, or an adverse shift in contract terms could substantially impair revenue generation, gross margin levels, and factory utilization. Because automotive platforms operate on multi-year cycles, Paragon’s dependence on specific programs also creates exposure to transitions in customer product strategies. When a vehicle model approaches the end of its lifecycle, associated component volumes typically decline, and unless the Company secures follow-on nominations for successor platforms, revenues may decrease substantially. In addition, OEMs frequently pursue aggressive cost-reduction initiatives, exerting pricing pressure on suppliers—including Paragon—regardless of underlying input-cost trends. The Company’s ability to offset these commercial pressures is limited, and failure to meet targeted price reductions or quality metrics could result in reduced order volumes or loss of future business. Furthermore, customer dependence heightens the Company’s sensitivity to broader industry trends such as shifts in vehicle electrification, platform consolidation, changes in procurement strategies, or geopolitical influences affecting production planning. Any deterioration in the financial health or manufacturing output of a major customer could directly impact Paragon’s own performance. While long-term relationships with key OEMs can provide a degree of revenue stability, they also concentrate risk and limit the Company’s diversification across end markets. As a result, customer concentration remains a significant factor influencing Paragon’s revenue volatility, operating margins, and overall financial resilience.

Cost of energy and regulatory effects (Germany/EU)

Paragon’s operations are significantly influenced by the cost of energy and the regulatory environment in Germany and the broader European Union, both of which play a central role in shaping the Company’s cost structure and operational stability. Germany has experienced some of the highest industrial electricity and natural-gas prices in Europe, driven by geopolitical instability, supply-chain restructuring, and ongoing energy-transition policies designed to reduce carbon emissions. These elevated energy costs directly increase manufacturing overhead, as Paragon’s production processes—particularly those involving automated assembly, testing, and plastics or electronics handling—require substantial and continuous power consumption. Because energy usage is largely nondiscretionary, fluctuations in energy pricing can materially compress margins, especially during periods when OEMs impose strict cost-down requirements and resist price increases from suppliers. The regulatory environment across Germany and the EU imposes additional obligations that influence operational economics. Environmental directives related to emissions control, waste handling, chemical usage, and sustainability reporting require ongoing compliance investments and may necessitate equipment upgrades or process modifications. Labor regulations, including statutory benefits, minimum-wage requirements, and collective-bargaining frameworks, contribute to a structurally high cost base for manufacturing operations. Data-protection rules such as the General Data Protection Regulation (GDPR) further increase administrative and compliance burdens, particularly for suppliers involved in connected or software-integrated automotive systems. These regulatory obligations, while critical to maintaining quality and safety standards, constrain operational flexibility and increase fixed costs that must be absorbed through efficient production volumes. During periods of intense energy-price volatility, such as the fluctuations experienced across Europe in recent years, Paragon’s cost base may rise faster than revenue adjustments can be negotiated with customers. OEMs and Tier-1 suppliers often require extensive justification for cost-pass-through requests, and approval timelines may lag the onset of cost increases. As a result, the Company may experience immediate negative financial impacts when energy or regulatory costs rise abruptly. Conversely, periods of regulatory stability or declining energy prices can offer margin relief, though such improvements may be temporary. Overall, the interaction of high energy costs and a stringent regulatory environment creates ongoing financial and operational challenges for Paragon and remains a significant factor influencing profitability and cash-flow performance.

Supply-chain constraints (components, plastics, chemicals)

Paragon’s operations have been materially affected by supply-chain constraints involving electronic components, plastics, chemicals, and other raw materials essential to the manufacture of its automotive interior and electronic modules. The global shortage of semiconductors and electronic subcomponents has been a persistent challenge, limiting the availability of key items required for sensor-based systems and assembly operations. These shortages have caused production interruptions, forced reprioritization of manufacturing schedules, and resulted in increased procurement costs—particularly when alternative suppliers or expedited logistics were required. Because many electronic components are sourced globally and are subject to long lead times, even minor disruptions in the supplier network have the potential to affect the continuity of Paragon’s production activities and its ability to meet OEM shipment schedules. In addition to electronics, the Company has been exposed to volatility in the availability and pricing of plastics, resins, and specialized chemicals used in molding processes and component finishing. Global petrochemical market fluctuations, capacity reductions at resin manufacturers, and heightened competition for certain polymer grades have contributed to material cost inflation and inconsistent supply. Periods of constrained availability have required Paragon to maintain higher inventory levels or rely on more expensive alternate materials to prevent production delays, both of which adversely affected cash flow and margins. Chemical inputs used for bonding, coating, and assembly have also experienced supply irregularities, driven by regulatory pressures, plant outages, and transportation bottlenecks across Europe. These supply-chain constraints have placed additional strain on Paragon’s operational planning and financial performance. Disruptions in material availability often lead to inefficiencies such as increased machine downtime, production rescheduling, and higher scrap or rework rates. Moreover, because OEM contracts typically limit the Company’s ability to immediately pass through cost increases, the financial burden of sourcing shortages often falls on Paragon. When shortages coincide with already tight working-capital conditions, the Company may be required to pay suppliers earlier, order in larger quantities, or secure materials at premium prices to ensure uninterrupted production. Collectively, these challenges underscore the Company’s vulnerability to global supply-chain conditions and highlight the operational risks associated with dependence on complex, multi-tier supplier networks.

Labor environment and productivity drivers

Paragon’s labor environment and productivity levels play a significant role in shaping its operating performance, cost structure, and competitive position within the European automotive supply chain. As a manufacturer based in Germany, the Company operates within a highly regulated labor market characterized by comparatively high wages, mandatory social-security contributions, strict worker-protection laws, and in some cases, collective-bargaining agreements or work-council frameworks. These regulatory and contractual obligations elevate the Company’s fixed labor costs and limit its flexibility to adjust workforce levels in response to fluctuations in customer demand or production volume. While this environment supports workforce stability and consistent quality standards, it also increases operational rigidity and contributes to margin pressure during downcycles or periods of reduced OEM activity. Productivity levels at Paragon are influenced by several operational and organizational factors, including the efficiency of production planning, the degree of automation on assembly lines, the technical proficiency of the workforce, and the reliability of production equipment. When OEM demand is stable and supply-chain conditions allow uninterrupted access to components, productivity tends to improve as workers operate at planned utilization levels and machine cycles remain consistent. However, disruptions such as material shortages, engineering changes, or unexpected customer scheduling adjustments can reduce productivity by causing idle time, increased scrap or rework, and fragmented production patterns. Because the Company’s labor costs are largely fixed in the near term, declines in productivity can translate directly into higher per-unit manufacturing costs and reduced gross margins. Training and skill development represent another important productivity driver. Paragon relies on a technically skilled workforce capable of meeting precise engineering, assembly, and quality requirements for automotive components. Maintaining productivity therefore depends on ongoing investment in training, certification programs, equipment familiarization, and compliance with safety and regulatory standards. While these initiatives enhance operational reliability, they also contribute to increased labor-related expenses. In periods of financial pressure, the Company may find it difficult to fully fund these productivity-enhancing initiatives, potentially leading to longer-term operational inefficiencies or greater vulnerability to quality deviations. Overall, Paragon’s labor environment and productivity dynamics reflect a structural balance between stringent regulatory requirements, high fixed labor costs, and the need for consistent operational performance within a complex manufacturing setting. Productivity fluctuations—whether driven by internal factors or external supply and demand conditions—have a direct impact on the Company’s cost structure, competitiveness, and financial stability.

Material Trends, Events, and Uncertainties

Paragon’s financial results over recent periods reflect alternating phases of deterioration and partial recovery, driven largely by external market conditions and the Company’s operational capacity to respond to industry disruptions. Periods of financial deterioration were characterized by declining revenues due to reduced OEM production schedules, significant increases in material and energy costs, and lower factory utilization, all of which contributed to margin compression and operating losses. The Company’s high fixed-cost structure, combined with elongated receivable cycles and limited flexibility to adjust labor or overhead expenses, intensified liquidity pressure during these downturns. Working-capital constraints further amplified financial stress, as rising inventory levels, slower customer collections, and tighter supplier terms increased reliance on short-term borrowing and elevated the Company’s debt burden. These combined factors weakened Paragon’s ability to generate positive operating cash flows and, in certain periods, raised substantial doubt about its capacity to operate without access to external financing. At the same time, Paragon has experienced periods of partial recovery linked to improvements in OEM volumes, stabilization of component availability, or enhanced production scheduling. During such periods, higher factory throughput improved absorption of fixed costs, supporting better gross margins and easing operational strain. Initiatives aimed at operational efficiency—such as process optimization, selective cost reductions, or improved inventory management—also contributed to incremental recovery in specific reporting periods. In cases where energy prices moderated or supply-chain conditions became more predictable, the Company’s margin profile temporarily improved, offering some relief from recent financial pressures. However, these recoveries have generally been uneven and vulnerable to reversal, as the Company’s underlying exposure to industry cyclicality, pricing rigidity, and structural cost burdens remains significant. Overall, the interplay between deterioration and recovery trends highlights both the volatility of Paragon’s operating environment and the sensitivity of its financial performance to external and internal factors. While the Company has demonstrated the ability to stabilize operations during favorable conditions, the persistence of structural challenges—including elevated input costs, limited working-capital headroom, and customer concentration—suggests that financial recovery remains fragile and dependent on sustained improvements in the broader automotive market and Paragon’s operational execution.

Energy-price volatility in Germany

Paragon’s operating performance has been heavily influenced by the volatility of industrial energy prices in Germany, which has been one of the most significant cost pressures affecting the Company in recent years. Germany’s energy market has experienced unprecedented fluctuations driven by geopolitical tensions, supply-chain disruptions in natural gas, shifts in EU energy policy, and the ongoing transition toward renewable sources. As a result, electricity and natural-gas prices rose sharply during certain reporting periods, materially increasing Paragon’s manufacturing overhead and reducing its ability to maintain stable gross margins. Because the Company’s production processes rely on continuous power supply for automated assembly lines, testing systems, and environmental controls, these energy costs represent a large and unavoidable portion of operating expenses. The Company’s ability to mitigate these cost increases is limited by the structure of its contracts with OEMs and Tier-1 customers, which often restrict the timing and scope of price adjustments. Even when energy-cost pass-throughs are permitted, the approval process can be lengthy and may not fully offset the magnitude or timing of cost spikes. As a result, sudden increases in energy prices directly erode profitability and contribute to cash-flow pressure. During periods of heightened volatility, the Company may also be required to increase its liquidity reserves or secure additional short-term financing to cover higher utility expenses, placing further strain on already tight working-capital resources. Energy-price volatility also affects operational planning and capital-allocation decisions. Elevated or unpredictable energy costs may limit the Company’s ability to invest in new production technologies, automation, or facility upgrades that could improve long-term efficiency. In extreme cases, volatility may lead to temporary adjustments in production scheduling or partial shutdowns if energy expenses exceed economically viable operating thresholds, although such actions can strain customer relationships. While moderation in energy prices provides relief, the underlying structural risks remain, and the Company’s operating results are likely to continue reflecting the broader instability of the German energy market. This environment underscores the importance of liquidity management and highlights the external challenges Paragon faces in maintaining operational continuity and margin stability.

Inflation and macroeconomic exposure

Paragon’s operating and financial performance has been significantly influenced by inflationary pressures and broader macroeconomic conditions affecting Germany and the European automotive sector. Inflation has materialized across multiple cost categories, including labor, raw materials, transportation, and energy, all of which form essential components of the Company’s manufacturing cost structure. Wage inflation in Germany, driven by regulatory adjustments, labor-market tightness, and collective bargaining outcomes, has increased fixed personnel expenses and limited Paragon’s ability to reduce labor costs during periods of lower production activity. Material inflation—particularly in plastics, metals, chemicals, and electronic components—has further compressed margins, as OEM pricing frameworks often restrict the Company’s ability to pass through cost increases in real time. These inflationary pressures have also contributed to higher working-capital requirements, as increases in input costs raise the cash needed to maintain inventory levels and support ongoing production. Macroeconomic conditions in Germany and the European Union have compounded these challenges. Periods of economic slowdown, reduced consumer demand for vehicles, and supply-chain instability have contributed to volatility in OEM production schedules, which directly impacts Paragon’s revenue and factory utilization. Broader uncertainties—including geopolitical developments, interest-rate movements, and fluctuations in trade and industrial policy—have affected business confidence across the automotive sector, influencing customer order patterns and investment decisions. High interest rates and weakening credit conditions have also increased borrowing costs for the Company, further pressuring liquidity in an environment where external financing is already critical to supporting working capital and capital expenditures. Inflation has also affected the competitive landscape, as suppliers operating in lower-cost regions may be better positioned to absorb rising expenses or offer more competitive pricing than manufacturers based in Germany. This dynamic increases pricing pressure on Paragon and may influence OEM sourcing decisions, particularly when customers seek to optimize cost structures in response to broader market uncertainty. While periods of macroeconomic stabilization or declining inflation may alleviate some operational strain, the Company’s financial profile remains sensitive to the prolonged inflationary environment. Overall, inflation and macroeconomic exposure represent enduring risks that continue to shape Paragon’s revenue stability, cost structure, liquidity position, and long-term financial resilience.

Customer order visibility and forecasts

Paragon’s ability to plan production, manage inventory, and forecast liquidity is significantly influenced by the level of visibility it has into customer order patterns and OEM production forecasts. As is typical in the automotive supply chain, the Company receives rolling forecasts, call-off orders, and planning schedules from OEM and Tier-1 customers, but these projections are subject to frequent modification based on market conditions, supply-chain constraints, and customer-specific program adjustments. While forecast information provides a framework for operational planning, it often lacks precision beyond the near term, and OEMs retain broad discretion to adjust volumes with limited notice. As a result, Paragon’s reliance on customer forecasts exposes it to volatility in production demand that can materially affect revenue timing, capacity utilization, and working-capital requirements. Variability in customer forecasts has contributed to inconsistent production rhythms and periodic misalignment between material procurement and actual shipment volumes. When customers reduce or defer forecasted orders, the Company may be left with excess inventory, underutilized labor, or inefficiencies arising from frequent production schedule changes. Conversely, when OEMs unexpectedly increase demand to compensate for earlier supply constraints or respond to market spikes, Paragon may face challenges scaling output quickly, particularly under conditions of tight component availability or labor rigidity. These fluctuations complicate operational planning and can lead to higher costs associated with overtime, expedited material sourcing, and increased scrap or rework. Customer forecast instability also influences financial planning and liquidity management. Reductions or unexpected fluctuations in customer call-offs can depress revenues and reduce operating cash flows, particularly when fixed costs remain high. Furthermore, because OEMs often impose extended payment terms, changes in order timing can create additional strain on working capital, requiring the Company to adjust procurement or seek additional short-term financing to bridge temporary cash shortfalls. Forecast uncertainty is heightened during periods of macroeconomic volatility, supply-chain disruption, or geopolitical instability, all of which have affected the European automotive market in recent years. Overall, limited visibility into customer demand contributes to operational and financial unpredictability for Paragon and remains a structural challenge inherent to its role within the automotive supply chain.

Risks related to short-term liquidity

Paragon faces significant risks related to short-term liquidity, reflecting the Company’s limited cash reserves, dependence on external financing, and structurally challenging working-capital dynamics. The combination of extended customer payment terms, rising input costs, and high fixed manufacturing expenses has constrained the Company’s ability to consistently generate positive operating cash flows. As a result, Paragon frequently relies on short-term credit facilities, overdraft arrangements, and supplier financing to meet its immediate operational needs. This dependence on external liquidity sources exposes the Company to refinancing risk, potential covenant breaches, and fluctuations in borrowing availability, any of which could impair its ability to sustain production. Periods of reduced OEM demand or supply-chain disruptions can further compress cash flows, increasing the likelihood of liquidity shortfalls and elevating the Company’s financial vulnerability. Short-term liquidity risk is amplified by the timing mismatch between cash outflows for materials, labor, and overhead and the deferred nature of cash inflows from OEM customers. When receivable cycles lengthen or customer schedules fluctuate unexpectedly, the Company may struggle to cover near-term obligations, including payroll, supplier invoices, energy costs, and loan repayments. Suppliers facing broader industry pressures may also shorten payment terms or reduce credit exposure, accelerating cash outflows at moments when Paragon is least able to absorb them. In addition, rising energy prices, inflationary cost increases, and mandatory statutory payments in Germany further tighten liquidity and reduce financial flexibility. If the Company encounters difficulty accessing its credit lines or securing favorable financing terms, it may be forced to delay investments, limit production, or negotiate payment extensions to preserve cash. Given these pressures, any deterioration in operating performance or unexpected disruption in customer demand could rapidly escalate into a liquidity crisis. Without sufficient cash buffers or alternative financing sources, the Company may be unable to sustain operations, meet financial obligations, or comply with lender requirements. These factors collectively create substantial uncertainty regarding Paragon’s near-term liquidity and underscore the critical importance of effective working-capital management and reliable access to external funding.

Any restructuring, cost-cutting, or turnaround initiatives

Paragon has undertaken various restructuring, cost-cutting, and operational turnaround initiatives in response to prolonged financial pressure, declining margins, and the broader volatility affecting the European automotive supply chain. These initiatives have generally aimed to reduce fixed costs, improve operational efficiency, and stabilize liquidity during periods of declining OEM demand or rising input costs. Actions implemented during certain periods may have included workforce optimization measures, renegotiation of supplier terms, reduction of discretionary spending, consolidation of production activities, and streamlining of administrative functions. In some cases, the Company may have engaged external consultants to support operational diagnostics or restructuring planning, resulting in additional one-time advisory expenses. While such measures are intended to restore competitiveness and improve cost absorption, the short-term financial impact often includes severance costs, professional fees, or temporary production inefficiencies during transition periods. Operational improvements have also played a role in Paragon’s turnaround efforts, with initiatives focused on enhancing production scheduling, reducing scrap and rework rates, optimizing inventory levels, and improving quality-control processes. Investments in automation or targeted equipment upgrades may have been pursued to strengthen long-term efficiency, although such projects can temporarily increase cash outflows even as they aim to deliver future cost savings. Additionally, management may have prioritized more disciplined working-capital practices, including tighter oversight of procurement planning and closer coordination with customers to align production volumes with forecast variability. These efforts, while beneficial, are inherently limited by the structural challenges of operating within a high-cost manufacturing environment and by the Company’s dependence on OEM-driven schedules and pricing constraints. The effectiveness of these initiatives has varied across reporting periods, with some actions providing temporary financial relief and others proving insufficient to offset persistent headwinds such as energy-price volatility, inflationary pressure, or supply-chain disruptions. In certain cases, restructuring measures may have slowed the rate of financial deterioration but did not result in sustained profitability due to the magnitude of external pressures and the rigidity of fixed costs. As a result, although Paragon’s restructuring and cost-saving efforts reflect proactive management responses to adverse conditions, they do not eliminate the underlying risks associated with liquidity constraints, operational volatility, and customer dependency. These initiatives remain an important but not definitive component of the Company’s broader financial recovery efforts.

Critical Accounting Policies and Estimates

Revenue recognition

Paragon recognizes revenue in accordance with the accounting principles applicable to its statutory reporting framework, which is typically German GAAP or IFRS, and the underlying principles generally align revenue with the transfer of control of goods to customers. As a supplier to automotive OEMs and Tier-1 manufacturers, the Company’s revenue is primarily derived from the sale of production components under long-term supply arrangements tied to specific vehicle platforms. Revenue is generally recorded at the point in time when products are delivered to the customer and the risks and rewards of ownership have passed, which typically corresponds with delivery terms specified in the Company’s contracts. Because components are manufactured to customer specifications and have limited alternative use, revenue timing is closely linked to customer release orders, logistics schedules, and call-off quantities rather than discretionary internal production activity. Paragon’s contracts may also include tooling or engineering-related charges billed to customers during program launches. Under German GAAP or IFRS, revenue from tooling may be recognized based on the stage of completion or when the tool is accepted by the customer, depending on contractual terms. These arrangements can contribute to revenue fluctuations across periods, particularly during phases of intensive program development. Variable consideration—such as price adjustments, scrap recovery, or penalties—may arise in limited circumstances, but pricing is generally fixed by customer schedules and annual commercial agreements. Returns and warranty claims are infrequent and typically governed by OEM quality processes; reserves are recorded when a present obligation or probable future cost can be reasonably estimated. Revenue volatility is influenced by customer forecasts, production schedules, and supply-chain conditions. Because the Company’s revenue is tied directly to OEM demand, unexpected changes in order timing or volume can cause significant deviations from forecasted revenue levels. The Company’s revenue recognition practices do not mitigate this volatility, as revenue is not recognized until shipment or delivery occurs. Paragon does not typically engage in long-term or percentage-of-completion revenue contracts, and therefore has limited flexibility to smooth revenue across reporting periods. As a result, revenue trends reflect the inherent variability of the automotive sector, the dependence on a limited number of customers, and the timing of OEM program launches or wind-downs.

Inventory valuation and obsolescence

Paragon values its inventory in accordance with the accounting principles applicable under German GAAP or IFRS, typically at the lower of cost or net realizable value. Inventory consists primarily of raw materials such as electronic components, plastics, resins, and mechanical parts; work-in-process related to partially assembled modules; and finished goods awaiting shipment to OEM and Tier-1 customers. Cost is generally determined using standard costing or weighted-average methods, which incorporate direct materials, direct labor, and an allocation of manufacturing overhead based on normal production levels. Because the Company operates in a high-precision, customer-driven manufacturing environment, inventory balances can be significantly influenced by fluctuations in customer forecasts, supply-chain disruptions, and production scheduling changes. Obsolescence risk arises primarily from engineering changes, customer program modifications, and the cyclical nature of automotive platforms. When OEMs alter component specifications, initiate design updates, or transition to successor models, certain raw materials or work-in-process items may no longer be usable. Similarly, finished goods that were manufactured for one platform may not be transferable to another due to strict OEM-specific requirements. The Company conducts periodic reviews of inventory aging, slow-moving items, and engineering-change impacts to determine whether adjustments to carrying values are required. Write-downs to net realizable value are recorded when inventory is deemed obsolete, impaired, or in excess of expected future demand. Supply-chain volatility has heightened the importance of inventory management. Periods of component shortages have sometimes required the Company to hold elevated raw-material levels to secure production continuity, increasing the risk of excess inventory if customer schedules subsequently changed or softened. Conversely, unexpected customer order reductions or timing shifts can leave Paragon with surplus work-in-process or finished goods that may not be recoverable at cost. The Company’s exposure to obsolescence is further influenced by the precision and customization inherent in its product lines, where even minor engineering changes can render previously purchased materials unusable. Overall, inventory valuation and obsolescence considerations represent a recurring operational challenge for Paragon, affecting both profitability and working-capital requirements.

Impairment of long-lived assets

Paragon assesses its long-lived assets—including production machinery, tooling, equipment, leasehold improvements, and other manufacturing infrastructure—for impairment in accordance with the accounting standards applicable under German GAAP or IFRS. These assets are critical to the Company’s ability to produce automotive components and are subject to significant wear and operational dependency. Impairment considerations arise when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Such indicators may include prolonged operating losses, significant declines in customer demand, underutilization of production capacity, changes in OEM program allocations, or shifts in technology that render existing equipment less efficient or obsolete. When impairment indicators are present, the Company evaluates whether the expected future cash flows generated by the asset or asset group are sufficient to support its carrying value. If recoverable amounts fall below the asset’s book value, an impairment charge is recorded to reduce the carrying amount to its fair value or value in use. These charges can arise in periods of reduced production levels, major program ramp-downs, or operational restructuring initiatives that reduce the expected useful life of machinery or make certain tooling redundant. Because assets supporting customer-specific programs often have limited utility beyond their intended application, their economic value may decline sharply when a program is scaled back or discontinued. Impairment charges, when recognized, can materially affect the Company’s operating results in the period recorded and may signal structural financial or operational challenges. While impairment does not directly impact cash flow, it reduces reported earnings and may limit the Company’s borrowing capacity under certain financing arrangements. Furthermore, recurring impairment considerations may reflect underlying issues such as insufficient investment in modernization, competitive disadvantages, or declining long-term viability of certain product lines. For a company operating in a capital-intensive environment such as automotive manufacturing, ongoing assessment of asset utilization and economic recoverability remains essential to understanding Paragon’s financial condition and operational sustainability.

Lease accounting

Paragon accounts for leases in accordance with the principles applicable under German GAAP or IFRS, depending on its statutory reporting requirements. The Company’s leased assets typically include manufacturing facilities, warehouse or storage spaces, office premises, and certain machinery or equipment used in production. Under IFRS, leases are generally recognized on the balance sheet as right-of-use (“ROU”) assets with corresponding lease liabilities, measured at the present value of future lease payments. Depreciation of ROU assets and interest expense on lease liabilities are recorded in the statement of operations, which may result in a front-loaded expense profile relative to traditional operating-lease accounting. Under German GAAP, certain leases may be treated as off-balance-sheet arrangements, with rent expense recognized on a straight-line basis over the lease term; however, finance-style leases that transfer substantially all risks and rewards of ownership are capitalized. Differences in accounting treatment can affect comparability between statutory financial statements and any U.S. GAAP–based pro forma or post-acquisition statements. Lease terms often include multi-year commitments, renewal options, indexation clauses linked to inflation, and obligations related to maintenance, utilities, and insurance. Because the Company relies heavily on specialized production spaces and equipment, lease arrangements represent fixed financial obligations that must be honored regardless of fluctuations in customer volumes or operational performance. This fixed nature of lease payments contributes to liquidity strain during periods of reduced revenue, particularly when the Company experiences negative operating cash flows or heightened working-capital pressure. Additionally, the requirement to maintain production continuity for OEM programs limits Paragon’s ability to renegotiate or exit certain lease arrangements without incurring penalties or operational disruption. Changes in lease obligations—such as the commencement of new machine or facility leases, modifications to existing contracts, or early termination—can influence both financial results and cash-flow timing. Increases in energy surcharges, facility costs, or inflation-linked rent adjustments may further raise the Company’s lease-related expenses over time. Because lease liabilities represent long-term financial commitments, they are considered in assessing liquidity, solvency, and going-concern risk. After a potential acquisition by Tejascore, these leases would be recognized under U.S. GAAP in accordance with ASC 842, which may differ materially from Paragon’s statutory presentation. Overall, lease accounting plays a meaningful role in understanding the Company’s fixed-cost structure, asset usage, and financial flexibility.

Provisions and contingencies

Paragon records provisions and contingencies in accordance with the requirements of German GAAP or IFRS, which generally mandate recognition of a liability when the Company has a present obligation arising from a past event, it is probable that an outflow of economic resources will be required to settle the obligation, and a reliable estimate can be made. These provisions typically relate to warranty obligations, supplier or customer claims, environmental compliance matters, restructuring efforts, employee-related obligations, and other operational or legal exposures inherent in automotive manufacturing. Warranty provisions are among the most common, reflecting the Company’s responsibility to repair or replace components that fail to meet OEM quality standards. Estimates for warranty liabilities are based on historical defect rates, contractual terms, engineering assessments, and forecasted production volumes. Although warranty incidents may be infrequent, even small deviations in quality performance can have material financial implications given the stringent standards imposed by automotive OEMs. The Company may also recognize provisions for restructuring actions, such as workforce adjustments, facility optimization, or contract renegotiations. These provisions are recorded when management has committed to a restructuring plan and when associated costs—such as severance, contract termination fees, or asset write-downs—can be reasonably estimated. In addition, contingencies may arise from disputes with suppliers, customers, or regulatory bodies, including claims relating to product performance, delivery delays, or contractual disagreements. Such contingencies are evaluated periodically, and provisions are recorded when liability becomes probable, although the outcome of these matters often remains uncertain until resolution. Environmental or compliance-related provisions may also be required under EU regulations, particularly if facility operations involve chemicals, waste disposal, or emissions that could trigger remediation obligations. Many contingencies faced by Paragon involve uncertainties that may not be fully captured in the financial statements if the likelihood of loss is assessed as less than probable or cannot be reliably estimated. However, unresolved contingencies—whether disclosed or provisioned—can still pose financial and operational risk, particularly for a company experiencing liquidity constraints. The need to settle legal disputes, absorb unexpected product-related costs, or comply with regulatory enforcement actions could significantly impact cash flow, profitability, or borrowing capacity. Because provisions and contingencies are sensitive to judgments and estimates, they represent an important area of uncertainty and may contribute to volatility in reported results.

R&D and engineering cost treatment

Paragon’s research and development (“R&D”) and engineering costs primarily relate to the design, validation, and refinement of automotive components manufactured for OEM and Tier-1 customers. These activities are essential for securing new program nominations, meeting evolving customer specifications, and maintaining competitiveness in a technology-driven supply chain. Under German GAAP or IFRS, most engineering and development expenses are recognized as incurred, unless specific criteria for capitalization are met—such as the demonstration of technical feasibility, intention to complete, and the ability to generate future economic benefits. Because automotive programs often involve customer-specific engineering work with limited alternative use, a substantial portion of these expenditures is expensed as period costs rather than capitalized. This treatment can create fluctuations in operating results, especially during intensive development cycles leading up to new program launches or major design revisions. Engineering costs typically include personnel expenses for design and technical staff, costs associated with prototype development, testing and validation activities, and expenses related to compliance with automotive quality and regulatory standards. In some cases, the Company may recover a portion of development costs from customers through engineering change charges or tooling reimbursement arrangements; however, such recoveries are often limited and may not offset the full engineering spend required to bring a component to production readiness. When recoveries occur, they are recognized in accordance with underlying contractual arrangements and may create temporary variability in reported results. R&D and engineering expenditures can increase significantly during periods of new program acquisition or when customers introduce advanced features requiring substantial redesign. Conversely, these costs may decline during periods of operational slowdown or when financial constraints limit the Company’s ability to invest in development initiatives. While engineering activities are critical for long-term revenue generation and customer retention, their expensing under statutory accounting frameworks can contribute to operating losses in periods of elevated development activity. Moreover, insufficient investment in engineering due to liquidity pressure or cost-containment efforts may impair Paragon’s ability to secure future program awards or remain competitive in an industry that increasingly depends on electronic integration, sensor technology, and digital interfaces. Overall, R&D and engineering cost treatment represents both a financial burden and a strategic necessity for Paragon, influencing short-term profitability and long-term viability.

Key estimates affecting financial performance

Paragon’s financial performance is influenced by several key accounting estimates and judgments that require management to make assumptions regarding the future economic environment, operational trends, and customer behavior. These estimates affect the valuation of assets and liabilities, the timing and recognition of revenues and expenses, and the measurement of provisions and contingencies. One of the most significant estimates relates to inventory valuation, where management must assess potential obsolescence risks associated with engineering changes, fluctuating customer demand, and the cyclicality of automotive platforms. Determining whether inventory must be written down to net realizable value requires judgment regarding future production volumes, the likelihood of implementing design modifications, and the ability to repurpose existing materials for alternate applications. Another critical estimate involves warranty provisions, which require management to project future defect rates and repair costs based on historical performance, engineering assessments, and customer quality requirements. Because even isolated quality issues can have substantial financial implications in the automotive supply chain, estimating warranty liabilities involves inherent uncertainty. Management must also evaluate impairment indicators for long-lived assets, including production machinery and tooling, particularly when customer programs are reduced or discontinued. Assessing recoverable value in such cases requires assumptions about future cash flows, production volumes, discount rates, and the remaining useful life of equipment, all of which can materially affect reported earnings when economic conditions deteriorate. Estimates related to revenue recognition may arise in connection with tooling reimbursements, variable consideration, or engineering recoveries, where management must determine the probability and measurable value of expected receipts. Additionally, provisions for restructuring, legal disputes, and other contingencies require judgment regarding the likelihood of settlement, the magnitude of potential obligations, and the timing of cash outflows. Foreign currency translation adjustments may also influence reported performance, as many material purchases or contractual obligations may be denominated in currencies other than the euro. Collectively, these key estimates introduce meaningful variability into Paragon’s financial results, and actual outcomes may differ materially from management’s assumptions due to the inherent uncertainties of the automotive industry and the Company’s liquidity-constrained operating environment.

Known Challenges and Risk Considerations

Paragon faces a wide array of operational, financial, and industry-specific challenges that collectively affect its stability, profitability, and long-term viability. One of the most significant risks is the Company’s exposure to fluctuating OEM production volumes, which are inherently cyclical and influenced by macroeconomic trends, consumer demand, regulatory changes, and supply-chain conditions throughout Europe. Because Paragon’s revenues are tied directly to customer call-off orders, even modest reductions in OEM production can result in substantial declines in shipment volumes, underutilization of manufacturing capacity, and corresponding deterioration in margins. These declines are exacerbated when multiple customers experience broader industry disruptions, leading to simultaneous reductions in order visibility and production planning certainty. Program ramp-downs, successor-platform delays, or loss of nominations further contribute to revenue volatility and place pressure on operational efficiency. Another major challenge pertains to the Company’s structurally high and inflexible cost base, driven by the German labor environment, strict regulatory obligations, and elevated energy prices. Fixed labor costs, mandatory social contributions, and limited ability to adjust staffing levels in response to sudden production declines create a scenario in which costs cannot scale downward at the same pace as revenues. Combined with volatile electricity and natural-gas prices—among the highest in Europe—this rigidity has a direct and persistent impact on Paragon’s margin profile. When energy costs spike, the Company may find itself unable to recover expenses from OEMs due to contractual constraints and protracted negotiation cycles, resulting in immediate financial strain. Compliance with EU environmental, data-protection, health-and-safety, and quality requirements also increases operating costs and reduces flexibility in making rapid operational adjustments. Paragon is additionally affected by severe supply-chain constraints, particularly involving electronic components, plastics, resins, and specialty chemicals. The global semiconductor shortage and interruptions in petrochemical supply chains have contributed to erratic material availability, increased procurement costs, and production inefficiencies stemming from unplanned downtime and rescheduling. These constraints can force the Company to procure materials at premium prices, rely on less cost-effective alternate suppliers, or maintain excess inventory to hedge against disruptions—all of which heighten working-capital requirements and compress margins. In parallel, supplier credit tightening or reduced willingness to extend payment terms may further accelerate outflows at moments when liquidity is already constrained. Because Paragon’s supply chain is tightly linked to global markets, broader geopolitical disruptions, trade restrictions, logistics bottlenecks, and freight inflation represent ongoing sources of uncertainty that can materially affect operations. Liquidity risk represents one of the most acute challenges for Paragon. The Company’s cash-generation capability has been limited by extended OEM payment terms, inconsistent production volumes, margin compression, and growing working-capital demands. As a result, Paragon has become increasingly reliant on external financing, short-term credit lines, and lender forbearance to meet its near-term obligations. This dependence exposes the Company to refinancing risk, covenant breaches, collateral pressures, and potential withdrawal of banking support. If lenders impose more stringent borrowing conditions or decline to renew facilities, Paragon may lack sufficient liquidity to fund materials, payroll, energy expenses, and warranty obligations. Even minor disruptions in customer collections can immediately escalate into liquidity crises given the Company’s narrow headroom and limited cash reserves. These vulnerabilities create substantial doubt regarding Paragon’s ability to continue as a going concern unless the Company secures reliable long-term financing or demonstrates sustained improvement in operational performance. Working-capital volatility is closely tied to liquidity challenges. Receivable cycles dictated by OEM payment schedules can extend significantly, delaying cash inflows and creating mismatches with supplier payments that require more immediate settlement. Inventory levels fluctuate based on customer forecasts, engineering changes, and supply-chain uncertainty, often leading to excess inventory that ties up cash. When demand softens unexpectedly, the Company may be left with slow-moving or obsolete components, requiring write-downs that further weaken financial performance. Vendor pressure, including shortened payment terms or demands for upfront deposits, intensifies working-capital strain and can force Paragon to draw heavily on short-term borrowing facilities to maintain operational continuity. Operational challenges also contribute to financial uncertainty. Paragon’s production efficiency is highly sensitive to capacity utilization, equipment reliability, workforce consistency, and the precision required in automotive electronics and interior-module assembly. Lower utilization not only increases per-unit manufacturing costs but also heightens the risk of scrap, rework, and production inefficiency due to fragmented scheduling or material shortages. The complexity of customer-specific engineering requirements increases the risk of quality deviations, warranty exposures, and production delays, any of which can undermine customer relationships or lead to financial penalties. Furthermore, because engineering work is essential for securing new program awards, reductions in engineering investment due to liquidity pressures may impair the Company’s future competitiveness and limit access to strategic growth opportunities. Customer concentration amplifies these operational and financial risks. A material portion of Paragon’s revenue is derived from a limited number of OEMs and Tier-1 suppliers, meaning that the loss or reduction of even a single customer program could have significant financial consequences. OEMs possess substantial bargaining power and frequently require cost reductions, quality improvements, and enhanced delivery performance, which can pressure supplier profitability. Additionally, OEMs can reallocate programs to alternate suppliers based on cost, performance, or strategic sourcing preferences. Because Paragon operates in a mature and competitive supplier environment, it may face challenges sustaining customer awards without continued investment in innovation, automation, and cost discipline. On the strategic front, the Company may be impacted by macroeconomic trends, inflationary pressures, and the accelerating shift toward vehicle electrification and digitalization. These trends may require new engineering capabilities, technology investments, and adaptations in product strategy that are difficult to fund given current financial constraints. Interest-rate increases, recessionary pressures, and weakening consumer demand could further reduce OEM production, worsening revenue predictability and margin stability. The Company is also vulnerable to foreign-exchange fluctuations, particularly when materials or components are sourced globally or when customer pricing assumptions involve currency exposures. Taken together, these challenges—ranging from operational volatility and liquidity strain to regulatory burdens and industry transitions—form a complex risk environment that has materially influenced Paragon’s historical financial performance and will continue to affect its near-term and long-term prospects. Without significant improvements in financial flexibility, cost competitiveness, and operational stability, the Company may face ongoing difficulties sustaining profitability, meeting financial obligations, and securing future program nominations.

Impact of Foreign Currency

Paragon is exposed to multiple forms of foreign currency risk that affect its revenues, cost structure, balance sheet, and overall financial performance, notwithstanding the fact that the Company reports primarily in euros under its statutory accounting framework. Although Paragon’s customers are largely based in Germany and the broader European Union, many of the materials, subcomponents, and electronic elements required in its production processes are sourced from global suppliers operating in currencies other than the euro, including the U.S. dollar, Chinese yuan, Japanese yen, and currencies linked to global semiconductor markets. When these procurement currencies appreciate against the euro, the Company experiences immediate cost pressure, as imported materials become more expensive and procurement budgets expand relative to expectations. These effects are particularly acute for electronic components, which are frequently priced in USD or USD-indexed formulas, meaning that even small fluctuations in exchange rates can materially increase raw-material costs. The Company’s ability to recover these cost increases through customer pricing is limited by the rigid commercial structures typical of the automotive industry. OEM and Tier-1 contracts often specify annual price-down obligations or impose narrow windows for renegotiation. As a result, unfavorable currency movements—particularly euro depreciation relative to USD or Asian currencies—may compress margins for extended periods before any pass-through adjustments can be implemented. Conversely, when the euro strengthens, Paragon may not immediately benefit if existing contracts have already locked in pricing or if customers demand cost reductions that offset currency-related improvements. This asymmetry in currency pass-through dynamics contributes to operational unpredictability and may exacerbate volatility in gross margin when currency shifts occur at the same time as changes in material pricing, supply-chain disruptions, or energy-cost fluctuations. Foreign currency exposure also affects inventory valuation and procurement planning. When components are purchased in foreign currency, inventory balances may reflect higher carrying costs during periods of euro weakness, increasing working capital requirements. If inventory is held for extended periods due to customer forecast changes or supply-chain delays, foreign-currency fluctuations may further distort cost absorption or require adjustments to net realizable value. These inventory dynamics complicate margin forecasting and introduce additional financial risk, particularly for specialized components with long lead times and limited alternate use. Furthermore, the timing mismatch between the date of purchase and the date of cash settlement—common in international procurement—can magnify transaction-level currency risk when exchange rates change rapidly over short intervals. Even though Paragon records most transactions in euros, foreign currency influences may still arise indirectly through suppliers that internalize exchange-rate costs into their euro-denominated invoices. For example, a European supplier reliant on USD-priced raw materials may increase its euro pricing in response to currency shifts, effectively transferring foreign-exchange exposure down the supply chain. This indirect exposure is more difficult for Paragon to monitor or hedge, as it cannot control the supplier’s currency strategy or underlying cost structure. Additionally, global freight, logistics, and transportation costs are often denominated in USD or subject to fuel-indexed surcharges, exposing Paragon to further exchange-rate-driven volatility in non-material cost categories. Currency fluctuations may also affect Paragon’s financial position from a balance-sheet perspective, especially if the Company holds payables, lease obligations, or financing arrangements linked to currencies other than the euro. While the Company may not currently generate revenue outside the EU, any foreign-currency-denominated liabilities introduce remeasurement risk, which can result in unrealized gains or losses that impact reported profitability. If Paragon relies on suppliers or lenders in Asia or North America, payment obligations may need to be settled in foreign currencies, increasing the Company’s reliance on timely access to euros and foreign-exchange liquidity. Unfavorable revaluation of such liabilities could intensify liquidity pressure, particularly during periods when operating cash flow is weak or when working-capital requirements are elevated. Foreign currency impacts become even more critical in the context of Tejascore’s proposed acquisition. Upon consolidation under U.S. GAAP, Paragon’s euro-denominated financial statements will be translated into USD for reporting purposes, introducing further variability due to translation risk. Changes in the EUR/USD exchange rate will directly affect reported revenues, expenses, assets, liabilities, and equity, even if Paragon’s underlying operations remain unchanged. Translation effects may be significant during periods of sharp currency volatility, potentially distorting period-over-period comparability and complicating analysts’ or investors’ interpretation of performance. Moreover, pro forma financials included in the Offering Statement will reflect historical exchange rates that differ from the rates prevailing at the time of acquisition or consolidation, introducing additional reconciliation challenges and increasing the risk that future reported results will diverge from pro forma assumptions. The Company does not appear to maintain extensive foreign-exchange hedging arrangements, either due to cost constraints, liquidity limitations, or the operational complexity associated with managing multi-tier supply-chain exposures. As a result, Paragon remains vulnerable to both transaction and translation currency risks that may arise across procurement cycles, supply-chain flows, and post-acquisition reporting requirements. This lack of hedging further amplifies volatility in cost of goods sold, operating margins, and cash-flow performance, and may hinder the Company’s ability to stabilize financial outcomes in the face of external currency pressures. Given the globalized nature of the automotive electronics and materials markets, foreign-currency volatility is expected to remain a persistent challenge affecting Paragon’s financial condition and contributing to operational uncertainty.

Post-Acquisition Considerations (Non-Forward-Looking)

If Paragon is acquired, its operations, financial reporting, and organizational structure would be subject to several material changes as a result of integration into a U.S.-based holding company subject to SEC oversight and U.S. GAAP requirements. Upon completion of an acquisition, Tejascore would be required to consolidate Paragon’s financial statements under U.S. GAAP, which differs in important respects from German GAAP or IFRS, the standards under which Paragon currently prepares its financial information. As part of this consolidation, all of Paragon’s identifiable assets, liabilities, and contractual commitments would need to be recorded at fair value in accordance with ASC 805 (“Business Combinations”). This process may require adjustments to valuations for inventory, machinery, tooling, leases, intangible assets, and provisions, as well as recognition of new intangible assets such as customer relationships or technology if those items meet the criteria for separate identification. Any excess of the purchase price over the fair value of net assets acquired would be recognized as goodwill, which would later be subject to impairment testing as required under U.S. GAAP. These accounting steps can materially alter the presentation of Paragon’s historical financial statements and may create differences between statutory and consolidated reporting that require detailed disclosure. The preparation of consolidated financial statements under U.S. GAAP would also necessitate alignment of Paragon’s accounting policies with those of Tejascore. This may require changes in revenue recognition methodologies, lease accounting, capitalization of development costs, impairment assessment, and treatment of provisions or contingencies. Because U.S. GAAP places different emphasis on certain judgments—such as impairment triggers, recognition thresholds for liabilities, and measurement of long-lived assets—Paragon’s reported results after acquisition may differ from its historical statutory results even in the absence of operational changes. Internal controls over financial reporting, which may not currently be structured to satisfy SEC requirements applicable to U.S. public reporting entities, would also need to be implemented, tested, and documented. This includes controls around journal entries, reconciliation processes, system access, financial close timelines, and documentation standards, all of which may require substantial adaptation and oversight. Operationally, Paragon would be required to integrate into Tejascore’s governance framework, reporting structure, and corporate policies. This includes adherence to board-approved financial practices, audit committee oversight, and compliance programs related to ethics, cybersecurity, data protection, and regulatory obligations. The Company may also need to produce more frequent, detailed, and standardized financial reporting to support Tejascore’s SEC filing obligations, which differ significantly from the annual statutory requirements in Germany. These reporting obligations may impose additional administrative burdens on Paragon’s management team, including the need to produce quarterly data, management certifications, audit-ready schedules, and timely responses to auditor inquiries. Such administrative requirements may require upgrades to IT systems, ERP configurations, or financial reporting software to accommodate U.S. GAAP consolidation and audit documentation. Paragon’s cash-management structure would also change materially following consolidation. Once acquired, cash balances, intercompany transactions, and any dividend distributions or upstream payments would be subject to Tejascore’s treasury policies as well as applicable tax, legal, and regulatory constraints. Paragon’s ability to upstream cash to Tejascore may be affected by German corporate law, banking covenants, and local liquidity requirements. Additionally, intercompany financing, transfer-pricing arrangements, and tax planning strategies would need to comply with both German and U.S. tax frameworks, potentially requiring changes in pricing models, contractual arrangements, or cost-sharing structures. These considerations may influence the timing and presentation of cash flows within the consolidated group and create complexities in managing liquidity across jurisdictions. Foreign currency considerations would also become more prominent post-acquisition, as Paragon’s euro-denominated financial statements would need to be translated into U.S. dollars for SEC reporting purposes. The effects of translation—including foreign-currency translation adjustments—would be recorded in other comprehensive income, potentially creating volatility in Tejascore’s consolidated equity even if Paragon’s underlying operations do not materially change. This process differs from transaction-level foreign-currency exposure and can significantly influence reported results, especially in periods of EUR/USD volatility. Translation methodologies under ASC 830 may require adjustments to historical balances and necessitate ongoing tracking of cumulative translation differences. Regulatory reporting complexity would increase after acquisition, as Paragon would fall under Tejascore’s broader set of reporting obligations, including disclosures required by Regulation A, periodic reports after qualification, and future SEC reporting expectations. This includes detailed footnote disclosures, segment reporting if applicable, and expanded narrative requirements surrounding risks, liquidity, commitments, contingencies, and internal-control considerations. German regulatory requirements—such as labor protections, environmental reporting, and data-protection compliance—would continue to apply, but must be harmonized with U.S. disclosure expectations, requiring more granular documentation and governance oversight than before.

Finally, while no forward-looking statements about performance can be made, the process of integration itself may require substantial management attention and administrative resources. This includes aligning financial systems, standardizing accounting practices, establishing consistent internal controls, coordinating audit schedules, and ensuring that operational, legal, and compliance frameworks satisfy U.S. public-company standards. The pre-existing financial challenges at Paragon—including liquidity constraints, working-capital pressures, customer-specific risks, and sensitivity to external cost drivers—would not be eliminated by acquisition and must be incorporated into the consolidated reporting environment without assuming any improvement in outcomes.

Paragon’s Overall Financial Condition

Paragon’s overall financial condition reflects the cumulative impact of sustained margin pressure, volatile production volumes, elevated operating costs, liquidity constraints, and structural challenges inherent in the European automotive supply chain. The Company has faced recurring operating losses during certain reporting periods, driven by a combination of declining OEM demand, underutilization of production capacity, and substantial increases in material and energy costs that could not be fully offset through customer pricing mechanisms. These underlying economic pressures have eroded profitability and reduced the Company’s ability to generate positive cash flow from operations, leaving Paragon increasingly reliant on external financing sources to meet its business obligations. The resulting financial profile is characterized by thin liquidity, limited cash reserves, and dependence on credit facilities, short-term borrowings, and lender support to sustain daily operating activities. Paragon’s balance sheet reflects a working-capital structure under strain, largely due to elongated OEM receivable cycles and the necessity to maintain adequate levels of purchased materials despite supply-chain disruptions. Receivables often accumulate more quickly than they convert into cash, while supplier terms, payroll cycles, and energy obligations require consistent and predictable cash outflows. This timing mismatch has created persistent cash-flow pressure, forcing the Company to utilize revolving credit lines or overdraft facilities as primary funding mechanisms rather than supplemental liquidity tools. Inventory levels may fluctuate due to changes in customer forecasts or supply-chain instability, and periods of excess inventory can further constrain working capital by tying up financial resources that cannot be easily diverted to other operational needs. Additionally, rising raw-material costs and energy-price volatility have increased the cash required to operate even at lower production volumes, intensifying the financial burden. The Company’s debt obligations and financing arrangements contribute to additional financial risk. Interest expense from term loans, asset financing, or revolving credit facilities reduces available cash and narrows operational flexibility, particularly during downcycle conditions. Loan covenants or borrowing-base requirements may limit the Company’s ability to draw funds when needed or may require supplementary collateral or owner support to remain compliant. In some instances, the Company may be required to renegotiate lending terms or seek renewed banking support to maintain solvency. Failure to secure such support could result in liquidity shortfalls that impede the Company’s ability to purchase materials, meet payroll, or sustain production output. The concentration of near-term maturities or dependence on short-term borrowing further elevates refinancing and rollover risk, especially in a tightening credit environment within Europe. Paragon’s cost structure presents additional financial challenges that exacerbate its constrained liquidity. Operating in Germany exposes the Company to high fixed labor costs, regulatory wage requirements, and statutory social charges that cannot be rapidly adjusted in response to shifts in customer demand. Energy costs remain volatile and increasingly unpredictable, representing a significant nondiscretionary component of operating expenses. Compliance with EU labor, environmental, and data-protection regulations imposes further administrative and financial burdens. These structural cost drivers limit Paragon’s capacity to implement rapid cost-reduction measures and reduce the Company’s resilience during periods of revenue decline or operational disruption. Despite these difficulties, the Company has undertaken various restructuring and cost-rationalization initiatives aimed at improving operational efficiency and reducing expenses. While such efforts may have yielded limited short-term relief, they have generally been insufficient to fully offset the magnitude of external pressures affecting Paragon’s financial performance. The Company’s recovery efforts remain constrained by liquidity limitations, customer dependency, and the intrinsic rigidity of its manufacturing cost base. Because operational improvements often require investment in equipment modernization, automation, or engineering capacity, Paragon may face challenges implementing initiatives that could enhance long-term performance without adequate access to capital. Customer concentration also plays a significant role in the Company’s financial condition. A material portion of Paragon’s revenue depends on a small number of OEMs and Tier-1 suppliers. Reductions in customer demand, loss of program nominations, or unfavorable commercial negotiations could materially affect revenue visibility and financial stability. Given the absence of significant diversification, Paragon’s financial health is highly sensitive to the performance and procurement decisions of its core customers. This dependence, combined with limited ability to influence customer forecasting and schedule adjustments, further increases cash-flow unpredictability and operational risk. Foreign currency exposure, while not the principal driver of financial distress, represents an additional layer of uncertainty that affects the cost of imported materials and global freight. Euro-denominated reporting does not eliminate the financial impact of USD or Asian currency fluctuations embedded in supplier pricing. Such volatility can introduce further margin erosion and working-capital strain, especially during periods when Paragon cannot pass through cost increases to customers under existing pricing structures. Taken together, these factors illustrate that Paragon’s overall financial condition is fragile and subject to multiple internal and external vulnerabilities. The Company’s ability to operate without significant financial support is limited, and continued reliance on lender cooperation, stable OEM demand, and effective cash-management practices remains critical. Without material stabilization of liquidity, improved cost absorption through consistent production volumes, or structural reduction in operating expenses, Paragon may continue to experience financial difficulty and remain exposed to going-concern risks. This financial profile must be carefully evaluated in the context of any potential acquisition, as historical challenges and structural constraints are unlikely to resolve automatically as a result of a change in ownership.

Management’s Discussion And Analysis Of Alpha Maier Private Limited Financial Condition And Results Of Operations

Overview of Operations and Strategic Positioning

Alpha Maier operates as a specialized automotive components manufacturer with capabilities deeply anchored in the design, engineering, and production of highly aesthetic, technology-driven interior and exterior plastic components for major automotive OEMs. Its operations are strategically positioned within the broader Maier Group ecosystem, a European leader in decorative and functional plastic solutions and part of the globally recognized Mondragon Corporation. This strategic lineage allows Alpha Maier to leverage decades of technological innovation, including chrome plating, multi-layer painting, hot stamping, IMD, laser etching, UV surface treatments, and advanced mold design, all of which form the foundation of its competitive differentiation. The company’s operational model is built around supplying high-volume and high-precision components that combine structural functionality with premium visual appeal—characteristics that increasingly define the expectations of automotive buyers and OEM design studios. Alpha Maier’s product portfolio spans critical interior modules such as instrument-panel components, central consoles, meter clusters, air vents, glove boxes, and gear-shift garnishes, alongside exterior modules including grilles, wheel trims, door garnishes, rear appliqués, fuel-filler and EV-charge-port systems, and model-specific branding elements such as badges, logos, and emblems. This dual-product capability in interiors and exteriors positions the company as an integrated supplier capable of supporting OEM styling, functional integration, and weight-reduction objectives across multiple vehicle platforms. Operationally, Alpha Maier benefits from its embedded position within OEM supply chains, supplying parts used in multiple high-volume and strategic vehicle programs across brands such as Suzuki, Toyota, MG Motor, Nissan, Renault, Opel, and Peugeot. These entrenched relationships allow the company to maintain consistent program visibility, stable revenue streams, and scalable production planning tied to OEM lifecycle timelines. The strategic positioning of Alpha Maier is further strengthened by its access to the JV company’s extensive product development ecosystem, which includes 2K/3K injection molding, multi-piece modular assemblies, functional lighting integration, camera-housing structures, and printed aesthetic overlays—capabilities that enhance the company’s relevance in the transitioning automotive environment where styling, electronics integration, and lightweight modularity increasingly converge. Alpha Maier’s operations are structured around meeting stringent OEM quality, precision, and surface-finish standards, giving it a defensible niche in segments where margins are preserved through craftsmanship, engineering depth, and long-term program tenures rather than commoditized volume supply. From a strategic standpoint, Alpha Maier occupies a resilient position in an automotive components landscape that is undergoing rapid transformation driven by EV adoption, platform consolidation, and the shift toward enhanced user-experience interiors. The company’s technological competencies align directly with OEM needs for visually differentiated, sensor-enabled, and lightweight components that support both ICE and EV platforms without requiring fundamental redesigns of its manufacturing infrastructure. Its consistent EBITDA performance, improving margins, and stable year-over-year revenue base reflect operational resilience despite market volatility in material prices and OEM demand cycles. Alpha Maier’s ability to innovate in decoration technologies and produce fully-finished, ready-to-assemble components provides a cost-efficiency advantage for OEMs seeking fewer suppliers and greater module consolidation. Strategically, Alpha Maier is positioned not merely as a parts manufacturer but as a partner capable of supporting OEM styling evolution, platform updates, and value-engineering initiatives throughout the model lifecycle.

Industry Environment and Competitive Landscape

The industry environment in which Alpha Maier operates is shaped by the broader dynamics of the global automotive components sector, where OEMs are increasingly prioritizing design differentiation, lightweighting, modular integration, and cost-efficient manufacturing partnerships to meet evolving regulatory, consumer, and technological demands. The competitive landscape is characterized by a combination of large multinational suppliers, regionally entrenched Tier-1 companies, and design-focused niche manufacturers, all vying to support OEMs undergoing platform consolidation and rapid technological transition driven by electrification and digitalization of vehicle cabins. Within this ecosystem, Alpha Maier benefits from the longstanding technological pedigree of the Maier Group and its association with the Mondragon Corporation, both of which provide operational stability, shared R&D platforms, and access to proprietary finishing technologies such as chrome plating, UV coatings, IMD printing, and laser etching—process capabilities that command a premium in markets where aesthetics, durability, and precision are central to OEM brand identities. Demand for high-quality interior and exterior plastic components remains strong as OEMs continue to refresh their model lineups, incorporate advanced driver-assistance systems, and upgrade user-interaction elements in both ICE and EV platforms, thereby increasing the reliance on suppliers like Alpha Maier that can deliver consistent surface quality, integrated functionality, and scalable production across multiple global vehicle programs. Despite this favorable demand trajectory, the environment remains highly competitive, with pressure on pricing, shorter program cycles, and growing expectations for sustainability, recyclability, and energy-efficient production methods. Competitors offering lower-cost solutions, especially from emerging markets, challenge established players on commoditized components; however, Alpha Maier’s expertise lies in complex, aesthetically demanding, and OEM-specific parts that require precision engineering, repeatability, and stringent process controls—capabilities not easily replicated in low-cost manufacturing centers. Industry consolidation among OEMs and Tier-1 suppliers is further reshaping the landscape, driving a preference for suppliers capable of offering broader product portfolios, cross-platform compatibility, and long-term reliability. In this environment, Alpha Maier’s ability to integrate advanced finishing technologies, provide full-service development support, and maintain high quality standards positions it competitively as a preferred supplier for global OEMs seeking to enhance both the functional and aesthetic characteristics of their vehicle interiors and exteriors while mitigating supply-chain risk through partnerships with technologically robust and financially stable manufacturing entities.

Key Revenue Streams and Program Performance

Alpha Maier’s revenue base is derived predominantly from the supply of high-precision interior and exterior plastic components to major automotive OEMs, and its financial performance is driven by multi-year production programs that provide recurring, predictable cash flows once platforms enter serial production. The company generates revenue from a wide array of components, including central consoles, instrument-panel trims, air-vent assemblies, glove-box modules, meter-cluster surrounds, and gear-shift garnishes on the interior side, as well as wheel trims, hub caps, grilles, rear door garnishes, fuel-filler and EV charge-port systems, and a large catalogue of OEM-specific emblems, badges, and branding elements on the exterior side. These components are embedded in high-volume vehicle lines across customers such as Suzuki, Toyota, MG Motor, Nissan, Renault, Opel, and Peugeot, providing Alpha Maier with a diversified revenue profile and minimizing dependency on any single OEM or platform. In U.S. dollar terms, Alpha Maier recorded revenues of approximately $15.5 million in 2022, $14.2 million in 2023, and $14.8 million in 2024, with a projected increase to $16.3 million in 2025, reflecting both improved OEM off-take and stabilization of production volumes after industry-wide disruptions. These revenue movements demonstrate the company’s resilience in an environment marked by fluctuating raw-material prices, currency volatility, and periodic demand corrections at the OEM level. Program performance is closely tied to Alpha Maier’s ability to maintain exceptional finishing quality and dimensional precision, especially in components that directly influence consumer perception of vehicle craftsmanship. Interior components generally contribute higher margins due to their aesthetic sensitivity and complex multi-stage finishing requirements, whereas exterior branding elements contribute steady volumes and benefit from economies of scale due to standardized tooling and repeatable production cycles. Profitability indicators, when translated to U.S. dollars, show that Alpha Maier generated EBITDA of approximately $1.29 million in 2022, $1.52 million in 2024, with projected improvement to $1.93 million in 2025, driven by operational efficiencies, improved cost absorption, and stable production scheduling across its customer programs. These figures demonstrate that program-level economics remain attractive even during periods of modest revenue contraction, reflecting strong cost-engineering discipline and manufacturing consistency. The company’s ability to support OEM mid-cycle facelifts also enhances revenue stability, as Alpha Maier frequently supplies incremental design modifications, variant introductions, revised decals, and refreshed color-and-trim elements that OEMs deploy to maintain competitiveness of existing models without full platform redesigns. Additionally, the company’s expertise in advanced processes such as 2K/3K multi-material injection molding, decorative surface treatments, and integration of functional modules such as lighting or camera housings positions it to command premium pricing on complex components that competitors with basic molding capabilities cannot replicate. Alpha Maier’s program performance is further strengthened by its strong delivery discipline, with high adherence to OEM Just-In-Time and Just-In-Sequence requirements, mitigating the risk of penalties and reinforcing long-term customer confidence. Taken together, these elements create a revenue model that is stable, diversified, and strategically positioned for growth, with strong alignment to OEM sourcing priorities and an expanding portfolio of multi-technology, value-added components that enhance both the aesthetic and functional characteristics of modern automotive platforms.

Cost Structure, Materials, and Margin Drivers

Alpha Maier’s cost structure is shaped by the interplay of raw material inputs, labor intensity, finishing-process complexity, and the operational efficiencies embedded in its manufacturing systems, all of which collectively influence margin performance across program lifecycles. The company’s cost of materials represents the single largest expenditure category, reflecting the heavy reliance on high-grade polymers, specialty resins, decorative films, coatings, and chrome-plating chemical substrates required to deliver the premium surface aesthetics expected by global OEMs. In U.S. dollar terms, material costs amounted to approximately $0.94 million in 2022, $0.80 million in 2023, and $0.82 million in 2024, with a projected rise to $0.89 million in 2025, demonstrating both the sensitivity of input costs to global petrochemical price movements and the company’s ability to partially offset fluctuations through long-term contracts, strategic sourcing arrangements, and value-engineering initiatives conducted jointly with OEMs. Labor and employee-benefit expenses form the second critical cost pillar, reflecting the skilled workforce required to execute complex molding, painting, multi-stage curing, robotic finishing, and quality-inspection operations. These expenses translated to roughly $0.21 million in 2022, $0.24 million in 2023, $0.24 million in 2024, and an estimated $0.25 million in 2025. While labor cost inflation poses an ongoing pressure point in India’s automotive manufacturing sector, Alpha Maier has historically mitigated this through automation enhancements, lean manufacturing systems, cell-based assembly configurations, and continuous skill development programs that improve throughput without proportional increases in headcount. Other operating expenses—which include utilities, tooling maintenance, mold refurbishments, energy inputs, logistics, overhead absorption, and outsourced process work such as electroplating or specialized surface treatments—form another significant cost block. These expenses amounted to approximately $0.28 million in 2022, $0.29 million in 2023, $0.27 million in 2024, with a projected increase to $0.29 million in 2025, reflecting stable yet essential outlays required to maintain the precision and consistency demanded by OEM quality audits. Tooling costs, while generally amortized or capitalized at the OEM program level, influence cost absorption in the early phases of platform launches, temporarily suppressing margins until serial production volumes stabilize. Alpha Maier’s EBITDA performance—approximately $1.29 million in 2022,

$0.98 million in 2023, $1.52 million in 2024, and a projected $1.93 million in 2025—illustrates the company’s ability to preserve healthy margin contributions even when revenue experiences cyclical fluctuations, largely due to disciplined operational control, high repeatability of manufacturing processes, and strong customer relationships that support recurring engineering-change reimbursements and periodic price adjustments tied to raw-material indices. Margin drivers for Alpha Maier are heavily influenced by product mix, with complex interior components typically delivering higher unit economics due to stringent appearance requirements, multi-material integration, and higher defect-scrap risk—factors that justify premium pricing and disfavor low-capability competitors. Exterior badges, wheel trims, and styling garnishes, while generally lower in unit value, contribute positively to margins through high-volume repeatability and minimal post-processing variability. Operational efficiency is also a key determinant of margin performance; the company’s investments in 2K/3K injection technologies, robotic painting lines, UV curing systems, and in-line quality detection have significantly reduced rework rates and improved yield stability across production runs. In addition, Alpha Maier’s strategic decision to maintain close collaboration with OEMs during design-for-manufacturability phases enables it to influence component architecture in ways that reduce long-term production costs while strengthening customer dependence on its proprietary finishing capabilities. Energy consumption, especially for chrome plating, curing ovens, and climate-controlled painting environments, presents a structural cost challenge; however, incremental gains from energy-optimization initiatives have helped stabilize overhead outlays. Collectively, these measures position Alpha Maier to retain competitive gross margins even in an industry environment where OEMs push aggressively for year-on-year cost reductions. The resulting cost structure reflects a disciplined, efficiency-oriented operating model where scale, technical specialization, and controlled production environments together support a durable margin profile and reinforce the company’s standing as a preferred supplier for aesthetically and functionally complex polymer components.

Operating Expenses and Efficiency Initiatives

Alpha Maier’s operating expenses encompass a broad range of cost categories that support its manufacturing, administrative, engineering, and quality functions, and these expenses play a critical role in determining the company’s overall operational efficiency and its ability to sustain margin improvement across program cycles. In U.S. dollar terms, operating expenses—primarily comprising labor overhead, indirect manufacturing costs, plant administration, utilities, tooling refurbishment, maintenance, logistics coordination, quality inspection, and IT infrastructure—amounted to approximately $0.28 million in 2022, $0.29 million in 2023, and $0.27 million in 2024, with expenses expected to normalize at around $0.29 million in 2025 as volumes increase. These figures demonstrate that, despite fluctuations in revenue and material costs, Alpha Maier has maintained remarkable discipline in managing overhead expenditures, enabling it to drive EBITDA growth even in years when top-line performance remained flat or below historical peaks. A significant portion of operating expenses relates to maintaining rigorous quality systems, including multi-stage inspections, automated detection systems, sample audits, and frequent recalibration of equipment to comply with OEM quality certifications. The company’s cost structure also reflects periodic maintenance of molds, fixtures, and surface-coating systems; these activities are essential to ensuring consistency in visual aesthetics—especially for chrome-plated or high-gloss painted components—where even minor deviations can lead to higher rejection rates. The management of energy consumption, particularly for temperature- and humidity-controlled painting environments and chrome-plating lines, represents another structural cost component, with Alpha Maier consistently investing in energy-optimization measures to reduce long-term overhead while complying with environmental and safety standards. To mitigate upward pressure on operating expenses, Alpha Maier has implemented a series of efficiency initiatives across its production and administrative workflows. These include deploying lean manufacturing methodologies such as value-stream mapping, takt-time balancing, cell-based assembly layouts, the elimination of redundant movement, and the integration of automated conveyors and robotic spray systems to improve productivity per square foot. The adoption of poka-yoke systems and real-time production monitoring through digital dashboards has helped reduce error rates and enhance operator accountability, lowering rework costs and increasing first-time-right ratios. Furthermore, Alpha Maier has focused on improving procurement efficiency through vendor rationalization, long-term resin procurement agreements, and selective outsourcing of non-core processes to specialized partners when doing so generates measurable cost advantages without compromising quality. The company’s strong relationship with OEM engineering teams also allows it to participate early in product design and feasibility analysis, enabling Alpha Maier to influence component architecture in ways that reduce long-term complexity, tooling dependency, and scrap generation—factors that translate directly into lower operating costs over the program lifecycle. Additionally, process automation in paint shops, robotic finishing lines, and advanced injection molding systems improves cycle times, reduces manual handling, and optimizes labor allocation. On the administrative front, the adoption of digital workflow tools has streamlined documentation, reporting, and compliance tracking, resulting in lower administrative overhead per vehicle program. Combined, these initiatives demonstrate Alpha Maier’s strategic commitment to managing cost intensity while continually enhancing operational throughput, process reliability, and long-term competitiveness in a highly cost-sensitive automotive supply chain environment.

Results of Operations (Year-over-Year Analysis)

Alpha Maier’s year-over-year operating results reflect the dynamics of its program mix, customer production cycles, raw-material cost movements, and internal efficiency measures, with financial performance demonstrating resilience and gradual recovery across the analyzed periods. In revenue terms, the company generated approximately $15.5 million in 2022, followed by a decline to $14.2 million in 2023 due to OEM volume adjustments, base-model rationalizations, and temporary slowdowns across certain passenger vehicle platforms; however, revenues rebounded to $14.8 million in 2024, driven by stabilizing demand, fresh variant introductions, and increased off-take from select high-volume programs. Revenue is projected to rise further to $16.3 million in 2025, supported by scheduled new-model rollouts among core OEM customers such as Suzuki, Toyota, and MG, as well as the re-scaling of production for components where facelifts and mid-cycle refreshes require incremental parts supply. Cost of materials moved in line with global resin and chemical pricing trends, amounting to approximately $0.94 million in 2022, decreasing to $0.80 million in 2023, then slightly increasing to $0.82 million in 2024, and projected to rise to $0.89 million in 2025. The dip in 2023 material costs reflects both lower production volumes and an improved sourcing environment; however, overall gross margin expansion in 2024 and anticipated improvement in 2025 underscore the company’s ability to negotiate pass-through adjustments and implement cost-engineering modifications without compromising quality or production stability. Employee-benefit expenses—including factory labor, technical staff, and administrative personnel—remained relatively stable, increasing modestly from $0.21 million in 2022 to $0.24 million in 2023, remaining near $0.24 million in 2024, and projected to reach $0.25 million in 2025, reflecting inflationary adjustments and selective hiring to support new technologies and production transitions. Other operating expenses, including utilities, repairs, indirect manufacturing, and logistics, tracked closely with production scale, rising from $0.28 million in 2022 to $0.29 million in 2023, then tempering to $0.27 million in 2024, before normalizing to an estimated $0.29 million in 2025. EBITDA performance provides the clearest view of operational resilience- EBITDA declined from approximately $1.29 million in 2022 to $0.98 million in 2023 due to margin compression and a temporary shift toward lower-value components on certain programs. However, EBITDA grew sharply to $1.52 million in 2024, supported by improved volume absorption, greater mix of high-margin interior parts, and the cumulative benefits of process automation and waste-reduction initiatives. Projected EBITDA for 2025 rises further to $1.93 million, reflecting higher revenue and stable overhead costs, resulting in enhanced operational leverage. The year-over-year analysis also highlights program-level performance fluctuations driven by OEM lifecycle transitions. In 2022, several mature programs in exterior components reached the tail-end of their cycles, reducing contribution margins as tooling amortization benefits diminished and volumes tapered. Conversely, 2023 saw a continued shift toward interior components requiring advanced finishing technologies, but OEM slowdowns and inventory recalibrations led to temporary disruptions. In 2024, multiple refreshed vehicle models launched with updated interior styling, strengthening demand for Alpha Maier’s decorative moldings, console trims, and aesthetic panels—components that command higher price realizations and superior operating margins. By 2025, the company is expected to benefit from synchronized platform updates across several OEMs and increasing demand for EV-aligned components such as charge-port modules, lightweight trims, and high-aesthetic fascia elements. Across all years, Alpha Maier’s strict control over rework rates, defect percentages, and scrap reduction has contributed to more stable operating margins, even in periods with modest revenue contraction. The cumulative year-over-year results demonstrate that Alpha Maier remains operationally efficient, strategically aligned with OEM product roadmaps, and increasingly capable of leveraging its technical competencies to achieve sustained profitability despite external market volatility.

Cash Flows and Working Capital Dynamics

Alpha Maier’s cash flow and working-capital dynamics reflect the operational realities of an automotive components manufacturer whose liquidity cycle is shaped by OEM production schedules, material procurement timing, tooling-related cash movements, and the disciplined management of receivables and payables. Although the company does not publish a standalone cash flow statement in the provided materials, its financial structure and cost behavior allow for a clear analytical assessment of how cash is generated, absorbed, and recycled across the business. Operating cash flows are primarily driven by stable EBITDA performance—approximately $1.29 million in 2022, $0.98 million in 2023, $1.52 million in 2024, and a projected $1.93 million in 2025—and these earnings convert efficiently into cash due to the relatively low non-cash adjustments outside depreciation and amortization associated with injection molds, finishing equipment, and industrial fixtures. Working-capital requirements are influenced heavily by receivables from OEM customers, who typically operate on structured credit terms ranging between 45 and 75 days; these terms delay cash realization but are offset by the low credit-risk profile of OEMs and the predictability of payment cycles. Inventory levels—comprising raw polymers, masterbatches, decorative films, semi-finished components, and finished goods awaiting dispatch—tend to rise temporarily during program launches and ramp-down phases, absorbing cash as the company prepares for volume shifts. However, Alpha Maier’s lean manufacturing framework and close alignment with OEM JIT delivery schedules allow it to minimize excess working capital tied up in stock, maintaining faster inventory turns than many industry peers. On the payables side, Alpha Maier benefits from negotiated supplier terms with resin manufacturers, tooling vendors, and surface-treatment specialists, enabling it to partially finance its working-capital cycle through trade credit. The timing difference between customer receipts and supplier payments creates a natural liquidity cushion that reduces short-term borrowing needs. Additionally, because many tooling and development costs are either reimbursed by OEMs or amortized over the platform lifecycle, upfront cash outflows are lower than the nominal value of tooling on the balance sheet would suggest. Cash inflows tend to strengthen in mid-cycle program years when volumes stabilize, scrap rates decrease, and change-order revenues—such as variant parts, facelift editions, and cosmetic upgrades—provide incremental cash generation without significant capital expenditure. Conversely, cash outflows tend to increase when new programs begin, as the company invests in trial runs, quality approvals, mold adjustments, and stock build-up; however, these cycles are predictable and align with OEM rollout calendars, allowing efficient liquidity planning. Alpha Maier’s working-capital efficiency is further enhanced by its low dependency on fixed overhead expansions, as the company’s existing manufacturing footprint and equipment base are sufficient to support moderate revenue growth without requiring heavy incremental investment. This implies that a substantial portion of operating cash flow can be retained or redeployed toward incremental automation, energy efficiency enhancements, and maintenance capital expenditure rather than being tied to capacity creation. Moreover, the company’s stable EBITDA margin ensures that liquidity remains healthy even when revenue fluctuates, helping to offset the impact of material price volatility or temporary production slowdowns. Although interest expenses appear modest on the P&L, their presence indicates some level of short-term credit utilization, likely linked to bridging working-capital timing gaps rather than structural debt. Overall, Alpha Maier’s cash-flow cycle is characterized by predictability, strong receivables quality, disciplined inventory control, and a favorable payables structure, all of which contribute to maintaining adequate operating liquidity and supporting the company’s ongoing ability to finance its production cycles, invest in process improvements, and sustain margin stability across varying market conditions.

Liquidity Position, Funding Requirements, and Capital Resources

Alpha Maier’s liquidity position is shaped by the predictable cash-generation characteristics of its operating model, its disciplined working-capital management, and the relatively modest capital-expenditure requirements inherent to a mature plastic components manufacturing business. Although standalone cash figures are not explicitly disclosed, the company’s EBITDA performance—approximately $1.29 million in 2022, $0.98 million in 2023, $1.52 million in 2024, and a projected $1.93 million in 2025—serves as a strong proxy for underlying liquidity generation, given the low non-cash adjustments and the limited need for recurring heavy investments outside of maintenance tooling and periodic equipment refurbishments. The company’s liquidity is further supported by a stable receivables portfolio anchored by top-tier automotive OEMs, whose creditworthiness ensures reliable cash inflows even when payment terms extend beyond standard industrial cycles. Supplier credit within the raw-material and chemical-input ecosystem effectively finances a portion of Alpha Maier’s production cycle, allowing the company to operate with minimal reliance on short-term borrowings. Interest expense levels reflected in the financial statements suggest the existence of modest working-capital financing lines, which are commonly used to bridge timing differences between procurement and collection; however, these borrowings do not appear to represent structural debt, and the associated cash servicing obligations remain well-covered by operating earnings. Because the company’s capital-intensity profile is relatively low—owing to a stable, well-utilized manufacturing footprint and the absence of major expansionary CapEx—ongoing funding requirements are limited to maintenance CapEx, mold refurbishments, energy-efficiency enhancements, and minor capacity rebalancing to align with OEM program demands. This means Alpha Maier does not require frequent external capital injections, and its internal cash generation is sufficient to sustain operational continuity, equipment upkeep, and process-automation initiatives that improve long-term margin resilience. From a capital-resources standpoint, Alpha Maier benefits from being part of an established industrial ecosystem that offers indirect financial stability through shared vendor relationships, group-level procurement synergies, and the reputational advantages of being affiliated with a globally recognized automotive plastics leader. These structural advantages support favorable credit terms with suppliers and facilitate access to financing on competitive terms should additional liquidity be required for larger-scale investments or tooling support for significant new programs. The company’s ability to secure OEM-reimbursed development and tooling revenues further reduces strain on liquidity, as these inflows typically coincide with the early phases of platform launches when engineering and validation outlays are highest. Additionally, because the company does not maintain a high fixed-cost base or undertake speculative CapEx, its liquidity risk remains low even when industry demand softens temporarily. Alpha Maier’s liquidity outlook for 2025 and beyond appears stable, aided by projected revenue growth to $16.3 million, expanding EBITDA margins, and an improving product mix driven by higher-value interior components. The cumulative effect of these factors positions Alpha Maier with sufficient financial flexibility to meet its near-term obligations, support operational demands, absorb raw-material price volatility, and continue functioning without material dependence on external long-term financing. Overall, the company’s liquidity position, modest funding requirements, and access to reliable internal cash generation provide a strong capital foundation and help sustain its strategic positioning within the competitive automotive supply chain.

Borrowings, Interest Costs, and Debt Service Profile

Alpha Maier’s borrowings and overall debt-service profile appear modest and strategically structured to support short-term liquidity needs rather than long-term leverage, reflecting a conservative financial posture aligned with the company’s steady operating model and predictable cash-generation capacity. While the financial disclosures do not provide a detailed breakdown of outstanding debt instruments, the interest expense figures—approximately $10,800 in 2022, $8,400 in 2023, $9,600 in 2024, and a projected $8,400 in 2025—indicate the existence of limited short-term borrowings, likely in the form of working-capital credit lines, invoice-financing arrangements, or overdraft facilities commonly used in the automotive supply chain to bridge timing differences between supplier payments and OEM collections. These interest levels are materially low relative to Alpha Maier’s EBITDA—approximately $1.29 million in 2022, $0.98 million in 2023, $1.52 million in 2024, and an estimated $1.93 million in 2025—demonstrating that interest coverage ratios are extremely strong and that the company’s debt-servicing obligations consume only a negligible portion of operating earnings. The minimal leverage also suggests that Alpha Maier maintains disciplined cash-flow planning, avoids accumulating structural long-term debt, and relies predominantly on internally generated funds to support operational, tooling, and maintenance-related cash needs. Given the nature of the automotive component industry—where OEM payment cycles can extend to 60–75 days—it is common for suppliers to utilize small credit lines to sustain liquidity during periods of high production activity or inventory build-up. Alpha Maier’s ability to maintain such low interest costs indicates efficient working-capital turnover, strong vendor relationships offering favorable credit terms, and robust receivables quality anchored by large, financially stable OEM clients. The company’s debt-service profile is further strengthened by its low capital-intensity operational structure, which limits the need for term loans or capital-financing facilities tied to major expansions or equipment upgrades. Instead, the company relies on incremental, internally funded improvements and targeted automation initiatives that do not require heavy financing. Additionally, the absence of significant amortization schedules or long-term repayment obligations reduces financial rigidity and ensures that Alpha Maier retains operational flexibility even during cyclical downturns in automotive production. The company’s interest expense trajectory also demonstrates stability and predictability, suggesting that its borrowing arrangements are well-managed, short in tenure, and optimized to match seasonal working-capital requirements rather than being used as a permanent financing mechanism. This conservative financial discipline reduces exposure to interest-rate volatility and shields the company from liquidity stress during industry downturns, pricing negotiations, or temporary increases in raw-material costs. Overall, Alpha Maier’s borrowings remain limited, its interest burden is minimal, and its debt-service capacity is exceptionally strong, positioning the company with a resilient financial foundation and ensuring it can continue supporting program commitments, tooling obligations, and operational continuity without reliance on external long-term debt.

Vendor Terms, Customer Receivables, and Credit Exposure

Alpha Maier’s vendor terms, receivable cycles, and overall credit exposure form a critical component of its working-capital framework and directly influence liquidity predictability, cash-conversion efficiency, and operational risk management. The company maintains a procurement structure built around long-term relationships with suppliers of polymers, specialty resins, coating chemicals, surface-finishing consumables, and tooling-support services, many of whom operate under negotiated credit periods ranging from 30 to 60 days depending on material criticality and historical purchasing commitments. These vendor arrangements allow Alpha Maier to partially finance its raw-material cycle through trade credit, reducing the need for short-tenure borrowings and smoothing liquidity during periods of elevated production activity or OEM demand volatility. Suppliers of decorative coatings and chrome-plating chemicals—categories with high price sensitivity and stringent quality requirements—tend to operate on shorter credit terms, yet Alpha Maier’s consistent volume, excellent payment discipline, and strong quality compliance position enable it to secure stable pricing and predictable supply without requiring substantial prepayments. On the receivables side, the company’s exposure is primarily tied to marquee global OEMs such as Suzuki, Toyota, MG Motor, Nissan, Renault, Opel, and Peugeot, whose creditworthiness is exceptionally high and whose payment cycles, while extended, remain reliable. Typical collection periods range between 45 and 75 days depending on OEM billing protocols, logistics invoicing patterns, and month-end consolidation practices. Although these longer receivable cycles temporarily anchor more working capital within the system, they are offset by virtually zero credit default risk given the financial strength, operational stability, and established purchasing histories of these OEM customers. The quality of receivables is further reinforced by the fact that the majority of Alpha Maier’s sales are tied to serial-production call-offs rather than speculative or low-volume projects, creating predictable invoicing volumes and minimizing invoice disputes or collection delays. Credit exposure for Alpha Maier is therefore structurally low, as the company does not engage with high-risk counterparties nor extend credit to dealers, distributors, or smaller aftermarket participants that typically carry elevated default risk. Moreover, the contractual mechanisms inherent to automotive supply—such as delivery schedules synchronized with OEM plants, barcode-based validation, electronic proof-of-delivery, and system-integrated invoicing—significantly reduce the operational risk of disputed quantities or rejected claims. Chargebacks or penalties are rare and generally limited to quality deviations; however, the company’s strong process controls, robust inspection frameworks, and low defect rates minimize the likelihood of such offsets impacting receivables. From a vendor-management perspective, Alpha Maier mitigates concentration risk by diversifying raw-material suppliers across multiple accredited partners while ensuring that critical polymers and coating formulations are approved by OEM design standards to avoid production bottlenecks. This dual strategy—diversification without compromising OEM-approved specifications—protects the supply chain from disruptions while maintaining competitive pricing leverage. Additionally, many tooling and engineering services billed to OEMs are reimbursable, which provides incremental liquidity during the early phases of program launches and reduces long-term cash exposure associated with upfront tool procurement. Taken together, these attributes create a balanced credit ecosystem where receivables are high quality, vendor terms are supportive of cash-flow stability, and the overall credit-risk footprint is exceptionally low. Alpha Maier’s disciplined financial governance, consistent collection track record, and strong supplier partnerships ensure that the company operates within a secure and predictable credit environment, allowing management to maintain tight control over working capital while supporting sustained operational scalability and customer program commitments.

Operational Risks, Supply Chain Factors, and Capacity Utilization

Alpha Maier’s operational risk landscape is shaped by the inherent complexity of the automotive supply chain, the precision tolerances required for high-aesthetic plastic components, and the sensitivity of its manufacturing processes to fluctuations in OEM production schedules, material availability, and energy costs. One of the primary operational risks pertains to the company’s reliance on specialized polymers, coating chemicals, decorative films, and chrome-plating inputs, all of which are subject to global petrochemical price volatility, vendor lead-time variability, and geopolitical disruptions affecting chemical supply chains. Although Alpha Maier mitigates this exposure through multi-sourcing arrangements and long-term supplier relationships, any sustained increase in raw-material prices or shortages of key chemical inputs can temporarily compress margins or disrupt production continuity. Another significant operational risk arises from the stringent quality standards imposed by OEMs, where even minor deviations in gloss, color uniformity, adhesion, or surface finish can trigger rejections, rework, or line stoppages. Given that Alpha Maier supplies components for visible, consumer-facing vehicle surfaces such as central consoles, cluster surrounds, grilles, badges, and trims, the tolerance for defect rates is extremely low, elevating the importance of robust quality-control systems, precise mold maintenance, and rigorous process monitoring. The company has invested extensively in automation, in-line inspection tools, and lean manufacturing processes to reduce variability; however, unexpected equipment downtime, paint-shop inefficiencies, or mold-aging effects can affect output quality and throughput efficiency. Supply chain risks also include dependence on OEM call-off patterns, which are inherently cyclical and occasionally subject to abrupt reductions due to model-year transitions, inventory realignments, or macroeconomic slowdowns. This demand volatility may require rapid recalibration of production schedules, workforce allocation, and inventory planning, stressing operational flexibility to avoid carrying excess stock or incurring labor inefficiencies. Energy cost fluctuations pose another operational challenge, particularly in processes such as chrome plating, UV curing, paint baking, and climate-controlled finishing environments, all of which are energy-intensive and sensitive to utility-price volatility. While the company has initiated energy-optimization programs, sustained cost inflation in electricity or fuel can erode operating margins unless offset by efficiency gains or customer-approved price adjustments. From a supply-chain perspective, Alpha Maier must manage the logistical complexity of synchronizing inbound materials with tightly sequenced OEM production windows. Delays in inbound shipments—whether due to supplier bottlenecks, transportation disruptions, or customs clearance issues—can jeopardize on-time delivery and expose the company to contractual penalties. Despite these risks, Alpha Maier benefits from a stable and well-integrated supply base, strong vendor relationships, and standardized procurement planning cycles that reduce volatility. Capacity utilization is a critical determinant of operational efficiency, as optimal cost absorption depends on maintaining consistent production volumes across injection-molding lines, paint booths, and assembly stations. Historical revenue patterns—ranging from $15.5 million in 2022 to $14.2 million in 2023, $14.8 million in 2024, and a projected $16.3 million in 2025—indicate that the company typically operates at utilization levels aligned with OEM order stability, ensuring efficient overhead absorption and minimizing idle capacity. However, sharp fluctuations in customer demand can affect cycle times, increase changeover frequency, and reduce the economies of scale that underpin competitive pricing. Alpha Maier’s strategic focus on automation, predictive maintenance, and continuous improvement helps mitigate these impacts, but structural risks inherent to the automotive supply chain remain. Overall, the company’s operational risk profile reflects a balance between process sophistication, supply-chain interdependence, and the cyclical nature of OEM production volumes, all of which are managed through disciplined planning, technological investment, and proactive supplier engagement to sustain stable capacity utilization and protect long-term operational resilience.

Capital Expenditure Program and Asset Base

Alpha Maier’s capital expenditure program and asset base reflect the operational requirements of a technology-driven automotive plastics manufacturer whose competitiveness depends on maintaining high-precision molding capabilities, advanced finishing technologies, robust quality systems, and a continuously modernized production environment. Although the detailed standalone balance sheet is not disclosed, the company’s historical financial pattern and industry profile make clear that its CapEx requirements are moderate, targeted, and heavily oriented toward maintenance and process optimization rather than large-scale expansion. The company operates within a mature production footprint supported by injection-molding lines, robotic painting cells, surface-finishing systems, chrome-plating infrastructure, assembly fixtures, and mold sets that together form the core of its productive asset base. These assets require regular refurbishments, calibration, resin-flow optimization, and periodic replacement of wear-intensive components such as molds, jigs, dies, and spray nozzles. Such maintenance CapEx is essential to sustaining operational consistency, ensuring high repeatability of surface aesthetics, and meeting OEM quality standards—particularly for visible interior and exterior parts where gloss uniformity, color match, and dimensional precision must remain flawless. Alpha Maier’s CapEx spending is therefore largely recurring and predictable, oriented around mold refurbishments, maintenance of painting and curing lines, energy-efficiency improvements, tooling adjustments tied to OEM engineering changes, and incremental automation initiatives aimed at improving throughput and reducing defect rates. Because the business does not pursue speculative expansions or engage in asset-heavy greenfield development, its CapEx burden remains modest relative to EBITDA—approximately $1.29 million in 2022, $0.98 million in 2023, $1.52 million in 2024, and an estimated $1.93 million in 2025—allowing the company to fund most of its capital investments internally without reliance on long-term borrowings. Alpha Maier’s asset base also includes specialized tooling assets that are typically developed in collaboration with OEMs and capitalized over the life of vehicle programs; many of these costs are partially reimbursed or supported by OEM development funds, reducing the strain on internal liquidity. In recent years, capital investment priorities have included upgrades to injection-molding automation, installation of robotic painting solutions to improve consistency and reduce labor dependence, adoption of UV-based surface treatments to reduce curing time and improve environmental compliance, and procurement of advanced inspection systems capable of detecting micro-defects in high-gloss components. Investments have also been directed toward optimizing climate-control systems in paint shops, as temperature and humidity stability are critical to achieving uniform finishes and reducing rejection rates. In addition, smaller-scale CapEx initiatives—such as upgrades to ERP systems, improvements in digital monitoring of production cycles, and enhancements to safety and environmental management infrastructure—strengthen both the operational backbone and regulatory compliance posture of the company. The asset base is therefore characterized by high utilization, strong technical relevance, and continuous operational enhancement, enabling Alpha Maier to maintain competitive cost structures and deliver high-quality output aligned with evolving OEM expectations. Over the medium term, capital expenditures are expected to remain stable and closely correlated with OEM platform cycles, new program introductions, and incremental automation driven by customer requirements for aesthetically superior, lightweight, and functionally integrated components. Taken together, Alpha Maier’s capital expenditure discipline and well-maintained asset portfolio support the company’s ability to sustain margin expansion, improve throughput efficiency, and uphold its position as a preferred supplier for technologically sophisticated interior and exterior automotive components.

Related-Party Transactions and Intercompany Dependencies

Alpha Maier’s related-party transactions and intercompany dependencies arise primarily from its strategic positioning within the broader Maier Group, a well-established global leader in decorative plastics and complex injection-molded components, and part of the Mondragon Corporation network. Although detailed transactional data is not provided in the standalone financial disclosures, the operating model and industry structure make clear that the company benefits from shared technical resources, group-level procurement synergies, and collaborative engineering frameworks that create economic interdependencies typical of multi-entity automotive manufacturing groups. These intercompany relationships often include access to proprietary surface-finishing technologies such as chrome plating, IMD, laser etching, UV coating processes, and advanced paint formulations developed at the group level, enabling Alpha Maier to leverage innovation pipelines that would be cost-prohibitive to replicate independently. In certain cases, tooling development, prototype fabrication, and early-stage R&D support may be undertaken by upstream Maier Group entities or shared engineering centers, with costs allocated or cross-charged under intra-group transfer arrangements. Such intercompany collaborations allow Alpha Maier to accelerate development cycles, reduce upfront engineering burdens, and benefit from knowledge-sharing across geographies where Maier Group maintains specialized competencies. On the commercial side, the company may participate in centralized procurement programs negotiated by the group, especially for resin grades, surface-finishing chemicals, and high-volume consumables, which enhances cost competitiveness through aggregated buying power; these benefits could diminish if the company were required to source independently post-acquisition. Additionally, certain corporate functions—such as quality governance frameworks, environment-health-safety (EHS) protocols, supplier qualification standards, and possibly aspects of financial reporting systems—may be influenced or indirectly supported by the group-level infrastructure, creating operational dependencies that would need to be mapped and transitioned carefully in the event of a change in ownership. These dependencies, while economically advantageous, imply that Alpha Maier relies on shared intellectual property, group-level approvals for certain specialized processes, and occasionally on broader corporate strategy inputs that shape product roadmaps or customer-engagement models. Although there is no indication of material financial exposure arising from related-party balances, any changes to group ownership or supply-chain configuration could require new commercial arrangements or licensing frameworks to preserve continuity in technology usage, supply-chain access, or procurement pricing. From a governance standpoint, related-party interactions appear operational in nature rather than financial, aligned with normal-course-of-business collaboration within a vertically integrated manufacturing ecosystem. Overall, Alpha Maier’s intercompany dependencies provide meaningful operational leverage, technological support, and procurement advantages, but they also imply that certain capabilities—particularly in decorative technologies, R&D depth, and supplier relationships—are intertwined with Maier Group infrastructure and must be evaluated for continuity and potential restructuring as part of the acquisition process.

Key Performance Indicators and Forward-Looking Operational Metrics

Alpha Maier monitors a comprehensive set of key performance indicators (KPIs) and forward-looking operational metrics that collectively provide insight into the company’s production efficiency, financial resilience, quality consistency, and long-term commercial sustainability within the highly competitive automotive components sector. Among the most critical KPIs is revenue growth across program cycles, which—moving from approximately $15.5 million in 2022 to $14.2 million in 2023, $14.8 million in 2024, and a projected $16.3 million in 2025—reflects the company’s ability to retain OEM platform volumes, win incremental business on facelifts, and maintain program continuity through model transitions. EBITDA performance, another central KPI, highlights operational leverage and cost discipline; EBITDA improved from $0.98 million in 2023 to $1.52 million in 2024, with a forward projection of $1.93 million in 2025, demonstrating strengthened throughput, better mix contribution from higher-value interior components, and enhanced process efficiency. Gross margin trends, while not explicitly disclosed, can be inferred through material cost behavior—ranging between $0.80 million and $0.89 million across the analyzed period—and serve as a leading indicator of procurement efficiency, raw-material volatility, and success in achieving customer-approved cost pass-throughs. Operational KPIs also include first-time-right (FTR) rates, defect-per-million (DPM) counts, rework percentages, cycle-time stability, and mold-changeover efficiency—all critical for visible, aesthetic components where OEM surface-finish standards are stringent and production downtime carries significant risk of customer penalties. Forward-looking operational metrics include anticipated capacity utilization across injection-molding lines and finishing stations, driven by expected demand increases in 2025 via new program introductions and ramp-ups across core OEM platforms. As customer forecasts stabilize, Alpha Maier expects utilization improvements to generate stronger overhead absorption, lower per-unit labor costs, and enhanced margin consistency. The company also tracks technology-adoption metrics—such as automation penetration in painting, robotic spraying, and in-line inspection systems—to project future labor productivity and reduction in defect variability. Another important forward-looking metric is tooling-lifecycle predictability, including expected tool wear rates, refurbishment scheduling, and engineering-change cadence linked to upcoming model-year adjustments. These metrics help the company forecast CapEx timing, maintenance expenditures, and potential OEM reimbursement inflows associated with mid-cycle tooling modifications. Customer-centric operational KPIs—such as on-time-delivery (OTD) adherence, schedule compliance under Just-In-Sequence (JIS) environments, and responsiveness to OEM engineering-change requests—serve as forward indicators of business retention probability and likelihood of winning adjacent parts on the same platform. Additionally, strategic KPIs such as share-of-wallet within each

OEM, win-rate on new RFQs, and penetration of emerging vehicle segments (e.g., EV-related trims and charge-port assemblies) allow Alpha Maier to forecast medium-term growth trajectories and align capacity plans accordingly. Collectively, these KPIs and forward-looking operational metrics form an integrated analytical framework through which management assesses near-term performance risks, identifies margin-expansion opportunities, calibrates operational readiness for upcoming OEM launches, and evaluates the long-term competitiveness of Alpha Maier’s business model within the evolving automotive supply chain.

Known Trends, Commitments, and Uncertainties Affecting Future Performance

Alpha Maier’s future performance is influenced by a range of known trends, operational commitments, and external uncertainties that collectively shape its forward-looking risk and opportunity landscape within the global automotive components sector. One of the most significant trends affecting the company is the industry-wide shift toward electrification, lightweighting, and aesthetic differentiation, which is driving OEMs to adopt more sophisticated interior and exterior plastic components while demanding tighter tolerances, improved surface quality, and advanced decorative technologies. This trend plays to Alpha Maier’s strengths, particularly in multi-material injection molding, high-gloss finishing, chrome-plated elements, and branding components, positioning the company to capture incremental program wins as OEMs refresh platforms or introduce EV-specific styling packages. At the same time, OEMs continue to implement aggressive cost-reduction initiatives, vendor consolidation, and platform standardization strategies, which may pressure unit pricing even as complexity increases. Commitments related to ongoing OEM programs—including sustained capacity allocation, adherence to stringent quality KPIs, and timely execution of engineering-change orders—create operational obligations that must be met regardless of short-term fluctuations in volumes or material costs. These commitments ensure business continuity but require Alpha Maier to maintain sufficient labor, inventory, and tooling readiness to respond rapidly to customer adjustments, which may temporarily elevate cost intensity during transitions between model years or facelifts. Supply-chain uncertainties remain a structural factor, as global resin pricing, chemical feedstock availability, and logistics constraints continue to exhibit volatility driven by geopolitical disruptions, energy-market swings, and macroeconomic instability; any pronounced disruptions could increase procurement costs or lengthen lead times, thereby pressuring margins until OEM-approved pass-through mechanisms are implemented. Another known trend is the increasing regulatory emphasis on environmental sustainability, affecting both raw-material composition and surface-coating technologies. Moves toward low-VOC coatings, recyclable polymers, and energy-efficient processes may require Alpha Maier to invest in new finishing technologies or alter existing formulations, potentially raising short-term CapEx or process-adjustment costs. In addition, OEMs’ rising focus on ESG compliance throughout the supply chain could impose new documentation, auditing, and performance requirements that may increase administrative burdens. Market uncertainties also stem from fluctuating automotive demand cycles driven by consumer sentiment, interest-rate conditions, inventory corrections, and global economic trends. Although Alpha Maier’s revenue base is diversified across multiple OEMs, broad demand contractions could temporarily suppress order quantities or delay program launches, affecting capacity utilization and overhead absorption. Currency volatility presents another uncertainty, given that input materials linked to global petrochemical markets are often priced in foreign currencies; sustained depreciation or appreciation swings can influence cost competitiveness. Furthermore, the company faces uncertainties associated with competitive pressure from lower-cost manufacturers and technologically advancing suppliers capable of replicating sophisticated finishing processes at scale. Alpha Maier’s long-term performance will depend on its ability to sustain technological differentiation, maintain cost discipline, and continuously align with evolving OEM aesthetic and functional specifications. Despite these uncertainties, the company’s strong customer relationships, stable EBITDA-generation profile, disciplined operations, and embedded role in multiple high-volume platforms provide a durable foundation for navigating industry trends and capturing growth opportunities in both ICE and EV product cycles.

Contingencies, Off-Balance Sheet Arrangements, and Contractual Obligations

Alpha Maier’s contingencies, off-balance sheet arrangements, and contractual obligations primarily arise from its role as a Tier-1/Tier-2 supplier to major global automotive OEMs, where long-term supply commitments, quality obligations, and tooling arrangements create structured but manageable financial exposures. While no explicit off-balance sheet liabilities or guarantees are disclosed in the available financial information, the nature of the automotive supply chain implies certain implicit contingent exposures tied to warranty claims, quality deviations, and potential OEM chargebacks. Because Alpha Maier supplies highly aesthetic and functionally sensitive components—such as instrument-panel trims, wheel garnishes, badges, grilles, and console elements—even minor deviations in finish, color consistency, or dimensional accuracy could trigger OEM requests for rework, sorting, or replacement activities. Although such events are historically rare due to the company’s stringent quality systems, they represent contingent obligations that may temporarily increase operating expenditures if activated. Warranty liabilities could also arise where supplied components form part of customer-visible assemblies; however, the company’s defect rates and rejection history suggest low recurring warranty exposure. Contractual obligations tied to multi-year OEM supply agreements require Alpha Maier to maintain production readiness, assured capacity, and tooling operability for the entire lifecycle of a platform—typically spanning five to nine years—regardless of short-term volume fluctuations. These supply commitments do not manifest as balance-sheet liabilities but function as operational obligations requiring the company to uphold quality metrics, just-in-time delivery, and compliance with ongoing engineering changes. Off-balance sheet considerations also extend to tooling arrangements. In many OEM relationships, tooling is either funded by the OEM and held at the supplier’s premises or funded upfront by the supplier with reimbursement recovered through amortization over parts supplied. Although such tools may not appear as owned assets depending on contractual terms, Alpha Maier remains responsible for their upkeep, calibration, and readiness, thereby creating an ongoing operational obligation and potential contingent cost if tooling must be repaired or replaced earlier than anticipated. Contractual clauses in OEM agreements may also include volume-based pricing adjustments, penalties for late delivery, and obligations to participate in cost-reduction initiatives, which, while operational in nature, can have financial implications if performance expectations are not met. Moreover, Alpha Maier is indirectly exposed to contingencies associated with force-majeure events—such as raw-material shortages, logistics disruptions, or energy-supply interruptions—that may impair its ability to meet contractual commitments even though such events may be beyond its control; mitigation generally requires renegotiation with OEMs, temporary rescheduling, or expedited procurement efforts that carry incremental costs. The company does not appear to engage in off-balance sheet financing structures such as sale–leasebacks, guarantee arrangements for affiliates, synthetic leases, or securitization vehicles, indicating a conservative financial governance framework and minimal hidden leverage. Overall, Alpha Maier’s contingent liabilities and off-balance sheet obligations reflect standard exposures inherent to automotive manufacturing but are mitigated by strong operational controls, low defect rates, stable OEM partnerships, and the company’s disciplined compliance with technical and logistical requirements across the platform lifecycles it supports.

Standalone Status and Limitations Pending Acquisition Completion

Alpha Maier’s standalone status and operating limitations pending acquisition completion reflect the transitional nature of the business as it continues to function as an integrated subsidiary within the broader Maier Group ecosystem while simultaneously preparing for potential changes in ownership structure, governance, and strategic oversight. In its current form, Alpha Maier does not operate as a fully independent enterprise with self-contained corporate infrastructure; instead, it relies on shared group-level resources for certain elements of technology development, quality governance, procurement synergies, engineering support, surface-finishing innovation, and, in some cases, administrative coordination. These interdependencies—although operationally advantageous—impose natural constraints on the company’s standalone autonomy, as strategic decisions related to capital deployment, procurement contracts, major customer negotiations, and technology licensing are influenced by group-level policies and approvals. Pending completion of any acquisition, Alpha Maier must continue adhering to legacy group processes, quality protocols, and centralized decision-making structures, which may limit its ability to independently alter supplier arrangements, implement standalone ERP modifications, renegotiate long-term customer terms, or unilaterally pursue new CapEx initiatives. These limitations are not unusual for a pre-transaction operating entity but must be carefully evaluated by any incoming acquirer, as they imply that certain operational, financial, and technological capabilities may need to be re-established, replicated, or contractually transferred to ensure seamless continuity post-closing. Furthermore, Alpha Maier’s standalone financial statements do not fully isolate shared services, allocated expenses, or intercompany support functions that may need to be transitioned to an independent structure. This includes potential gaps in standalone IT systems, HR policies, environmental compliance management, tooling governance, and group-negotiated procurement pricing that may not automatically transfer to a new ownership environment without deliberate transition planning. The company’s manufacturing operations remain stable and fully functional under the group umbrella; however, the potential acquisition may require renegotiation or formalization of rights related to proprietary finishing technologies, technical know-how, access to group-developed design libraries, or shared intellectual property that currently supports production quality and competitiveness. Until the transaction is consummated, Alpha Maier is also limited in its ability to restructure operations, fully realign cost centers, or consolidate overlapping functions to reflect a future standalone structure, as such adjustments typically require group consent and must not disrupt ongoing OEM supply obligations. Additionally, customer relationships and sourcing approvals—many of which were originally granted under the broader Maier Group identity—may require formal novation, revalidation, or additional documentation once Alpha Maier transitions to new ownership. These transitional constraints do not impair day-to-day manufacturing continuity but underscore the structural realities of operating within a multi-entity group while preparing for divestiture. Overall, Alpha Maier’s standalone status is operationally stable but strategically constrained pending acquisition completion, requiring careful transition planning, contractual clarity, and targeted capability-building to ensure uninterrupted operations and preservation of OEM confidence in the post-transaction environment.

Management’s Outlook and Strategic Priorities

Management’s outlook for Alpha Maier reflects a cautiously optimistic view anchored in the company’s strong technological capabilities, diversified OEM customer base, and stable position within the global automotive supply chain, while acknowledging the operational, economic, and industry-specific challenges that may shape medium-term performance. Looking ahead, management expects revenue growth—projected to reach approximately $16.3 million in 2025—to be driven by increased off-take across several established OEM platforms, new variant introductions in both interior and exterior components, and the growing trend among OEMs to differentiate vehicle aesthetics through premium plastic trims, chrome inserts, decorative appliqués, and advanced surface technologies. As electric-vehicle (EV) adoption accelerates globally, management anticipates additional opportunities in lightweight modular trims, EV charge-port components, aerodynamic fascia elements, and illuminated or multi-texture branding pieces that align with the futuristic design architectures of EV models. EBITDA margins are expected to strengthen as automation penetration increases, defect rates decline, and mix shifts further in favor of higher-value interior components requiring complex finishing and multi-material integration. Strategic priorities include enhancing manufacturing efficiency through expanded use of robotics, advanced injection-molding automation, predictive maintenance tools, and digital process-monitoring systems that improve cycle-time consistency and quality outcomes. Management also aims to deepen customer engagement during early design phases to influence component architecture, reduce long-term cost complexity, and secure additional platform nominations that broaden the company’s share-of-wallet with existing OEM customers. A key strategic pillar involves strengthening supply-chain resilience by diversifying critical raw-material suppliers, negotiating more stable resin and chemical pricing arrangements, and expanding domestic sourcing options where feasible to reduce exposure to global logistics disruptions and currency volatility. Management also plans targeted investments in next-generation coating technologies, environmentally compliant surface-treatment systems, and energy-efficient production infrastructure to align with evolving regulatory and ESG requirements while expanding capability in high-margin decorative segments. Over the medium term, management foresees selective capacity upgrades—not necessarily through major facility expansion but through cell-wise productivity enhancements, mold-refurbishment programs, and incremental CapEx aimed at increasing throughput and reducing maintenance downtime. Additionally, management intends to enhance operational autonomy and system robustness in anticipation of potential ownership transition, including strengthening standalone reporting systems, reinforcing quality-governance documentation, and establishing clearer delineation of intercompany dependencies to ensure business continuity under a new structure. While the macroeconomic environment presents uncertainties—including fluctuating raw-material prices, potential OEM volume rationalization, interest-rate driven demand cycles, and competitive pressure from lower-cost producers—management believes Alpha Maier’s established relationships, technological differentiation, disciplined cost structure, and consistent delivery performance will enable the company to remain a preferred supplier for high-aesthetic, precision-molded components. Taken together, management’s outlook is one of controlled expansion, operational modernization, and customer-aligned innovation, positioning Alpha Maier to sustain profitability, capture emerging opportunities, and maintain long-term strategic relevance in an evolving automotive landscape.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Marelli Um Electronic Systems Private Limited

Overview of Operations, Product Portfolio, and Strategic Positioning

Marelli UM India operates as one of India’s most technologically advanced automotive electronics manufacturers, specializing in the design, engineering, and mass production of high-complexity vehicle electronics systems, including digital and hybrid instrument clusters, body controllers, telematics control units, gateway modules, ECU variants, powertrain-related controllers, and embedded software-driven cockpit elements. Established in 2008 as a joint venture and today majority-owned by Marelli with a 60.5% stake, the company serves as a critical execution hub within Marelli’s global electronics division, drawing upon shared architecture platforms, global R&D libraries, validation standards, and intellectual-property frameworks developed across Marelli’s engineering centers in Japan, Italy, and Europe. Marelli UM India’s manufacturing infrastructure is built around an advanced electronics plant equipped with high-speed SMT lines, THT assembly, robotic and selective soldering systems, X-ray inspection units, conformal coating lines, press-fit equipment, automated optical inspection systems, and fully integrated end-of-line testing environments housed within a centrally controlled, humidity- and temperature-stabilized production floor—conditions required for Tier-1 automotive-grade reliability. Operationally, the company supplies electronic systems across diverse vehicle categories, including two-wheelers, passenger cars, commercial vehicles, agricultural machinery, and off-highway equipment, serving OEMs such as Suzuki, Hero, Fiat, Yamaha, Mahindra, VW/Skoda, Jeep, CNH Industrial, PSA, and others. Its product portfolio spans conventional and digital TFT instrument clusters, infotainment-control modules, connectivity gateways, HVAC controllers, telematics ECUs, body computers, occupant detection systems, and software-defined cockpit electronics, positioning the company at the technological crossroads of connected vehicles, digital interiors, and safety electronics integration. Strategically, Marelli UM India is positioned as a high-entry-barrier electronics supplier with the capability to execute full lifecycle ownership of electronics programs—from concept and system architecture to hardware design, embedded software development, validation, industrialization, and long-run series manufacturing. This vertically integrated competency base allows the company to address increasing OEM demand for integrated domain controllers, digital cockpit ecosystems, connected telematics platforms, and software-enabled vehicle functions. Marelli UM India’s financial trajectory underscores its strategic relevance- the company generated approximately $33 million in revenue in 2021, growing to $37 million in 2022, $41 million in 2023, and $44 million in 2024, with revenue projected to reach approximately $58 million in 2025, driven by new program nominations, expanding digital-cluster adoption, and the rising electronics content per vehicle across both ICE and EV platforms. Profitability has followed similar patterns, with EBITDA improving from about $3.3 million in 2021 to roughly $1.3 million in 2023, before rebounding to approximately $2.6 million in 2024 and projected to climb to $4.8 million in 2025, reflecting improved scale, better product mix, and increased contribution from higher-value electronics architectures. A major competitive strength lies in its engineering ecosystem across Gurugram and Bengaluru (India), where roughly 1,000 engineers execute system architecture, embedded software development, hardware design, mechanical engineering, system validation, project management, cyber-security compliance, and quality governance for both domestic and global Marelli programs. This engineering depth—combined with Marelli’s global roadmap for digital cockpits, integrated displays, gateway and telematics technologies, power electronics, and emerging ADAS modules—positions Marelli UM India to fully participate in the global shift toward software-defined vehicles, zonal and domain-based E/E architectures, and OTA-capable cockpit systems. Although the parent company Marelli underwent Chapter 11 restructuring in 2025, Marelli UM India remains operationally robust, financially resilient, revenue-diversified, technologically sophisticated, and strategically positioned as one of the most valuable electronics manufacturing and engineering platforms within the Marelli portfolio and the broader Indian automotive electronics ecosystem.

Industry Environment, Technology Trends, and Competitive Landscape

The industry environment in which Marelli UM India operates is undergoing one of the most significant technological shifts in automotive history, driven by rapid digitalization, electrification, connectivity, and the migration toward software-defined vehicle architectures. Automotive electronics now account for an increasing share of vehicle value, with global OEMs prioritizing integrated digital cockpits, telematics connectivity, ADAS-enabling sensors, domain controllers, and centralized computing platforms—each of which requires sophisticated electronic modules, embedded software, robust PCB design, and automotive-grade reliability. This macrotrend has elevated the strategic importance of electronics suppliers capable of producing high-complexity clusters, gateways, body controllers, and telematics units with strict EMI/EMC compliance, cybersecurity readiness, and OTA-capability frameworks. Marelli UM India sits at the center of these industry forces, benefitting from a multi-year, structural increase in electronics content per vehicle that is expected to grow materially as EV adoption expands and OEMs consolidate multiple discrete ECUs into integrated cockpit or body domain controllers. The competitive landscape is increasingly shaped by global Tier-1 electronics suppliers such as Continental, Visteon, Bosch, Denso, and Panasonic, as well as rapidly scaling Asian electronics manufacturers who are entering the cluster, telematics, and gateway segments through aggressive cost structures and vertically integrated supply chains. Yet, the high entry barriers associated with automotive electronics—including stringent validation requirements, ASIL safety standards, thermal and vibration robustness, signal integrity, long lifecycle commitments, and cybersecurity compliance—limit the number of suppliers capable of delivering fully qualified production-ready ECUs. Marelli UM India’s long track record, program execution history, strong OEM relationships, and access to Marelli’s global IP repositories place it among the select suppliers able to compete in this technologically demanding domain. The global semiconductor ecosystem remains a defining factor in the electronics industry environment. The lingering effects of the 2021–2023 semiconductor shortages continue to influence sourcing strategies, lead-time predictability, and cost structures for microcontrollers, display drivers, power-management ICs, and memory modules. Although availability has improved, the risk of periodic shortages persists, particularly for automotive-grade chips with long qualification cycles and limited foundry capacity. Marelli UM India mitigates this risk by leveraging Marelli’s global sourcing network, long-term supply agreements, and technology-center-driven demand forecasting, but the industry remains exposed to geopolitical tensions, foundry capacity shifts toward higher-margin consumer electronics, and constraints in legacy-node chip fabrication. Another environmental trend shaping competitiveness is the acceleration of digital-cockpit adoption, where OEMs transition from analog or hybrid clusters to full-TFT digital clusters and integrated infotainment displays. This shift creates both opportunity and pressure- opportunity because Marelli UM India has deep experience in display-enabled clusters; pressure because TFT modules, drivers, and high-speed processors elevate cost complexity and expose suppliers to advanced-component supply risks. Competitive pressure is further intensified by Chinese and Southeast Asian manufacturers entering India’s electronics space, offering aggressive pricing for mid-tier clusters and body controllers, although they often lack the lifecycle reliability, global validation history, and deep engineering backbone that Marelli UM India brings. In India specifically, the automotive electronics market is expanding rapidly as domestic OEMs localize electronic content, migrate toward digital cockpits in compact and mid-segment vehicles, and invest in connected telematics ecosystems to meet regulatory and consumer demand for safety, convenience, and cloud-linked features. Marelli UM India’s strong engineering centers in Gurugram and Bengaluru—supporting nearly 1,000 engineers who specialize in embedded software, system architecture, hardware layout, validation, and mechanical integration—give it a competitive advantage in a market where OEMs increasingly prefer suppliers with full-stack development capability rather than simple contract manufacturing. The company’s competitive position is influenced by the global restructuring of its parent, Marelli, which filed for Chapter 11 protection in 2025. While this restructuring introduces strategic uncertainty at the group level, it has also resulted in enhanced operational discipline, platform consolidation, and greater focus on profitable, scalable electronics programs—all of which strengthen Marelli UM India’s long-term viability. Its Indian operations remain stable, revenue-generating, and technologically aligned with industry trends, having grown from approximately $33 million in 2021 to $44 million in 2024, with projected expansion to $58 million in 2025, demonstrating resilience amid global supply-chain volatility. Overall, the industry environment is intensely competitive, technology-driven, and supply-chain-sensitive, but Marelli UM India’s integrated engineering capability, process sophistication, established OEM relationships, and alignment with next-generation vehicle electronics architectures position it strongly within one of the fastest-growing automotive electronics markets globally.

Key Revenue Streams, Program Mix, and Customer Concentration

Marelli UM India’s revenue streams are driven by its role as a full-cycle automotive electronics supplier providing high-value electronic control units (ECUs), digital and hybrid instrument clusters, telematics and connectivity modules, HVAC controllers, body control modules, and gateway units to a diversified portfolio of global and domestic OEMs. The company’s revenues have expanded steadily over the last four years, rising from approximately $33 million in 2021 to $37 million in 2022, $41 million in 2023, $44 million in 2024, and projected to reach $58 million in 2025, reflecting strong demand momentum for electronic content across two-wheeler, passenger-car, commercial-vehicle, and off-highway segments. Revenue contributions are primarily anchored in long-cycle instrument cluster programs—both analog-digital hybrids and full-TFT digital variants—which remain the company’s largest revenue vertical due to their high-volume, platform-embedded nature and multi-year lifecycle stability. The program mix includes marquee cluster programs for Suzuki, Hero, Fiat, Yamaha, VW/Skoda, Mahindra, Jeep, and other OEMs, many of which have been in continuous production through successive platform updates, providing recurring revenue and predictable call-off volumes. Instrument clusters represent a significant portion of Marelli UM India’s revenue due to the shift from mechanical gauges to software-driven displays, increasing the electronic content per vehicle and expanding the recurring software and calibration workload associated with each platform.

Beyond clusters, gateway modules, telematics control units (TCUs), body computers, and HVAC controllers form the next tier of revenue-generating product lines, benefiting from the rise of connected mobility, regulatory emphasis on safety and emissions, the proliferation of cloud-linked features, and the ongoing migration toward domain-controller-based E/E architectures. These modules typically yield higher margins due to their complexity, embedded software, validation intensity, cybersecurity requirements, and lower commoditization risk when compared with basic ECUs. Customer concentration is inherently present in automotive Tier-1 electronics, and Marelli UM India’s revenue distribution reflects deep, multi-year relationships with several anchor OEMs rather than broad low-volume dispersion. Maruti Suzuki, Hero MotoCorp, Fiat, Yamaha, VW/Skoda, Mahindra, Jeep, and PSA-related programs account for the majority of revenue, with Suzuki and Hero representing the largest recurring volumes due to their high market share and consistent new-model cycles in India and emerging markets. Although this concentration is structurally typical for the electronics segment—where OEMs prefer long-term partners who meet complex qualification standards—the risk is mitigated by the breadth of Marelli UM India’s program portfolio- the company supports dozens of active platforms across two-wheelers, passenger vehicles, and global compact SUVs, ensuring no single platform dominates revenue. Historical program execution lists from 2009 through 2024 show a continuous stream of platform launches—from Fiat Linea/Punto, Suzuki Y1K, Hero ECU programs, Volkswagen MQB-A0 India, Jeep Compass clusters, to the latest digital clusters for Jimny, Wagon-R, and connected TCU-aligned platforms—demonstrating Marelli UM India’s deep integration into successive OEM product cycles. Furthermore, year-to-date 2025 performance (with approximately $38 million in revenue already booked by August on a projected $58 million full-year basis) shows exceptionally strong order flow, driven by OEM demand recovery and expansions in digital cluster adoption. The company’s revenue mix is also strengthened by multi-technology offerings—SMT assembly, robotic soldering, X-ray inspection, conformal coating, press-fit systems, and advanced end-of-line validation—which enable it to participate in higher-value electronics categories that many India-based suppliers cannot support due to lack of technological capability. As a result, Marelli UM India’s revenue structure is characterized by recurring platform volumes, technology-heavy modules, and deeply entrenched OEM relationships, positioning the company for sustained revenue growth as vehicle manufacturers continue transitioning toward digital, connected, and software-defined architectures.

Cost Structure, Component Sourcing, and Margin Drivers

Marelli UM India’s cost structure is defined by the inherently high material intensity, technology complexity, and validation-heavy nature of automotive electronics, with the majority of its operating costs driven by semiconductor components, PCB substrates, display modules, connectors, passive components, soldering consumables, and surface-mount assembly materials—each of which is exposed to global supply-chain volatility and pricing cycles. Materials represent the largest cost category and have risen consistently as electronics content per vehicle expands and OEMs transition toward digital clusters and telematics-rich platforms. Material costs increased from approximately $2.27 million in 2021 to $2.77 million in 2022, $3.21 million in 2023, and $3.34 million in 2024, with a projected rise to $4.36 million in 2025, reflecting not only volume expansion but also the increased share of higher-value components such as TFT displays, microcontrollers, memory modules, advanced drivers, and high-speed communication ICs used in next-generation clusters and gateway ECUs. Component sourcing is heavily globalized- semiconductors are procured through Marelli’s worldwide supply network spanning Japan, Europe, and Southeast Asia; TFT displays and related driver ICs are sourced from specialized Asian suppliers; PCBs are produced through approved Tier-2 partners; and specialized connectors and passive components are sourced from global manufacturers to ensure automotive-grade reliability. These sourcing channels create exposure to global semiconductor cycles, long lead times, minimum-order obligations, freight volatility, and geopolitical disruptions affecting foundry supply, but Marelli UM India mitigates these risks through centralized global procurement, multi-vendor qualification, vendor-managed inventory where available, and Marelli’s long-term allocation agreements with strategic semiconductor suppliers. Labor and employee-related expenses constitute the second major cost block, though proportionately lower than materials due to the highly automated SMT processes used in electronics manufacturing. Labor costs increased modestly from approximately $184,000 in 2021 to $204,000 in 2022, $243,000 in 2023, and $226,000 in 2024, with a projected $289,000 in 2025, reflecting skill-intensive roles in SMT supervision, testing, validation engineering, embedded software, and system integration rather than low-skill assembly labor. Other operating expenses—including utilities, plant overheads, depreciation on high-value SMT and testing equipment, mold and fixture maintenance, quality-assurance systems, and logistics—amounted to approximately $509,000 in 2021, $608,000 in 2022, $608,000 in 2023, and $566,000 in 2024, with expected increases to support higher throughput and expanded electronic module complexity. Depreciation expenses (~$226,000 to $259,000 per year historically) reflect the capital-intensive nature of electronics lines where sophisticated SMT machines, inspection systems, and test rigs require significant upfront investment and periodic upgrades to maintain process integrity. Margin performance is directly linked to product mix- hybrid and digital instrument clusters, domain controllers, and telematics units carry structurally higher gross margins than basic ECUs or low-cost controllers due to their complexity, software content, intellectual-property integration, and limited commoditization. This explains the margin uplift forecasted for 2025, where EBITDA is expected to rise to approximately $4.8 million, following a rebound from $1.3 million in 2023 to $2.6 million in 2024, driven by scale efficiency, optimized SMT yields, reduced rework rates, and lower scrap on high-value assemblies. Key margin drivers include the company’s ability to maintain high first-pass yield on SMT lines (critical given expensive semiconductors), reduce solder-joint failures through advanced reflow profiling, optimize conformal coating precision, and leverage Marelli’s global design reuse to minimize engineering rework and validation costs. Additionally, the migration of OEMs to digital cockpits expands the share of premium electronics—displays, processors, communication

ICs—which, although increasing material costs, also expands value capture per unit and enhances contribution margins due to the higher complexity and strategic importance of these modules. The disciplined absorption of fixed overheads, improved SMT-line efficiency, and stable customer call-off volumes further enhance operating leverage. Overall, Marelli UM India’s cost structure is complex and globally interdependent, but the company's ability to manage high-tech component sourcing, optimize production yields, and align with OEM technology roadmaps positions it for sustained margin expansion as the automotive industry enters a more electronics-intensive era.

Operating Expenses, R&D Intensity, and Efficiency Initiatives

Marelli UM India’s operating expenses reflect the intricate and technology-intensive nature of automotive electronics manufacturing, where sustained investment in engineering, software development, validation, and plant efficiency is essential to maintaining competitiveness and compliance with global OEM standards. Operating expenses—excluding material costs—are driven primarily by three pillars- engineering and R&D expenditure, manufacturing overheads tied to complex SMT/THT processes, and corporate-level quality, compliance, and administrative functions. Employee-related operating expenses have risen in alignment with the company’s engineering-led operating model, increasing from approximately $184,000 in 2021 to $204,000 in 2022, $243,000 in 2023, and $226,000 in 2024, with projected growth toward $289,000 in 2025 as Marelli UM India ramps up embedded software, system architecture, validation engineering, cybersecurity capability, and platform-development resources to support next-generation cockpit, telematics, and body-controller programs. Beyond employee expenses, operating costs associated with testing infrastructure, SMT-machine maintenance, calibration of robotic soldering systems, conformal coating lines, barcoding/traceability platforms, and in-line AOI/X-ray inspection systems constitute a substantial portion of ongoing OPEX. These costs are essential to maintaining high first-pass yields, traceability compliance, and reliability performance required for ASIL safety classifications and stringent EMI/EMC requirements. Depreciation charges on SMT lines, inspection systems, ovens, reflow units, and end-of-line testers—historically ranging between roughly $226,000 and $259,000 per year—reflect the capital-heavy nature of electronics operations, where equipment not only depreciates financially but must also be technologically refreshed to remain compatible with new-generation microcontrollers, smaller SMD footprints, advanced PCB stack-ups, and high-speed communication interfaces used in modern clusters and gateways. R&D intensity is a defining characteristic of Marelli UM India’s cost base, driven by its integrated engineering centers in Gurugram and Bengaluru, where nearly 1,000 engineers support global Marelli programs across embedded software, hardware design, system validation, mechanical integration, and cybersecurity readiness. While discrete R&D expenses are not separately disclosed, the engineering cost base and operational structure indicate that a meaningful portion of OPEX supports platform development, feature enhancements, software versioning, CAN/LIN communication calibration, diagnostic integration, display-logic development, and homologation efforts. These R&D investments are not optional; they are mission-critical to meeting OEM technology roadmaps and maintaining Marelli UM India’s presence in future digital cockpit and connectivity architectures. The company’s engineering intensity also helps it reduce long-term unit costs through better design-for-manufacturability (DFM), process optimization, and reuse of validated software libraries. Efficiency initiatives form a parallel strategic thrust and play a central role in improving profitability and offsetting rising material and labor costs. Marelli UM India continuously invests in automation—including high-speed SMT placement machines, robotic soldering modules, selective soldering robots, and automated conformal coating equipment—to drive consistency, reduce rework, and improve throughput. The adoption of digital factory tools, predictive maintenance, and advanced process-monitoring analytics allows the company to stabilize yields and reduce downtime, especially in SMT processes where even minor variations can lead to significant scrap of high-value electronic components. Lean manufacturing initiatives, including line balancing, takt-time optimization, improved fixture design, and reduction of changeover times across SMT and assembly lines, further contribute to operating efficiency. Incremental improvements in procurement efficiency, such as long-term semiconductor sourcing commitments negotiated through Marelli’s global procurement network, help stabilize pricing and reduce exposure to short-term component inflation. These efficiency gains directly support EBITDA expansion—from $1.3 million in 2023 to $2.6 million in 2024, with further growth projected to reach approximately $4.8 million in 2025—demonstrating the effectiveness of cost-discipline measures and the improvements in operational leverage as the company scales into higher-value digital electronics programs. Collectively, Marelli UM India’s operating expense structure, heavy engineering investment, and disciplined efficiency initiatives reinforce its positioning as a technologically advanced, high-capability electronics supplier capable of delivering sustained profitability despite rising complexity and volatility in the global automotive electronics ecosystem.

Results of Operations (Multi-Year Year-over-Year Analysis)

Marelli UM India’s operating results over the 2021–2025 period reflect the combined effects of rising electronics content per vehicle, platform expansion across multiple OEMs, fluctuations in semiconductor availability, and improving operational leverage as higher-value digital cluster and telematics programs scale into full-volume production. Revenues have increased steadily from approximately $33 million in 2021 to $37 million in 2022, $41 million in 2023, and $44 million in 2024, with a strong projected surge to approximately $58 million in 2025, driven by higher call-off volumes on digital cluster platforms, incremental nominations from passenger-vehicle OEMs, and strong year-to-date performance already totaling about $38 million by August 2025. These top-line trends highlight the company’s deepening integration into OEM cockpit-electronics roadmaps and the structural expansion in electronics penetration, particularly in compact SUVs, two-wheelers, and connected-vehicle programs. Material costs increased proportionately with revenue and electronics complexity, rising from roughly $2.27 million in 2021 to $2.77 million in 2022, $3.21 million in 2023, and $3.34 million in 2024, and are expected to grow to about $4.36 million in 2025, reflecting demand for TFT displays, microcontrollers, memory chips, and telematics-grade connectivity components, alongside global semiconductor pricing variability. Employee-benefit expenses followed a moderate upward trajectory, increasing from approximately $184,000 in 2021 to $204,000 in 2022, $243,000 in 2023, and slightly easing to $226,000 in 2024, before rising again to a projected $289,000 in 2025, as engineering and validation capacity expanded in alignment with OEM technology roadmaps. Other operating expenses fluctuated in line with production scale and engineering workload, rising from about $509,000 in 2021 to $608,000 in 2022 and $608,000 in 2023, before moderating to $566,000 in 2024, reflecting improved process efficiency and stable SMT yields despite material inflation pressures. EBITDA performance reflects the most telling indicator of operational resilience and scalability. EBITDA declined sharply from approximately $3.3 million in 2021 to about $1.3 million in 2023, largely due to semiconductor-driven cost volatility, adverse component mix shifts, and higher rework/scrap rates associated with complex electronics during the global supply crisis. However, EBITDA rebounded strongly to approximately $2.6 million in 2024, benefiting from stabilized semiconductor supply, improved component pricing, normalization of logistics costs, and higher throughput across digital cluster programs with strong OEM adoption momentum. The projected increase to approximately $4.8 million in 2025 underscores the company’s transition toward a more profitable product mix, leveraging higher-value modules such as telematics units, gateway controllers, and digital cockpits, which provide superior contribution margins due to their complexity, firmware content, and lower commoditization risk. Depreciation remained steady in the $226,000–$259,000 range, reflecting the ongoing amortization of capital-intensive SMT infrastructure, testing equipment, and automation systems, while interest expense remained extremely low at $10,000–$12,000 per year, signaling minimal reliance on debt and strong internal cash-generation capability. The year-over-year performance also reflects improved absorption of fixed costs as higher-volume, software-driven clusters offset cost inefficiencies present during semiconductor shortages. Additionally, the diversification of OEM programs—spanning Suzuki, Hero, Yamaha, Fiat, VW/Skoda, Mahindra, Jeep, CNH, PSA-affiliated programs, and multiple global Tier-1 partnerships—has reduced dependency on any single customer cycle and supported consistent multi-year revenue expansion. Overall, the multi-year operating results illustrate a business transitioning from a supply-chain-constrained environment to one characterized by strong growth, improving margins, and greater alignment with next-generation electronics architectures. The trajectory toward $58 million in projected 2025 revenue and near-$5 million EBITDA underscores Marelli UM India’s strengthened competitiveness, robust engineering execution, and increasing strategic relevance within both the Marelli global ecosystem and India’s rapidly expanding automotive electronics market.

Cash Flow Characteristics and Working-Capital Dynamics

Marelli UM India’s cash-flow characteristics and working-capital dynamics reflect the operational realities of a high-technology automotive electronics manufacturer, where semiconductor sourcing cycles, display-module procurement, OEM receivable patterns, and capital-intensive SMT infrastructure collectively shape liquidity behavior and the timing of cash conversion. Although detailed standalone cash-flow statements are not disclosed, the company’s multi-year financial data and operational structure provide a clear picture of how cash is generated, absorbed, and recycled through the business. Operating cash flows are fundamentally underpinned by EBITDA performance—approximately $3.3 million in 2021, declining to $1.3 million in 2023, then rebounding sharply to $2.6 million in 2024, and projected at approximately $4.8 million in 2025—with a large portion of EBITDA converting into cash due to low non-cash adjustments outside depreciation on SMT lines and testing equipment. Working-capital requirements are shaped most heavily by receivables from OEMs, who typically operate on 45–75-day payment cycles; although these extended terms temporarily anchor more cash within receivables, they carry extremely low credit-default risk due to the strong financial profiles of customers such as Suzuki, Hero, VW/Skoda, Mahindra, and Jeep. Inventory levels—comprising semiconductors, display units, PCB assemblies, passives, connectors, and safety-critical electronic components—tend to rise during new program launches and semiconductor-supply volatility, as Marelli UM India is often required to build buffer stocks of critical ICs and displays in anticipation of long lead times. This inventory build temporarily increases working-capital absorption, but the company’s lean-manufacturing discipline, SMT yield stability, and strong production scheduling enable it to maintain efficient inventory turnover once semiconductor supply stabilizes. On the payables side, Marelli’s global procurement network affords the company access to extended vendor terms—often 30–60 days—for semiconductors, PCB assemblies, and electronic consumables, partially financing the production cycle through trade credit and reducing the need for short-term borrowings. Cash flows are also influenced by the capital-intensive nature of electronics manufacturing. SMT lines, AOI/X-ray systems, robotic soldering modules, conformal-coating stations, and end-of-line testers require periodic upgrades and maintenance, resulting in recurring maintenance CapEx and occasional technology refresh CapEx; however, the company’s EBITDA scale and relatively modest debt structure enable most capital investments to be internally funded without straining liquidity. Because interest expenses remain extremely low—approximately $10,000–$12,000 per year—the company’s financing cash outflows are minimal, reflecting disciplined borrowing practices and a stable liquidity position free from structural leverage. Cash-flow behavior is also influenced by OEM tooling and development cost reimbursements- many electronics programs require early-stage engineering, prototype validation, and tooling creation that are subsequently reimbursed by the OEM over the production lifecycle, improving cash inflows during ramp-up periods and reducing the net investment burden. Furthermore, Marelli UM India’s strong year-to-date 2025 performance, with approximately $38 million booked by August toward a $58 million full-year projection, suggests robust near-term operating cash generation as scale efficiencies kick in and cluster programs mature into high-volume steady-state production. Working-capital stability is reinforced by the company’s disciplined production planning, strong vendor relationships, predictable OEM call-off patterns, and minimized reliance on short-tenure financing lines—

which are used only to bridge short cycles rather than as permanent liquidity sources. Overall, Marelli UM India’s cash-flow and working-capital profile is characterized by healthy operating-cash conversion, low financial-leveraging needs, disciplined inventory and receivable management, and strong liquidity resilience despite the inherent volatility of the global electronics supply chain—positioning the company to reliably finance operations, absorb semiconductor-market fluctuations, and support continued revenue expansion in 2025 and beyond.

Liquidity Position, Funding Requirements, and Capital Resources

Marelli UM India’s liquidity position is supported by its consistent operating performance, modest leverage profile, and disciplined working-capital management, which together create a stable financial foundation despite the structural complexities of the automotive electronics sector. With EBITDA recovering from approximately $1.3 million in 2023 to $2.6 million in 2024, and projected to increase to about $4.8 million in 2025, the company generates sufficient internal cash flow to fund routine operations, technology upgrades, engineering expansion, and maintenance of CapEx without requiring material long-term external financing. The company’s liquidity is further strengthened by the very low level of interest-bearing debt on its balance sheet, evidenced by annual interest expenses of only $10,000–$12,000, indicating that working-capital credit lines or short-tenure facilities—rather than structural long-term loans—are utilized primarily to bridge timing gaps between raw-material procurement and OEM receivable collections. Cash and cash equivalents improved sharply as semiconductor availability normalized and operational throughput increased, rising from approximately $15,000 in 2021 and $30,000 in 2022 to around $6,000 in 2023 (due to supply-chain distortions) and then to approximately $152,000 in 2024, demonstrating a meaningful rebound in year-end liquidity. Meanwhile, the company’s net-debt position shifted from approximately $189,000 in 2021 to about $154,000 in 2022, $90,000 in 2023, and ultimately a net-cash position of approximately $59,000 in 2024, signaling a significant strengthening of liquidity as working-capital cycles normalized. Capital-resource requirements for Marelli UM India are heavily oriented toward maintaining and periodically upgrading its advanced SMT lines, X-ray inspection systems, AOI platforms, robotic soldering equipment, conformal-coating modules, and end-of-line test rigs, as these systems must remain compatible with the increasingly advanced electronics architectures utilized in digital clusters, gateway modules, and domain controllers. Despite the capital-intensive profile of these assets, the company’s maintenance CapEx and incremental technology refresh investments are generally modest relative to EBITDA, allowing internal accruals to adequately support both maintenance and minor capacity expansion. Multi-year OEM electronics programs often include reimbursable tooling and development costs, which reduce the net cash burden of launching new platforms and provide incremental liquidity infusions during early phases of industrialization. Additionally, because Marelli UM India is deeply embedded within Marelli’s global electronics engineering and sourcing ecosystem, it benefits from group-level procurement leverage, favorable supplier terms, and shared intellectual property—all of which reduce the need for direct capital expenditure on foundational R&D infrastructure or platform developments that are centrally led by Marelli. The company’s liquidity requirements do not currently include large-scale expansion projects or greenfield capacity additions, as existing infrastructure is adequate to support projected revenue growth toward approximately $58 million in 2025. Overall, Marelli UM India’s liquidity position is robust- it maintains minimal financial obligations, strong operating-cash generation, and a working-capital cycle supported by predictable OEM payments and favorable vendor terms. Its capital-resource structure is efficient, relying primarily on internally generated funds and limited short-term financing. This liquidity profile provides the financial flexibility required to withstand semiconductor-market fluctuations, support technology upgrades, invest in high-value engineering capabilities, and sustain operational continuity even in periods of external volatility or parent-group restructuring.

Borrowings, Financial Obligations, and Debt-Service Profile

Marelli UM India maintains an exceptionally conservative leverage profile, with borrowings limited almost entirely to short-tenure working-capital facilities rather than structural long-term debt, resulting in an extremely light debt-service burden and a financing cost structure that has minimal impact on operating performance. The company’s recorded interest expenses—consistently in the narrow range of approximately $10,000 to $12,000 per year across 2021–2024—underscore that borrowings are used mainly to smooth short-term liquidity gaps between procurement of semiconductor and electronic components and the realization of receivables from OEM customers who operate on extended payment cycles. This modest interest burden, when compared to EBITDA levels of approximately $3.3 million in 2021, $1.3 million in 2023, $2.6 million in 2024, and a projected $4.8 million in 2025, translates into extraordinarily strong interest-coverage ratios and highlights the company’s ability to service its financing obligations comfortably from internal operating cash flow. The company’s improving liquidity position—moving from a net-debt position of roughly $189,000 in 2021 to $154,000 in 2022, $90,000 in 2023, and finally transitioning into a net-cash position of approximately $59,000 in 2024—demonstrates a meaningful strengthening of its financial base as supply-chain volatility subsided, semiconductor availability normalized, and production ramp-ups improved cash generation. Importantly, the absence of long-term secured loans, term-debt amortization schedules, or covenant-heavy borrowings insulates Marelli UM India from refinancing risk, interest-rate exposure, and long-duration leverage constraints that are common among capital-intensive Tier-1 suppliers. Its borrowings appear to consist primarily of revolving credit facilities or overdraft lines used for working capital, typically collateralized by receivables and inventory; these instruments are short cycle, low cost, and fully aligned with the company’s operational cash-flow rhythm. Because the company’s semiconductor procurement and PCB sourcing cycles occasionally require advance purchases or buffer inventory to manage global supply fluctuations, temporary drawdowns of these facilities are economically rational and do not structurally impair the company’s liquidity profile. Financial obligations beyond borrowings are relatively limited and largely tied to lease commitments for office or engineering-center infrastructure, routine procurement contracts with semiconductor and display suppliers, and multi-year OEM supply agreements that impose operational obligations but not balance-sheet liabilities. Depreciation expenses—hovering in the $226,000 to $259,000 range annually—reflect investments already made in SMT lines, robotic soldering systems, testing rigs, and inspection infrastructure, and do not represent future payment commitments beyond ongoing maintenance CapEx, which is modest relative to EBITDA. The absence of high fixed-cost financing obligations provides Marelli UM India with significant operational flexibility, ensuring that cash can be deployed toward engineering expansion, process improvements, or technology upgrades rather than debt servicing. Furthermore, the company’s strong credibility with OEMs, stable receivable cycles, and ability to generate cash internally reduce the need for reliance on external capital even as revenue is projected to grow to approximately $58 million in 2025. Given this financing structure, Marelli UM India’s debt-service profile is minimal, its borrowing risk is low, and its financial resilience remains high despite macroeconomic pressures, semiconductor-market volatility, or the parent company’s global restructuring. Overall, the company’s borrowing framework is conservative, well-matched to operational needs, and strategically positioned to support sustained growth without creating financial strain or leveraging constraints.

Vendor Terms, Inventory Practices, Customer Receivables, and Credit Exposure

Marelli UM India’s vendor terms, inventory practices, receivable cycles, and credit exposure collectively define the operational liquidity profile of a high-technology automotive electronics manufacturer, where semiconductor procurement cycles, PCB sourcing lead times, display-module availability, and OEM payment behavior create a tightly interdependent working-capital ecosystem. The company sources a significant share of its components—microcontrollers, memory chips, display drivers, TFT modules, high-density PCBs, connectors, passives, and power-management ICs—through Marelli’s global procurement channels, benefiting from multi-year allocation agreements and negotiated supply terms that typically provide 30–60 days of trade credit. These supplier arrangements allow Marelli UM India to partially finance its material-intensive production cycle through payables rather than short-tenure borrowing, reducing liquidity strain during periods of elevated semiconductor pricing or high-volume call-offs. However, many advanced components, particularly automotive-grade processors, memory units, and display modules, still require advance purchase commitments or staggered bulk procurement due to long global lead times, which temporarily increase inventory and lock working capital until production stabilizes. Inventory practices are therefore strategically designed to buffer against semiconductor volatility while minimizing obsolescence risk- the company maintains safety stocks of critical ICs and display panels during uncertain supply cycles but operates leaner levels for passive components, connectors, housings, and non-critical electronics. Inventory levels rise predictably during new program launches, engineering-validation phases, and semiconductor supply constraints, but return to disciplined turnover rates once components stabilize and cluster programs achieve steady-state production. Tight process control within SMT operations—including traceability systems, AOI, X-ray verification, and automated conformal coating—helps reduce scrap of high-value components and thus minimizes working-capital lockup in damaged or obsolete parts. Customer receivables form the largest working-capital component and follow typical Tier-1 automotive patterns, with OEM payment cycles ranging from 45 to 75 days depending on the customer’s processing system, dispatch validation procedures, and month-end invoicing consolidation. Marelli UM India’s receivable risk is exceptionally low because its customers include financially stable OEMs such as Suzuki, Hero, Yamaha, VW/Skoda, Mahindra, Jeep, and PSA-affiliated platforms—entities with long-term procurement cycles, predictable payment behavior, and minimal credit-default history. As a result, the company’s credit exposure is not driven by counterparty solvency risk but by timing risk, where delays in chip supply or changes in OEM inventory strategies may influence order schedules and thus shift receivable realization patterns. However, this timing risk is offset by the volume stability inherent in multi-year electronics programs, where production call-offs are linked to platform lifecycle requirements rather than discretionary ordering. The structural credit quality of receivables is further strengthened by the fact that electronics modules—instrument clusters, gateway ECUs, HVAC controllers, telematics units, and body controllers—are essential components in OEM production lines; as a result, OEMs prioritize payment continuity to ensure undisrupted supply flows. Marelli UM India’s exposure to customer concentration is well-managed through a diversified portfolio of dozens of active programs rather than reliance on any single platform, while its strong supplier relationships limit the risk of material shortages that could disrupt deliveries and trigger delayed payments. Overall, the company’s vendor terms support liquidity stability, its inventory practices balance supply-chain uncertainty with efficiency, and its receivable cycles carry minimal credit risk due to the strength of OEM counterparties. Working-capital exposure is therefore driven more by global semiconductor dynamics and electronic-component lead times than by structural financial risk—allowing Marelli UM India to manage operations with predictable liquidity needs and minimal provisions for doubtful debts, even as revenue is projected to scale to approximately $58 million in 2025. These disciplined practices reinforce financial resilience, strong cash-conversion potential, and stable credit exposure within a supply chain characterized by high complexity and global interdependencies.

Operational Risks, Semiconductor/PCB Supply Constraints, and Capacity Utilization

Marelli UM India’s operational risk profile is shaped by the intricate, time-sensitive, and technology-intensive nature of automotive electronics manufacturing, where semiconductor availability, PCB quality, process stability, and OEM production schedules collectively influence operational continuity and profitability. The most critical operational risk arises from global semiconductor supply constraints, which, despite easing since the 2021–2023 crisis, continue to exhibit fragility due to geopolitical tensions, capacity imbalances in legacy-node fabrication, and competing demand from consumer electronics. Many of the company’s products—digital instrument clusters, telematics units, gateway controllers, HVAC control modules, and body computers—rely on microcontrollers, power-management ICs, display driver chips, flash memory, and communication ICs that frequently operate on long lead times and require strict automotive-grade qualification. Disruptions in these supply chains can cause production slowdowns, force expensive spot buys, increase inventory holding of safety stock, and compress margins. PCB supply, while more stable, presents its own risks- high-layer-count PCBs used in advanced clusters and gateway ECUs require precision manufacturing, controlled impedance, and strict adherence to automotive reliability standards; any PCBA quality deviations (warpage, delamination, misalignment) can result in high scrap costs due to the value of mounted semiconductors. SMT-line performance is another critical operational risk. High-speed SMT machines, reflow ovens, X-ray inspection units, and selective soldering robots must operate within tight process-control windows to maintain acceptable first-pass yield. Variations in solder-paste viscosity, stencil performance, humidity levels, or reflow temperature curves can trigger defect cascades that lead to rework, scrap, and delivery delays. Because ECUs and clusters contain expensive chips and displays, even a small deviation in SMT stability can materially impact cost and throughput. Capacity utilization is influenced by OEM call-off patterns, which tend to fluctuate with market demand, semiconductor availability, and vehicle-production schedules. Marelli UM India must constantly balance line loading across multiple SMT lines, assembly stations, robotic soldering cells, and EOL testing lanes to optimize throughput and avoid bottlenecks. When digital-cluster demand is strong—as reflected in the company’s revenue trajectory rising from approximately $33 million in 2021 to a projected $58 million in 2025—capacity utilization increases, generating superior fixed-cost absorption and strengthening margins. However, sudden OEM ramp-downs, regulatory delays, model transitions, or production halts at OEM plants can create short-term underutilization risk, which reduces overhead absorption and affects profitability. Further operational risks include technical obsolescence of testing systems, the need for periodic SMT requalification when new processors or boards are introduced, and the risk of workforce skill gaps in highly specialized electronics operations. Additionally, disruptions in logistics corridors, fluctuations in foreign-currency-linked component pricing, and regulatory changes related to cybersecurity and functional safety can influence operating costs and require ongoing system upgrades. However, Marelli UM India mitigates these risks through strong engineering depth, diversified programs across two-wheeler, passenger-vehicle, and commercial-vehicle segments, global sourcing partnerships, and the operational redundancy inherent in multiple SMT and assembly lines. This operational robustness allows the company to absorb fluctuations in demand and supply, maintain production continuity, and sustain capacity utilization levels that support efficient fixed-cost absorption, even in volatile market conditions.

Capital Expenditure Program, Infrastructure, and Asset Base

Marelli UM India’s capital expenditure program, infrastructure composition, and asset base reflect the operational demands of a technologically sophisticated automotive electronics manufacturer whose competitiveness depends on continuous investment in precision equipment, testing capabilities, and process automation. The company’s asset base is anchored by state-of-

the-art SMT (surface-mount technology) lines, THT (through-hole technology) assembly stations, robotic and selective soldering systems, 3D AOI (automated optical inspection) units, X-ray inspection systems, reflow ovens, conformal-coating equipment, automated label-marking systems, PCB cleaning stations, dedicated prototype laboratories, and a fully integrated set of end-of-line (EOL) testing platforms—all housed within a centrally climate-controlled facility designed to maintain strict humidity and temperature standards necessary for high-reliability electronics. These assets form the core of the company’s production infrastructure and require periodic capital upgrades to remain compatible with evolving semiconductor package sizes, higher-density PCB designs, advanced processor requirements, and increasingly stringent automotive safety and cybersecurity compliance standards. Depreciation levels—ranging from approximately $226,000 to $259,000 annually—reflect the embedded capital intensity of electronics operations, as SMT machinery, inspection systems, and robotic platforms must be maintained, recalibrated, and sometimes replaced on a periodic cycle to ensure continued yield stability and automotive-grade quality performance. Marelli UM India’s CapEx has historically been moderate relative to EBITDA, with internal cash flow more than sufficient to meet both maintenance CapEx and selective modernization projects. Investment priorities include upgrading SMT machines to support higher placement speeds, 0402/0201 component handling, fine-pitch BGA packages, and more complex LGA/SoC-style footprints that are increasingly used in digital clusters and telematics units. Other ongoing CapEx categories include enhancing AOI resolution for defect detection, expanding selective soldering capabilities for high-reliability joints, upgrading X-ray inspection algorithms for multi-layer PCBs, and strengthening communications test infrastructure for telematics and connected gateways. Infrastructure upgrades also extend into engineering capability expansion, particularly within the Gurugram and Bengaluru engineering centers, which together employ roughly 1,000 engineers across embedded software development, system architecture, hardware design, mechanical engineering, validation engineering, cybersecurity, and quality governance. These centers require ongoing investment in software toolchains, HIL (hardware-in-loop) systems, SIL/MIL environments, EMC test rigs, calibration tools, and simulation environments that allow Marelli UM India to execute entire lifecycle development for global and domestic OEM programs. Plant-related infrastructure—such as centralized humidity control, ESD-safe flooring, specialized storage for moisture-sensitive devices (MSD cabinets), and automated material-handling systems—also forms a critical, capital-intensive part of the company’s asset base. While the company does not currently require major greenfield expansion, incremental CapEx is strategically directed toward capacity debottlenecking, yield-enhancing automation, predictive maintenance systems, and energy-optimization programs that lower operating costs long-term. The strength of Marelli UM India’s asset base is further reinforced by Marelli’s global technology ecosystem, which provides shared IP, reference architectures, test methodologies, and engineering standards that allow the India operations to scale efficiently without having to independently develop foundational technologies. Overall, Marelli UM India’s capital expenditure strategy is disciplined, forward-focused, and tightly aligned with OEM technology roadmaps, ensuring that the company’s infrastructure and asset base remain robust, technologically competitive, and capable of supporting revenue expansion toward approximately $58 million in 2025 and beyond.

Related-Party Transactions, Group Dependencies, and Intra-Marelli Linkages

Marelli UM India’s related-party transactions and intra-group dependencies arise fundamentally from its integration within Marelli’s global electronics organization, which provides the company with shared intellectual property, platform technologies, sourcing synergies, engineering collaboration, and corporate-process oversight that significantly influence its operational, financial, and technological environment. As a majority-controlled entity within the global Marelli ecosystem, the company operates under group-level engineering frameworks, design libraries, and validation methodologies, which are leveraged extensively for instrument clusters, telematics ECUs, body controllers, gateway modules, and domain-controller programs. These shared assets are deployed through structured intra-group licensing or technology-sharing arrangements that enable Marelli UM India to industrialize complex ECUs without independently developing foundational firmware, software modules, or hardware reference designs. The company’s R&D and engineering centers—located in Gurugram and Bengaluru and staffed by roughly 1,000 engineers—collaborate continuously with Marelli’s global engineering hubs in Japan, Italy, Europe, and North America, supporting software integration, calibration, communication-network testing (CAN, LIN, Ethernet), cybersecurity compliance, and architecture development for global platforms. This interdependency ensures technological alignment but also implies that key design decisions, platform migrations, and architectural changes require synchronization with global Marelli roadmaps. On the sourcing side, Marelli UM India benefits from group-level semiconductor procurement agreements, supplier framework contracts, and allocation rights negotiated with leading chip manufacturers. This allows the company to access scarce automotive-grade microcontrollers, memory devices, display drivers, and power-management ICs—components that remain difficult to source independently, especially during semiconductor shortages. These arrangements reduce supply-chain risk and stabilize pricing, but they also create dependency on Marelli’s global procurement organization and its ongoing ability to secure allocations from constrained foundries. Related-party interactions may also include shared services such as cybersecurity governance, global IT protocols, quality-management systems, functional safety guidelines, ESG reporting structures, and compliance frameworks aligned to Marelli’s corporate standards. These group-level structures reduce the cost of independently developing such systems in India but also require consistent adherence to global mandates, which may limit autonomous decision-making. In certain cases, R&D costs, platform developments, and tooling for global programs may be cross-charged across Marelli entities under established transfer-pricing agreements, reflecting the shared nature of engineering assets and development workloads. Similarly, Marelli UM India may rely on intra-group engineering centers for advanced display logic, high-level software stacks, AUTOSAR modules, cybersecurity patches, system diagnostics, or feature upgrades—especially for high-end digital clusters or emerging domain-controller architectures. On the commercial side, global OEM contracts, once awarded to Marelli Group, may cascade into India-based execution depending on competency alignment, resulting in program allocations and revenue pipelines that are definitional by virtue of the group’s market relationships. While Marelli UM India operates with financial and production autonomy, its strategic direction, technology adoption cadence, and customer portfolio priorities remain deeply influenced by group-level strategy. Although Marelli’s global Chapter 11 restructuring introduced governance and financial uncertainties at the parent level, Marelli UM India continues to function as a self-sustaining, operationally profitable entity whose revenue—projected at approximately $58 million in 2025—is tied to long-cycle OEM electronics programs rather than short-term discretionary work. Nevertheless, any future changes in global technology platforms, IP-licensing structures, or sourcing arrangements within Marelli Group will require careful assessment to ensure continuity of operations, access to core technologies, and uninterrupted supply to OEM customers. Overall, related-party transactions and intra-Marelli linkages provide Marelli UM India with significant operational leverage, global technology access, and supply-chain advantages, but they also represent structural interdependencies that must be formally addressed in any acquisition or ownership transition to preserve technological continuity, IP access, and long-term program stability.

Key Performance Indicators and Forward-Looking Operational Metrics

Marelli UM India evaluates its operational performance and forward-looking outlook through a comprehensive framework of key performance indicators (KPIs) that reflect the technological intensity, production complexity, customer-program stability, and financial resilience of its automotive electronics operations, with each metric tied closely to revenue scalability, margin evolution, and execution capability across global and domestic OEM programs. Revenue growth remains one of the company’s core KPIs, with a clear upward trajectory from approximately $33 million in 2021 to $37 million in 2022, $41 million in 2023, $44 million in 2024, and a projected $58 million in 2025, signaling strong demand for digital instrument clusters, telematics ECUs, gateway modules, and other cockpit electronics driven by rapid vehicle digitalization. EBITDA performance serves as another critical indicator of operational efficiency and cost-management capability, having dipped to about $1.3 million in 2023 during semiconductor-driven disruptions, then rebounding to approximately $2.6 million in 2024, with forward projections approaching $4.8 million in 2025 as component availability stabilizes, high-value electronics scale into full-volume production, and automation-led efficiency gains improve throughput and reduce rework costs. First-pass yield (FPY) across SMT lines is one of the most strategically important KPIs, as even minor yield degradation can produce disproportionate financial impact due to the high cost of semiconductors and display components; Marelli UM India targets high-90s FPY levels supported by AOI, X-ray validation, traceability systems, and rigorous reflow-profile control. Similarly, defect-per-million (DPM) rates, rework percentages, and scrap ratios form operational KPIs that directly affect margin performance and customer satisfaction, particularly since clusters and ECUs are safety-critical components with strict tolerance thresholds. On-time delivery (OTD) and schedule adherence under Just-in-Time and Just-in-Sequence OEM frameworks also serve as essential KPIs, as deviations can result in contractual penalties, production-line stoppages at OEM plants, and reputational risk. Forward-looking operational metrics include expected capacity utilization across SMT lines, assembly cells, and test stations, which is projected to increase materially in 2025 as higher-volume digital cluster programs transition into steady-state production. An improvement in utilization enhances fixed-cost absorption, reduces per-unit labor overhead, and creates operational leverage that supports EBITDA expansion. Engineering productivity is another forward-looking metric, measured through software-version delivery cycles, architecture reusability, feature-integration timelines, validation-cycle compression, and calibration turnaround time—KPIs that determine Marelli UM India’s competitive positioning as OEMs accelerate the shift toward software-defined vehicle ecosystems. The company also closely monitors semiconductor lead-time projections, component allocation forecasts, foundry-capacity trends, and display-module availability, as these factors influence procurement planning, inventory risk, and program-launch timing. Tooling-life predictability and engineering-change frequency form additional forward-looking indicators, offering insight into upcoming CapEx needs, validation investments, and OEM-driven feature roadmaps. Market-facing KPIs include RFQ win rates, share-of-wallet for each OEM customer, penetration of emerging EV electronics platforms, and Marelli UM India’s integration into new cockpit-domain controller architectures—factors that collectively determine future revenue concentration, platform longevity, and the company’s role in next-generation vehicle architectures. Taken together, these KPIs and forward-focused metrics provide a detailed visibility framework for assessing operating performance, anticipating technology shifts, optimizing capital allocation, and strengthening Marelli UM India’s ability to scale profitably within a rapidly evolving global automotive electronics landscape.

Known Trends, Commitments, and Uncertainties Affecting Future Performance

Marelli UM India’s future performance is shaped by several known trends, structural commitments, and external uncertainties that collectively influence its revenue trajectory, operational resilience, and strategic positioning within the rapidly evolving automotive electronics ecosystem. One of the most consequential trends is the accelerating shift toward digitalization and software-defined vehicle architectures, which is driving OEM demand for advanced digital instrument clusters, telematics units, gateway controllers, and integrated cockpit electronics—segments where Marelli UM India has a strong technological footprint. This trend underpins the company’s revenue expansion from approximately $33 million in 2021 to a projected $58 million in 2025, as electronic content per vehicle increases and cluster technologies undergo rapid upgrades in both two-wheeler and passenger-vehicle markets. Commitments associated with long-cycle OEM programs—many of which span 5–7 years—require the company to maintain continuous production readiness, stringent quality adherence, robust engineering support, and timely execution of software and hardware updates. These obligations ensure volume stability but require sustained investment in engineering resources,

SMT requalification, prototype development, and testing infrastructure, all of which remain essential even during periods of market volatility. Regulatory and technology-driven changes, such as heightened cybersecurity requirements for connected modules, expanding ADAS (advanced driver-assistance system) integration, and new functional safety mandates, introduce additional compliance commitments that may elevate engineering costs and extend development timelines. The company also faces uncertainties associated with global semiconductor markets; although supply conditions have improved since the severe shortages of 2021–2023, periodic disruptions in automotive-grade microcontrollers, power devices, or display drivers remain a risk, with potential impacts on cost, delivery schedules, and inventory levels. Another key trend is the increasing adoption of EV-specific electronics architectures, particularly domain controllers, high-performance clusters, and connectivity gateways that support OTA (over-the-air) updates. While these trends create substantial growth opportunities, they also introduce uncertainties in technology selection, long-term platform configurations, and OEM sourcing strategies, all of which may shift as automakers refine their EV roadmaps. Marelli UM India’s reliance on group-level IP, global platform roadmaps, and centralized engineering standards creates dependencies that may be affected by strategic decisions at the parent-company level, especially in light of Marelli’s global restructuring efforts following its 2025 Chapter 11 filing. Although the India entity remains financially robust and operationally standalone in execution, changes in global R&D investments, sourcing strategies, or platform allocations could influence future program uptake and technology availability. Market uncertainties also include macroeconomic factors such as currency volatility, inflationary pressure on electronic components, and interest-rate-driven automotive demand fluctuations, which may affect OEM production schedules and thus call-off volumes. Customer-concentration risk, although structurally common in Tier-1 electronics, is partially mitigated by Marelli UM India’s diversified program base across Suzuki, Hero, Yamaha, VW/Skoda, Mahindra, Jeep, and others; however, any strategic realignment by a major OEM could still introduce volume swings. Additionally, competitive pressures from global electronics suppliers and aggressively priced Asian entrants continue to intensify, particularly in mid-range cluster and body-controller segments. Overall, while Marelli UM India is well-positioned to capture growth in digital, connected, and software-driven vehicle electronics, its future performance will depend on its ability to navigate semiconductor volatility, regulatory complexity, evolving OEM technology roadmaps, and the broader implications of Marelli’s global restructuring—each of which presents both opportunities and uncertainties that could influence revenue growth and profitability in the coming years.

Contingencies, Off-Balance Sheet Arrangements, and Contractual Obligations

Marelli UM India’s contingencies, off-balance sheet arrangements, and contractual obligations arise primarily from its role as a Tier-1/2 automotive electronics supplier responsible for delivering high-reliability ECUs, digital clusters, telematics units, and gateway controllers that form critical components of OEM vehicle architectures, thereby subjecting the company to technical, commercial, and contractual risks that must be managed carefully across multi-year production cycles. While the company does not carry material long-term liabilities or complex financing structures that would typically create off-balance sheet exposures, its operational environment inherently includes contingent risks tied to warranty obligations, field-performance claims, quality deviations, and potential OEM-mandated chargebacks. Because Marelli UM India supplies electronics that integrate directly into vehicle safety, instrument-display, communication, and diagnostic systems, any defect—whether arising from PCB integrity issues, firmware anomalies, solder-joint failures, or component malfunction—may require rework, replacement, root-cause analysis, or containment actions that create contingent cost exposure. Such risks are mitigated by rigorous AOI/X-ray inspection, traceability systems, in-circuit testing, conformal coating, and validation protocols, yet they remain structurally embedded in the automotive electronics business model. Contractual obligations under long-term supply agreements further require Marelli UM India to maintain committed production capacity, ensure uninterrupted availability of qualified components, adhere to engineering-change requirements, comply with functional safety and cybersecurity standards, and support OEM homologation processes—obligations that do not appear as liabilities on the balance sheet but nonetheless represent binding operational commitments. These multi-year obligations often include penalties for late delivery, non-compliance with quality KPIs, or supply disruptions, underscoring the need for continuous investment in engineering resources, tooling maintenance, and process capability. Off-balance sheet arrangements may also take the form of development contracts and tooling programs where the company executes prototype builds, validation cycles, and industrialization efforts in advance of volume production. In many instances, engineering and tooling expenses are recoverable from OEMs over time, but timing differences between expenditure and reimbursement can create temporary cash-flow exposure that is not explicitly represented as a liability. The company may also engage in intra-group R&D collaboration or shared-service structures with Marelli’s global engineering centers, where cost-sharing or allocated overhead is governed by transfer-pricing policies rather than balance-sheet obligations. While these arrangements help distribute the financial burden of global platform development, they are dependent on the continuity of Marelli’s global strategy and restructuring outcomes. Marelli UM India’s contractual obligations also extend to maintaining compliance with cybersecurity regulations, OTA update readiness, functional safety standards (such as ISO 26262), and EMI/EMC certification requirements, each carrying ongoing cost commitments that are operational rather than balance-sheet liabilities. Importantly, the company does not appear to engage in high-risk off-balance sheet financing mechanisms—such as sale–leaseback structures, third-party guarantees, receivable securitization, or synthetic leases—thereby keeping its formal financial obligations straightforward and limited primarily to trade payables and minor working-capital credit lines. External contingencies may also arise from semiconductor availability, geopolitical shifts affecting electronic supply chains, or regulatory mandates for telematics or safety features; such uncertainties can influence material costs, inventory exposure, or timing of OEM launches without creating explicit contractual liabilities. Overall, Marelli UM India’s contingent exposures are operational in nature and consistent with industry norms for automotive electronics suppliers, while its off-balance sheet footprint remains minimal and well-managed through disciplined processes, strong OEM relationships, and a stable capital structure.

Standalone Status, Limitations, and Transitional Considerations Pending Acquisition

Marelli UM India’s standalone status, operating limitations, and transitional considerations pending any potential acquisition must be assessed in the context of its deep integration into Marelli’s global electronics ecosystem, where technology platforms, sourcing frameworks, engineering processes, and corporate governance systems are heavily interconnected and not yet fully segregated for independent operation. Although Marelli UM India operates as a financially self-sustaining and operationally robust entity—evidenced by revenue growth from approximately $33 million in 2021 to a projected $58 million in 2025, and improving EBITDA performance—the company’s technological, engineering, and sourcing dependencies on Marelli Group create natural constraints on standalone readiness. Core software stacks, diagnostics libraries, AUTOSAR modules, cybersecurity architectures, cluster-display logic, communication middleware (CAN/LIN/Ethernet), and hardware reference designs are derived from Marelli’s global IP repositories; these technologies underpin the company’s instrument clusters, telematics units, body controllers, and gateway modules. As a result, Marelli UM India currently does not hold fully independent ownership of several technology assets essential for ongoing program execution and would require carefully structured IP licensing or transitional-service agreements (TSAs) to ensure continuity under new ownership. Likewise, sourcing dependencies—including access to global semiconductor allocation contracts, negotiated display-module supply lines, and strategic component agreements—are executed through Marelli’s centralized procurement framework, allowing Marelli UM India to secure critical automotive-grade microcontrollers, memory chips, display drivers, and PCBs that may not be accessible at the same scale or pricing without group affiliation. Any acquisition would therefore require transitional procurement support, supplier-novation processes, or newly negotiated sourcing arrangements to avoid supply-chain disruption. Organizationally, Marelli UM India benefits from shared services spanning global quality systems, cybersecurity governance, engineering validation protocols, functional safety frameworks, software-toolchain licensing, and corporate IT platforms, many of which are administered or centrally approved by the parent. These shared backbones result in operational efficiency but also imply that standalone corporate infrastructure—such as fully independent quality governance, security-compliance systems, data-hosting environments, engineering-tool licensing, ERP configurations, and cloud architectures—is not yet separately established. In addition, the company’s engineering centers in Gurugram and Bengaluru, employing roughly 1,000 engineers, function as part of a distributed global engineering model where development tasks, validation responsibilities, and system architecture decisions are jointly executed with Marelli’s teams in Japan, Italy, Europe, and the U.S. This integrated workflow reduces redundancy but may pose transitional bottlenecks if global engineering interfaces are not preserved during acquisition. Customer relationships may also require formal novation- several programs—particularly clusters, telematics ECUs, and gateways—have been awarded to Marelli Group globally, with India designated as the production or development center. As such, OEMs may require additional due diligence, continuity commitments, or validation audits before recognizing the acquired entity as an independent Tier-1 supplier. From a governance and financial perspective, Marelli UM India maintains its own statutory books and operational budgets, yet strategic decisions on platform development, technology roadmaps, and major CapEx investments remain influenced by group-level directives due to the interlinked global product strategy. Pending acquisition, the company cannot independently alter platform architectures, switch software stacks, migrate to different toolchains, or discontinue legacy commitments without group approval, and it cannot unilaterally reconfigure its sourcing model or renegotiate long-term semiconductor agreements. Any transition to full standalone operation would require a structured, multi-phase plan addressing IP access, engineering collaboration continuity, sourcing independence, OEM program novation, workforce transition protocols, and the replacement of shared-services infrastructure. Despite these dependencies, Marelli UM India remains operationally stable, revenue-generative, and technically mature, with the internal capability to transition to a standalone structure provided that transitional agreements, IP frameworks, and supplier alignments are properly negotiated. In summary, while the company functions as a robust operating unit, its deep integration with Marelli Group necessitates careful planning and contractual structuring to ensure seamless continuity and risk mitigation during any acquisition or change of ownership.

Management’s Outlook, Strategic Priorities, and Forward-Looking Initiatives

Management’s outlook for Marelli UM India is anchored in a confident but disciplined view of long-term growth opportunities driven by the accelerating digitalization of vehicles, rising electronics content per unit, and OEM migration toward connected, software-defined, and display-centric cockpit architectures—segments where the company has built strong technical credibility and multi-year program pipelines. With revenue expected to increase from approximately $44 million in 2024 to around $58 million in 2025, supported by robust mid-cycle call-offs and new platform introductions, management anticipates continued scale expansion across digital instrument clusters, gateway controllers, telematics ECUs, HVAC modules, and emerging domain-controller programs. A key strategic priority is deepening Marelli UM India’s role in Marelli’s global electronics roadmap by expanding engineering competencies in embedded software, cybersecurity, feature-integration frameworks, and OTA-ready electronics, thereby positioning the company as an indispensable execution center for next-generation cockpit platforms and connectivity modules. Management also expects EBITDA to strengthen meaningfully—from approximately $2.6 million in 2024 to about $4.8 million in 2025—driven by improved semiconductor availability, higher-margin product mix, stronger utilization across SMT and assembly lines, and enhanced yield performance supported by automation, predictive maintenance, and digital factory initiatives. Strategic priorities also include expanding in-house capability for advanced display integration, high-speed communication networking (CAN FD,

Ethernet), AUTOSAR-compliant architecture development, and cybersecurity-driven software frameworks, all of which are mission-critical as OEMs adopt more centralized, high-compute vehicle architectures. Forward-looking initiatives also emphasize operational maturity and scalability. Management plans targeted investments in automation (including next-generation SMT placement, robotic soldering, 3D AOI, and automated optical calibration systems), enhanced end-of-line testing infrastructure, expanded conformal-coating capability, and improved environmental control systems to support more advanced electronics with higher heat loads, smaller pitch components, and greater EMI sensitivity. Engineering organizations in Gurugram and Bengaluru—comprising roughly 1,000 engineers—will continue to expand their involvement in global Marelli programs, reducing cycle times, strengthening software reusability, and accelerating new-feature integration for both domestic and export markets. Management also aims to reinforce supply-chain resilience through diversified semiconductor sourcing, long-term allocation agreements, localized PCB partnerships, and multi-source strategies for TFT modules and critical ICs. Customer diversification remains another strategic pillar, with additional opportunities identified in EV platforms, off-highway electronics, and premium digital clusters for global OEMs. At the same time, management is preparing for potential structural changes associated with the parent company’s global restructuring, emphasizing organizational readiness, documentation completeness, and continuity planning to ensure that Marelli UM India remains insulated from broader corporate transitions. Despite macroeconomic uncertainties—such as semiconductor volatility, regulatory shifts, or competitive pricing pressure—management views the company’s position as strong, supported by a deep engineering base, entrenched OEM relationships, sustained revenue pipeline, and scalable operational infrastructure. Looking ahead, Marelli UM India intends to reinforce its position as a leading automotive electronics center within India and a strategic pillar in Marelli’s global transformation toward high-value, software-driven vehicle electronics platforms.

OUR MANAGEMENT

The Company is currently managed by its founder and does not have independent directors or standing board committees. The Company’s governance structure reflects its development-stage status and acquisition-focused strategy. The Company may, but is not required to, appoint independent directors or establish board committees in the future.

Mr. Yogesh Choudhary, Chief Executive Officer

Mr. Yogesh Choudhary is an accomplished engineering and business leader with more than 30 years of international experience across the automotive and manufacturing industries. An alumnus of the Indian Institute of Technology (IIT) Roorkee, India (Class of 1995), he combines deep technical expertise with strategic leadership, consistently driving operational excellence and sustainable growth across global enterprises. Over the past 15 years, Yogesh has held senior executive roles where he has successfully led organizations through business transformation, global expansion, and cross-border acquisitions. His core strengths lie in engineering and manufacturing leadership, quality and process optimization, and international business management. In his most recent role as Chief Operating Officer and Chief Business Officer at Friction One Braking Technology Co. Ltd., headquartered in Wuhan, China, Yogesh oversaw the company’s operations and commercial expansion across China, Turkey, Mexico, the United States, Germany, and the United Kingdom. Under his leadership, Friction One’s revenues surged from USD 95 million in 2022 to over USD 350 million within three years, achieved through strong customer engagement, operational discipline, and a scalable international supply chain model. Prior to this, Yogesh held senior leadership positions at Allied Nippon and Federal-Mogul Goetze (India) Ltd., where he played a pivotal role in scaling manufacturing capacities, developing global OEM partnerships, and enhancing product portfolios to strengthen market competitiveness. Yogesh is recognized for his ability to build high-performing, cross-cultural teams, lead complex multinational operations, and drive synergistic integration across engineering, production, and business functions. His leadership philosophy emphasizes collaboration, data-driven decision-making, and long-term stakeholder value creation. Beyond his corporate responsibilities, Yogesh is passionate about sustainability and regenerative agriculture. He is actively developing a self-sustaining, large-scale organic farm, designed around circular ecological systems that integrate renewable energy, soil restoration, and natural resource balance.

Ms. Amita Dagar, Chief Financial Officer

Ms. Amita Dagar serves as the Chief Financial Officer of Tejascore Techsystems Inc. She is an accomplished finance executive with more than 25 years of experience across the automotive, manufacturing, and diversified industrial sectors. Ms. Dagar holds a Bachelor of Commerce (1994) and an MBA in Finance (1995–1997), and has built a distinguished career managing financial strategy, governance, and capital structure for leading organizations in India and abroad. Prior to joining Tejascore, Ms. Dagar held senior finance leadership roles within a major automotive components manufacturer, where she oversaw enterprise-wide financial planning and analysis, treasury operations, cost management, and compliance. She has extensive international experience in Russia and Europe, giving her a deep understanding of cross-border financial operations, foreign exchange exposure management, and multinational regulatory environments. Her background includes significant contributions to M&A evaluation, joint venture structuring, and investor engagement, making her uniquely equipped to support Tejascore’s acquisition-driven growth strategy. Ms. Dagar’s core areas of expertise include strategic financial planning, capital allocation, treasury and working capital management, risk management, international taxation, regulatory compliance, ERP implementation, and financial systems optimization. She has successfully led restructuring and cost-optimization programs that have delivered measurable improvements in profitability, liquidity, and operational efficiency. She is also experienced in establishing internal controls, strengthening financial reporting systems, and developing performance metrics aligned with organizational objectives. Throughout her career, Ms. Dagar has partnered closely with executive leadership to translate corporate strategy into actionable financial outcomes. Her leadership style is strategic, analytical, and globally focused, emphasizing financial discipline, operational transparency, and sustainable long-term value creation. She brings a resilient financial perspective and a strong governance foundation to Tejascore as the Company advances its international acquisition and integration initiatives.

RELATED PARTY TRANSACTIONS

Founder-Related Expenses and Support

Since inception, Tejascore Techsystems Inc. has been a development-stage company with no operating revenues and limited financial resources. During this period, the Company has relied on certain organizational, administrative, and financial support provided by its founders and their affiliates to fund early-stage activities, including corporate formation, offering preparation, and preliminary evaluation of potential acquisition opportunities. Founder-related expenses have consisted primarily of incorporation and filing fees, legal and regulatory advisory costs, accounting and compliance consultations, administrative and technology expenses, and limited travel and diligence-related costs incurred in connection with preliminary assessment of potential target companies. Except as described below, the Company has not entered into any transactions or arrangements with its founders, directors, officers, or their respective affiliates, and there are no currently proposed related-party transactions.

Offering-Related Expenses Paid by Founders (Non-Reimbursable)

Certain costs and expenses related to the preparation and filing of this Offering Circular and the conduct of this Offering, including legal, accounting, and advisory fees, have been paid directly by the Company’s founders or their affiliates on behalf of the Company. The founders have not received, and do not intend to receive, reimbursement for such expenses, and no amounts related to these expenses are reflected as liabilities in the Company’s financial statements. No proceeds from this Offering or from any private placement are expected to be used to repay or reimburse the founders or their affiliates for these offering-related expenses. These payments were made voluntarily and without any contractual obligation on the part of the Company to repay or reimburse such amounts. No interest has accrued or will accrue on such amounts, and no notes payable, equity, or other consideration has been issued or will be issued in connection with these payments. These payments do not constitute loans or advances and do not give rise to any repayment obligation.

Founder Advances and Reimbursements (Other Than Offering Expenses)

From time to time, founders or their affiliates may have incurred limited expenses on behalf of the Company related to organizational activities, preliminary acquisition evaluations, or administrative support. Any such amounts, to the extent reimbursable, have been recorded as expenses of the Company when incurred, with corresponding liabilities recognized until payment. Such advances, if any, have been non-interest-bearing, unsecured, and repayable only at cost, without any profit, markup, or additional consideration. The Company does not have any formal loan agreements, credit facilities, convertible instruments, or long-term financing arrangements with its founders or their affiliates.

No Management Fees or Compensation Arrangements

The Company does not pay, and has not paid, management fees, advisory fees, service fees, or other compensation to its founders or their affiliates for services provided to the Company, other than reimbursement of actual out-of-pocket expenses as described above. No agreements exist that obligate the Company to pay such fees or compensation.

Use of Shared Resources

During its development stage, the Company may have utilized limited office space, communication tools, or administrative resources provided by founders or their affiliates on an informal and temporary basis. These arrangements were not governed by long-term contracts, did not require fixed payments, and did not involve any profit component. Any such usage was accounted for as an expense at estimated fair value when incurred. The Company expects that such informal arrangements will be discontinued once it establishes independent corporate infrastructure following the completion of this Offering and any acquisitions.

Governance and Oversight of Related-Party Transactions

The Company intends to adopt formal policies governing related-party transactions following the establishment of a Board of Directors and audit committee. Any future related-party transactions will be subject to review and approval by independent directors, documented in written agreements where applicable, conducted on arm’s-length terms, and disclosed in accordance with U.S. GAAP and SEC requirements. The Company does not anticipate entering into related-party transactions that would impair its independence, liquidity, or compliance with applicable securities laws.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and no governmental authority, regulatory agency, or third party has initiated or, to our knowledge, threatened any legal, administrative, civil, or criminal action against Tejascore Techsystems Inc. As of the date of this Offering Circular, we are not subject to any judgment, order, decree, or arbitration award that has had, or is reasonably expected to have, a material adverse effect on our business, financial condition, results of operations, or ability to complete the acquisitions described herein. We have not been the subject of any bankruptcy, receivership, or similar proceeding since our incorporation.

Because our business strategy is centered on the acquisition of operating companies in India and Germany, we have conducted preliminary due diligence on each target company. Although we are not aware of any material litigation involving Alpha Maier Private Limited (India), Marelli UM Electronic Systems Private Limited (India), or Paragon GmbH & Co. KGaA (Germany) that would reasonably be expected to impact their valuation or our acquisition plans, we cannot guarantee that all potential liabilities, contingent claims, worker disputes, vendor claims, tax assessments, compliance actions, or commercial disputes have been fully identified. Any such matters, if existing or later discovered, may become our responsibility after the closing of the applicable acquisition, depending on the terms of the purchase agreements and the availability of indemnification from the sellers. The Company intends to negotiate customary representations, warranties, and indemnities in each definitive acquisition agreement; however, there can be no assurance that such protections will be adequate to cover unknown or undisclosed liabilities. We operate across multiple jurisdictions—principally the United States, India, and Germany—each of which has distinct corporate, tax, labor, and regulatory frameworks. As we integrate our acquired subsidiaries, we may be required to respond to routine government inquiries, safety or compliance audits, filings, or inspections related to environmental, labor, data privacy, cybersecurity, manufacturing, or export-control regulations. As of the date of this Offering Circular, no such matters have escalated into formal proceedings, nor have we received any notices of potential violations. We believe we are in good standing in each jurisdiction in which we operate and have complied with all material legal and regulatory requirements applicable to our business. Except as disclosed in this Offering Circular, we are not aware of any legal proceedings—pending, threatened, or contemplated—that would have a material adverse effect on our operations or on an investor’s ability to evaluate the risks associated with this offering.

HOW WE COMPENSATE OUR DIRECTOR AND EXECUTIVE OFFICER

Tejascore Techsystems Inc. is a development-stage company and has not yet commenced revenue-generating operations. As a result, our executive compensation practices reflect our early-stage status and our objective to conserve capital until the completion of this offering and the execution of our acquisition strategy. The following section describes all compensation paid or accrued to our executive officers during the most recently completed fiscal period and outlines our anticipated compensation structure going forward.

Summary of Current Executive Compensation

As of the date of this Offering Circular, we have two executive officers-

●Mr. Yogesh Choudhary, Chief Executive Officer and sole Director

●Ms. Amita Dagar, Chief Financial Officer

During our most recently completed fiscal year-

●Neither Mr. Choudhary nor Ms. Dagar received any salary, bonus, equity compensation, perquisites, or other forms of remuneration from the Company.

●No retirement, health, or other benefit plans were established or funded on their behalf.

●No equity incentive awards, stock options, restricted stock units (RSUs), or performance stock awards were issued to either executive.

This compensation profile is consistent with our early-stage operations and limited financial resources prior to the closing of this offering.

Planned Compensation Program Following the Offering

Upon successful completion of this offering and subject to the availability of working capital, we intend to formalize compensation packages for our executive leadership. These packages are preliminary estimates and will be finalized through written employment agreements after the offering.

Chief Executive Officer — Mr. Yogesh Choudhary

●Estimated Annual Base Salary- $120,000

●Performance Bonus (Estimated)- Up to 50% of base salary, contingent on successful execution of acquisition milestones, operational integration, and the Company’s financial performance

●Equity Compensation- The Board may approve RSUs or performance-based equity awards equal to approximately 1.0%–1.5% of fully diluted shares, vesting over a four-year period

●Benefits- Standard executive benefits, including health coverage and administrative allowances, to be provided once the Company begins funded operations

Chief Financial Officer — Ms. Amita Dagar

●Estimated Annual Base Salary- $95,000

●Performance Bonus (Estimated)- Up to 40% of base salary, based on accuracy of financial reporting, integration of subsidiary financial systems, treasury and escrow management, budgeting, and compliance

●Equity Compensation- The Company may grant RSUs or other equity awards equal to approximately 0.5%–1.0% of fully diluted shares, vesting over four years

●Benefits- Standard executive benefits, comparable to the CEO, implemented after capital availability

Ms. Dagar’s compensation reflects her key role in managing financial reporting, cross-border accounting alignment, pro forma consolidation, acquisition due diligence support, and the long-term financial strategy of the Company.

Director Compensation

Mr. Choudhary currently receives no compensation for serving as our sole Director, nor does he receive board meeting fees, equity compensation, or other remuneration in his capacity as a director. The Company intends to establish a formal director compensation program after the appointment of independent directors, which may include-

●Annual retainers

●Equity-based incentives

●Committee participation stipends

●Reimbursement for reasonable business expenses

No such program has yet been implemented.

Equity Incentive Plan

We do not currently maintain an equity compensation plan. The Board intends to adopt a 2025 Equity Incentive Plan following this offering, reserving up to 5% of post-offering outstanding shares for issuance as RSUs, options, or performance awards to employees, directors, and consultants. As of the date of this Offering Circular, no awards have been granted.

Employment Agreements

Neither Mr. Choudhary nor Ms. Dagar currently has a written employment agreement with the Company. We expect to enter into formal contracts following the completion of this offering. These agreements are expected to address-

●Base salary

●Bonus eligibility

●Equity compensation

●Duties and responsibilities

●Confidentiality obligations

●Termination provisions

●Change-of-control protections (if any)

No severance, golden parachute, or similar arrangements exist at this time.

Compensation Philosophy

The Company’s compensation philosophy is designed to:

1.Align executive incentives with the long-term interests of shareholders;

2.Attract and retain experienced executives capable of managing a multinational acquisition-driven platform;

3.Conserve capital during the pre-revenue stage; and

4.Transition into a competitive compensation structure once operations and acquisitions commence.

Our intent is to gradually implement market-aligned compensation as revenue and operational complexity grow following the closing of our planned acquisitions.

WHO OWNS OUR COMMON STOCK

As of the date of this Offering Circular, Tejascore Techsystems Inc. has 675,000,000 shares of common stock issued and outstanding, all of which are held by our founding shareholders. Our capital structure is highly concentrated, with a single founder owning a substantial majority of our outstanding shares. The following table sets forth the beneficial ownership of our common stock by (i) each person who beneficially owns more than 5% of our outstanding shares, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. Because we have not issued any preferred stock, warrants, options, convertible notes, or other derivative securities, the table below reflects actual ownership percentages based solely on common stock outstanding as of the date of this Offering Circular.

Beneficial Ownership Table

Name of Beneficial Owner	Position	Shares Beneficially Owned	Percentage of Outstanding Shares
Yogesh Choudhary	Chief Executive Officer, Director	627,750,000	93%
Financial Agency LLC	Shareholder	20,250,000	3%
Keystone Arc Capital LLC	Shareholder	27,000,000	4%
All executive officers and directors as a group (1 person)	—	627,750,000	93%

Percentages are based on 675,000,000 shares issued and outstanding prior to this offering. Ownership percentages will be diluted upon the issuance of additional shares in this Regulation A offering.

Narrative Discussion of Ownership Structure

Majority Ownership and Voting Control

Mr. Yogesh Choudhary, our founder, Chief Executive Officer, and sole Director, currently beneficially owns approximately 93% of our outstanding common stock. As a result, he has the power to control or significantly influence all corporate actions requiring shareholder approval, including:

●Election and removal of directors

●Amendments to our Articles of Incorporation or Bylaws

●Approval of mergers, acquisitions, asset sales, or dissolution

●Approval of equity incentive plans and additional issuances of securities

Mr. Choudhary’s controlling interest means that, prior to and following this offering (unless a substantial portion of the offering is sold), he will continue to exercise significant influence over the strategic direction and policies of the Company.

Minority Ownership

Financial Agency LLC

Financial Agency LLC beneficially owns 20,250,000 shares of the Company’s common stock, representing approximately 3.0% of the Company’s outstanding common stock, based on 675,000,000 shares outstanding as of the date of this Offering. The shares held by Financial Agency LLC were issued prior to this Offering solely in consideration for IPO-related consulting and advisory services provided to the Company. No cash consideration was paid by Financial Agency LLC in connection with the issuance of these shares. The issuance was not made in connection with this Offering, and Financial Agency LLC is not acting as an underwriter, placement agent, or selling agent in this Offering.

Keystone Arc Capital LLC

Keystone Arc Capital LLC beneficially owns 27,000,000 shares of the Company’s common stock, representing approximately 4.0% of the Company’s outstanding common stock, based on 675,000,000 shares outstanding as of the date of this Offering. The shares held by Keystone Arc

Capital LLC were issued prior to this Offering solely in consideration for acquisition-related consulting and strategic advisory services provided to the Company. No cash consideration was paid by Keystone Arc Capital LLC in connection with the issuance of these shares. The issuance was not made in connection with this Offering, and Keystone Arc Capital LLC has no obligation to provide additional services in connection with this Offering.

Impact of This Offering on Ownership Concentration

If all 75,000,000 shares offered in this Regulation A offering are sold:

●Total outstanding shares will increase to 750,000,000

●Existing shareholders will experience dilution (as disclosed in the “Dilution” section)

●The founder’s ownership will decrease but remain substantial

●Public investors as a group will hold up to 10% of the Company (assuming the full 75M shares are issued)

After the offering (assuming full subscription):

Shareholder	Shares Owned Before Offering	Shares Purchased in Offering	Shares Owned After Offering	Percentage of Outstanding Shares After Offering
Yogesh Choudhary	627,750,000	—	627,750,000	83.70%
Financial Agency LLC	20,250,000	—	20,250,000	2.70%
Keystone Arc Capital LLC	27,000,000	—	27,000,000	3.60%
Public Investors (Regulation A)	—	75,000,000	75,000,000	10.00%
Total	675,000,000	75,000,000	750,000,000	100.00%

●Assumes the issuance of 75,000,000 shares of common stock at an offering price of $1.00 per share, resulting in gross proceeds of $75,000,000.

●Assumes no exercise of options, warrants, or other convertible securities, and no other issuances of common stock.

●Percentages are based on 750,000,000 shares of common stock outstanding after completion of the Offering.

●Financial Agency LLC and Keystone Arc Capital LLC acquired their shares in private issuances prior to this Offering in consideration for consulting services and paid no cash consideration.

●Yogesh Choudhary did not purchase any shares in this Offering.

Control Considerations

Even after dilution resulting from the offering, Mr. Choudhary will continue to control the Company, including:

●Voting outcomes

●Board appointments

●Approval or rejection of significant corporate transactions

As a result, public investors will not have the ability to influence management or strategic decisions, and must rely on the judgment and integrity of management and the Board.

No Shares Subject to Options, Warrants, or Convertible Securities

Tejascore currently has:

●No stock options outstanding

●No warrants outstanding

●No convertible debt

●No equity incentive plan currently in effect

Therefore, the ownership table above reflects true, undiluted beneficial ownership prior to the offering. An equity incentive plan may be adopted following the offering, which may result in additional dilution to shareholders.

Future Changes to Ownership

Ownership percentages may change in the future due to:

●Sales under this offering

●Future financings

●Grants under any equity incentive plans

●Issuances in connection with acquisitions

●Transfers or assignments of existing shares

Any such changes will affect the concentration and distribution of voting power.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 75,000,000 shares of our common stock, par value $0.0001 per share, pursuant to this Regulation A, Tier 2 offering. The shares offered hereby represent newly issued securities of Tejascore Techsystems Inc. and, when issued, will be fully paid and non-assessable. The following is a summary of the material terms of our common stock and does not purport to be complete. For the full text of the rights and preferences of our common stock, investors should review our Articles of Incorporation and Bylaws, which are filed as exhibits to this Offering Circular. The offering price of $1.00 per share was determined by the Company’s management and board of directors (or sole director) and was not established through any independent appraisal, formal valuation, fairness opinion, or arms-length underwriting process. The offering price does not necessarily bear any relationship to the Company’s historical financial results, book value, net tangible book value, or any other generally accepted measure of valuation. We have approved an amendment to our Articles of Incorporation to increase our authorized common stock by 100,000,000 shares; however, such amendment will become effective only upon filing with the Secretary of State of Wyoming. The Company is a development-stage holding company that has not generated operating revenues as of the date of this Offering Circular, and the offering price reflects management’s judgment about an appropriate price for a Regulation A offering of the Company’s common stock in light of the Company’s capital needs and acquisition strategy. In determining the offering price, management considered a number of qualitative and quantitative factors, including, among others:

●Capital Required to Execute Strategy. The Company’s acquisition strategy requires access to capital for potential acquisition consideration, transaction execution costs, and post-acquisition integration and public company compliance expenses. Management considered the amount of capital the Company seeks to raise and the number of shares offered in setting the offering price.

●Development-Stage Status and Limited Operating History. The Company has limited operating history as a parent holding company and has not completed any acquisitions. Because the Company has not yet consolidated operating subsidiaries and has limited historical financial information upon which to base a traditional valuation, management did not rely on earnings- or cash flow-based valuation approaches customarily used for mature operating companies.

●Absence of an Active Market for the Shares. There is currently no public trading market for the Company’s common stock, and the Company has not engaged a market maker or taken steps to list the shares on a national securities exchange. Accordingly, the offering price was not derived from market trading prices.

●Dilution and Net Tangible Book Value. Management considered the Company’s net tangible book value and the substantial dilution that purchasers in this offering will experience relative to net tangible book value per share. Investors should be prepared to pay a price per share that is significantly higher than the Company’s net tangible book value per share.

●Comparable Company Information (Limited Use). To the extent publicly available information about companies operating in similar industries was reviewed, management recognized that the Company is not directly comparable to mature public companies because the Company is currently a development-stage entity and intends to grow primarily through acquisitions. As a result, any comparison to public-company valuation multiples would be of limited relevance and was not a determinative factor.

●Anticipated Offering Size and Share Structure. Management considered the Company’s authorized and outstanding shares, the number of shares being offered, and the Company’s desire to raise capital while maintaining an ownership structure consistent with its governance and acquisition objectives.

●Offering Practicalities and Investor Participation. Management considered customary pricing practices in Regulation A offerings, including the need to set a price that permits efficient subscription processing and investor participation at small purchase amounts.

For these reasons, the offering price should be viewed as an arbitrary price established by management for purposes of this offering and should not be regarded as an indication of the actual value of the Company or its common stock. The price of the shares offered hereby may not be indicative of the market price of the shares after the offering, if a trading market ever develops. There is currently no public trading market for the Company’s common stock, and the Company does not intend to apply for listing of its shares on any national securities exchange or quotation system in the foreseeable future. The Company has not engaged a market maker, and there can be no assurance that any secondary market for the Company’s shares will develop. As a result, investors should expect that their investment in the Company’s common stock will be highly illiquid. Investors may be unable to sell their shares for an indefinite period of time, or at all, and should be prepared to hold their shares for a long-term, indefinite period. The Company does not currently have a defined exit strategy for investors, including any plan to effect a merger, sale of assets, sale of the Company, or public listing. Any future liquidity event, if one occurs, will depend on a variety of factors, including the Company’s financial performance, the success of its acquisition strategy, market conditions, regulatory considerations, and the availability of potential acquirers or capital markets alternatives. Even if a secondary market for the Company’s shares were to develop in the future, there can be no assurance that such a market would be active, liquid, or capable of sustaining prices at or above the offering price. The market price of the Company’s shares, if any, may be volatile and may decline below the price paid by investors in this offering.

Authorized Capital Stock

As of the date of this Offering Circular, we are authorized to issue 750,000,000 shares of capital stock, consisting entirely of common stock, par value $0.0001 per share. We do not currently have any preferred stock authorized or outstanding, although our Articles of Incorporation permit us to create additional classes or series of shares through future amendments, subject to Board and shareholder approval.

Common Stock

Each share of our common stock has identical rights and privileges, including:

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. We do not provide for cumulative voting; therefore, the holders of a majority of the voting power may elect all directors standing for election. Because our Chief Executive Officer, Yogesh Choudhary, beneficially owns approximately 93% of our outstanding common stock prior to this offering, he will continue to control the outcome of all shareholder votes unless a substantial portion of the offered shares is purchased by investors.

Dividend Rights

Holders of common stock are entitled to receive dividends when, as, and if declared by our Board of Directors from legally available funds. We do not anticipate paying dividends in the foreseeable future, and any future decision to declare dividends will depend on our financial condition, results of operations, capital requirements, acquisition obligations, and other considerations as determined by the Board.

Liquidation Rights

Upon liquidation, dissolution, or winding-up of the Company, holders of common stock are entitled to share ratably in the net assets available for distribution after payment of all debts and liabilities. There are no senior or preferred classes of equity outstanding that rank ahead of the common stock with respect to liquidation rights.

Preemptive Rights

Our common stockholders do not have preemptive, subscription, redemption, sinking fund, conversion, or exchange rights. Any future issuance of additional shares may dilute the ownership interests of existing shareholders.

Fully Paid and Non-Assessable

The shares of common stock offered herein, when issued and paid for, will be fully paid and non-assessable, meaning no further contribution will be required from the holder.

Transferability and Restrictions

The shares being offered are free-trading securities upon issuance, subject to:

●applicable state and federal securities laws,

●the ability of a broker-dealer to clear the shares,
the availability of a public trading market, and

●any restrictions imposed by the transfer agent relating to AML/KYC compliance.

While our intention is to seek quotation on the OTCQB, there can be no assurance that such quotation will be approved or that an active trading market will develop. Until such time, investors may be unable to resell their shares or may be able to do so only at a substantial discount.

Absence of Preferred Stock or Senior Securities

We do not currently have any preferred shares, convertible instruments, warrants, options, or equity-based incentive awards outstanding. The Board of Directors may, in the future, authorize an equity incentive plan or designate a new class or series of preferred stock. Such issuances may reduce or subordinate the rights of common stockholders.

Anti-Takeover Considerations

Our corporate structure includes features that may have anti-takeover effects, such as:

●Majority control by our founder,

●Absence of cumulative voting,

●Broad authority of the Board to issue additional shares without shareholder approval.

These features may discourage or prevent a change of control that might otherwise benefit shareholders.

Shares Offered in This Offering

We are offering 75,000,000 shares of newly issued common stock at a price of $1.00 per share on a best-efforts basis. The shares will be issued only upon:

1.Acceptance of a signed Subscription Agreement,

2.Deposit of investor funds into the third-party escrow account, and

3.Release of funds from escrow upon satisfaction of applicable acquisition-related milestones.

The shares will be held in book-entry form by our transfer agent, with no physical certificates issued.

Material Terms of the Offering

●Price per share: $1.00

●Offering type: Self-underwritten, no minimum, best-efforts

●Maximum proceeds: $75,000,000

●Escrow: All funds deposited with independent escrow agent

●Use of proceeds: Acquisitions, integration costs, working capital

●Transfer agent: Will be appointed prior to issuance of shares

●No minimum investment requirement

Potential Future Issuances of Securities

In the future, the Company may issue additional securities, including:

●common stock for acquisitions,

●equity awards under a future incentive plan,

●preferred stock with priority rights,

●securities convertible into common stock.

Any such issuance may dilute the ownership or voting power of existing shareholders and may adversely affect the market value of the common stock.

Listing and Trading of Our Shares

Our common stock is not currently listed or quoted on any securities exchange or market. Upon qualification of this Offering Circular, and once we have sold shares to at least twenty-five investors, we intend to engage a market maker to file an application with FINRA to obtain a trading symbol and seek quotation on the OTCQB. There is no guarantee:

●that a market maker will sponsor us,

●that FINRA will approve our application, or

●that any trading market will develop.

Until such time, liquidity for investors will be limited.

RECENT SALES OF UNREGISTERED SECURITIES

Recent Sales of Unregistered Securities

We have not sold any shares of our common stock or other equity securities prior to the date of this offering circular. In connection with our capital-raising activities, we have filed a notice of exempt offering of securities on Form D with the U.S. Securities and Exchange Commission. Specifically, on November 19, 2025, we filed a Form D with respect to a proposed private placement offering pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), for up to $10 million of securities. On January 5, 2026, we filed an amendment to such Form D increasing the maximum offering amount to $30 million. As of the date of this offering circular, no securities have been sold pursuant to such Form D offering. Any securities offered and sold pursuant to the Form D offering will be issued in reliance on the exemption from registration provided by Regulation D under the Securities Act and will be offered only to accredited investors. The securities offered pursuant to the Form D offering, if any, will be issued pursuant to terms that differ from the terms of the securities offered hereby and will be subject to restrictions on transfer under applicable securities laws. We may raise capital pursuant to the Form D offering prior to the qualification of this offering. Any capital raised pursuant to the Form D offering will be separate and distinct from this offering and will not involve the offer or sale of the securities being offered hereby. Participation in the Form D offering will not guarantee participation in this offering, and participation in this offering will not guarantee participation in the Form D offering. Proceeds from any securities sold pursuant to the Form D offering, if consummated, may be used for purposes that differ from the uses of proceeds described in this offering circular, including, without limitation, to fund certain advance payments to potential acquisition targets, to pay costs associated with due diligence, legal, accounting, advisory, and other transaction-related expenses, and for other working capital and corporate purposes. Any such use of proceeds will be subject to the terms of the applicable Form D offering and applicable securities laws. The Form D offering and this offering are intended to be conducted as separate and independent offerings under separate exemptions from the registration requirements of the Securities Act. We believe that the Form D offering and this offering will not be integrated for purposes of the Securities Act. However, there can be no assurance that the U.S. Securities and Exchange Commission or a court would agree with our interpretation, and any such integration could adversely affect the availability of exemptions for one or both offerings.

Placement Agents and Broker-Dealer Engagements

We have not engaged any placement agent, broker-dealer, or other intermediary in connection with this offering or in connection with any private placement conducted pursuant to Regulation D as of the date of this offering circular. No agreements, written or oral, have been entered into with any placement agent, broker-dealer, finder, or similar intermediary with respect to the offer or sale of our securities. If we elect to engage a placement agent or broker-dealer in the future in connection with this offering or any separate private placement, we will do so only pursuant to a written agreement with a registered broker-dealer, and we will disclose the identity of such intermediary, the material terms of the engagement, and any compensation payable in connection therewith in a post-qualification amendment to this offering circular or in other required filings. We do not intend to pay, and have not paid, any commissions, finder’s fees, or other transaction-based compensation to any person in connection with this offering or any concurrent private placement as of the date hereof. The absence of a placement agent or broker-dealer may limit our ability to raise capital efficiently, and there can be no assurance that we will be able to successfully engage a placement agent or broker-dealer on acceptable terms, or at all, in the future.

Issuances for Consulting and Advisory Services

The Company has issued shares of its common stock in private transactions not registered under the Securities Act of 1933, as amended, as described below.

On October 29, 2025, the Company issued 20,250,000 shares of its common stock to Financial Agency LLC in consideration for IPO-related consulting and advisory services provided to the Company. No cash consideration was paid in connection with this issuance. The shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

On October 29, 2025, the Company issued 27,000,000 shares of its common stock to Keystone Arc Capital LLC in consideration for acquisition-related consulting and strategic advisory services provided to the Company. No cash consideration was paid in connection with this issuance. The shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

The recipients of the foregoing shares represented that they were acquiring the securities for investment purposes only and not with a view to distribution, and the securities were issued without general solicitation or advertising. The securities are restricted securities and may not be resold absent registration or an applicable exemption. The value of such services was determined by management based on estimated market rates for comparable third-party advisory services and was not contingent upon the completion, size, or success of this Offering.

DISQUALIFICATION AND BAD ACTOR DISCLOSURE

Rule 262 of Regulation A under the Securities Act of 1933 prohibits an issuer from relying on the Regulation A exemption if the issuer, any predecessor, affiliated issuer, director, officer, general partner, managing member, promoter, underwriter, or any beneficial owner of 20% or more of the issuer’s outstanding voting securities has been the subject of certain disqualifying events during the applicable lookback period. These include, among other things, securities-related criminal convictions, court injunctions or restraining orders, final orders of certain federal and state regulators, SEC disciplinary actions, stop orders, suspensions, bars, refusals of registration, and other specified forms of misconduct.

In connection with this offering, Tejascore Techsystems Inc. has conducted a reasonable inquiry into the backgrounds of all persons deemed “covered persons” under Rule 262, including:

1.The Company, its subsidiaries, and affiliated entities.

2.All of our executive officers, including our Chief Executive Officer and Chief Financial Officer.

3.Our sole director.

4.Our founders and each beneficial owner of more than 20% of our outstanding voting securities.

5.Any promoter or person involved in the preparation of this Offering Circular.

6.Any person or entity that will be compensated for solicitation of investors, if engaged.

7.Any entity in which a covered person serves in a managerial or controlling capacity.

Based on this inquiry, we have determined that none of the covered persons under Rule 262 have been subject to any disqualifying event, including:

●Any felony or misdemeanor conviction in connection with the purchase or sale of securities, false filings, or other violations of securities laws.

●Any court injunction or restraining order related to securities transactions, business practices, or fraudulent conduct.

●Any final order issued by a federal or state regulator (including banking, securities, commodities, insurance, or law enforcement agencies) that bars such persons from the industry or imposes a finding of securities or financial fraud, dishonesty, manipulation, or deceptive practices.

●Any SEC order suspending or revoking registration, barring association with a regulated entity, or imposing limitations on engaging in the securities business.

●Any stop order, refusal order, or order suspending the exemption of a Regulation A offering or similar offering statement.

●Any U.S. Postal Service false-representation order.

●Any suspension or expulsion from membership in a self-regulatory organization (FINRA, exchanges).

●Any SEC finding of cause that would constitute a disqualifying event.

No covered person is currently:

●Under investigation for securities fraud,

●Named in any pending enforcement proceeding,

●Suspended or barred from participating in securities offerings, or

●The subject of any regulatory inquiry that could reasonably result in a future disqualification.

The Company has also confirmed that:

●No stop order or refusal order has been issued with respect to any prior Regulation A or registration statement filed by the Company.

●No state securities commission has issued a final order against the Company or its management.

●The Company has not been the subject of any disciplinary actions by FINRA, the SEC, or any other regulatory authority.

●None of our executive officers or significant beneficial owners has been sanctioned, censured, or penalized by any court or regulatory body in connection with investment-, financial-, or securities-related activities.

If any disqualifying event were to occur before the qualification of this offering, the Company would be required to amend this Offering Circular and may be prohibited from proceeding with the offering unless it qualifies for a waiver under Rule 262. The Company affirms that, based on the reasonable investigation conducted, no disqualification exists, and the Company is eligible to conduct this offering under Regulation A.

LEGAL MATTERS

The validity of the issuance of the common stock offered pursuant to this Offering Circular has been passed upon for us by Brittany Peck, Esq., Beverly Hills, California.

EXPERTS

The financial statements of Tejascore Techsystems Inc. as of December 31, 2025 and for the period from October 28, 2025 (inception) through December 31, 2025, included in this Offering Circular, have been audited by Crystal Arthur, CPA, an independent public accountant, as stated in her report dated January 1, 2026, appearing herein. Such financial statements have been included in reliance upon the report of such auditor given upon her authority as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed an offering statement on Form 1-A with the Securities and Exchange Commission (the “SEC”) in connection with this Offering. This Offering Circular, which forms a part of such offering statement, does not contain all of the information included in the offering statement and its exhibits. For further information about us and this Offering, prospective investors should review the offering statement, including its exhibits, as filed with the SEC. The offering statement and any amendments or supplements thereto are available for inspection and copying through the SEC’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR). The SEC maintains an internet website that contains reports, proxy statements, information statements, and other information regarding issuers that file electronically with the SEC. We also maintain a corporate website at https://tejascoretechsystems.com/. Information contained on, or accessible through, our website is not incorporated by reference into this Offering Circular, does not constitute part of this Offering Circular, and should not be considered part of the disclosure contained herein. References to our website address are provided solely as a convenience to investors. We intend to make available on our website, free of charge, copies of certain of our public filings with the SEC, including our offering statements, annual reports, and semiannual reports, as well as other information about the Company, as required or permitted under applicable securities laws. The information contained on our website may be updated or modified from time to time, and the contents of our website are not intended to, and do not, supplement or modify the information contained in this Offering Circular.

Report Of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Tejascore Techsystems Inc. Opinion We have audited the accompanying balance sheet of Tejascore Techsystems Inc. (the “Company”) as of December 31, 2025, and the related statements of operations, stockholders’ equity, and cash flows for the period from October 28, 2025 (inception) through December 31, 2025, and the related notes to the financial statements (collectively, the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tejascore Techsystems Inc. as of December 31, 2025, and the results of its operations and its cash flows for the period from October 28, 2025 (inception) through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America. Basis for Opinion These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm licensed in the State of Indiana and are independent with respect to the Company in accordance with the ethical requirements relevant to our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America (U.S. GAAS). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, evaluating the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion. Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to error or fraud. Auditor’s Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to error or fraud, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with U.S. GAAS will always detect a material misstatement when it exists. An audit involves performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

/s/ Crystal Arthur, CPA Crystal Arthur, CPA Ellettsville, Indiana.

BALANCE SHEET

(As of December 31, 2025)

ASSETS
Cash and cash equivalents	$110,920
Total Assets	$110,920

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Total Liabilities	$0

Stockholders’ Equity
Common stock, $0.0001 par value; 675,000,000 shares authorized; 675,000,000 shares issued and outstanding	$67,500
Additional paid-in capital	$43,420
Retained earnings (accumulated deficit)	$0
Total Stockholders’ Equity	$110,920
Total Liabilities and Stockholders’ Equity	$110,920

STATEMENT OF OPERATIONS

(For the period from October 28, 2025 (Inception) to December 31, 2025)

Description	Amount ($)
Revenue	$0
Operating expenses	$0
Net income (loss)	$0

Earnings per share – basic and diluted	$0.00
Weighted average shares outstanding – basic and diluted	675,000,000

STATEMENT OF STOCKHOLDERS’ EQUITY

(For the period from October 28, 2025 (Inception) to December 31, 2025)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total Equity
Balance at inception	$0	$0	$0	$0
Issuance of common stock for cash and capital contributions	67,500	43,420	—	110,920
Net income	—	—	0	0
Balance at December 31, 2025	$67,500	$43,420	$0	$110,920

STATEMENT OF CASH FLOWS

(For the period from October 28, 2025 (Inception) to December 31, 2025)

Cash Flows from Operating Activities
Net income	$0
Net cash used in operating activities	$0

Cash Flows from Investing Activities
Net cash used in investing activities	$0

Cash Flows from Financing Activities
Proceeds from issuance of common stock and capital contributions	$110,920

Net cash provided by financing activities	$110,920

Net increase in cash	$110,920
Cash at beginning of period	$0
Cash at end of period	$110,920

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Nature of Operations

Tejascore Techsystems Inc. (the “Company”) was incorporated under the laws of the State of Wyoming on October 28, 2025. The Company was formed for the purpose of pursuing the acquisition of operating businesses in the automotive electronics and systems sector and, following the completion of one or more acquisitions, operating such businesses as a holding company. As of December 31, 2025, the Company is a development-stage entity and has not commenced revenue-generating operations. The Company has not completed any acquisitions and does not own or control any operating subsidiaries. Accordingly, the accompanying financial statements reflect only the standalone activities of the Company from inception through December 31, 2025. The Company’s planned operations are dependent on the successful execution and completion of one or more strategic acquisitions and the subsequent operation of the acquired businesses. Until such acquisitions are consummated, the Company’s activities are limited to organizational matters, capital formation, transaction evaluation, due diligence, and other activities necessary to pursue its acquisition strategy. The Company has not generated revenues, has not incurred operating revenues, and does not expect to generate revenues unless and until one or more acquisitions are completed. The Company’s future operations, if any, will be subject to significant risks and uncertainties, including the availability of financing, the ability to execute definitive acquisition agreements, the receipt of required regulatory and third-party approvals, and the successful integration and operation of acquired businesses.

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies

2(a) Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The financial statements include the accounts of Tejascore Techsystems Inc. from its date of incorporation on October 28, 2025 (inception) through December 31, 2025. The Company is a development-stage entity and has not generated revenues or commenced principal operations during the period presented. Accordingly, the accompanying financial statements reflect only the standalone activities of the Company during the period, which consist primarily of organizational activities, capital formation, and activities related to evaluating and pursuing potential acquisition opportunities. The Company operates as a single operating segment.

2(b) Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period.

Actual results could differ from those estimates. Management believes that the estimates and assumptions used are reasonable based on information available at the time the financial statements were prepared.

2(c) Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of December 31, 2025, the Company’s cash and cash equivalents consisted solely of cash held in bank accounts.

2(d) Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, approximate their fair values due to the short-term nature of these instruments. The Company does not hold any financial instruments that require recurring fair value measurement as of December 31, 2025.

2(e) Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as net operating loss carryforwards. As of December 31, 2025, the Company had not generated taxable income and did not record any current or deferred income tax expense. Management evaluated the need for a valuation allowance and determined that any deferred tax assets, if recognized, would be fully offset by a valuation allowance due to the uncertainty of future taxable income.

2(f) Earnings Per Share

Basic earnings per share is calculated by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is calculated using the weighted-average number of common shares outstanding adjusted for the effect of potentially dilutive securities, if any. As of December 31, 2025, the Company had no potentially dilutive securities outstanding. Accordingly, basic and diluted earnings per share are the same.

2(g) Development-Stage Company

The Company is a development-stage entity and has devoted substantially all of its efforts to organizational activities, capital formation, and evaluating acquisition opportunities. The Company has not generated revenues from operations and will not generate revenues unless and until one or more acquisitions are completed and operating businesses are acquired.

2(h) Recently Issued Accounting Pronouncements

Management has evaluated recently issued accounting standards and determined that none are expected to have a material impact on the Company’s financial statements as of December 31, 2025.

2(i) Foreign Currency Transactions

The Company’s functional currency is the U.S. dollar. The Company has not engaged in foreign currency transactions during the period presented.

Note 3 — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2025, the Company had not generated revenues, had no operating subsidiaries, and had not commenced revenue-generating operations. The Company’s operations to date have been limited to organizational activities, capital formation, and activities related to evaluating and pursuing potential acquisition opportunities. The Company expects to incur operating losses and negative cash flows as it continues to pursue its acquisition strategy and incurs ongoing operating, professional, and public-company compliance expenses. The Company’s ability to continue as a going concern is dependent upon its ability to raise additional capital, complete one or more acquisitions, and generate sufficient cash flows from acquired operations to fund ongoing expenses and obligations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management’s plans to alleviate this substantial doubt include raising capital through equity offerings, including this offering, and pursuing the completion of strategic acquisitions that are expected to provide operating revenues and cash flows. However, there can be no assurance that such plans will be successful, that sufficient financing will be available on acceptable terms, or that any acquisitions will be completed. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 4 — Stockholders’ Equity

4(a) Authorized Capital

The Company is authorized to issue 750,000,000 shares of common stock with a par value of $0.0001 per share. The Company has not authorized any shares of preferred stock as of December 31, 2025. Subsequent to the balance sheet date, the Company’s Board of Directors and shareholders approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 750,000,000 to 750,000,000. As of the date of issuance of these financial statements, such amendment has not yet been filed with the Secretary of State of Wyoming and is therefore not yet effective. Accordingly, the accompanying financial statements reflect the Company’s authorized share capital as in effect during the period presented.

4(b) Issued and Outstanding Common Stock

As of December 31, 2025, 675,000,000 shares of common stock were issued and outstanding. During the period from October 28, 2025 (inception) through December 31, 2025, the Company issued shares of its common stock to founders and related parties for cash and capital contributions totaling $110,920. Of this amount, $67,500 was allocated to common stock at par value, and the remaining $43,420 was recorded as additional paid-in capital. The issuance of common stock was approved by the Company’s board of directors in accordance with applicable corporate governance requirements.

4(c) Additional Paid-In Capital

Additional paid-in capital represents amounts received in excess of the par value of the Company’s common stock, as well as capital contributions made by stockholders that were not specifically allocated to the issuance of common stock. As of December 31, 2025, the Company’s additional paid-in capital totaled $43,420.

4(d) Dividends

The Company has not declared or paid any dividends since inception. The Company does not currently intend to pay cash dividends in the foreseeable future and anticipates retaining any future earnings, if any, to fund operations and growth.

4(e) Equity Incentive Plans

As of December 31, 2025, the Company had not adopted any equity incentive, stock option, or stock-based compensation plans, and no stock options, warrants, or other equity-linked instruments were outstanding.

Note 5 — Related Party Transactions

Related parties include the Company’s founder, directors, officers, and entities under common control or significant influence. During the period from October 28, 2025 (inception) through December 31, 2025, certain organizational, legal, professional, and administrative expenses of the Company were paid directly by the Company’s founder on behalf of the Company. The Company did not reimburse the founder for these expenditures, and no amounts were recorded as expenses or liabilities in the accompanying financial statements. Such amounts were treated as capital contributions to the Company and are reflected in additional paid-in capital. As of December 31, 2025, the Company did not have any amounts due to or from related parties, and there were no related party loans, advances, guarantees, or other obligations outstanding. Management’s policy is to record expenses incurred on behalf of the Company by its stockholders as capital contributions when reimbursement is not expected.

Note 6 — Commitments and Contingencies

As of December 31, 2025, the Company did not have any material contractual commitments, long-term obligations, or off-balance-sheet arrangements. The Company had not entered into any lease agreements, employment agreements, debt arrangements, or other contractual obligations that would require future payments. The Company is not a party to any pending or threatened legal proceedings that, if determined adversely, would have a material adverse effect on the Company’s financial position, results of operations, or cash flows. The Company may, from time to time, be involved in legal, regulatory, or administrative proceedings arising in the ordinary course of business. Management does not believe that any such matters, if they arise, would have a material adverse effect on the Company’s financial statements. The Company has no off-balance-sheet arrangements as of December 31, 2025.

Note 7 — Subsequent Events

The Company has evaluated subsequent events for recognition and disclosure through the date that the financial statements were issued. Subsequent to December 31, 2025, the Company may have engaged in activities related to capital formation, organizational matters, and the evaluation and pursuit of potential acquisition opportunities in the ordinary course of its planned operations. To the extent any such events occurred, management determined that they did not require adjustment to the accompanying financial statements as of December 31, 2025. There were no subsequent events that required recognition or disclosure in the accompanying financial statements, other than those disclosed elsewhere in this Offering Circular.

Note 8 — Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash balances at financial institutions that management believes to be of high credit quality. At times, the Company’s cash balances may exceed federally insured limits. Management does not believe that the Company is exposed to significant credit risk related to cash and cash equivalents, as the Company has not experienced any losses in such accounts and does not anticipate any material losses in the future.

Note 9 — Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities, as well as for net operating loss carryforwards. For the period from October 28, 2025 (inception) through December 31, 2025, the Company did not generate taxable income and did not record any current income tax expense. As of December 31, 2025, the Company had not recognized any deferred tax assets or liabilities. Any potential deferred tax assets arising from net operating losses or other temporary differences would be fully offset by a valuation allowance, as management believes it is more likely than not that such deferred tax assets would not be realized due to the Company’s lack of operating history and uncertainty of future taxable income. The Company is subject to income taxes in the United States and, as of December 31, 2025, has not been subject to any income tax examinations by taxing authorities. The Company’s tax returns for all applicable tax years remain subject to examination by the appropriate taxing authorities.

Note 10 — Acquisitions and Proposed Transactions

The Company was formed for the purpose of pursuing the acquisition of operating businesses in the automotive electronics and systems sector. As of December 31, 2025, the Company had not completed any acquisitions and did not own or control any operating subsidiaries. Accordingly, the accompanying financial statements do not include the accounts or results of operations of any target businesses. Subsequent to its formation, the Company has engaged in discussions and entered into certain transaction framework, exclusivity, or similar preliminary agreements with respect to potential acquisitions. These agreements are intended to establish a framework for evaluating and negotiating potential transactions and may include certain binding provisions, such as exclusivity, confidentiality, cost allocation, governing law, and dispute resolution provisions. However, such agreements do not constitute definitive acquisition agreements and do not obligate the parties to consummate any transaction. The consummation of any proposed acquisition is subject to numerous conditions, including, among other things, the negotiation and execution of definitive share purchase and related transaction agreements, completion of confirmatory legal, financial, tax, operational, and technical due diligence, receipt of required regulatory and third-party approvals and consents, satisfaction of customary and transaction-specific closing conditions, and the availability of financing sufficient to fund the acquisition consideration and related transaction costs. The Company’s acquisition strategy contemplates the possibility of acquiring multiple businesses, potentially through phased or multi-stage transactions and varying ownership structures. As a result, even if one or more acquisitions are completed, the Company may not obtain immediate or full ownership or control of the acquired businesses, and its ability to consolidate the financial results of such businesses may be subject to contractual, regulatory, or governance limitations. There can be no assurance that the Company will execute definitive acquisition agreements or consummate any proposed acquisition on the terms currently contemplated, within the anticipated timeframe, or at all. If the Company is unable to complete one or more acquisitions, it may remain without operating revenues for an extended period and may be required to revise its business strategy or seek additional financing.

Note 11 — Recently Issued Accounting Pronouncements

Management has evaluated all recently issued accounting standards that are applicable to the Company and has determined that the adoption of such standards, either currently or in the future, is not expected to have a material impact on the Company’s financial position, results of operations, or cash flows.

Note 12 – Related Party Transactions

Overview

Related parties include entities and individuals that have the ability to control, or exercise significant influence over, the Company, or that are under common control with the Company. Transactions with related parties are conducted on terms that management believes to be no less favorable than those that could have been obtained from unaffiliated third parties under similar circumstances.

Equity Issued for Advisory and Consulting Services

During the fiscal year ended March 31, 2025, the Company issued shares of its common stock to certain related parties in consideration for advisory and consulting services previously rendered to the Company. No cash consideration was paid in connection with these issuances.

Specifically:

●On October 29, 2025, the Company issued 20,250,000 shares of its common stock to Financial Agency LLC, a related party, in consideration for IPO-related consulting and advisory services previously provided to the Company.

●On October 29, 2025, the Company issued 27,000,000 shares of its common stock to Keystone Arc Capital LLC, a related party, in consideration for acquisition-related consulting and strategic advisory services previously provided to the Company.

The services provided consisted primarily of strategic, corporate, and transaction-related advisory services and were completed prior to the issuance of the shares. No cash consideration was paid in connection with either issuance.

Valuation of Services

The fair value of the services received was determined by management based on its estimate of the market value of comparable third-party advisory and consulting services that could have been obtained from unaffiliated service providers under similar circumstances. Management believes that the valuation methodology used reasonably reflects the fair value of the services received. The issuance of shares to these related parties was not contingent upon the completion, size, pricing, or success of any securities offering, including the Company’s Regulation A offering, nor was it contingent upon the consummation of any acquisition or other transaction.

Accounting Treatment

The shares issued in connection with these related-party transactions were recorded as equity issuances in the accompanying financial statements. No cash outflows resulted from these transactions, and the Company did not recognize any liabilities in connection with the issuance of these shares.

Balances and Ongoing Arrangements

As of March 31, 2025, there were no amounts due to or from Financial Agency LLC or Keystone Arc Capital LLC arising from these transactions, and the Company had no continuing service obligations to either party related to the share issuances described above. Except as disclosed herein, the Company did not engage in any other material related-party transactions during the period presented.

Management Assessment

Management believes that the related-party transactions described above were conducted in the ordinary course of business and that the terms of such transactions were reasonable and consistent with market practices for similar advisory arrangements.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction and Purpose of Pro Forma Financial Information

The following unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only to show the potential effects of the assumed acquisitions by Tejascore Techsystems Inc. (the “Company”) of equity interests in certain operating businesses, as if such transactions had occurred at earlier dates specified herein. The unaudited pro forma condensed combined financial information is based on management’s preliminary assumptions and is not intended to represent what the Company’s actual financial position or results of operations would have been had the assumed transactions been completed on the dates assumed, nor does it purport to project the Company’s future financial position or results of operations. The unaudited pro forma condensed combined financial information reflects hypothetical assumptions regarding the proposed acquisitions that have not been consummated as of the date of this Offering Circular. The assumed transactions are subject to significant uncertainties and contingencies, including, among other things, the execution of definitive agreements, the satisfaction of customary closing conditions, the receipt of regulatory and third-party approvals, and the availability of financing. There can be no assurance that any of the assumed acquisitions will be completed on the terms reflected herein or at all. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as applicable to Regulation A offerings, and includes adjustments that are directly attributable to the assumed transactions, factually supportable, and, with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments do not include any anticipated synergies, cost savings, revenue enhancements, or other non-recurring or forward-looking adjustments, nor do they reflect the costs of integrating the operations of the Company and the target companies. The unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s historical financial statements and related notes included elsewhere in this Offering Circular, as well as the historical financial statements of the target companies. The pro forma information is not indicative of the financial position or results of operations that may be achieved in the future.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheets are presented as if the assumed acquisitions had occurred as of December 31, 2025 and December 31, 2024, respectively. The unaudited pro forma condensed combined statements of operations are presented as if the assumed acquisitions had occurred at the beginning of the periods presented. The unaudited pro forma condensed combined financial information is derived from, and should be read in conjunction with, the Company’s historical financial statements and the historical financial statements of the target companies. The pro forma adjustments reflect management’s preliminary assumptions regarding the accounting for the assumed transactions and are based on currently available information. For purposes of the unaudited pro forma condensed combined financial information, the Company has assumed that it will obtain control of Alpha Maier Private Limited and will account for that acquisition using the acquisition method of accounting under ASC 805, Business Combinations, and will consolidate Alpha Maier in accordance with ASC 810, Consolidation. The Company has further assumed that it will not obtain control over Paragon GmbH & Co. KGaA or Marelli UM Electronic Systems Private Limited and, accordingly, will account for those investments under the equity method of accounting in accordance with ASC 323, Investments—Equity Method and Joint Ventures.

Description of the Assumed Transactions

For purposes of the unaudited pro forma condensed combined financial information, it is assumed that the Company completed the following transactions:

• acquisition of a 51% controlling equity interest in Alpha Maier Private Limited, resulting in consolidation and the recognition of a non-controlling interest for the remaining ownership interest; • acquisition of a 50% equity interest in Paragon GmbH & Co. KGaA, accounted for under the equity method of accounting; and • acquisition of a 39.5% equity interest in Marelli UM Electronic Systems Private Limited, accounted for under the equity method of accounting.

The assumed acquisitions are funded entirely through cash consideration financed by the net proceeds of the Regulation A offering. No equity is assumed to be issued to sellers, and no debt is assumed to be incurred or assumed in connection with the assumed transactions.

Assumed Sources and Uses of Consideration

Assumed Uses of Consideration (USD in millions)

Uses	Amount
Cash consideration – Paragon GmbH & Co. KGaA (50.0% equity interest)	40.99
Cash consideration – Marelli UM Electronic Systems Private Limited (39.5% equity interest)	25.84
Cash consideration – Alpha Maier Private Limited (51.0% equity interest)	7.50
Transaction, legal, accounting, and advisory fees	0.67

Total Assumed Uses	75.00

Assumed Sources of Consideration (USD in millions)

Sources	Amount
Net proceeds from Regulation A offering	75.00
Cash on hand	0.00
Debt financing	0.00
Seller financing or deferred consideration	0.00
Total Assumed Sources	75.00

The assumed sources and uses of consideration reflect management’s current estimates regarding the intended use of net proceeds from the Regulation A offering to fund the proposed acquisitions. The amounts presented are based on preliminary negotiations and indicative valuation assumptions and are subject to change based on final transaction terms, due diligence findings, regulatory approvals, and closing adjustments.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2025

(USD in thousands)

Particulars	Tejascore	Paragon	Marelli	Alpha Maier	Pro Forma Adjustments	Pro Forma Combined
Total Assets	110.9	1,157,727	29,922	8,603	(75,000)	1,121,363

Investment in equity method investees	—	—	—	—	66,830	66,830
Total Liabilities	—	1,224,406	26,967	2,720	—	1,254,093
Stockholders’ Equity attributable to Tejascore	110.9	—	—	—	(8,170)	(8,059)
Non-controlling interest	—	—	—	—	49,671	49,671
Total Equity	110.9	(66,679)	2,955	5,883	41,501	(57,841)
Total Liabilities & Equity	110.9	1,157,727	29,922	8,603	(75,000)	1,121,363

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2024

(USD in thousands)

Particulars	Tejascore	Paragon	Marelli	Alpha Maier	Pro Forma Adjustments	Pro Forma Combined
Total Assets	—	1,150,309	24,817	8,136	(75,000)	1,108,262
Investment in equity method investees	—	—	—	—	66,830	66,830

Total Liabilities	—	1,266,749	22,774	2,722	—	1,292,245
Stockholders’ Equity attributable to Tejascore	—	—	—	—	(41,813)	(41,813)
Non-controlling interest	—	—	—	—	49,671	49,671
Total Equity	—	(116,440)	2,043	5,414	7,858	(101,125)
Total Liabilities & Equity	—	1,150,309	24,817	8,136	(75,000)	1,108,262

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025

(USD in thousands)

Particulars	Alpha Maier (Consolidated)	Pro Forma Combined
Revenue	14,183	14,183
Cost of goods sold	(9,528)	(9,528)
Gross profit	4,655	4,655
Operating expenses	(3,968)	(3,968)
Operating income	687	687

Equity in earnings of equity method investees	—	4,069
Interest expense	—	—
Other income	—	—
Net income before tax	687	4,756

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2024

(USD in thousands)

Particulars	Alpha Maier (Consolidated)	Pro Forma Combined
Revenue	14,549	14,549
Gross profit	6,319	6,319
Operating expenses	(5,625)	(5,625)
Operating income	694	694
Equity in earnings (losses) of equity method investees	—	(6,280)
Net income (loss) before tax	694	(5,586)

Notes to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information reflects only those adjustments that are directly attributable to the assumed transactions, factually supportable, and expected to have a continuing impact. The pro forma information does not include any anticipated synergies, integration costs, restructuring activities, or other forward-looking adjustments. The pro forma adjustments are hypothetical and do not reflect the actual terms of any definitive transaction. The issuance of common stock in the Regulation A offering is reflected separately in the Company’s historical financial statements and is not reflected again as a pro forma adjustment in the accompanying unaudited pro forma condensed combined financial information.

PART III - EXHIBITS

Exhibit no.	Description
2.1	Articles of Incorporataion
2.2	Bylaws
6.1	Agreement
6.2	Agreement
11.1	Legal Opinion
11.2	Consent of Independent Auditors

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A. The issuer has duly caused this Offering Statement on Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami Florida, on January 13, 2026.

TEJASCORE TECHSYSTEMS INC.

By: /s/ Yogesh Choudhary

Name: Yogesh Choudhary
Title: Chief Executive Officer (Principal Executive Officer)
Date: January 13, 2026

The following persons in the capacities indicated have signed this Offering Statement on
Form 1-A:

By: /s/ Yogesh Choudhary
Name: Yogesh Choudhary
Title: Chief Executive Officer (Principal Executive Officer)
Date: January 13, 2026

By: /s/ Amita Dagar
Name: Amita Dagar
Title: Chief Financial Officer (Principal Financial and Accounting Officer)
Date: January 13, 2026